    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999



                                                      REGISTRATION NO. 333-68511

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 2


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         GLOBAL TELESYSTEMS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                           4813                          94-3068423
(State of other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)        Identification Number)

                              1751 PINNACLE DRIVE
                           NORTH TOWER -- 12TH FLOOR
                                MCLEAN, VA 22102
                                 (703) 918-4500
    (Address, including zip code and telephone number including area code of
                    Registrant's principal executive office)

                             GRIER C. RACLIN, ESQ.
                              1751 PINNACLE DRIVE
                           NORTH TOWER -- 12TH FLOOR
                                MCLEAN, VA 22102
                                 (703) 918-4573
 (Name, address, including zip code and telephone number including area code of agent for service)
                            ------------------------

                                   Copies to:

             ALFRED J. ROSS, JR., ESQ.                                WILLIAM R. DOUGHERTY, ESQ.
                SHEARMAN & STERLING                                   SIMPSON THACHER & BARTLETT
               599 LEXINGTON AVENUE                                         99 BISHOPSGATE
              NEW YORK, NY 10022-6069                                       LONDON EC2M 3YH
                  (212) 848-7056                                            44 171 422-4010

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the conditions to consummation of the Offer described herein have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED               PROPOSED
                                                 AMOUNT              MAXIMUM               MAXIMUM             AMOUNT OF
          TITLE OF EACH CLASS OF                  TO BE          OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
       SECURITIES TO BE REGISTERED            REGISTERED(1)       PER SHARE(2)             PRICE(2)              FEE(3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share....     15,973,158            $31.04              $495,796,037           $137,832
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------



(1) Assumes that all ordinary shares of one pence each (the "Esprit Telecom Ordinary Shares") of Esprit Telecom Group plc ("Esprit Telecom") are exchanged for shares of Common Stock (the "GTS Common Stock") of Global TeleSystems Group, Inc. ("GTS") and that all ADSs of Esprit Telecom (as defined herein (the "Esprit Telecom ADSs")) are exchanged for shares of GTS Common Stock, each pursuant to the terms of the Offer described herein. This Registration Statement relates to an Offer (the "Offer") by GTS of 15,973,158 shares of GTS Common Stock for Esprit Telecom Ordinary Shares and outstanding Esprit Telecom ADSs evidenced by American Depositary Receipts. Each Esprit Telecom ADS represents seven Esprit Telecom Ordinary Shares. The number of shares of GTS Common Stock to be registered hereby was determined by multiplying (i) 17,947,368 Esprit Telecom ADSs by (ii) the exchange ratio for the Offer (i.e., 0.89 shares of GTS Common Stock per Esprit Telecom
    ADS). Rights to purchase Series A Preferred Stock of GTS, which are also being registered hereunder, were issued in a number equal to the shares of GTS Common Stock being registered hereby for no additional consideration and therefore, no registration fee for such rights is required. Prior to the occurrence of certain events, such rights will not be exercisable or endorsed separately from GTS Common Stock. When exercisable, each such right shall entitle the owner to purchase from GTS one one-thousandth of a share of Series A Preferred Stock.



(2) Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, based on the value of the estimated maximum number of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs to be acquired by GTS in the Offer. The Esprit Telecom ADSs are traded on the NASDAQ National Market and on EASDAQ. The proposed maximum aggregate offering price was determined as follows: (i) the market value per share of the Esprit Telecom Ordinary Shares (determined as one-seventh of the market value per Esprit Telecom ADS) multiplied by the maximum number of Esprit Telecom Ordinary Shares which may be exchanged in the Offer described herein for shares of GTS Common Stock, plus (ii) the market value per Esprit Telecom ADS, multiplied by the number of Esprit Telecom ADSs which may be exchanged in the Offer described herein for shares of GTS Common Stock. Pursuant to Rule 457(c), the market value per Esprit Telecom ADS is based on the average of the bid and asked price on the NASDAQ National Market on December 3, 1998.



(3) Previously paid on December 8, 1998 in connection with the filing of the original Form S-4.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     The form of Offering Circular/Proxy Statement/Prospectus filed as part of this Registration Statement contains two sets of cover pages. The first set of cover pages, with page numbers preceded by the letter "A," relates to the terms of an offer by Global TeleSystems Group, Inc. ("GTS") to exchange shares of Common Stock, par value $0.10 per share ("GTS Stock"), for (i) all outstanding ordinary shares of Esprit Telecom Group plc ("Esprit Telecom"), par value one pence per share ("Esprit Telecom Ordinary Shares"), and (ii) all outstanding American Depositary Shares of Esprit Telecom ("Esprit Telecom ADSs"), each of which represents seven Esprit Telecom Ordinary Shares.

     The second set, with the page numbers preceded by the letter "B," relates to the terms of a proxy statement by GTS to its stockholders to approve resolutions authorizing the issuance of shares of GTS Stock in conjunction with the offer to acquire all outstanding Esprit Telecom Ordinary Shares and Esprit Telecom ADSs. The Offering Circular/Proxy Statement/Prospectus distributed to holders of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs will contain the first set of cover pages. The Offering Circular/Proxy Statement/Prospectus distributed to holders of GTS Stock will contain the second set of cover pages.

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1999


THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended to seek financial advice immediately from an appropriately authorized independent financial advisor or, if you are in the United Kingdom, an independent financial advisor authorized under the UK Financial Services Act 1986.

OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS

[BEAR STEARNS INTERNATIONAL                            [BEAR, STEARNS & CO. INC.


LIMITED LETTERHEAD]                                                  LETTERHEAD]


[DATE]

To holders of Esprit Telecom Group plc ordinary shares and ADSs and, for information only, to participants in the Esprit Telecom Share Option Schemes:


    Bear, Stearns International Limited and Bear, Stearns & Co. Inc. hereby offer, on behalf of Global TeleSystems Group, Inc., to acquire all the ordinary shares of 1 pence each (including those represented by ADSs) of Esprit Telecom Group plc in exchange for new shares of common stock of GTS on the following basis:


       - for each Esprit Telecom ordinary share, 0.1271 of a share of GTS common stock; and

       - for each Esprit Telecom ADS, 0.89 of a share of GTS common stock.


    Based on the Nasdaq closing price of $[             ] per share of GTS
common stock on January 29, 1999 (the latest practicable date prior to the publication of this document) the offer values each Esprit Telecom ordinary
share at $[             ] (L[             ]), each Esprit Telecom ADS at
$[             ] (L[             ]) and the entire issued share capital of
Esprit Telecom, on a fully diluted basis, at approximately $[             ]
(L[             ]) (based on an exchange rate of L[      ] to $[      ]). This
represents a premium of approximately [    ]% over the middle market price of an
Esprit Telecom ADS on Nasdaq at the close of business on December 7, 1998, the last business day prior to the announcement of the offer.


    The terms and conditions of the offer are contained in this Offering Circular/Proxy Statement/Prospectus.


    TO ACCEPT THE OFFER, THE FORM OF ACCEPTANCE (FOR ESPRIT TELECOM ORDINARY SHARES) OR THE LETTER OF TRANSMITTAL (FOR ESPRIT TELECOM ADSS) MUST BE COMPLETED AND RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY NO LATER THAN [3:00] P.M. (LONDON TIME), [10:00] A.M. (NEW YORK CITY TIME), ON MARCH 3, 1999. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER IS SET OUT ON PAGES
[    ] TO [    ] OF THIS DOCUMENT AND IN THE ACCOMPANYING FORM OF ACCEPTANCE AND
LETTER OF TRANSMITTAL.



    Upon the offer being declared unconditional in all respects, the offer will be extended for a subsequent offer period of at least 14 calendar days. Holders of Esprit Telecom ordinary shares and Esprit Telecom ADSs, as the case may be, will have withdrawal rights prior to the offer being declared unconditional in all respects but, except in limited circumstances not during the extended offer period.



     FOR FURTHER INFORMATION REGARDING THE OFFER, PLEASE CAREFULLY READ THIS DOCUMENT AND, SPECIFICALLY, THE "RISK FACTORS" BEGINNING ON PAGE 16. If you have more questions about the offer or would like additional copies of this Offering Circular/Proxy Statement/Prospectus, you should contact: [Name; Address];
telephone: [          ].


Yours sincerely,

Richard Strang
Senior Managing Director


                                            [BEAR, STEARNS & CO. INC. SIGNATORY]


                                                                         [TITLE]


NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SHARES OF GTS COMMON STOCK TO BE ISSUED UNDER THIS OFFERING CIRCULAR/PROXY
STATEMENT/PROSPECTUS OR DETERMINED IF THIS OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Offering Circular/Proxy Statement/Prospectus is dated [Date] and is first being mailed to stockholders on or about February 1, 1999.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED all of your Esprit Telecom ordinary shares or Esprit Telecom ADSs, please send this document, the accompanying Form of Acceptance or Letter of Transmittal and Notice of Guaranteed Delivery as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Canada, Japan or Australia.


The offer is not being made, directly or indirectly, in or into, nor is the offer capable of acceptance from, Canada, Australia or Japan. Accordingly, neither this document nor the Form of Acceptance or Letter of Transmittal are to be mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

Application will be made for the new GTS common stock to be quoted on Nasdaq and EASDAQ, under the symbol "GTSG". It is expected that the listings will become effective and that dealings, for normal settlement, will commence on Nasdaq and EASDAQ in the new GTS common stock on the first trading day following the day on which the offer becomes or is declared unconditional in all respects (except only, for the quotation of such shares on Nasdaq and EASDAQ becoming effective).


Bear, Stearns International Limited, which is regulated in the United Kingdom by The Securities and Futures Authority Limited in the conduct of its investment business in the United Kingdom, and Bear, Stearns & Co. Inc. are acting exclusively for GTS and no one else in connection with the offer and will not be responsible under the regulations of The Securities and Futures Authority Limited to anyone other than GTS for providing the protections afforded to customers of either Bear Stearns entity nor for giving advice in relation to the offer. The provisions of this paragraph are not intended to disclaim any liability of either Bear Stearns entity under U.S. securities laws.



Lehman Brothers International (Europe), which is regulated in the United Kingdom by The Securities and Futures Authority Limited in the conduct of its investment business in the United Kingdom, is acting exclusively for Esprit Telecom and no one else in connection with the offer and will not be responsible under the regulations of The Securities and Futures Authority Limited to anyone other than Esprit Telecom for providing the protections afforded to customers of Lehman Brothers International (Europe) nor for giving advice in relation to the offer. The provisions of this paragraph are not intended to disclaim any liability of Lehman Brothers International (Europe) under U.S. securities laws.



WARNING TO ALL ESPRIT TELECOM SECURITYHOLDERS IN RELATION TO THE BELGIAN LAW ASPECTS OF THIS OFFER: NUMEROUS ASPECTS OF THIS OFFER ARE BEING CARRIED OUT PURSUANT TO APPLICABLE US AND UK RULES AND PROCEDURES. THE ATTENTION OF ALL ESPRIT TELECOM SECURITYHOLDERS IN BELGIUM WISHING TO RESPOND TO THIS OFFER SHOULD BE DRAWN TO THE FACT THAT THE US AND UK RULES AND PROCEDURES DIFFER IN VARIOUS WAYS FROM THE PROCEDURES AND RULES PROVIDED FOR IN THE BELGIAN ROYAL DECREE OF NOVEMBER 5, 1989 ON PUBLIC TAKEOVER BIDS AND CHANGES IN CONTROL OF COMPANIES.

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT ARE THE BENEFITS OF THE TRANSACTION?

A: GTS believes that the businesses of GTS and Esprit Telecom are complementary and that benefits will result from combining them. GTS expects the combination will assist the companies in realizing their mutual goals of becoming the pre-eminent providers of carrier's carrier and business communications services throughout Europe.

Q:   WHAT DO I NEED TO DO NOW?


A: After you read and consider carefully the information included in this mailing, please fill out and sign the enclosed form of acceptance (for Esprit Telecom ordinary shares) or letter of transmittal or notice of guaranteed delivery (for Esprit Telecom ADSs) and return the relevant documentation to the appropriate address shown on page [ ].


Q:   HOW SOON AFTER RECEIVING MY NEW GTS STOCK MAY I SELL SUCH STOCK?

A: All new GTS stock received by Esprit Telecom securityholders will be freely transferable immediately. However, Esprit Telecom securityholders who may be deemed to be affiliates of Esprit Telecom prior to the offer may be subject to restrictions under US securities laws and such persons may be permitted to resell new GTS stock only in transactions permitted by the resale provisions of Rule 145 or another available exemption under the Securities Act.

Q:   CAN I WITHDRAW ANY SHARES OR ADSS THAT I HAVE TENDERED?

A: You will have the right to withdraw any tendered ordinary shares or ADSs at any time prior to the time the offer becomes or is declared unconditional in all respects and in certain other limited circumstances. To review the detailed provisions in respect of your rights of withdrawal, see pages
     [     ].

Q:   WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?


A: GTS is working towards completing the transaction as soon as possible. For the transaction to occur, it must be approved by the stockholders of GTS and the other conditions to the offer must be satisfied. If the stockholders of GTS approve the transaction GTS expects to complete the transaction promptly after the GTS special meeting, which will be held on March 2, 1999.


Q:   WHAT ARE THE TAX CONSIDERATIONS OF THE TRANSACTION?


A: The transaction generally will be tax-free to Esprit Telecom securityholders for US Federal income tax purposes. The holders of less than 5% of Esprit Telecom securities will be entitled to receive "roll-over" treatment for UK tax purposes. The holders of 5% or more of Esprit Telecom securities also will be entitled to receive "roll-over" treatment if Esprit Telecom obtains the necessary clearance from the UK Inland Revenue.


                    WHO CAN HELP ANSWER MY OTHER QUESTIONS?

    If you have more questions about the transaction, you should contact the information agent:

                                      LOGO

                               Wall Street Plaza

                            New York, New York 10005


               Bankers and Brokers call: (212) 440-9800 (collect)


                  All others call: (800) 223-2064 (toll-free)



                  For holders outside the United States call:


                          (44) 171 335 8600 (collect)

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1999


OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS

                  [GLOBAL TELESYSTEMS GROUP, INC. LETTERHEAD]

[DATE]

To Global TeleSystems Group, Inc. stockholders:

     I am pleased to inform you that the Boards of Global TeleSystems Group, Inc. and Esprit Telecom Group plc have agreed to an offer whereby GTS will acquire all Esprit Telecom ordinary shares (including those represented by Esprit Telecom ADSs) in exchange for new shares of common stock of GTS. The Boards of both companies have unanimously recommended the transaction to their stockholders. Under the offer, Esprit Telecom securityholders will receive
0.1271 of a share of new GTS stock for each Esprit Telecom ordinary share and
0.89 of a share of new GTS stock for each Esprit Telecom ADS.

     GTS believes that the businesses of GTS and Esprit Telecom are complementary and that benefits will result from combining them. GTS expects that combination will assist the companies in their mutual goals of becoming the pre-eminent providers of carrier's carrier and communications services throughout Europe.

     The terms and conditions of the offer are contained in this Offering Circular/Proxy Statement/ Prospectus.

     The transaction is subject to approval by GTS stockholders of resolutions authorizing the issuance of shares in the offer, the acceptance of the offer by the holders of 90% of the Esprit Telecom ordinary shares (including those represented by Esprit Telecom ADSs) outstanding (or at GTS' discretion acceptance by holders of any percentage not less than 50%) and certain other customary conditions.


     The initial offer period for the offer will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time), on March 3, 1999, unless extended. Upon expiration of the initial offer period, if all of the conditions to the offer have been satisfied or, where permitted, waived, the offer will be extended for a subsequent offer period of at least 14 calendar days. Holders of Esprit Telecom ordinary shares and Esprit Telecom ADSs, as the case may be, will have withdrawal rights prior to the satisfaction or waiver of all the conditions to the offer, but not during the extended offer period.


     I URGE YOU TO VOTE IN FAVOR OF THE RESOLUTIONS TO BE PROPOSED IN CONNECTION WITH THE OFFER. Even if you plan to attend the special meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope.

     FOR FURTHER INFORMATION REGARDING THE OFFER, PLEASE CAREFULLY READ THIS DOCUMENT AND, SPECIFICALLY, "RISK FACTORS" BEGINNING ON PAGE 16. If you have more questions about the offer or would like additional copies of the accompanying Offering Circular/Proxy Statement/Prospectus, you should contact:
[Name; Address]; telephone: [          ].

Sincerely,

[Name]
[Title]

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SHARES OF GTS COMMON STOCK TO BE ISSUED UNDER THIS OFFERING CIRCULAR/PROXY
STATEMENT/PROSPECTUS OR DETERMINED IF THIS OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Offering Circular/Proxy Statement/Prospectus is dated [Date] and is first being mailed to stockholders on or about February 1, 1999.

                  [GLOBAL TELESYSTEMS GROUP, INC. LETTERHEAD]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 2, 1999


To the Stockholders of
Global TeleSystems Group, Inc.:


     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Global TeleSystems Group, Inc., a Delaware corporation, will be held on Tuesday, March 2, 1999, at the offices of [location] commencing at [time], local time, for the following purposes:


     1. To consider and vote upon a proposal to issue new common stock to acquire all the issued Esprit Telecom Group plc ordinary shares and ADSs.

     2. To transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.


     Stockholders of record at the close of business on January 29, 1999 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. A complete list of stockholders entitled to vote at the special meeting will be available for inspection by any stockholder for any purpose germane to the special meeting for ten days prior to the special meeting during ordinary business hours at the headquarters of GTS located at 1751 Pinnacle Drive, North Tower -- 12th Floor, McLean, VA 22102.


     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

                                            By Order of the Board of Directors,

                                            GRIER C. RACLIN
                                            Corporate Secretary

McLean, Virginia
[Date]

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q:   WHAT ARE THE BENEFITS OF THE TRANSACTION?

A: GTS believes that the businesses of GTS and Esprit Telecom are complementary and that benefits will result from combining them. GTS expects the combination will assist the companies in realizing their mutual goals of becoming the pre-eminent providers of carrier's carrier and communications services throughout Europe.

Q:   WHAT DO I NEED TO DO NOW?

A: After you read and consider carefully the information included in this mailing, please fill out and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the GTS special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you abstain or do not instruct your broker how to vote, this will have the same effect as a vote against the proposal.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the GTS special meeting. You can do this in one of three ways.

      First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to the company and at the address shown below. Third, you can attend the GTS special meeting and vote in person. Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:   WHEN DO YOU EXPECT THE TRANSACTION TO BE COMPLETED?


A: GTS is working towards completing the transaction as soon as possible. For the transaction to occur, it must be approved by the stockholders of GTS and the other conditions to the offer must be satisfied. If the stockholders of GTS approve the transaction we expect to complete the transaction promptly after the GTS special meeting, which will be held on March 2, 1999.


Q:  WHAT ARE THE TAX CONSIDERATIONS OF THE TRANSACTION?

A: Because you are not receiving or exchanging any securities, the transaction should have no effect to you for US federal income tax purposes. To review the tax considerations of the transaction in greater detail, see pages
     [     ].

                    WHO CAN HELP ANSWER MY OTHER QUESTIONS?

    If you have more questions about the transaction, you should contact the solicitation agent:

                                      LOGO

                               Wall Street Plaza

                            New York, New York 10005


               Bankers and Brokers call: (212) 440-9800 (collect)


                  All others call: (800) 223-2064 (toll-free)



                  For holders outside the United states call:


                          (44) 171 335 8600 (collect)

                               TABLE OF CONTENTS


SUMMARY..........................................      1
SUMMARY SELECTED FINANCIAL DATA..................      8
  Selected Historical Financial Information of
    GTS..........................................      8
  Supplemental Information -- Summary Historical
    Financial Information of GTS -- Combined
    Equity Investments...........................      9
  Selected Historical Financial Information of
    Esprit Telecom...............................     10
  Summary Unaudited Pro Forma Combined Financial
    Information..................................     11
  Comparative Per Share Information..............     12
  Comparative Market Price and Dividend
    Information..................................     13
CERTAIN UK AND US REGULATORY INFORMATION.........     15
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS.....................................     16
RISK FACTORS.....................................     17
  Risks Relating to the Offer and Combined
    Operations of the Companies..................     17
  Risks Relating to the Combined Business and the
    Industry.....................................     18
  Risks Specific to GTS..........................     19
  Risks Specific to Esprit Telecom...............     39
BACKGROUND OF AND REASONS FOR THE OFFER..........     53
  Background of the Offer........................     53
  The Esprit Telecom Board's Reasons for
    Recommending the Offer; Recommendation of
    Esprit Telecom Board.........................     55
  Opinion of Lehman Brothers.....................     56
  The GTS Board's Reasons for the Offer;
    Recommendation of the GTS Board..............     61
  Opinion of Bear Stearns........................     62
  Purpose of the Offer; Plans for Esprit
    Telecom......................................     66
  Possible Effects of the Offer on the Market for
    Esprit Telecom ADSs..........................     67
  Change of Control Consent Solicitation.........     67
THE OFFER........................................     67
  General........................................     67
  Conditions to the Offer........................     68
  Terms of the Offer.............................     69
  Interests of Certain Persons in the Offer......     70
  Procedures for Accepting the Offer.............     71
  Dividends and Distributions....................     78
  Compulsory Acquisition; Appraisal Rights.......     78
  Fees and Expenses of the Offer.................     78
  Certain Regulatory Approvals and Legal
    Matters......................................     79
  Accounting Treatment...........................     80
  Federal Securities Laws........................     80
  New GTS Stock..................................     80
  Certain Information Concerning GTS.............     80
THE GTS SPECIAL MEETING OF STOCKHOLDERS..........     81
  General; Date, Time and Place..................     81
  Purpose of the Special Meeting.................     81
  Recommendation of the GTS Board................     81
  Stockholders Entitled to Vote; Vote Required...     81
  Proxies........................................     82
THE OFFER AGREEMENT..............................     83
AGREEMENTS WITH CERTAIN SECURITYHOLDERS AND
  DIRECTORS......................................     84
TAX CONSEQUENCES OF THE OFFER AND COMPULSORY
  ACQUISITION....................................     87
  United States Federal Income Tax
    Consequences.................................     87
  United Kingdom Tax Consequences................     90
UNAUDITED PROFORMA COMBINED FINANCIAL
  STATEMENTS.....................................     92
EXCHANGE RATES...................................    100
DESCRIPTION OF CERTAIN GTS INDEBTEDNESS..........    100
DESCRIPTION OF GTS CAPITAL STOCK.................    103
COMPARATIVE RIGHTS OF SHAREHOLDERS FROM THE
  TRANSACTION....................................    108
LEGAL MATTERS....................................    114
EXPERTS..........................................    115
CERTAIN INFORMATION CONCERNING GTS...............    116
  Description of GTS.............................    116
  Selected Historical Consolidated Financial Data
    of GTS.......................................    166
  Supplemental Information -- Selected Historical
    Financial Data of GTS -- Combined Equity
    Investments..................................    167
  GTS Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations...................................    169
  Directors and Executive Officers of GTS........    187
  Executive Compensation and Other Information...    194
  Principal GTS Stockholders.....................    197
CERTAIN INFORMATION CONCERNING ESPRIT TELECOM....    200
  Description of Esprit Telecom..................    200
  Selected Historical Financial Data of Esprit
   Telecom.......................................    201
WHERE YOU CAN FIND MORE INFORMATION..............    203
ADDITIONAL INFORMATION REQUIRED UNDER UK LAW.....    205
SUPPLEMENTAL INFORMATION REQUIRED BY BELGIAN
  REGULATIONS....................................    219
DEFINITIONS......................................    224
FINANCIAL INFORMATION CONCERNING GTS.............    F-1
FINANCIAL INFORMATION CONCERNING ESPRIT
  TELECOM........................................   F-54
ANNEXES..........................................    A-1
Annex A -- Conditions to the Offer
Annex B -- The Offer Agreement
Annex C -- Opinion of Bear Stearns
Annex D -- Opinion of Lehman Brothers
Annex E -- Irrevocable Undertaking by Walter Anderson
Annex F -- Irrevocable Undertaking by Apax Funds
  Nominees Limited
Annex G -- Irrevocable Undertaking by Gold & Appel
  Transfer S.A.
Annex H -- Irrevocable Undertaking by Warburg, Pincus
  Ventures, L.P.
Annex I -- Irrevocable Undertaking by Sir Robin Biggam
Annex J -- Irrevocable Undertaking by John McMonigall
Annex K -- Irrevocable Undertaking by Roy Merritt
Annex L -- Irrevocable Undertaking by David Oertle
Annex M -- Irrevocable Undertaking by Michael Potter
Annex N -- Irrevocable Undertaking by Dominic Shorthouse
Annex O -- Certain Provisions of the Companies Act 1985
  of the United Kingdom


                                       (i)

                                    SUMMARY

     This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the offer fully and for a more complete description of the legal terms of the offer, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page [ ]). We encourage you to read this entire document and the documents incorporated by reference in this document. For the definitions of capitalized terms used in this Offering Circular/Proxy Statement/Prospectus, please see "Definitions" (page [ ]).

THE COMPANIES (PAGES [  ] THROUGH [  ])

  GLOBAL TELESYSTEMS GROUP, INC.
  1751 Pinnacle Drive
  North Tower -- 12th Floor
  McLean, Virginia 22102
  U.S.A.


     GTS is a provider of a broad range of telecommunications services to businesses, other telecommunication service providers and consumers in Western Europe, the Commonwealth of Independent States and Central Europe. GTS recently began a restructuring of its operations into five primary lines of business: GTS Carrier Services, which through Hermes Europe Railtel B.V. ("HER") provides cross-border transport in Europe to other telecommunications companies; GTS Access Services, which provides facilities-based access services to businesses throughout Europe; GTS Business Services -- Western Europe, which offers voice, data, Internet and other telecommunications services to businesses; GTS Business Services -- CIS, where GTS is an alternative provider of high quality telecommunications services in Moscow, Kiev, St. Petersburg and other cities in Russia and the CIS through its Sovintel, TCM, Sovam and TeleRoss ventures; and GTS Mobile Services -- CIS, which operates cellular businesses in Russia and the Ukraine. To date, most of GTS' revenues have been derived from its operations in Russia and other CIS countries. See "Risk Factors -- Risks Specific to
GTS -- Risks Relating to Operations in Russia and the CIS" (page [ ]). Headquartered in the metropolitan Washington DC area, GTS' affiliates have offices in London, Brussels, Moscow, Budapest, Kiev, Prague and Paris.


  ESPRIT TELECOM GROUP PLC
  Minerva House
  Valpy Street
  Reading RG1 1AR
  United Kingdom


     Esprit Telecom is a rapidly growing European telecommunications company, providing high quality, competitively priced, international and national long distance telecommunications services to retail customers and other telecommunication service providers. Esprit Telecom has 31 switches or points of presence in eight countries in Europe, as well as Washington, D.C. and New York through arrangements with US carriers. Esprit Telecom has initiated a program to own and control the key elements of the Esprit Network infrastructure including building five resilient SDH broadband fiber rings in Europe.


THE ESPRIT TELECOM'S BOARD REASONS FOR RECOMMENDING THE OFFER; RECOMMENDATION OF THE ESPRIT TELECOM BOARD (PAGES [ ] THROUGH [ ])

     The Esprit Telecom board of directors, which has been advised by Lehman Brothers, has determined that the terms of the offer are fair and reasonable to, and in the best interests of, Esprit Telecom and the holders of Esprit Telecom ordinary shares and ADSs. In making this determination, the Esprit Telecom board of directors considered a number of factors, including, without limitation, the following:


     - that the respective businesses of each company are complementary and a range of economic, strategic and operational benefits could arise from combining them;


     - that the offer should enable all holders of Esprit Telecom ordinary shares and ADSs to realize a substantial premium over the average price at which the Esprit Telecom ADSs were trading during the past year prior to the announcement of the offer and an opportunity to retain an equity interest in the combined business; and

     - the written opinion of Lehman Brothers that, from a financial point of view the exchange ratio was fair to holders of Esprit Telecom ordinary shares and ADSs.

     THE BOARD OF DIRECTORS OF ESPRIT TELECOM UNANIMOUSLY RECOMMENDS THAT HOLDERS OF ESPRIT TELECOM ORDINARY SHARES AND ESPRIT TELECOM ADSS ACCEPT THE OFFER.


THE GTS BOARD'S REASONS FOR THE OFFER; RECOMMENDATION OF THE GTS BOARD (PAGES [ ] THROUGH [ ])


     The GTS board of directors has determined that the terms of the offer are fair to, and in the best interests of, GTS and its stockholders. In making this determination, the GTS board of directors considered a number of factors, including the following:

     - its belief that the businesses of GTS and Esprit Telecom are complementary and that a range of economic, strategic and operational benefits will result from combining them;

     - its view that the combination with Esprit Telecom should strengthen the combined business position as the most developed pan-European carrier's carrier;

     - the fact that key members of Esprit Telecom will remain through a transition period or longer;

     - the reputation of Esprit Telecom in the markets where it operates; and

     - the written opinion of Bear Stearns that the exchange ratio is fair, from a financial point of view, to the holders of GTS common stock.

     THE BOARD OF DIRECTORS OF GTS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF GTS VOTE IN FAVOR OF THE RESOLUTIONS TO BE PROPOSED AT THE SPECIAL MEETING OF GTS TO ISSUE GTS COMMON STOCK TO ACQUIRE ALL ISSUED ESPRIT TELECOM ORDINARY SHARES AND ESPRIT TELECOM ADSS.

                                   THE OFFER

     WHAT HOLDERS OF ESPRIT TELECOM ORDINARY SHARES AND ESPRIT TELECOM ADSS WILL RECEIVE IN THE OFFER (PAGE [ ])

     Under the offer, holders of Esprit Telecom ordinary shares and ADSs will receive:

     - 0.1271 of a new share of common stock in GTS for every Esprit Telecom ordinary share; and


     - 0.89 of a new share of common stock in GTS for every Esprit Telecom ADS (one Esprit Telecom ADS equals seven Esprit Telecom ordinary shares).



     The exchange ratio was determined as a result of arm's-length negotiations between Esprit Telecom and GTS. See the section entitled "Background of and Reasons for the Offer" in this document for a discussion of the matters considered by, and the negotiations between, the parties.



     As of December 7, 1998, the last trading day before the announcement of the offer, the offer represented a premium of approximately 22.8% over the middle market price of an Esprit Telecom ADS on Nasdaq at the close of business on such date. As of January 29, 1999, the last trading day before the mailing of this
document, the offer represented a premium of approximately [               ]%
over the middle market price of an Esprit Telecom ADS on Nasdaq at the close of business on December 7, 1998.



     As of January 29, 1999, the offer values the entire issued share capital of
Esprit Telecom, on a fully diluted basis, at approximately $[     ] million
(L[     ] million).



     Fractional shares of new GTS common stock will not be issued to holders of Esprit Telecom ordinary shares and ADSs but will be aggregated and sold in the market. The proceeds of such sale will be paid to holders of Esprit Telecom ordinary shares and ADSs, except if any person is entitled to cash in an amount less than $2, such amount will not be paid but will be retained by GTS.


     Esprit Telecom option holders will have the opportunity to roll over their Esprit Telecom options into GTS stock options substantially on the same terms as the existing Esprit Telecom options and on the same exchange ratio as the offer.


     GTS stockholders will not receive or exchange any securities pursuant to the offer.



     TERMS AND CONDITIONS TO THE OFFER (PAGES [  ] THROUGH [  ])


     GTS' obligation to complete the offer is subject to the satisfaction or waiver of several other conditions. These conditions include:


     - the receipt by GTS of valid acceptances representing not less than 90% (or such lesser percentage above 50% as GTS may decide prior to the offer being declared unconditional) of Esprit Telecom ordinary shares (including those represented by ADSs). If GTS agrees that it will accept a lesser percentage of Esprit Telecom securities as a condition to the offer, GTS will announce that it has reserved its right to do so at least five US business days in advance of the offer being declared unconditional. Holders of Esprit Telecom ordinary shares and ADSs should be prepared to withdraw their acceptances promptly following such announcement if they are unwilling to accept such lesser percentage;


     - the approval by GTS' stockholders of resolutions authorizing the issuance of GTS shares in the offer; and

     - certain conditions relating to Esprit Telecom, including that there has been no material adverse change in the business, assets or prospects of Esprit Telecom.


     The offer will be open for acceptance for an initial offer period, during which time, all conditions to the offer must have been satisfied or waived. Upon the satisfaction or waiver of the conditions, the offer will be declared unconditional and the initial offer period will expire. The offer will then be extended for a subsequent offer period of at least 14 calendar days, as required by the rules of the City Code, during which time holders of Esprit Telecom ordinary shares and ADSs who have not tendered such securities may do so.



     To review the entire set of terms and conditions relating to the offer, see Annex A.



RIGHTS OF WITHDRAWAL (PAGES [  ] THROUGH [  ])



     Holders of Esprit Telecom securities will be able to withdraw their acceptances at any time prior to the expiration of the initial offer period, but not during the subsequent offer period, except in certain limited circumstances. In order to withdraw their acceptances, holders of Esprit Telecom securities must submit a written notice of withdrawal to the receiving agent, for ordinary shares, and to the US depositary for ADSs.



PROCEDURES FOR ACCEPTING THE OFFER (PAGES [  ] THROUGH [  ])



     In order to tender their shares, holders of Esprit Telecom ordinary shares must complete the Form of Acceptance and return the completed form to the Receiving Agents, together with the relevant share certificate(s) or other documents of title. Holders of Esprit Telecom ordinary shares in Belgium may direct questions concerning the procedures for accepting the offer to the
Belgian Receiving Agent, [                ] at [                    ]. All other
holders of Esprit Telecom ordinary shares may direct questions to the UK
Receiving Agent, IRG plc, at [                    ].



     Holders of Esprit Telecom ADSs may accept the offer by doing one of the following:



     - completing the Letter of Transmittal, together with any required signature guarantees, and sending the completed forms, together with the Esprit Telecom ADRs evidencing the Esprit Telecom ADSs, to the US Depositary; or



     - tendering the ADRs through a financial institution which is an eligible institution, by completing a Notice of Guaranteed Delivery and sending the completed form to the US Depositary, and then sending the Esprit Telecom ADRs evidencing the Esprit Telecom ADSs, together with a completed Letter of Transmittal, to the US Depositary, to arrive within three Nasdaq trading days of delivery of the Notice of Guaranteed Delivery.



     Holders of Esprit Telecom ADSs may direct all questions concerning the procedures for accepting the offer to the US Depositary at
[                    ].



     Holders of Esprit Telecom ordinary shares and ADSs may direct all other questions concerning the offer to Georgeson & Company, the information agent for the offer, at (800) 223-2064 (toll-free), in the US, and (44) 171 335 8600
(collect), outside of the US.



     Holders of Esprit Telecom ordinary shares and ADSs do not need to take any action in order to reject the offer.

COMPULSORY ACQUISITION (PAGES [  ] THROUGH [  ])


     If, before June 1, 1999, GTS acquires Esprit Telecom shares and Esprit Telecom ADSs representing in the aggregate at least 90% of the issued share capital of Esprit Telecom, GTS intends to compel the exchange (and a holder of any remaining Esprit Telecom shares or Esprit Telecom ADSs may compel the exchange) of the remainder of the issued share capital of Esprit Telecom on the same terms as the offer, in accordance with UK law.


IMPACT OF THE OFFER ON THE ESPRIT ADS MARKET

     The Esprit Telecom ADSs are presently listed and traded on Nasdaq and EASDAQ. Upon completion of the offer and compulsory acquisition, GTS intends, if it has not already occurred, to seek the delisting of Esprit Telecom ADSs from Nasdaq and EASDAQ and their deregistration under the Exchange Act. The Esprit Telecom ordinary shares are not listed on any exchange.

GTS PLANS FOR ESPRIT TELECOM (PAGE [  ])

     After acquiring all of the outstanding ordinary shares and ADSs of Esprit Telecom, GTS plans to integrate Esprit Telecom into GTS' overall business and corporate structure. As part of its integration strategy, GTS may engage in certain transactions, including contributing assets, such as the recently acquired NetSource Europe ASA, purchasing assets from Esprit Telecom and effecting an exchange offer with respect to Esprit Telecom's outstanding bonds.

PURPOSE OF THE GTS SPECIAL MEETING (PAGE [  ])

     The purpose of the special meeting is to consider and vote upon:

     - a proposal to issue new common stock to acquire all issued Esprit Telecom ordinary shares and Esprit Telecom ADSs not already owned by GTS; and

     - such other business as may properly be brought before the special meeting.

DATE, TIME AND PLACE OF THE GTS SPECIAL MEETING (PAGE [  ])


     The special meeting will be held on Tuesday, March 2, 1999, at [Location], commencing at [time], local time.


STOCKHOLDERS ENTITLED TO VOTE AT THE GTS SPECIAL MEETING; VOTES REQUIRED (PAGE [ ])


     The close of business on January 29, 1999 is the record date for the special meeting. Only GTS stockholders on the record date are entitled to notice
of and to vote at the special meeting. On the record date, there were [     ]
shares of GTS common stock outstanding. Each share of GTS common stock will be entitled to one vote on each matter to be acted upon at the special meeting.


     A vote by holders of a majority of the shares of GTS common stock outstanding on the record date is required to adopt the proposal at the special meeting to issue new common stock in the offer. If a GTS stockholder abstains or does not instruct his or her broker how to vote, this will have the same effect as a vote against the proposal.


     GTS stockholders may direct all questions concerning the special meeting or the offer to Georgeson & Company, GTS' solicitation agent, at (800) 223-2064 (toll-free), in the US, and (44) 171 335 8600 (collect), outside of the US.


INTERESTS OF CERTAIN PERSONS/STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS OF ESPRIT TELECOM (PAGES [ ] THROUGH [ ])

     If you are a holder of Esprit Telecom ordinary shares or ADSs, in considering the Esprit Telecom board's recommendation and in determining whether or not to tender your Esprit Telecom ordinary shares and Esprit Telecom ADSs, you should be aware that certain officers and directors of Esprit Telecom may have interests in the offer that are different from your and their interests as holders of Esprit Telecom ordinary shares or ADSs. These include the following:


- The principal holders of Esprit Telecom ordinary shares or ADSs entered into irrevocable agreements requiring them to accept the offer with respect to 81,968,270 Esprit Telecom ordinary shares (including those represented by ADSs) beneficially owned by them, representing 65% of the issued share capital of Esprit Telecom.


- The directors of Esprit Telecom irrevocably agreed that to the extent any of their respective Esprit Telecom options become exercisable and they exercise such options, they would tender such shares in the offer.

- For a period of six years after the offer becomes unconditional, GTS will maintain the level of directors and officers liability coverage currently provided to directors and officers of Esprit Telecom. GTS may, however, substitute policies of at least the same coverage and amounts. GTS has also entered into other indemnification arrangements with directors and officers of Esprit Telecom.


     To review the irrevocable agreements, see Annexes E to N.


ESPRIT TELECOM'S AND GTS' AGREEMENT TO TAKE CERTAIN ACTIONS PRIOR TO AND AFTER THE CLOSING OF THE OFFER (THE OFFER AGREEMENT) (PAGES [ ] THROUGH [ ])

     GTS and Esprit Telecom entered into an offer agreement whereby each party agreed to take certain actions in connection with the offer.

     Esprit Telecom agreed to, among other things:

     - not solicit or (subject to director fiduciary duties) engage in negotiations with respect to an acquisition by a third party of Esprit Telecom; and

     - refrain from discussing the terms of the offer with any third party without the consent of GTS.


     The boards of each of GTS and Esprit Telecom have recommended (subject to director fiduciary duties) the offer to their respective stockholders and agreed to cooperate with each other to facilitate the completion of the offer.


     To review the offer agreement, see Annex B.

OPINION OF FINANCIAL ADVISORS (PAGES [  ] THROUGH [  ])

BEAR STEARNS

     In deciding to approve the offer, the board of directors of GTS considered the opinion of its financial advisor, Bear Stearns, as to the fairness of the exchange ratio from a financial point of view to the holders of GTS common stock.

     In arriving at their opinion, Bear Stearns reviewed various documents, as well as had discussions with GTS management regarding, among other things, certain financial information and other data relating to the business and financial prospects of GTS and Esprit Telecom; certain estimates of revenue enhancements, cost savings and other combination benefits or synergies expected to result from the offer; and certain historical stock prices, trading activity and valuation parameters of GTS common stock, Esprit Telecom ordinary shares and Esprit Telecom ADSs. The written opinion of Bear Stearns is not a recommendation as to how GTS stockholders should vote in regard to the resolutions authorizing the issuance of GTS common stock in connection with the offer. GTS ENCOURAGES YOU TO READ THE OPINION OF BEAR STEARNS IN ITS ENTIRETY.

LEHMAN BROTHERS

     In deciding to accept and recommend the offer to its securityholders, the Esprit Telecom board considered the opinion of its financial advisor, Lehman Brothers, as to the fairness of the exchange ratio from a financial point of view to the holders of Esprit Telecom ordinary shares and ADSs.

     In connection with delivering its opinion, Lehman Brothers performed a variety of financial analyses. These analyses included examining the historical trading price of Esprit Telecom ADSs and GTS common stock, respectively, and comparing the trading history of each company with that of other relevant companies, comparing financial terms of the offer with financial terms of recent relevant transactions and comparing GTS and Esprit Telecom to other relevant companies. The written opinion of Lehman Brothers is not a recommendation as to whether holders of Esprit Telecom ordinary shares and ADSs should tender their securities in the offer. ESPRIT TELECOM ENCOURAGES YOU TO READ THE OPINION OF LEHMAN BROTHERS IN ITS ENTIRETY.

REGULATORY APPROVALS (PAGE [  ])


     Other than in connection with US securities laws or the UK City Code on Takeovers and Mergers, GTS and Esprit Telecom do not expect that the offer will require the approval of any governmental authority which, if not received, would prevent the completion of the offer.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGES [  ] THROUGH [  ])

     The offer and compulsory acquisition generally will be tax free for US federal income tax purposes to holders of Esprit Telecom ordinary shares and ADSs. Since GTS stockholders are not receiving or exchanging securities, the offer should have no effect on such stockholders for US federal income tax purposes.

     THE TAX CONSEQUENCES OF THE OFFER AND COMPULSORY ACQUISITION TO YOU MAY DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE OFFER TO YOU.

UNITED KINGDOM TAX CONSEQUENCES
(PAGES [  ] THROUGH [  ])

     The acceptance of the offer by, or compulsory acquisition from, any holder of less than 5% of Esprit Telecom ordinary shares (including those represented by Esprit Telecom ADSs) will be entitled to receive "roll-over" treatment for UK tax purposes. The holders of 5% or more of Esprit Telecom securities also will be entitled to receive "roll-over" treatment if Esprit Telecom obtains the necessary clearance certificate.


ACCOUNTING TREATMENT (PAGE [  ])

     It is expected that, for accounting and financial reporting purposes, the transaction will be accounted for as a pooling-of-interests transaction, which means that the companies will be treated as though they had always been combined.

RISK FACTORS (PAGES [  ] THROUGH [  ])


     There are risk factors that should be considered by you in evaluating how to vote at the special meeting, if you are a GTS stockholder, or whether to tender your shares, if you are a holder of Esprit Telecom ordinary shares (including those represented by Esprit Telecom ADSs). Such risk factors include the following:


     - a fixed exchange ratio despite potential changes in relative stock prices;

     - risks generally associated with combining the operations of two existing companies;

     - risks inherent in the industry or particular to GTS and Esprit Telecom, including those related to each company's need for additional capital, the substantial debt of each company, rollout of the HER and Esprit Telecom networks, implementation of GTS' European services strategy, competition, government regulation, operations in emerging markets and changes in technology; and

     - risks relating to the instability of the telecommunications market and political situation in Russia and the Commonwealth of Independent States which could adversely affect GTS and the market price of GTS stock.


     See "Risk Factors" for a discussion of certain factors that should be considered by GTS stockholders and holders of Esprit Telecom ordinary shares (including those represented by Esprit Telecom ADSs).


CHANGE OF CONTROL CONSENT SOLICITATION
(PAGES [  ] THROUGH [  ])


     There were several pre-conditions that had to be satisfied or waived prior to GTS making the offer. One pre-condition was that Esprit Telecom obtain the waiver by the holders of certain Esprit Telecom debt of the rights of such holders under change of control provisions in the instruments governing such debt to require Esprit Telecom to repurchase their debt upon the consummation of the offer. Binding waivers were sought and obtained from holders of a majority in principal amount of such Esprit Telecom debt.


RECENT DEVELOPMENTS (PAGES [  ] THROUGH [  ]


     On November 30, 1998, GTS completed the acquisition of NetSource Europe ASA for consideration consisting of both cash and stock. Based on the closing price of GTS common stock of $43.4062 on November 30, 1998, the aggregate initial purchase price paid by GTS for NetSource was $141.3 million. NetSource is a pan-European provider of long-distance telecommunications services focusing primarily on small- to medium-sized businesses, with operations in Norway, Sweden, Germany and Ireland, as well as in the Netherlands, Belgium and Denmark. The acquisition of NetSource provides the GTS Business Services -- Western Europe line of business with a customer and revenue base in several key Western European countries, a portfolio of li-censes and interconnection agreements and an entrepreneurial management team.


     On January 4, 1999, HER issued in a private placement $200 million principal amount of 10 3/8% Senior Notes due 2009 and Euro 85,000,000 principal amount of 10 3/8% Senior Notes due 2006. The net proceeds of this offering, approximately $289.7 million, will be used to finance the cost of HER network assets, to expand the HER network beyond the originally contemplated scope, including by adding transatlantic capacity, enhancing the speed of the HER network and continuing the buildout of the HER network.



     On January 13, 1999, GTS, through its subsidiary GTS Transatlantic Holdings Ltd., entered into an agreement with FLAG Telecom to form a 50/50 joint venture, to be known as FLAG Atlantic-1, that will build and operate a transoceanic fiber optic link between Europe and the United States. FLAG Atlantic-1's link is designed to carry voice, high-speed data and video traffic at speeds of 1.28 terabits per second, a 25-fold increase over current transatlantic cable systems. By interconnecting to FLAG Atlantic-1, GTS Carrier Services and its subsidiary HER will be able to provide their carrier and Internet service provider customers with high-capacity cable access from major European cities to New York City. The project is subject to financing, the execution of related agreements and other conditions.


LISTING OF COMMON STOCK RECEIVED

     The GTS stock that is intended to be issued will be listed on the Nasdaq and the EASDAQ markets.

APPRAISAL RIGHTS (PAGE [ ])


     Holders of Esprit Telecom ordinary shares and ADSs do not have appraisal rights. In the event that GTS acquires Esprit Telecom ordinary shares and Esprit Telecom ADSs representing in the aggregate at least 90% of the issued share capital of Esprit Telecom, holders of Esprit Telecom ordinary shares and ADSs whose securities were not exchanged in the offer will be entitled to certain rights, under the UK Companies Act, including the right to compel GTS to exchange such securities on the same terms as the offer.



     To review your rights under the UK Companies Act 1985, see Annex O.

                        SUMMARY SELECTED FINANCIAL DATA

     The summary below sets forth selected historical financial data. You should read this together with the historical financial statements and notes thereto contained in the GTS 1997 Annual Report on Form 10-K and the Esprit Telecom 1998 Annual Report on Form 20-F. See "Where You Can Find More Information."

SELECTED HISTORICAL FINANCIAL INFORMATION OF GTS

     Selected Historical Financial Data of GTS. The selected historical financial data of GTS set forth below comes from financial statements of GTS as they appeared in GTS's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1997 and GTS' Quarterly Report on Form 10-Q filed with the SEC for the nine month period ending September 30, 1998.

     Under generally accepted accounting principles, a majority of GTS' ventures are accounted for by the equity method of accounting. Under this method, the operating results of the ventures are included in its Consolidated Statement of Operations as a single line item, "Equity in earnings (losses) of ventures." GTS recognizes 100% of the losses in ventures where GTS bears all of the financial risk (which includes all of its significant ventures except for Sovintel and, historically, HER). Also, the assets, liabilities and equity of GTS' ventures are included in our Consolidated Balance Sheets as a single line item, "Investments in and advances to ventures." See Note 3 to GTS' audited Consolidated Financial Statements and "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Financial information about GTS' equity ventures is included below under "Supplemental Information -- Summary Historical Financial Information of GTS -- Combined Equity Investments."

                                                                                                 NINE MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                                          ---------------------------------    ---------------------
                                                            1995        1996       1997(1)       1997        1998
                                                          --------    --------    ---------    --------    ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues, net...........................................  $  8,412    $ 24,117    $  47,098    $ 30,216    $ 117,299
Gross margin............................................        16       5,176        4,379       1,864       35,232
Operating expenses......................................    41,014      52,955       78,410      52,059       94,243
Equity in earnings (losses) of ventures.................    (7,871)    (10,150)     (14,599)    (18,234)       4,142
Other income (expense)..................................    11,034      (8,729)     (29,551)    (16,902)     (34,857)
Loss before extraordinary loss..........................   (40,400)    (67,991)    (116,986)    (87,872)     (88,131)
Extraordinary loss(2)...................................        --          --           --          --      (12,704)
Net loss................................................   (40,400)    (67,991)    (116,986)    (87,872)    (100,835)
Loss per share before extraordinary loss................     (1.61)      (2.22)       (3.26)      (2.49)       (1.65)
Extraordinary loss per share(2).........................        --          --           --          --        (0.24)
Net loss per share......................................     (1.61)      (2.22)       (3.26)      (2.49)       (1.89)

                                                                      AT DECEMBER 31,
                                                              --------------------------------   AT SEPTEMBER 30,
                                                                1995        1996      1997(1)          1998
                                                              --------    --------    --------   ----------------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents...................................  $  9,044    $ 57,874    $318,766      $  993,928
Property and equipment, net.................................    29,523      35,463     236,897         436,019
Investments in and advances to ventures.....................    56,153     104,459      76,730          61,705
Total assets................................................   115,621     237,378     780,461       1,814,893
Total debt..................................................    27,454      85,547     639,359       1,208,533
Minority interest and stock subject to repurchase...........     5,273       6,248      31,255          59,600
Shareholders' equity........................................    55,322     113,668      26,967         351,409

---------------

(1) As a result of GTS' increase in ownership interest and amendment to the agreement among HER shareholders that was completed on July 16, 1997, GTS accounts for its ownership interest in HER under the consolidation method of accounting. Prior to this date, GTS accounted for HER under the equity method of accounting.

(2) GTS recognized a $12.7 million extraordinary charge to earnings in the first quarter of 1998, as a result of GTS' early extinguishment of certain related party debt obligations. The nature of the charge is comprised of the write-off of $11.6 million of unamortized debt discount and $1.1 million of unamortized debt issuance costs that were deferred as financing costs and were being amortized over the original maturity of the debt.

                 SUPPLEMENTAL INFORMATION -- SUMMARY HISTORICAL
          FINANCIAL INFORMATION OF GTS -- COMBINED EQUITY INVESTMENTS

     The following unaudited summary historical financial data -- equity investments for the years ended December 31, 1995, 1996 and 1997, and for the nine months ended September 30, 1997 and 1998 are derived from financial records of GTS as they appeared in GTS' Annual Report on Form 10-K filed with the SEC for fiscal year ended December 31, 1997 and GTS' Quarterly Report on Form 10-Q filed with the SEC for the nine month period ended September 30, 1998. This financial data is intended to supplement the summary historical consolidated financial data, which were derived from GTS' audited Consolidated Financial Statements.


     GTS believes that this information will provide you with additional insight into GTS' unconsolidated equity method investments. Generally accepted accounting principles prescribe the inclusion of revenues and expenses for consolidated interests (generally interests of more than 50%, absent some other factors), but not for equity interests (generally interests of 20% to 50%) and cost interests (generally interests of less than 20%). Further, equity accounting ordinarily results in the same net income as consolidation; however, the net operating results are reflected on one line within the income statement. More detailed financial information about our equity investments is included under "Supplemental Information -- Selected Historical Financial Data of
GTS -- Combined Equity Investments."


                                                                                               NINE MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                              -----------------------------   -------------------
                                                               1995       1996       1997       1997       1998
                                                              -------   --------   --------   --------   --------
                                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues, net.............................................  $54,051   $143,472   $226,160   $159,006   $187,544
  Cost of revenues..........................................   33,011     80,426    127,732     87,694    110,475
  Operating expenses........................................   22,958     55,018     74,845     60,447     40,870
  Net (loss) income.........................................   (6,380)    (5,220)     4,330     (3,680)    13,480
  Income (loss) recognized by GTS...........................   (7,871)   (10,150)   (14,599)   (18,234)     4,142
ADJUSTMENTS FOR INTER-AFFILIATE TRANSACTIONS(1):
  Revenues, net.............................................   (2,270)   (15,385)   (24,927)   (17,049)   (25,001)
  Cost of revenues..........................................   (2,215)   (13,562)   (23,250)   (15,853)   (23,960)
  Operating expenses........................................   (6,967)    (8,083)    (8,357)   (11,105)     1,493

---------------

(1) The adjustment amounts represent the effect of inter-affiliate transactions between our consolidated and equity method ventures. More detailed information about inter-affiliate transactions is included under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting Methodology."

     Selected Historical Financial Information of Esprit Telecom. The selected historical financial data of Esprit Telecom set forth below comes from the financial statements of Esprit Telecom as they appeared in Esprit Telecom's Annual Report on Form 20-F filed with the SEC for the fiscal year ended September 30, 1998, which is incorporated herein by reference, and included herein. See "Esprit Telecom Consolidated Financial Statements." The Esprit Telecom Consolidated Financial Statements were prepared in accordance with UK GAAP, which differs in certain respects with US GAAP. See Note 30 to the Esprit Telecom Consolidated Financial Statements.

                                                                          YEAR ENDED SEPTEMBER 30,
                                                              -------------------------------------------------
                                                               1995      1996      1997       1998       1998
                                                              -------   -------   -------   --------   --------
                                                                 L         L         L         L         $(1)
                                                              (IN THOUSANDS, EXCEPT PER ORDINARY SHARE AND PER
                                                                                ADS AMOUNTS)
STATEMENT OF OPERATIONS DATA(2)
UK GAAP
Revenue, net................................................   13,950    24,880    45,466     82,588    140,350
Gross margin................................................    3,310     6,124     7,517     16,759     28,480
Operating expenses..........................................    5,490    11,015    19,070     47,191     80,196
Operating loss before interest..............................   (2,180)   (4,891)  (11,553)   (30,432)   (51,716)
Net interest (expense)/income...............................     (222)     (203)      695    (12,213)   (20,755)
Loss on ordinary activities before taxation.................   (2,402)   (5,094)  (10,858)   (42,445)   (72,131)
Taxation on loss on ordinary activities.....................       --        --        (2)        (2)        (3)
Loss for the financial year.................................   (2,402)   (5,094)  (10,860)   (42,447)   (72,134)
Loss per Ordinary Share.....................................    (0.05)    (0.07)    (0.10)     (0.34)     (0.58)
Loss per ADS(3).............................................    (0.35)    (0.49)    (0.70)     (2.38)     (4.04)
US GAAP
Net loss....................................................   (2,423)   (5,325)  (10,852)   (42,447)   (72,134)
Net loss per Ordinary Share.................................    (0.05)    (0.08)    (0.10)     (0.34)     (0.58)
Net loss per ADS(3).........................................    (0.35)    (0.56)    (0.70)     (2.38)     (4.04)

                                                                            AS OF SEPTEMBER 30,
                                                              ------------------------------------------------
                                                               1995     1996      1997       1998       1998
                                                              ------   -------   -------   --------   --------
                                                                L         L         L         L          $
                                                                               (IN THOUSANDS)
BALANCE SHEET DATA
UK GAAP
Bank balances, cash, restricted securities and short term
  deposits and investments..................................   5,615     6,430    24,525    184,749    313,962
Fixed assets, net...........................................   3,514     8,005    17,727    154,100    261,878
Total assets................................................  13,178    24,101    59,543    394,537    670,476
Creditors: amounts falling due within one year..............  (7,045)  (12,122)  (25,295)   (72,930)  (123,937)
Creditors: amounts falling due in more than one year........    (631)   (1,968)   (2,874)  (328,806)  (558,773)
Total shareholders' funds...................................   5,502    10,011    31,374     (7,199)   (12,234)
US GAAP
Total assets................................................  13,178    24,101    59,543    394,537    670,476
Long term debt..............................................    (631)   (1,968)   (2,874)  (328,806)  (558,773)
Redeemable preference shares................................     673       673        --         --         --
Shareholders' equity........................................   4,829     9,338    31,374     (7,199)   (12,234)

---------------

(1) Solely for the convenience of the reader, pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on September 30, 1998 of $1.6994 per L1.00.

(2) Esprit Telecom's financial information has been restated from that published prior to December 1997 in order to give effect to a change in UK GAAP relating to the granting of employee stock options at a discount to the market price. The financial value of such discounts are now recognized as employee compensation and charged against net income. As required by UK GAAP, this accounting change has been effected by restating the results of previous periods. This change in accounting has no impact on the US GAAP financials.

(3) Loss per Esprit Telecom ADS and net loss per Esprit Telecom ADS are calculated by adjusting loss per Esprit Telecom Ordinary Share and net loss per Esprit Telecom Ordinary Share, respectively, for the ratio of Esprit Telecom Ordinary Shares per Esprit Telecom ADS.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following selected unaudited pro forma financial information presents financial information of GTS and Esprit Telecom as if the GTS/Esprit Telecom merger had occurred at the beginning of the periods indicated. The GTS/Esprit Telecom merger will be treated as a pooling of interests for financial accounting purposes. You should read this together with the consolidated financial statements and accompanying notes of GTS and Esprit Telecom included in the documents described under "Where You Can Find More Information" and the unaudited pro forma combined financial statements and accompanying discussion and notes set forth under "Unaudited Pro Forma Combined Financial Information" included herein. The pro forma amounts in the table below are presented for your information and do not necessarily indicate what the financial position or the results of operations of the combined company would have been had the merger date occurred as of the dates or for the periods presented. The pro forma amounts also do not necessarily indicate what the financial position or future results of operations of the combined company will be. No adjustment has been included in the pro forma amounts for any anticipated cost savings or other synergies. See "Unaudited Pro Forma Combined Financial Information."


                                                                                 NINE MONTHS
                                                                YEAR ENDED          ENDED
                                                               DECEMBER 31,     SEPTEMBER 30,
                                                                   1997             1998
                                                              --------------   ---------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                           DATA)
GTS/ESPRIT TELECOM PRO FORMA COMBINED
Revenues....................................................    $  162,248        $  272,193
Loss from operations........................................      (161,344)         (142,610)
Net loss before extraordinary items:
          Total.............................................      (215,969)         (204,919)
          Per share.........................................         (3.87)            (2.80)

Total assets................................................................       2,636,167
Long-term debt..............................................................       1,680,032
Shareholders' equity........................................................         437,909

                       COMPARATIVE PER SHARE INFORMATION

     The following table shows actual ("historical") per share information and information as if the companies had been combined for the periods shown ("pro forma combined"), calculated assuming an Exchange Ratio of 0.89 shares of GTS common stock for every Esprit Telecom ADS and 0.1271 shares of GTS common stock for every Esprit Telecom ordinary share. The historical data is based on the historical consolidated financial statements and related notes of each of GTS and Esprit Telecom. You should read this together with the historical financial statements of GTS and Esprit Telecom and related notes thereto. The data presented does not indicate what GTS/Esprit Telecom's future results of operations will be or the actual results that would have necessarily occurred if the completion date had occurred at the beginning of the periods indicated. No adjustment has been included for any anticipated cost savings or other synergies. See "Where You Can Find More Information."


                                                                           GTS/ESPRIT
                                                                             TELECOM
                                                                 GTS        PRO FORMA
                                                              HISTORICAL   COMBINED(1)
                                                              ----------   -----------
Book value per common share:
  December 31, 1997.........................................    $ 0.72          N/A
  September 30, 1998........................................      5.81       $ 5.44
Net loss per common share before extraordinary loss:
  Year ended December 31, 1997..............................    $(3.26)       (3.87)
  Nine months ended September 30, 1998......................     (1.65)      $(2.80)



                                                                ESPRIT
                                                               TELECOM
                                                              HISTORICAL
                                                              ----------
Book value per common share:
  September 30, 1997........................................    $ 0.43
  September 30, 1998........................................     (0.10)
Net loss per common share
  before extraordinary loss:
  Year ended September 30, 1997.............................    $(0.16)
  Year ended September 30, 1998.............................     (0.58)


---------------

(1) See "-- Unaudited Pro Forma Combined Financial Information."

               COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES AND DIVIDENDS

     Shares of GTS common stock are traded on Nasdaq and EASDAQ under the symbol "GTSG." Esprit Telecom ADSs are traded on EASDAQ under the symbol "ESPR" and on Nasdaq under the symbol "ESPRY." The Nasdaq is the principal trading market for both the GTS shares and the Esprit Telecom ADSs. The following table sets forth the high and low closing sales prices per share (rounded to two decimal points) of such securities as reported on Nasdaq and EASDAQ, as applicable, based on published financial sources, for the periods indicated. GTS common stock commenced trading on Nasdaq and EASDAQ on February 5, 1998 and February 6, 1998, respectively. Esprit Telecom ADSs commenced trading on Nasdaq and EASDAQ on March 4, 1997. No cash dividends have been paid on the shares of GTS common stock or the Esprit Telecom ordinary shares or ADSs. The per share information presented below and elsewhere in this Offering Circular/Proxy Statement/Prospectus has been adjusted to reflect all stock splits of GTS and Esprit Telecom.


                                                                GTS            ESPRIT TELECOM
                                                            COMMON STOCK          ADSS(4)
                                                          ----------------    ----------------
                                                           HIGH      LOW       HIGH      LOW
                                                          ------    ------    ------    ------
NASDAQ:
1997:
  First Quarter(1)......................................     N/A       N/A    $12.13    $11.88
  Second Quarter........................................     N/A       N/A     11.88      5.00
  Third Quarter.........................................     N/A       N/A      8.38      5.63
  Fourth Quarter........................................     N/A       N/A     11.50      4.75
1998:
  First Quarter(2)......................................  $49.13    $25.94     18.13     10.75
  Second Quarter........................................   51.38     35.00     19.06     15.75
  Third Quarter.........................................   62.19     27.38     42.38     18.13
  Fourth Quarter........................................   58.88     22.09     49.31     11.75
1999:
  First Quarter (through [               ], 1999)(3)....
EASDAQ:
1997:
  First Quarter(1)......................................     N/A       N/A     12.38     12.25
  Second Quarter........................................     N/A       N/A     12.00      5.25
  Third Quarter.........................................     N/A       N/A      8.00      5.75
  Fourth Quarter........................................     N/A       N/A     11.63      5.00
1998:
  First Quarter.........................................   48.38     25.50     17.98     10.63
  Second Quarter........................................   49.00     35.63     20.25     16.13
  Third Quarter(2)......................................   62.50     26.00     46.00     18.13
  Fourth Quarter........................................   57.38     20.50     47.00     12.50
1999:
  First quarter (through [               ], 1999)(3)....


---------------

(1) Partial Period data for Esprit Telecom (from March 4, 1997).

(2) Partial Period data for GTS (from February 5, 1998).

(3) Partial Period data for Esprit Telecom and GTS.

(4) Each Telecom ADS represents seven Esprit Telecom ordinary shares.

     Set forth below are the last reported sale prices (rounded to two decimal points) on Nasdaq and EASDAQ of shares of GTS common stock and Esprit Telecom ADSs for the first trading day in each of the six months immediately prior to the date of this document, December 7, 1998, the last trading day prior to the
announcement of the Offer and [     ], 1999, the last practicable trading day
for which information was available prior to the date of this Offering Circular/Proxy Statement/Prospectus.


                                                                             ESPRIT
                                                                  GTS        TELECOM
                                                              COMMON STOCK    ADSS
                                                              ------------   -------
NASDAQ:
July 1, 1998................................................     $47.00      $18.63
August 3, 1998..............................................      53.50       27.75
September 1, 1998...........................................      31.31       18.13
October 1, 1998.............................................      28.56       20.00
November 2, 1998............................................      40.69       21.88
December 1, 1998............................................      41.75       26.75
December 7, 1998............................................      41.75       30.25
January 4, 1999.............................................      56.00       47.25
January 29, 1999............................................          []          []
EASDAQ:
July 1, 1998................................................     $49.00      $18.50
August 3, 1998..............................................      52.00       28.13
September 1, 1998...........................................      31.15       18.13
October 1, 1998.............................................      34.00       21.00
November 3, 1998............................................      40.38       21.00
December 1, 1998............................................      42.50       27.25
December 7, 1998............................................      41.50       29.59
January 4, 1999.............................................      55.50       46.99
January 29, 1999............................................          []          []



     The following table presents the high and low trading information for GTS common stock and Esprit Telecom ADSs on December 7, 1998, the last full trading day prior to GTS' and Esprit Telecom's announcement of the Offer.



                                                           GTS         ESPRIT TELECOM
                                                      COMMON STOCK          ADSS
                                                     ---------------   ---------------
                                                      HIGH     LOW      HIGH     LOW
                                                     ------   ------   ------   ------
NASDAQ:
December 7, 1998...................................  $42.56   $41.38   $31.00   $28.00

EASDAQ:
December 7, 1998...................................  $41.62   $41.50   $30.74   $28.00



     GTS stockholders and Esprit Telecom securityholders are urged to obtain current market information for shares of GTS common stock and Esprit Telecom ADSs. No assurance can be given as to what the market prices of shares of GTS common stock or Esprit Telecom ADSs will be at the completion of the offer. There is no minimum or maximum initial value for the consideration to be received by Esprit Telecom securityholders. See "Risk Factors -- Risk Relating to the Offer and Combined Operations of the Companies -- Fixed Exchange Ratio."

                    CERTAIN UK AND US REGULATORY INFORMATION

                            RULE 8 OF THE CITY CODE

     The announcement, dated December 8, 1998, by GTS of its intention to make an offer for Esprit Telecom commenced an offer period for the purposes of the UK City Code on Takeovers and Mergers, which is published and administered by the UK Panel on Takeovers and Mergers. An offer period is deemed to commence at the time which an announcement is made of a proposed or possible offer, with or without terms. Both Esprit Telecom and GTS have equity securities traded on Nasdaq and EASDAQ. The UK Panel on Takeovers and Mergers has requested that Esprit Telecom and GTS draw to the attention of member firms of Nasdaq and EASDAQ certain UK dealing disclosure requirements that arise following announcement of an intention to make an offer.

     The disclosure requirements are set out in Rule 8 of the UK City Code on Takeovers and Mergers. In particular, Rule 8.3 requires public disclosure of any trading during an offer period by persons who own or control, or who would as a result of any transaction own or control, directly or indirectly, 1% or more of any class of relevant securities of GTS or Esprit Telecom. Trading by GTS, Esprit Telecom or "associates" of GTS or Esprit Telecom (within the meaning of the UK City Code on Takeovers and Mergers) in any class of securities of GTS or Esprit Telecom during the initial offer period must also be disclosed. In the case of the offer for Esprit Telecom, this requirement will apply until the offer becomes or is declared wholly unconditional or lapses.


     Disclosure should be made on an appropriate form before 12 noon (London time) on the business day following the date of the dealing transaction. These disclosures should be sent to The London Stock Exchange Limited (Company Announcements Office), in typed format by fax (fax number: +44(0)-171-588-605) and into the Panel (fax number: +44(0)-171-256 9383). Copies of appropriate disclosure forms may be obtained on request by faxing Bear Stearns on +44(0)-171-516 6933 (Richard Strang).


     The Panel requests that member firms advise those of their clients who wish to deal in the securities of GTS and/or Esprit Telecom, in the US and/or Belgium, that they may be affected by these requirements. If there is any doubt as to their application, the Panel should be consulted (telephone number:
+44(0)-171-382 9026, fax number: +44(0)-171- 638 1554).

                       RULE 10B-13 UNDER THE EXCHANGE ACT


     If, on or before June 1, 1999, as a result of the offer, GTS acquires Esprit Telecom ordinary shares and ADSs representing at least 90% of the Esprit Telecom ordinary shares (including those represented by ADSs) to which the offer relates, then (i) GTS will be entitled and intends to effect a compulsory acquisition to compel the exchange of the remainder of the outstanding Esprit Telecom ordinary shares and ADSs on the same terms as the offer in accordance with sections 428 through 430F of the UK Companies Act 1985; and/or (ii) a holder of Esprit Telecom ordinary shares and ADSs may require GTS to exchange his or her Esprit Telecom ordinary shares and ADSs on the same terms as the offer in accordance with sections 430A and 430B of the UK Companies Act 1985. GTS has applied to the staff of the SEC for relief under Rule 10b-13 under the Exchange Act to allow GTS to acquire any outstanding Esprit Telecom ordinary shares and ADSs in the compulsory acquisition.


                                OFFER IN THE US

     The offer is being made in the US by Bear, Stearns & Co. Inc. and outside the US by Bear, Stearns International Limited on behalf of GTS. References in this Offering Circular/Proxy Statement/Prospectus to Bear Stearns should be read accordingly.

                            TENDERS AND ACCEPTANCES

     As used in this Offering Circular/Proxy Statement/Prospectus, the term "acceptance" when used in relation to the offer shall be synonymous with "tender" and the term "purchase" shall include an acquisition by an exchange of shares.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     In this document, we make forward-looking statements that include assumptions as to how GTS and Esprit Telecom may perform in the future. You will find many of these statements in the following sections:

     - "Risk Factors" beginning on page [  ];

     - "Certain Information Concerning GTS" beginning on page [  ];

     - "Certain Information Concerning Esprit Telecom" beginning on page [  ];

     - "The Offer -- GTS' Reasons for the Offer; Recommendation of the GTS Board" beginning on page [ ].

     - "Opinion of Lehman Brothers" beginning on page [  ];


     - "The Offer -- The Esprit Telecom Board's Reasons for Recommending the Offer; Recommendation of the Esprit Telecom Board" beginning on page [ ]; and


     - "Opinion of Bear Stearns" beginning on page [  ].

     Also, when we use words like "may," "may not," "believes," "does not believe," "expects," "does not expect," "anticipates," "does not anticipate" and similar expressions, we are making forward-looking statements. Such statements should be viewed with caution.

     The risk factors described herein and other factors, many of which are beyond our control, could cause actual results or outcomes to differ materially from those expected in any forward-looking statements of Esprit Telecom or GTS, and investors, therefore, should not place undue reliance on any such forward-looking statements. Any forward-looking statement denotes only GTS management's good faith projections without representation or warranty whatsoever that such projections will actually occur and speaks only as of the date on which such statement is made, and neither Esprit Telecom nor GTS undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors or their effect on such projections. Furthermore, management cannot assess the impact of each such factor on the business of Esprit Telecom or GTS or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


     In addition, you should consider carefully the forward-looking statements set forth under the captions "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures About Market Risk" and "Taxation" in Esprit Telecom's Annual Report on Form 20-F for the fiscal year ended September 30, 1998, which sections are incorporated by reference herein. Neither GTS nor Esprit Telecom assumes any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                  RISK FACTORS


     You should consider the following risk factors, in addition to the other information contained or incorporated by reference in this document, in determining how to vote at the special meeting, if you are a GTS stockholder, or whether to tender your Esprit Telecom Ordinary Shares or Esprit Telecom ADSs, if you are a holder of Esprit Telecom Securities.


RISKS RELATING TO THE OFFER AND COMBINED OPERATIONS OF THE COMPANIES

     Fixed Exchange Ratio. At the completion of the offer and the compulsory acquisition, each Esprit Telecom Ordinary Share tendered will be exchanged for
0.1271 of a new share of GTS Stock and each Esprit Telecom ADS tendered will be exchanged for 0.89 of a new share of GTS Stock. The exchange ratio is fixed and will not be adjusted should any increase or decrease occur in the price of any Esprit Telecom Ordinary Shares, Esprit Telecom ADSs or GTS Stock. The market value of shares of GTS Stock, Esprit Telecom Ordinary Shares and Esprit Telecom ADSs may fluctuate significantly throughout the offering period until the completion of the offer and the compulsory acquisition due to:

     - market perception of the synergies and cost savings expected to be achieved by the offer;

     - changes in the business, operations or prospects of GTS or Esprit
       Telecom;

     - market assessments of the likelihood that the offer will be consummated and the timing of the consummation of the offer; and

     - currency fluctuations; and

     - general market and economic conditions.

     Because the exchange ratio will not be adjusted to reflect changes in the relative market values of GTS Stock, Esprit Telecom Ordinary Shares and Esprit Telecom ADSs, the relative market values of shares of GTS Stock issued in the offer and the Esprit Telecom Ordinary Shares and ADSs tendered in the offer may be higher or lower than the relative market values of such shares at the time the offer was negotiated.

     Nonrealization of Synergies. The combination of GTS and Esprit Telecom involves the integration of separate companies that have previously operated independently. The process of combining the companies may be disruptive to the businesses and may cause an interruption of, or a loss of momentum in, the businesses as a result of a number of obstacles such as:

     - loss of key employees or customers;

     - possible inconsistencies in standards, controls, procedures and policies among the companies being combined and the need to implement common company-wide financial, accounting, information, billing and other systems;

     - failure to maintain the quality of customer service that such companies have historically provided;

     - the need to coordinate geographically diverse organizations;

     - incompatible equipment;

     - limitations under existing Esprit Telecom debt covenants; and

     - the resulting diversion of management's attention from the day-to-day business of GTS and the need to hire management personnel to address such obstacles.

     GTS may fail to realize the expected cost savings, synergies and revenue enhancements from such integration and may suffer material adverse short and long-term effects on its operating results and financial condition.

     Even if GTS is able to integrate the operations of the companies successfully, there can be no assurance that GTS will realize the expected cost savings, synergies or revenue enhancements from such integration or that GTS will realize such benefits within the time frame that GTS currently expects.

     - Whether GTS achieves expected economies of scale depends, in part, on negotiations with third party providers of goods and services, the results of which are difficult to predict. Accordingly, the amount and timing of the resulting cost savings are inherently difficult to estimate.

     - Any cost savings and other synergies from the transaction will be offset by costs incurred in integrating the companies.

     - The cost savings and other synergies may also be offset by increases in other expenses, by operating losses or by problems unrelated to the transaction.

     See "-- Integration of Recent Acquisitions" (page [  ]).

RISKS RELATING TO THE COMBINED BUSINESS AND THE INDUSTRY

  ADDITIONAL CAPITAL REQUIREMENTS


     The combined business will need substantial capital to:


     - implement GTS' European Services Strategy,

     - develop and expand the Esprit Telecom and HER networks,

     - open new sales offices,

     - introduce new telecommunications services,

     - fund operating losses and net cash outflows, and

     - make future acquisitions and investments in joint ventures.

     As part of its business strategy, GTS regularly evaluates potential acquisitions and joint ventures. GTS believes that additional attractive acquisition opportunities currently exist in its markets in Western and Central Europe and the Commonwealth of Independent States. GTS continuously considers a number of potential transactions, some of which may involve GTS contributing some of its Russian businesses in exchange for an interest of equal or greater value in the surviving entity and, if consummated, may be material to its operations and financial condition. GTS does not have a definitive agreement with respect to any material acquisition or joint venture, although it periodically has discussions with other companies to assess opportunities on an on-going basis. GTS may need to raise additional capital to fund such acquisitions or joint ventures.


     The amount of the combined business' future capital requirements will depend upon the performance of its business, the rate and manner in which it expands, develop and increases customer growth, its decision to acquire or divest business or invest in joint ventures and other factors that are not within its control, including competitive conditions, regulatory or other government actions and capital costs. The actual amount and timing of its future capital needs, however, may differ materially from GTS' estimates as a result of the following factors:


     - The accuracy of its estimates of future capital needs is subject to changes and fluctuations in its revenues, operating costs and development expenses. Actual revenues and costs may vary materially from expected amounts and depend on:

      - Esprit Telecom and HER's abilities to effectively and efficiently manage the expansion of their networks and operations;

      - HER's ability to obtain infrastructure contracts, rights-of-way, licenses and other regulatory approvals that it needs to complete and operate its network;

      - the combined business' ability to purchase equipment for building networks which support products and services and to negotiate favorable contracts with suppliers, including large volume discounts on its purchases of capital equipment;



      - the combined business' ability to access targeted customers and markets, attract sufficient numbers of customers and provide and develop services for which customers will subscribe; and



      - factors outside the combined business' control, such as political and economic developments and trends, regulatory changes, changes in technology, increased competition, strikes, weather, performance by third parties and other factors in connection with its operations.



      - If the combined business expands its operations at an accelerated rate or acquires any businesses, its funding needs may increase, possibly to a significant degree, and the combined business may spend its cash balances sooner than currently expected.



      - As a result of acquiring a majority interest in Ebone on June 24, 1998, HER may need to fund Ebone if Ebone is not able to self-fund in accordance with its business plan.



      - As a result of acquiring a majority interest in NetSource on November 30, 1998, the combined company may need to fund NetSource if NetSource is not able to self-fund its business plan.



     GTS cannot estimate with any degree of certainty the amount and timing of its future capital requirements to implement such strategy. GTS anticipates that the amount of capital it needs to continue to implement its European Services Strategy will depend on several factors including, among others, the demand for its services, the markets in which it builds or buys networks and regulatory, technological and competitive developments. As a result of the foregoing, in the event that the combined business' plans or assumptions change or that its capital resources prove to be insufficient to fund growth and operations in the manner and at the rate it currently anticipates, the combined business may be required to raise additional capital. If the combined business decides to raise additional funds by incurring debt, it may become subject to additional or even more restrictive financial covenants (as a result of the assumption of Esprit Telecom's outstanding debt securities) and its cash interest expense obligations may increase. If the combined business decides to raise additional funds by issuing equity, your ownership of the combined business' stock may be diluted. GTS cannot assure you that additional financing will be available to it on favorable terms or at all. If the combined business fails to generate sufficient funds in the future, whether from operations or by raising additional debt or equity capital, it may have to delay or abandon some or all of its development, expansion and acquisition plans, or it may have to sell assets. As a result, it may not have the ability to develop the necessary geographic reach, networks, offer products, services and compete as effectively as contemplated. These outcomes could have a material adverse effect on GTS' operations and on the market price of its stock. See "-- Government Regulation" (page [ ]),
"-- Competition" (page [ ]), "-- Technology" (page [ ]), "-- HER Network Roll-out" (page [ ]), "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations" (page [ ]), "Description of GTS -- Western Europe -- HER" (page [ ]), and "-- Risks Specific to Esprit Telecom -- Need for Additional Financing" (page [ ]).


RISKS SPECIFIC TO GTS

  SIGNIFICANT INDEBTEDNESS AND INTEREST PAYMENT OBLIGATIONS; RESTRICTIONS IN DEBT AGREEMENTS ON GTS' OPERATIONS


     GTS is, and will continue to be, highly leveraged as a result of the substantial indebtedness it has incurred and intends to incur to implement its business plans. GTS had approximately $1.2 billion of debt outstanding at September 30, 1998. Upon consummation of the offer, GTS will assume Esprit Telecom's debt, which was $554.9 million at September 30, 1998. GTS' debt instruments permit GTS and its subsidiaries to incur certain additional indebtedness to fund expansion of its businesses and for other permitted purposes. In addition, GTS contemplates that it will raise additional debt financing to implement its European Services Strategy. On January 4, 1999, HER issued in a private placement US$200 million aggregate principal amount of 10 3/8% Senior Notes due 2009 and Euro 85 million aggregate principal amount of 10 3/8% Senior Notes due 2006.

GTS, however, has not yet decided on the size and timing of any additional financing. Esprit Telecom's debt instruments permit Esprit Telecom, and upon consummation of the offer, will permit GTS, to incur certain additional indebtedness, including indebtedness incurred to finance the expansion of Esprit Telecom's network.

     The high level of GTS's indebtedness could have important consequences on its operations, including that it:

     - will need significant cash to service its debt, thereby reducing funds available for operations, future business opportunities and investments in new or developing technologies and making GTS more vulnerable to adverse economic conditions;

     - may have difficulty refinancing GTS' existing debt or may be restricted from obtaining additional financing to fund future working capital, capital expenditures, debt service requirements, acquisitions or other general corporate requirements;

     - may have less flexibility in planning for, or reacting to, changes in GTS' business and in the telecommunications industry;

     - may have less flexibility in responding to changes which affect how GTS implements its financing, construction or operating plans;

     - will be more highly leveraged than some of GTS' competitors, which may place it at a competitive disadvantage with respect to such competitors; and

     - will limit GTS' ability to withstand adverse economic conditions or take advantage of significant business opportunities that may arise.

     In addition, GTS will be required to comply with certain financial covenants and other restrictions contained in GTS's existing debt agreements. Certain of the covenants included in Esprit Telecom's debt agreements are more restrictive than those in GTS' existing debt agreements. Upon consummation of the offer, GTS will assume Esprit Telecom's debt, and any GTS businesses contributed to Esprit Telecom will become subject to these more restrictive covenants. Among other things, the GTS financial covenants limit GTS' ability to:

     - incur additional indebtedness,

     - make capital expenditures,

     - pay dividends, make distributions on GTS Stock or make certain other restricted payments,

     - create certain liens upon assets,

     - dispose of certain assets, or

     - enter into certain transactions with affiliates.

     GTS cannot assure you that such covenants will not materially and adversely affect its ability to finance its future operations or capital needs or to engage in other business activities which it deems to be in its interest.


     GTS will need to substantially increase net cash flow in order to pay the principal of and interest on its debt, including debt assumed as a result of the Esprit Telecom acquisition, and GTS cannot assure you that it will be able to meet such obligations. If GTS is unable to generate sufficient cash flow or to otherwise obtain the funds necessary to make required payments, or if it otherwise fails to comply with the various covenants under the debt, it would be in default under the terms of such debt. A default under such debt may permit the holders thereof to accelerate the maturity of such debt, which in turn could cause defaults under GTS, other indebtedness. GTS cannot assure you that under these circumstances it would have sufficient funds or other resources to satisfy all such obligations, on a timely basis or otherwise. Such default or acceleration would also be likely to adversely affect the market price of GTS Stock.

  HISTORY OF OPERATING LOSSES


     GTS has historically sustained substantial operating and net losses. For the following periods, GTS' reported net losses of:


                           PERIOD                                NET LOSS
                           ------                                --------
Year ended December 31, 1995................................  $ 40.4 million
Year ended December 31, 1996................................  $ 68.0 million
Year ended December 31, 1997................................  $117.0 million
Nine months ended September 30, 1998........................  $100.8 million
Inception through September 30, 1998........................  $343.7 million


     GTS' net losses in the first three quarters of 1998 exceeded those in the comparable prior period in 1997, and GTS expects this trend to continue in the fourth quarter of 1998. On a pro forma basis giving effect to the consummation of the offer for the shares of Esprit Telecom as if such consummation had occurred on January 1, 1999 and January 1, 1998, respectively, GTS' net losses for the year ended December 31, 1997 and the nine months ended September 30, 1998 would have been $216.1 million and $205.0 million, respectively. Further development of its business, including its European end-user services business, will require significant additional expenditures, and GTS expects that it will have significant operating and net losses and will record significant net cash outflow, before financing, in coming years. GTS cannot assure you that its operations, including its European end-user services business, will achieve or sustain profitability or positive cash flow in the future. If GTS cannot achieve and sustain operating profitability or positive cash flow from operations, it may not be able to meet its debt service obligations or working capital requirements, which would have a material adverse effect on its operations, and would adversely affect the market price of GTS Stock. See "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations" (page [ ]).


  HER NETWORK ROLL-OUT

     Risks Relating to Completing HER Network

     HER's ability to achieve its strategic objective will depend in large part on the successful, timely and cost-effective completion of the HER network. HER currently operates commercially over a portion of the network linking Brussels, Antwerp, Rotterdam, Amsterdam, London, Paris, Frankfurt, Strasbourg, Zurich, Geneva, Stuttgart, Dusseldorf, Munich, Milan, Berlin, Copenhagen and Stockholm. However, various factors, uncertainties and contingencies may delay or adversely affect the development of the remainder of the network. Many of these factors, such as strikes, natural disasters and other casualties, are beyond HER's control. In addition, HER will need to negotiate and conclude additional agreements with various parties regarding, among other things, rights-of-way and development and maintenance of the network infrastructure and equipment. GTS cannot assure you that HER will conclude necessary agreements. Any delays in concluding such agreements would materially and adversely affect the speed or successful completion of the network. The successful and timely completion of the network will also depend on, among other things, (i) third parties performing their contractual obligations to engineer, design and construct portions of the network on a timely basis and (ii) HER's ability to obtain and maintain applicable governmental approvals.

     HER is operating its network in Belgium, The Netherlands, the UK, France, Germany, Switzerland, Italy, Denmark and Sweden, and HER expects that the 25,000 kilometer network will be operational by the end of the year 2000. HER believes that its cost estimates and the build-out schedule are reasonable. However, the actual construction costs or time required to complete the network build-out could substantially exceed current estimates. Any significant delay or increase in the costs to develop the HER network could have a material adverse effect on HER and GTS' operations.


     Development of the HER network is capital intensive. HER expects that approximately $835 million in additional capital expenditures, including capital lease obligations, will be incurred through the end of the year 2000 in connection with the buildout of the HER network. HER believes that the net proceeds from the issuance of the New HER Notes and its current indebtedness, combined with HER's projected internally generated funds, should be sufficient to fund HER's expected capital expenditures. However, the accrual amount and timing of HER's future capital requirements may differ materially from management's estimates. Thus, additional financing may be needed to construct the HER network, and GTS cannot assure you that such additional financing will be available on terms acceptable to HER or at all. Failure to obtain necessary financing may require HER to delay or abandon its plans for deploying the remainder of the HER network, which may have a material adverse effect on HER and GTS. However, the actual amount and timing of HER's future capital requirements may differ materially from GTS' estimates. HER may need additional financing to construct the HER network. GTS cannot assure you that such additional financing will be available to HER on favorable terms or at all. If HER fails to obtain necessary financing, HER might have to delay or abandon its plans for deploying the remainder of the network, which would adversely affect the viability of HER. HER's failure to obtain financing might also require GTS to make additional capital contributions to HER at the expense of its other operations. Either of these two outcomes could have a material adverse effect on its operations and would adversely affect the value of GTS Stock.

     Risks Relating to HER's Operations

     HER's revenues and the cost of deploying its network and operating its business will depend upon a variety of factors including:

     - HER's ability to effectively and efficiently manage the expansion of its network and operations;

     - HER's ability to negotiate favorable contracts with suppliers;

     - HER's ability to obtain additional licenses, regulatory approvals, rights-of-way and infrastructure contracts to complete and operate the network;

     - HER's ability to access markets and attract sufficient customers;

     - HER's ability to provide and develop services for which customers will subscribe; and

     - strikes, weather, performance by third parties and other factors that are outside of HER's control.

     Due to the uncertainty of these factors, actual costs and revenues may vary from expected amounts, possibly to a material degree, and such variations would likely affect HER's future capital requirements. See "GTS Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" (page [  ]).

     HER must obtain additional agreements for the long-term lease of dark fiber, rights-of-way and other permits to install fiber optic cable from railroads, utilities and governmental authorities (known as infrastructure providers) to build out the network. GTS cannot assure you that HER will be able to maintain all of its existing agreements, rights and permits. Nor can GTS assure you that HER will be able to obtain and maintain the additional agreements, rights and permits it needs to implement its business plan on acceptable terms. If HER lost substantial agreements, rights and permits or failed to enter into and maintain required arrangements for the HER networks, such events would have a material adverse effect on HER's business. In addition, HER depends on third parties for leases of dark fiber for substantial portions of its network. If HER is unable to enter into or maintain such leases, this could have a material adverse effect on HER's business, as well as on GTS' operations and the market price of GTS Stock.


     GTS cannot assure you that the HER network will achieve the technical specifications for which it was designed. HER also may be unable to upgrade the network as technological improvements are introduced.


     Falling Prices/Depressed Gross Margins

     Prices in the European long distance industry have declined over the past few years. GTS expects that prices will continue to decline as competition increases and that continuing price cuts in certain retail markets will affect the gross margins of certain of its customers. This, in turn, could affect HER's gross margins, if not offset by increases in volume and reductions in costs.

     Risks Relating to Regulatory Approvals

     To construct and operate the network in accordance with current plans, HER must obtain the necessary regulatory approvals. Licenses, authorizations or registrations have been obtained in Belgium, Denmark, France, Germany, Italy, The Netherlands, Sweden, Switzerland, the UK and the United States. HER intends to file applications in other countries (including Austria, Croatia, Czech Republic, Hungary, Poland, Portugal, Slovakia and Russia) in anticipation of service launch in accordance with the roll-out plan. With the exception of Austria and Portugal, which are members of the European Union and whose laws must comply with European Commission directives, these other countries have not generally liberalized their telecommunications sectors. There can be no assurance that they will do so in a timely manner or at all.

     In addition, the terms and conditions of the licenses, authorizations or registrations granted to HER may limit or otherwise affect HER's scope of operations. There can be no assurances that HER will be able to obtain, maintain or renew licenses, authorizations or registrations to provide the services it currently provides and plans to provide, that such licenses, authorizations or registrations will be issued or renewed on terms or with fees that are commercially viable or that the licenses, authorizations or registrations required in the future can be obtained by HER. The loss of, or failure to obtain, these licenses, authorizations or registrations or a substantial limitation upon the terms of these licenses, authorizations or registrations could have a material adverse effect on HER and could adversely affect the market price of GTS Stock. See "Description of GTS -- Western Europe
-- HER -- Licenses and Regulatory Issues" (page [  ]).

     GTS cannot assure you that the HER network will achieve the technical specifications for which it was designed. HER also may be unable to upgrade the network as technological improvements are introduced.

  INTEGRATION OF RECENT ACQUISITIONS

     GTS acquired NetSource in November 1998 and, upon the consummation of the offer, will acquire Esprit Telecom, which in turn acquired Plusnet in May 1998 and three other telecommunications businesses in 1997. In order to integrate these businesses, GTS must continue to develop its financial and management controls and informations systems. The integration of these acquisitions has required and will continue to require additional expenditures. Although GTS expects these acquisitions to result in operating synergies, it cannot assure you that these acquisitions will achieve the expected benefits or that such benefits will be realized within the time frames that it contemplates. See
"-- Risks Relating to the Offer and Combined Operations of the
Companies -- Nonrealization of Synergies" (page [  ]).

  RISKS RELATING TO EUROPEAN SERVICES STRATEGY

     Early Stage of European Services Strategy. Although GTS has recently completed the acquisition of NetSource, hired certain key personnel and filed certain licensing applications, GTS is still in the early stages of implementing its European Services Strategy. GTS' decision to proceed with the European Services Strategy will depend on its ability to assess potential markets, obtain required governmental authorizations, franchises and permits, identify appropriate additional acquisition candidates, implement efficient information processing systems for billing and customer service and develop a sufficient customer base. If GTS fails to achieve any of the foregoing, it may need to modify, delay or abandon some or all of its European Services Strategy. GTS cannot estimate with certainty the amount and timing of its future capital requirements to implement such strategy. See "-- Additional Capital Requirements" (page [ ]), "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations" (page [ ]), and "Description of GTS -- Western Europe -- European Services Strategy" (page [ ]).


     Regulatory. Because GTS plans to provide, through GTS Business
Services -- Western Europe and GTS Access Services, an expanded array of telecommunications services in Europe, it will become subject to significant additional regulation at the European Union, national and local levels. GTS has applied for licenses to operate as a competitive local exchange carrier in seven cities in Germany and the greater Paris metropolitan area. Delays in receiving regulatory approvals, or the enactment of adverse regulations or regulatory requirements, may have the following adverse consequences:

     - delay or prevent GTS from offering its end-user services in certain European markets;

     - restrict the types of end-user services GTS can offer;

     - restrict GTS from deploying its local networks; and

     - otherwise adversely affect GTS' operations.

     GTS cannot assure you that it will be able to obtain the necessary regulatory approvals on a timely basis or that it will not otherwise be affected by regulatory developments, any of which may have a material adverse effect.

     Competition. The business of providing telecommunications services in Europe is extremely competitive. GTS' success will depend upon its ability to compete with a variety of telecommunications providers in each of its markets. Competitors will include large established national carriers, alliances among telecommunications companies (such as Global One, an alliance among Sprint, Deutsche Telekom AG and France Telecom SA, and KPN/Qwest, an alliance between KPN N.V. and Qwest Communications International, Inc.), facilities-based competitors (including MCI WorldCom, Inc., Viatel, Inc., Econophone, Inc., Primus Telecommunications Group, Incorporated and Cable & Wireless, plc), resellers, data providers, Internet service providers and other providers of bundled services. GTS may also face competition in one or more of its markets from competitors using new or alternative technologies or new applications of existing technologies. These competitors include cable television companies, wireless telephone companies, microwave carriers and satellite companies. Many competitors will have established customer bases and extensive brand name recognition. Many competitors will have greater financial, management and other resources.

     GTS will compete primarily on the basis of price and, to a lesser extent, on the type and quality of services offered. Many potential competitors are able to use their substantial financial resources to cause severe price competition in the markets in which GTS plans to operate, which would force GTS to lower its prices to remain competitive. GTS also expects to lose a significant number of customers as a result of the highly competitive nature of the markets. It may be difficult for GTS to attract and retain a sufficient number of customers to sustain its business. GTS cannot assure you that it will be able to effectively market its expanded service offerings or that competitive pressures will not have a material adverse effect.


     Entering New Markets. GTS will have to make additional significant operating and capital investments to implement the European Services Strategy. GTS will need to develop new products and services and to establish direct and/or indirect sales channels to market its offerings. Sophisticated information and processing systems will be vital to its success, and it will need to implement and integrate the necessary provisioning, billing and collection systems for its services. Prior to its acquisition of NetSource, GTS had no prior experience in offering expanded services in Europe or in targeting European business and government customers. GTS may also rely on third party vendors and contractors for network buildouts and information systems upgrades and will need to obtain rights-of-way and other consents to develop its networks. It cannot assure you that it will be able to implement the European Services Strategy on a timely basis or at all. Any delays in establishing its business in one or more of its targeted markets may have a material adverse effect.



     Reliance on Other Telecommunications Service Providers. To implement the European Services Strategy, GTS will need to enter into interconnection agreements with large established national carriers and other local service providers operating in its target markets. GTS may also need to enter into collocation agreements with, and lease trunking capacity from, such third parties. GTS cannot assure you that it will be able to enter into these interconnection and other agreements on terms that are satisfactory.


     With respect to long distance and international services, GTS will need to enter into resale agreements with long distance and international carriers. These agreements often contain minimum volume commitments. GTS may be obligated to pay underutilization charges if it overestimates its need for transmission capacity. If GTS underestimates its need for transmission capacity, it may need to pay more for the extra capacity needed.

     Acquisition-Related Risks. GTS may enter its targeted markets through additional acquisitions following the NetSource and Esprit Telecom acquisitions. Buying businesses will subject it to certain risks, including, among others:

     - acquired operations and personnel may be difficult to integrate into its operations;

     - GTS' ongoing operations may be disrupted;

     - integrating the acquired business may divert resources and management time from running GTS' ongoing business; and

     - changes in management may impair relationships with employees and customers.

     In addition, GTS' high level of debt (which, upon consummation of the offer, will include the assumed debt of Esprit Telecom) and the terms of its outstanding debt agreements may limit its ability to consummate additional acquisitions. GTS cannot assure you that it will close any such acquisitions or that it will be able to obtain any additional financing needed to finance such acquisitions. Nor can GTS assure you that if GTS closes any acquisitions, the acquired business will be successfully integrated into its operations or will perform as expected.

     Potential Adverse Impact on HER. Many of the services GTS plans to offer in its European end-user services business will compete with the services offered by the customers HER targets as an independent carriers' carrier. If GTS Business Services -- Western Europe and GTS Access Services contract with HER for capacity, GTS expects that they will enter into such arrangements on an arms-length basis. However, the European Services Strategy could affect the perception of HER as an independent operator and could negatively impact HER's ability to attract and retain customers, which could, in turn, have a material adverse effect on HER's operations.

  RISKS RELATING TO REORGANIZATION OF RUSSIAN TELECOMMUNICATIONS INDUSTRY

     The Russian government established Svyazinvest in 1994 to hold the government's interest in 85 regional telecommunication companies. In April 1997, President Yeltsin approved the transfer of additional government-owned telecommunications assets to Svyazinvest. This transfer included the government's 51% stake in Rostelecom (the government controlled international and long distance operator). On July 30, 1997, Mustcom Ltd., a Cyprus-based company that represents the interests of a consortium which includes ICFI Cyprus, Renaissance International Ltd., Deutsche Morgan Grenfell, Morgan Stanley, and certain entities affiliated with an affiliate of George Soros, purchased a 25% stake in Svyazinvest for $1.87 billion. The President had also authorized the sale of another 24% of Svyazinvest at a future date. This sale was scheduled to occur in the second half of 1998. However, in view of the recent deterioration of the Russian economy and political instability, the sale was cancelled. See "-- Risks Relating to Russia and the CIS -- Political" (page [ ] and "-- Economic" (page [ ]).

     As a result of the government's actions, a single entity, Svyazinvest, now owns a majority interest in most of GTS' principal venture partners and other telecommunication service providers in Russia. These companies together provide a range of international and domestic long distance and local telecommunications services throughout Russia. The consolidation of many of its partners under Svyazinvest and the possible sale of a significant interest in Svyazinvest to foreign and/or Russian investors is likely to make Svyazinvest a stronger competitor, and may lead to material adverse changes in the business relationships between GTS and its Russian partners. The continuing privatization of Svyazinvest and the evolution of Russia's government policy regarding Svyazinvest and Rostelecom may have a material adverse effect on GTS and its Russian ventures.

  MANAGING RAPID GROWTH

     GTS continues to construct segments of the HER network, expand its existing operations and expand into additional geographic and service markets when business and regulatory conditions warrant. GTS cannot assure you that it will be able to construct and operate the entire HER network as currently planned, that it will be able to expand with the markets in which its ventures are currently operating or into additional markets at the rate it presently plans or that any existing regulatory barriers to such expansion will be reduced or eliminated.

     As a result of past and expected continued growth and expansion, significant demands have been placed on GTS' management, operational and financial resources and on its systems and controls. In order to manage GTS' growth effectively, including growth resulting from acquisitions, GTS must continue to implement and improve its operational and financial systems and controls, purchase and utilize additional telecommunications facilities and expand, train and manage the employee base. Inaccuracies in GTS' forecasts of market demand could result in insufficient or excessive telecommunications facilities and disproportionate fixed expenses for certain of its operations. As GTS proceeds with its development and expansion, there will be additional demands on its customer support, sales and marketing and administrative resources and network infrastructure. GTS cannot assure you that GTS and its ventures' operating and financial control systems and infrastructure will be adequate to maintain and effectively manage future growth. If GTS fails to continue to upgrade its administrative, operating and financial control systems or unexpected expansion difficulties arise, there could be a material adverse effect on its business, results of operations and financial condition.

  RISKS RELATING TO OPERATIONS IN EMERGING MARKETS

     GTS derives substantial revenues from its operations in emerging markets. Emerging markets subject GTS to numerous risks, including the following:

     - underdeveloped and unstable banking systems;

     - corruption;

     - unexpected changes in regulatory requirements, tariffs, customs and duties and other trade barriers;

     - difficulties in staffing and managing foreign operations;

     - foreign exchange controls, which may restrict or prohibit funds from being exchanged into US dollars and/or transferred abroad;

     - potential adverse tax consequences from operating in multiple jurisdictions with different tax laws;

     - problems in collecting accounts receivable and devaluation of accounts receivable in an inflationary economy;

     - political risks and expropriation;

     - technology export and import restrictions and prohibitions;

     - delays from customs brokers or government agencies;

     - seasonal reductions in business activity; and

     - fluctuations in currency exchange rates.

     The emerging market risks described above could have a material adverse effect on business, results of operations and financial condition of GTS.

     The political systems of many of the emerging market countries in which GTS operates or plans to operate are slowly emerging from an extended period of totalitarian rule. Political conflict and, in some cases, civil unrest and ethnic strife may continue in some of these countries for a period of time. Many of the economies of these countries are weak, volatile and reliant on substantial foreign assistance and investment. Expropriation of private businesses in such jurisdictions remains a possibility. Seizures of businesses or assets may take the form of an outright taking, a ban on the exercise of foreclosure rights, a confiscatory tax, refusal to renew licenses or other policies. Such factors or actions to expropriate or seize its operations could have a material adverse effect on GTS or its operations or frustrate or deny the exercise of its rights. GTS cannot assure you that free market reforms undertaken in certain of the emerging market countries in which it operates will continue to proceed, let alone succeed, and signs of economic instability, retrenchment and scapegoating are evident. These factors may reduce and delay business activity, economic development and foreign investment.


     Judicial officials operating in legal systems in emerging market countries frequently have little or no experience with commercial transactions between private parties. The extent to which GTS' contracts and other obligations owed to GTS will be honored and enforced in emerging market countries is uncertain. GTS may not be able to protect and enforce its rights in emerging market countries, which could have a material adverse effect upon its operations. Additionally, its businesses operate in uncertain regulatory environments. The laws and regulations applicable to its activities in emerging market countries are in general new and subject to change and, in some cases, inconsistent and incomplete. GTS cannot assure you that local laws and regulations will become stable in the future. Changes to such laws and regulations could materially adversely affect operations and GTS' ability to pay its debts. Such changes could adversely affect the value of GTS Stock. See "Description of GTS" (page
[  ]).


  RISKS RELATING TO OPERATIONS IN RUSSIA AND THE CIS

     To date, GTS has earned substantially all of its revenue from operations in Russia and the CIS. Foreign companies conducting operations in the former Soviet Union face significant political, economic, and legal risks. GTS continuously evaluates a number of potential transactions, some of which may involve the contribution of certain of its Russian businesses in exchange for an interest of equal or greater value in the surviving entity. The completion of any such transaction could be material to operations and financial condition and could increase GTS' exposure to such risks.

     Political. The political systems of Russia and the other independent countries of the CIS are in a stage of transition. These systems have been and may become more unstable due to political gridlock, as well as the populace's dissatisfaction with reform, social and ethnic unrest, economic difficulties and changes in government policies. Such instability could lead to events that could have a material adverse effect on operations in these countries.

     In recent years, Russia has been undergoing a substantial political transformation. During this transformation, the Russian parliament enacted legislation to protect private property against expropriation and nationalization. However, due to the lack of experience in enforcing these provisions during the period they have been in effect and due to potential political changes in the future, GTS cannot assure you that such protections would be enforced. Expropriation or nationalization of all or a portion of its business or its assets, whether by an outright taking, a ban on the exercise of foreclosure rights or by confiscatory tax or other policies potentially without adequate compensation, would have a material adverse effect on operations and the market price of GTS Stock.

     The various government institutions in Russia and the CIS and the relations between them, as well as the government's policies and the political leaders who formulate and implement them, are subject to rapid and potentially violent change. Any major changes in, or rejection of, previous policies favoring political and economic reform by the President may have a material adverse effect.

     In March 1998, President Yeltsin dismissed his entire cabinet, including Prime Minister Victor Chernomyrdin, citing, among other things, a need for more dynamism and initiative in the Russian government. At that time, President Yeltsin directed the formation of a new government led by Sergei Kireyenko, the young Prime Minister committed to continuing political and economic reforms. Since March 1998, dramatic political changes have occurred in Russia. In August 1998, Yeltsin dismissed the Kireyenko government and engaged in a struggle with Parliament over leadership of the new government. Ultimately, under pressure from Parliament, Yeltsin withdrew his nomination of Victor Chernomyrdin and accepted Yevgeny Primakov as a compromise candidate. Primakov rapidly received approval from the Duma.


     Primakov has formed his government and is seeking to develop and implement policies to address Russia's current economic crisis. Primakov is not expected to follow the pro-market reform policies of his predecessors. His appointments and policy pronouncements to date are mixed, suggesting that he favors lower value-added and profit taxes, greater government intervention in the economy, deficit spending and stricter currency controls. It is too soon to determine what impact Prime Minister Primakov's policies will have on GTS' business in Russia. The political situation remains very unsettled, especially in view of President Yeltsin's deteriorating health and erratic stewardship of the country. In addition, it is uncertain whether the resolution of these and other issues could have a material adverse effect on the operations of GTS.

     Furthermore, the political and economic changes in Russia have resulted in significant dislocations of authority. As a result of the turmoil at the federal government level and the continuing absence of a strong central government, the regions of Russia are exercising more independence in both political and economic policies. Significant organized criminal activity and high levels of corruption among government officials exist where GTS operates. While GTS does not believe it has been adversely affected by these factors to date, organized or other crime could in the future have a material adverse effect.

     Economic. Russia's serious economic crisis places at risk the economic reforms the Russian government has enacted. In particular, the government has suffered serious setbacks in reducing inflation and stabilizing the currency. These reforms were designed to create the conditions for a more market-oriented economy. For some time, Russia has experienced generally rising unemployment and underemployment, high government debt relative to gross domestic product and high levels of corporate insolvency. Russia continues to experience chronic problems in its tax collection policies. Low tax receipts, coupled with the recent downturn in commodity prices on world markets, have created a serious liquidity problem. The Russian stock market lost approximately 85% of its value during the first ten months of 1998 over concerns about Russia's economy and political instability. Under these circumstances, GTS cannot assure you that (i) reform policies will continue to be implemented and, if implemented, will be successful, (ii) Russia will remain receptive to foreign trade and investment or
(iii) the economy will not suffer additional substantial setbacks. If the Russian economy does not improve, it is likely this will have a material adverse effect on the demand for GTS' services offered in Russia.

     In response to these economic problems, in May and early June 1998, the Russian Central Bank and other Russian governmental authorities adopted a number of measures, including increasing the inter-bank lending rate charged by the Russian Central Bank and the rate offered on sovereign debt obligations, in order to maintain the value of the ruble and reduce the risk of the flight of foreign capital from the Russian economy. On July 13, 1998, the International Monetary Fund, the World Bank and the Japanese government announced a plan to lend Russia $22.6 billion by the end of 1999. Since its disbursement of a first tranche of $4.8 billion at the end of July 1998, the International Monetary Fund has refused to release additional funds until the Russian government implements a number of economic reforms, including measures to enhance tax collections and narrow the budget deficit. The World Bank and the Japanese government appear to be following the International Monetary Fund's lead with respect to their remaining commitments under the $22.6 billion loan. The measures taken in May, June and July 1998 failed to stabilize the economy and to provide adequate liquidity.

     On August 17, 1998, the Russian government and the Central Bank of Russia announced emergency steps to improve liquidity (the "August 17 Decision"). Pursuant to this decision, the ruble's value was allowed to float between 6.0 and 9.5 rubles to the US Dollar. Also, a 90-day moratorium was placed on the payment of foreign exchange to meet certain obligations of Russian entities. Finally, the Russian government announced that it intended to restructure the payment terms of certain treasury bills. Since the August 17 Decision, the ruble's value has declined substantially below the 9.5 ruble/US Dollar floor set in the August 17 Decision. As a result, GTS' financial performance has been negatively affected. GTS recorded a $13.1 million pre-tax charge for the quarter ended September 30, 1998, which consisted primarily of foreign currency exchange losses for ruble-denominated net monetary assets. The remainder of the charge consists of estimates for uncollectible accounts receivable and unrecoverable cash deposits in certain Russian banks.

     In addition, the Russian government has defaulted on payments, and proposed a restructuring, of certain commercial and sovereign debt obligations which has been criticized by Western holders of such obligations. As a result, it is likely that the Russian government and Russian businesses will have difficulty accessing Western financial markets for the foreseeable future.

     Although the 90-day moratorium has not been extended, the consequences of the August 17 Decision and its aftermath remain unclear. GTS cannot assure you that these emergency measures, coupled with the policies of Russia's new government, will be sufficient to stabilize the currency, enhance liquidity, avoid hyperinflation, improve the collections, narrow the budget or prevent further economic dislocation. In particular, there is a risk that there could be a further significant and sudden decline in the value of the ruble resulting in additional exchange-related losses for GTS and increased loss of investor confidence in the Russian economy. Such consequences could have a material adverse effect on GTS and its financial condition and results of operations and the Russian economy generally. See "-- Currency and Exchange Risks" (page [ ]).

     The International Monetary Fund and the G-7 have thus far refused to advance emergency funds to Russia to address the recent liquidity crisis. In addition, the International Monetary Fund may not disburse the remaining portions of the $22.6 billion loan referenced above, unless the Russian government complies with the conditions of such loan. This underscores the extent to which Russia, the CIS and other emerging countries in which GTS operates are dependent upon substantial financial assistance from several foreign governments and international organizations. If any of this financial assistance is reduced or eliminated, economic development in Russia, the CIS and such other countries may be adversely affected.

     Russian and CIS businesses have a limited operating history in market-oriented conditions. The relative infancy of the business culture is reflected in the Russian banking system's under-capitalization and lack of liquidity. Many Russian banks continue to have cash shortages. The Russian Central Bank has reduced banks' reserve requirements in order to inject more liquidity into the Russian financial system, but has stressed that it will not bail out the weaker banks. Many of these banks are expected to disappear over the next several years as a result of bank failure and anticipated consolidation in the industry. A general Russian banking crisis could have a material adverse effect on GTS' financial performance and the viability of GTS' receivables, GTS' ability to recover funds deposited in Russian banks and on GTS' operations. The banking crisis could also adversely affect the value of GTS Stock.

     Regulation of the Telecommunications Industry. The Russian telecommunications system is currently regulated largely through the issuance of licenses. There is currently no comprehensive legal framework with respect to the provision of telecommunications services in Russia, although a number of laws, decrees and regulations govern or affect the telecommunications sector. As a result, ministry officials have a fairly high degree of discretion to regulate the industry. Although telecommunication licenses may not be transferred under Russian law, Goskomsvyaz, the successor of the Russian Ministry of Communications, has adopted the position that licensees may enter into agreements with third parties to provide services under the licensee's license. However, the Goskomsvyaz does not generally review agreements entered into by licensees. Current or future regulation of the Russian telecommunications systems could have a material adverse effect.

     Current Russian legislation governing foreign investment activities does not prohibit or restrict foreign investment in the telecommunications industry. However, press reports from Russia reveal that certain factions of the Russian government are considering nationalizing certain strategic industries and imposing foreign ownership restrictions as a result of the August 17 Decision and its aftermath. Nationalization of industries or future regulation of foreign investment in the telecommunications industry could have a material adverse effect.

     In addition, members of the Russian government cannot agree on the manner and scope of government control over the telecommunications industry. Because the telecommunications industry is widely viewed as strategically important to Russia, GTS cannot assure you that government policies liberalizing control over the telecommunications industry will continue. Any change in or reversal of such governmental policies could have a material adverse effect. See "Description of GTS -- Russia and the CIS -- Licenses and Regulatory Issues" (page [ ]).

     Legal Risks. The Russian and CIS governments have made an effort to transform their economies into more market-oriented economies. In particular they have rapidly introduced laws, regulations and legal structures intended to give participants in the economy a greater degree of confidence in the legal validity and enforceability of their obligations. Risks associated with the legal systems of Russia and the other independent republics of the CIS include:

     - the untested nature of the independence of the judiciary and its immunity from economic, political or nationalistic influence;

     - the relative inexperience of judges and courts in commercial dispute resolutions and legal interpretation;

     - inconsistencies among laws, presidential edicts, government decrees and ministerial orders;

     - the lack of legislative, judicial or administrative guidance on interpreting the applicable rules;

     - a high degree of discretion on the part of government authorities and arbitrary decision making which increases, among other things, the risk of property expropriation; and

     - problems in enforcing judicial and administrative decisions.

     The result has been considerable legal confusion, particularly in areas such as company law, commercial and contract law, securities and antitrust law, foreign trade and investment law and tax law. Accordingly, GTS cannot assure you that it will be able to enforce its rights in any disputes with its joint venture partners or other parties in Russia or the CIS. In addition, GTS cannot assure you that its ventures will be able to enforce their respective rights in any disputes with partners, customers, suppliers, regulatory agencies or other parties in Russia or that it will be found to be in compliance with all applicable laws, rules and regulations.

     Taxes. Generally, taxes payable by Russian companies are substantial. In addition, taxes payable by Russian companies are numerous and include taxes on profits, revenue, assets and payroll as well as value-added tax. In addition, statutory tax returns of Russian companies are not consolidated and therefore, each company must pay its own Russian taxes. Because there is no consolidation provision, dividends are subject to Russian taxes at each level that they are paid. Currently, dividends are taxed at 15% and the payor is required to withhold the tax when paying the dividend, except with respect to dividends to foreign entities that qualify for an exemption under treaties on the avoidance of double taxation. To date, the system of tax collection has been relatively ineffective, resulting in the continual imposition of new taxes in an attempt to raise government revenues. This history, plus the existence of large government budget deficits, raises the risk of a sudden imposition of arbitrary or onerous taxes, which could adversely affect GTS.

     Because of uncertainties associated with the laws and regulations of the Russian tax system and the increasingly aggressive interpretation, enforcement and collection activities of the Russian tax authorities, GTS' Russian taxes may be in excess of the estimated amount expensed to date and accrued on GTS' balance sheets. It is the opinion of GTS that the ultimate resolution of GTS' Russian tax liability, to the extent not previously provided for, will not have a material adverse effect on its Russian shareholding and financial condition. However, depending on the amount and timing of an unfavorable resolution of this contingency, it is possible that its future results of operations or cash flows could be materially affected in a particular period.

     In various foreign jurisdictions, GTS is obligated to pay value-added tax on the purchase or importation of assets, and for certain other transactions. In many instances, value-added tax liabilities can be offset against value-added tax which GTS collects and otherwise would remit to the tax authorities, or may be refundable. Because the law in some jurisdictions is unclear, the local tax authorities could assert that GTS is obligated to pay additional amounts of value-added tax. In the opinion of GTS, any additional value-added tax which GTS may be obligated to pay would not be material.

  ADEQUACY OF MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN EMERGING MARKETS

     Many of the emerging market countries in which GTS operates, including Russia and the CIS, are deficient in management and financial reporting concepts and practices, and lack modern banking, computer and other control systems. GTS has also historically had difficulty hiring and retaining a sufficient number of qualified employees to work in these markets. As a result, GTS has had difficulty:

     - establishing management, legal and financial controls;

     - collecting financial data;

     - preparing financial statements, books of account and corporate records;
       and

     - instituting business practices that meet Western standards.

     GTS has a policy worldwide of complying with all applicable laws and ensuring that all of its employees understand and comply with such laws. The application of the laws of any particular country, however, is not always clear or consistent. Emerging market countries often have commercial practices and less developed legal and regulatory frameworks that differ significantly from practices in the United States and other Western countries. In addition, some practices, such as the payment of fees for the purpose of obtaining expedited customs clearance and other commercial benefits that may be common methods of doing business in these markets, might be unlawful under the laws of the United States and other western countries. As a result of the difficulty GTS has experienced in emerging markets in instituting business practices that meet Western reporting and control standards, it has been unable to ascertain whether certain practices by its ventures, which were not in accordance with GTS policy, were in compliance with applicable US and foreign laws. If it were to be determined that GTS or any of its ventures were involved in unlawful practices and were the factual and legal issues relating thereto to be resolved adversely, GTS or its ventures could be exposed, among other things, to significant fines, risk of prosecution and loss of its licenses. See "-- Risks Relating to Emerging
Markets" (page [  ]) and "-- Government Regulation" (page [     ]).

     In light of these circumstances, in the second half of 1996 GTS increased its efforts to improve its management and financial controls and business practices. GTS recruited a more experienced financial and legal team, including a new Chief Financial Officer of GTS, a senior finance officer overseeing all of the regions in which GTS operates, a senior finance officer for the CIS region, and a senior legal officer for the CIS region. GTS also established a treasury group and adopted a more rigorous Foreign Corrupt Practices Act compliance program. GTS has developed and implemented a training program for employees regarding US legal and foreign local law compliance. GTS also appointed a Compliance Officer responsible for monitoring compliance with such laws and training GTS personnel around the world. In connection with these developments, GTS expanded its corporate business practices policy to include, in addition to compliance with US laws such as the Foreign Corrupt Practices Act, compliance with applicable local laws such as the conflict of interest rules under the 1996 Russian Joint Stock GTS Law, currency regulations and applicable tax laws.

     In addition, in early 1997, GTS retained special outside counsel to conduct a thorough review of certain of its business practices in the emerging markets in which GTS operates to determine whether deficiencies existed that needed to be remedied. As a result of this review, GTS replaced certain senior employees in Russia and instituted additional and more stringent management and financial controls. The review did not identify any violations of law that GTS believes would have a material adverse effect on its financial condition. However, if GTS were found by government authorities to have violated any law, depending on the penalties assessed and the timing of any unfavorable resolution, future results of operations and cash flows could be materially adversely affected in a particular period.

     Although GTS believes that the special counsel review was properly conducted and was sufficient in scope, it cannot assure you that all potential deficiencies have been identified or that the control procedures and compliance programs initiated will be effective. GTS believes, however, that the actions taken since the review to strengthen GTS' management, financial controls and legal compliance will be adequate to address any possible deficiencies. In addition, the Audit Committee of the GTS Board recently reviewed the legal compliance procedures. The implementation of their recommendations and their continued oversight of the compliance process in the future will help to ensure that any problems in such procedures are addressed.

  DEPENDENCE ON CERTAIN LOCAL PARTIES; ABSENCE OF CONTROL


     GTS developed many of its operations, including joint ventures under GTS Business Services -- CIS, such as Sovintel, TeleRoss and GTS Cellular, in cooperation or partnership with key local parties, such as regional telephone companies. GTS is substantially dependent on its local partners to provide it with marketing expertise and knowledge of the local regulatory environment. This local knowledge helps facilitate the acquisition of necessary licenses and permits. GTS' failure to form or maintain alliances with local partners, or the preemption or disruption of such alliances by its competitors or otherwise, could adversely affect its ability to penetrate and compete successfully in the emerging markets in which it operates or plans to enter. In addition, in the uncertain legal environments in which GTS operates, certain of its businesses may be vulnerable to local government agencies or other parties who wish to renegotiate the terms and conditions of, or terminate, their agreements or other understandings with GTS.


     Under the terms of various joint venture agreements GTS has the right to nominate key employees, direct the operations and determine the strategies of such joint ventures' governance. However, its partners in some ventures have the ability to frustrate the exercise of such rights. Significant actions by most ventures, such as approving budgets and business plans, declaring and paying dividends, and entering into significant corporate transactions effectively require the approval of its local partners. Further, GTS would be unlikely as a practical matter to want to take significant actions without the approval of its joint venture partners. Accordingly, GTS' inability to unilaterally control the operations of its joint ventures could have a material adverse effect on its operations and on the market price of GTS Stock.

     In addition, GTS frequently competes with venture partners in the same markets. For example, Rostelecom, GTS' partner in Sovintel, is the dominant international and domestic long distance carrier in Russia. Similarly, many of GTS' regional telephone company partners in the TeleRoss Ventures offer cellular services in direct competition with certain of the operations of GTS Cellular. Such competition may lead to conflicts of interest for GTS or its partners in the operations of these ventures. GTS cannot assure you that any such conflicts will be resolved in its favor. See " -- Risks Relating to Reorganization of Russian Telecommunications Industry" (page [ ]).

  GOVERNMENT REGULATION

     As a multinational telecommunications company, GTS is subject to varying degrees of regulation in each of the jurisdictions in which its ventures provide services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which it operates. Future regulatory, judicial and legislative changes could have a material adverse effect. In addition, regulators or third parties may raise material issues with regard to its compliance or noncompliance with applicable regulations.

     Many of GTS' ventures require telecommunications licenses, most of which were granted for periods of 3 to 10 years. The terms and conditions of these licenses may limit or otherwise affect the ventures' scope of operations. GTS has had favorable experience obtaining, maintaining and renewing licenses in the past. However, it cannot assure you that it will be able to obtain, maintain or renew licenses to provide the services it currently provides and plans to provide or that such licenses will be issued or renewed on terms or with fees that are commercially viable. In addition, GTS cannot assure you that it can obtain licenses required by future ventures. The loss of or a substantial limitation upon the terms of these telecommunications licenses could have a material adverse effect. See each section under "Description of GTS" entitled "Licenses and Regulatory Issues" (pages [ ]).


     A substantial portion of HER's strategy is based upon the timely implementation of regulatory liberalization of the European Union telecommunications market. This liberalization is occurring in accordance with existing European Community directives. Although European Union member states had a legal obligation to liberalize their markets in accordance with these directives by January 1, 1998, further measures may be required to make markets fully competitive. In addition, the European Commission granted Ireland, Portugal, Spain, Luxembourg and Greece extensions from the January 1, 1998 deadline. Ireland and Spain, subsequently, liberalized on December 1, 1998.

     In order to give effect to European Community directives in each member state, national governments must pass legislation implementing the directives. Some European Union member states have yet to implement existing European Community directives fully and similar delays may occur in the implementation of any future directives. This could limit, constrain or otherwise adversely affect HER's ability to provide certain services. Even if a European Union member state adopts liberalization measures in a timely way, there may be significant resistance to the implementation of such measures from established national or regional telecommunications operators, regulators, trade unions and other sources. Further, HER's provision of services in Europe may be materially adversely affected if any European Union member state imposes greater restrictions on international services between the European Union and other countries than on international services within the European Union. These and other potential obstacles to liberalization could have a material adverse effect on HER's operations by preventing HER from establishing its network as currently intended. These obstacles could also have a material adverse effect.


     GTS cannot assure you that each European Union member state will proceed with the expected liberalization on schedule, or at all, or that the trend toward liberalization will not be stopped or reversed in any of the countries. Accordingly, HER faces the risk that it will establish the HER network and make capital expenditures in a given country in anticipation of regulatory liberalization which may not occur.

  COMPETITION

     GTS faces significant competition in all of its existing telecommunications businesses and for acquisition and development opportunities in both emerging and Western European markets.

     GTS' competitors in these markets include the following:

     - established national or regional telecommunications operators,

     - multinational telecommunications carriers,

     - other telecommunications developers,

     - certain niche telecommunications providers and

     - joint venture partners.

     In addition, as a result of the recent combination under Svyazinvest of the Russian government's majority interest in Rostelecom and 85 of the regional telephone companies, GTS may be subject to more coordinated competition from its partners in the Russian telecommunications market in the future. Although GTS believes it has a favorable and cooperative relationship with its joint venture partners, GTS cannot assure you that these partners will continue to cooperate with it in the future or that they will not increase competitive pressures. Any measures taken by the partners that reduce their level of cooperation with GTS could jeopardize its ability to participate in the management and operation of its joint ventures and could have a material adverse effect.

     The European and international telecommunications industries are competitive. Various telecommunications companies, including MCI WorldCom, Inc., Viatel, Inc., KPN N.V., Qwest Communications International, Inc., Deutsche Telekom AG and France Telecom S.A., Global Crossing Ltd. and British Telecommunications plc, have announced plans to construct, have begun to construct or are operating fiber optic networks across various European countries.

     HER "point-to-point" transborder service offering also competes with circuits currently provided by large established national carriers through international private leased circuits. The liberalization of the European telecommunications market is likely to attract additional entrants to both the "point-to-point" and other telecommunications markets. GTS cannot assure you that HER will compete effectively against its current or future competitors.

     Many of GTS' competitors have substantially greater technical, financial, marketing and other resources. GTS cannot assure you that it will be able to successfully overcome the competitive pressures to which it is subject in its present and future operating markets. See each section under "Description of GTS" entitled "Competition" (pages [ ]).

     Many of GTS' current and potential competitors are not subject to, or constrained by the prohibitions of, the Foreign Corrupt Practices Act, including the prohibition against making payments to government officials in order to obtain commercial benefits. GTS is subject to, and seeks to comply with, the limitations and prohibitions of such law, and accordingly may be subject to competitive disadvantages to the extent that its competitors are able to secure business, licenses or other preferential treatment through the making of such payments. Accordingly, GTS cannot assure you that it will be able to compete effectively against companies free from such limitations in the emerging markets where such commercial practices are commonplace. See "-- Adequacy of Management, Legal and Financial Controls in Emerging Markets" (page [ ]).

  CERTAIN STOCKHOLDERS MAY INFLUENCE MAJOR DECISIONS IN OUR BUSINESS


     At December 31, 1998, the Soros Associates beneficially owned approximately 12.5% of GTS Stock (and 10.1%, assuming the Offer is consummated) and Alan B. Slifka and certain of his affiliates beneficially owned 5.8% of GTS Stock (and 4.7%, assuming the Offer is consummated). In addition, two persons who are affiliated with the Soros Associates serve on the GTS Board. As a result, either of these two stockholder groups may significantly influence decisions which stockholders must approve, such as the election of directors and other decisions relating to the management of business.


  RISKS OF CONDUCTING BUSINESS IN FOREIGN CURRENCIES

     GTS conducts all of its operations outside the United States. As a result, a substantial portion of its revenues (as well as the majority of its operating expenses) are in foreign currencies, which will subject it to significant foreign exchange risks. In particular, because GTS does business in certain countries that have "soft currencies", it may accumulate cash in currencies that are not readily convertible into hard currency, significantly limiting its ability to repatriate its profits from those countries. These factors may adversely affect GTS' operations, as well as limit its ability to reinvest earnings from ventures in one country to fund the capital needs of its ventures in other countries.


     GTS has earned most of its revenue to date in Russia. The value of the ruble against the US Dollar has steadily declined. As a result of the August 17 Decision and its aftermath, the value of the ruble against the US Dollar has fallen even more significantly, negatively affecting GTS' financial performance. During the quarter ended September 30, 1998, GTS recorded a $13.1 million pre-tax charge. The largest portion of the charge consisted of foreign currency exchange losses on its net monetary assets that are denominated in rubles. The remainder of the charge reflects its estimate on its ability to collect accounts receivable and the potential loss of cash deposits in Russian banks.



     The tariffs GTS sets for its customers in Russia are generally denominated in US Dollars, whereas GTS invoices and collects its charges in rubles. GTS' major capital expenditures are generally denominated and payable in various foreign currencies. When these capital expenditures involve importing equipment and the like, current law permits it to convert its ruble revenues into foreign currency to make such payments. However, as a result of the August 17 Decision and its aftermath, it may become more difficult for GTS to convert rubles to US Dollars or other "hard" currencies.


     The ruble is generally non-convertible outside Russia, although, in late April 1998, the Chicago Mercantile Exchange announced that the ruble is a currency that will be available for futures and options trading. Within Russia, the market for converting rubles into other currencies is limited and is subject to rules that restrict the purposes for which conversion and payment are allowed. This market may become even more restricted as a result of policies the new Russian government may implement. The limited availability of other currencies may tend to inflate their values relative to the ruble. It is uncertain whether such a market in Russia will continue to exist.

     The banking system in Russia is in crisis as a result of the August 17 Decision and its aftermath. Considerable delays may occur in the transfer of funds within, and the remittance of funds out of, Russia. The

90-day moratorium that the August 17 Decision imposed on certain foreign exchange payments delayed transfers of funds. Although the 90-day moratorium has expired, it could be renewed or established in another form if the Russian government and Central Bank anticipate further liquidity crises. Any delay in converting rubles into foreign currency to make a payment or delay in the transfer of such foreign currency could have a material adverse effect.

     When the Russian government announced the August 17 Decision, it abandoned its policy since November 1997 of pegging the ruble/US Dollar exchange rate to fluctuate within a certain narrow range. Since the August 17 Decision, the Russian authorities have been unable to maintain a stable exchange rate. Thus, an additional significant and sudden decline in the value of the ruble might occur. A significant and sudden devaluation of the ruble could have a material adverse effect on GTS and its results of operations.


     GTS historically has not used hedging transactions to limit its exposure to risks from doing business in foreign currencies. GTS has developed risk management policies that establish guidelines for managing foreign exchange risk. As part of these policies, GTS has designed a reporting process to monitor the potential exposure on an ongoing basis. GTS uses the output of this process to determine the materiality of foreign currency exposure and determine whether it is practical and/or economically justified to execute financial hedges.



     For those operating companies that transact their business in currencies that are not readily convertible, GTS' ability to hedge exposure is limited because financial hedge instruments for these countries are nonexistent or limited and also pricing of these instruments is often volatile and not always efficient. GTS attempts to minimize its exposure by indexing its invoices and collections to the applicable dollar/foreign currency exchange rate to the extent its costs (including interest expense, capital expenditures and equity) are incurred in US dollars. Although GTS is attempting to match revenues, costs, borrowing and repayments in terms of their respective currencies, GTS has experienced, and may continue to experience, losses and a resulting negative impact on earnings with respect to holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluations against the US dollar. In April 1998, HER entered into a currency swap contract to limit its exposure to currency risks from the $265 million of 11.5% senior notes that HER issued in August 1997.


  EXCHANGE CONTROLS AND RISKS OF NOT BEING ABLE TO REPATRIATE PROCEEDS FROM RUSSIAN INVESTMENTS

     Russia has adopted currency and capital transfer regulations to prevent the flight of capital from its borders. These regulations require certain licenses for the movement of capital. The incurrence and repayment of debt and the payment of capital contributions in foreign currency to Russian entities are subject to these regulations. GTS is resolving licensing issues with respect to certain intercompany loans and capital contributions with the applicable government agencies. GTS does not believe that the issues raised by these agencies concerning its license will have a material adverse effect on its financial condition or results of operations. It is possible, however, that the Russian government authorities could take an unexpected adverse position on these issues that could materially affect its business.

     GTS cannot assure you that Russian foreign investment and currency legislation will continue to permit it to repatriate the proceeds from its investments. GTS also cannot be sure whether the Russian government authorities will impose more restrictions on the conversion of ruble earnings into foreign currency to pay dividends or repatriate profits. If further restrictions were imposed, they would have a material adverse effect on its interests in Russia.

  DEPENDENCE ON KEY PERSONNEL

     GTS believes that its growth and future success will depend in large part upon a small number of key executive officers, as well as on its ability to attract and retain highly skilled personnel to work in the emerging markets in which it operates. The competition for qualified personnel in the telecommunications industry is intense, particularly in the emerging markets where it operates. GTS cannot assure you that it will be able to hire and retain qualified personnel. Despite changes of personnel in Russia and the CIS, GTS believes it has maintained a strong management team. However, GTS cannot assure you as to what effect such personnel changes will have on its operations in Russia and the CIS.

  DEPENDENCE ON EFFECTIVE INFORMATION SYSTEMS

     GTS must record and process massive amounts of data quickly and accurately. While GTS believes its ventures' management information systems are currently adequate, these systems will have to grow as the businesses expand. GTS believes that the successful expansion of its information systems and administrative support will be important to its continued growth, as well as to its ability to monitor and control costs, to bill customers accurately and on time and to achieve operating efficiencies. GTS may, however, encounter delays or cost-overruns or suffer adverse consequences in implementing these systems. Any such delay or other malfunction of its management information systems could have a material adverse effect on GTS' business, financial condition and results of operations.

  TAXES; NET OPERATING LOSS CARRYFORWARDS MAY NOT BE USABLE

     The tax rules and regimes which exist in certain emerging markets in which GTS operates or plans to operate are, in many cases, new and rapidly changing. If GTS repatriates profits from those countries, it may incur additional taxes. Also, other taxes, such as value added tax, excise taxes and import duties are changing at an unpredictable pace and could have an adverse effect on its operations.

     GTS relies on certain tax benefits in the countries in which it operates as well as in the United States. GTS' ability to use these tax benefits is subject to changes in the rules relating to tax holidays and in the provisions of tax treaties with the United States. Some of its ventures in the CIS and Hungary benefit from tax holidays granted by local governments. These tax holidays range from five to several years, and go into effect once GTS' operations achieve profitability under local tax regulations. In addition to those tax holidays, certain of GTS' foreign ventures have accumulated foreign tax loss carryforwards in excess of $60.0 million.


     As of December 31, 1997, GTS had net operating loss carryforwards for US federal tax purposes of approximately $110 million expiring in 2003 through 2012. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, GTS' ability to use the tax benefits from its net operating loss carryforwards is \subject to an annual limit as a result of the initial public offering and the follow on stock offering and convertible senior subordinated debenture due 2010 offering carried out in July 1998.


     GTS' financial statements do not reflect any provision for the tax benefits from the US and non-US loss carryforwards. GTS cannot assure you that local tax authorities will allow it to apply these loss carryforwards, in part or full, to reduce taxes on its future income.

  CHANGES IN TECHNOLOGY

     The telecommunications industry has experienced rapid changes in technology. These technological advances may reduce the effectiveness of existing technology and equipment. The cost to implement emerging and future technologies could be significant. Also, GTS buys or uses telecommunications equipment from a number of vendors. GTS depends on these vendors to adapt this equipment to meet varying local telecommunications standards. GTS may be unable to maintain competitive services or obtain new technology on a timely basis or on satisfactory terms. If it fails to maintain competitive services, or obtain new technologies, that could have a material adverse effect on business, financial condition and results of operations.

     Developing and operating the HER network also poses certain technological risks. The network is designed to use SDH technology. While SDH is an advanced new transmission technology, HER may need to upgrade its technology from the SDH platform to be able to offer its services at a cheaper price than its competitors. GTS cannot assure you that the HER network will achieve the technical specifications for which it was designed. HER also may be unable to upgrade the network as technological improvements are introduced. These factors could materially and adversely affect the viability of the HER network, the prospects of GTS, its operations and the market price of GTS Stock.

  RISKS ASSOCIATED WITH POTENTIAL FAILURE OF GTS' SYSTEMS TO RECOGNIZE YEAR 2000



     The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Because of this programming convention, software, hardware or firmware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including among others, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.



     GTS is undertaking a comprehensive program to address the Year 2000 issue with respect to the following:



     - GTS' information technology systems;



     - GTS' non-information technology systems;



     - GTS' business partners;



     - The systems of GTS' telecommunications, hardware and software vendors;
       and



     - GTS' customers.



     GTS' Year 2000 program involves four phases: (1) a wide ranging assessment of Year 2000 problems that might affect GTS; (2) the development and implementation of remedies to address discovered problems; (3) preventing future Year 2000 problems from arising; and (4) the testing of GTS' system. GTS completed phase 1 at the end of the fourth quarter of 1998. GTS began phases 2, 3 and 4 of this program during the first quarter of 1999. These phases are expected to be completed during the second quarter of 1999. Both GTS and Esprit Telecom have identified to each other individuals at each respective company who will work together to assess and remedy Year 2000 problems that might affect the combined business.



     The proper functioning of GTS' systems also depends on the proper functioning of systems of third parties, such as GTS' telecommunications, hardware and software vendors and GTS' customers. In addition to currently identifying GTS' own applications that will not be Year 2000 compliant, GTS is taking steps to determine whether third parties are doing the same. The failure of third parties to remedy their own Year 2000 problems may cause business interruptions or shutdown, financial loss, regulatory actions, reputational harm and/or legal liability. GTS cannot assure you that GTS' Year 2000 program or the programs of third parties who do business with GTS will be effective or that GTS' estimates about the timing and cost of completing GTS' program will be accurate. See "GTS Management's Discussion and Analysis of Financial Condition
and Results of Operations -- Year 2000 Compliance." (page [     ])


  DIFFICULTY IN OBTAINING RELIABLE MARKET INFORMATION

     GTS operates in markets in which it is difficult to obtain reliable market information. GTS has based its business planning on certain assumptions concerning total revenue, business and consumer breakdown revenue, revenue from various products and services, pricing, competition, operating expenses and capital expenditures and its own investigation of market size and conditions and its experience in other markets. GTS cannot assure you that either its assumptions or data provided by outside sources are accurate or that they are indicative of actual market conditions.

  SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS; POTENTIAL ADVERSE IMPACT ON MARKET PRICE FROM SALES OF GTS STOCK


     As of December 31, 1998, 64,577,715 shares of GTS Stock were outstanding excluding (v) 9,639,506 shares for which outstanding warrants and options are exercisable, (w) 5,880,050 shares into which the Convertible Bonds are convertible, (x) the 8,481,417 shares into which the Debentures are convertible and (y) shares issued in connection with the Offer.



     Of the 64,577,715 outstanding shares of GTS Stock, the 12,765,000 shares registered in the IPO and the 14,506,900 shares registered in the July 1998 Stock Offering will be freely tradable without restriction under the Securities Act. However such shares held by "affiliates" may generally be resold only in compliance with applicable provisions of Rule 144 under the Securities Act, as described below. Of the remainder, approximately 20,000,000 additional shares have been resold or may be resold under Rule 144 without restriction under the Securities Act. An additional approximately 12,762,000 shares have been resold or may be resold under Rule 144 subject to volume and manner limitations. In addition, the 8,481,417 shares into which the Debentures are convertible will be freely tradable without restriction under the Securities Act.

     In addition, GTS has filed and the SEC has declared effective three registration statements. One registration statement covers the resale of the Convertible Bonds and the shares of GTS Stock into which the Convertible Bonds are convertible. Two registration statements on Form S-8 cover the resale of shares of GTS Stock issued to employees, officers and directors under our employee benefit plans.

     Furthermore, GTS has agreed to file with the SEC a shelf registration statement (the "Shelf Registration Statement") covering all of the shares of GTS Stock (and securities convertible into or exercisable for shares of GTS Stock) owned by Alan B. Slifka and his affiliates and the Soros Associates that were not sold in the July 1998 Stock Offering (the "Affiliate Shares"). GTS agreed to file the Shelf Registration Statement in exchange for these shareholders agreeing to certain restrictions on their ability to resell such Affiliate Shares. These restrictions apply for specified periods after closing of the July 1998 Offerings. Under these restrictions, holders of Affiliate Shares cannot, subject to certain exceptions, sell any such shares during the first six months after the closing date of the July 1998 Offerings. They may, however, sell 50% of such shares six months after the closing date of the July 1998 Offerings; 75% of such shares nine months after the closing date of the July 1998 Offerings; and 100% of such shares twelve months after the closing date of the July 1998 Offerings.


     Certain limited partners of partnerships affiliated with Alan B. Slifka and currently in dissolution may, upon giving GTS advance notice, withdraw some or all of their shares of GTS Stock from registration under the Shelf Registration Statement. By withdrawing their shares, those persons would no longer be bound by the restrictions on sale. The number of shares of GTS Stock that such persons may withdraw is capped at 726,953 shares of GTS Stock minus the number of shares such persons sold in the July 1998 Stock Offering.


     GTS has also agreed to file a shelf registration statement covering all of the shares of GTS Stock that may be issued to holders of NetSource stock in connection with the acquisition of NetSource. Up to a total of 4,037,500 shares may be issued by GTS in connection with this acquisition.

     GTS cannot predict what effect, if any, that future sales of GTS Stock or the availability of GTS Stock for sale would have on the market price for GTS Stock. Sales of large numbers of shares of GTS Stock in the public market pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, or the perception that sales could occur, may have an adverse effect on the market price for GTS Stock. "Description of GTS Capital Stock -- Prior Purchase Agreements -- Registration Rights" (page [ ]).

  NO DIVIDEND PAYMENTS ARE EXPECTED

     GTS does not intend to pay any cash dividends in the foreseeable future. Also, its ability to pay dividends is prohibited under the terms of an existing debt agreement. If GTS raises any capital in the future, it may be restricted from paying dividends under the terms of such financings. In addition, the August 17 Decision and other actions that the Russian government may take in the future may restrict the ability of the ventures in Russia to declare and pay dividends.

  ANTI-TAKEOVER PROVISIONS

     Certain anti-takeover provisions could delay or prevent a third party from gaining control of GTS in a transaction that the GTS Board had not negotiated and approved, even if such change in control would be beneficial to stockholders. These anti-takeover provisions include:

     - Section 203 of the Delaware General Corporations Law, which prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder" except in certain limited circumstances.

     - Certain provisions of GTS' charter and by-laws, including:

      - a classified GTS Board serving staggered three-year terms;

      - restrictions on who may call a special meeting of stockholders;

      - a prohibition on stockholder action by written consent;

      - restrictions on the removal of directors;

      - supermajority voting requirements with respect to certain amendments to the Charter; and

      - the authority to issue shares of preferred stock and to determine the rights without stockholder approval.

     - A shareholders' rights plan.

     See "Description of GTS Capital Stock -- Certain Charter and By-Law
Provisions" (page [     ]).

  US JUDGMENTS MAY NOT BE ENFORCEABLE ABROAD


     Substantially all of GTS' assets (including all of the assets of its operating ventures) are located outside the United States. As a result, it will be necessary to comply with foreign laws in order to enforce judgments obtained in a US court (including those with respect to federal securities law claims) against the assets of GTS' operating ventures. GTS cannot assure you that any US judgments would be enforced under any such foreign laws.


  STOCK PRICE MAY BE VOLATILE

     The market price for GTS Stock could fluctuate due to various factors. These factors include:

     - political and economic development in emerging markets (including Russia and the CIS);

     - announcements by GTS or its competitors of new contracts, technological innovations or new products;

     - other announcements concerning GTS or its competitors;

     - changes in government regulations;

     - fluctuations in GTS' quarterly and annual operating results; and

     - general market conditions.

     In addition, the stock markets have, in recent years, experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, have adversely affected, and may continue to adversely affect, the market price of GTS Stock.

RISKS SPECIFIC TO ESPRIT TELECOM


     Set out below is a description of certain risk factors that may affect Esprit Telecom's business and results of operations from time to time as an independent company. Should the Offer be completed, these risk factors could change in certain significant respects. In addition, the Offer could impact the business of Esprit Telecom in a variety of respects the effects of which are not yet known to Esprit Telecom, but which could ultimately have adverse effects on Esprit Telecom. In particular, should the Offer not be completed, the business of Esprit Telecom may be materially adversely affected.


     LIMITED OPERATING HISTORY; HISTORICAL AND ANTICIPATED FUTURE OPERATING LOSSES;
     NEGATIVE EBITDA; NET LOSSES


     Esprit Telecom commenced operations in June 1992 with limited business in Spain and has since further expanded its operations to cover the UK, Germany, The Netherlands, France, Belgium, Ireland and Italy. As a result of its recent development, Esprit Telecom has generated limited revenue in markets other than the UK, Germany and The Netherlands. Esprit Telecom, its customer base and the Esprit Network have grown significantly in the last three years as investments from its principal shareholders and proceeds from financings have allowed Esprit Telecom to expand into key European markets. In addition, Esprit Telecom intends to enter new European markets and offer new telecommunications services. Accordingly, Esprit Telecom can offer no assurance that Esprit Telecom's future operations will generate operating or net income, and Esprit

Telecom's prospects must therefore be considered in light of the risks, costs and time constraints inherent in establishing operations and introducing new telecommunications services in newly liberalizing markets.


     Esprit Telecom has incurred and expects to continue to incur operating losses, negative cash flow from operating activities and negative EBITDA while it develops and expands the Esprit Network, integrates the Plusnet business into its current operations, opens new sales offices and introduces new telecommunications services. Esprit Telecom could continue to generate net losses even after Esprit Telecom begins to generate positive EBITDA. Although Esprit Telecom has experienced net revenue growth in each of the last four years, such growth should not be considered to be indicative of future net revenue growth, if any. For the years ended September 30, 1997 and September 30, 1998, Esprit Telecom sustained, on a UK GAAP basis, net losses of approximately L10.9 million and L42.3 million, respectively, and negative EBITDA of L8.7 million and L18.3 million, respectively. Furthermore, Esprit Telecom expects that operations in new markets will sustain negative cash flows until an adequate customer base and the related revenue stream have been established. In addition, prices in the long distance industry in Europe have declined in recent years and, as competition continues to increase, Esprit Telecom expects that prices will continue to decline. Although Esprit Telecom believes that such decreases in price will be at least partially offset by increased traffic volume and decreases in the cost of providing telecommunication services, Esprit Telecom can offer no assurance that it will achieve or, if achieved, will sustain profitability or positive cash flow from operating activities in the future. If Esprit Telecom cannot achieve and sustain operating profitability or positive cash flow, Esprit Telecom may not be able to meet its debt service obligations or working capital requirements without additional financing.


     Esprit Telecom expects that due to continuing price cuts in certain retail markets, its gross margins will be affected until such time as such price cuts are offset by anticipated network cost savings arising from increased capacity on the Esprit Network on certain key routes and Esprit Telecom derives the benefits from expected reductions in interconnection charges. Price cuts from PTOs have been and may continue to be significant in nature and network cost reductions may take time to be brought into effect. For example, in Germany, Deutsche Telekom has recently gained regulatory approval to implement significant reductions in its national tariffs from January 1999, which Esprit Telecom expects may have an adverse impact upon its national long distance revenues and gross margins. In addition, Esprit Telecom intends to substantially increase the capacity and reach of the Esprit Network and expects that the resulting additional leased line costs operating and maintenance will depress gross margins until additional traffic volume increases network utilization.


     As a result of its limited revenue and significant expenses associated with the expansion and development of the Esprit Network, the opening of new sales offices and the introduction of new telecommunications services and the variations in international and national long distance traffic in certain periods of the year, Telecom anticipates that its operating results could vary significantly from quarter to quarter.


     SUBSTANTIAL INDEBTEDNESS; LIQUIDITY

     Esprit Telecom has substantial indebtedness. At September 30, 1998, under UK GAAP, Esprit Telecom's total indebtedness was approximately L326.5 million, its shareholders' funds were a deficit of approximately L7.2 million and its total assets were approximately L394.5 million, of which approximately L99.0 million would have been intangible assets. For the years ended September 30, 1997 and September 30, 1998, under UK GAAP, Esprit Telecom's consolidated EBITDA was negative L8.7 million and negative L18.3 million, respectively, and its earnings would have been insufficient to cover fixed charges by L10.9 million and L42.4 million, respectively. In addition, Esprit Telecom and its subsidiaries may incur additional indebtedness in the future, subject to limitations imposed by their debt instruments, including, without limitation, the indentures governing the Esprit Telecom Bonds. The Esprit Telecom Bond Indentures do not limit the amount of indebtedness that may be incurred to finance the cost of the expansion of the Esprit Network.

     Esprit Telecom's net interest expense for the year ended September 30, 1998 was L12.2 million. Esprit Telecom will need to improve substantially its cash flow from operating activities in order for Esprit Telecom to meet its debt service obligations, including its obligations under the Esprit Telecom Bonds. Esprit

Telecom's ability to improve its operating performance and financial results will depend not only on its ability to successfully implement its business plan, but also upon economic, financial, competitive, regulatory and other factors beyond its control, including fluctuations in exchange rates and general economic conditions in Europe. Esprit Telecom can offer no assurance that it will generate sufficient positive cash flow from operating activities in the future to service its debt and to allow it to make necessary capital expenditures. If Esprit Telecom is unable to generate sufficient positive cash flow in the future, it may be required to refinance all or a portion of its debt, including Esprit Telecom Bonds, to sell assets or to obtain additional financing. Esprit Telecom can offer no assurance that any such refinancing would be possible or that any such sales of assets or additional financing could be achieved.


     The high level of Esprit Telecom's indebtedness and the terms of such indebtedness could have several important consequences in the future on Esprit Telecom's operations, including the following:

     - Esprit Telecom will have significant cash requirements to service debt, thereby reducing funds available for operations and future business opportunities and increasing the vulnerability of Esprit Telecom to adverse general economic and industry conditions;


     - Esprit Telecom may be restricted in the future from obtaining any necessary financing for working capital, capital expenditure, debt service requirements, acquisitions or other purposes;


     - Esprit Telecom's flexibility in planning for, or reacting to, changes in its business may be impeded;

     - Esprit Telecom is more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and

     - Esprit Telecom will be required to comply with certain financial covenants and other restrictions contained in its debt instruments, including the Esprit Telecom Bond Indentures.

     If Esprit Telecom failed to meet its debt service obligations or to comply with any of the covenants contained in any of its debt instruments Esprit Telecom could trigger a default under those agreements, permitting the acceleration of the maturity of the indebtedness under such agreements. Any default or acceleration under such agreement could also result in other debt of Esprit Telecom and its subsidiaries becoming immediately payable. Under any of these circumstances, Esprit Telecom can offer no assurance that Esprit Telecom and its subsidiaries would have sufficient funds or other resources to satisfy all of such obligations on a timely basis or otherwise.

     NEED FOR ADDITIONAL FINANCING

     The development and expansion of the Esprit Network, the opening of new sales offices and the introduction of new telecommunications services, future acquisitions, as well as the funding of operating losses and net cash outflows, will require substantial capital. During the years ended September 30, 1998, 1997 and 1996, Esprit Telecom made fixed asset investments of approximately L41.2 million, L10.1 million and L6.0 million, respectively. Esprit Telecom has historically been funded by equity contributions from the Principal Securityholders, financing from banks, vendors and other third parties and net proceeds from financings. None of the Principal Securityholders has any obligation to make additional investments in Esprit Telecom. Esprit Telecom does not currently maintain lines of credit or similar facilities with commercial banks, but has obtained credit through vendor financing and credit secured by Esprit Telecom's receivables. Other future sources of capital for Esprit Telecom could include additional public and private debt and equity financings. Esprit Telecom can offer no assurance that such sources of financing would be available to Esprit Telecom in the future or, if available, that they could be obtained on terms acceptable to Esprit Telecom.

     Esprit Telecom's future requirements will depend upon many factors. Some of these factors include the performance of Esprit Telecom's business, the rate and manner in which it expands the Esprit Network and opens new sales offices, makes future acquisitions and increases staffing levels and customer growth, as well as other factors that are not within Esprit Telecom's control, including competitive conditions, regulatory or other government actions and capital costs. In the event that Esprit Telecom's plans or assumptions change or prove to be inaccurate or the funds from financings, internally generated funds, working capital and financings by vendors prove to be insufficient to fund Esprit Telecom's growth and operations in the manner and at the rate currently anticipated, then some or all of Esprit Telecom's development and expansion plans could be delayed or abandoned, or Esprit Telecom may be required to seek additional funds earlier than currently anticipated, including from additional debt and/or equity financings.

     NETWORK DEVELOPMENT AND EXPANSION RISKS

     Esprit Telecom's continued expansion and development of the Esprit Network will depend on, among other things, Esprit Telecom's ability to enter new markets, access transmission backbone network routes, install service and sales facilities, acquire rights-of-way and building access, obtain required governmental licenses, authorizations and permits and interconnect with the networks of the incumbent PTOs or other infrastructure providers, all in a timely manner, at reasonable costs and on terms and conditions acceptable to Esprit Telecom. The successful implementation of Esprit Telecom's expansion strategy will be subject to a variety of risks, including operating and technical problems, regulatory uncertainties, possible delays in the full implementation of the EU Directives regarding telecommunications liberalization, competition and the availability of capital.

     Esprit Telecom's ability to achieve its strategic objective is in large part dependent on the successful, timely and cost-effective expansion of the Esprit Network. The Esprit Network currently consists of leased fiber optic lines, dark fiber, with associated SDH and WDM equipment, digital microwave transmission facilities and MIUs and IRUs on undersea cables. The expansion and development of the Esprit Network will focus on capacity that is owned or controlled by Esprit Telecom. Such expansion and development may be delayed or adversely affected by a variety of factors, uncertainties and contingencies many of which, such as technical difficulties in an environment of multiple local technical standards, are beyond Esprit Telecom's control. In addition, Esprit Telecom may need to engage in time consuming negotiations for low cost access to networks which may place Esprit Telecom at a disadvantage with respect to competitors who have already entered into such agreements. Esprit Telecom can offer no assurance that the Esprit Network will grow and develop as planned or, if developed, that such growth or development will be completed on schedule, at a commercially reasonable cost or within Esprit Telecom's specifications. Although Esprit Telecom believes that its cost estimates and the build-out schedule are reasonable, Esprit Telecom can offer no assurance that the actual construction or acquisition costs or time required to complete the network build-out will not substantially exceed current estimates. Any significant delay or increase in the costs associated with the expansion and development of the Esprit Network could have a material adverse impact on Esprit Telecom, including its ability to make payments on Esprit Telecom Bonds, and on Esprit Telecom's business, results of operations and financial condition generally.

     RISKS ASSOCIATED WITH THE OPERATION OF THE ESPRIT NETWORK

     Esprit Telecom's success is dependent on the seamless technical operation of the Esprit Network and on the management of traffic volumes and route preferences over the same. Furthermore, as Esprit Telecom is continuously expanding the Esprit Network to increase both its capacity and reach, and as traffic volume continues to increase in accordance with anticipated growth, Esprit Telecom will face increasing demands and challenges in running and managing the network functions, including its circuit capacity and traffic management systems. The Esprit Network is subject to several risks which are outside of Esprit Telecom's control, such as the risk of damage to software and hardware resulting from fire, power loss, natural disasters and general transmission failures caused by a number of additional factors. Any failure of the Esprit Network or other systems or hardware that causes significant interruptions to Esprit Telecom's operations could have a material impact on Esprit Telecom's business, financial condition or results of operations. Esprit Telecom's operations are also dependent on its ability to successfully integrate new and emerging technologies and equipment, in particular the technology and equipment of the Plusnet Business, and the SDH and WDM equipment associated with Esprit Telecom's broadband fiber network, into the Esprit Network, which could increase the risk of system failure and result in further strains upon the Esprit Network. Esprit Telecom attempts to minimize customer inconvenience in the event of a system disruption by routing traffic to other circuits and switches which may be controlled by other carriers. However, prolonged or significant system failures, or difficulties for customers in accessing, and maintaining connection with, the Esprit Network could threaten Esprit Telecom's relationship with its clients, and would seriously damage the reputation of Esprit Telecom and result in customer attrition and financial losses. Additionally, any damage to Esprit Telecom's Network Management Center and major switching centers could have a material negative impact on Esprit Telecom's ability to monitor and manage the network operations and generate accurate call detail reports from which billing information is derived.

     The expansion and development of the Esprit Network will entail significant expenditure and resources for projecting growth in traffic volume and routing preferences, and determining the most cost-effective means of growing the Esprit Network (i.e., through variable or fixed lease arrangements, the purchase of transmission rights on fiber optic lines or digital microwave equipment, or the construction of transmission infrastructure). If Esprit Telecom fails to project traffic volume and route preferences correctly or to determine the optimal means of expanding the Esprit Network resulting in less than optimal utilization of the Esprit Network, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected.

     DEPENDENCE ON FACILITIES PROVIDERS AND INTERCONNECT ARRANGEMENTS

     At the present time, Esprit Telecom has completed a relatively small part of its planned telecommunications transmission infrastructure and leases the remainder under a variety of arrangements with facilities-based long distance carriers. As a result, Esprit Telecom depends upon facilities-based carriers such as the PTOs and other alternative telecommunications networks in each of the countries in which Esprit Telecom operates. Some of these carriers are or may become competitors of Esprit Telecom. In addition, Esprit Telecom's ability to connect its retail customers to the Esprit Network is dependent on Esprit Telecom securing interconnection agreements with the local PTOs in the markets where Esprit Telecom operates. Esprit Telecom has entered into interconnection agreements in the United Kingdom, Germany, The Netherlands, France and Belgium, and expects to secure additional agreements covering some of its remaining markets as the EU telecommunications market continues to benefit from the liberalization which took legal effect in January 1998. Esprit Telecom can offer no assurance that it will be successful in securing such arrangements at attractive rates. Esprit Telecom historically has not experienced material difficulties with the quality of the services provided by facilities-based carriers and, except for initial difficulties in Spain, has generally not experienced material difficulties in accessing such carriers' transmission infrastructure. Based on its experience in a number of other countries, Esprit Telecom believes that facilities-based carriers often try to limit access to their facilities by new competitors. Esprit Telecom's profitability depends in part on its ability to obtain and utilize leased capacity arrangements on a cost-effective basis and secure interconnection arrangements on a timely basis and at favorable rates.

     Esprit Telecom currently leases a substantial portion of its network transmission capacity pursuant to agreements which generally have twelve-month or longer fixed terms. These lease arrangements present Esprit Telecom with high fixed costs, while the revenues generated by the utilization of such leases will vary with traffic volumes and prices. Accordingly, if Esprit Telecom does not generate the requisite traffic volume over the particular route or is unable to charge an appropriate price for such traffic, Esprit Telecom could fail to generate revenue sufficient to meet the lease costs, and may incur operating losses on the particular route or routes. In addition, most of Esprit Telecom's off-network transmission is obtained under a variety of volume-based arrangements with facilities-based carriers including PTOs. Under these arrangements, Esprit Telecom is subject to the risk of unanticipated price fluctuations and service restrictions or cancellations.

     Esprit Telecom believes that its arrangements and relationships with carriers generally are satisfactory. However, the deterioration or termination of Esprit Telecom's arrangements and relationships, or Esprit Telecom's inability to enter into new arrangements and relationships with one or more carriers could have a material adverse effect upon Esprit Telecom's cost structure, service quality, network coverage, results of operations and financial condition.

     DEPENDENCE ON EFFECTIVE BILLING AND MANAGEMENT INFORMATION SYSTEMS


     Esprit Telecom must record and process millions of call detail records quickly and accurately in order to efficiently produce customer bills in a timely and flexible manner. While Esprit Telecom's existing billing system is sufficient for its current operations, Esprit Telecom has selected a new billing system which it believes will provide the capability and flexibility to support Esprit Telecom's anticipated growth. The introduction of this system will be accompanied by additional systems designed to support the critical service activation, customer care and service assurance processes, and is expected to enable Esprit Telecom to bring most of its billing processes in house. Esprit Telecom is also planning to introduce new management information systems which it believes will allow Esprit Telecom to continuously monitor its operations, thus enabling Esprit Telecom to achieve additional network and operating efficiencies and to improve management control. Esprit Telecom expects that a number of new systems will be implemented by mid-1999, and that such systems will require continuous enhancements and ongoing investments, especially as traffic volume increases and as Esprit Telecom continues to improve its systems to minimize problems common to the telecommunications industry, such as call record losses, and to ensure the timely production of bills. While the Plusnet Business and IMS continue to use their own billing systems, Esprit Telecom expects that these systems will be integrated into Esprit Telecom's new billing process by mid-1999. Esprit Telecom can offer no assurance that Esprit Telecom will not encounter difficulties in implementing and enhancing the new billing and management information systems and in integrating new technology into such systems. If Esprit Telecom were to be unable to implement the new systems or any required system enhancement, to acquire new systems or to integrate new technology in a timely and cost-effective manner, its business, results of operations and financial condition could be materially adversely affected.


     YEAR 2000 TECHNOLOGY RISKS

     A significant percentage of the software running on most of the computers worldwide relies on two-digit date codes to perform a number of computation and decision making functions. The date change from 1999 to 2000 may impair the ability of these programs to interpret date codes properly, which could result in system failures, miscalculations or errors, causing disruptions of operations or other business problems, including the inability to process transactions, send invoices or engage in similar normal business activities.

     Esprit Telecom is undertaking a comprehensive program to address the Year 2000 issue with respect to:

     - its transmission, switching, billing and management information systems;

     - its non-information technology systems (including buildings, plant, equipment and other infrastructure that may contain embedded technology); and

     -     systems of its primary traffic carriers and vendors.

Esprit Telecom is also trying to raise awareness of Year 2000 issues in its customers' systems.

This program involves four phased steps:

     - identifying and assessing potential Year 2000 problems which may impact Esprit Telecom;

     -     developing remedial strategies and actions to address those problems;

     -     implementing those remedial strategies and actions; and

     -     testing the foregoing solutions.

     The program also involves analyzing Esprit Telecom's most reasonably likely worst-case Year 2000 scenario. Esprit Telecom expects that this would involve either or both of the following:

     - a loss of interconnect capacity from one or more major suppliers of transmission capacity; and/or

     - Esprit Telecom's inability to record, track or invoice billable minutes which could ultimately cause it to temporarily stop carrying traffic.

Either scenario would adversely affect Esprit Telecom's revenue and, if not quickly remedied, would have a material adverse effect on its business, results of operations and financial condition.

     Assessment


     Esprit Telecom is currently in the process of auditing and testing its systems to determine if they will suffer problems associated with the transition to the Year 2000. Since a complete analysis of Esprit Telecom's systems would require an interruption of service, Esprit Telecom is selectively testing various elements of such systems. Esprit Telecom has an active in-house assessment program, with a staff of six persons assigned to Year 2000 compliance issues. Despite devoting these resources to addressing Year 2000 compliance, Esprit Telecom has not delayed the implementation of any projects related to management information systems. Esprit Telecom's Year 2000 compliance team is in the process of reviewing each of Esprit Telecom's switching sites and other network points to identify equipment, hardware and software that is unlikely to function through the Year 2000 transition. Esprit Telecom is also in the process of having its Year 2000 program audited by an outside consulting firm.


     In addition, Esprit Telecom actively cooperates with other carriers in a global Year 2000 program through ITU-T Year 2000 Taskforce, and the UK Year 2000 Operators forum. As part of the latter forum Esprit Telecom is participating in a voluntary and independent health check review of its Year 2000 program (conducted by another operator).

     Remedial Strategies and Actions

     Following its assessment, Esprit Telecom expects to replace, rather than upgrade, the majority of the problem equipment within its own network systems, which includes information technology and non-information technology systems. Esprit Telecom already requires that any systems being replaced or upgraded be warranted as Year 2000 compliant by the vendors or suppliers of these systems. Esprit Telecom is currently in the process of replacing its billing and management information systems, which Esprit Telecom expects will be implemented by mid-1999. Esprit Telecom also intends to provide back up power and other equipment at switch sites, as well as alternative routing around switch sites which experience problems despite these remedial actions.

     To address its worst case scenarios, Esprit Telecom has also determined to obtain supplemental interconnect and transmission capacity in the event that one or more of its primary carriers experience system failures. Esprit Telecom has undertaken joint Year 2000 compliance reviews through industry forums and with several of its major carriers. Ultimately, however, Esprit Telecom has no control of the Year 2000 readiness of any of its suppliers or customers, and will be exposed to risks associated with their failure to assess and address Year 2000 problems. Esprit Telecom cannot control many Year 2000 issues that could affect it, and like most telecommunications service providers. Esprit Telecom believes it is inappropriate to provide specific guarantees that service will not be affected by the transition to the new millennium.

     Implementation

     Esprit Telecom is in the process of securing supplemental interconnect and transmission capacity from several carriers in addition to its current primary carriers. Esprit Telecom has spent approximately $4.0 million for Year 2000 compliance on its own systems through September 30, 1998, and expects to spend approximately an additional $4.0 million through the end of calendar year 1999. Out of this total of $8.0 million in expenditures, Esprit Telecom expects to spend a total of $1.0 million on repairing existing systems and the remainder on testing and replacement.

     Testing

     Esprit Telecom expects to test numerous elements of its systems for Year 2000 compliance, as well as its ability to interconnect with and utilize back-up carriers, throughout 1999. In particular, Esprit Telecom expects to test its new billing and management information systems when the same become operational in mid-1999. As noted above, however, Esprit Telecom will be unable to test its network systems in their entirety since to do so would involve shutting down its network for a period of time.

     RISKS ASSOCIATED WITH A RAPIDLY CHANGING INDUSTRY; TECHNOLOGY; DEPENDENCE ON EQUIPMENT AND TECHNOLOGY SUPPLIERS

     The European telecommunications industry is changing rapidly due to, among other factors, liberalization, privatization of PTOs, technological improvements, expansion of telecommunications infrastructure and the globalization of the world's economies and free trade. Such changes may happen at any time and can significantly affect Esprit Telecom's operations from period to period. Esprit Telecom can offer no assurance that one or more of these factors will not have unforeseen effects, which could have a material adverse effect on Esprit Telecom. Even if these factors turn out as anticipated, Esprit Telecom can offer no assurance that it will be able to implement its strategy or that its strategy will be accepted in this rapidly evolving market.


     Much of Esprit Telecom's planned growth is predicated upon the liberalization of telecommunications markets, and further, upon the implementation and enforcement of existing EU directives. Esprit Telecom can offer no assurance that such liberalization will occur as anticipated, or that the effects of such liberalization will not be different than expected.


     The telecommunications industry is in a period of rapid technological evolution, marked by the introduction of new products and services, and increased availability of transmission capacity, as well as the increasing utilization of the Internet for voice and data transmission. Esprit Telecom's success will depend substantially on its ability to predict which of the many possible current and future networks, products and services will be important to establish and maintain and which expenditures will be required to develop and provide such networks, products and services. In particular, as Esprit Telecom undertakes to further expand and develop the Esprit Network, it will become increasingly exposed to the risks associated with the relative effectiveness of its technology and equipment. The cost of implementation of emerging and future technologies could be significant, and Esprit Telecom can offer no assurance that it will maintain competitive services or that it will obtain appropriate new technology on a timely basis, or on satisfactory terms. If Esprit Telecom failed to maintain competitive services or obtain new technologies Esprit Telecom's business, financial condition and results of operations could be materially adversely affected. The current operational network has performed at or above design specifications. However, as traffic continues to grow and the Esprit Network is further expanded, Esprit Telecom can offer no assurance that the Esprit Network will continue to achieve its technical specifications. If Esprit Telecom failed to achieve such technical specifications the viability of the Esprit Network and Esprit Telecom's business, financial condition and results of operations could be materially adversely affected.

     Esprit Telecom purchases its international and local equipment from telecommunications equipment manufacturers that may provide vendor financing for, and maintenance of, this equipment. Esprit Telecom's main suppliers are Nortel, Ericsson and Siemens. Esprit Telecom could obtain equipment of comparable quality from several alternative suppliers. However, if Esprit Telecom failed to acquire switches that are compatible from an alternative source, or acquire additional equipment (regardless of the vendor) on a timely and cost-efficient basis, Esprit Telecom could face delays, operational problems and increased expenses.

     The Esprit Network is significantly dependent on the technology and products which Esprit Telecom acquires from its main suppliers. In addition, Esprit Telecom occasionally enters into turn-key contracts with specific suppliers as a means of reducing its costs and development risks. If any of Esprit Telecom's technologies and products became obsolete or incompatible with industry standards, or if any of Esprit Telecom's turn-key contracts failed to provide the expected benefits, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected.

     CERTAIN RISKS OF THE WHOLESALE AND RESELLER BUSINESS


     Wholesale customers connect with Esprit Telecom to carry their traffic to destinations where Esprit Telecom's rates are competitive. Esprit Telecom's contracts with these wholesale customers generally do not include minimum or maximum usage levels, and such customers generally maintain relationships with a number of telecommunications providers. As a result, wholesale customers typically change their routing to take advantage of the lowest cost alternative, resulting in potentially greater fluctuations in revenue generated by these customers than for other categories of customers. Esprit Telecom's contracts with its wholesale customers require Esprit Telecom to carry their traffic at a contractually fixed price per minute for a designated time period. Esprit Telecom contracts at prices which it believes are competitive and which provide it with a projected acceptable margin over the anticipated cost of carrying such traffic. However, Esprit Telecom, due to capacity and quality constraints on its least-cost routes, has on occasion been forced to carry traffic over a higher-cost route. In response to such constraints, Esprit Telecom decided to reduce the volume of wholesale traffic on the Esprit Network until the third quarter of the 1998 financial year when sufficient spare capacity became available for the provision of such services to be profitable. Esprit Telecom expects that in the medium term, revenue from wholesale services will increase as network capacity is increased in connection with the expansion of the Esprit Network. Certain resellers who are connected to multiple providers may also change routing to take advantage of lower costs, which results in greater fluctuations in Esprit Telecom's revenue derived from such resellers. Esprit Telecom's credit exposure to such resellers may also be greater since, unlike wholesale customers, resellers do not typically furnish any services to Esprit Telecom.

     RISK OF FRAUD AND BAD DEBT

     Esprit Telecom has experienced problems relating to the fraudulent use of its access codes and the failure of certain of its customers to make full payment for services rendered. However, Esprit Telecom does not believe that its experiences with such problems are substantially different from what is generally experienced in the telecommunications industry. Esprit Telecom may have to make provisions for non-payment if it believes that it will not be able to collect. Esprit Telecom expects that the credit risk characteristic of its customer base may increase as the share of Esprit Telecom's revenue deriving from SMEs increases. In addition, the revenue derived from its service provider/reseller business has increased during the 1998 financial year. In general, service provider/reseller customers, owing to the significant size of their bills relative to their asset base, may present a different or greater risk of non-payment than retail or wholesale customers. Any significant increase in the levels of fraud and bad debt could have a material adverse impact on Esprit Telecom's financial condition and results of operations.

     ABILITY TO MANAGE GROWTH AND EXPANSION

     Esprit Telecom's future performance will depend, in part, upon its ability to manage its growth effectively. Esprit Telecom's rapid growth has placed, and in the future will continue to place, a significant strain on its administrative, operational and financial resources. Esprit Telecom's ability to continue to manage its growth successfully will require Esprit Telecom to further enhance its operational, management, financial and information systems and controls and to expand, train and manage its employee base. As Esprit Telecom evolves to a more mature phase of growth, increases its service offerings and expands its targeted markets, there will be increasing demands on Esprit Telecom's management, customer support, sales and marketing and administrative resources and network infrastructure. In addition, Esprit Telecom continues to examine opportunities to expand into other related telecommunications services, such as Internet access and switched data services. If Esprit Telecom expanded into such telecommunications services, it would face certain additional risks in connection with such expansion, including operational, financial, technological compatibility, legal and regulatory risks and possible adverse reaction by some of its current customers.

     INCREASING DEMAND FOR QUALIFIED PERSONNEL; NEW SENIOR MANAGEMENT AND DEPENDENCE ON KEY PERSONNEL

     Esprit Telecom competes with other telecommunications service providers for qualified managerial, sales, marketing, administrative, operating and technical personnel. Esprit Telecom's success will depend substantially upon its ability to hire and retain such personnel. Competition for qualified employees and personnel in the telecommunications industry in Europe is intense, and there are generally a limited number of persons with the requisite knowledge and experience in the particular sectors where Esprit Telecom operates. Esprit Telecom can offer no assurance that it will be able to attract, recruit and retain sufficient qualified personnel as Esprit Telecom grows and expands its current operations and enters into new markets. In the past 20 months, Esprit Telecom has hired a number of new senior managers, including a new Chief Executive Officer, a new Chief Operations Officer and a new Managing
Director -- Sales and Marketing, to fill certain existing and newly created positions. Esprit Telecom's senior management team therefore includes a number of key people who have been with Esprit Telecom for a relatively short period of time. Esprit Telecom has also retained the managers of the businesses it has recently acquired to assist it in integrating such businesses and in further developing certain lines of business within Esprit Telecom. Although Esprit Telecom does not foresee any difficulties in integrating such new managers into its senior management team, any problems in integrating such managers could have a material adverse impact on Esprit Telecom's business, its prospects and certain plans for expansion and its results of operations. If Esprit Telecom failed to identify, attract and retain the requisite personnel, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected. Further, Esprit Telecom's business is currently managed by a small number of key management and operating personnel, some of whom are only bound by six-month or other short-term service agreements. If Esprit Telecom lost certain of these people, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected.

     ACQUISITION STRATEGY

     The expansion of Esprit Telecom's business may involve investments, acquisitions and strategic alliances which, if made, could divert the resources and management time of Esprit Telecom and could require integration with Esprit Telecom's operations. Esprit Telecom can offer no assurance that any desired investment, acquisition or strategic alliance could be made in a timely manner on terms and conditions acceptable to Esprit Telecom or that they could be successfully integrated into Esprit Telecom's operations. Esprit Telecom can offer no assurance that it will be successful in identifying attractive acquisition candidates, completing and financing additional acquisitions on favorable terms, or integrating the acquired businesses or assets, if any, into its existing operations. Esprit Telecom's ability to make acquisitions may depend on the availability of additional financing on acceptable terms and will be subject to compliance with the covenants contained in its debt instruments. In July 1998 Esprit Telecom completed the acquisition of the Plusnet Business, and paid a consideration of approximately L103.8 million (or approximately
DM 307 million), (based on the exchange rates ruling as at the date of the acquisition), net of costs. Pursuant to the sale and purchase agreement between Esprit Telecom and Thyssen, this consideration has since been recalculated at approximately L90.0 million (or approximately DM 267 million based upon the exchange rates ruling as at the date of the acquisition), based upon a final determination of the revenues of the Plusnet Business for the year ended September 30, 1998. As part of the integration of the business, systems and culture of the Plusnet Business, among other things, Esprit Telecom will be required to continue to develop its financial and management controls and information systems and retrain existing personnel, all of which could place a strain on the management resources of Esprit Telecom and require additional expenditures. In addition, Esprit Telecom acquired three other telecommunications businesses in 1997 for a minimum aggregate consideration payable of approximately L9.4 million over the next two years. This amount could increase to L13.9 million if these businesses achieve certain financial and performance targets. Esprit Telecom has brought the senior managers of each of the acquired businesses into its management team and is relying on such individuals to assist Esprit Telecom in integrating such acquired businesses. However, Esprit Telecom can offer no guarantee that Esprit Telecom will be able to attract and retain managers from any additional acquired businesses or be successful in integrating any such new managers and businesses. Although management expects to realize operating synergies as a result of these acquisitions, Esprit Telecom can offer no assurance that Esprit Telecom will achieve the benefits that management expects to realize or that such benefits will be realized within the time frames currently contemplated. In addition, Esprit Telecom expects that the realization of certain acquisition-related benefits may be dependent upon Esprit Telecom taking certain actions which will result in one-time charges or expenses.

     REGULATION

     Esprit Telecom is subject to varying degrees of regulation in each of the EU Member States where it currently operates or intends to operate. Esprit Telecom's ability to penetrate several European markets, and its ability to deploy and expand the Esprit Network and to universally provide certain services such as indirect access to its retail customers, as well as the timing and cost of providing such services, depends to a significant degree on the implementation of liberalization initiatives in each such country. The European Commission set

January 1, 1998 as the deadline for mandatory liberalization of public network infrastructure and of the provision of voice telephony services throughout the EU. However, the following EU Member States have been granted a delay in implementing this liberalization directive: Greece (until December 31, 2000), Ireland (until January 1, 2000), Luxembourg (until July 1, 1998), Portugal (until January 1, 2000) and Spain (until November 30, 1998). Subject to the foregoing each EU Member State must enact its own laws to implement the EU's liberalization and harmonization directives for telecommunications such as the Full Competition Directive and Licensing Directive. Esprit Telecom's ability to purchase ownership rights in transmission lines or to build its own transmission lines depends upon the timely implementation by EU Member States of the EU Directives. Each EU Member State's implementation and enforceability of the EU Directives is dependent on the action taken by each EU Member State and may be subject to delays and variances in specific countries. If the implementation or enforceability of EU directives is challenged or delayed in any of the markets in which Esprit Telecom currently operates or in such other markets in which Esprit Telecom may establish operations, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected. In addition, the terms and conditions of interconnection to the PTOs' networks will have a material effect on the competitive position of Esprit Telecom. Although the EU has issued a directive governing the terms of such interconnection, Esprit Telecom can offer no assurance that such directive will be implemented in a timely and consistent manner or that it will provide Esprit Telecom with economical access to and termination on the PTOs' networks. Accordingly, customers' ability to access competitive telecommunications providers such as Esprit Telecom may be restricted in some EU countries.


     Esprit Telecom can offer no assurance that each EU Member State will implement the EU directives within the time frame set by the European Commission, or at all, or that the enforcement thereof will comply with the intent and spirit of the EU directives. In fact, in November 1997, the European Commission initiated infringement proceedings against seven EU Member States, including Belgium, Italy and Germany for failure to fully implement the EU's directives. The EU previously initiated a proceeding against Spain and has announced plans to take action against certain other Member States for failure to implement properly more recent directives. Because implementation of the various EU directives will vary from country to country, Esprit Telecom's ability to provide a full range of telecommunications services may be affected with respect to both timing and cost. Also, Esprit Telecom can offer no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on Esprit Telecom. Similarly, national or international regulators or third parties may raise material issues with regard to Esprit Telecom's compliance or noncompliance with applicable regulations, which may have a material adverse effect on Esprit Telecom.

     Esprit Telecom may also be permitted by the FCC to use leased private lines between the United States and a country that is a party to the WTO's Basic Telecommunications Services Agreement if it satisfies a "benchmark" test that became effective on January 1, 1998. Under the benchmark test, use of international private lines will be permitted by the FCC if at least half of the settled traffic on a route in question to a WTO member is being settled at rates that are at or below a benchmark set by the FCC. The FCC has established the following benchmark rates: 15 cents per minute for upper income countries; 19 cents per minute for middle income countries; and 23 cents per minute for lower income countries. The FCC has made an "equivalency" determination or held that the settlement "benchmark" has been reached, and accordingly sanctioned the use of interconnected leased private lines, from the United States to the United Kingdom, Canada, New Zealand, Australia, Sweden, The Netherlands, France, Germany, Belgium, Denmark, Norway, and Luxembourg. However, with respect to other countries to which Esprit Telecom would like to route traffic from the United States, Esprit Telecom can offer no assurance that the FCC will find that "equivalent" opportunities for international private line resale exist in these other countries, or that the FCC will find that its settlement benchmark test has been satisfied. Esprit Telecom can offer no assurance that the FCC will make similar "equivalency" or settlement rate compliance determinations for other international routes, and the failure to make such findings may limit the ability of Esprit Telecom to route traffic through the United States in connection with the provision of its Indirect Access services outside the United Kingdom. However, more generally, the application of these lower benchmarks for international settlement rates will likely reduce traffic termination costs for calls originated in or routed through the United States, but may also substantially decrease profit margins on the routes.

     Esprit Telecom's operations are dependent on licenses which it acquires from governmental authorities in each jurisdiction in which it operates. Currently, Esprit Telecom has network operator or international facilities licenses or otherwise has authority which allow it to purchase ownership rights in transmission lines or construct its own international facilities in the United Kingdom, Germany, The Netherlands, France, Belgium, Spain and the United States. Esprit Telecom also holds licenses or otherwise has authority to provide public voice telephony services in the United Kingdom, Germany, The Netherlands, France, Belgium and Spain as well as authorizations to provide value added services in Spain, Italy and Ireland. These licenses and authorizations generally contain clauses pursuant to which Esprit Telecom may be fined or its license may be revoked. In such an event, authorities may revoke such licenses on short or no notice. If government authorities revoked such licenses or levied fines, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected.

     COMPETITION

     Until recently, the telecommunications market in each EU Member State has been dominated by the national PTO. Since the implementation of a series of EU directives beginning in 1990, the EU Member States have begun to liberalize their respective telecommunications markets, thus permitting alternative telecommunications companies to provide telecommunications services. Liberalization has coincided with technological innovation to create an increasingly competitive market, characterized by still-dominant PTOs as well as an increasing number of new market entrants. In addition, since the implementation of the Full Competition Directive in 1998, the European telecommunications market has become increasingly competitive. Nonetheless, customers in most of these markets are not accustomed to alternative service providers, and may be reluctant to switch from the dominant PTOs to competitors such as Esprit Telecom. In particular, certain of Esprit Telecom's target customers, which include medium-to-large-sized businesses and governmental agencies and organizations, may be reluctant to entrust their telecommunications needs to what they perceive to be a group of relatively new and unproven operators.

     Competition in the European long distance telecommunications industry is based upon price, customer service, type and quality of services and customer relationships. Esprit Telecom's strategy is predicated on its ability to price its services at a discount to the prices charged by the PTOs or dominant carriers in each of its markets, and to offer high-quality products and telecommunications services. However, prices for international long distance calls have decreased substantially over the last few years in most of the markets in which Esprit Telecom currently maintains operations or in which it expects to establish operations. Some of Esprit Telecom's larger competitors may be able to use their greater financial resources to cause severe price competition in the countries in which Esprit Telecom operates. Esprit Telecom expects that prices for its services will continue to decrease for the foreseeable future and that PTOs and other providers will continue to improve their product offerings. Any price competition could have a material adverse effect on Esprit Telecom's business, results of operations and financial condition. The improvement in product offerings and service provision by the PTOs, and indeed the liberalization of voice telephony and infrastructure in 1998, could similarly have a material adverse effect on Esprit Telecom's competitiveness to the extent that Esprit Telecom is unable to provide similar levels of offerings and service.

     In each of its current markets, Esprit Telecom competes primarily with the national PTOs and other providers which have established market presences, fully-built networks and financial and other resources which are substantially greater than those of Esprit Telecom. Additionally, such carriers own and operate infrastructure which provides them with certain significant cost advantages. Since Esprit Telecom utilizes such networks to provide its services, if it failed to gain economical access to such networks, its business, results of operations and financial condition could be materially adversely affected. Such competitors include PTOs such as British Telecom (United Kingdom), KPN (The Netherlands), Telefonica de Espana (Spain), Deutsche Telekom (Germany), France Telecom (France), Belgacom (Belgium), Telecom Italia (Italy) and Telecom Eireann (Ireland). Esprit Telecom believes that competition for telecommunications services in Europe will continue to increase as a result of continuing liberalization. Esprit Telecom also believes that other competitors in the European markets include multinational consortia such as Unisource, Concert and Global One, as well as resellers, microwave and satellite carriers, mobile wireless telecommunications providers, cable television companies, utilities and other competitive local telecommunications providers. In addition, the development of new technologies could give rise to significant new competitors to Esprit Telecom. Many of Esprit Telecom's competitors may have significantly greater financial, managerial and operational resources and more experience than Esprit Telecom.

     Esprit Telecom has not achieved and does not expect to achieve a significant market share for its services in any of its markets. The PTOs generally have certain competitive advantages that Esprit Telecom and its other competitors do not have due to their control over the intra-national transmission lines and connection to such lines. Esprit Telecom relies on the PTOs for timely access to their public networks and the provision of leased lines, and if the PTOs fail to provide such access, Esprit Telecom's business, results of operations and financial condition could be materially adversely affected. The reluctance of some national regulators to accept liberalizing policies, grant regulatory approvals and to enforce access to PTO networks may have a material adverse effect on Esprit Telecom's competitive position. Esprit Telecom can offer no assurance that it will be able to compete effectively in any of its markets.

     Esprit Telecom expects that prices for its services will continue to decrease for the foreseeable future. In addition, certain of Esprit Telecom's customers, in particular wholesale carriers, may sometimes use more than one service provider and may reduce their use of Esprit Telecom's services and switch to other providers. In order to be competitive, Esprit Telecom believes that it must, among other things, be able to offer additional services required by its customers, reduce its prices and offer other incentives in order to meet price reductions and incentives offered by its competitors.

     INTERNATIONAL OPERATIONS AND FOREIGN EXCHANGE RATE RISKS

     Esprit Telecom's operations are or may become subject to many of the risks inherent in international business activities. Some of these risks include, in particular, difficulties in staffing and managing foreign operations, general economic conditions in each such country, burdens of complying with a variety of regulatory regimes, subjection to multiple taxation regimes, longer accounts receivables payment cycles in certain countries, receivable collection difficulties, burdens of varying pricing restrictions, political risks, foreign exchange controls which restrict or prohibit repatriation of funds, technology export and import restrictions and prohibitions and delays from customers, brokers or other government agencies, any of which could have a material adverse effect on Esprit Telecom's business, financial condition and results of operations. Currently, none of the markets where Esprit Telecom operates has applicable foreign exchange restrictions.

     Esprit Telecom is exposed, and as it expands into additional countries in Europe may be increasingly exposed, to fluctuations in foreign currencies as its revenue, and certain of its costs, assets and liabilities are denominated in multiple local currencies, although these currencies will be reduced in number upon the adoption of the Euro in certain countries. Esprit Telecom's proceeds from its major financings were denominated and have been maintained in US dollars and Deutschmarks, and Esprit Telecom expects to incur many of its expenses in the expansion of the Esprit Network and the opening of new sales offices in the local European currency of the country in which it is expanding (which, in many cases, will be the Euro) and in pounds sterling. The DM-denominated Esprit Telecom Bonds will be effectively redenominated in Euros. A change in the currency exchange rates that reduces the amount obtained in pounds sterling (or other non-Euro European currencies) upon conversion of the US dollar and Deutschmark proceeds from its major financings could have a material adverse effect on Esprit Telecom and its ability to make the planned capital expenditures. Currently, the revenues of Esprit Telecom are largely denominated in pounds sterling and Euro countries' currencies, but principal and interest on the US dollar-denominated Esprit Telecom Bonds and the DM-denominated Esprit Telecom Bonds will be payable in US dollars and DM (or
Euro), respectively. Therefore, the ability of Esprit Telecom to pay interest and principal on the US dollar-denominated Esprit Telecom Bonds and the DM-denominated Esprit Telecom Bonds when due is dependent on the then current exchange rates between US dollars and DM (or Euro), on the one hand, and pounds sterling (or other non-Euro European currencies), on the other hand, which rates are and will be subject to fluctuation. Approximately 52.3% of revenue during the year ended September 30, 1998 was denominated in the currencies of Euro countries. Esprit Telecom expects that its share of revenue in such currencies will continue to increase in future periods. Esprit Telecom does not currently use financial hedging instruments, although in the future Esprit Telecom may elect to manage the exchange rate exposure presented by the US dollar Esprit Telecom Bonds and the DM Esprit Telecom Bonds by entering into certain hedging transactions. Esprit Telecom can offer no assurance however, that exchange rate fluctuations will not have a material adverse effect on Esprit Telecom's ability to make principal and interest payments when due.


     Stage III of the European Economic and Monetary Union commenced on January 1, 1999, in the following Member States of the EU: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Part of Stage III is the locking of exchange rates and the introduction of a single currency, the Euro, which is intended to replace the national currencies of the EU Member States participating in Stage III, and the transfer of authority for conducting monetary policy for such EU Member States to the European Central Bank. Esprit Telecom can offer no assurance that the Euro will maintain its value relative to other currencies.


     CONTROL BY PRINCIPAL SHAREHOLDERS


     The Principal Securityholders currently own 65% of the outstanding shares of capital stock of Esprit Telecom. As a result, the Principal Securityholders are in a position to significantly influence Esprit Telecom through their ability to determine the outcome of votes of the shareholders of Esprit Telecom regarding, among other things, election and dismissal of the members of Esprit Telecom's Board of Directors, amendment of the Articles of Association and other actions requiring the vote or consent of the shareholders of Esprit Telecom under English law and the Articles of Association. The concentration of share ownership could have the effect of delaying or preventing a change of control of Esprit Telecom or the removal of existing management and may discourage attempts to do so.

                    BACKGROUND OF AND REASONS FOR THE OFFER

BACKGROUND OF THE OFFER

     A principal GTS goal for the past several years has been to become the preeminent alternative telecommunications provider in the Eurasian market. This strategy was further articulated when GTS announced to the investment community in June of 1998 the initiation of a plan to enter the end-user market in Western Europe through the development of competitive local exchange carriers in certain metropolitan markets and through the development of reseller activities through a combination of building or acquiring existing systems. In connection with this plan, GTS began to consider the possibility of a significant acquisition in Western Europe.

     On August 5, 1998, GTS President and Chief Executive Officer, Gerald Thames, contacted David Oertle, Esprit Telecom's Chief Executive Officer, by telephone, to suggest a meeting to discuss mutual synergies between the respective companies. Mr. Thames, Mr. Oertle, and Michael Potter, met informally for breakfast on August 20 to discuss these synergies and agreed to have further discussions. After further discussions at a meeting on September 1, 1998, Mr. Oertle advised Mr. Thames that he would raise the issue of GTS' interest in acquiring Esprit Telecom with other Esprit Telecom Directors.

     At a meeting of a subcommittee of the Esprit Telecom Board on September 3, Mr. Oertle briefed the subcommittee, which included representatives of the Institutional Securityholders, concerning his contacts with GTS. After discussion, they agreed that Esprit Telecom should not pursue further discussions with GTS at that time. Although GTS had not indicated any definitive value for Esprit Telecom, the subcommittee believed, based upon its knowledge of GTS at the time, that a potential acquisition of Esprit Telecom by GTS was not necessarily in the best interests of Esprit Telecom or the holders of its securities. Mr. Oertle shared this information with Walt Anderson, the then Chairman of Esprit Telecom, who agreed that GTS should be notified of Esprit Telecom's lack of interest in pursuing further discussions at that time. Mr. Oertle notified Mr. Thames of Esprit Telecom's view later that day.

     In late September, Mr. Thames spoke with Mr. Anderson by telephone to discuss GTS' strategy in Western Europe and the compatibility of that strategy with what appeared to be Esprit Telecom's strategy in the same market. At an Esprit Telecom Board meeting on October 5, Walt Anderson advised the Esprit Telecom Board that he had been contacted by GTS. Following his removal as Chairman of the Esprit Telecom Board of Directors at the same meeting, Mr. Anderson stated that any further contacts that he might have with GTS would be solely in his capacity as a holder of Esprit Telecom Securities.

     On October 13, Mr. Thames again contacted Mr. Oertle and advised him that GTS remained very serious about pursuing further discussions with Esprit Telecom and that he desired to provide further information to the Esprit Telecom Board about GTS' strategy in Western Europe. On behalf of Esprit Telecom, Mr. Oertle agreed to meet to discuss matters further. This conversation and a suggested timetable for further discussions was confirmed in a letter from GTS to Esprit Telecom on October 14. In order to facilitate further discussions, GTS and Esprit Telecom entered into a confidentiality agreement on October 15, 1998 to facilitate the exchange of information between the two companies.

     During the period from October 15 to October 29, representatives of Esprit Telecom and GTS gathered and exchanged information concerning their respective operations, most of which was already in the public domain. On October 19, Mr. Thames and GTS' General Counsel, Grier Raclin, made a presentation to Esprit Telecom management regarding the GTS business. GTS made a similar presentation to the Institutional Securityholders on October 20 and on October 23, GTS made a presentation to representatives of Gold & Appel. The GTS Board was informed of the status of discussions with Esprit at a regularly scheduled meeting on October 22. On October 28, Esprit Telecom made a corresponding presentation to GTS management.

     On October 29, both companies and their advisors met to discuss a proposed timetable, due diligence process and certain key issues relating to the proposed transaction. At that meeting, it was agreed that GTS would continue to evaluate Esprit Telecom with a view to providing an indicative price range later the following week and Esprit Telecom would continue to evaluate GTS with a view to determining whether a potential combination was in the best interests of the Esprit Telecom Securityholders.

     Following the October 28 presentation by Esprit Telecom and the October 29 meeting GTS undertook an analysis of the business and financial aspects of a proposed combination. On November 3, the information was presented to the executive committee of the GTS Board, which authorized further discussions between the parties.

     On November 6, 1998, certain designated members of the GTS Board spoke with representatives of its financial advisors to discuss potential valuations of Esprit Telecom. On November 7, GTS' financial advisors made an indicative proposal for a valuation range, expressed as an exchange ratio, to Esprit Telecom's financial advisors. They also indicated that any transaction would be solely for GTS Stock with no cash being paid to Esprit Telecom Securityholders, and would be conditional upon receipt of firm irrevocable undertakings from a majority of the holders of Esprit Telcom's Securities, satisfactory arrangements having been reached with Esprit Telecom's public note holders and assurances with respect to "pooling of interests" treatment for financial accounting purposes. In such discussions, Esprit Telecom's financial advisors expressed the view that the indicative proposal for a valuation range was unacceptable. Following meetings with GTS management on November 8, GTS' financial advisors proposed an indicative valuation range of .80 to .88 of a share of GTS Stock for each Esprit Telecom ADS to Esprit Telecom's financial advisors on November 9. Both companies continued to conduct due diligence during the weeks of November 8 and 15.

     On November 11, the Esprit Telecom Board met to consider the indicative proposal and determined that the upper end of the range suggested by GTS might be acceptable depending upon other factors and formed a committee to facilitate further discussions with GTS. On November 12, representatives of the two companies and their respective financial and legal advisors met to continue discussions with respect to the proposed transaction, including the timetable, due diligence process and public debt issues. During the week of November 15, representatives of the Institutional Securityholders participated in discussions on these matters, as well as on the terms of the irrevocable undertakings. Following the Extraordinary General Meeting of the holders of Esprit Telecom's Securities on November 23, representatives of the Institutional Securityholders and members of Esprit Telecom's Board met and determined that they would only continue discussions if GTS was prepared to consider an exchange ratio at the upper end of their indicative valuation range. On the same day, GTS management made a presentation to Apax Funds Nominees Limited.

     On November 25, 1998, the executive committee of the GTS Board met to discuss prospective terms of the proposed offer to acquire Esprit Telecom and to authorize management to continue discussions assuming the same range of exchange ratios previously proposed by GTS management. On the same day, representatives of Esprit Telecom and the Principal Securityholders met to discuss various issues with respect to the proposed transaction, including the exchange ratio, the possibility of floors, caps or collars thereon and proposals with respect to Esprit Telecom's public debt. On November 26, GTS' financial advisors proposed to Esprit Telecom's financial advisors, an exchange ratio of .80 of a share of GTS Stock for each Esprit Telecom ADS, and representatives of the Esprit Telecom Board advised them that such ratio would not provide a basis for further discussions.

     At a telephonic meeting on November 27 the GTS Board discussed the outstanding issues that had arisen in negotiations with Esprit Telecom and GTS' financial advisors presented various valuation analyses of Esprit Telecom that had been conducted and the GTS Board authorized further discussions using the range of exchange ratios previously approved by the executive committee.

     At a meeting of the Esprit Telecom Board on November 30, the directors discussed the alternatives available to Esprit Telecom and concluded that an exchange ratio in excess of .88 of a share of GTS Stock for each Esprit Telecom ADS would be likely to receive the support of Esprit Telecom's Principal Securityholders and the Esprit Telecom Board. The Esprit Telecom Board also considered the possibility of providing floors, caps or collars on the exchange ratio but determined that to do so would not be in the best interests of Esprit Telecom or the holders of Esprit Telecom Securities. Representatives of the two companies, the four Principal Securityholders and their respective financial and legal advisers negotiated the terms of the proposed offer throughout the week of November 29.

     On December 5, the GTS Board met by telephone to approve the making of an offer to Esprit Telecom incorporating the Exchange Ratio of .89 of a share of GTS Stock for each Esprit Telecom ADS at which meeting Bear Stearns gave its opinion orally that the proposed Exchange Ratio was fair from a financial point of view to GTS stockholders. At the meeting, the GTS Board unanimously determined that the proposed Exchange Ratio was in the best interests of GTS stockholders and approved the proposed Offer, subject to satisfactory resolution of the outstanding issues, including those related to the Esprit Telecom public debt and "pooling of interests" accounting treatment. See "The GTS Board's
Reasons for the Offer, Recommendation of the GTS Board" (page [     ]).



     On the afternoon of December 6, the Esprit Telecom Board met, and, after discussion, concluded that Esprit Telecom's and GTS' respective businesses were complementary and that a range of economic, strategic and operational benefits could arise from combining them. See "The Esprit Telecom Board's Reasons for Recommending the Offer; Recommendation of Esprit Telecom Board" (page [ ]). At the meeting, Lehman Brothers gave its opinion, orally, that the proposed Exchange Ratio was fair to the Esprit Telecom Securityholders from a financial point of view. In the same meeting, the Esprit Telecom Board unanimously approved the terms of the proposed Offer, subject to a satisfactory settlement of various outstanding issues, including the negotiation by the Principal Securityholders of the terms and conditions upon which they would sign irrevocable undertakings. These issues were negotiated on December 6, 7 and the morning of December 8. At that time, a committee of the Esprit Telecom Board met to review and approve the final documentation and Lehman Brothers confirmed its opinion as to the fairness of the Exchange Ratio to the Esprit Telecom Securityholders from a financial point of view.


     On the morning of December 8, GTS and Esprit Telecom signed the Offer Agreement, the Principal Securityholders each signed a Securityholder Irrevocable, the directors of Esprit Telecom each signed a Director Irrevocable, and the Institutional Securityholders and GTS signed the Registration Rights Agreement following which GTS and Esprit Telecom publicly announced the terms of the Offer.

THE ESPRIT TELECOM BOARD'S REASONS FOR RECOMMENDING THE OFFER; RECOMMENDATION OF ESPRIT TELECOM BOARD

     The Esprit Telecom Board, which has been advised by Lehman Brothers, has determined that the terms of the Offer are fair and reasonable to, and in the best interests of, Esprit Telecom and the holders of Esprit Telecom Securities. Accordingly, the Esprit Telecom Board has unanimously authorized and approved the Offer and unanimously recommends that the holders of Esprit Telecom Securities accept the Offer and tender their Esprit Telecom Securities.

     In making this determination, the Esprit Telecom Board consulted with Esprit Telecom's management, as well as its financial advisors and legal counsel, and considered a number of factors, including, without limitation, the following:

     - The Esprit Telecom Board's belief that Esprit Telecom's and GTS' respective businesses are complementary and that a range of economic, strategic and operational benefits could arise from combining them. The Esprit Telecom Board also believes that the combination of Esprit Telecom and GTS would assist both companies in their mutual goal of becoming the pre-eminent providers of carrier's carrier and business communication services throughout Europe. As a result of the combination, Esprit Telecom and GTS would have the largest independent cross-border carrier's carrier network in Europe. Esprit Telecom and GTS also would have an extensive sales force in 11 Western European countries.

     - The likelihood of consummation of the Offer, as well as the unconditional and irrevocable agreement of the Principal Securityholders, as the holders of approximately 65% of Esprit Telecom's issued share capital, to tender their Esprit Telecom Securities in the Offer and to take such other actions as are set forth in the Securityholders Irrevocables.


     - The opinion given by Lehman Brothers on December 6, 1998 as confirmed in the written opinion of Lehman Brothers dated December 8, 1998, see
       "-- Opinion of Lehman Brothers" (page [     ])
       which Esprit Telecom Securityholders are urged to read in its entirety, that, as of the date of its opinion, and based upon and subject to various qualifications and assumptions described therein, from a financial point of view, the Exchange Ratio was fair to Esprit Telecom Securityholders.

     - The terms of the Offer, including the Exchange Ratio and the terms of the Offer Agreement and related documents.

     - The Esprit Telecom Board's knowledge of the business, operations, properties, assets, earnings and prospects of Esprit Telecom.

     - Recent and historical trading prices for Esprit Telecom ADSs and GTS Stock. The Esprit Telecom Board recognized that the proposed Offer should enable all holders of Esprit Telecom Securities to realize a substantial premium over the average price at which Esprit Telecom ADSs were trading during the past year prior to the December 8, 1998 announcement and an opportunity to retain an equity interest in the combined entity. For the range of prices of the Esprit Telecom ADSs from March 4, 1997 through a
       recent date, see "Comparative Market Prices and Dividend" (page [     ]).
       The Esprit Telecom Board also considered the historically thin trading volume in Esprit Telecom's ADSs.


     - GTS' historical financial statements and GTS' pro forma financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998, giving pro forma effect to the consummation of the Offer as of January 1, 1997 and January 1, 1998, respectively.


     In view of the wide variety of factors considered in connection with its evaluation of the Offer, the Esprit Telecom Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to specific factors considered in its decision. Furthermore, the Esprit Telecom Board did not articulate how each factor specifically supported its ultimate decision, except that substantial weight was placed on (i) the opinion of Lehman Brothers that, as of the date of its opinion, and based upon and subject to various qualifications and assumptions described therein, from a financial point of view the Exchange Ratio was fair to Esprit Telecom Securityholders and (ii) the fact that the Principal Securityholders, as the owners of approximately 65% of the outstanding Esprit Telecom Securities, will receive the same amount of consideration as other holders of Esprit Telecom Securities and that they were in favor of and executed the Securityholder Irrevocables to tender their Esprit Telecom Securities in the Offer.

OPINION OF LEHMAN BROTHERS

     Esprit Telecom engaged Lehman Brothers to act as its financial advisor in connection with the Offer. Esprit Telecom instructed Lehman Brothers, in its role as a financial advisor, to evaluate the fairness, from a financial point of view, to the shareholders of Esprit Telecom of the Exchange Ratio, and to conduct such investigations as Lehman Brothers deemed appropriate for such purposes. On December 6, 1998, Lehman Brothers delivered its opinion, in writing, to the Esprit Telecom Board to the effect that as of such date and based upon and subject to certain matters stated therein, from a financial point of view, the Exchange Ratio was fair to the shareholders of Esprit Telecom. Lehman Brothers confirmed its opinion orally as to the fairness of the Exchange Ratio from a financial point of view in connection with the meeting of the committee of the Esprit Telecom Board on December 8, 1998.

     THE FULL TEXT OF LEHMAN BROTHERS' WRITTEN OPINION DATED DECEMBER 6, 1998 IS ATTACHED AT ANNEX D TO THIS OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS (THE "LEHMAN OPINION") AND IS INCORPORATED HEREIN BY REFERENCE. ESPRIT TELECOM SECURITYHOLDERS MAY READ THE LEHMAN OPINION FOR A DISCUSSION OF ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS IN RENDERING THE LEHMAN OPINION. THE SUMMARY OF THE LEHMAN OPINION SET FORTH IN THIS OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH LEHMAN OPINION.

     No limitations were imposed by Esprit Telecom on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion except that Esprit Telecom did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from

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

any third party with respect to a purchase of all or part of the business of Esprit Telecom. The form and amount of the consideration to be paid by GTS in the Offer was determined through arm's-length negotiations between the parties. Lehman Brothers' opinion is for the use and benefit of the Esprit Telecom Board and was rendered to the Esprit Telecom Board in connection with its consideration of the Offer. Lehman Brothers' opinion does not constitute a recommendation to any holder of Esprit Telecom Securities as to whether such holder should accept the offer made to them in the Offer. Lehman Brothers was not requested to opine as to, and its opinion does not address, Esprit Telecom's underlying business decision to proceed with or effect the Offer.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed, inter alia:

        - the specific terms of the Offer;

        - publicly available information concerning Esprit Telecom and GTS that Lehman Brothers believed to be relevant to its analysis;

        - financial and operating information with respect to the business, operations and prospects of Esprit Telecom furnished to Lehman Brothers by Esprit Telecom;


        - a trading history of the Esprit Telecom ADSs from January 2, 1998 to December 6, 1998 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;


        - a trading history of GTS Stock from February 6, 1998 to the date that the opinion was delivered and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant;

        - a comparison of the financial terms of the Offer with the financial terms of certain other recent transactions that Lehman Brothers deemed relevant;

        - a comparison of the financial and operating information of Esprit Telecom and GTS with those of other companies that Lehman Brothers deemed relevant; and

        - the expected relative contributions of Esprit Telecom and GTS to the revenues and cash flows of the combined company following completion of the Offer.

In addition, Lehman Brothers had discussions with the management of Esprit Telecom and GTS concerning their business, operations, assets, financial condition and prospects, and undertook such other studies, analyses and investigations as it deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and Lehman Brothers further relied upon the assurances of the management of Esprit Telecom that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Esprit Telecom, upon the advice of Esprit Telecom, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Esprit Telecom as to its future financial performance, and that it will perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Esprit Telecom or GTS and did not make or obtain any evaluations or appraisals of the assets or liabilities of Esprit Telecom or GTS. In addition, Esprit Telecom did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of the business of Esprit Telecom. Lehman Brothers opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the delivery of the opinion. In rendering its opinion, Lehman Brothers did not express any opinion as to the future performance of GTS or its share price.

     In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Esprit Telecom or GTS. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  VALUATION ANALYSES OF ESPRIT TELECOM

     Lehman Brothers prepared a valuation of Esprit Telecom before considering the pro forma impact of any cost savings, operating synergies or strategic benefits resulting from the completion of the Offer. In determining its valuation, Lehman Brothers used various methodologies, including the following: discounted cash flow analysis, comparable transactions analysis, and comparable company trading analysis. Each of these methodologies was used to generate a reference enterprise value range for Esprit Telecom. The enterprise value range was adjusted for appropriate on and off balance sheet assets and liabilities to arrive at a common equity value range (in aggregate dollars and dollars per Esprit Telecom ADS). The per Esprit Telecom ADS equity value ranges were then used to evaluate the Exchange Ratio. These various valuation analyses are summarized below.

     Discounted Cash Flow Analysis

     Lehman Brothers prepared a 10 year discounted cash flow model for Esprit Telecom based on information and projections provided by Esprit Telecom. With respect to the Esprit Telecom discounted cash flow analysis, Lehman Brothers discounted after-tax cash flows on a stand-alone basis, i.e. excluding any projected benefits resulting from the Offer, by applying a weighted average cost of capital range of 10.1% to 11.1%, based on several assumptions including interest rates, capitalization ratios and systematic risk measures. Lehman Brothers calculated a terminal value by applying to projected 2008 free cash flow a range of perpetual free cash flow growth rates of 0.0% to 2.0%. The growth rates in the terminal year cash flow were selected based on assumptions regarding long-run growth rates in cash flow after capital expenditures for companies in the telecommunications industry. The discounted cash flow analysis (discounting all cash flows as at January 1, 1999) resulted in a per share equity value range of $36.95 to $56.85.


     Because of the particular characteristics of Esprit Telecom and the market in which it operates, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the results of the discounted cash flow analysis. Based on Lehman Brothers' prior experience in valuing companies within the emerging telecommunications sector, the values achieved by such companies in negotiated transactions have fallen at the lower end of the discounted cash flow analysis range. Notwithstanding the foregoing, the Exchange Ratio, based on the closing price on December 5, 1998 (being the last date practicable prior to the delivery by Lehman Brothers of its December 6 opinion) was within the range implied by the discounted cash flow analysis performed by Lehman Brothers on Esprit Telecom.


     Comparable Transactions Analysis

     Lehman Brothers reviewed certain publicly available information on selected transactions which were announced or took place from May 1995 to October 1998, including acquisitions of both European and North American telecommunications operators. For each transaction, relevant financial terms were analysed including (i) relevant transaction multiples including the implied enterprise value (equity purchase price plus

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

assumed obligations) divided by latest quarter actual revenue and projected revenues; and (ii) the premiums paid over the closing mid-market prices one day and one month prior to the announcement of the transactions.

     The transactions considered by Lehman Brothers comprised Qwest Communications International Inc./LCI International, Inc., IXC Communications, Inc./Network Long Distance Inc., Teleport Communications Group/ACC Corp., WorldCom, Inc./MCI Communications Corp., LCI International, Inc./USLD Communications Corp., EXCEL Communications, Inc./Telco Communications Group, Inc., and Esprit Telecom plc/Plusnet. The range of multiples of enterprise value to one year forward projected revenues at the acquisition dates of the transactions considered was 1.2x to 2.4x. This range compared to an implied transaction multiple of 2.2x for the Offer at an implied equity value per share of $37.16, assuming the Exchange Ratio.

     Lehman Brothers also analysed the premiums paid in 24 acquisitions of telecommunications businesses, including, but not limited to, the above mentioned transactions. The premiums relative to the stock prices of the respective target companies one day and one week prior to the announcement of the transactions ranged from -5.8% to 74.9% and -7.9% to 63.5%, respectively. At an implied equity value per share of $37.16 for the Offer, assuming the Exchange Ratio, these ranges compared to premiums of approximately 23% and 35%, respectively, over Esprit's closing share prices one day and one week prior to announcement of the Offer.

     Because the market conditions, rationale and circumstances surrounding each of the transactions analysed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Esprit Telecom and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the Offer.

     Comparable Company Trading Analysis

     With respect to Esprit Telecom, Lehman Brothers reviewed the public stock market trading multiples for selected European emerging telecom operators, US based international long-distance telecom companies and US domestic long-distance companies. Using publicly available information, Lehman Brothers calculated and analyzed the enterprise value multiples based on certain historical and projected financial criteria, such as latest quarter annualized revenues and, projected 1999 revenues.

     The comparable companies considered consisted of IDT Corp., Mobilcom AG, Omnicom SA, Pacific Gateway Exchange, Inc., Primus Telecommunications Group, Inc., RSL Communications, Startec Global Communications Corporation, Star Telecommunications, Inc., Telegroup, Inc., Telscape International, Inc. and Viatel, Inc. The range of multiples of enterprise value to latest quarter annualized revenues prior to the acquisition (quarter ended September 30, 1998) was 0.4x to 4.6x and the range of multiples of enterprise value to 1999 projected revenues was 0.3x to 2.3x. These ranges compare to implied transaction multiples of 4.4x and 2.2x, respectively, for the Offer at an implied equity value per share of $37.16, assuming the Exchange Ratio. The ratios of the comparable companies are based on closing stock prices as of December 2, 1998 and the latest financial statements and most recent equity research reports containing revenue projections available to Lehman Brothers on December 2, 1998.

     Because of the inherent differences between the businesses, operations and prospects of Esprit Telecom and the businesses, operations and prospects of the companies included in the comparable company groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of Esprit Telecom and companies in the comparable company groups that would affect the public trading values of Esprit Telecom and such comparable companies.

  ANALYSES OF GTS

     Lehman Brothers prepared a valuation of GTS before considering the pro forma impact of any cost savings, operating synergies or strategic benefits resulting from the Offer. In determining the valuation,

Lehman Brothers used both a comparable company trading analysis for GTS as a whole and a sum of the parts analysis of GTS's operating entities. The following methodologies were utilized for the sum of the parts analysis: discounted cash flow analysis, comparable company trading analysis, and actual prices paid in recent prior acquisitions. These methodologies were used in combination to generate a reference enterprise value range for GTS. The enterprise value range was adjusted for appropriate on and off balance sheet assets and liabilities to arrive at a common equity value range (in aggregate dollars and dollars per share of common stock). The valuation resulted in a valuation range of $38.20 to $57.75 per share of GTS common stock. The implied valuation range supported the conclusion that the Esprit Telecom Securityholders would receive securities the value of which could be reasonably supported by valuations of the businesses and assets underlying such securities.

     Relative Analyses of GTS and Esprit Telecom


     Lehman Brothers reviewed the daily historical closing prices of Esprit Telecom ADSs and GTS Stock and the ratio between them for the period from the date of the GTS IPO to December 6, 1998. During this period, the ratio between the common stock price of GTS and the Esprit Telecom ADS price ranged from 0.33 to 0.89. This compares to the Exchange Ratio of 0.89 shares of GTS common stock for each outstanding Esprit Telecom ADS.


     Contribution Analysis

     Lehman Brothers analyzed the estimated relative income statement contributions of Esprit Telecom and GTS to the enlarged GTS based on projected revenues and EBITDA and assuming no cost savings or operating synergies. These contributions were then compared to the proportion of the equity and enterprise value of the enlarged GTS which Esprit Telecom securityholders would receive under the terms of the proposed offer. This analysis resulted in a contribution by Esprit Telecom of approximately 22% to the projected 2000 EBITDA of the enlarged GTS. This compares to a relative contribution received by Esprit Telecom's shareholders of approximately 23% of the fully diluted enterprise value of the enlarged GTS.

     Lehman Brothers considered that the results of these analyses also supported the conclusion that from a financial point of view the Exchange Ratio was fair to the Esprit Telecom Securityholders.

  LEHMAN BROTHERS' ENGAGEMENT

     Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Esprit Telecom Board selected Lehman Brothers because of its expertise, reputation and familiarity with Esprit Telecom and because its investment banking professionals are experienced in advising on transactions comparable to the Offer.


     Lehman Brothers has previously rendered certain financial advisory and investment banking services to Esprit Telecom, for which it has received customary compensation. Esprit Telecom has paid Lehman Brothers and its affiliates approximately $22 million in compensation for services rendered over the past two years. Pursuant to the terms of an engagement letter agreement, dated December 2, 1998, between Lehman Brothers and Esprit Telecom, Esprit Telecom has agreed to pay Lehman Brothers (i) a transaction fee of 0.75% of the total consideration to be paid in the transaction (based on GTS's closing Common Stock price on the day prior to the announcement of the Offer) and (ii) $1.0 million for services rendered by Lehman Brothers with respect to the proposed consent solicitation in relation to the Esprit Telecom Bonds. The foregoing payments are payable upon successful completion of the Offer. In addition, in the event that the Offer lapses or terminates for any reason Esprit Telecom has agreed to pay Lehman Brothers an amount equal to $35,000 a month (or pro-rata for any part of a month) for the period commencing December 2, 1998 and ending on such lapse or termination of the Offer. In addition, Esprit Telecom has agreed to reimburse Lehman Brothers for its reasonable expenses (up to a maximum of $50,000) incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws.

     In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of Esprit Telecom and GTS for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

THE GTS BOARD'S REASONS FOR THE OFFER; RECOMMENDATION OF THE GTS BOARD

     The GTS Board believes that the terms of the Offer are fair to, and in the best interests of, GTS and its stockholders and unanimously recommends that the stockholders of GTS vote FOR approval of the resolutions to be proposed in connection with the Offer.

     The GTS Board believes their businesses are complementary and that a range of economic, strategic and operational benefits will arise from combining them. The combination of GTS and Esprit Telecom will assist both companies in their mutual goals of becoming the pre-eminent providers of carriers' carrier and business communications services throughout Europe.

     In arriving at its determination, the GTS Board considered a number of factors, including, without limitation, the following:


     - The GTS Board's view that the combination with Esprit Telecom should strengthen the combined company's position as the most developed pan-European carriers' carrier. In this regard the GTS Board noted the fact that the combined business will have (i) presence in 19 countries throughout Europe; (ii) increased network capacity and resilience; (iii) a 500 person sales force, one of the largest among independent telecommunications companies in Europe; (iv) the ability and licenses to provide a wide array of service offerings; (v) increased management depth; and (vi) an established and growing customer list.


     - The GTS Board's view that the combination of GTS and Esprit Telecom could, subject to adjustment, reduce capital outlay and expenses for the two groups by approximately $30 million for 1999 and in excess of $100 million by 2004. GTS expects to benefit from reduced network operations costs, reduced administrative costs, and capital expenditure savings.

     - David Oertle, CEO of Esprit Telecom, will remain with Esprit Telecom through the transition. He will continue to work with Esprit Telecom towards its successful integration within the GTS Group and assist Mr. Thames with various strategic matters. In addition, certain key members of the Esprit Telecom management team will continue in their current roles within Esprit Telecom.

     - The reputation of Esprit Telecom in the markets where it operates.

     - The analyses conducted by Bear Stearns, and the opinion of Bear Stearns that the Exchange Ratio is fair to the stockholders of GTS from a financial point of view.

     - The GTS Board's view and expectation that the Offer will be accounted for as a "pooling of interests" for financial reporting purposes.


     - The GTS Board's knowledge of the business, operations, properties, assets, earnings and prospects of GTS, including a review of its historical financial statements and pro forma financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998, giving pro forma effect to the consummation of the Offer as of January 1, 1997 and January 1, 1998, respectively.


     - The terms and conditions of the Offer. In particular, the GTS Board noted that certain Esprit Telecom Securityholders had agreed to enter into irrevocable undertakings to accept the Offer in respect of 65% of the issued share capital of Esprit Telecom. These Irrevocable Undertakings will continue to be binding even if a competing offer is made. The Irrevocable Undertakings will lapse if there are certain material adverse changes in the value of the GTS or in the event that specified deadlines in the Offer timetable are not met.

     In view of the wide variety of factors considered in connection with its evaluation of the proposed Offer, the GTS Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Different GTS Board members may have assigned different weights to different factors. In reaching its determination, the GTS Board took the various factors into account collectively. The GTS Board did not perform factor-by-factor analysis, but rather its determination was made in consideration of all of the factors as a whole.

OPINION OF BEAR STEARNS

     GTS retained Bear Stearns to act as its financial advisor in connection with the Offer Agreement and Acquisition. Bear Stearns delivered its written opinion, dated December 5, 1998, to the GTS Board of Directors to the effect that, and based upon and subject to the assumptions, limitations and qualifications set forth therein, collectively, the Exchange Ratio was fair, from a financial point of view, to the holders of GTS Stock (the "Bear Stearns Opinion").


     THE FULL TEXT OF THE BEAR STEARNS FAIRNESS OPINION, WHICH SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS SET OUT IN ANNEX C. Holders of GTS Stock are urged to read the Bear Stearns Opinion carefully in its entirety, especially with regard to the assumptions made and matters considered by Bear Stearns, as well as the limitations on the information considered and analysis presented. The summary of the Bear Stearns Opinion set forth in this document is qualified in its entirety by reference to the full text of such opinion.


     The Bear Stearns Opinion, intended for the benefit and use of the GTS Board, did not constitute a recommendation to the GTS Board in connection with the Offer Agreement or the Offer and does not constitute a recommendation to any holder of GTS Stock as to how to vote shares in connection with the Offer Agreement and the Offer. Bear Stearns is not expressing any opinion as to the price or range of prices at which GTS Stock may trade subsequent to the consummation of the Offer. The Bear Stearns Opinion is necessarily based upon economic, monetary, market and other conditions, and the information made available to it, as of the date of such opinion.

     The Exchange Ratio and the form of consideration were determined by arm's-length negotiations between GTS and Esprit Telecom and were not based on any recommendation by Bear Stearns. Except as noted below, no limitations were imposed by GTS on Bear Stearns with respect to the investigations made or the procedures followed by Bear Stearns in rendering the Bear Stearns Opinion.

     In arriving at the Bear Stearns Opinion, Bear Stearns, among other things:

        - reviewed the Press Announcement, Securityholder Irrevocables, Director Irrevocables, Offer Agreement and Registration Rights Agreement;

        - reviewed certain publicly available business and financial information relating to GTS and Esprit Telecom;

        - reviewed, and discussed with GTS management, certain internal financial information and other data relating to the business and financial prospects of GTS, including estimates and financial forecasts prepared by the management of GTS and which are not publicly available;

        - reviewed, and discussed with GTS management, certain financial information and other data relating to the business and financial prospects of Esprit Telecom, including estimates and financial forecasts relating to Esprit Telecom prepared by the management of GTS and which are not publicly available;


        - reviewed, and discussed with GTS management, certain estimates of revenue enhancements, cost savings and other combination benefits or synergies expected to result from the Offer, prepared by the management of GTS and which are not publicly available;


        - attended certain discussions between members of the management of GTS and Esprit Telecom respecting certain financial, business and market information;

        - reviewed certain historical stock prices, trading activity and valuation parameters of GTS Stock, Esprit Telecom Ordinary Shares and Esprit Telecom ADSs;

        - considered the pro forma financial impacts of the Offer on GTS;

        - reviewed certain publicly available financial data, stock market data and valuation parameters of companies which in Bear Stearns' judgment were deemed generally comparable to GTS or Esprit Telecom or otherwise generally relevant;

        - reviewed the financial terms, to the extent publicly available, of certain precedent merger and acquisition transactions which in Bear Stearns' judgment were deemed generally relevant; and

        - conducted such other studies, analyses and investigation as was deemed appropriate, but none of which was individually material.

     In connection with its review, and with the consent of GTS, Bear Stearns did not assume any responsibility for, and did not undertake any independent verification of, any of the information reviewed by or provided to it and relied on its being complete and accurate in all material respects. In addition, Bear Stearns did not make or receive any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of GTS or Esprit Telecom, nor was Bear Stearns furnished with any such evaluation or appraisal.

     With respect to the financial forecasts, estimates, projections, pro forma financial effects, contemplated tax and accounting impacts, and calculations of revenue enhancements, cost savings or synergies, relied upon or provided to Bear Stearns, it assumed, at the direction of GTS, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of GTS as to the future performance of GTS and Esprit Telecom and that they will be achieved in the amounts and at the times specified therein. Therefore, Bear Stearns did not make any independent assessment of the assumptions contained therein. Bear Stearns was not provided with, nor was it asked to obtain, any financial forecasts, estimates, projections, pro forma financial effects, contemplated tax and accounting impacts and calculations of revenue enhancements, cost savings or synergies prepared by the management of Esprit Telecom. With respect to the business and financial information relating to Esprit Telecom, at GTS' direction, Bear Stearns did not hold any independent discussions with Esprit Telecom's management as to any specific aspect of the information relating to Esprit Telecom provided to Bear Stearns by GTS. At the direction of GTS, in rendering the Bear Stearns Fairness Opinion, Bear Stearns relied upon specific projections, revenue enhancements, cost savings and other synergies for Esprit Telecom prepared by GTS management and provided to Bear Stearns (the "Base Case with Synergies Projections"). Bear Stearns also assumed, with GTS' consent, that: (i) Esprit Telecom and GTS will comply with all the material terms and conditions of the Transaction Documentation and all applicable laws and regulations; (ii) the Offer becomes effective in accordance with the terms of the Press Announcement and that the Offer is accepted in such a manner that GTS acquires 100% of the outstanding Esprit Telecom Ordinary Shares and Esprit Telecom ADSs; and (iii) the Offer will be afforded pooling-of-interests treatment under generally accepted accounting principles in the United States. Bear Stearns has also relied upon the representations of GTS respecting the tax treatment of the Offer. Other than as described herein, GTS did not place any limitations upon Bear Stearns regarding the procedures to be followed and the factors to be considered in rendering the Bear Stearns Fairness Opinion.

     In arriving at the Bear Stearns Fairness Opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then existing economic, monetary, market and other conditions as to the significance of each analysis and factor. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the Bear Stearns Fairness Opinion. In its analyses, Bear Stearns, at GTS' direction and with GTS' consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of GTS, Esprit Telecom, or Bear Stearns. Any assumed estimates implicitly contained in the Bear Stearns Fairness Opinion or relied upon by it in rendering the Bear Stearns Fairness Opinion, are not necessarily reflective of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Any estimates relating to the value of a business or securities do not purport to be appraisals or necessarily reflect the prices at which companies or securities may actually be sold.


     Bear Stearns is an internationally recognized investment banking firm which, as part of its investment banking business, regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The GTS Board selected Bear Stearns on the basis of its experience and independence. In the past, Bear Stearns and its affiliates have provided investment banking services to GTS and have received customary compensation for such services. GTS has paid Bear Stearns and its affiliates approximately $3.4 million in compensation for services rendered over the past two years. In the ordinary course of business, Bear Stearns and its affiliates may actively trade or hold the equity securities of GTS or Esprit Telecom for their own account or the accounts of their customers and, accordingly, may at any time (subject to applicable laws, including the City Code) take a long or short position in such securities.



     Pursuant to the original engagement letter between GTS and Bear Stearns dated July 14, 1998, GTS agreed to pay Bear Stearns: (i) an initial cash fee of $200,000; (ii) a quarterly retainer fee of $100,000 until termination of the engagement letter; (iii) a success fee equal to a percentage (ranging from 1.00% where the transaction consideration is less than $100 million to 0.40% where the transaction consideration is in excess of $1.3 billion) of the aggregate transaction consideration, payable upon the consummation of any such transaction and (iv) upon the earlier of (a) the execution by GTS and Esprit Telecom of a letter of intent or agreement in principle or (b) the rendering by Bear Stearns of a fairness opinion, from a financial point of view, of the consideration for the Offer, a cash fee equal to 25% of the success fee. Any amounts paid in respect of the initial cash fee, quarterly retainer fee and opinion fee will be credited against the success fee. GTS has also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel, and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under federal securities law. In addition, Bear Stearns has acted as solicitation agent with respect to the solicitation of waivers of certain change of control provisions applicable to the Esprit Telecom Bonds. Bear Stearns is acting as dealer manager with respect to the Offer and is an initial purchaser in the New HER Notes Offering.


     The following is a summary of the material valuation, financial and comparative analyses performed by Bear Stearns in arriving at the Bear Stearns Fairness Opinion dated December 5, 1998.

     Discounted Cash Flow Analysis of Esprit Telecom. Bear Stearns performed a discounted cash flow analysis on the after-tax cash flows of Esprit Telecom based on the Base Case with Synergies Projections provided to Bear Stearns by GTS. After-tax cash flows for the six-year period beginning January 1, 1999 and ending on December 31, 2004 were calculated as after-tax earnings before interest, depreciation and amortization less changes in working capital and capital expenditures, including certain payments on capital leases. Bear Stearns calculated a terminal value for Esprit Telecom by applying to projected 2004 EBITDA a range of multiples of 7.0x to 9.0x. Bear Stearns' determination of the appropriate range of multiples was based on a comparison of multiples for certain selected publicly-traded telecommunications companies with growth rates generally similar to Esprit Telecom's projected growth rates at the end of the projection period. In addition, Bear Stearns compared the expected perpetual growth rates in after-tax cash flow with those implied by the selected multiples. Discount rates of 15.0% to 18.0% were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in Esprit Telecom's business and the assumed cost of capital to Esprit Telecom. Because of Esprit Telecom's current status as a non-tax payer, Bear Stearns discounted Esprit Telecom's terminal values at discount rates of 13.0% to 16.0% to reflect the anticipated tax shield attributable to interest expense. The discounted cash flow analysis (discounting all cash flows to January 1, 1999) of the Base Case with Synergies Projections generated a per share equity value range of $47.68 to $75.12 as compared to the equity value implied by the Exchange Ratio of $37.16 per Esprit Telecom ADS based on the closing price of GTS Stock of $41.75 on December 1, 1998.

     Discounted Cash Flow Analysis of GTS and Relative Contribution. Bear Stearns performed a discounted cash flow analysis on the after-tax cash flows of GTS based on projections provided to Bear Stearns by GTS. After-tax cash flows for the five-year period beginning January 1, 1999 and ending on December 31, 2003 were calculated as after-tax earnings before interest, depreciation and amortization less changes in working capital and capital expenditures, including certain payments on capital leases. Bear Stearns segregated GTS into its businesses in Western Europe (the "Western Europe Businesses") and the CIS (the "CIS Businesses"). Bear Stearns calculated a terminal value for the Western Europe Businesses by applying to projected 2003 EBITDA a range of multiples of 7.0x to 9.0x. Bear Stearns' determination of the appropriate range of multiples was based on a comparison of multiples for certain selected publicly-traded telecommunications companies with growth rates generally similar to GTS' projected growth rates at the end of the projection period. In addition, Bear Stearns compared the expected perpetual growth rates in after-tax cash flow with those implied by the selected multiples. Discount rates of 13.0% to 16.0% were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in the Western Europe Businesses and the assumed cost of capital for the Western Europe Businesses. For the CIS Businesses, Bear Stearns calculated a terminal value by applying to projected 2003 EBITDA a range of multiples of 2.0x to 5.0x. Bear Stearns' determination of the appropriate range of multiples was based on a comparison of multiples for certain telecommunications companies in other emerging markets. Discount rates of 25.0% to 55.0% were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, and the inherent business risk in the CIS Businesses and the assumed cost of capital for the CIS Businesses. Bear Stearns performed discounted cash flow analyses on both the CIS Businesses and the Western Europe Businesses (discounting all cash flows to January 1, 1999) and generated a per share equity value range for GTS by combining the resulting enterprise values and adjusting for net debt and minority ownership positions. The discounted cash flow analysis of the GTS projections generated a per share equity value range of $42.55 to $63.36.

     Bear Stearns then analyzed the relative contribution to equity value of GTS and Esprit Telecom based upon the Base Case with Synergies Projections and the financial projections of GTS. The equity value of the new GTS was assumed to be the sum of the discounted cash flow equity values of GTS and Esprit Telecom. At the Exchange Ratio and the approximate midpoint of the discounted cash flow valuation ranges, GTS and Esprit Telecom contributed 76% and 24% of the discounted cash flow equity value to new GTS, respectively. Based on the closing price of GTS Stock as of December 1, 1998 and the Exchange Ratio, Esprit Telecom Securityholders would own approximately 19% of the new GTS.

     Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, Bear Stearns compared the financial performance and stock market valuation of GTS, IDT Corporation, Pacific Gateway Exchange, Inc., Primus Telecommunications Group, Incorporated, RSL Communications, Ltd., Star Telecommunications, Inc., Teleglobe Inc., and Viatel, Inc. (collectively, the "Generally Comparable Companies") with Esprit Telecom. The Generally Comparable Companies were selected based on general business, operating and financial characteristics representative of emerging international carriers. The range of multiples for the Generally Comparable Companies of enterprise value (defined as the market value of equity plus minority interest plus the market value of debt and preferred stock, net of cash) to estimated 1999 revenues was 0.57x to 3.78x. This range compared to a transaction multiple of 1.94x for the Offer at an implied acquisition price of $37.16, assuming the Exchange Ratio for each Esprit Telecom ADS. The ratios for the Generally Comparable Companies are based on closing stock prices on December 1, 1998 and the latest public financial statements and the most recent public equity research reports that contained projections for revenue available to Bear Stearns on December 1, 1998.

     The multiple for Esprit Telecom using the implied acquisition price was within the range of multiples for the Generally Comparable Companies. However, Bear Stearns believed that this benchmark was of limited use in evaluating the Offer due to the inherent differences between the businesses, operations, and prospects of Esprit Telecom and the businesses, operations and prospects of the Generally Comparable Companies and the lack of meaningful EBITDA or net income projected for Esprit Telecom in the near term. Bear Stearns believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of Esprit Telecom and the Generally Comparable Companies that would affect the public trading values of Esprit Telecom and the Generally Comparable Companies.

     Summary of Precedent Merger and Acquisition Transactions. Using publicly available information, Bear Stearns reviewed certain terms and financial characteristics of certain U.S. long distance company merger and acquisition transactions, which Bear Stearns deemed to be generally comparable for the purposes of this analysis. The transactions considered by Bear Stearns in its analysis consisted of: Teleglobe Inc./Excel Communications, Inc.; Qwest Communications International Inc./LCI International, Inc.; IXC Communications, Inc./Network Long Distance; LCI International, Inc./USLD Communications Corp.; Teleport Communications Group Inc./ ACC Corp.; WorldCom/MCI Communications Corp.; and Excel Communications, Inc./Telco Communications Group, Inc. (the "Generally Comparable Transactions"). The range of multiples of enterprise value to revenues (projected for the following fiscal year) at the time and price of the respective Generally Comparable Transactions was 1.21x to 2.45x. This range compared to a transaction multiple of 1.94x for the Offer at an implied acquisition price of $37.16, assuming the Exchange Ratio for each Esprit Telecom ADS at December 1, 1998. The ratios for the Generally Comparable Transactions are based on public financial statements, closing stock prices and public equity research reports available to Bear Stearns at the time of the respective transactions.

     The multiple for Esprit Telecom using the implied Offer price was within the range of multiples for the Generally Comparable Transactions. However, Bear Stearns believed that this benchmark was of limited use in evaluating the Offer due to the lack of comparable transactions involving public European companies, the limited comparability with US transactions due to differing development stages of the US and European telecommunications markets and the lack of meaningful EBITDA or net income projected for Esprit Telecom in the near term. Bear Stearns believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Offer that would affect the acquisition value of Esprit Telecom and such acquired companies.

     No company, transaction or business used in the analysis described under "-- Analysis of Selected Publicly Traded Comparable Companies" or "-- Summary of Recent Acquisition Transactions" above is identical to GTS, Esprit Telecom or the combined company. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics, market maturity and conditions and other factors that could affect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using generally comparable acquisition or company data.

     Analysis of Pro Forma Accretion/Dilution. Bear Stearns also noted that using the Exchange Ratio, the completion of the Offer results in pro forma net cash flow per share dilution in the near term and accretion in the medium term (net cash flow is defined as net income plus depreciation and amortization). However, Bear Stearns believes that dilution analysis does not account for the different risks and consequent discounts which should be applied to net cash flows from different component businesses within GTS and Esprit Telecom. In addition, Esprit Telecom's network is at an earlier stage in its development than GTS' network.

PURPOSE OF THE OFFER; PLANS FOR ESPRIT TELECOM

     GTS intends to acquire, in the Offer and the Compulsory Acquisition, all of the issued and outstanding Esprit Telecom Securities. If for any reason the Offer and the Compulsory Acquisition is not consummated, GTS will evaluate its other alternatives. Such alternatives could include purchasing additional Esprit Telecom Securities in the open market, in privately negotiated transactions, in another tender or exchange offer or otherwise, or taking no further action to acquire Esprit Telecom Ordinary Shares and Esprit Telecom ADSs.

     GTS is in the process of developing its business plan and strategy for Esprit Telecom, including the manner in which Esprit Telecom will be integrated into the overall GTS business and corporate structure. GTS may elect to contribute one or more GTS businesses to Esprit Telecom as part of its strategy, including the recently acquired NetSource Europe ASA. GTS also may have one or more other GTS entities purchase

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

assets from Esprit Telecom as part of its strategy. Any such transaction will be effected in accordance with the applicable covenants in the indentures governing the Esprit Telecom Bonds. GTS may also decide in the future to effect a tender or exchange offer or consent solicitations with respect to the Esprit Telecom Bonds, if it were advisable to better integrate Esprit Telecom into the overall GTS corporate structure.

POSSIBLE EFFECTS OF THE OFFER ON THE MARKET FOR ESPRIT TELECOM ADSS

     Upon consummation of the Offer, it is expected that there will be a limited market, if any, for the Esprit Telecom Securities. There can be no assurance that there will be any public market for the Esprit Telecom Securities upon consummation of the Offer, or, if such market exists, there can be no assurance as to the extent to which Esprit Telecom Securities may be sold or the price at which such shares may be sold.

     The Esprit Telecom ADSs are listed on Nasdaq and EASDAQ and are registered under the Exchange Act. Depending upon the number of Esprit Telecom ADSs purchased pursuant to the Offer and the number of Esprit Telecom ADSs accumulated by the other parties, the Esprit Telecom ADSs may be delisted either by the unilateral action of either such exchange or at the request of Esprit Telecom. In addition, the Esprit Telecom ADSs may be eligible for deregistration under the Exchange Act following consummation of the Offer. GTS intends to seek the delisting of Esprit Telecom ADSs from Nasdaq and EASDAQ and the deregistration of the Esprit Telecom ADSs under the Exchange Act as soon as possible following the Compulsory Acquisition. Delisting and/or deregistration of Esprit Telecom ADSs could materially adversely affect the liquidity and the market price of Esprit Telecom ADSs.

CHANGE OF CONTROL CONSENT SOLICITATION

     Before GTS makes the Offer, certain pre-conditions must be satisfied or waived. These pre-conditions included that GTS obtain waivers on or prior to January 29, 1999 from the holders of the Esprit Telecom Bonds issued under the Indentures dated as of June 24, 1998 and December 18, 1997, each between Esprit Telecom and The Bank of New York (the "Change of Control Consent Solicitation"), of their right to require Esprit Telecom to repurchase their Esprit Telecom Bonds at 101% of the principal amount of such bonds in connection with the change of control of Esprit Telecom resulting from the consummation of the Offer.


     The pre-conditions were satisfied prior to the mailing of this document. As a result of the Change of Control Consent Solicitation, holders of a majority in principal amount of each series of Esprit Telecom Bonds outstanding under the Indentures waived the application of the change of control provisions under the Indentures to the Offer. Under these change of control provisions, holders of the Esprit Telecom Bonds would have been entitled, as a result of the consummation of the Offer, to require Esprit Telecom to repurchase their notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon. The waivers obtained in the Change of Control Consent Solicitation are binding on all holders of the Esprit Telecom Bonds.


                                   THE OFFER
GENERAL


     On behalf of GTS, Bear Stearns is offering to purchase on the terms and subject to the Conditions set out in this Offering Circular/Proxy Statement/Prospectus and in the accompanying Acceptance Form (including, if the Offer is revised, varied, extended or renewed, the terms and conditions of any such revision, variation, extension or renewal), all issued and to be issued Esprit Telecom Ordinary Shares (including those represented by Esprit Telecom
ADSs) on the following basis:


     - for each Esprit Telecom Ordinary Share, 0.1271 of a share of GTS Stock;
       and

     - for each Esprit Telecom ADS, 0.89 of a share of GTS Stock.

     Based on the Nasdaq closing price of $41.75 per share of GTS Stock on December 7, 1998, the Offer values each Esprit Telecom Ordinary Share at $5.31 (L3.21), each Esprit Telecom ADS at $37.16 (L22.48) and the entire issued share capital of Esprit Telecom, on a fully diluted basis, at approximately $757.3 million (L458.2 million). This represents a premium of approximately 22.8% over the middle market price of an

Esprit Telecom ADS on Nasdaq at the close of business on December 7, 1998, being the last trading day before the announcement of the Offer (based on an exchange rate of L1 = $1.6530 being the Noon Buying Rate on December 7, 1998).


     Based on the Nasdaq closing price of $[       ] per share of GTS Stock on
[  ], 1999 (the latest practicable date prior to the publication of this
document) the offer values each Esprit Telecom Ordinary Share at $[     ]
(L[     ]), each Esprit Telecom ADS at $[     ] (L[     ]) and the entire issued
share capital of Esprit Telecom on a fully diluted basis, at approximately
$[     ] (L[     ]) based on an exchange rate of L[     ] = $[     ] being the
Noon Buying Rate on January   , 1999. This represents a premium of approximately
[     ]% over the middle market price of an Esprit Telecom ADS on Nasdaq at the close of business on December 7, 1998, the last business day prior to the announcement of the offer. For additional information regarding the financial effects of the Offer, please see "Additional Information Required Under UK
Law -- Financial Effects of the Offer" on page [  ].



     The Esprit Telecom Securities which are the subject of the Offer will be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attached thereto, including the right to receive and retain all dividends and other distributions declared, made or paid after December 8, 1998.


CONDITIONS TO THE OFFER

     The Conditions to the Offer are set out in Part A of Annex A to this Offering Circular/Proxy Statement/ Prospectus. The following summary of certain of the Conditions to the Offer is subject to and qualified in its entirety by reference to Annex A.


     The Offer is conditional on valid acceptances being received (and not, where permitted, withdrawn) by the time of expiration of the Initial Offer Period at 3:00 p.m. (London time) and 10:00 a.m. (New York City time) on March 3, 1999 (or such later date as GTS may, in accordance with the provisions of the City Code and subject to certain restrictions in the Offer Agreement, decide) in respect of not less than 90% of the Esprit Telecom Securities to which the Offer relates, or such lesser percentage as GTS may decide, provided that such Acceptance Condition shall not be satisfied unless GTS shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, Esprit Telecom Securities carrying in the aggregate more than 50% of the voting rights then generally exercisable at general meetings of Esprit Telecom and provided further that the Acceptance Condition shall be capable of being satisfied only at a time when all other Conditions have been satisfied, fulfilled or, to the extent permitted, waived. If the 90% threshold is satisfied before the Offer becomes or is declared unconditional in all respects, this Acceptance Condition (subject to any permitted reduction in the acceptance threshold) must continue to be satisfied on the actual date the Offer becomes or is declared unconditional in all respects, by reference to the facts then subsisting.



     GTS MAY REDUCE THE PERCENTAGE OF ESPRIT TELECOM SECURITIES REQUIRED TO SATISFY THE ACCEPTANCE CONDITION AT ANY TIME PRIOR TO THE OFFER BEING DECLARED UNCONDITIONAL. AT LEAST FIVE US BUSINESS DAYS PRIOR TO ANY SUCH REDUCTION, GTS WILL ANNOUNCE THAT IT HAS RESERVED THE RIGHT TO REDUCE THE ACCEPTANCE LEVEL UNDER THE ACCEPTANCE CONDITION. GTS WILL NOT MAKE SUCH AN ANNOUNCEMENT UNLESS IT BELIEVES THERE IS A SIGNIFICANT POSSIBILITY THAT SUFFICIENT ACCEPTANCES OF THE OFFER WILL BE RECEIVED TO PERMIT THE ACCEPTANCE CONDITION TO BE SATISFIED AT SUCH REDUCED LEVEL. HOLDERS OF ESPRIT TELECOM SECURITIES WHO ARE NOT WILLING TO ACCEPT THE OFFER IF THE ACCEPTANCE CONDITION IS REDUCED BELOW THE 90% LEVEL SHOULD EITHER NOT ACCEPT THE OFFER UNTIL THE OFFER BECOMES OR IS DECLARED UNCONDITIONAL IN ALL RESPECTS OR BE PREPARED TO WITHDRAW THEIR ACCEPTANCES PROMPTLY FOLLOWING AN ANNOUNCEMENT BY GTS OF ITS RESERVATION OF THE RIGHT TO REDUCE THE ACCEPTANCE LEVEL UNDER THE ACCEPTANCE CONDITION.


     The Offer is also conditional, among other things, on the following:


     - the holders of a majority of GTS Stock approving resolutions relating to the issuance of New GTS Stock for purposes of acquiring Esprit Telecom Securities in the Offer;



     - the New GTS Stock being approved for listing on Nasdaq and EASDAQ subject to official notice of issuance;

     - no stop order suspending the effectiveness of the registration statement (of which this Offering Circular/Proxy Statement/Prospectus is a part) being issued or threatened by the SEC;



     - no governmental regulatory or other relevant authority instituting, implementing or threatening any action which affects the Offer, including any action that would make the Offer illegal or would require GTS or Esprit to sell all or any material portion of its assets;


     - all authorizations necessary or appropriate for the Offer be obtained from all appropriate governmental and regulatory authorities;


     - Esprit Telecom not engaging in certain activities which are out of the ordinary course of its business, including that Esprit Telecom and its subsidiaries not issue additional shares or shares of its subsidiaries, pay dividends, merge with any other person, dispose of its assets, increase its indebtedness, or enter into contracts or arrangements which are likely to restrict the business of GTS or Esprit Telecom;


     - there not be a material adverse change in the business, assets, financial or trading position or profits or prospects of Esprit Telecom;


     - there not being instituted or continued any litigation the effect of which is or is likely to be material to Esprit Telecom; and



     - GTS not having discovered that any information concerning Esprit Telecom publicly disclosed at any time that is misleading in any material respect, contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading, or having discovered that Esprit Telecom has not complied with all applicable legislation which has a material impact on Esprit Telecom.


TERMS OF THE OFFER

     The further terms of the Offer are set out in Part B of the Annex A to this Offering Circular/Proxy Statement/Prospectus. The following summary of certain of the terms of the Offer is subject to and qualified in its entirety by reference to Annex A.


     At the conclusion of the Initial Offer Period, in accordance with the rules of the City Code, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. The principal difference between the Initial Offer Period and the Subsequent Offer Period is that holders of Esprit Telecom Securities will have the right to withdraw their acceptances of the Offer during the Initial Offer Period, but not during the Subsequent Offer Period, except in
certain limited circumstances. See "-- Rights of Withdrawal" (page [     ]). GTS
reserves the right (but will not be obliged) at any time to extend the time and date for fulfillment of the Acceptance Condition, provided that GTS may not extend the Initial Offer Period beyond April 2, 1999 without the consent of the Panel and any extension may be subject to certain restrictions in the Offer Agreement. GTS reserves the right, if appropriate, to seek the Panel's approval to extend the final date for expiration of the Acceptance Condition to April 23, 1999, or such later date as the Panel may agree. GTS acknowledges that Rule 14e-1(d) under the Exchange Act provides that an extension must be accompanied by a public announcement, which shall include disclosure of the approximate number of securities deposited to date, issued by 2:00 p.m. (London time) and 9:00 a.m. (New York City time) on the next US Business Day after the scheduled expiration date of the Offer. If GTS makes an announcement that the Offer will remain open until further notice, GTS will make an announcement not less than 14 calendar days before closing the Offer.


     If all the Conditions are satisfied, fulfilled or, where permitted, waived within the time permitted, payment for Esprit Telecom Securities which have been tendered in the Offer will be made as provided under "-- Settlement" on page
[     ].

     If the Offer becomes or is declared unconditional in all respects and GTS acquires or contracts to acquire, pursuant to the Offer or otherwise, at least 90% of the Esprit Telecom Securities to which the Offer relates, GTS will be entitled to and intends to acquire the remaining Esprit Telecom Securities on the same terms as the Offer pursuant to and subject to sections 428 through 430F of the Companies
Act. See "-- Compulsory Acquisition; Appraisal Rights" (page [     ]).

     Fractions of New GTS Stock will not be issued to holders of Esprit Telecom Securities who accept the Offer but will be aggregated and sold in the market and the net proceeds of sale will be paid to such Esprit Telecom Securityholders entitled thereto. However, if any person is entitled to cash in an amount less than $2, such amount will not be paid but will be retained for the benefit of GTS.

INTERESTS OF CERTAIN PERSONS IN THE OFFER

     In considering the recommendations by the Esprit Telecom Board with respect to the Offer, Esprit Telecom Securityholders should be aware that certain members of the Esprit Telecom Board, as well as certain other members of Esprit Telecom's management, may have certain interests that are different from, or in addition to, the interests of Esprit Telecom Securityholders as such. The Esprit Telecom Board recognized such interests and determined that such interests neither supported nor detracted from the fairness of the Offer to Esprit Telecom Securityholders.

  IRREVOCABLE UNDERTAKINGS

     The Principal Securityholders have entered into the Securityholder Irrevocables requiring them to accept the Offer for their Esprit Telecom Securities, which represent, in aggregate, 81,968,270 Esprit Telecom Ordinary Shares (including those represented by Esprit Telecom ADSs) beneficially owned or controlled by them, and represents 65% of the issued share capital of Esprit Telecom. The Securityholder Irrevocables will continue to be binding even if a competing offer is made. If there are certain material adverse changes in the value of the GTS Group or in the event that specified deadlines in the Offer timetable are not met, the Securityholder Irrevocables may lapse. See "Agreements with Certain Securityholders -- Principal Securityholders" (page
[  ]).

     Pursuant to the Director Irrevocables, each Esprit Telecom Director agreed, subject to his fiduciary duties, to recommend the Offer to holders of Esprit Telecom Securities. As part of their respective Director Irrevocable, Messrs. Roy Merritt, David Oertle and Michael Potter also agreed that to the extent they exercised any Esprit Telecom Options, they would tender such Esprit Securities in the Offer. See "Agreements with Certain Securityholders -- Directors" (page
[  ]).

  REGISTRATION RIGHTS AGREEMENT


     Pursuant to the Registration Rights Agreement between GTS and certain Institutional Securityholders, GTS is required to file a registration statement with the SEC that includes a prospectus which provides for resales by such Institutional Securityholders of the New GTS Stock received by them in the Offer. GTS has also agreed to keep such registration statement effective until the earliest of the date on which (i) such Institutional Securityholders are able to sell such New GTS Stock immediately without restriction pursuant to Rule 144(k) or Rule 145(d) (if applicable) under the Securities Act, or otherwise or, if Rule 144(k) or Rule 145 (d) (if applicable) is amended to provide a shorter restricted period, such shorter period, (ii) GTS obtains written confirmation from the Division of Corporate Finance of the SEC recommending that no action be taken by the SEC in connection with the resale of New GTS Stock by such Institutional Securityholders without regard to volume or other restrictions under the Securities Act upon resale or (iii) all of the New GTS Stock is resold pursuant to the registration statement, subject to certain provisions. GTS has also agreed, at the request of Institutional Securityholders, to make members of its senior management available for limited "road show" type presentations for a certain period and one on one meetings with potential investors in connection with any underwritten offerings of such Institutional Securityholders' New GTS Stock. All expenses related to such underwritten offerings by the Institutional Securityholders will be borne by them. In the event that the Institutional Securityholders request such underwritten offering, GTS has the right to delay such offering by not more than 45 days for certain reasons. GTS shall have the right to choose the underwriter in an underwritten offering of the Institutional Securityholders' GTS Stock. The Registration Rights Agreement contains customary indemnification provisions.


     Pursuant to the Registration Rights Agreement and in order to allow the acquisition of Esprit Telecom to be accounted for as a "pooling of interests" transaction, the Institutional Securityholders agreed not to (i) sell,

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

transfer or otherwise dispose of, or execute any cashless exercise of stock options or warrants for any nor (ii) enter into any arrangement to reduce such Institutional Securityholder's risk relating to such Institutional Securityholder's Esprit Telecom Securities or any GTS Stock to be received by such Institutional Securityholder in connection with the Offer, for a period commencing 30 days before the date that the acquisition of Esprit Telecom is deemed consummated in connection with determining whether such acquisition will receive "pooling of interests" accounting treatment and ending on the date GTS has prepared, published and otherwise publicly disclosed financial reports of GTS, which include a period of at least 30 days of combined operations of GTS and Esprit Telecom.

  AFFILIATE TRANSFER RESTRICTIONS


     In order to allow the acquisition of Esprit Telecom to be accounted for as a "pooling of interests" transaction, each director, executive officer and other person who has been identified as a possible "affiliate" of Esprit Telecom, as that term is used in and for the purposes of Accounting Series Releases 130 and 135, as amended, of the SEC, will be required to sign an undertaking not to transfer their Esprit Telecom Securities to the same extent as the Institutional Securityholders agreed to do in the Registration Rights Agreement. The undertaking also includes a covenant on the part of such possible affiliate not to transfer New GTS Stock received in the Offer in violation of US securities laws.


  INDEMNIFICATION AND INSURANCE

     Pursuant to the Offer Agreement, for a period of six years after the Offer becomes wholly unconditional, GTS will maintain the level of directors' and officers' liability coverage currently provided to the directors and officers of Esprit Telecom, provided that GTS may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which afford substantially the same coverage to the insured as the insurance currently maintained by Esprit Telecom and such level of coverage for the directors and officers of Esprit Telecom shall be maintained (in the form of liability insurance or otherwise) notwithstanding any of the directors or officers of Esprit Telecom ceasing to be a director or officer.

     GTS also entered into an indemnity agreement for the benefit of the directors of Esprit Telecom and Esprit Telecom's General Counsel whereby from the time the Offer becomes wholly unconditional, GTS will indemnify and hold harmless in all respects such indemnified persons from any loss, cost or damage incurred in connection with any claims made by a former director of Esprit Telecom and certain of his affiliates.

  ESPRIT TELECOM SHARE OPTION SCHEMES


     The Offer will extend to any Esprit Telecom Securities unconditionally issued while the Offer remains open for acceptance pursuant to the exercise of options issued under the Esprit Telecom Share Option Schemes or otherwise. As part of the Rollover Offer, GTS will offer Esprit Telecom Option holders the opportunity to roll over their Esprit Telecom Options into options for New GTS Stock substantially on (and in accordance with) the terms of the existing Esprit Telecom Share Option Schemes and on the same Exchange Ratio as the Offer. As part of the Director Irrevocables, each Esprit Telecom Director confirmed that it was his current intention to accept the Rollover Offer, subject to the receipt of satisfactory tax advice. Esprit Telecom has agreed that it will not make any amendments to the Esprit Telecom Share Option Schemes. Detailed proposals regarding the Rollover Offer will be mailed to Esprit Telecom Option holders as soon as practicable after GTS declares that all Conditions to the Offer have been satisfied or waived.


PROCEDURES FOR ACCEPTING THE OFFER -- ALL HOLDERS OF ESPRIT TELECOM SECURITIES

     This section should be read together with the notes on the relevant Acceptance Form.

  ACCEPTANCE FORMS

     All holders of Esprit Telecom Ordinary Shares, including persons in the US who hold Esprit Telecom Ordinary Shares, have been sent a Form of Acceptance, which they must use to tender their Esprit Telecom Ordinary Shares and accept the Offer. All Esprit Telecom ADS holders have been sent a Letter of Transmittal and a Notice of Guaranteed Delivery. To tender their Esprit Telecom ADSs and accept the Offer, holders of Esprit Telecom ADSs must either use the Letter of Transmittal or use the Notice of Guaranteed Delivery and comply with the Guaranteed Delivery Procedures described in this paragraph. Should any holder of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs receive an incorrect form with which to accept the Offer or require any additional forms, that person should contact the Receiving Agents or the US Depositary, as appropriate, at the relevant addresses set out below, who will provide the appropriate forms.


  HOLDERS OF ESPRIT TELECOM ORDINARY SHARES


     General. If you are a holder of Esprit Telecom Ordinary Shares, you will have received a Form of Acceptance for use in connection with the Offer. This section should be read together with the instructions on the Form of Acceptance. The provisions of this section shall form a part of the Form of Acceptance. The Form of Acceptance shall be deemed to form part of the terms of the Offer.


     Completion of Form of Acceptance. To accept the Offer any holder of Esprit Telecom Ordinary Shares must complete Boxes 1 and 4. In all cases you must sign Box 2 of the Form of Acceptance IN THE PRESENCE OF A WITNESS, WHO SHOULD ALSO SIGN IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON.


     IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THE FORM OF ACCEPTANCE, PLEASE TELEPHONE THE UK RECEIVING AGENT ON 44(0)181-639-2188.



     Return of Form of Acceptance. Completed Forms of Acceptance should be returned to the Receiving Agents, together with the relevant share certificate(s) and/or other document(s) of title as soon as possible, but in any event so as to arrive no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time) on March 3, 1999. No acknowledgment of receipt of documents will be given by or on behalf of GTS. The instructions printed on the Form of Acceptance are deemed to form part of the terms of the Offer.



     The Form of Acceptance may be transmitted to the UK Receiving Agent at one of the following addresses:



                                    IRG plc



               By Post or By Hand (During Normal Business Hours):



                             New Issues Department


                                P.O. Box Bo 166


                                  Bourne House


                               34 Beckenham Road


                                   Beckenham


                                  Kent BR3 4TH


                                 United Kingdom



                                       or



                  By Hand (Only During Normal Business Hours):



                               23 Ironmonger Lane


                                   London EC2


                                 United Kingdom



     Belgian holders of Esprit Telecom Ordinary Shares may transmit the Form of Acceptance to the Belgian Receiving Agent at [one of] the following address(es):



                               [               ]


     Any Form of Acceptance received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to GTS or its agents to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance to the Offer.


     Delivery of the Form of Acceptance and certificates representing Esprit Telecom Ordinary Shares and/or other documents of title to the US Depositary will not constitute delivery of them to the Receiving Agents for the purposes of this section and Part C of Annex A.

     Documents of title. A completed and signed Form of Acceptance should be accompanied by the relevant share certificate(s) and/or other document(s) of title. If for any reason the relevant Esprit Telecom Ordinary Share certificate(s) and/or the other document(s) of title is/are lost or not readily available, you should nevertheless complete, sign and lodge the Form of Acceptance as stated above so as to be received no later than 3:00 p.m. (London time), 10:00 a.m. (New York City time), on March 3, 1999. You should send with the Form of Acceptance any Esprit Telecom Ordinary Share certificate(s) and/or other document(s) of title which you may have available and a letter stating that the remaining documents will follow as soon as possible. No acknowledgment of receipt of documents will be given. If you have lost your Esprit Telecom Ordinary Share certificate(s) and/or other document(s) of title, you should contact David Reibel, General Counsel of Esprit Telecom (telephone (44 118) 951
4000) or Susan Fadil, Company Secretary of Esprit Telecom (telephone (44 171) 248 4282), for a letter of indemnity for lost share certificate(s) and/or other documents of title which, when completed in accordance with the instructions given, should be returned by mail to the Receiving Agents as above.


     Validity of acceptance. Notwithstanding Parts B and C of Annex A of this document, GTS reserves the right to treat as valid in whole or in part any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant Esprit Telecom Ordinary Share certificate(s) and/or other document(s) of title. In that event, no issue of New GTS Stock under the Offer will be made until after the relevant Esprit Telecom Ordinary Share certificate(s) and/or other document(s) of title or indemnities satisfactory to GTS have been received.


     Notes 4 to 6 to Rule 10 of the City Code contain detailed provisions for verifying which acceptances and purchases may be counted towards fulfilling the Acceptance Condition or in determining whether the Acceptance Condition has been fulfilled and are principally concerned to ensure that the acceptor is the registered owner of the securities which he is tendering. The principal requirements of Notes 4 to 6 to Rule 10 are that any Form of Acceptance must be completed to a suitable standard (that is, it must constitute a transfer or a valid and irrevocable appointment of GTS or some person on its behalf as agent or attorney for the purpose of executing a transfer) and it must be accompanied by the appropriate share certificate(s) or other document(s) of title and, in all cases, any relevant supporting documentation (such as powers of attorney). Immediately prior to the satisfaction of the Acceptance Condition the UK Receiving Agent will issue a certificate to GTS stating the number of Esprit Telecom Ordinary Shares tendered and not validly withdrawn pursuant to the Offer. Copies of such certificates will be sent to the Panel as soon as possible after they are issued.


  HOLDERS OF ESPRIT TELECOM ADSS


     General. If you are a holder of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs, you will have received a Letter of Transmittal and Notice of Guaranteed Delivery for use in connection with the Offer. This section should be read together with the instructions on the Letter of Transmittal. The provisions of this section shall form a part of the relevant Letter of Transmittal. The Letter of Transmittal shall be deemed to form part of the terms of the Offer.



     Completion of Letter of Transmittal. For a holder of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs to tender such Esprit Telecom ADSs validly pursuant to the Offer, either:


          (i) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees (or Agent's Message (as defined below) in the case of book-entry transfers) and any other required documents, must be received by the US Depositary at one of its addresses set out below and the Esprit Telecom ADRs evidencing such Esprit Telecom ADSs must be either received by the US Depositary at one of such addresses or delivered pursuant to the procedures for book-entry transfers set out below (and a confirmation of receipt of such transfer received by the US Depositary); or

          (ii) such holder must comply with the "Guaranteed Delivery Procedures" (as set out below).

     The Offer in respect of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs will be validly accepted by delivery of a Letter of Transmittal, together with any required signature guarantees (or Agent's

Message in case of book-entry transfers), the relevant Esprit Telecom ADRs evidencing Esprit Telecom ADSs and other required documents to the US Depositary by holders of Esprit Telecom ADSs (without any further action by the US Depositary), subject to the terms and conditions set out in this Offering Circular/ Proxy Statement/Prospectus and the Letter of Transmittal. The acceptance of the Offer by a tendering holder of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs pursuant to the procedures described above, subject to the withdrawal rights described below, will constitute a binding agreement between such tendering holder of Esprit Telecom ADSs and GTS upon the terms and subject to the conditions of the Offer. IF AN ESPRIT ADR EVIDENCING AN ESPRIT ADS HAS BEEN TENDERED BY A HOLDER OF ESPRIT ADSs, THE ESPRIT ORDINARY SHARES REPRESENTED BY SUCH ESPRIT ADSs MAY NOT BE TENDERED INDEPENDENTLY.

     A LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS CONTAINED IN AN ENVELOPE POSTMARKED IN CANADA, JAPAN OR AUSTRALIA OR OTHERWISE APPEARING TO GTS OR ITS AGENTS TO HAVE BEEN SENT FROM CANADA, JAPAN OR AUSTRALIA MAY BE REJECTED AS INVALID.

     Book-entry transfer. The US Depositary will establish an account at The Depositary Trust Company with respect to interests in Esprit Telecom ADSs evidenced by Esprit Telecom ADRs held in book-entry form for the purposes of the Offer within two US Business Days from the date of this Offering Circular/Proxy Statement/Prospectus. Any financial institution that is a participant in any of The Depositary Trust Company's systems may make book-entry delivery of interests in Esprit Telecom ADSs by causing The Depositary Trust Company's systems to transfer such interests in Esprit Telecom ADSs into the US Depositary's account at The Depositary Trust Company in accordance with The Depository Trust Company's procedure for such transfer. Although delivery of interests in Esprit Telecom ADSs evidenced by Esprit Telecom ADRs may be effected through book entry transfer into the US Depositary's account at The Depositary Trust Company, either:

          (i) the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees; or

          (ii) an Agent's Message (as defined below);


and, in either case, any other required documents must be transmitted to, and received by, the US Depositary at one of its addresses set out below before Esprit Telecom ADSs evidenced by Esprit Telecom ADRs will be either counted as a valid acceptance or purchased, or such holder must comply with the Guaranteed Delivery Procedures described below. The term "Agent's Message" means a message transmitted by The Depository Trust Company to, and received by, the US Depositary and forming part of a Book-Entry Confirmation that states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the interests in Esprit Telecom ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that GTS may enforce such agreement against the participant. The confirmation of a book entry transfer of Esprit Telecom ADSs into the US Depositary's account at The Depository Trust Company as described above is referred to herein as a "Book Entry Confirmation." Delivery of documents to The Depositary Trust Company does not constitute delivery to the US Depositary.


     Method of delivery. The method of delivery of Esprit Telecom ADRs, the Letters of Transmittal and all other required documents is at the option and risk of the tendering holder of Esprit Telecom ADSs. Esprit Telecom ADSs will be deemed delivered only when the Esprit Telecom ADRs representing such Esprit Telecom ADSs are actually received by the US Depositary (including in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail and with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No acknowledgment of receipt of any Letter of Transmittal or other required documents will be given by, or on behalf of, GTS.

     Documents may be transmitted to the US Depositary at one of the following addresses:

                            THE BANK OF NEW YORK
               By Mail:                    By Hand or Overnight Courier:
     Tender & Exchange Department           Tender & Exchange Department
            P.O. Box 11248                       101 Barclay Street
        Church Street Station                Receive and Deliver Window
    New York, New York 10286-1248             New York, New York 10286

     Signature guarantees. No signature guarantee is required on the Letter of Transmittal if:


          (i) the Letter of Transmittal is signed by the registered holder of the Esprit Telecom ADSs tendered therewith and such registered holder has not completed the box entitled "Special Delivery Instructions" or the box entitled "Special Instructions Regarding New GTS Stock" on the Letter of Transmittal; or


          (ii) such Esprit Telecom ADSs are tendered for the account of an Eligible Institution.

IN ALL OTHER CASES ALL SIGNATURES ON LETTERS OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. SEE INSTRUCTION 1 ON THE LETTER OF TRANSMITTAL.


     Esprit Telecom ADSs and ADRs. If the Esprit Telecom ADSs are registered in the name of a person other than the person who signs the Letter of Transmittal, or if New GTS Stock are to be issued to a person other than the registered owner of the Esprit Telecom ADSs surrendered, then the tendered Esprit Telecom ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the Esprit Telecom ADRs, with the signatures on the Esprit Telecom ADRs or stock powers guaranteed as described above. See Instruction 5 on the Letter of Transmittal.


     Partial acceptances. If fewer than all of the Esprit Telecom ADSs evidenced by any Esprit Telecom ADRs delivered to the US Depositary are to be tendered, the holder thereof should indicate in the Letter of Transmittal by filling in the number of Esprit Telecom ADSs which are to be tendered in the box entitled "Number of Esprit Telecom ADSs Tendered". In such case, a new Esprit Telecom ADR for the remainder of the Esprit Telecom ADSs represented by the former Esprit Telecom ADR will be sent to the person(s) signing such Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered Esprit Telecom ADSs are purchased. All Esprit Telecom ADSs delivered to the US Depositary will be deemed to have been tendered unless otherwise indicated. See Instruction 4 on the Letter of Transmittal. In the case of partial tenders, Esprit Telecom ADSs not tendered will not be reissued to a person other than the registered holder.

     Guaranteed Delivery Procedures.

          (i) If a holder of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs desires to tender Esprit Telecom ADSs pursuant to the Offer and the Esprit Telecom ADRs evidencing such Esprit Telecom ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the US Depositary prior to the expiration of the Initial Offer Period or the Subsequent Offer Period, as the case may be, such holder's tender of Esprit Telecom ADSs may be effected if all the following conditions are met (the "Guaranteed Delivery Procedures"):

             (a) such tender is made by or through a financial institution which is an Eligible Institution;

             (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by GTS is received by the US Depositary, as provided below, prior to the expiration of the Initial Offer Period or the Subsequent Offer Period, as the case may be; and

             (c) the Esprit Telecom ADRs evidencing all tendered Esprit Telecom ADSs (or, in the case of interests in Esprit Telecom ADSs held in book-entry form, timely Book-Entry Confirmation with respect to such Esprit Telecom ADSs as described above), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents, are received by the US Depositary within three Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

          (ii) The Notice of Guaranteed Delivery may be delivered by hand or mailed to the US Depositary and must include a guarantee by an Eligible Institution in the form set out in such Notice of Guaranteed Delivery.

          (iii) Receipt of a Notice of Guaranteed Delivery will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. To be counted towards satisfaction of this requirement, Esprit Telecom ADRs evidencing Esprit Telecom ADSs referred to in the Notice of Guaranteed Delivery must, prior to the expiration of the Initial Offer Period, be received by the US Depositary (or, in the case of interests in Esprit Telecom ADSs evidenced by Esprit Telecom ADRs held in book-entry form, timely Book-Entry Confirmation with respect to such Esprit Telecom ADSs as described above), together with a duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

     Other Requirements.

     By executing the Letter of Transmittal or complying with the Guaranteed Delivery Procedures as set out above, the tendering holder of Esprit Telecom ADSs evidenced by Esprit Telecom ADRs will agree that effective from and after the date the Offer becomes or is declared unconditional in all respects:

          (i) GTS or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of Esprit Telecom or of any class of its shareholders) attaching to the Esprit Telecom Ordinary Shares represented by any Esprit Telecom ADSs, in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn; and

          (ii) the execution of the Letter of Transmittal and its delivery to the US Depositary (or delivery of an Agent's Message to the US Depositary) or compliance with the Guaranteed Delivery Procedures will constitute:

             (a) an authority to Esprit Telecom from the tendering holder of Esprit Telecom ADSs to send any notice, circular, warrant, document or other communication which may be required to be sent to him as a holder of Esprit Telecom ADSs to GTS at its registered office;

             (b) an authority to GTS or any director of GTS to sign any consent to short notice of a general or separate class meeting on behalf of the tendering holder of Esprit Telecom ADSs and/or to execute a form of proxy in respect of such Esprit Telecom ADSs appointing any person nominated by GTS to attend general and separate class meetings of Esprit Telecom (or any adjournments thereof) and to exercise the votes attaching to such Esprit Telecom ADSs on the holder's behalf; and

             (c) the agreement of the tendering holder of Esprit Telecom ADSs not to exercise any of such rights without the consent of GTS and the irrevocable undertaking of the tendering holder of Esprit Telecom ADSs not to appoint a proxy for or to attend any such general meeting or separate class meeting.


     Overseas holders. The attention of holders of Esprit Telecom Securities who are citizens or residents of jurisdictions outside the UK or the US is drawn to paragraph 7 Part B of Annex A of this Offering Circular/ Proxy
Statement/Prospectus, and to the relevant provisions of the Acceptance Form.



     IF YOU ARE IN ANY DOUBT AS TO THE PROCEDURE FOR ACCEPTANCE OF THE OFFER WITH RESPECT TO ESPRIT TELECOM ORDINARY SHARES, PLEASE CONTACT THE UK RECEIVING AGENT BY TELEPHONE ON 44(0)181-639-2188 OR AT THE ADDRESS(ES) ABOVE. IF YOU ARE A HOLDER OF ESPRIT TELECOM ADSS AND ARE IN ANY DOUBT ABOUT THE PROCEDURE FOR
ACCEPTANCE, PLEASE TELEPHONE THE US DEPOSITARY TOLL FREE AT [     ].

     Any questions or requests for assistance or additional copies of the Offering Circular/Proxy Statement/ Prospectus, the Form of Acceptance, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent identified below at the address and telephone number listed below, or to the US Depositary at the respective addresses and telephone numbers mentioned above.


     The Information Agent for the Offer is: Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, telephone: Banks and Brokers call (212) 440-9800 (collect). All others call (800) 223-2064. For holders outside the United States, call: (44) 171-335-8600.


  Rights of Withdrawal

     With certain exceptions pursuant to SEC exemptive relief, the Offer is subject to the US tender offer rules applicable to securities registered under the Exchange Act, as well as the City Code. This has necessitated a number of changes from the procedures which normally apply to offers for UK companies, including those applicable to the rights of holders of Esprit Telecom Securities to withdraw their acceptances of an offer.

     Under the Offer, holders of Esprit Telecom Securities will be able to withdraw their acceptances at any time prior to the expiration of the Initial Offer Period, but not during the Subsequent Offer Period, except in certain limited circumstances. The Offer will be deemed not to have been validly accepted in respect of any Esprit Telecom Securities which have been withdrawn. However, the Offer may be accepted again in respect of the withdrawn Esprit Telecom Securities by following one of the procedures for accepting the Offer described above at any time prior to the expiration or lapse of the Offer.

     Further details of these rights of withdrawal and the procedure for effecting withdrawals are set out in Section 3 of Part B of Annex A.

  SETTLEMENT

     Subject to the Offer becoming or being declared unconditional in all respects (except as provided in Part B of Annex A in the case of certain overseas holders of Esprit Telecom Securities), settlement of the consideration to which any holder of Esprit Telecom Securities is entitled under the Offer will be effected (i) in the case of acceptances received, complete in all respects, by the date on which the Offer becomes or is declared unconditional in all respects, as promptly as practicable after such date in light of the complexities of a US-UK exchange offer of this type, but in no event later than 14 days after such date, or (ii) in the case of acceptances of the Offer received, complete in all respects, after the date on which the Offer becomes or is declared unconditional in all respects but while it remains open for acceptance, as promptly as practicable after such receipt in light of the complexities of a US-UK exchange offer of this type, but in no event later than 14 days of such receipt.

     In all cases, exchange for Esprit Telecom Securities accepted for exchange pursuant to the Offer will be made only after timely receipt by the Receiving Agent or the US Depositary of certificates evidencing such Esprit Telecom Securities (or, in the case of ADSs held in book-entry form, timely confirmation of a book-entry transfer of such ADSs into the US Depositary's account at The Depositary Trust Company), a properly completed and duly executed Acceptance Form (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Acceptance Form.


     GTS will make a public announcement on Thursday, March 4, 1999 and on the business day following each date on which the Initial Offer Period is scheduled to expire as to whether or not the Conditions have been satisfied or, where permitted, waived and give oral or written notice thereof to the US Depositary and the Receiving Agents. Delivery of New GTS Stock in exchange for Esprit Telecom Securities will be made by the US Depositary and the UK Receiving Agent, as the case may be, by first-class mail. The US Depositary and the UK Receiving Agent, as the case may be, will act as agents for tendering Esprit Telecom Securityholders for the purpose of receiving New GTS Stock and transmitting such New GTS Stock to Esprit Telecom Securityholders.

     GTS acknowledges that Rule 14e-1(c) under the Exchange Act provides that an offeror must pay the consideration offered or return the securities deposited by, or on behalf of, securityholders promptly after the termination or withdrawal of the offer. If the Offer does not become or is not declared unconditional in all respects or tendered Esprit Telecom Securities are not purchased because of an invalid acceptance (i) share or ADR certificate(s) and/or other document(s) of title will be returned by mail (or such other method as may be approved by the Panel), as promptly as practicable after the Offer lapsing in light of the complexities of a US-UK exchange offer of this type, but in no event later than 14 days of the Offer lapsing, to the person or agent whose name and address (outside Canada, Australia or Japan) is set out on the Acceptance Form or, if none is set out, to the first named holder at his registered address (outside Canada, Australia and Japan), and (ii) in respect of Esprit Telecom ADRs in book-entry form, the US Depositary will return such Esprit Telecom ADRs to the tendering holders unless otherwise instructed by such holder. All documents and remittances sent by, to or from holders of Esprit Telecom Ordinary Shares and Esprit Telecom ADSs or their appointed agents will be sent at their own risk.

  ACTION TO BE TAKEN


     THE FORM OF ACCEPTANCE AND LETTER OF TRANSMITTAL SHOULD BE RETURNED AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY MAIL OR BY HAND BY THE RECEIVING AGENTS OR THE US DEPOSITARY, AS APPLICABLE, AT THEIR RESPECTIVE
ADDRESSES SET OUT ON PAGES [     ] AND [     ] RESPECTIVELY NO LATER THAN 3:00
P.M. (LONDON TIME), OR 10:00 A.M. (NEW YORK CITY TIME) ON MARCH 3, 1998.


DIVIDENDS AND DISTRIBUTIONS

     If, on or after the date hereof, Esprit Telecom should split, combine or otherwise change any Esprit Telecom Ordinary Shares and Esprit Telecom ADSs or its capitalization, or disclose that it has taken any such action, then GTS may make such adjustments to the exchange ratio and other terms of the Offer as it deems appropriate to reflect such split, combination or other change.

COMPULSORY ACQUISITION; APPRAISAL RIGHTS


     If, (i) on or before June 1, 1999, as a result of the Offer, GTS acquires Esprit Telecom Securities representing at least 90% of the Esprit Telecom Securities to which the Offer relates, then GTS will be entitled and intends to effect a Compulsory Acquisition to compel the exchange of the remainder of the outstanding Esprit Telecom Securities on the same terms as the Offer in accordance with sections 428 through 430F of the Companies Act; and/or (ii) at any time after the Offer has become unconditional GTS acquires Esprit Telecom Securities representing at least 90% of the Esprit Telecom Securities to which the Offer relates, a holder of Esprit Telecom Securities may require GTS to exchange his or her Esprit Telecom Securities on the same terms as the Offer in accordance with sections 430A and 430B of the Companies Act.


     Esprit Telecom Securityholders do not have appraisal rights as a result of the Offer. In the event that the Compulsory Acquisition can be effected by GTS, however, Esprit Telecom Securityholders whose Esprit Telecom Securities have not been exchanged pursuant to the Offer will be entitled to certain rights under the Companies Act, including the right to compel GTS to exchange such Esprit Telecom Securities on the same terms as the Offer. See Annex O.

FEES AND EXPENSES OF THE OFFER

     Bear Stearns is acting as GTS' financial advisor and as Dealer Manager for the Offer. In connection with the services rendered by Bear Stearns, GTS has agreed to pay Bear Stearns the fees and expenses and indemnify Bear Stearns against certain liabilities as described in "-- Opinion of Bear Stearns" on Page [ ].


     GTS has retained Georgeson & Company, Inc. to act as the Information Agent, The Bank of New York to act as the US Depositary and IRG plc to act as the UK Receiving Agent and Societe Generale to act as the Belgian Receiving Agent in connection with the Offer. The Information Agent may contact Esprit Telecom Securityholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The

Information Agent, the US Depositary and the Receiving Agents each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws. None of the Information Agent, the US Depositary or the Receiving Agents has been retained to make solicitations or recommendations in their respective roles as Information Agent, the US Depositary or the Receiving Agents.


     GTS will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager) for soliciting tenders of Esprit Telecom Securities pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by GTS for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

CERTAIN REGULATORY APPROVALS AND LEGAL MATTERS


     Except as set out herein and other than in compliance with the Panel's requirements in relation to the City Code and with US securities laws, GTS is not aware of (i) any license or regulatory permit that appears to be material to the business of the Esprit Telecom Group taken as a whole which might be adversely affected by GTS' acquisition of Esprit Telecom as contemplated herein or (ii) any approval or other action by any domestic or foreign governmental, administrative or regulatory agency or authority that appears to be material to Esprit Telecom and its subsidiaries, taken as a whole, and required for the acquisition or ownership of Esprit Telecom Securities by GTS as contemplated herein. Should any such approval or other action be required, GTS currently contemplates that such approval or other action will be sought. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions attached thereto or that failure to obtain any such approval or other action might not result in consequence adverse to Esprit Telecom's business.



     Esprit Telecom has no assets or operations in the US and accordingly GTS is not required to file a notification under the Hart-Scott-Rodino Antitrust Improvement Act of 1976. The Offer does not fall within the scope of the EC Merger Control Regulation (Regulation 4064/89/EC), as the relevant turnover threshold conditions are not met. The legal obligation to notify the Offer to the relevant national merger control authorities does, however, arise under Irish and Dutch merger control law, as the relevant turnover thresholds are exceeded.



     Pursuant to the relevant Irish merger control law (the Mergers and Takeovers (Control) Acts 1978 - 1996, as amended), the acquisition must not be completed until the Irish Minister has confirmed that he does not propose to prohibit the transaction or that he will permit it subject to conditions. The Minister has a maximum of three months from the date of notification (or the date of receipt of such further information as the Minister may require) to investigate the transaction. The Offer was notified to the Minister on December 31, 1998.



     Pursuant to the relevant Dutch merger control law (the Mededingingswet), the acquisition may not be completed within four weeks of notification to the Dutch merger control authorities (the Nederlandre Mededingingsautoriteit). This prohibition may be extended to cover the duration of a second-stage investigation which may last a further 13 weeks. The Offer was notified to the Dutch merger control authorities on December 31, 1998.


     The Offer is not being made to (nor will tenders of Esprit Telecom Securities be accepted from or on behalf of) holders of Esprit Telecom Securities in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Offer to be made by a licenced broker or dealer, the Offer is being made on behalf of GTS by the Dealer Managers or one or more registered brokers or dealers that are licenced under the laws of such jurisdiction.

ACCOUNTING TREATMENT

     The acquisition of Esprit Telecom Securities in the Offer is intended to qualify as a pooling of interests transaction, which means the recorded assets and liabilities of Esprit Telecom will be carried forward to the combined business at their recorded amounts. The historical revenues and expenses of Esprit Telecom, for all periods, will be combined with those of GTS, whose financial statements will then be restated.


     Although not a condition to the Offer, GTS expects that, upon consummation of the Offer (i) GTS shall have received a letter from Ernst & Young LLP, independent auditors for GTS, dated as of the date on which the transactions contemplated by the Offer are consummated, regarding such firm's concurrence with the conclusions of GTS' management that the Offer will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 and (ii) Esprit Telecom shall have received a letter from PricewaterhouseCoopers, independent auditors for Esprit Telecom, regarding such firm's concurrence with the conclusions of Esprit Telecom's management that no conditions exist related to Esprit Telecom that would preclude GTS' accounting for the Offer as a "pooling of interests," under Accounting Principles Board Opinion No. 16.


FEDERAL SECURITIES LAWS


     All New GTS Stock received by holders of Esprit Telecom Securities in the Offer will be freely transferable, except that New GTS Stock received by persons who may be deemed to be affiliates of Esprit Telecom prior to the Offer may be subject to restrictions under US securities laws and such persons may be permitted to resell such securities only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of GTS) or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be affiliates of Esprit Telecom are those individuals or entities that control, are controlled by, or are under common control with, Esprit Telecom and generally include executive officers and directors of Esprit Telecom as well as certain Principal Securityholders of Esprit Telecom.


NEW GTS STOCK

     The New GTS Stock will be credited as fully paid and will rank pari passu in all respects with the existing GTS Stock including the right to receive all dividends and distributions declared with a record date after the date of issuance of such stock.

     Application has been made for the New GTS Stock to be quoted on Nasdaq and EASDAQ. It is expected the listings will become effective and that dealings, for normal settlement, will commence on Nasdaq and EASDAQ in the New GTS Stock on the first trading day following the day on which the Offer becomes or is declared unconditional in all respects (save only for the quotation of such shares on Nasdaq and EASDAQ becoming effective).

CERTAIN INFORMATION CONCERNING GTS

     Except as otherwise stated in this Offering Circular/Proxy Statement/Prospectus (i) there have not been any contracts, transactions or negotiations between GTS, any of its subsidiaries or, to the best knowledge of GTS, any of the directors or executive officers of GTS with Esprit Telecom or any of its directors, officers or affiliates concerning a merger, consolidation, or acquisition, a tender offer or other acquisition of securities; an election of directors or a sale or other transfer of a material amount of assets, (ii) there are no current or proposed material contracts, arrangements, understandings or relationships between GTS, its controlling persons or subsidiaries or, to the best knowledge of GTS, any of the persons listed as "Principal GTS Stockholders" on page [ ] with respect to any Esprit Telecom Securities. See "Background and Reasons for the Offer -- Background of the Offer" (page [ ]), "Background and Reasons for the Offer -- Purpose of the Offer; Plans for Esprit Telecom" (page [ ]) and "Background and Reasons for the Offer -- Change of Control" (page [ ]).

     Neither GTS nor any of its controlling persons or subsidiaries or, to the best knowledge of GTS, any of the persons listed as "Principal GTS Stockholders"
on page [       ] owns of record any Esprit Telecom Securities, except for (i)
Fidelity Management and Research Corporation who disclosed in a Schedule 13F-E filed with the SEC on November 6, 1998 for fiscal quarter ended September 30, 1998, ownership of 7,145,670 shares of GTS Stock representing 11.1% of the total outstanding shares of GTS Stock and 1,858,500 Esprit Telecom Securities, representing 1.48% of the total outstanding Esprit Telecom Securities each as of such date and (ii) Fidelity International Limited, who disclosed in a Schedule 13F-E filed with the SEC on November 3, 1998 for fiscal quarter ended September 30, 1998, ownership of 23,640 shares of GTS Stock representing less than 1% of the total outstanding shares of GTS Stock and 8,982,050 Esprit Telecom Securities, representing 7.16% of the total outstanding Esprit Telecom Securities as of such date.


                    THE GTS SPECIAL MEETING OF STOCKHOLDERS

GENERAL; DATE, TIME AND PLACE


     This Offering Circular/Proxy Statement/Prospectus is being furnished by the GTS Board to holders of common stock, par value $.10 per share, of GTS in connection with the solicitation of proxies by the GTS Board for use at the special meeting of GTS stockholders (the "Special Meeting") to be held on Tuesday, March 2, 1999, at [location], commencing at [time], local time, and at any adjournment or postponement thereof.



     This Offering Circular/Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of GTS on Monday, February 1, 1999.


PURPOSE OF THE SPECIAL MEETING

     The purpose of the Special Meeting is to consider and vote upon (i) a proposal to issue New GTS Stock in connection with the acquisition, in the Offer, of all issued Esprit Telecom Securities and (ii) such other business as may properly be brought before the Special Meeting.

RECOMMENDATION OF THE GTS BOARD

     The GTS Board has unanimously approved the terms of the Offer and the transactions contemplated thereby, including the Offer, and recommends that holders of GTS Stock vote FOR approval and adoption of the proposal to issue New GTS Stock to acquire, in the Offer, all issued Esprit Telecom Securities. See "Background and Reasons for the Offer -- GTS' Reasons for the Offer;
Recommendation of the GTS Board" (page [       ]).

STOCKHOLDERS ENTITLED TO VOTE; VOTE REQUIRED


     The GTS Board has fixed the close of business on January 29, 1999 as the record date for the determination of the holders of shares of GTS Stock entitled to notice of and to vote at the Special Meeting (the "Record Date"). Accordingly, only holders of record of GTS Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record
Date, there were outstanding and entitled to vote [     ] shares of GTS Stock
(constituting all of the voting stock of GTS), which shares were held by
approximately [     ] holders of record. Each holder of record of shares of GTS
Stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding GTS Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.


     The approval and the adoption of a proposal to issue New GTS Stock to acquire, in the Offer, all issued Esprit Telecom Ordinary Shares and Esprit Telecom ADSs will require the affirmative vote of the holders of a majority of the GTS Stock outstanding on the Record Date.

     A majority of the outstanding shares constitutes a quorum. Shares which abstain from voting, and shares held by a broker nominee "street name" which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum exists. Because the proposal to issue New GTS Stock in connection with the Offer must be approved by the holders of a majority of the shares of GTS Stock outstanding on the Record Date, abstentions and broker non-votes will have the same effect as a vote against such proposal.



     Directors and executive officers of GTS who, as of December 31, 1998, personally held 6,196,306 shares of GTS Stock, or approximately 9.55% of the GTS Stock then outstanding of which 1,213,550 shares of GTS Stock were held in a fiduciary capacity have not indicated how they intend to vote or direct the vote of any or all of their respective shares of GTS Stock over which they have voting control either in favor of or against the adoption of the proposal to issue New GTS Stock to acquire, in the Offer, all issued Esprit Telecom Securities.


PROXIES

     This Offering Circular/Proxy Statement/Prospectus is being furnished to GTS stockholders in connection with the solicitation of proxies by, and on behalf of, the GTS Board for use at the Special Meeting, and is accompanied by a form of proxy.

     All shares of GTS Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at such Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted for approval and adoption of the proposal to issue shares of GTS Stock in connection with the Offer.

     If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn such Special Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Offer), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of GTS, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to GTS before the taking of the vote at the Special Meeting or
(iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to GTS, 1751 Pinnacle Drive, North Tower-12th Floor, McLean, VA 22102, Attention:
Secretary, or hand delivered to the Secretary of GTS at or before the taking of the vote at the Special Meeting.


     All expenses of GTS' solicitation of proxies will be borne by GTS, and the costs of preparing and mailing this Offering Circular/Proxy Statement/Prospectus to GTS stockholders will be paid by GTS. In addition to solicitation by use of the mails, proxies may be solicited from GTS stockholders by directors, officers and employees of GTS in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. GTS has retained Georgeson & Company Inc., a proxy solicitation firm, for assistance in connection with the solicitation of
proxies for the Special Meeting at a cost of approximately $[     ], plus
reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and GTS will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.


     GTS STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                              THE OFFER AGREEMENT

     GTS and Esprit Telecom entered into an Offer Agreement dated December 8, 1998, containing covenants to one another and giving one another their irrevocable consent to the issuance of the Press Announcement and the mailing of this Offering Circular/Proxy Statement/Prospectus.

     In the Offer Agreement, Esprit Telecom agreed:

     - that until the Offer lapses or is withdrawn it shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

        - soliciting, procuring, initiating or (subject to the fiduciary duties of the Esprit Telecom Directors) engaging in discussions or negotiations in relation to any transaction involving an offer by any third party for the acquisition of all or any part of the issued share capital or material assets of Esprit Telecom or any member of the Esprit Telecom Group;

        - (except as required by Rule 20.2 of the City Code) providing any information or facilitating or cooperating with any such transaction; or

        - subject to certain limited exceptions, communicating or discussing the terms of the Offer or related matters with any third party without the prior, written consent of GTS;

     - to refrain from discussing the terms of the Offer with any third party without the prior consent of GTS subject to the fiduciary duties of the Esprit Telecom Directors and certain limitations;

     - to provide, subject to the fiduciary duties of the Esprit Telecom Directors, such information as GTS or its advisors reasonably request in relation to the Esprit Telecom Group as to its business, finances and affairs, excluding commercially sensitive information which may prejudice Esprit Telecom and, if GTS reasonably believes that circumstances exist which would lead to any of the conditions to the Offer not being satisfied, to provide such information regarding the Esprit Telecom as GTS may reasonably require to establish whether or not the relevant condition has been satisfied;

     - to refrain from taking any action which would require shareholder approval under Rule 21 of the City Code without the prior consent of GTS; and

     - to deliver a letter identifying all persons that may be "affiliates" of Esprit Telecom under the Securities Act or the requirements to qualify the Offer for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 and applicable SEC rules and regulations. Further, Esprit Telecom agreed to use its best efforts to cause each such persons (with the exception of those persons that have concurrently entered into the Registration Rights Agreement) to deliver to GTS by the close of the Offer a written undertaking in customary form.

     In the Offer Agreement, GTS agreed:

     - subject to its fiduciary duties, that the GTS Board would recommend the Offer to the GTS stockholders and recommend that they vote in favor of the issuance of the New GTS Stock;

     - to maintain for six years after the Offer becomes wholly unconditional, the level of directors' and officers' liability coverage currently provided to Esprit Telecom's directors and officers under existing or substitute policies of at least the same coverage and amounts;

     - not to amend the Esprit Telecom Memorandum or Esprit Telecom Articles in a manner adverse to Esprit Telecom's directors and officers and to maintain the same level of indemnification of all such directors and officers in the event their employment is transferred to any member of the wider GTS Group or substantially all of Esprit Telecom's assets are transferred;

     - to make, on behalf of Esprit Telecom, the Change of Control Consent Solicitation; and

     - for the purposes of qualifying the Offer for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 and the applicable SEC rules and regulations, to use its best efforts to cause its "affiliates" to comply with applicable holding periods.

     In the Offer Agreement both parties undertook with each other:

     - to use all reasonable efforts to satisfy the conditions set out in Annex A, to consummate the transactions contemplated by the Offer and, in particular, to make members of management available to facilitate the completion of the Offer and to provide all reasonable assistance to satisfy the conditions to the Offer;

     - that participants in the Esprit Telecom Share Option Schemes will have the opportunity to roll over their options into options to acquire GTS Stock on substantially the same terms as the existing Esprit Telecom Share Option Schemes and on the same Exchange Ratio as the Offer and that no further amendments will be made to the Esprit Telecom Share Option Schemes which would cause the options to be exercised at a date earlier than the date on which they would otherwise become exercisable; and

     - to avoid taking any action, and to use their reasonable best efforts to remedy any event or circumstance, that would prevent the transactions contemplated by the Offer receiving a pooling of interests treatment for financial accounting purposes.

     The covenants in the Offer Agreement will automatically lapse if the Offer is not declared wholly unconditional on or before the 60th day after this Offering Circular/Proxy Statement/Prospectus is mailed (except as extended in certain limited circumstances). The Offer Agreement is governed by English law.

     For further details of the Offer Agreement refer to Annex B.

             AGREEMENTS WITH CERTAIN SECURITYHOLDERS AND DIRECTORS

PRINCIPAL SECURITYHOLDERS


     Certain holders of Esprit Telecom Securities have entered into irrevocable undertakings dated December 8, 1998 to accept the Offer in respect of an aggregate of 47,736,275 Esprit Telecom Ordinary Shares and 4,890,285 Esprit Telecom ADSs. Together these represent a total of 81,968,270 Esprit Telecom Ordinary Shares (including those represented by Esprit Telecom ADSs), representing 65% of the issued share capital of Esprit Telecom as set forth in the table below.


                                                                            BENEFICIAL HOLDINGS OF
                                                                                ESPRIT TELECOM
NAME                           BENEFICIAL HOLDING OF ESPRIT TELECOM ADSS            SHARES
----                          -------------------------------------------   ----------------------
Gold & Appel Transfer
  S.A.......................                   4,662,555                           16
                                  (equal to 32,637,885 Esprit Telecom
                                           Ordinary Shares)
Walter Anderson.............                    47,230                             9
                               (equal to 330,610 Esprit Telecom Ordinary
                                                Shares)
Apax Funds Nominees Ltd.....                    180,500                        32,294,100
                              (equal to 1,263,500 Esprit Telecom Ordinary
                                                Shares)
Warburg, Pincus Ventures
  L.P.......................                      --                           15,442,150

     The holders of Esprit Telecom Securities who entered the agreements gave their irrevocable consent to the issuance of the Press Announcement and the mailing of the Offering Circular/Proxy Statement/

Prospectus and gave to GTS certain covenants, undertakings and warranties in which, among other things, they agreed:

     - to accept the Offer in respect of all Esprit Telecom Securities held by them;

     - not to conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose or permit the disposition of any or all of the Esprit Telecom Securities to which the irrevocable undertaking relates prior to the lapsing or withdrawal of the Offer, with the exception that a transfer or other disposition may be made if certain conditions are satisfied including that:

        - the respective independent auditors of Esprit Telecom and GTS will have advised the companies that they concur with management's conclusion that such transfer or disposition would not prevent the transaction contemplated by the Offer from receiving pooling of interests treatment for financial accounting purposes;

        - such transfer or disposition would not delay the Offer becoming wholly unconditional beyond certain periods;


        - before any transfer or disposition, the transferee executes an irrevocable undertaking for no consideration, in a form substantially similar to the relevant Securityholder's Irrevocable, and delivers certain documents;


        - such transferee has been advised by Esprit Telecom's financial advisors that the transfer or disposition would not be in breach of the City Code;

        - such transferee is not listed in a schedule to the Securityholders Irrevocable and does not own more than 1% of the outstanding GTS Stock; and

     - prior to the Offer lapsing or being withdrawn, without the prior written consent of GTS, not to purchase or otherwise acquire any Esprit Telecom Securities or any interest therein or agree to do so;

     - unless and until the Offer lapses or is withdrawn, to ensure that no other agreement or arrangement is entered into (other than with GTS) which could result in the disposal of or creation of any encumbrance on, all or any of the Esprit Telecom Securities to which the irrevocable undertaking relates or any interest therein or which might in any way restrict their disposal and no other offer is accepted in respect of any of the Esprit Telecom Securities to which the irrevocable undertaking relates;

     - that until the Offer lapses or is withdrawn they shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

        - soliciting, procuring, initiating or engaging in discussions or negotiations in relation to any transaction involving an offer by any third party for the acquisition of all or any part of the issued share capital or material assets of Esprit Telecom or any member of the Esprit Telecom Group;

        - (except as required by Rule 20.2 of the City Code) providing any information or facilitating or cooperating with any such transaction; or

        - subject to certain limited exceptions, communicating or discussing the terms of the Offer or related matters with any third party without the prior, written consent of GTS;

     - to inform GTS (and provide reasonable details) immediately upon:

        - being approached by a third party with respect to any transaction involving an offer by any third party or acquisition of all or any part of the issued share capital or assets of Esprit Telecom or any member of the Esprit Telecom Group;

        - being asked to provide information to any person with a view to any person investigating or entering into such a transaction; or

        - becoming aware of any material breach of the irrevocable undertaking;

     - prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn not to deal in any way in any GTS shares or securities or any interest therein;

     - that until the Offer closes, lapses or is withdrawn, they will vote as instructed by GTS on any resolution to enable the Offer to become unconditional if it were passed or rejected at a general or separate class meeting of Esprit Telecom.


     The irrevocable undertakings above continue to be binding in the event of a competing higher offer. However, they will lapse if there is a material adverse change in the value of the GTS Group or if the Offer is not declared wholly unconditional by the 60th day after posting (as extended in certain limited circumstances). The irrevocable undertakings given by the Principal Securityholders are governed by English law.



     For further details of the irrevocable undertakings given by certain holders of Esprit Telecom Securities refer to Annexes E to H.


DIRECTORS

     The directors of Esprit Telecom entered into agreements with GTS dated December 8, 1998 whereby they irrevocably consented to the issuance of the Press Announcement and the mailing of this Offering Circular/Proxy
Statement/Prospectus.


     In the Director Irrevocables, the Esprit Telecom Directors agreed:


     - to recommend the Offer to holders of Esprit Telecom Securities subject to their fiduciary duties and obligations under the City Code;

     - to accept the Offer in respect of all Esprit Telecom Ordinary Shares resulting under the exercise of their Esprit Telecom Options;

     - that until the Offer lapses or is withdrawn they shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

          - soliciting, procuring, initiating or (subject to the fiduciary duties of the Esprit Telecom Directors) engaging in discussions or negotiations in relation to any transaction involving an offer by any third party for the acquisition of all or any part of the issued share capital or material assets of Esprit Telecom or any member of the Esprit Telecom Group;

          - (except as required by Rule 20.2 of the City Code) providing any information or facilitating or cooperating with any such transaction; or

          - subject to certain limited exceptions, communicating or discussing the terms of the Offer or related matters with any third party without the prior, written consent of GTS;

     - not to dispose or permit the disposition of their Esprit Telecom Options or any interest therein, nor to enter any agreement or arrangement which could result in the disposal of any Option or interest therein, or which might restrict the disposal of their Esprit Telecom Options;

     - prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS, otherwise than pursuant to the exercise of their Esprit Telecom Options, not to acquire any Esprit Telecom Securities or any interest therein;

     - upon the Offer becoming unconditional, and subject to their fiduciary duties, to appoint any person nominated by GTS to the Esprit Telecom Board;


     - prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn, not to deal in any GTS Stock, securities or interest therein; and

     - that subject to the receipt of satisfactory tax advice, it was their current intention to accept the Rollover Offer in respect of their Esprit Telecom Options.


     The Director Irrevocables will automatically lapse if the Offer is not declared wholly unconditional on or before the 60th day after this Offering Circular/Proxy Statement/Prospectus is mailed (except as extended in certain limited circumstances) or, in respect of any individual Director, in the event that such Director ceases to be a Director of Esprit Telecom. The Director Irrevocables are governed by English law.



     For further details of the agreements with Director Irrevocables see Annexes I to N.


            TAX CONSEQUENCES OF THE OFFER AND COMPULSORY ACQUISITION

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material United States federal income tax consequences of the Offer and the Compulsory Acquisition to Esprit Telecom and holders of Esprit Telecom Securities. The discussion is based on the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion. The discussion does not address aspects of United States federal taxation other than income taxation, nor does it address all aspects of United States federal income taxation, including, without limitation, aspects of United States federal income taxation that may be applicable to particular shareholders (including banks and insurance companies, dealers in securities, and holders of securities held as part of a "straddle," "hedge," or "conversion transaction," those who acquired their Esprit Telecom Securities in a compensation transaction or those holders that actually or constructively own ten percent or more of the total combined voting power of Esprit Telecom). The discussion also does not address the United States federal income tax consequences of the Offer and the Compulsory Acquisition to any holders of options or warrants to purchase Esprit Telecom Securities. In addition, it does not address the state, local or foreign tax consequences of the Offer and the Compulsory Acquisition, if any.

     No ruling has been or will be obtained from the Internal Revenue Service with respect to the Offer and the Compulsory Acquisition and no assurance can be given that the Internal Revenue Service would not be able to successfully challenge the United States federal income tax consequences set forth below.

     HOLDERS OF ESPRIT TELECOM SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER AND THE COMPULSORY ACQUISITION.

US HOLDERS

     Provided that in connection with the Offer and Compulsory Acquisition, GTS acquires at least 80% of the Esprit Telecom Securities, the material United States federal income tax consequences of the Offer and the Compulsory Acquisition to Esprit Telecom and US Holders of Esprit Telecom Securities will be as follows: (i) the Offer and the Compulsory Acquisition will qualify as a tax-free "reorganization" within the meaning of Section 368 of the Code; (ii) no gain or loss will be recognized by Esprit Telecom in the Offer and the Compulsory Acquisition; (iii) no gain or loss will be recognized by holders of Esprit Telecom Securities upon their receipt of New GTS Stock in exchange for their Esprit Telecom Securities, except that holders of Esprit Telecom Securities who receive cash proceeds in lieu of fractional shares of New GTS Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Esprit Telecom Securities allocated to their fractional share interests; (iv) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Offer and the Compulsory Acquisition; (v) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Esprit Telecom Securities attributed thereto as described below) exceeds one year; (vi) the tax basis of New GTS Stock received by holders of Esprit Telecom Securities will be the same as the tax basis of the Esprit Telecom Securities exchanged therefor less the tax basis, if any, allocated to fractional share interests; and (vii) the holding period of New

GTS Stock in the hands of holders of Esprit Telecom Securities will include the holding period of their Esprit Telecom Securities exchanged therefor, provided that such Esprit Telecom Securities are held as a capital asset at the time of the Offer and the Compulsory Acquisition. If GTS acquires less than 80% of the Esprit Telecom Securities in connection with the Offer, the Offer will not qualify as a tax-free "reorganization" and US Holders will recognize gain or loss equal to the difference between the fair market value of the New GTS Stock received over their tax basis of Esprit Telecom Securities surrendered. Such gain or loss would be taxed in the manner set forth in (iv) and (v) of the preceding sentence.

NON-US HOLDERS

  OFFER AND COMPULSORY ACQUISITION

     Generally, Non-US Holders of Esprit Telecom Securities will not be subject to United States federal income tax upon their receipt of New GTS Stock in exchange for their Esprit Telecom Securities regardless of whether such exchange qualifies as a tax-free reorganization. However, if a Non-US Holder of Esprit Telecom Securities recognizes gain or loss under the rules discussed above under "US Holders" such gain or loss will be subject to United States federal income tax if (i) such gain or loss is effectively connected with such holder's conduct of a trade or business in the United States or, if a tax treaty applies, such gain or loss is attributable to a permanent establishment in the United States ("United States trade or business income"), (ii) the Non-US Holder is an individual who is present in the United States for 183 or more days in the taxable year of the Offer and Compulsory Acquisition and who meets certain other requirements, or (iii) the Non-US Holder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates.

  DIVIDENDS ON NEW GTS STOCK

     In general, dividends paid to a Non-US Holder of GTS Stock will be subject to withholding of United States federal income tax at a 30% rate unless such rate is reduced by an applicable income tax treaty. However, dividends that are United States trade or business income generally are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate tax rates and are not generally subject to withholding if the Non-US Holder files the appropriate certification with GTS (or its paying agent). Any United States trade or business income received by a Non-US Holder that is a corporation under certain circumstances, may also, be subject to an additional "branch profits tax" at a 30% rate, or lower rate as may be applicable under an income tax treaty.

     Dividends paid to an address in a foreign country are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding discussed above, and under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under United States Treasury regulations (generally effective January 1, 2000), however, a Non-US Holder of New GTS Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements, which would include the requirement that the Non-US Holder file a form which contains the holder's name and address and may require the Non-US Holder to provide certain documentary evidence used by foreign governmental authorities as proof of residence in a foreign country.

     A Non-US Holder of New GTS Stock that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the Internal Revenue Service.

  DISPOSITION OF NEW GTS STOCK

     Except as described below and subject to the discussion concerning backup withholding, a Non-US Holder generally will not be subject to United States federal income tax in respect of gain recognized on a disposition of New GTS Stock unless (i) the gain is United States trade or business income; (ii) the Non-US Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are satisfied; (iii) the Non-US Holder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates; or (iv) GTS has been or does become a "United States real property holding corporation" for United States federal income tax purposes. GTS believes that it has not been and is not likely to become a United States real property holding corporation. However, no assurance can be given that GTS will not be a United States real property holding corporation when a Non-US Holder sells its New GTS Stock. If GTS were to become a United States real property holding corporation, gains realized by a Non-US Holder which did not directly or indirectly own more than 5% of the New GTS Stock during a five-year testing period generally would not be subject to United States federal income tax, provided that the New GTS Stock have been regularly traded on an established securities market.

BACKUP WITHHOLDING AND INFORMATIONAL REPORTING

  US HOLDERS

     Payments in respect of Esprit Telecom Securities may be subject to informational reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply, however, to such payments made to a US Holder if such holder completes and signs the substitute Form W-9 included as part of the Letter of Transmittal or otherwise certifies, under penalties of perjury, to GTS or the US Depositary that it is exempt from backup withholding.

  NON-US HOLDERS

     Backup withholding will not apply to payments in respect of Esprit Telecom Securities made to a Non-US Holder if such holder certifies as to its foreign status under penalties of perjury or otherwise establishes an exemption.

     GTS must report annually to the Internal Revenue Service and to each Non-US Holder the amount of dividends paid to, and the United States federal income tax withheld with respect to, each Non-US Holder. These reporting requirements apply even if withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities in the country in which the Non-US Holder resides. Under existing United States Treasury regulations, the United States backup withholding tax will generally not apply to dividends paid on the New GTS Stock to a Non-US Holder at an address outside the United States. Under United States Treasury regulations, generally effective January 1, 2000, a Non-US Holder could be subject to backup withholding unless they provide certification of foreign status.

     Non-US Holders will not be subject to information reporting or backup withholding with respect to the payment of proceeds from the disposition of New GTS Stock effected by a foreign office of a foreign broker, provided however that if the broker is a United States person or a "United States related person," information reporting (but not backup holding) would apply unless the broker receives a statement from the owner, signed under penalties of perjury, certifying its foreign status or otherwise establishing an exemption or the broker has documentary evidence in its files as to the Non-US Holder's foreign status and the broker has no actual knowledge to the contrary. For this purpose, a "United States related person" is a foreign person with one or more of certain enumerated relationships with the United States.

     Non-US Holders will be subject to information reporting and backup withholding at a rate of 31% with respect to the payment of proceeds from the disposition of New GTS Stock effected by, to or through the United States office of a broker, United States or foreign, unless the Non-US Holder certifies as to its foreign status under penalties of perjury or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to a Non-US Holder will be allowed as a credit against such Non-US Holder's United States federal income tax, and any amounts withheld in excess of such Non-US Holder's United States federal income tax liability will be refunded, provided that the required information is furnished to the Internal Revenue Service.

UNITED KINGDOM TAX CONSEQUENCES


     The following paragraphs, which are intended as a general guide only, are based on current legislation and Inland Revenue practice. They summarize the material UK tax consequences of acceptance of the Offer by holders of Esprit Telecom Securities who are resident or ordinarily resident in the UK for taxation purposes and hold their Esprit Telecom Securities beneficially as an investment. If you are in any doubt as to your taxation position or if you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriate professional advisor immediately.


TAX ON CHARGEABLE GAINS

     Liability to tax on chargeable gains will depend on the individual circumstances of holders of Esprit Telecom Securities and on the form of consideration received. The position will generally be described below.

  ACQUISITION OF NEW GTS STOCK


     A holder of Esprit Telecom Securities who, either alone or together with persons connected with him, does not hold more than 5% of any class of shares in or debentures of Esprit Telecom will not be treated as having made a disposal of his Esprit Telecom Securities for the purposes of tax on chargeable gains to the extent that he receives New GTS Stock in exchange for his Esprit Telecom Securities under the Offer. Any gain or loss which would otherwise have arisen on a disposal of his Esprit Telecom Securities will be "rolled-over" into the New GTS Stock and the New GTS Stock will be treated as the same asset as his Esprit Telecom Securities acquired at the same time and for the same consideration as he acquired his Esprit Telecom Securities.


     Any holder of Esprit Telecom Securities who, either alone or together with persons connected with him, holds more than 5% of any class of shares in or debentures of Esprit Telecom is advised that an application for clearance has been made to the Inland Revenue under Section 138 of the Taxation of Chargeable Gains Act 1992 in respect of the Offer. If such clearance is given, any such holder will be treated in the manner described in the preceding paragraph.

  DISPOSAL OF NEW GTS STOCK


     A subsequent disposal of New GTS Stock may, depending on individual circumstances, give rise to a liability to tax on chargeable gains. Any chargeable gain or allowable loss on disposal of the New GTS Stock should be calculated taking into account the allowable original cost to the holder of acquiring the relevant Esprit Telecom Securities, and (when calculating a chargeable gain but not an allowable loss) indexation allowance on the cost (save that, except in the case of taxpayers liable to corporation tax, no indexation will be allowable in respect of periods after April 1998 although taper relief may be available). In broad terms the allowable original cost of the relevant Esprit Telecom Securities will be apportioned to the New GTS Stock and cash received according to the market value of the GTS Stock at the time of the exchange.


     A holder of Esprit Telecom Securities who is neither resident nor ordinarily resident in the UK for UK taxation purposes will not be liable for UK tax on capital gains on his disposal of Esprit Telecom Securities pursuant to the Offer or on any disposal or deemed disposal of his New GTS Stock unless such securities are held in connection with a trade, profession or vocation carried on by such holder in the UK through a branch or agency and those securities are or have been used, held or acquired for the purposes of such trade, profession or vocation.

TAX ON DIVIDENDS ON NEW GTS STOCK

     A UK resident shareholder may, depending on his or its circumstances, suffer a charge under UK taxation on dividends received from GTS.

     A UK resident shareholder not otherwise exempt from tax on such dividends will be liable for income tax or corporation tax, as appropriate, on the amount of the gross dividend paid but will normally be entitled to a credit for any US withholding tax charged on the dividend at the appropriate rate.

     If dividends are paid through a paying or collecting agent in the UK, such agent may be required to withhold an amount on account of UK income tax at a lower rate (currently 20%) unless either a declaration in the required form has been made to the paying or collecting agent in respect of such payment or the Inland Revenue has given notice that it considers that tax should not be deducted.


     Both paying agents and collecting agents in the UK may, under current Inland Revenue practice, give credit for any US withholding tax known to have been levied in respect of the dividend. At current US and UK tax rates, this would normally allow such an agent to withhold on account of UK income tax at a reduced rate of 5% of the gross dividend because, in normal circumstances, a US withholding tax of 15% will have been deducted by GTS.

OTHER TAX MATTERS

     Special tax provisions may apply to holders of Esprit Telecom Ordinary Shares who have acquired or who acquire their Esprit Telecom Ordinary Shares by exercising options under the Esprit Telecom Share Option Schemes, including provisions imposing a charge to income tax.

STAMP DUTY AND STAMP DUTY RESERVE TAX ("SDRT")

     No stamp duty or SDRT will be payable by holders of Esprit Telecom Securities as a result of accepting the Offer.

     A transfer of GTS Stock which is executed in, or relates to any matter or thing to be done in the UK (e.g., if such stock is registered on a register of GTS Stock maintained in the UK or is transferred in return for the issue of shares in a UK company), will, in general, be subject to UK stamp duty at the rate of 50 pence per L100 of the consideration paid. An agreement for the transfer of GTS Stock will be outside the scope of stamp duty reserve tax provided that the stock to be transferred is not registered on a register of such stock maintained in the UK.

INHERITANCE TAX

     GTS Stock will be within the scope of UK inheritance tax on the death of, or a gift of such GTS Stock by, a shareholder who is domiciled or deemed to be domiciled in the UK for tax purposes or in certain circumstances if such stock is registered on a register of GTS Stock maintained in the UK.

     HOLDERS OF ESPRIT TELECOM SECURITIES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE OFFER TO THEM.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements have been prepared from GTS' historical consolidated financial statements included in this Offering Circular/Proxy Statement/Prospectus and Esprit Telecom's historical consolidated financial statements included in this Offering Circular/Proxy Statement/Prospectus. The accompanying unaudited pro forma combined statement of operations presents the historical results of operations of GTS and Esprit Telecom giving effect to the combination as if it had occurred at the beginning of the earliest period presented in accordance with US GAAP under the "pooling of interests" method of accounting.

     The pro forma combined statement of operations combines the results of GTS for each of the three years in the period ended December 31, 1997 and for the nine months ended September 30, 1998 with the results of Esprit Telecom for each of the three years in the period ended September 30, 1998 and for the nine months ended September 30, 1998. The unaudited pro forma combined income statement gives effect to the combination as if it had occurred on January 1, 1997. The unaudited pro forma combined balance sheet gives effect to the combination as if it had occurred on September 30, 1998, combining the balance sheets of GTS and Esprit Telecom at September 30, 1998.

     The unaudited pro forma combined financial statements have been prepared in accordance with US GAAP. The financial statements of Esprit Telecom have been converted from UK GAAP to US GAAP and translated into US dollars for purposes of this presentation. UK GAAP differs in certain significant respects from US GAAP. A reconciliation of Esprit Telecom's net loss and stockholders' equity from UK GAAP to US GAAP is presented in Esprit Telecom's historical consolidated financial statements.


     As described in this Offering Circular/Proxy Statement/Prospectus, the exchange ratios are: (i) each outstanding Esprit Telecom Ordinary Share will be converted into 0.1271 of a share of New GTS Stock and (ii) each outstanding Esprit Telecom ADR will be converted into 0.89 of a share of New GTS Stock. These exchange ratios were used in the accompanying unaudited pro forma combined financial statements.


     The unaudited pro forma combined financial statements are presented for comparative purposes only and are not intended to be indicative of what the actual results would have been if the combination occurred as of the dates indicated above nor do they purport to be indicative of the results which may be attained in the future. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of GTS and Esprit Telecom and the related notes thereto. See "Where You Can Find More Information."

                         GLOBAL TELESYSTEMS GROUP, INC.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS(1)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                      PRO FORMA
                                                                PRO FORMA                                             COMBINED
                                                                COMBINED                                               (ESPRIT
                                    NETSOURCE     PRO FORMA      (GTS &       ESPRIT                    PRO FORMA     TELECOM &
                         GTS(2)     EUROPE(3)   ADJUSTMENTS(4) NETSOURCE)   TELECOM(2)   PLUSNET(6)   ADJUSTMENTS(7)  PLUSNET)
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
REVENUES, NET:
 Telecommunication and
   other services.....  $ 111,195   $  29,364                   $ 140,559    $ 115,309    $  12,456     $    (475)    $ 127,290
 Equipment sales......      6,104          --                       6,104           --           --                          --
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
                          117,299      29,364                     146,663      115,309       12,456          (475)      127,290
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
OPERATING COSTS AND
 EXPENSES
 Cost of revenues:
   Telecommunication
     and other
     services.........     77,525      31,089                     108,614       91,131        8,559          (475)       99,215
   Equipment sales....      4,542          --                       4,542           --           --                          --
 Selling, general and
   administrative.....     75,150      27,741                     102,891       49,464        4,601                      54,065
 Depreciation and
   amortization.......     13,953       3,077         7,295        24,325       17,758        1,613         3,771        23,142
 Non-income taxes.....      5,140          --                       5,140           --           --                          --
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
                          176,310      61,907         7,295       245,512      158,353       14,773         3,296       176,422
 Equity in (earnings)
   losses of
   ventures...........     (4,142)         --                      (4,142)          --           --                          --
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
LOSS FROM
 OPERATIONS...........    (54,869)    (32,543)       (7,295)      (94,707)     (43,044)      (2,317)       (3,771)      (49,132)
OTHER
 INCOME /(EXPENSE):
 Interest income......     28,110         675                      28,785           --          246                         246
 Interest expense.....    (52,603)     (1,319)                    (53,922)     (19,872)          --        (8,774)      (28,646)
 Foreign currency
   losses.............    (10,364)                                (10,364)          --           --                          --
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
                          (34,857)       (644)           --       (35,501)     (19,872)         246        (8,774)      (28,400)
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
Net loss before income
 taxes, minority
 interest and
 extraordinary loss...    (89,726)    (33,187)       (7,295)     (130,208)     (62,916)      (2,071)      (12,545)      (77,532)
Income taxes..........      2,151          --                       2,151            3           --                           3
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
Net loss before
 minority interest and
 extraordinary loss...    (91,877)    (33,187)       (7,295)     (132,359)     (62,919)      (2,071)      (12,545)      (77,535)
Minority interest.....      3,746          --                       3,746           --           --                          --
                        ---------   ---------     ---------     ---------    ---------    ---------     ---------     ---------
Net loss before
 extraordinary loss...  $ (88,131)  $ (33,187)    $  (7,295)    $(128,613)   $ (62,919)   $  (2,071)    $ (12,545)    $ (77,535)
Loss per share before
 extraordinary loss...
Weighted average
 common shares
 outstanding..........

                                        PRO FORMA
                                        COMBINED
                                         (GTS &
                          PRO FORMA      ESPRIT
                        ADJUSTMENTS(8)  TELECOM)
                          ---------     ---------
REVENUES, NET:
 Telecommunication and
   other services.....    $  (1,760)    $ 266,089
 Equipment sales......                      6,104
                          ---------     ---------
                             (1,760)      272,193
                          ---------     ---------
OPERATING COSTS AND
 EXPENSES
 Cost of revenues:
   Telecommunication
     and other
     services.........       (2,989)      204,840
   Equipment sales....                      4,542
 Selling, general and
   administrative.....                    156,956
 Depreciation and
   amortization.......                     47,467
 Non-income taxes.....                      5,140
                          ---------     ---------
                             (2,989)      418,945
 Equity in (earnings)
   losses of
   ventures...........                     (4,142)
                          ---------     ---------
LOSS FROM
 OPERATIONS...........        1,229      (142,610)
OTHER
 INCOME /(EXPENSE):
 Interest income......                     29,031
 Interest expense.....                    (82,568)
 Foreign currency
   losses.............                    (10,364)
                          ---------     ---------
                                 --       (63,901)
                          ---------     ---------
Net loss before income
 taxes, minority
 interest and
 extraordinary loss...        1,229       206,511
Income taxes..........                      2,154
                          ---------     ---------
Net loss before
 minority interest and
 extraordinary loss...        1,229      (208,665)
Minority interest.....                      3,746
                          ---------     ---------
Net loss before
 extraordinary loss...    $   1,229     $(204,919)
Loss per share before
 extraordinary loss...                  $   (2.80)
                                        =========
Weighted average
 common shares
 outstanding..........                     73,192
                                        =========


                            See accompanying notes.

                         GLOBAL TELESYSTEMS GROUP, INC.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS(1)

                          YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                          PRO FORMA
                                                                     PRO FORMA    ESPRIT                                  COMBINED
                                                                     COMBINED     TELECOM                                  (ESPRIT
                                          NETSOURCE     PRO FORMA     (GTS &    YEAR ENDED                  PRO FORMA     TELECOM &
                               GTS(2)     EUROPE(3)   ADJUSTMENTS(4) NETSOURCE) 9/30/97(2)   PLUSNET(6)   ADJUSTMENTS(7)  PLUSNET)
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
REVENUES, NET:
 Telecommunication and other
   services.................  $  41,300   $  14,102                  $  55,402   $  74,596    $  27,072     $    (510)    $ 101,158
 Equipment sales............      5,798                                  5,798          --           --            --            --
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
                                 47,098      14,102            --       61,200      74,596       27,072          (510)      101,158
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
OPERATING COSTS AND EXPENSES
 Cost of revenues:
   Telecommunication and
     other services.........     37,206      13,593                     50,799      62,263       28,799          (510)       90,552
   Equipment sales..........      5,513          --                      5,513          --           --            --            --
 Selling, general and
   administrative...........     68,425      12,250                     80,675      26,622       10,451            --        37,073
 Depreciation and
   amortization.............      6,227       2,120         9,726       18,073       4,653        6,017        11,990        22,660
 Non-income taxes...........      2,085          --                      2,085          --           --            --            --
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
                                119,456      27,963         9,726      157,145      93,538       45,267        11,480       150,285
 Write-off of
   venture-related assets...      1,673          --                      1,673          --           --            --            --
 Equity in losses of
   ventures.................     14,599          --                     14,599          --           --            --            --
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
LOSS FROM OPERATIONS........    (88,630)    (13,861)       (9,726)    (112,217)    (18,942)     (18,195)      (11,990)      (49,127)
OTHER INCOME /(EXPENSE):
 Interest income............     11,361          --                     11,361       1,890           --            --         1,890
 Interest expense...........    (39,086)       (538)                   (39,624)       (750)          --       (26,880)      (27,630)
 Foreign currency losses....     (1,826)                                (1,826)         --           --            --            --
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
                                (29,551)       (538)           --      (30,089)      1,140           --       (26,880)      (25,740)
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
Net loss before income taxes
 and minority interest......   (118,181)    (14,399)       (9,726)    (142,306)    (17,802)     (18,195)      (38,870)      (74,867)
Income taxes................      2,482         (12)                     2,470           3           --            --             3
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
Net loss before minority
 interest...................   (120,663)    (14,387)       (9,726)    (144,776)    (17,805)     (18,195)      (38,870)      (74,870)
Minority interest...........      3,677          --                      3,677          --           --            --            --
                              ---------   ---------     ---------    ---------   ---------    ---------     ---------     ---------
NET LOSS....................  $(116,986)  $ (14,387)    $  (9,726)   $(141,099)  $ (17,805)   $ (18,195)      (38,870)    $ (74,870)
                              =========   =========     =========    =========   =========    =========     =========     =========
Net loss per share..........
Weighted average common
 shares outstanding.........

                                                PRO FORMA
                                                COMBINED
                                                 (GTS &
                                 PRO FORMA       ESPRIT
                              ADJUSTMENTS(8)    TELECOM)
                                 ---------      ---------
REVENUES, NET:
 Telecommunication and other
   services.................          (110)     $ 156,450
 Equipment sales............                        5,798
                                 ---------      ---------
                                      (110)       162,248
                                 ---------      ---------
OPERATING COSTS AND EXPENSES
 Cost of revenues:
   Telecommunication and
     other services.........          (110)       141,241
   Equipment sales..........                        5,513
 Selling, general and
   administrative...........                      117,748
 Depreciation and
   amortization.............                       40,733
 Non-income taxes...........                        2,085
                                 ---------      ---------
                                      (110)       307,320
 Write-off of
   venture-related assets...                        1,673
 Equity in losses of
   ventures.................                       14,599
                                 ---------      ---------
LOSS FROM OPERATIONS........                     (161,344)
OTHER INCOME /(EXPENSE):
 Interest income............                       13,251
 Interest expense...........                      (67,254)
 Foreign currency losses....                       (1,826)
                                 ---------      ---------
                                                  (55,829)
                                 ---------      ---------
Net loss before income taxes
 and minority interest......                     (217,173)
Income taxes................                        2,473
                                 ---------      ---------
Net loss before minority
 interest...................                     (219,646)
Minority interest...........                        3,677
                                 ---------      ---------
NET LOSS....................            --      $(215,969)
                                 =========      =========
Net loss per share..........                    $   (3.87)
                                                =========
Weighted average common
 shares outstanding.........                       55,772
                                                =========


                            See accompanying notes.

                         GLOBAL TELESYSTEMS GROUP, INC.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS(1)

                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       ESPRIT        PRO FORMA
                                                                      TELECOM         COMBINED
                                                                     YEAR ENDED    (GTS & ESPRIT
                                                           GTS(2)    9/30/96(2)       TELECOM)
                                                          --------   ----------    --------------
REVENUES, NET:
  Telecommunication and other services..................  $ 19,210    $38,402         $ 57,612
  Equipment sales.......................................     4,907         --            4,907
                                                          --------    -------         --------
                                                            24,117     38,402           62,519
                                                          --------    -------         --------
OPERATING COSTS AND EXPENSES
  Cost of revenues:
     Telecommunication and other services...............    14,741     28,950           43,691
     Equipment sales....................................     4,200         --            4,200
  Selling, general and administrative...................    47,940     11,590           59,530
  Stock compensation costs..............................                3,498            3,498
  Depreciation and amortization.........................     4,165      2,270            6,435
  Non-income taxes......................................       850         --              850
                                                          --------    -------         --------
                                                            71,896     46,308          118,204
  Equity in losses of ventures..........................    10,150         --           10,150
                                                          --------    -------         --------
LOSS FROM OPERATIONS....................................   (57,929)    (7,906)         (65,835)
OTHER INCOME/(EXPENSE):
  Interest income.......................................     3,569        219            3,788
  Interest expense......................................   (11,122)      (533)         (11,655)
  Foreign currency losses...............................    (1,176)        --           (1,176)
                                                          --------    -------         --------
                                                            (8,729)      (314)          (9,043)
                                                          --------    -------         --------
Net loss before income taxes and minority interest......   (66,658)    (8,220)         (74,878)
Income taxes............................................     1,360         --            1,360
                                                          --------    -------         --------
Net loss before minority interest.......................   (68,018)    (8,220)         (76,238)
                                                          --------    -------         --------
Minority interest.......................................        27         --               27
NET LOSS................................................  $(67,991)   $(8,220)        $(76,211)
                                                          ========    =======         ========
Net loss per share......................................                              $  (1.69)
                                                                                      ========
Weighted average common shares outstanding..............                                45,130
                                                                                      ========

                            See accompanying notes.

                         GLOBAL TELESYSTEMS GROUP, INC.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS(1)

                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         ESPRIT       PRO FORMA
                                                                         TELECOM       COMBINED
                                                                       YEAR ENDED    GTS & ESPRIT
                                                             GTS(2)    9/30/95(2)      TELECOM
                                                            --------   -----------   ------------
REVENUES, NET:
  Telecommunication and other services....................  $  5,979     $22,167       $ 28,146
  Equipment sales.........................................     2,433          --          2,433
                                                            --------     -------       --------
                                                               8,412      22,167         30,579
                                                            --------     -------       --------
OPERATING COSTS AND EXPENSES
  Cost of revenues:
     Telecommunication and other services.................     8,150      16,907         25,057
     Equipment sales......................................       246          --            246
  Selling, general and administrative.....................    37,291       6,534         43,825
  Depreciation and amortization...........................     3,491         968          4,459
  Non-income taxes........................................       234       1,255          1,489
                                                            --------     -------       --------
                                                              49,412      25,664         75,076
  Equity in losses of ventures............................     7,871          --          7,871
                                                            --------     -------       --------
LOSS FROM OPERATIONS......................................   (48,871)     (3,497)       (52,368)
OTHER INCOME/(EXPENSE):
  Other non-operating income..............................    10,270          41         10,311
  Interest income.........................................     2,177        (394)         1,783
  Interest expense........................................      (728)         --           (728)
  Foreign currency losses.................................      (685)         --           (685)
                                                            --------     -------       --------
                                                              11,034        (353)        10,681
                                                            --------     -------       --------
Net loss before income taxes and minority interest........   (37,837)     (3,850)       (41,687)
Income taxes..............................................     2,565          --          2,565
                                                            --------     -------       --------
Net loss before minority interest.........................   (40,402)     (3,850)       (44,252)
Minority interest.........................................         2          --              2
                                                            --------     -------       --------
NET LOSS..................................................  $(40,400)    $(3,850)      $(44,250)
                                                            ========     =======       ========
Net loss per share........................................                             $  (1.12)
                                                                                       ========
Weighted average common shares outstanding................                               39,680
                                                                                       ========

                            See accompanying notes.

                         GLOBAL TELESYSTEMS GROUP, INC.

                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET(1)

                            AS OF SEPTEMBER 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS


                                                                                                                       PRO FORMA
                                                                            PRO FORMA                                   COMBINED
                                                                             COMBINED                                    (GTS &
                                               NETSOURCE     PRO FORMA        (GTS &       ESPRIT       PRO FORMA        ESPRIT
                                    GTS(2)     EUROPE(3)   ADJUSTMENTS(5)   NETSOURCE    TELECOM(2)   ADJUSTMENTS(8)    TELECOM
                                  ----------   ---------   --------------   ----------   ----------   --------------   ----------
CURRENT ASSETS
  Cash and cash equivalents.....  $  993,928   $  3,049       $(46,099)     $ 950,878    $ 230,745                     $1,181,623
  Accounts receivable, net......      59,822     13,602                        73,424       50,037                        123,461
  Restricted cash...............      42,047         --                        42,047       83,218                        125,265
  Prepaid expenses..............      22,122      3,255                        25,377           --                         25,377
  Other assets..................      12,539      3,602                        16,141       44,599                         60,740
                                  ----------   --------       --------      ----------   ---------        -----        ----------
        TOTAL CURRENT ASSETS....   1,130,458     23,508        (46,099)     1,107,867      408,599                      1,516,466
Property and equipment, net.....     436,019      4,329                       440,348       93,587          876           534,811
Investments in and advances to
  ventures......................      61,705         --                        61,705           --                         61,705
Goodwill and intangible assets,
  net...........................     161,893     22,068        145,894        329,855      168,290                        498,145
Restricted cash and other
  noncurrent assets.............      24,818        222                        25,040           --                         25,040
                                  ----------   --------       --------      ----------   ---------        -----        ----------
        TOTAL ASSETS............  $1,814,893   $ 50,127       $ 99,795      $1,964,815   $ 670,476        $ 876        $2,636,167
                                  ==========   ========       ========      ==========   =========        =====        ==========

                                              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued
    expenses....................  $  135,565   $ 27,296       $  2,000      $ 164,861    $ 123,937                     $  288,798
  Debt maturing within one
    year........................      23,741     13,302                        37,043           --                         37,043
  Current portion of capital
    lease obligations...........      31,130         --                        31,130           --                         31,130
  Related party debt maturing
    within one year.............                  8,333                         8,333           --                          8,333
  Other current liabilities.....      32,408         --                        32,408           --         (353)           32,055
                                  ----------   --------       --------      ----------   ---------        -----        ----------
        TOTAL CURRENT
          LIABILITIES...........     222,844     48,931          2,000        273,775      123,937         (353)          397,359
Long-term debt, less current
  portion.......................     962,232         --                       962,232      526,370                      1,488,602
Long-term portion of capital
  lease obligations.............     187,900         --                       187,900           --                        187,900
Related party long-term debt,
  less current portion..........       3,530         --                         3,530           --                          3,530
Taxes and other non-current
  liabilities...................      27,378      1,486                        28,864       32,403                         61,267
                                  ----------   --------       --------      ----------   ---------        -----        ----------
        TOTAL LIABILITIES.......   1,403,884     50,417          2,000      1,456,301      682,710         (353)        2,138,658
COMMITMENTS AND CONTINGENCIES
  Minority interest.............      43,957         --                        43,957           --                         43,957
  Common stock, subject to
    repurchase..................      15,643         --                        15,643           --                         15,643
SHAREHOLDERS' EQUITY
  Common stock, 80,434,986 pro
    forma combined shares issued
    and outstanding.............       6,050        745            396          6,446        2,133         (536)            8,043
  Additional paid-in capital....     696,574     23,402         97,109        793,683       97,071          536           891,290
  Accumulated other
    comprehensive loss..........      (7,496)        --                        (7,496)          --                         (7,496)
  Accumulated deficit...........    (343,719)   (24,437)                     (343,719)    (111,438)       1,229          (453,928)
                                  ----------   --------       --------      ----------   ---------        -----        ----------
        TOTAL SHAREHOLDERS'
          EQUITY................     351,409       (290)        97,505        448,914      (12,234)       1,229           437,909
                                  ----------   --------       --------      ----------   ---------        -----        ----------
        TOTAL LIABILITIES AND
          SHAREHOLDERS'
          EQUITY................  $1,814,893   $ 50,127       $ 99,505      $1,964,815   $ 670,476        $ 876        $2,636,167
                                  ==========   ========       ========      ==========   =========        =====        ==========


                            See accompanying notes.

                         GLOBAL TELESYSTEMS GROUP, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1. The accompanying unaudited pro forma combined financial statements do not include any transition costs and expenses which are expected to be incurred in connection with consummating the combination and integrating the operations of GTS and Esprit. It is not feasible to determine the actual amount of these costs and expenses until the combination is completed and the related operational and transitional plans are complete. These costs and expenses relate directly to completing the transaction, such as professional and registration fees; employee benefit-related costs such as severance, relocation and retention incentives, facility consolidations, systems integration, and satisfaction of contractual obligations. It is anticipated that a significant portion of these costs and expenses will result in charges to the earnings of the Combined Group. The exact timing of these charges cannot be determined; however, management of the Combined Group anticipate that plans and decisions will be completed and a substantial portion of the related charges recorded in 1999. Additionally, while the pro forma combined statement of operations does not reflect any anticipated cost savings or other synergies that may be achieved by the combination, the combination is expected to result in reduced costs for the combined group.


2. These columns represent historical results of operations and financial position.

3. On November 30, 1998 GTS completed the acquisition of NetSource in a transaction accounted for as a purchase. GTS's results of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been adjusted to give effect to the acquisition of NetSource as if it had occurred as of January 1, 1997. GTS' balance sheet as of September 30, 1998 has been adjusted to give effect to the acquisition of NetSource as if it had occurred on that date.

4. This entry reflects the adjustment to amortization expense for the effect of the excess of consideration over net assets acquired in the NetSource acquisition. For purposes of the unaudited pro forma combined financial statements, the excess consideration has been amortized over an estimated life of 15 years. A final determination of the lives attributable to the intangible assets has not yet been made. As discussed in Note 5, a portion of the excess consideration may be allocated to certain in-process research and development projects. To the extent amounts are allocated to certain in-process research and development projects, pro forma amortization expense would be reduced accordingly.

5. These adjustments reflect the acquisition of NetSource by GTS. A preliminary allocation of the purchase price has been presented in the unaudited pro forma combined financial statements. The excess of consideration over the fair value of the net assets acquired from NetSource has been preliminarily allocated to goodwill and other intangibles. A final allocation of the purchase price to the fair value of the NetSource assets acquired and liabilities assumed is dependent upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information. GTS' management believes that the consideration in excess of the historical book value of NetSource's net assets acquired is comprised of goodwill, certain in-process research and development projects and other intangible assets. To the extent that a portion of the purchase price is allocated to in-process research and development projects, a charge, which may be material to GTS' results of operations, would be recognized in the quarter ended December 31, 1998. See Note 4.


6. During June 1998, Esprit Telecom completed the acquisition of Plusnet in a transaction accounted for as a purchase. Esprit Telecom's results of operations for the year ended September 30, 1997 and the nine months ended September 30, 1998 have been adjusted to give effect to the acquisition of Plusnet as if it had occurred as of October 1, 1996.


7. These adjustments reflect the elimination of intercompany revenue between Esprit Telecom and Plusnet, the additional amortization expense associated with amortizing the excess of consideration over net assets acquired in the Plusnet acquisition, and the assumed interest expense incurred by Esprit Telecom in order to finance the Plusnet acquisition.

8. These adjustments reflect the following:

          An adjustment to prepaid phone card revenue in order to conform Esprit Telecom's revenue recognition policy to GTS' revenue recognition policy. Esprit Telecom recognizes prepaid phone card revenue upon sale of the phone card. GTS recognizes prepaid phone card revenue over the estimated service period.

          An adjustment to depreciation expense in order to conform Esprit Telecom's fiber optic cable depreciation policy with GTS' policy. Esprit Telecom depreciates fiber optic cable using an accelerated method whereas GTS depreciates fiber optic cable on a straight-line basis.

          To eliminate inter-company revenue.

          To reclassify the stockholders' equity accounts as a result of the pooling of interests.

                                 EXCHANGE RATES


     All currency amounts in this Offering Circular/Proxy Statement/Prospectus are, unless otherwise indicated, expressed in US dollars ("US$" or "$"). This Offering Circular/Proxy Statement/Prospectus contains translations of certain amounts in pounds sterling or pence ("L" or "p") into US dollars. For convenience purposes only, unless otherwise indicated, translations of L into US dollars have been calculated at the rate of L1 to $1.6530, which represents the Noon Buying Rate as of December 7, 1998. These should not be construed as representations that the UK amounts actually represent such US dollar amounts or that such amounts could be converted into US dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of five years ended December 31, 1998 and the one month ended January 31, 1999 and the average, the high and low exchange rates for each of such calendar-year and six-month periods were as follows:



                                                              DECEMBER 31,
                                     JANUARY   ------------------------------------------
                                      1999      1998     1997     1996     1995     1994
                                     -------   ------   ------   ------   ------   ------
At end of period...................            1.6628   1.6427   1.7123   1.5535   1.5665
Average for period*................            1.6573   1.6376   1.5607   1.5785   1.5319
High for period....................            1.7222   1.7035   1.7123   1.6940   1.6368
Low for period.....................            1.6411   1.5775   1.4948   1.5302   1.4615


---------------

* Represents the average of the Noon Buying Rates on the last business day of each full month during the relevant period.


                    DESCRIPTION OF CERTAIN GTS INDEBTEDNESS


SENIOR NOTES DUE 2005


     Concurrently with the IPO, GTS offered $105 million of 9 7/8% Notes. The
9 7/8% Notes were issued pursuant to an indenture between GTS and The Bank of New York as trustee, dated February 10, 1998. The 9 7/8% Notes mature in 2005 and bear interest, payable semi-annually, at 9 7/8% per annum. The indenture governing the 9 7/8% Notes does not provide for a sinking fund. The 9 7/8% Notes are subject to redemption at any time on or after February 15, 2002, at the option of GTS, in whole or in part, at declining redemption prices set forth in the indenture governing the 9 7/8% Notes. Notwithstanding the foregoing, during the first three years after the date of the indenture governing the 9 7/8% Notes, GTS will be permitted to redeem up to 33 1/3% of the aggregate principal amount of the 9 7/8% Notes at 109.875% of the principal amount thereof with the net proceeds of any public equity offerings or strategic equity investments (as such terms are defined in the indenture governing the 9 7/8% Notes) resulting in aggregate gross proceeds to GTS of at least $75 million; provided, that at least two-thirds of the principal amount of the 9 7/8% Notes originally issued remain outstanding immediately after giving effect to any such redemption. GTS placed net proceeds of US$19.6 million from the offering of the 9 7/8% Notes representing funds that, together with the proceeds from the investment thereof, are sufficient to pay the first four scheduled interest payments (but not additional interest) on the 9 7/8% Notes, into an escrow account to be held by The Bank of New York as trustee for the benefit of the holders of the 9 7/8% Notes. GTS granted to the Trustee for the benefit of the holders of the 9 7/8% Notes, a first priority and exclusive security interest in the escrow account and the proceeds thereof. Funds will be disbursed from the escrow account for interest payments (but not additional interest) on the 9 7/8% Notes. Pending such disbursement, all funds contained in the escrow account are invested in cash equivalents.


     Upon a change of control (as defined in the related indenture) of GTS, or in the event of asset sales (as defined in the related indenture) in certain circumstances, GTS is required by the terms of the indenture to make an offer to purchase the outstanding 9 7/8% Notes at a purchase price equal to 101% and 100%, respectively, of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase.

     The indebtedness of GTS evidenced by the 9 7/8% Notes ranks pari passu in right of payment with all other existing and future unsubordinated indebtedness of GTS and senior in right of payment to all existing and future obligations of GTS expressly subordinated in right of payment to the 9 7/8% Notes. The indenture governing the 9 7/8% Notes contains a number of covenants restricting the operations of GTS and its restricted group members (as defined in the indenture governing the 9 7/8% Notes), including those restricting: the incurrence of indebtedness; the making of restricted payments unless no default or event of default exists, its leverage ratio does not exceed
6.0 to 1.0 and such restricted payments do not exceed the basket (as defined in the indenture governing the 9 7/8% Notes); transactions with stockholders and affiliates; the incurrence of liens; sale-leaseback transactions; issuances and sales of capital stock of subsidiaries; the incurrence of guarantees by subsidiaries; dividend and other payment restrictions affecting subsidiaries; consolidation, merger or sale of substantially all of GTS' assets; and requiring the purchase of 9 7/8% Notes, at the option of the holder, upon the occurrence of a change of control and certain asset sales.

     The events of default under the indenture governing the 9 7/8% Notes include provisions that are typical of senior debt financings, including a cross-acceleration to a default by GTS or any restricted group member on any indebtedness that has an aggregate principal amount in excess of certain levels. Upon the occurrence of such an event of default, the trustee or the holders of not less than 25% in principal amount at maturity of the outstanding 9 7/8% Notes may immediately accelerate the maturity of all the Notes as provided in the related indenture.

THE CONVERTIBLE BONDS

     In July, 1997, GTS issued $144.8 million principal amount of Senior Subordinated Convertible Bonds. The Convertible Bonds were initially issued under an indenture dated as of July 14, 1997 between GTS, The Bank of New York, as trustee, registrar and paying, conversion and transfer agent. The Convertible Bonds mature on June 30, 2000. At September 30, 1998, US$119.4 million aggregate principal amount of the Convertible Bonds was outstanding. An aggregate principal amount of US$25.4 million had been converted at that date into GTS Stock. The conversion price of the Convertible Bonds is US$20 per share.

     The Convertible Bonds bear interest payable at the rate of 8.75% per annum from and including the date of their issuance. Interest is payable semiannually in arrears on July 15 and January 15 of each year commencing January 15, 1998. The Convertible Bonds are redeemable at the option of GTS, in whole but not in part on or after the second anniversary of a complying public equity offering (as defined in the indenture governing the Convertible Bonds), at the principal amount thereof plus accrued interest to the redemption date. The IPO in February 1998 constituted a complying public equity offering.

     Upon the occurrence of a change of control (as defined in the indenture governing the Convertible Bonds), GTS will be obligated to make an offer to purchase all of the outstanding Convertible Bonds at a purchase price equal to 113.5%, (if the date of such purchase occurs after June 30, 1998 but on or before June 30, 1999) or 121.0%, (if the date of such purchase occurs after June 30, 1999), as applicable, of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

DEBENTURES DUE 2010


     On July 8 and July 22, 1998, GTS issued approximately US$466.9 million of Debentures. The Debentures were issued under an indenture between GTS and The Bank of New York, as trustee, dated July 8, 1998. The Debentures will mature on July 1, 2010 and are unsecured senior subordinated obligations of GTS. In the event of a change of control of GTS, holders of the Debentures will have the right to require GTS to purchase such holder's Debentures at a price equal to 100% of the principal amount plus accrued interest. The Debentures will bear interest payable semiannually at a rate of 5 3/4% per annum.


     Each Debenture will be convertible into such number of shares of GTS Stock as is equal to the principal amount of such Debenture divided by US$55.05.


     GTS, at its option, may elect to redeem all or a portion of the Debentures commencing on July 1, 2001, at redemption prices beginning at 104.025% of principal amount plus accrued and unpaid interest thereon for the twelve-month period commencing July 1, 2001 declining to par at July 1, 2008 and thereafter.

HER NOTES


     HER sold US$265 million aggregate principal amount of HER Notes in August 1997. The HER Notes have a ten year maturity and are unsecured, senior obligations of HER. HER placed approximately $56.6 million of the net proceeds in escrow for the first two years' interest payments on the HER Notes. The HER Notes were issued pursuant to an indenture among HER, GTS and The Bank of New York as trustee, dated August 19, 1997, containing certain covenants for the benefit of the holders of HER Notes, including, among other things, covenants limiting the incurrence of indebtedness, restricted payments, liens, payment restrictions affecting certain subsidiaries and joint ventures, transactions with affiliates, assets sales and mergers. The HER Notes are redeemable in whole or part, at the option of HER at any time on or after August 15, 2002 at a price ranging from 105.75% to 100.0% of the principal amount.



     A portion of the HER Notes are also redeemable at any time or from time to time prior to August 15, 2000 at a redemption price equal to 111.5% of the principal amount of the HER Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption with the net cash proceeds of one or more public equity offerings or strategic equity investments resulting in aggregate gross cash proceeds to HER of at least US$75 million provided that at least two-thirds of the principal amount of the HER Notes originally issued remain outstanding immediately after giving effect to any such redemption. In the event of a change of control of HER, holders of the HER Notes have the right to require HER to purchase such holder's HER Notes at a price equal to 101% of the aggregate principal amount plus accrued and unpaid interest thereon to the date of repurchase.


NEW HER NOTES


     On December 21, 1998, HER sold US$200 million aggregate principal amount of US dollar New HER Notes and Euro 85 million aggregate principal amount of Euro New HER Notes. This transaction closed on January 4, 1999. The US dollar New HER Notes have a ten year maturity, and the Euro New HER Notes have seven year maturity. The New HER Notes are unsecured, senior obligations of HER. The New HER Notes were issued pursuant to two indentures substantially similar to the indenture governing the HER Notes. The US dollar New HER Notes are redeemable in whole or in part, at the option of HER at any time on or after January 15, 2004 at a price ranging from 105.188% to 100.0% of the principal amount. The Euro New HER Notes are redeemable in whole or in part, at the option of HER at any time on or after January 15, 2003 at a price ranging from 105.188% to 100.0% of the principal amount.


     A portion of the New HER Notes are also redeemable at any time prior to or from time to time prior to January 15, 2002 at a redemption price equal to 110.375% of the principal amount of the New HER Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption with the net cash proceeds of one or more public equity offerings or strategic equity investments resulting in aggregate gross cash proceeds to HER of at least US$75 million, provided, however, that following such redemption at least two-thirds of the principal amount of each of the original US dollar New HER Notes and Euro New HER Notes remain outstanding. In the event of a change of control of HER or GTS, holders of the New HER Notes have the right to require HER to purchase such holder's New HER Notes at a price equal to 101% of the aggregate principal amount plus accrued and unpaid interest thereon to the date of repurchase.

EQUIPMENT FINANCING


     In connection with the purchase of equipment and services for certain cellular ventures in the CIS region, GTS entered into a credit agreement with a bank providing for up to $30.7 million financing. The facility is guaranteed by the vendor of such equipment and services, and is insured against certain political risks by the Overseas Private Investment Corporation. The loans under the facility bear interest at LIBOR plus 35 basis points, with principal and interest payments due semiannually in June and December of each year through December 15, 2002. At September 30, 1998, an initial US$18.6 million was funded under the facility.

                        DESCRIPTION OF GTS CAPITAL STOCK


     GTS' authorized capital stock consists of 135,000,000 shares of GTS Stock, par value $0.10 per share, of which 64,577,715 shares were issued and outstanding as of December 31, 1998, and 10,000,000 shares of Preferred Stock, none of which is outstanding. See "Risk Factors -- Shares Eligible for Future Sale; Registration Rights; Potential Adverse Impact on Market Price from Sales of GTS Stock" (page [ ]). The following summary of the rights, privileges, restrictions and conditions of each of the classes of shares issued by GTS does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the GTS Certificate and By-laws, and to the applicable provisions of the DGCL.


GTS STOCK

     Holders of GTS Stock are entitled to one vote for one share held of record on all matters upon which shareholders have the right to vote. There are no cumulative voting rights. All issued and outstanding shares of GTS Stock are, and the GTS Stock to be issued hereunder, when issued and paid for, will be, validly issued, fully paid and non-assessable. Holders of GTS Stock are entitled to such dividends as may be declared from time to time by the GTS Board out of funds legally available for that purpose. See "-- Dividend Policy" (page [ ]). Upon dissolution, holders of GTS Stock are entitled to share pro rata in the assets of GTS remaining after payment in full of all of its liabilities and obligations, including payment of the liquidation preference, if any, of any Preferred Stock then outstanding.

PREFERRED STOCK

     The GTS Board may authorize the issuance of one or more series of Preferred Stock having such rights, including voting, conversion and redemption rights, and such preferences, including dividend and liquidation preferences, as the GTS Board may determine, without further action by the stockholders of GTS.

     The issuance of Preferred Stock by the GTS Board could adversely affect the rights of holders of GTS Stock. For example, the issuance of Preferred Stock could result in a series of securities outstanding that would have preferences over the GTS Stock with respect to dividends and in liquidation and that could, upon conversion or otherwise, enjoy all the rights appurtenant to the GTS Stock. As of July 1998, GTS has authorized 200,000 shares of Series A Preferred Stock. No other series of Preferred Stock has been authorized. There are no issued and outstanding shares of Series A Preferred Stock and no such shares are being offered hereby. A Right to purchase shares of Series A Preferred Stock, however, is attached to each share of GTS Stock pursuant to the Rights Agreement discussed below. GTS has authorized 200,000 shares of Series A Preferred Stock initially for issuance upon exercise of such Rights.

     The units of Series A Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by GTS. Each Unit of Series A Preferred Stock will have a minimum preferential quarterly dividend of $.01 per Unit or any higher per share dividend declared on the GTS Stock. In the event of liquidation, the holder of a Unit of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $.01 per Unit and the per share amount paid in respect of a share of GTS Stock.

     Each unit of Series A Preferred Stock will have one vote, voting together with the GTS Stock. The holders of units of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Series A Preferred Stock are in arrears for six fiscal quarters.

     In the event of any merger, consolidation or other transaction in which shares of GTS Stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive the per share amount paid in respect of each share of GTS Stock. The rights of holders of the Series A Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the economic value of one Unit of Series A Preferred Stock that may be acquired upon the exercise of each Right is expected to approximate the economic value of one share of GTS Stock.

DIVIDEND POLICY

     GTS has not paid any dividend on GTS Stock and does not intend to pay dividends in the foreseeable future. In addition, the indenture governing GTS' 9 7/8% Notes currently prohibits the payment of dividends. This indenture contains restrictions on the making of restricted payments (in the form of the declaration or payment of certain dividends or distributions, the purchase, redemption or other acquisition of any GTS Stock, the voluntary prepayment of pari passu or subordinated indebtedness and the making of certain investments, loans and advances) unless no default or event of default (each, as defined in the indenture governing the 9 7/8% Notes) exists, its leverage ratio does not exceed 6.0 to 1.0 and such restricted payments do not exceed certain amounts.

SECTION 145 OF DGCL AND CERTAIN CHARTER PROVISIONS

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The GTS Certificate provides that GTS' directors shall not be liable to GTS or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The GTS Certificate and GTS By-laws further provide that GTS shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of GTS are covered under directors' and officers' liability insurance policies maintained by GTS.

CERTAIN CHARTER AND BY-LAW PROVISIONS

     Shareholders' rights and related matters are governed by the DGCL, the GTS Certificate and the GTS By-laws. Certain provisions of the GTS Certificate and the GTS By-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a shareholder might consider in its best interest, although certain of such provisions in the GTS By-laws are subject to final approval by the GTS Board. Such provisions may also adversely affect prevailing market prices for the GTS Stock. See "Risk Factors -- Anti-takeover
Provisions" (page [     ]).

     Classified Board of Directors and Related Provisions. The GTS Certificate provides that the GTS Board be divided into three classes of directors serving staggered three-year terms. The classes of directors (designated Class I, Class II and Class III) shall be, as nearly as possible, equal in number. Accordingly, one-third of the GTS Board will be elected each year. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2000 annual meeting of stockholders. The classified board provision may prevent a party who acquires control of a majority of the outstanding voting stock of GTS from obtaining control of the GTS Board until the second annual shareholders meeting following the date such party obtains the controlling interest.

     Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of GTS (other than the GTS Stock) then outstanding, directors may only be removed for cause by a majority vote of the holders of capital stock of GTS issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class.

     No Shareholder Action by Written Consent; Special Meetings. The GTS Certificate prohibits shareholders from taking action by written consent in lieu of an annual or special meeting, and thus shareholders may take action at an annual or special meeting called in accordance with the GTS By-laws. The GTS Certificate and the GTS By-laws provide that special meetings of shareholders may only be called only by the Chairman of the GTS Board, the Chief Executive Officer or a majority of the GTS Board. Special meetings may not be called by the shareholders, except as permitted by the Shareholder Rights By-law described below.

     Amendments to the Certificate of Incorporation. The provisions of the GTS Certificate described above may not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 75% of the shares of capital stock of GTS issued and outstanding and entitled to vote.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW AND CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder,
(ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     In addition, the GTS Certificate grants the GTS Board the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, voting powers, dividend rate, conversion rights, redemption price, liquidation preference and other terms of such preferred stock without any further vote or action by the stockholders. The foregoing provisions of Section 203 of the DGCL and the GTS Certificate, and any issuance of preferred stock with voting or conversion rights, may adversely affect the voting power of the holders of GTS Stock and may have the effect of delaying or preventing a change of control of GTS or adversely affect the market price of GTS Stock.

SHAREHOLDER RIGHTS AGREEMENT AND SHAREHOLDER RIGHTS BY-LAW

     Shareholder Rights Plan. GTS has entered into a rights agreement. In connection with the rights agreement, the GTS Board declared a distribution of one Right for each outstanding share of GTS Stock, each share of GTS Stock offered hereby and each share of GTS Stock issued (including shares distributed from treasury) by GTS thereafter and prior to the Distribution Date (as defined below). Each Right will entitle the registered holder, subject to the terms of the rights agreement, to purchase from GTS one unit of Series A Preferred Stock at a purchase price of $75 per unit, subject to adjustment.

     Initially, the Rights will attach to all certificates representing shares of outstanding GTS Stock, and no separate rights certificates will be distributed. The Rights will separate from the GTS Stock and the "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement (the date of such announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than GTS, any subsidiary of GTS or any employee benefit plan of GTS or such subsidiary) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of GTS Stock and (ii) 10 business days (or such later date as may be determined by action of the GTS Board prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of GTS Stock. The Soros Associates and Alan B. Slifka and his affiliates are excluded from the definition of "Acquiring Person" under the rights agreement unless such persons increase the aggregate percentage of their ownership interest in GTS to 20%.

     Until the Distribution Date, (i) the Rights will be evidenced by GTS Stock certificates and will be transferred with and only with such GTS Stock certificates, (ii) new GTS Stock certificates issued after date of consummation of the July 1998 Offerings (including the New GTS Stock and any shares distributed from treasury) will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding GTS Stock will also constitute the transfer of the Rights associated with the GTS Stock represented by such certificates.

     The Rights will not be exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the rights agreement unless earlier redeemed by GTS as described below.

     In the event that (i) GTS is the surviving corporation in a merger with an Acquiring Person and shares of GTS Stock shall remain outstanding, (ii) a person becomes an Acquiring Persons, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the rights agreement or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., by means of a recapitalization), then, in each such case, each holder of a Right (other than such Acquiring Person) will thereafter have the right to receive, upon exercise, Units of Series A Preferred Stock (or, in certain circumstances, GTS Stock, cash, property or other securities of GTS) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Series A Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.

     In the event that, at any time following the Stock Acquisition Date, (i) GTS is acquired in a merger or other business combination transaction and GTS is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any person consolidates or merges with GTS and all or part of the GTS Stock is converted or exchanged for securities, cash or property of any other person or (iii) 50% or more of GTS' assets or earning power is sold or transferred, each holder of a Right (other than an Acquiring Person) shall thereafter have the right to receive, upon exercise, GTS Stock of the ultimate parent of the Acquiring Person having a value equal to two times the exercise price of the Right.

     The purchase price payable, and the number of units of Series A Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock,
(ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (iii) upon the distribution to the holder of the Series A Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     At any time until ten business days following the Stock Acquisition Date, either (i) 75% of GTS Board or (ii) a majority of GTS Board and a majority of the Continuing Directors (as defined below), may redeem the Rights in whole, but not in part, at a nominal price. Immediately upon the action of a majority of GTS Board ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive such redemption price. As used in the rights agreement, a Continuing Director means any person (other than an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate) who was a director prior to the date of the rights agreement and any person (other than an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate) nominated for selection or elected to the GTS Board pursuant to the approval of a majority of the Continuing Directors.

     At its option, either (i) 75% of GTS' Board or (ii) a majority of GTS' Board and a majority of the Continuing Directors, may exchange each Right for
(i) one unit of Series A Preferred Stock or (ii) such number of Units of Series A Preferred Stock as will equal the spread between the market price of each unit to be issued and the purchase price of such unit set forth in the rights agreement.

     Any of the provisions of the rights agreement may be amended without the approval of either (i) 75% of GTS Board or (ii) a majority of GTS' Board and a majority of Continuing Directors in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Shareholder Rights By-Law. If a fully financed tender offer is made publicly to purchase all GTS' outstanding shares of GTS Stock for cash or securities that are traded on a nationally recognized exchange and, in the opinion of an independent investment bank, provide sufficient value and liquidity so that they would be treated as substantially equivalent to cash consideration at a price that is at least 40% greater than the average closing price of such shares on the principal exchange on which such shares are listed during the 30 days prior to the date on which such offer is first published or sent to security holders (the "Offer Date") and the GTS Board opposes such offer, the holders of more than 50% of the outstanding shares of GTS Stock may, at any time subsequent to the date that is nine calendar months after the Offer Date, call a special meeting of the stockholders, notwithstanding the provisions described in "-- Certain Charter and By-Law Provisions -- No Shareholder Action by Written Consent; Special Meetings," at which meeting stockholders may be asked to vote upon a proposal to request that the GTS Board amend the rights agreement to exempt such offer from the terms of the Rights Agreement; provided, however, if prior to the expiration of such nine-month period, the GTS Board determines that it is in the best interests of the shareholders to undertake efforts to sell GTS, such period shall be extended as long as the GTS Board continues its efforts to solicit, evaluate and negotiate alternative bids to acquire GTS. If the proposal to amend the rights agreement is approved by a vote of 70% of the votes cast for or against such proposal at such meeting of stockholders at which a quorum is present, the GTS Board shall amend the Rights Agreement to exempt such offer from its terms no later than 60 days after the date of such stockholders' meeting.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     Esprit Telecom is a public limited company incorporated in England, and GTS is a corporation incorporated under the laws of the state of Delaware. As a result of the Offer Esprit Telecom Securityholders will become beneficial owners of GTS Stock. The following is a summary of material differences between the rights of Esprit Telecom Securityholders and the rights of GTS stockholders and of the differences between the corporate laws of Delaware and England and Wales and the companies' respective charter documents.

     Certain differences between the rights of holders of GTS Stock under Delaware law and the rights of holders of Esprit Telecom Securities under the law of England and Wales are not discussed below where rights afforded under Delaware law are more favorable to shareholders than under English law. Furthermore, since both the Esprit Telecom ADSs and the GTS Stock are listed on both the Nasdaq and EASDAQ, the Nasdaq and EASDAQ listing rules have not been considered below.

VOTING RIGHTS

     Under Delaware law, each shareholder is entitled to one vote per share unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation or by-laws may provide for cumulative voting at all elections of directors of the corporation. Under the GTS By-laws, holders of GTS Stock are entitled to one vote per share on all matters, and cumulative voting is not permitted. A quorum consists of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, unless otherwise required by law or the GTS By-laws.

     Under English law, the voting rights of shareholders are governed by a company's articles of association, subject to the statutory right of shareholders to demand a poll (a vote by the number of shares held) at a general meeting. Cumulative voting is essentially unknown under English law. Two shareholders entitled to vote and present in person constitute a quorum for the purposes of a general meeting, unless the company's articles of association specify otherwise. The Esprit Telecom Articles specify that two persons present and entitled to vote upon the business to be transacted and each being either a member or a proxy for a member or a duly authorized representative of a corporation which is a member shall be a quorum for all purposes.

ACTIONS BY WRITTEN CONSENT

     Under Delaware law, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at any meeting of shareholders may instead be taken without a meeting, without prior notice or without a vote if a written consent to the action is signed by the shareholders representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted. The GTS Certificate does not permit action to be taken by written consent in lieu of a meeting.


     Under English law, a private company's articles of association may provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present will be as effective as if it had been passed at a general meeting properly convened and held. Esprit Telecom is a private company and accordingly, the Esprit Telecom Articles do not contain any such provision.


SPECIAL MEETING OF SHAREHOLDERS

     Under the Delaware law, a special meeting of shareholders may be called by the board of directors, and by such other person or persons as may be authorized to do so by the certificate of incorporation or by-laws. The GTS By-laws provide that a special meeting of stockholders may be called by: (i) the Chief Executive Officer; (ii) the GTS Board; or (iii) the Chairman of the Board.

     Under English law, an extraordinary general meeting of shareholders may be called by the board of directors or (notwithstanding any provision to the contrary in a company's articles of association) requisitioned by a request from shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An ordinary resolution requires 14 clear days notice, and requires a majority vote of those present and entitled to vote. An extraordinary resolution requires 14 clear days notice and a 75% majority vote of those present and entitled to vote. A special resolution requires 21 clear days notice and requires a 75% majority vote of those present and entitled to vote. An annual general meeting requires 21 clear days notice regardless of the type of resolution to be proposed thereat. "Extraordinary resolutions" are relatively unusual and are confined to certain matters out of the ordinary course of business such as a proposal to wind up the affairs of the company. Proposals which are the normal subject of "special resolutions" generally involve proposals to change the name of the company, to alter its capital structure in certain respects, to change or amend the right of shareholders, to permit the company to issue new shares for cash without applying the shareholders' pre-emptive rights, to amend the company's objects (purpose clause) and articles of association and to carry out certain other matters where either the company's articles of association or the Companies Act prescribe that a "special resolution" is required. All other proposals relating to the ordinary course of the company's business, such as the election of directors, would be subject to an "ordinary resolution."

     Under the rules of EASDAQ to which both GTS and Esprit Telecom are subject, shareholders should be notified at least three weeks prior to any meeting of stockholders.

SOURCES AND PAYMENT OF DIVIDENDS

     Delaware law permits the payment of dividends in cash, property or capital stock out of surplus or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to any restrictions contained in the certificate of incorporation, except that payment of dividends from such net profits is prohibited when capital represented by stock having a preference on distribution of assets would be impaired thereby. The GTS Certificate and By-laws do not restrict the payment of dividends.

     Under English law, a company may pay dividends on its ordinary shares, subject to the prior rights of holders of its preferred shares (if any), only out of distributable profits (namely its accumulated, realized profits less accumulated, realized losses) and not out of share capital, which includes share premiums (paid in surplus). Amounts credited to the share premium account (representing the excess of the consideration for the issue of outstanding shares over other aggregate par value of such shares) may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings. In addition, a public company such as Esprit Telecom may only make a distribution if, at that time and immediately after such distribution, the amount of its net assets is not less than the aggregate of its called up (i.e. issued and paid up) share capital and undistributable reserves.

     The Esprit Telecom Articles provide that, subject to certain conditions, the shareholders may by ordinary resolution, in respect of any dividend proposed to be paid or declared in any period, offer ordinary shareholders the right to elect to receive in lieu of such dividend (or a part thereof) an allotment of additional ordinary shares.

RIGHTS OF PURCHASE AND REDEMPTION

     Under Delaware law, a corporation may purchase or redeem its own shares out of surplus, provided, with certain exceptions, that no repurchase or redemption shall occur (i) when the capital is or would thereby become impaired, (ii) at a price higher than the redemption price in the case of stock redeemable at the option of the corporation, or (iii) where in the case of redemption, such redemption is not authorized by other provisions of Delaware law or the certificate of incorporation. The GTS Certificate does not restrict GTS' rights to repurchase or redeem shares.

     Under English law, a company may issue redeemable shares if authorized to do so by its articles of association and subject to the conditions stated therein. Such shares may be redeemed only if fully paid and, in the case of public companies, only, subject as provided below, out of distributable profits or the proceeds of a new issue of shares made for the purpose of the redemption. Where redeemable shares are redeemed wholly out of profits the amount by which the par value of the company's issued share capital is diminished must be transferred to the capital redemption reserve, which is generally treated as paid-up share capital. In addition, any amount payable on redemption of any redeemable shares in excess of the par value must be paid out of distributable profits unless the shares were issued at a premium. In that case, any amount payable in excess of
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

the par value thereof may be paid out of the proceeds of a fresh issue of shares up to an amount equal to whichever is the lesser of the aggregate of the premiums received by the company on the issue of those shares or the amount of the company's share premium account as at the time of the redemption, including any sum transferred to that account in respect of premiums on the new issue. A company may purchase its own shares including any redeemable shares, if authorized by its articles of association and provided that such purchase has been previously approved by an ordinary resolution of its shareholders in the case of an on-market purchase or a special resolution in other cases. The above provisions that apply to redemption of redeemable shares apply also to purchases of shares.

RIGHTS OF APPRAISAL

     Under Delaware law, stockholders who follow prescribed statutory procedures are entitled to dissent from certain corporate reorganizations and instead demand payment of the fair value of their shares. Unless the certificate of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to (a) a merger or consolidation by a corporation, the shares of which are (i) listed on a national securities exchange or (ii) held by more than 2000 shareholders or (b) an exchange by shareholders of the constituent corporation of their shares in such constituent corporation for (i) shares in the surviving corporation, (ii) shares of another corporation that are publicly listed or held by more than 2000 shareholders, (iii) cash in lieu of fractional shares or (iv) any combination of the above, or (c) a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger.

     English law does not generally provide for appraisal rights. The Companies Act, however, does allow a shareholder to apply to the court for an order on the grounds of unfair prejudice. Also if a shareholder applies to a court as described under "Shareholders' Votes on Certain Reorganizations" below, the court may specify such terms for the acquisition as it considers appropriate.

PRE-EMPTIVE RIGHTS

     Unless the certificate of incorporation expressly provides otherwise, shareholders of a Delaware corporation do not have pre-emptive rights. The GTS Certificate does not provide for pre-emptive rights.

     Under English law, equity securities, which are shares in the company other than (i) shares which with respect to dividends and capital carry a right to participate only up to a specified amount in a distribution, and (ii) shares in an employee share scheme and rights to subscribe for or convert into such shares, which are to be issued for cash, must be offered in the first instance to the existing equity shareholders in proportion to the respective nominal values of their holdings, unless a special resolution has been passed at a general meeting of the shareholders to disapply these pre-emptive rights.

     The Esprit Telecom Articles authorize the directors to allot equity securities up to the defined nominal amount for a specified period otherwise than pro rata to its existing shareholders.

AMENDMENT OF GOVERNING INSTRUMENTS

     Under Delaware law, the affirmative vote of a majority of the "outstanding stock" entitled to vote and of the shares of each class entitled to vote on the amendment as a class is required. In addition, the affirmative vote of a majority of the shares of a class is required with respect to amendments which would (as to the class) (i) increase or decrease the aggregate number of authorized shares, (ii) increase or decrease the par value of shares, or (iii) alter or change the powers, preferences, or special rights of shares so as to affect them adversely. In addition, under the GTS Certificate the corporation may amend, alter, change or repeal any provision contained in the GTS Certificate, and all rights and powers conferred upon stockholders and directors are granted subject to such power. In addition, the provisions governing amendment to the GTS Certificate, the number, term and classification of directors, and action by written consent, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, may not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 75% of the shares of capital stock of GTS issued and outstanding and entitled to vote.

     Under Delaware law, the by-laws of a corporation may be amended or repealed by shareholders entitled to vote, and the certificate of incorporation may confer this power to the board of directors. The fact that such power has been conferred upon the directors does not divest the shareholders of their power to amend or repeal by-laws. The GTS Certificate provides that the GTS Board is expressly authorized to make, alter or repeal the by-laws.

     Under English law, the shareholders have the authority to alter most provisions of a company's memorandum and all provisions of its articles of association by special resolution, subject in the case of certain alterations to the memorandum of association, to the right of dissenting shareholders to apply to the courts to cancel the alterations. Under English law, the board of directors is not authorized to change the memorandum or the articles of association.

SHAREHOLDERS' VOTES ON CERTAIN REORGANIZATIONS

     Delaware law requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation"). However, unless required by the certificate of incorporation, Delaware law does not require a vote of the shareholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation and (ii) each share of that corporation's stock outstanding immediately prior to the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger. Any sale, lease or exchange of all or "substantially all" of a corporation's assets requires authorization by a majority vote of the outstanding stock entitled to vote.


     English law provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders (or any class of its creditors) and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at a special meeting of the company of a majority in number of the shareholders representing 75% of the relevant class of shares present and voting, either in person or by proxy, and the sanction of the courts. Once so approved and sanctioned, all shareholders of the relevant class are bound by the terms of the scheme: a dissenting shareholder would have no rights comparable to the appraisal rights described above.


     English law also provides that where a takeover offer (as defined therein) is made for the shares of a company incorporated in the UK and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within six weeks of the date on which such notice was given objecting to the transfer or its proposed terms. The court is unlikely (in the absence of fraud or oppression) to exercise its discretion to order that the acquisition not take effect, but it may specify such terms of the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire his shares on the terms of the offer. This is the compulsory acquisition procedure referred to in this Offering Circular/Proxy Statement/Prospectus.

CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS

     Delaware law generally prevents a corporation from entering into certain business combinations such as mergers, consolidations and sales of assets, with an interested shareholder (defined generally as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock) or its affiliates for a period of three years after such stockholder because an interested stockholder unless (i) the business combination or the transaction in which the person becomes an interested stockholder is timely approved by the board of directors of the corporation prior to the person becoming an interested stockholder, (ii) the interested stockholder acquired 85% of the corporation's voting stock in the same transaction in which it exceeded 15% or (iii) the business combination is approved by the board of directors and by a vote of 66 2/3% of the outstanding voting stock not owned by the interested stockholder. This statute does not apply to a corporation

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

that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. The GTS Certificate does not contain such a provision.

     In the UK, takeovers of public companies are regulated by the City Code. The City Code comprises rules administered by the Panel, a body comprised of representatives of certain UK financial and professional institutions, which oversees the conduct of such takeovers. Under the City Code, if a person, together with any persons acting in concert (as defined in the City Code) with him or her, acquires shares which, when taken together with shares already held or acquired by such persons, carry 30% or more of the voting rights of a public company, generally he or she must make an offer for all of the equity shares of the company (whether voting or non-voting) and all voting, non-equity shares for cash, or accompanied by a cash alternative, at not less than the highest price paid by him or her or any person acting in concert with him or her for the relevant shares during the offer period (as defined in the City Code) and during the 12 months preceding the commencement of the offer period. An offer may also be required to be in cash or to be accompanied by a cash alternative in certain other circumstances, including where a person, together with person acting in concert with him or her, has purchased for cash shares carrying 10% or more of the voting rights during the offer period and within the preceding 12 months.

DISCLOSURE OF INTERESTS

     There is no requirement under Delaware law relating to the disclosure of interests of shares held by corporation shareholders.

     English law provides that a person (including a company and other legal entities) who acquires an interest or becomes aware that he has acquired a material interest of 3% or more (including an interest of ADSs) or an interest (whether or not including material interests) of 10% or more of the nominal value of any class of shares comprised in a public company's "relevant share capital" (which, for these purposes, means that company's issued share capital carrying rights to vote in all circumstances at general meetings of the company) in certain circumstances is obliged to notify that company, in writing, of his interest within two days following the day on which the obligation arises. Thereafter, similar notification must be made where the percentage level of interest increases or decreases through 3% or 10% or any greater whole number percentage.

     In addition, English law provides that a public company may by notice in writing require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares comprised in the company's "relevant share capital" to confirm that fact and where he holds or has during the relevant time held an interest in such shares, to give such further information as may be required relating to his interest and any other interest in the shares of which he is aware.

     For the purpose of the above obligations, the interest of a person in shares means any kind of interest (including an interest in ADSs) in shares including interests in any shares (i) in which his spouse, or his child or stepchild under the age of 18 is interested, (ii) if a corporate body is interested in them and either (a) that corporate body is or its directors are accustomed to act in accordance with that person's directions or instructions or
(b) that person controls one-third or more of the voting power of that corporate body, or (iii) if another party is interested in shares and the person and that other party are parties to a "concert party" agreement under English law (being an agreement which provides for one or more parties to it to acquire interests in shares of a particular public company, which imposes obligations or restrictions on any one or more of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement and any interest in the company's shares is in fact acquired by any of the parties pursuant to the agreement).

     Where a notice under English law is served by a company on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions. In addition a person who fails to fulfil the obligations described above is

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

subject to criminal penalties in the UK. Under the Esprit Telecom Articles, certain of the powers granted to the courts to impose restrictions may be imposed by the Esprit Telecom Board in certain circumstances.

CLASSIFICATION OF THE GTS BOARD OF DIRECTORS

     Under Delaware law, the certificate of incorporation or initial by-law or a by-law adopted by a vote of the shareholders may provide for the classification of the board of directors with respect to the terms for which directors severally hold office. The term "classified board" generally means the specification of selected board seats for a term of more than one year (but not more than three years), with different classes of board seats coming up for election each year. The GTS Certificate does provide for such classification of the GTS Board.

     The Esprit Telecom Articles provide that one-third (or the number nearest to but not exceeding one-third) of the members of the Esprit Telecom Board, shall be subject to retirement by rotation at each annual general meeting of Esprit Telecom. The directors to retire by rotation at each general meeting will be those who wish to retire and not to offer themselves for re-election and otherwise will be those who, at the date of the notice of the meeting, have been longest in office since their last appointment or re-appointment. As between persons who became or were last re-appointed directors on the same day, those to retire will be determined by lot unless otherwise agreed among themselves. A retiring director is eligible for re-election. Like a classified board in the United States, a provision by which directors retire by rotation provides corporate stability and continuity in that it assures the shareholders that irrespective of the outcome of any one annual election of directors, the board of directors will generally consist of a majority of directors who have served during the previous year. A director appointed by the Board since the last annual general meeting holds office only until the next annual general meeting following his appointment, when he will retire, but will be eligible for re-election.

REMOVAL OF DIRECTORS

     Under Delaware law, any director or the entire board of directors generally may be removed, with or without cause by a majority vote of the shares then entitled to vote at an election of directors. However, a director of a corporation with a classified board of directors may be removed only for cause unless the certificate of incorporation otherwise provides. The GTS Certificate is silent as to removal of directors.

     Under English law, shareholders have the right to remove a director by ordinary resolution of which special notice (28 clear days) has been given to the company. In addition to the power of removal conferred by English law the Esprit Telecom Articles provide that the shareholders may by special resolution remove any director before the expiration of his term of office notwithstanding any agreement between Esprit Telecom and such director.

LIABILITY OF DIRECTORS

     Delaware law permits a Delaware corporation to include in its certificate of incorporation a provision that limits or eliminates a director's monetary liability for certain breaches of his fiduciary duty of care in a lawsuit by or on behalf of the corporation or in an action by shareholders of the corporation. The GTS Certificate does contain such a provision.

     Except under the limited circumstances described below under "Indemnification of Officers and Directors," any provision of an English company's articles of association or in any contract with the company exempting an officer of the company (including a director) from or indemnifying him or her against any liability in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company is void. A company is permitted to purchase and maintain insurance against such liabilities for its officers (including directors). The existence of such insurance must be disclosed in the directors' report for each financial year of the relevant company for as long as such insurance continues in effect. Under the Esprit Telecom Articles the directors of Esprit Telecom have the power to obtain, and have obtained, such insurance.

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

INDEMNIFICATION OF OFFICERS AND DIRECTORS


     Delaware law provides that a corporation may, and in certain circumstances must indemnify its officers, directors, employees or agents for expenses, judgments or settlements actually and reasonably incurred by them in connection with suits and other legal proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful, and must indemnify such individuals in connection with successful defenses of such actions. The GTS Certificate and By-Laws provide that directors and officers of GTS and certain others will be entitled to such indemnification, subject to certain conditions. Delaware law permits a corporation to advance expenses to directors and officers, so long as, in the case of officers and directors, they provide an undertaking to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified. The GTS Certificate provides for advancing expenses in the manner provided for in the Delaware law.


     Under English law, a company may only indemnify its officers (including directors) against any liability they may incur in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted or in connection with any application in which relief is granted to him or her by the court from liability for any amount otherwise payable as a result of an acquisition of shares by a nominee of the company or for negligence, default, breach of duty or breach of trust in relation to the affairs of the company where he or she acted honestly and reasonably. The Esprit Telecom Articles provide that the directors, other officers and auditors of Esprit Telecom will be entitled to the benefit of such indemnification, subject to certain conditions.

SHAREHOLDERS' AND CLASS ACTION SUITS

     Under Delaware law, a stockholder may institute a lawsuit on behalf of the corporation. An individual shareholder also may commence a class action suit on behalf of himself or herself and other similarly situated shareholders where the requirements for maintaining a class action under the procedural rules of the court in which the suit has been brought have been met.


     Under English law, a shareholder generally has no right to sue in the name of the company; the proper plaintiff when a wrong has been done to the company is normally the company itself. There are exceptions to this general rule in the case of fraud on minority shareholders or where the act complained of is illegal or ultra vires. English law permits an individual shareholder to apply for a court order where the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of one or more of the shareholders (including himself or herself) or that any actual or proposed act or omission is or would be so prejudicial. A court when granting relief has wide discretion, including the ability to authorize civil proceedings to be brought in the name and on behalf of the company by a shareholder on such terms as the court may decide. English law generally does not provide for class action lawsuits.


     Although the above discussion sets forth information concerning the material differences between the rights of GTS Stockholders and the rights of Esprit Telecom Securityholders, the above summary does not purport to be complete and is qualified in its entirety by reference to the laws of Delaware and of England and Wales (and other laws or rules cited herein), the GTS Certificate and the GTS By-laws, and the Esprit Telecom Articles and the Esprit Telecom Memorandum.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for GTS by Shearman & Sterling.

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

                                    EXPERTS

     The consolidated financial statements of Global TeleSystems Group, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of EDN Sovintel as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young (CIS) Ltd., independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of Esprit Telecom Group plc as of September 30, 1998, and for the year ended September 30, 1998, appearing in this Prospectus and Registration Statement, have been audited by PricewaterhouseCoopers, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of Esprit Telecom Group plc as of September 30, 1996 and 1997, and for each of the two years in the period ended September 30, 1997 appearing in this Prospectus and Registration Statement, have been audited by Price Waterhouse, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.



     The financial statements of the Plusnet Business as of September 30, 1996 and 1997, and for each of the three years in the period ended September 30, 1997, appearing in this Prospectus and Registration Statement, have been audited by KPMG, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


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

                       CERTAIN INFORMATION CONCERNING GTS

DESCRIPTION OF GTS

  INTRODUCTION

     GTS provides a broad range of telecommunications services to businesses, other telecommunications service providers and consumers in Russia, the CIS and Central Europe. Through its subsidiary HER, GTS is developing and operating a pan-European high capacity fiber optic network that is designed to interconnect a majority of the largest Western and Central European cities and to transport international voice, data and multimedia/image traffic for other carriers throughout Western and Central Europe. GTS' strategy in emerging markets to develop its businesses generally has been to establish joint ventures with a strong local partner or partners while maintaining a significant degree of operational control. GTS' business activities consist of the ownership and operation of (i) international long distance businesses, which operate through international gateways that provide international switching services and transmission capacity, (ii) local access networks, which provide local telephone service, (iii) cellular networks, which provide wireless telecommunications services, (iv) a domestic long distance business, (v) data networks, which are wired and wireless, and (vi) carriers' carrier networks, which provide high volume transmission capacity to other carriers. In addition, GTS has recently developed a business plan to offer facilities-based telecommunications products and services to businesses and other high-usage customers in certain metropolitan markets throughout Europe. See "-- Business Strategy -- European Services Strategy" (page [ ]) and "-- Western Europe -- European Services Strategy" (page [ ]).


     In Western Europe, GTS believes that it is well-positioned to establish itself as the leading independent carriers' carrier through the development of two ventures, HER and GTS-Monaco Access S.A.M. ("GTS-Monaco Access"). HER is one of the leading carriers' carriers providing centrally managed cross-border telecommunications transmission capacity in Europe. Its network, when completed by the end of 2000, will extend approximately 25,000 kilometers, with points of presence in approximately 50 cities in 20 European countries. GTS-Monaco Access operates an international gateway in Monaco in partnership with, and utilizing the existing gateway infrastructure of, the Principality of Monaco and provides transit and routing of international calls to other telecommunications operators. Through its HER and GTS-Monaco Access ventures, GTS is building a new network for transporting voice, data and multimedia/image traffic for other carriers throughout Western and Central Europe and for worldwide international voice, data and multimedia/ image traffic that either originates or terminates in, or transits through, Western and Central Europe. See "-- Western Europe" (page [ ]).


     In Central Europe, GTS' objective is to become one of the leading alternative telecommunications providers in the region. GTS currently provides private data communications services to government and commercial customers in Hungary and the Czech Republic, Slovakia and Romania. In the Czech Republic, GTS provides outgoing voice services and operates an international gateway and a data services network. In Hungary, GTS operates a nationwide microwave network and a VSAT network, which GTS believes is the largest VSAT network in Central Europe as measured by number of VSAT sites. In Slovakia and Romania, GTS provides VSAT services using its VSAT hub in Hungary. Subject to certain regulatory approvals, GTS has also obtained a license to provide international data services in Poland and expects to being operations during the first quarter of 1999. GTS' strategy is to expand its service offerings as the regulatory environment permits, leverage its existing VSAT and international gateway infrastructure where possible and provide a broad range of services to its target markets. See "-- Central Europe" (page [ ]).

     In Russia and the CIS, GTS' objective is to become the premier alternative telecommunications operator. To attain its objective, GTS has partnered with regional telephone companies and with Rostelecom, the national long distance carrier in Russia. GTS currently operates in 34 regions and the city of Moscow in Russia, as well as in 14 additional cities in the CIS, and believes it is well-positioned to become the leading independent telecommunications service provider in Russia. These businesses include: (i) EDN Sovintel ("Sovintel"), which provides Moscow, and recently St. Petersburg, with international long distance and local telephone services and access to the major domestic long distance carriers; (ii) TeleCommunications of

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


Moscow ("TCM"), which provides local access services in Moscow; (iii) TeleRoss (as defined below), which provides domestic long distance services in fifteen cities in Russia, including Moscow, as well as VSAT service to customers outside its primary long distance satellite network; (iv) Sovam Teleport ("Sovam"), which provides data services, including high-speed data transmission, electronic mail, Internet access services, as well as Russia On Line, the first Russian language Internet service; and (v) GTS' cellular operations ("GTS Cellular"), which operate cellular networks in 14 regions in Russia and also in Kiev, Ukraine, with licenses covering regions with an aggregate population of approximately 42 million people at September 30, 1998. Whenever practical, GTS' businesses integrate and co-market their service offerings in Russia and the CIS, utilizing TeleRoss as the domestic long distance provider, Sovintel as the international gateway, TCM and GTS Cellular for local access, and Sovam as the data communications and Internet access network for business applications and on-line services. Together, GTS' Russian and CIS ventures carried approximately 442 million and 462 million minutes of traffic for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, and had approximately 34,100 customers, including approximately 25,200 cellular subscribers, as of September 30, 1998. See "-- Russia and the CIS" (page [ ]).


     GTS does not currently own or operate significant telecommunication assets in Asia. See "-- Asia" (page [ ]).

     Restructuring

     In October 1998, GTS announced it would restructure its business operations into five primary lines of business as follows:

     - GTS Carrier Services, which will include HER's cross-border transport carrier services in Europe, Ebone Internet transit services, transoceanic infrastructure and services, and Internet service units;

     - GTS Access Services, which will pursue GTS's entry into the Western European CLEC market;

     - GTS Business Services -- Western Europe, which will offer voice, data, Internet and other telecommunications services to businesses in Western Europe, principally in locations not served by GTS Access Services;

     - GTS Business Services -- CIS, which will incorporate all of GTS's CIS "wireline" assets, including Sovintel, Sovam, TeleRoss and TCM; and

     - GTS Mobile Services, which will operate all of GTS's cellular businesses in Russia and the Ukraine.

  RECENT DEVELOPMENTS


     On November 30, 1998, GTS completed the acquisition of NetSource for an initial purchase price consisting of 4,037,500 newly issued shares of GTS stock and $46.1 million in cash. Based on the closing price of GTS' common stock of $43.4062 on November 30, 1998, the aggregate initial purchase price paid by GTS for NetSource was $141.3 million. In addition to the initial consideration paid at the closing, GTS has agreed to make additional payments of up to $35 million in either cash or shares of GTS stock, contingent on NetSource's achieving certain performance targets during the first two quarters of 1999. NetSource is a pan-European provider of long distance telecommunications services focusing primarily on small- to medium-sized businesses, with operations in Norway, Sweden, Germany and Ireland, as well as in the Netherlands, Belgium and Denmark. At June 30, 1998, NetSource had 27,900 business customers throughout Europe and 61,400 residential customers in Germany and The Netherlands. NetSource will become part of GTS Business Services -- Western Europe. The acquisition of NetSource provides the GTS Business Services -- Western Europe line of business with a customer and revenue base in several key Western European countries, a portfolio of licenses and interconnection agreements and an entrepreneurial management team.



     On January 4, 1999, HER issued in a private placement $200 million principal amount of 10 3/8% Senior Notes due 2009 and Euro 85,000,000 principal amount of 10 3/8% Senior Notes due 2006. The net proceeds of this offering, approximately $289.7 million, will be used to finance the cost of HER network assets, to expand


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

the HER network beyond the currently contemplated scope, including by adding transatlantic capacity, enhancing the speed of the HER network and continuing the buildout of the HER network.


     On January 13, 1999, GTS, through its subsidiary GTS Translantic Holdings Ltd., entered into an agreement with FLAG Telecom to form a 50/50 joint venture, to be known as FLAG Atlantic-1, that will build and operate a transoceanic fiber optic link between Europe and the United States. FLAG Atlantic-1's link is designed to carry voice, high-speed data and video traffic at speeds of 1.28 terabits per second, a 25-fold increase over current transatlantic cable systems. The joint venture will also provide backhaul links from the European landing points of the transoceanic link to Paris and London. By interconnecting to FLAG Atlantic-1, GTS Carrier Services and its subsidiary HER will be able to provide their carrier and Internet service provider customers with high-capacity cable access from major European cities to New York City. GTS's investment in FLAG Atlantic-1 is designed to enable it to participate in the growth opportunity represented by the rapid increase in demand by business customers for Internet Protocol-based telecommunications services. The high-capacity fiber optic link will be based on synchronous digital hierarchy and use dense wave division multiplexing technology. FLAG Atlantic-1 is expected to be offering service by the end of the year 2000. The project is subject to financing, the execution of related agreements and other conditions.


  BUSINESS STRATEGY

     GTS seeks to develop businesses to meet the rapidly expanding market demand for telecommunications services. GTS seeks to position itself as the leading independent telecommunication service provider in Europe through the development of a pan-European fiber optic network and an international gateway in Monaco. In addition, GTS has introduced a business plan to offer a broad range of integrated telecommunications services to businesses and other high-usage customers in certain metropolitan markets throughout Europe. See "-- Western Europe -- European Services Strategy" (page [ ]). GTS' goal in emerging markets is to establish itself as the leading alternative to the incumbent telecommunications service providers and as a premier provider of value-added services.

     GTS has developed market strategies to achieve its goals in both emerging markets and Western Europe. It has developed and is implementing a business plan to offer comprehensive telecommunications services to business end users throughout Europe.

     Western Europe. GTS believes it is well-positioned to establish itself as the leading independent carriers' carrier within Western Europe through the development of HER's pan-European fiber optic network and the operation by GTS of international gateway switching capacity. HER and the international gateway switching capacity are complementary and enhance the services provided by PTOs and New Entrants in a way that helps them to more successfully meet the needs of their end-user customers. HER has been able to enter the market ahead of competition and encourage a wide variety of carriers to use its network with service offerings that meet their needs. To establish itself as the leading carriers' carrier for international telecommunications within Europe, HER intends to provide its customers with significantly higher quality transmission and advanced network capabilities at a competitive price by utilizing advanced, uniform technology across the region and providing redundant routing for higher levels of reliability.


     European Services Strategy. In June 1998, GTS introduced a business plan to offer, through several new subsidiaries, a broad range of integrated telecommunications services to businesses and other high usage customers in certain metropolitan markets throughout Europe. GTS believes that the size and growth potential of the European market combined with increasing liberalization of European telecommunications regulations provides GTS with the opportunity to successfully develop local networks and other end-user services. Through GTS Business Services -- Western Europe, GTS intends to enter up to 50 metropolitan markets as a reseller of services to end-users. Through GTS Access Services, GTS proposes to develop CLECs in up to 12 European cities. Implementation of the European Services Strategy may involve one or more of the following: (i) the construction of fiber loop networks, (ii) the purchase or lease of dark fiber,
(iii) obtaining high frequency microwave licenses for "wireless fiber," or (iv) partnership with, or acquisition of, resellers or facilities-based CLECs. In evaluating potential markets GTS will consider among others the following characteristics of each market: (i) its business concentration, (ii) the national and local regulatory


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


environment, (iii) the technical difficulties of local network construction and
(iv) the extent of existing competition. See "Risk Factors -- Risks Relating to
European Services Strategy" (page [     ]), "Recent Developments" (page
[     ]), and "-- Western Europe -- European Services Strategy" (page [     ]).


     Emerging Markets. GTS pursues its goals in emerging markets through a three-stage approach of market entry, market expansion and market integration.

     - Market Entry. GTS identifies a market as a suitable target for entry based upon: (i) superior growth prospects for such market, demonstrated by growing demand for high quality telecommunications services; (ii) the provision of inadequate services by incumbent providers, typically resulting from the incumbents' unwillingness to offer high quality services with reliable customer support at attractive prices; and (iii) attractive regulatory environments in which emerging alternative telecommunications providers such as GTS have, or are expected to have over a clearly defined time horizon, the ability to compete on a substantially equal basis with the incumbent providers in terms of certain services and the cost of providing those services. Once GTS has identified a market as suitable for entry, GTS seeks to establish its presence in that market by establishing a venture with a strong local partner or partners. In general, GTS maintains a significant degree of operational control in such ventures. Through such ventures, GTS benefits from its partners' ability to provide infrastructure, regulatory expertise and personnel that will provide GTS with a competitive advantage in entering that market. When entering a new market, GTS' strategy is to provide its customers with service of higher quality than that provided by incumbents.

     - Market Expansion. Having entered a market successfully and established a limited service offering to its targeted customer base, GTS then seeks to expand the range of services it offers to existing and potential customers and to further develop its relationships with local partners. By broadening its service offerings and providing a bundled service offering, GTS expects to both expand its customer base and increase GTS' share of each customer's telecommunications spending. GTS also expects to achieve increased economies of scale through the common use of administrative and operating functions already in place. GTS also seeks to expand its targeted geographic market by forming new partnerships and installing infrastructure and offering services in additional geographic regions, allowing GTS to further enhance its operating leverage and ability to service its customers' telecommunications needs.

     - Market Integration. GTS ultimately intends to integrate and co-market its service offerings in each of the markets in which it operates. GTS believes such integration will enable it to enhance its operating efficiency by leveraging its distribution channels, infrastructure, networks and management information systems. As customers develop a need for a broader variety of telecommunications services, GTS believes that GTS' integrated operations will represent an attractive service alternative for customers seeking a single provider that can meet all their telecommunications needs.

  WESTERN EUROPE

     Overview


     GTS seeks to position itself as the leading independent carriers' carrier within Western Europe through the development of two ventures, HER and GTS-Monaco Access. HER is one of the leading carriers' carriers providing centrally managed cross-border telecommunications transmission capacity in Europe. Its high capacity fiber optic network, when completed by the end of 2000, will extend approximately 25,000 kilometers, with points of presence in approximately 50 cities in 20 European countries. GTS-Monaco Access operates an international gateway in Monaco in partnership with, and utilizing the existing gateway infrastructure of, the Principality of Monaco and provides transit and routing of international calls to other telecommunications operators. Through its HER and GTS-Monaco Access ventures, GTS is building a new network for transporting voice, data and multimedia/image traffic for other carriers throughout Western and Central Europe and for worldwide international voice, data and multimedia/image traffic that either originates or terminates in, or transits through, Western and Central Europe.


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

     GTS believes that the international segment of the Western and Central European telecommunications market will be an attractive market for new telecommunications entrants because of its large size, the high operating costs and low productivity of current providers, and the barriers to entry created by the need to control a network and its rights-of-way.

     The European telecommunications market has historically been dominated by monopoly PTOs. This system has ensured the development of broad access to telecommunications services in Europe, but it has also restricted the growth of high quality and competitively priced pan-European voice and data services. The current liberalization occurring in Europe is intended to address these structural deficiencies by breaking down PTO monopolies, allowing new telecommunications operators to enter the market and increasing the competition within the European telecommunications market. In March 1996, the European Commission adopted a directive (the "Full Competition Directive") requiring the full liberalization of all telecommunications services in most EU member states by January 1, 1998. GTS expects that full liberalization in these European countries will lead to the emergence of New Entrants with new and competitive service offerings. HER expects this increase in competition will result in lower prices and a substantial increase in the volume of traffic and range of telecommunication services provided. HER believes that as a result of the increased call volume and growth in value added services, participants in these markets will require significant amounts of new cross-border telecommunications transport capacity to provide their services.

     The HER network will offer PTOs and New Entrants an attractive alternative for the transport of cross-border European telecommunications traffic. In the traditional system, PTOs own and control circuits only within their national borders, and as a result, cross-border traffic must be passed from one PTO to another PTO at the national boundary. No single PTO therefore owns or controls end-to-end circuits for cross-border calls. The alternative for carriers of this traffic will be to build their own transport capacity or use IPLCs which are provisioned by combining half-circuits on the networks of two or more PTOs. GTS believes that there are a number of problems with these options that result in HER being well-positioned to become the leading independent carriers' carrier in Western and Central Europe. In particular, building their own transport capacity is unlikely to be an attractive option for most carriers because of the high traffic volumes required to justify the expense, the need to focus resources on marketing and customer service, the time commitment and the regulatory and administrative complexities involved, particularly in obtaining the rights of way across national borders. Likewise, IPLCs provided by the PTOs also have a number of disadvantages, including high prices, lack of end-to-end quality control, lack of redundancy, low quality due to diversity of network systems and equipment, limited availability of bandwidth and long lead times for provisioning. See "Risk Factors -- Risks Relating to HER Network Roll-out" (page [ ]) and "Risk Factors -- Competition" (page [ ]).

     HER

     HER is one of the leading carriers' carriers providing centrally managed cross-border telecommunications transmission capacity in Europe. Its network when completed by the end of 2000, will extend approximately 25,000 kilometers, with points of presence in approximately 50 cities in 20 European countries. HER's customers include PTOs and New Entrants. HER offers these customers a superior transport system than is currently available in Europe through PTOs with a higher and more consistent level of transmission quality, redundancy, network functionality and service at lower prices. HER currently operates in Belgium, The Netherlands, the UK, France, Germany, Switzerland, Italy, Denmark and Sweden. At present, the network links 17 cities: Brussels, Antwerp, Rotterdam, Amsterdam, London, Paris, Frankfurt, Strasbourg, Zurich, Geneva, Stuttgart, Dusseldorf, Munich, Milan, Berlin, Copenhagen and Stockholm. In November 1998, HER leased capacity on a transatlantic cable linking the HER network with North America and is exploring various interconnectivity options to Russia. Although HER believes that its cost estimates and the build-out schedule are reasonable, there can be no assurance that the actual construction costs or time required to complete the network build-out will not substantially exceed current estimates. Any significant delay or increase in the costs associated with the completion of the HER network could have a material adverse effect on HER and GTS.

     HER intends to continue to build the network using an accessible and cost-efficient infrastructure of railways, motorways, pipeline companies, waterways and power companies. HER has a flexible approach to the network build-out plan and intends to fine-tune the scope, route and design of the network based upon the
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

evaluation of customer demand. Historically, HER has experienced substantial delays in concluding these agreements and developing its network. There can be no assurance that HER will be successful in concluding necessary agreements, or that delays in concluding such agreements will not materially and adversely affect the speed or successful completion of the network. The successful and timely completion of the network will also depend on, among other things, (i) timely performance by various third parties of their contractual obligations to engineer, design and construct portions of the network and (ii) HER's ability to obtain and maintain applicable licenses and authorizations.

     HER has entered into agreements for the construction and/or lease of fiber optic routes for the network in Belgium, The Netherlands, the UK, France, Germany, Switzerland, Italy, Denmark, Sweden and Spain. HER continues to negotiate rights-of-way and other infrastructure arrangements in order to extend its network in Western Europe and will need to negotiate similar agreements to complete the network in four Central European countries. Buildout of the HER network is subject to numerous risks and uncertainties that could delay deployment or increase the costs of the network, or make the network commercially infeasible. See "Risk Factors -- Risks Relating to HER Network Roll-out."


     On June 24, 1998, HER completed the acquisition of a 75% interest in Ebone for ECU 90 million (approximately $99.5 million based on the ECU/US dollar exchange rate in effect on that date). Headquartered in Copenhagen, Denmark, Ebone is a Tier 1 Internet backbone provider focused on connecting Internet service providers in Europe to the Internet. As of September 30, 1998, Ebone served more than 89 customers in 23 cities. As part of the transaction, Ebone purchased under a transmission capacity agreement long-term capacity rights on the HER network valued at ECU 90 million. The transmission capacity agreement is expected to provide for the majority of Ebone's current and forecasted capacity requirements. HER will provide Ebone with capacity of up to 622 megabits per second between the majority of European cities that Ebone serves. In addition to the majority interest held by HER, Ebone's new ownership structure will continue to include many of Ebone's existing customers, which own the balance of Ebone's shares through an association.



     HIT Rail B.V. ("HIT Rail") formed HER on July 6, 1993. HIT Rail was incorporated in 1990 by eleven national railways to carry out telecommunications engineering activities in order to construct and exploit a data communications network for railway traffic. GTS-Carrier Services, Inc. (formerly GTS-Hermes, Inc.), a Delaware corporation ("GTS-CSI"), purchased a 34.4% interest in HER in 1994 and increased its interest to 50% in 1995 and to 79.1% in 1997. In March 1998, GTS-CSI increased its ownership of HER to approximately 89.4% by purchasing a portion of HIT Rail's ownership interest in HER. GTS-CSI currently owns an 89.9% equity interest in HER. GTS-CSI is a wholly owned subsidiary of GTS. In an effort to expand its presence in Europe, HER has formed wholly owned subsidiaries in The Netherlands, Ireland, the UK, Germany, France, Italy and Spain to conduct marketing and other activities. In Belgium, the activities of the Network Operations Center have been transferred to HER Network Services B.V.B.A. (formerly Hermes Europe Railtel N.V.), a wholly owned subsidiary of HER. Following the development of its corporate structure, HER will be a holding company with limited assets and will operate its business through subsidiaries.


     Business and Marketing Strategy

     The overall strategy of HER is to offer PTOs and New Entrants pan-European cross-border telecommunications transport services to help them, in turn, more successfully meet the needs of their end-user customers. The HER network also provides a vehicle through which a carrier can compete in markets where it does not own infrastructure. HER's primary service offerings are large-capacity circuits for "wholesale" customers such as PTOs and New Entrants. HER designed its focus on carriers to complement and not compete with carriers' own business objectives in providing services to end-users.

     Following the acquisition of Ebone and given the increased market demand for transatlantic low cost city-to-city services, HER now plans to expand its objective to become a leading player in the provision of seamless transatlantic city-to-city services. In November 1998 HER leased capacity on a transatlantic cable linking the

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


European network to North America. To meet its objective it now needs to further augment its transatlantic capacity and invest further in extending its network, as well as increasing the capacity of the network.


     To establish HER as the leading carriers' carrier for international telecommunications within Europe, HER offers its customers significantly higher quality transmission and extended/advanced network capabilities at a competitive price by focusing on the following:

     High Capacity Cross Border Network Facilities. The HER network is designed to offer its customers access to high capacity network facilities outside their domestic markets, providing cross-border capabilities without requiring customers to invest in network infrastructure or being constrained by a narrow range of capacity offerings. With DWDM upgrades, HER's fiber deployment plan provides for a minimum of 800 Gigabits on all major routes. Options are in place to expand fiber capacity further on a number of routes.

     Uniform Network Architecture. The HER network is designed to offer managed transport services from country to country and across multiple countries utilizing a single uniform network, in contrast to services currently available that use multiple providers over several networks with varying technologies and each under the control of separate, not necessarily compatible, network control systems. The HER network's uniform technology enhances service by providing quality and reliability as well as uniformity of features throughout the network.

     Diverse Routing. The HER network architecture includes diverse, redundant routes that are designed to provide high levels of reliability. The network is designed to provide availability of over 99.9% for most routes and to provide customers with a wide range of telecommunications transmission capacity. To achieve this level of reliability without the use of a network similar to the HER network, HER believes that carrier customers would need to purchase additional dedicated circuits to provide for redundancy.

     Rapid Provisioning. Customers can quickly obtain additional capacity on the HER network. This access provides a level of capabilities that HER believes is unavailable in Europe today. This ability to rapidly provide service is largely due to HER's development of capacity substantially in excess of HER's forecasted requirements.

     Flexibility. HER services are focused on providing customers flexibility across the network through which the customer may minimize risk by enabling network rerouting, eventually even under customer direct control.


     Advanced Technology. HER is deploying SDH and DWDM technology which is upgradeable and will permit significant expansion of transmission capacity without increasing the number of fiber pairs in the network. This technology also provides the basis for structuring advanced operating features, such as virtual private network service and IP Services.


     Innovative Pricing. Currently the price of high-bandwidth circuits on transborder European routes is artificially high and not necessarily related to the cost of such circuits. HER offers competitive pricing. HER also offers highly tailored contract terms and volume discounts, which allow carrier customers to plan more efficiently the fixed costs of their service portfolio. Customers can select varying capacity, access, guaranteed availability and contract terms at competitive prices. Customers sourcing from PTOs are generally limited to order from a very narrow set of capabilities offered under inflexible pricing plans.

     GTS intends to offer comprehensive, facilities-based telecommunications products and services to business and other high-usage customers in certain metropolitan markets in Europe. See "-- European Services Strategy" (page [ ]). Many of GTS' planned service offerings will compete directly with services offered by HER's customers, which may affect the perception of HER as an independent carrier's carrier. There can be no assurance that GTS' European Services Strategy will not negatively impact HER's ability to attract and retain customers which would have a material adverse affect on HER and GTS.

     Managed Bandwidth Services

     HER's primary service is large capacity cross-border European circuits and transatlantic services provided to carriers and service providers over an integrated, managed pan-European network structure for
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wholesale customers such as PTOs and New Entrants. The HER network, based on SDH and DWDM technology, provides digital transmission capability upon which a broad range of advanced functionality may be built and which offers network availability, flexibility, bandwidth speeds and error performance not otherwise available to carriers for transport of telecommunications traffic across national borders in Western and Central Europe. The network is designed to provide customers with a wide variety of bandwidth speeds, ranging from VC12/E1 Standard (equivalent to 2.048 Mbps) to STM-16 Standard (equivalent to 155 Mbps).

     Point-to-Point Transmission Capacity. The current market for cross-border transport is served by IPLCs provided by PTOs. Traditionally, IPLCs are formed by combining half-circuits from two PTOs between customer locations, often with additional PTOs providing transit segments. Under the IPLC service, overall service quality guarantees generally are not provided and only a limited range of bandwidth is available, usually only E1 and in certain instances, E3. GTS believes that its Point-to-Point Transmission Capacity will be a major improvement to the PTO-based approach because it provides a greater range of bandwidths (from 2 Mbps (E1 or VC-12) to multiple 140/155 Mbps (E4 or VC-4)) and allows customers to choose a service level agreement with guarantees appropriate for their applications, including guarantees for on-time service delivery and service availability.

     Point-to-Point Transmission Capacity consists of two services, "Integrated" and "Node-to-Node." The HER "Integrated" service provides an end-to-end service between customer-specified locations where the customer can request for HER to arrange for "last mile" services from the HER node location to the customer's location. The "Node-to-Node" service can be selected when the customer prefers to provide its own services to reach the local HER node location. In Node-to-Node Service, HER guarantees service only on its portion of the network between HER nodes. Both services are competitively priced relative to current service offerings. The customer can choose flexible contract terms from one to ten or more years' duration, with discount schemes designed to ensure that HER remains a cost-effective solution.

     Virtual Network Transmission Services. Carriers and operators that plan to expand their operations to become pan-European service providers as the European marketplace is liberalized require a flexible and cost-effective means of telecommunications transport. Such service providers have traditionally obtained international transport service by leasing IPLCs. Leasing IPLCs requires a carrier to lease channels on a segment-by-segment basis from multiple PTOs, linking the target cities under arrangements having fixed capacity and pricing structure for each segment of the carrier's network. Leasing IPLCs has several disadvantages, including (i) difficulty in obtaining discount/volume pricing schemes since there is no single provider of pan-European coverage, (ii) delays in implementation due to numerous contractual negotiations and having to interconnect numerous IPLCs, (iii) limited availability of pan-European leased capacity at high bandwidth and (iv) variability of quality due to multiple operators and the absence of a single uniform network. Operators could also construct their own network, which is expensive, time-consuming and complex and which may not be justified by such operators' traffic volume. See "Risk Factors -- Competition" (page [ ]).

     HER's Network Transmission Service will offer a new solution and an attractive alternative to leasing IPLCs or building infrastructure. This service enables HER's customers to obtain a uniform pan-European or cross-border network under one service agreement by allowing the customer to select any number of cities along the HER network at a pricing structure based on the overall amount of leased capacity for the customer's entire network.

     Ring Service. Most medium to large carriers and operators purchase network capacity in excess of actual requirements, and prefer to have physical configuration control over their networks. The HER Ring Service connects multiple customer locations with multiple VC-4 paths in a ring configuration. All VC-4 paths within a ring are routed via physically diverse fibers to allow the customer to have reliable and direct control over the configuration of its VC-3 and VC-12 paths within the ring, and have exclusive control over the routing. Additional ring capacity can be added with no service interruption and additional customer locations may be added to the ring with minimal service interruption. Because HER is not required to configure "idle" bandwidth or to manage the "SDH subnet" this service can be provided at a very competitive rate vis-a-vis other point-to-point services.

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     Internet-Based Services

     Ebone Internet Services. ISPs have been buying Internet access from Ebone since 1991. Building on the expertise developed since these early days of the Internet in Europe, Ebone now offers a carriers' grade Internet access service with the following significant features:

     - Reliable access to Internet service throughout the European and American backbone of Ebone, which is made possible by always oversizing the bandwidth capacity on HER's backbone that is allocated to Ebone's Internet network;

     - Access to one of the largest installed bases of ISP customers in Europe;


     - Access to the other Internet networks with multi-point high speed peerings with major Tier 1 Internet backbone providers in Europe and in the US; and


     - Access speeds ranging up to 140 Mbps.

     IP Services. This new line of HER services is being developed for service providers that focus on Internet, Intranet or voice over IP services. This IP traffic has been traditionally supported by a combination of managed bandwidth services (like the ring or the point-to-point services of HER) and Internet backbone services (like the Ebone Internet services).

     Today, service providers building their IP backbones demand the speed offered by fiber infrastructure, the reliability of HER managed bandwidth services and the flexibility of Internet backbone services.

     The IP services carry the international Internet traffic of service providers between their private points of presence and/or Internet exchange points. These services combine the quality of a carrier class transmission service with the easy bandwidth upgrades that are the strength of large Internet backbone providers.

     Pricing and Distribution

     Sales of HER's services are conducted through its subsidiary Hermes Europe Railtel (Ireland) Limited. HER accesses additional distribution channels using local or regional network access providers.

     Currently, the price of cross-border pan-European calls are often significantly higher than the underlying cost of transport and terminating such calls and higher than the price of intra-country calls or transborder calls to and from liberalized markets. The low cost of operating the network enables HER to attractively and competitively price services in the face of declining overall tariffs for telecommunication services. HER's low-cost basis is due to, among other things, its use of up-to-date technology without the burden of legacy networks, which requires fewer employees to operate.

     The term of a typical customer agreement currently ranges from one to three years in length. The customer agrees to purchase, and HER agrees to provide, cross-border transmission services. In general the customer agrees to pay certain non-recurring charges upfront and recurring charges on an annual basis, payable in twelve monthly installments. If the customer terminates the service order prior to the end of the contract term, it is generally required to pay HER a cancellation charge equal to three months service for each of the twelve months remaining in the contract term. HER guarantees transmission services to a certain service level. If such levels are not met or HER fails to deliver service by the committed delivery date, the customer is eligible for a credit against charges otherwise payable in respect of the relevant link.

     Customers


     HER's high capacity, SDH and DWDM-based fiber optic network is designed to enable PTOs and New Entrants to integrate high quality, cross-border capacity into their end user offerings. As of September 30, 1998, 48 customers contracted for service on the HER network including PTOs, global consortia of PTOs, ISPs, alternative carriers, an international carrier, VANs and resellers. For the three months ended September 30, 1998, HER installed and sold capacity of approximately 1,209 and 5,157 E1 equivalents, respectively. As of September 30, 1998, the HER backlog, cumulative contractually obligated future revenues, was $257.3 million. The type and quality of HER's customers validates the concept of the HER network and

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illustrates the type of customers who will be attracted to the full network. The success of the existing network also demonstrates the demand for cross-border transport services. In total, HER is targeting seven major market segments or customer groups, which can be characterized as follows:


     Existing PTOs. This customer segment consists of the traditional European PTOs that generally participate in the standard bilateral agreements for cross-border connectivity. HER provided and continues to provide a vehicle for PTOs to compete in non-domestic markets both before and after January 1, 1998. As of January 1, 1998, both reserved and non-reserved traffic could be transported by alternative infrastructure providers, thus vastly expanding the available PTO market for HER.



     Global Consortia of Telecommunications Operators. Many of the largest PTOs and international carriers have pooled resources and formed consortia in order to compete more effectively in important telecommunications markets, such as those in Western Europe, particularly outside their home markets. Prior to liberalization of the provision of switched voice services in Western European markets, one of the primary objectives of these consortia is to provide pan-European services to multinational business customers, including X.25/frame relay (high speed data network) service and closed-user group voice services. Under the current regulatory framework, consortia would otherwise be required to purchase leased lines at negotiated retail rates, even within their home countries. HER believes that it provides an attractive alternative at better pricing in those environments where such a consortium does not already own its infrastructure. Furthermore, HER believes that it is well positioned to provide cross-border connectivity between different domestic infrastructures of these alliances.



     International Carriers. This customer segment consists of non-European carriers with traffic between European and other international gateways. Existing customers in this segment include Teleglobe and GTS-Monaco Access. Targeted future customers include the US Regional Bell Operating Companies. HER can provide these customers a pan-European distribution network to gather and deliver traffic to and from their own and other hubs.


     Alternative Carriers. This segment consists of second carriers, cable TV and mobile carriers and competitive access providers. These new carriers have chosen to compete with the incumbent PTOs in their respective countries, and GTS believes that they would look favorably to an alternative such as HER. HER believes that this segment will sustain the largest growth as competition emerges in Europe. HER also believes that non-PTO competitors in Europe will prefer to use a non-PTO alternative like HER to meet their cross-border telecommunication transport needs.

     Internet Backbone Networks. Internet backbone networks are a fast emerging segment and are expected to generate significant requirements for the services HER offers. These require large capacity international connectivity services between Internet nodes (point of interconnection between local Internet service providers) in all local European markets. The Internet segment is experiencing significant growth in demand for transmission capacity. On June 24, 1998, HER entered into an agreement with Ebone, a Tier 1 Internet backbone provider which at September 30, 1998 served 89 Internet service providers in 23 European countries, to provide long-term transmission capacity of up to 622 megabits per second across the majority of European cities that Ebone serves. As part of the transaction, HER purchased a majority interest in Ebone.

     Resellers. Resellers are carriers that do not own transmission facilities, but obtain communications services from another carrier for resale to the public. Resellers are also a growing segment of the market and are expected to increase in conjunction with the liberalization of the European telecommunications market. In the US, for example, resellers were a significant factor in the expansion of competition.

     VANs and other Service Providers. VANs are data communications systems in which special service features enhance the basic data transmission facilities offered to customers. Many of these networks are targeted to the data transfer requirements of specific international customer segments such as airlines and financial institutions. VANs' basic network transmission requirement is to connect data switches or processors. VANs currently purchase their own international circuits and build additional resiliency into their network infrastructure. HER will allow them to meet these needs cost-effectively, and to extend their services to new markets or customers without substantial capital investment.

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     HER expects that additional demand for alternative service providers will come from increased usage of dedicated circuits for Internet access, private lines for the deployment of wide-area networks by large corporations, "single source" local and long distance services by small and medium-sized businesses and emerging broad band applications such as cable TV programming distribution (other than broadcast) to the end user.

     Network Design

     The network design is based on a layered architecture separating physical, optical and telecom layers of the HER network with standard interfaces in order to optimize design and operation and provide flexibility for introducing new technologies such as IP.

     The physical layer of the HER network is based on a mesh of dark fiber routes interconnecting cities on the network via at least two or three physically diverse paths for maximum resilience against fiber or facilities failures. In each major city there will additionally be two customer access sites for resilience.


     The optical layer of the HER network, which is expected to be extended during 1999 to cover ten countries, representing the core of the HER network, is based on DWDM. This layer supports the provision of optical services direct to customers at 2.5 Gbps and provides for the operation of multiple SDH and/or IP systems to run concurrently on a single fiber pair in a highly cost efficient manner. The HER network, currently in seven countries, is based on Ciena 40 wavelength systems with a capacity of 100 Gbps on a fiber pair.


     The SDH layer of the HER network, running via DWDM channels in the core of the network, and directly on the fiber elsewhere supports the provision of point-to-point services to customers at speeds of E1/VC-12 (2 Mbps) up to STM-1 (155 Mbps). The SDH layer is itself a multilayered architecture consisting of multiple SDH rings optimized for different traffic characteristics. Each SDH ring supports full automatic re-routing of traffic in the case of a break in the ring. This layer is based on Alcatel STM-16 (2.5 Gbps) systems which are installed throughout the operational HER Network.


     An IP layer is expected to be added to the HER network starting in the second quarter of 1999. This layer will support high capacity IP routers, which can deliver IP services to customers at speeds from 1 Mbps to 622 Mbps. These routers will be supported on the DWDM layer of the network directly and/or via ATM in the core of the HER network, and on top of the SDH layer elsewhere. HER plans to extend IP service delivery capabilities to all cities on the network by the end of the year 2000. This layer will be able to handle failures independently of the lower layers via re-routing at the IP level.


     The HER network is controlled by a single active Network Operations Center in Brussels, Belgium, with a backup center, with equivalent management systems continuously synchronized with the primary center, being maintained in Amsterdam.

     The Network Operations Center can pinpoint potential service impacting problems and deal with service re-routing if required much more effectively than in networks controlled by multiple operators in different countries. HER's advanced operational support systems also provide comprehensive capabilities for managing the large number of network components and local repair organizations required in an extensive international network of this size, as well as for advanced customer care in managing the large number of network components and local repair organizations required in an extensive international network of this size, as well as for advanced customer care in managing customer operational activities.

     Overall the combination of high levels of redundancy of physical and management components and the ability to recover from individual failures at the optical, SDH and IP layers provides for a high degree of network performance. As a result, HER is able to enter into strong performance commitments with its customers and services on most routes of its network has performed at above 99.9% availability.

     HER expects to operate the network and to own substantially all of the network equipment as well as some segments of the fiber optic cable. A substantial part of the fiber is leased on a long-term basis. Long-term leases for fiber are advantageous to HER because they reduce the capital expense burden of building

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large quantities of capacity before they can be used. Where HER leases dark fiber, the infrastructure provider will generally be responsible for maintaining such fiber optic cable. HER will enter into agreements with equipment vendors and infrastructure providers and other third parties to supply and/or maintain the equipment for the HER network. See "Risk Factors -- Risks Relating to HER
Network Roll-out" (page [     ]).

     Network Capacity

     The HER network is being built to include 40 wavelength DWDM systems on all routes. This allows for incremental SDH and IP systems of 2.5 Gbps to be installed when and only when required, thus providing for efficient management of capital investment.


     Should capacity be required beyond the initial 100 Gbps on the first fiber pair, additional fiber pair(s) can be brought into operation utilizing either higher capacity DWDM systems at 2.5 Gbps or at 10 Gbps. Such systems will be available from 1999. HER plans to have a minimum of two fiber pairs on all routes and to extend capacity both via additional routes providing further resilience, as well as on selecting existing routes where available over time. This approach to fiber utilization again provides for an optimal management of fiber investment.



     Network Agreements. HER has entered into agreements and letters of intent with various infrastructure providers for construction and/or dark fiber lease of portions of the HER network. HER's agreements for leases of portions of the network typically require the infrastructure provider to provide a certain number of pairs of dark fiber and in some cases, facilities along the network route commencing on certain dates provided by HER. The term of a lease agreement typically ranges from ten to 18 years. An agreement typically contains optical specification standards for the fiber and methods of testing. HER is allowed to use the cable for the transmission of messages and in other ways, including increasing capacity. The infrastructure provider may also provide space for the location of HER equipment and related maintenance. The infrastructure provider is responsible for maintenance of the cable facilities. An agreement also provides for an annual price for the provision of fiber and for the facilities and maintenance. The agreements typically provide for termination by the parties only for material breach, with a 90-day minimum cure period. The agreements typically contain a transition period after termination of the agreement to allow HER to continue to serve its customers until it can reach agreement with an alternative infrastructure provider. In certain areas of the network, where it is not possible to lease dark fiber, HER has signed agreements or letters of intent for indefeasible rights of use to managed bandwidth. The terms of these agreements typically range from ten to 25 years.



     Local Access. Access to the HER network will be primarily provided to clients through SDH access lines including at the STM-1 or STM-4 level. However, customers who continue to use the older PDH technology may also access the HER network for optical service STM-16 level. In each city, as a HER point of presence is deployed, HER may contract with one or more local access network suppliers for "last mile" services to customer locations. HER will not invest in building local access infrastructure, but such connectivity can be supplied on a case-by-case basis via preferred local access partner arrangements. Currently, HER has contracted with a number of local access providers to connect the HER network to intra-city networks. Pursuant to such agreements, HER can offer its carrier customers local connectivity in those cities. Various local access network suppliers may also be interested in HER for the purpose of linking the business centers in which they are active. Therefore, GTS believes that the relationships between HER and local access network suppliers can benefit both parties. Set forth below is an illustration of the connection between the HER network and local access providers.


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

                            [SDH/WDM NETWORK CHART]

     The portion of the HER network currently in operation extends approximately 9,200 kilometers. When completed by the end of 2000, the network will extend approximately 25,000 kilometers. In November 1998, HER also leased capacity on a transatlantic cable linking the European network with North America. During the first quarter of 1999, the network is planned to be expanded through France, Madrid and Barcelona in Spain, and in the second quarter of 1999, extended further in Italy and to Luxembourg. By the end of 1999, the HER network will be further extended to Austria, the Czech Republic and Portugal.

     The routes to be completed by the first half of 1999 are currently under construction. "Under construction" means that with respect to each of the segments that make up each of these routes, one of the following is occurring:
(i) HER has contracted to build or is contracting to build the fiber optic cable segment, and (ii) HER has leased or will lease such segment of dark fiber optic cable from a third party who has built or is currently building such segment. The dates set forth above may be subject to delays due to a variety of factors, many of which are beyond the control of GTS. See "Risk Factors -- Risks Relating
to HER Network Roll-out" (page [     ]).

     HER is deploying the network along the rights-of-way of a variety of alternative sources, including railways, motorways, waterways, pipelines and utilities. The rights-of-way of HER-built portions of the network will be provided pursuant to long-term leases or other arrangements entered into with railways, highway commissions, pipeline owners, utilities or others. It is the policy of HER to evaluate multiple alternative infrastructure suppliers in order to maximize flexibility. As a result of its network development activities to date, HER has gained access to infrastructure for its network routes which, in certain cases, HER believes will be difficult for its competitors to duplicate.
See "Risk Factors -- Risks Relating to HER Network Roll-Out" (page [     ]).

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

     Competition

     The European and international telecommunications industries are competitive. HER's success depends upon its ability to compete with a variety of other telecommunications providers offering or seeking to offer cross-border services, including (i) the respective PTO in each country in which HER operates, (ii) global alliances among some of the world's largest telecommunications carriers; and (iii) global operators. HER expects that some of these potential competitors may also become its customers. HER believes that the ongoing liberalization of the European telecommunications market will attract additional entrants to the market and increase the intensity of competition. Competitors in the market compete primarily on the basis of price and quality. HER intends to focus on these factors and on service innovation as well. HER business plan anticipates substantial head-to-head competition as well as indirect competition.

     Various telecommunications companies, including MCI WorldCom, Inc., Viatel, Inc., KPN N.V., Deutsche Telekom AG and France Telecom S.A., Global Crossing Ltd., British Telecommunications plc and Esprit plc, have announced plans to construct, have begun to construct or are operating fiber optic networks across various European countries. Some of these networks include, or their promoters have expressed their intentions to include, transatlantic connectivity. The Company also competes with respect to its "point-to-point" transborder service offering against circuits currently provided by PTOs through International Private Leased Circuits.

     If HER's competitors, many of whom possess greater technical, financial and other resources than HER, devote significant resources to the provision of pan-European, cross-border telecommunications transport services to carriers, such action could have a material adverse effect on HER's business, financial condition and results of operations. There can be no assurance that HER will be able to compete successfully against such new or existing competitors. See "Risk
Factors -- Competition" (page [     ]).

     Licenses and Regulatory Issues

     A summary discussion of the regulatory framework in certain countries where HER has developed and is developing the HER network is set forth below. This discussion is intended to provide a general outline, rather than a comprehensive discussion, of the more relevant regulations and current regulatory posture of the various jurisdictions.

     National authorities in individual member states of the EU are responsible for regulating the construction and operation of telecommunications infrastructure. HER believes that the adoption of the Full Competition Directive and the various related Directives adopted by the European Parliament and the Council of the EU have resulted in the removal of most regulatory barriers to the construction and operation of telecommunications infrastructure in the countries of the EU and Switzerland where HER currently has operations.

     HER requires licenses, authorizations or registrations in all countries to operate the network. There can be no assurance that HER will be able to obtain such licenses, authorizations or registrations or that HER's operations will not become subject to other regulatory, authorization or registration requirements in the countries in which it operates or plans to operate. Licenses, authorizations or registrations have been obtained in Belgium, Denmark, France, Germany, Italy, The Netherlands, Sweden, Switzerland, the UK and the United States. HER intends to file applications in other countries in anticipation of service launch in accordance with the network roll-out plan.

     European Union. On June 28, 1990, the European Commission, in an effort to promote competition and efficiency in the European Union, issued the 1990 Directive requiring EU member states to immediately liberalize all telecommunication services with the exception of voice telephony to the general public (basic voice services provided over the public switched voice network). This step liberalized value added services and voice services over corporate networks and/or "closed user groups," although the exact definitions of the terms used in the 1990 Directive were not altogether clear.

     On March 13, 1996, the European Commission adopted the Full Competition Directive extending the 1990 Directive to all services, requiring that licensing procedures for these services be transparent and non-discriminatory, requiring member states to fully liberalize alternative infrastructure to allow a competitive
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market for "non-reserved" services such as data, value added services and non-public (closed-user group) switched voice services by July 1, 1996 and mandating open competition in all public telecommunications services, including voice telephony to the general public, by January 1, 1998. Deferrals of the obligations to liberalize were granted to Spain, Ireland, Greece and Portugal, subject to formal application and satisfaction of certain requirements. Luxembourg, because of the small size of its market, is eligible for a special transitional period of up to two years.

     On November 5, 1997, the European Commission initiated several infringement proceedings against those Member States which had not implemented the relevant transposition measures of the 1990 Directive and other liberalization directives. The Member States concerned were Denmark, Greece, Italy, Luxembourg, Germany, Portugal and Belgium. The European Commission also decided to continue the infringement procedure it had already opened against Spain. Subsequently, in March 1998, it was reported in the press that several of these infringement proceedings had been closed because the Member States concerned had properly implemented the relevant provisions. The identity of the Member States for whom such proceedings had been closed has not been made public.

     On April 10, 1997, the European Parliament and the Council of Ministers adopted a Directive on a common framework for general authorizations and individual licenses in the field of telecommunications services, including networks. Licenses must be awarded through open, non-discriminatory and transparent procedures and applications will be required to be dealt with in a timely fashion. The number of licenses may be restricted only to the extent required to ensure the efficient use of radio frequencies or for the time necessary to make available sufficient numbers in accordance with EC law.

     On June 11, 1997, the European Parliament and the Council of Ministers adopted a Directive on interconnection with regard to ensuring universal service and interoperability through application of ONP principles; among other things this requires Member States to ensure that PTOs with significant market power should provide interconnection on the basis of cost-oriented charges.

     On February 26, 1998, the European Parliament and the Council of Ministers adopted a Directive on the application of ONP to voice telephony and on universal service.

     The European Commission has also recently initiated several infringement proceedings for incomplete or wrong transposition into national law of the April 1997 Licensing Directive (against Austria, Italy, Belgium, France and Luxembourg) and the June 1997 ONP Interconnection Directive (against Belgium, France and Luxembourg).

     Notwithstanding the above-mentioned infringement proceedings, HER believes that many European countries have revised telecommunications regulations to comply with the 1990 Directive and the Full Competition Directive and that such changes will enhance HER's ability to obtain other necessary regulatory approvals for its operations.

     As a multinational telecommunications company, HER is subject to varying degrees of regulation in each of the jurisdictions in which it provides its services. Local laws and regulations and the interpretation of such laws and regulations, differ significantly among the jurisdictions in which HER operates. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on HER, that domestic or international regulators or third parties will not raise material issues with regard to HER's compliance or noncompliance with applicable regulations or that regulatory activities will not have a material adverse effect on HER. See "Risk
Factors -- Government Regulation" (page [     ]). The regulatory framework in
certain jurisdictions in which HER provides its services is briefly described below.

     Belgium. Belgium has implemented the "alternative infrastructure" provider provision of the Full Competition Directive. Most of the EC telecommunications liberalization package was adopted at the end of December 1997. The implementing legislation (Royal Decrees) regarding the licensing regimes for the provision of voice telephony services and the establishment of public network infrastructure was approved by the Council of Ministers at the end of June 1998. The official publication and the entry into force of that implementing legislation took place in July 1998. Until such entry into force, the Belgian Telecommunication Authority will continue to work with the system of provisional licenses. HER has already obtained, through a
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wholly owned subsidiary, a license in February 1997 from the Belgian regulatory authority to build infrastructure between major Belgian population centers and the relevant border crossings. HER also has an authorization to provide liberalized services using alternative infrastructure. The liberalization legislation requires all previously licenced operators to apply for new licenses or authorizations. HER applied for a new license in October 1998. HER expects that its existing license will be renewed in due course although there can be no assurance that this will be the case or that such license will be granted on terms acceptable to HER.


     Denmark. With the liberalization of infrastructure as of July 1, 1997, Denmark has fully liberalized its telecommunications markets in accordance with the requirements of the relevant EC Directives. According to the Danish rules, HER will not require any regulatory approval in order to install or operate the network in Denmark.


     France. A new regulatory agency, the Autorite de Regulation des Telecommunications, was established in France effective January 1, 1997. In 1996, France approved legislation to implement the Full Competition Directive and to remove all remaining restrictions on competition from January 1998. In October 1997, HER obtained authorization to operate its network in specific regions of France. In August 1998, HER was granted an extension of its license in order to extend its network in France to reach Italy and Spain. Such authorization requires prior notification to and approval of the Autorite de Regulation des Telecommunications of any substantial changes in the capital of HER or its controlling shareholder.

     Germany. Germany has approved legislation to implement the Full Competition Directive and remove all remaining restrictions on competition from August 1996. HER was granted a license by the German regulatory authorities on July 18, 1997. The license permits HER to operate the portions of the network in Germany connecting Dusseldorf, Frankfurt and Stuttgart; Dusseldorf to the Dutch border; and Stuttgart to the French border. In 1998, HER was granted extensions to its license to include operation of routes linking Hamburg, Hanover, Munich and Berlin and of routes to Denmark.

     Italy. Although in the past Italy has been dilatory in implementing EC liberalization measures, Italy enacted legislation on July 31, 1997 creating an independent national regulatory authority for the telecommunications and audiovisual sectors. On September 19, 1997, Italy enacted a regulation implementing all EC directives in the telecommunications sector and since then specific laws relating to licensing and interconnection have been approved. HER was granted a license by the Italian authorities in August 1998, enabling the development of its network in the northwest region of Italy, including Milan.

     Luxembourg. A new Telecommunication Act entered into force in April 1997, and a Royal Decree on licensing conditions entered into force in July 1998. HER applied to the Luxembourg regulatory authority for a license to build and operate its network in Luxembourg in October 1998. HER expects to be granted a license in Luxembourg by the first quarter of 1999. There can be no assurance, however, that such license will be granted on terms acceptable to HER.

     The Netherlands. On July 1, 1997, the Dutch government abolished the prohibition on the use of fixed infrastructure for the provision of public voice telephony, thereby complying with the requirements of the Full Competition Directive six months ahead of schedule. On August 1, 1996, HER was granted an authorization for the installation, maintenance and use of a fixed telecommunications infrastructure.

     A new Telecommunications Act was adopted on October 13, 1998, but is not yet in force. The new Act confirms the full liberalization of the telecommunications market according to European Community standards. It is not expected that the new Telecommunications Act will detrimentally affect the conduct of business by HER.

     Spain. Under the Full Competition Directive, Spain was granted the right to request a delay of up to five years in liberalizing fully its telecommunications market. In April 1998, Spain adopted the LGT, its new telecommunications law. The LGT was implemented through the use of secondary legislation. The LGT and the secondary legislation resulted in the full liberalization of the Spanish telecommunications market on December 1, 1998. On December 3, 1998, the Spanish regulatory authority began to issue licenses under the new regime. HER applied in October 1998 for a license to establish and exploit a telecommunications network

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

in Spain. HER expects a ruling on the application during the first quarter of 1999. However, there can be no assurance that such a license will be granted on terms acceptable to HER or at all.

     Sweden. Full liberalization of the Swedish telecommunications market occurred in 1993. A new Telecommunications Act was passed in 1997 to reinforce the powers of the national regulatory authority, to ensure conformity with EC Directives and to supplement the pre-existing licensing regime with a general authorization regime for certain services. HER registered with Swedish authorities has been able to provide service in Sweden since July 1998.

     Switzerland. The Swiss Parliament has passed a Telecommunications Law which entered into force on January 1, 1998. Although Switzerland is not a Member State of the EU, the effect of the law is largely to mirror the EC telecommunications liberalization directives. From that date, voice telephony monopoly was abolished and services fully liberalized. In September 1998, the Swiss regulatory authority granted HER a definitive concession (replacing an earlier provisional concession) to build and operate its network in Switzerland.

     United Kingdom. Since the elimination in 1991 of the UK telecommunications duopoly consisting of British Telecommunications and Mercury, it has been the stated goal of Oftel, the UK telecommunications regulatory authority, to create a competitive marketplace from which detailed regulation could eventually be withdrawn. The UK has already liberalized its market beyond the requirements of the Full Competition Directive, and most restrictions on competition have been removed in practice as well as in law. HER has received a license from the Secretary of State for Trade and Industry dated December 18, 1996 which grants it the right to run a telecommunications system or systems in the UK connected to an overseas telecommunications system and to provide international services over such systems. Like the licenses granted to other providers of international facilities-based services, the license granted to HER was for an initial six months' duration and thereafter is subject to revocation on one month's notice in writing. The short duration of these initial licenses was adopted for administrative convenience to facilitate reforms to the licensing regime which are expected in 1999. The Department of Trade and Industry has confirmed that it intends to replace the initial licenses with new licenses and that it would not revoke an initial license without replacing it with another license giving an equivalent authorization. The Department of Trade and Industry is currently discussing with license holders the arrangements to put these new licenses into effect. Although the Department of Trade and Industry has indicated that the new licenses are expected to be of 25 years' duration, there can be no certainty that this will be the case or that the new licenses will not contain terms or conditions unfavorable to HER.


     United States. HER was granted a license by the FCC pursuant to section 214 of the Communications Act of 1934 authorizing it to provide limited global facilities-based and global resale services (except US services, subject to items and conditions imposed by law and the authorization, to and from Hungary, Poland, the Czech Republic, Romania, Monaco, Russia, Ukraine, Kazakhstan, Uzbekistan, Azerbaijan, China and India) effective October 23, 1998.



     In addition to the discussion above, HER intends to file applications in other countries in anticipation of service launch in accordance with the HER network roll-out plan. The terms and conditions of HER's licenses, authorizations or registrations may limit or otherwise affect HER's scope of operations. There can be no assurance that HER will be able to obtain, maintain or renew licenses, authorizations or registrations to provide the services it currently provides and plans to provide, that such licenses, authorizations or registrations will be issued or renewed on terms or with fees that are commercially viable, or that the licenses, authorizations or registrations required in the future can be obtained by HER. The loss of, or failure to obtain, these licenses, authorizations or registrations or a substantial limitation upon the terms of these licenses, authorizations or registrations could have a material adverse effect on HER.


     GTS-Monaco Access

     GTS owns a 50% interest in and manages GTS-Monaco Access, a joint venture with the Principality of Monaco created to develop Monaco's existing international telecommunications infrastructure into an international gateway hub for transport of international traffic to European and overseas destinations. The
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Principality has constructed and operates a sophisticated gateway infrastructure that includes an international digital switching center and a satellite earth station to support significant amounts of carriers' carrier traffic. Through Monaco's network, GTS-Monaco Access is linked to approximately 170 countries worldwide through its network. GTS believes that this partnership provides it with the opportunity to build a strong international gateway presence in lucrative Western European markets.

     GTS-Monaco Access offers competitively priced international switching and transit services, primarily to the "wholesale" international gateway and carrier-to-carrier portion of the international calling market, as distinguished from "retail" services offered to end users. Basic service offerings include (i) international switched traffic; (ii) international private lines; (iii) facilities management, including billing, customer management and fault reduction systems; (iv) resale distribution for Internet service providers; and
(v) prepaid calling card platform services.

     With the cooperation of Monaco Telecom ("MT"), GTS-Monaco Access is entitled to exercise the privileges of signatories to international treaties such as the ITU, and to international satellite agreements, such as Intelsat, Inmarsat and Eutelsat. Other signatories are generally PTOs and other quasi-governmental telecommunications entities. GTS-Monaco Access purchases capacity on international fiber routes at rates available only to recognized operators which are substantially below the rates charged to other service providers. These fiber-based facilities are an important element for GTS-Monaco Access's core network and provide it with capacity that may be leased or resold to customers. Monaco inaugurated its independent country code, 377, on June 21, 1996, which made it eligible for certain privileges, including special terms (generally reserved for PTOs) in connection with transmission agreements, transit agreements, settlements and low-cost accounting rates with select carriers.

     GTS' partner in GTS-Monaco Access is an investment fund designated by the Principality of Monaco to represent its interests. GTS-Monaco Access functions in cooperation with MT under a commercial agreement governing, among other things, the terms of use of existing facilities, access to and acquisition of new international infrastructure. GTS exercises operational control of the joint venture, and provides managerial and financial support, international telecommunications expertise and strategic planning. Neither GTS nor its partner is obligated to fund operations or capital expenditures of GTS-Monaco Access. Losses and profits of GTS-Monaco Access are allocated to the partners in accordance with their ownership percentages, in consideration of funds at risk. As of September 30, 1998, GTS and its partner had each made equity contributions of $0.8 million to GTS-Monaco Access. In addition, GTS-Monaco Access had outstanding loans of $2.9 million to GTS as of September 30, 1998. See "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting Methodology -- Profit and Loss Accounting" (page
[     ]). The agreement between GTS-Monaco Access and MT, by its terms, continues in operation until 2020. MT, 50% partner in GTS-Monaco Access and the local telephone operator for the Principality of Monaco, is presently seeking a partner to purchase a minority stake in MT. The sale of such stake, if undertaken, should not be dilutive to the economic interest of GTS in GTS-Monaco Access although the impact of such sale on the strategic view of MT toward GTS-Monaco Access cannot be determined at this time.

     Business and Marketing Strategy

     GTS' strategy for developing GTS-Monaco Access into an international gateway hub includes the following:

     Develop Advanced Carrier Services Offerings. GTS-Monaco Access may develop its "advanced carrier services" offerings to include global 0800 services and international free phone services, which GTS believes will broaden customer relationships, enhance revenues and help to protect it from price-based competition.

     Develop Relationships to Broaden Service Offerings. GTS-Monaco Access may develop relationships to broaden its service offerings. GTS-Monaco Access has entered into agreements with UUNET, one of its gateway customers, to provide wholesale Internet access to GTS-Monaco Access's carrier customers in a number of Western European countries. The agreement allows these services to be "cobranded" with GTS' affiliates.
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     Pricing. Price is a critical factor in the market for international switching as competition increases due to expanding international capacity, advances in technology and falling regulatory barriers. GTS-Monaco Access intends to price its services competitively with the prevailing price for comparable inter-PTO transit and gateway services. GTS-Monaco Access is not bound by legacy systems, infrastructure and personnel levels and can, therefore, manage competitive cost operations.

     Leverage Non-Aligned Position. Because GTS' Western European activities are not allied with any of the major consortia or large Western European telecommunications companies, GTS-Monaco Access may be considered an attractive service provider for Western European carriers who may otherwise be reluctant to obtain services from the larger operators of international gateways that are often their competitors in the retail market.

     Exploit GTS Synergies. GTS-Monaco Access may ally with other GTS companies in Europe and the CIS. GTS-Monaco Access is expected to realize significant reductions in its cost structure through access to low-cost pan-European transmission capacity through alternative infrastructure providers such as HER, Sovintel and C-Datacom International, Inc., GTS' Indian venture, already route international traffic through GTS-Monaco Access's gateway.

     Customers

     Targeted customers for GTS-Monaco Access include:

          Non-Aligned PTOs. GTS believes that various large American and Western European PTOs that lack adequate international switching and transport facilities of their own may be persuaded to purchase international services from GTS-Monaco Access, rather than from competing PTOs or consortia.

          Mobile Carriers. GTS believes that some of the non-PTO mobile carriers, which currently provide only a small percentage of Western European mobile telecommunications traffic, may prefer the "independent" international gateway service offerings of GTS-Monaco Access to those of their PTO competitors.

          Internet Service Providers. Growth in Internet usage creates a significant opportunity for a nonaligned Internet access provider such as GTS-Monaco Access, since many Internet service providers will be in direct competition with PTO-owned services in large European markets.

          Second Carriers/Resellers. GTS believes that many second carriers will seek to enter new markets quickly without investing in international switching capacity.

          Established ("Aligned") PTOs. This customer segment will be a niche market for GTS-Monaco Access. As markets are deregulated and carriers become increasingly competitive, traditional friendly correspondent relations may become strained, and opportunities may emerge to leverage GTS' non-aligned status to route traffic between rivals or to displace incumbents for transit relationships.

          Other GTS Companies. GTS-Monaco Access currently provides gateway services indirectly to Sovintel, CDI and other GTS companies that aggregate traffic or provide international long distance services. It may also provide these services to HER.

     In January 1998, GTS-Monaco Access terminated its relationship with a major traffic partner as a result of which GTS expected that the venture would lose approximately $6 million of revenues in 1998. GTS-Monaco Access has put in place plans to replace such revenues from other sources.

     Network

     GTS has enhanced MT's existing technology platform of digital switching, fiber optic transmission, satellite and submarine cable facilities by interconnecting this existing network infrastructure to multiple terrestrial routes covering Europe and to undersea fiber optic cables connecting the GTS-Monaco Access network to Asia and the Americas.

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     The network infrastructure of GTS-Monaco Access is complementary with that of HER, with each serving the carriers' carrier market from different perspectives; HER for bandwidth services and GTS-Monaco Access for switched call terminations and other carrier services.

     Licenses and Regulatory Issues

     Because it operates in coordination with MT, the licenced operator of the Monaco public network, and in indirect partnership with the government, GTS-Monaco Access's telecommunications activities in Monaco require no telecommunications license.

     Because the Principality of Monaco is not an EU member state, GTS-Monaco Access's telecommunications activities in the Principality are not directly subject to European Community law. However, GTS-Monaco Access will have to comply with EU regulation to the extent it does business in EU member states or its business has an effect on trade between EU member states. The regulatory requirements established by the EU create general guidelines under which the national agencies of EU member states regulate. Accordingly, local laws and regulations may differ significantly among these jurisdictions, and the interpretation and enforcement of such laws and regulations may vary. In certain of GTS' existing and target markets, there are laws and regulations which affect the number and types of customers which GTS can address. For instance, certain countries may and do require licenses for communication companies to interconnect to the public network to originate traffic.

     In addition, one of the services provided by GTS-Monaco Access is a form of transit service, known in the industry as "re-filing." Re-filing is the practice of routing traffic through a third country in order to take advantage of disparities in settlement rates between different countries, allowing traffic to a country of termination to be treated as if it originated in the third country that enjoys lower settlement rates with the destination country, thereby resulting in lower overall costs on an end-to-end basis. Re-filing is prevalent in the industry even though the practice is technically in contravention of ITU regulations. In practice, because of the widespread non-observance of these regulations, such a contravention normally does not give rise to specific legal problems. However, their enforceability essentially depends on the status given to ITU obligations by Member countries' domestic laws. Accordingly, there can be no assurance that GTS-Monaco Access's re-filing services might not be disrupted or be the subject of legal process at some time in the future. In such event, within the EU a defense may be available that the ITU regulations are anti-competitive and contravene the Treaty of Rome, although there can be no certainty that such a defense would succeed.

     Competition

     GTS-Monaco Access faces competition from consortia of telecommunications operators, large PTOs and other international telephone operators with advanced network infrastructures, access to large quantities of long-haul capacity and established customer bases. PTOs currently providing large amounts of international traffic have already established direct routes, transit arrangements and correspondent relations and many have excess capacity that they resell in competition with GTS-Monaco Access.

     With the advent of deregulation in the Western European telecommunications markets in 1998, opportunities for the establishment of international gateways will likely develop in Europe and as a result competition in the market for GTS-Monaco Access's services will increase. GTS-Monaco Access intends to evaluate additional locations in Europe for the establishment of international hubs based upon prospective costs and the availability of call routing at these locations. GTS-Monaco Access plans to locate these prospective points of presence in cities served by HER and to allow the termination of traffic through HER. GTS-Monaco Access may benefit from the establishment of these points of presence by incurring reduced transmission expenses.

     While GTS believes that GTS-Monaco Access will be able to compete effectively in certain identified market segments because most of its targeted customers are in new and fast growing markets and have not established long-term relationships with international gateway providers, and because it has equal access to advanced infrastructure and international fiber routes, potential access to low cost transport from HER and an

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"independent" status that allows it to service a worldwide range of potential customers, GTS intends continually to review the competitiveness of GTS-Monaco Access with respect to its competitors.

European Services Strategy

     General. In order to capitalize on the increasing liberalization of telecommunications regulation in Europe, GTS intends to become a leading provider of a broad range of integrated telecommunications services to business and other high-usage customers in certain metropolitan markets throughout Europe. GTS presently provides end user services in Russia, the CIS and Central Europe and carriers' carrier services in Western Europe and has experience in developing cross-border networks in Western Europe through HER. Through GTS Business Services -- Western Europe, GTS intends to establish service capabilities as a reseller in up to 50 additional European metropolitan markets. In furtherance of its European Services Strategy, in October 1998 GTS hired Les Harris and Philip Blanchette as President and Vice President, Network Operations and Engineering, respectively, of GTS Access Services. Since such date, GTS Access Services has hired certain other key management and technical personnel. Through GTS Access Services, GTS intends to leverage its experience in developing and operating local, national and international telecommunications networks by building, acquiring or leasing technologically advanced fiber optic networks and establishing CLEC service capabilities in up to 12 metropolitan markets throughout Europe, as regulatory conditions permit, within three years after GTS commences implementing its European Services Strategy. Currently, the regulatory regimes in Europe vary from country to country and some countries do not permit competitive local exchange carriers to operate. See "Risk
Factors -- Risks Relating to European Services Strategy."


     Recent Developments. On November 30, 1998, GTS completed the acquisition of NetSource. NetSource is a pan-European provider of long-distance telecommunications services focusing primarily on small-to medium-sized businesses, with operations in Norway, Sweden, Germany and Ireland, as well as in The Netherlands, Belgium and Denmark. The acquisition of NetSource provides the GTS Business Services -- Western Europe line of business with a customer and revenue base in several key Western European countries, a portfolio of licenses and interconnection agreements and an entrepreneurial management team.


     If the acquisition of Esprit Telecom is consummated, the combined business will have (i) presence in 19 countries throughout Europe, (ii) increased network capacity and resilience; (iii) a 500-person sales force, one of the largest among independent telecommunications providers in Europe, (iv) the ability to provide a wide array of services, and (v) increased management depth. Furthermore, the combined business is expected to benefit from reduced network operations costs, reduced administrative costs and capital expenditure savings.

     Market and Business Strategy. GTS believes that the size and growth potential of the European telecommunications market, and the increasing liberalization of telecommunications regulations in Europe, offer considerable opportunities to expand into end-user services into metropolitan markets throughout Europe.

     The size of the European telecommunications services market is estimated to be approximately $188 billion in 1998. GTS estimates that the total European addressable market (defined as non-residential core voice, enhanced voice, non-residential international voice, data, leased line voice and internet) in 1998 is approximately $96.5 billion, which is estimated to grow at a compound annual growth rate of approximately 13.7% to approximately $306.7 billion by 2007.

     Through construction of owned facilities or acquisition or partnership with other providers, GTS intends to enter up to 12 European metropolitan markets as a CLEC. GTS' strategy with respect to entry into a specific market will be determined through an analysis of a number of demographic, economic and telecommunications demand and spending characteristics, including business concentration; presence of governmental, financial and business end-user customers; local economic trends and prospects; demand for switched and non-switched telecommunications services; feasibility of construction; presence of existing and potential competitors; the regulatory environment; the market's proximity to HER's network; and the presence of potential CLEC or reseller acquisition candidates. In targeting cities in which its entry strategy will be the construction of a fiber network, GTS, through GTS Access Services, will initially focus on cities in which
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there are no CLEC competitors or only one other such competitor. GTS Access
Services' current intention is to enter six metropolitan markets by the end of 1999 and to provide services in up to 12 target metropolitan markets within three years after it initiates implementing the European Services Strategy. GTS Business Services -- Western Europe's current intention is to enter 50 metropolitan markets as a reseller of retail services over the same time period.

     GTS expects to use one or more of the following strategies to enter a market: (i) construction of a fiber-loop network; (ii) purchase or long-term lease of dark fiber; (iii) obtaining of high frequency microwave licenses for "wireless fiber," (iv) partnership with or acquisition of a local facilities-based CLEC or (v) acquisition or development of a local reseller. In the case of market entry through a reseller, it is GTS' objective to build or acquire facilities when economically justifiable. There are a number of risks attendant with each of these strategies and there can be no assurance that GTS will be successful in pursuing any of these strategies. See "Risk
Factors -- Risks Relating to European Services Strategy" (page [     ]).

     Customers. GTS plans to offer its products and services primarily to telecommunications-intensive businesses for which reliable telecommunications services are critical, using GTS' facilities where available and/or reselling other carriers' facilities as needed. These business segments include financial services companies, multi-national companies, governmental agencies, resellers, ISPs, disaster recovery service providers and wireless communications companies.


     Products and Services. GTS intends to offer a broad array of competitively priced, comprehensive services to meet customer telecommunications service requirements, including private line services, local, national and international switched telephony services, high-speed LAN interconnection services, virtual private network services, video transmission services and IP-based services, including IP telephony, Web hosting and data transmission services. According to industry sources, bandwidth demand for data in the United States is currently growing significantly faster than voice, and GTS expects that this trend will develop in Europe as competitively priced capacity becomes available. Additionally, GTS intends to develop competitively priced value-added telecommunications services that are tailored to the specific needs of individual customers. The types of services that GTS intends to offer include:


     Switched Services. Switched services involve the transmission of voice, data or video to locations specified by end-users or carriers. GTS expects to have the technological capability to offer a full range of switched service, including local, national and international calls as well as enhanced services. GTS intends to own and operate switches and enter into interconnection agreements with other telecommunication service providers, including HER, in order to offer to customers cost- effective local, national and international calling services. Switched service features are expected to include, as allowed by local regulations, enhanced services such as conference calling, call forwarding, analog or digital connectivity, desk-to-desk calling, four digit dialing full network monitoring and maintenance, caller ID, voice mail/messaging and E-mail to voice-mail conversion.

     Non-Switched Services. Non-switched services involve a fixed, dedicated communications link between two or more specific locations. Commonly this service is utilized by an end-user to provide a private communications medium between multiple business facilities or to another end-user/carrier. GTS expects to provide high capacity, advanced technology to deliver customer traffic with a lower cost and higher reliability as compared to the local PTO. Through its high capacity, high reliability and cost-efficient network, GTS intends to provide non-switched voice, data and video transmission between (i) end users, (ii) end users and carriers and (iii) multiple carriers, allowing its customers the option to bypass the older, less efficient technology and higher-priced services of the incumbent PTOs.

     Other Services. GTS also intends to develop service offerings to take advantage of emerging market opportunities. Such services are expected to involve one or more of the following: frame relay, ISDN and ATM services; IP-based services, including intranet and extranet services, high capacity internet for multi-media applications, Web hosting, voice over IP and the establishment of a pan-European IP backbone in alliance with others; calling card services; and enhanced voice services. These products are expected to be developed and offered as customer demand dictates and as the relevant regulatory environment permits. GTS believes that there will be substantial demand for data and internet services by large business and other high-
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usage customers, and that a bundled service offering of national and international data and voice services will be attractive to this targeted customer base.


     Regulatory. GTS' European Services Strategy will subject GTS to significant additional regulation at the EU, national and local level. GTS Access Services has applied for licenses to operate as a CLEC in seven major cities in Germany and in the greater Paris metropolitan area. GTS' determination as to which markets it may enter will depend in part on GTS' evaluation of the regulatory regime in such market. The detailed regulation varies from country to country. Delays in receiving required regulatory approvals and licenses, or the enactment of adverse regulations or regulatory requirements, may delay or prevent GTS from entering a particular market or offering its services in any European market, restrict the types of services offered by GTS, constrain GTS' deployment of its networks or otherwise adversely affect GTS' operations. There can be no assurance that GTS will be able to obtain the necessary regulatory approvals on a timely basis or that GTS will not otherwise be affected by regulatory developments, either of which may have a material adverse affect on GTS. See "Risk Factors -- Risks Relating to European Services Strategy" (page [ ]).


     Competition. The telecommunications industry is highly competitive. Competition in the telecommunications industry is based largely on price, customer service, network quality, value-added services and customer relationships. Competition for the provision of local services in Europe is in its early stages of development. Generally, PTOs offer both local and long distance services and benefit greatly from their position as sole historic provider in the markets they serve. PTOs generally have a number of competitive advantages over emerging competitors, such as GTS and other CLECs, due to substantially greater economic and human resources, close ties to local and national regulatory authorities and control over virtually all local telecommunications connectivity. Additionally, GTS believes that the market for the provision of local services is sufficiently attractive to cause additional CLECs, including multi-national carriers, to enter the market to offer products and services which would compete with GTS.

     GTS will compete with PTOs and, in certain markets, CLECs in the provision of high quality, integrated telecommunications services to end-users and resellers. CLEC competitors include, among others, COLT TeleCom Group plc, which is providing service through networks in London, Frankfurt, Munich, Hamburg, Berlin, Paris, Zurich, Amsterdam, Brussels, Madrid and Dusseldorf; and MCI WorldCom, whose pan-European fiber network connects London, Amsterdam, Brussels, Frankfurt and Paris. Reseller competitors include RSL Communications, Viatel and Facilicom. GTS believes, based on its experience in providing end-user services in Russia, the CIS and Central Europe and carrier's services in Western Europe and in developing cross-border networks in Western Europe through HER, that it has the knowledge and ability to develop products and services which will be competitive with other CLECs and resellers in terms of content, quality and price. However, there can be no assurance that GTS will be able to translate such experience in other markets in order to compete effectively with PTOs, CLECs or resellers in the European markets it has targeted. See"Risk
Factors -- Risks Relating to European Services Strategy" (page [  ]).

     Network. In those markets which GTS determines to enter as a facilities-based CLEC, GTS intends to construct, acquire or lease facilities to operate advanced, competitive local telecommunications networks employing current transmission technology with dual ring architecture and central system monitoring and maintenance. GTS believes that a base of uniform, reliable networks, which employ the most current technology and support a broad array of high quality services, will allow GTS to compete cost-effectively against products and services offered by PTOs and, in certain markets, other CLECs.

     GTS' plan for its basic transmission platform is optical fiber deployed in rings, equipped with high-capacity SDH equipment. Such rings will provide redundancy by using dual paths for telecommunications transmissions and will extend to a customer facility either directly or on a point-to-point link from the rings. Such rings will finally connect to the customer through customer-dedicated or shared electronics on or near the customer premises.

     Network Construction. Prior to undertaking acquisition or construction of a network in a particular market, GTS will undertake an analysis of a number of factors, as discussed above, to determine whether such acquisition or construction is economically justifiable. Wherever appropriate, GTS will seek to purchase or

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lease dark fiber or utilize high-frequency short-haul microwave as a method of accelerated entry into a selected market.

     GTS expects that construction and installation services will be provided by independent contractors selected through a competitive bidding process. GTS personnel are expected to provide project management services, including contract negotiation, construction supervision, testing and certification of installed facilities. The construction period of a network is expected to vary greatly, depending on such factors as network route kilometers, number of buildings involved in the initial installation and local construction regulations. Upon completion of the first phase of construction, or the initial loop, GTS expects to commence generating revenue. Further expansion of the network will be dictated by customer growth and customers' relative proximity to the initial loop.

     The initial capital requirement for GTS Access Services and GTS Business Services -- Western Europe to implement the European Services Strategy will be financed with a majority of the proceeds of the July 1998 Offerings received by GTS. In addition, GTS contemplates that it will raise additional debt financing through a newly formed subsidiary of GTS, the proceeds of which will be applied toward the implementation of GTS' European Services Strategy. The size and timing of such financing has not yet been determined by GTS. GTS cannot estimate with any degree of certainty the amount and timing of GTS' future capital requirements for implementing the European Services Strategy, which will be dependent on many factors, including the success of GTS' European services business, the rate at which GTS expands its networks and develops new networks, the types of services GTS offers, staffing levels, acquisitions and customer growth, as well as other factors that are not within GTS' control including competitive conditions, regulatory developments and capital costs. GTS believes, however, that if the European Services Strategy is implemented, it is likely that GTS will need to raise additional capital. See "Risk Factors -- Additional Capital Requirements" and "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- European Services Strategy" (page [ ]).


     Sales and Marketing. In each of its target markets, GTS intends to establish its own direct sales force. As GTS will be targeting large financial, corporate and governmental customers with demanding telecommunications service requirements, GTS expects that its internal sales force will include dedicated sales and customer service representatives. The acquisition of NetSource provides GTS with a sales force for its retail services business of 40 direct sales personnel and 182 sales agents throughout Europe. If consummated, the acquisition of Esprit Telecom will add an additional 230 direct sales personnel, which is expected to grow to 350 in 1999.


     Billing and Information Systems. Sophisticated information and processing systems will be vital to GTS' success. Specifically, GTS will need to develop systems to enter, schedule, provision, and track a customer's order from the point of sale to the initiation of service and such systems will need to include, or interface with, trouble-shooting systems, management, billing, collection and customer service systems. GTS expects the development of its systems to require substantial capital and management resources.

  CENTRAL EUROPE


     In Central Europe, GTS' objective is to become one of the leading alternative telecommunications providers in the region. GTS currently provides private data communications services to government and commercial customers in Hungary, the Czech Republic, Slovakia and Romania. In the Czech Republic, GTS provides outgoing voice services and operates an international gateway and a data services network. In Hungary, GTS operates a nationwide microwave network and a VSAT network, which GTS believes is the largest VSAT network in Central Europe as measured by number of VSAT sites. In Slovakia and Romania, GTS provides VSAT services using its VSAT hub in Hungary. Subject to certain regulatory approvals, GTS has also obtained a license to provide international data services in Poland and expects to begin operations during the first quarter of 1999. GTS' strategy is to expand its service offerings as the regulatory environment permits, leveraging its existing VSAT and international gateway infrastructure where possible and providing a broad range of services to its target markets.


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     Hungary

     GTS-Hungary. GTS-Hungary, a 99.9% owned subsidiary of GTS, is a leading provider of customized data services offering high quality, reliable virtual private network services to customers throughout Hungary and, through other GTS affiliates, other countries in Central Europe. GTS-Hungary provides these services through VSATs installed at customer sites throughout the country and a microwave-based high speed overlay network for points in the Budapest metropolitan area and in Hungary's 18 county capitals. Along with these data transmission services, GTS-Hungary provides high quality customer service including (i) significant system integration support in the initial implementation of the customers' networks and in on-going expansion and improvements and (ii) an excellent maintenance and technical support service, which include "rapid response" service calls and 24-hour hub service operations support, which can be backed by financial guarantees when required.

     As of September 30, 1998, GTS-Hungary's VSAT network consisted of approximately 993 owned and operated VSAT sites which GTS believes makes it the largest VSAT-based network in Central Europe. GTS believes that its choice of VSAT technology as a way of quickly deploying a full range of business services nationwide will allow it to capture key customers and market segments. Such positioning, GTS believes, will enable GTS-Hungary to expand its service offerings as the Central European market matures and as regulatory authorities further privatize and deregulate the telecommunications industry. GTS-Hungary has recently completed a nationwide expansion of its microwave-based Budapest overlay network and plans to develop two fiber loops in Budapest. The expansion will increase GTS-Hungary's revenue base in the region and provide opportunities to leverage further its other service offerings. There can be no assurance, however, that this development will be completed on a timely and commercially feasible basis.

     The Hungarian state lottery is GTS-Hungary's largest customer, accounting for more than 50% of GTS-Hungary's total revenue for the year ended December 31, 1997 and the nine months ended September 30, 1998. GTS-Hungary has also targeted its VSAT network services to business customers in the domestic service industry and other government organizations. Although GTS-Hungary continues to diversify its revenue and customer base, the loss of the Hungarian state lottery as a customer would have a material adverse effect on GTS-Hungary's business.

     GTS-Hungary generally charges its data services customers a flat monthly fee for a fixed amount of usage and usage-based fees for use above the contractual amount. Customers are billed in Hungarian forints (indexed to US dollars) on a monthly basis. In general, GTS-Hungary's strategy is to minimize the initial customer investment in order to lower the barriers to purchase, while committing customers to long-term contracts.

     GTS-Hungary's major competitors include BankNet, Hungaro-DigiTel and MATAV, the Hungarian PTO, each of which operates a network with at least 200 VSAT sites. MATAV offers a broad range of services and has recently targeted the business sector that GTS serves. Additionally, at least three new joint ventures, all with international partners, have announced their intentions to compete in the Hungarian telecommunications industry by leveraging existing assets from the utility (electric, oil and gas), railway and cable industries. GTS believes that, while some of its competitors have stronger financial resources, GTS-Hungary remains the leading VSAT service provider in Hungary in terms of number of VSAT sites, the size and quality of its infrastructure and the quality of its service. GTS also believes it has a good reputation for customer service.

  CZECH REPUBLIC

     Czechnet. Czechnet, a wholly owned subsidiary of GTS, offers alternative international telephony service in the Czech Republic, as well as a full range of private data services, delivered through a combination of a fully digital microwave overlay network and an international satellite gateway in Prague and GTS-Hungary's VSAT network. Through an intercompany arrangement with GTS-Hungary, Czechnet provides all of the same VSAT services offered by GTS-Hungary. In addition, Czechnet offers high-speed Internet access service. Czechnet is also targeting opportunities in Slovakia, based upon the historic relationship between the Czech and Slovak markets.

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     The Czechnet network consists of an earth station linked to GTS-Monaco
Access and to British Telecom, a series of point-to-point and point-to-multipoint microwave connections providing dedicated access to the buildings served by Czechnet and individual VSATs based on, and controlled by, GTS-Hungary's hub in Budapest.

     Czechnet's target customers include real estate developers, hotels and multinational companies which require international voice or data services or Internet connectivity, where both GTS' own services and the services of GTS partners are sold. Czechnet provides outgoing international voice services and high-speed Internet access to large commercial buildings in Prague. As of September 30, 1998, Czechnet had connected 35 buildings in Prague to its private voice network. International voice services are offered at prices similar to those of the Czech PTO. Czechnet plans to pursue customers who require value-added services which may be offered at higher prices and better margins.

     Czechnet is licenced to provide international satellite services, leased line services and data services. It received its operating licenses in 1994 and 1995 and began offering services in 1995. The licenses grant permission to install and operate up to 150 earth stations and, upon application, an additional 150 earth stations. The licenses currently prohibit the provision of switched voice services and the interconnection to public voice, telex and data networks and telecommunications networks of other providers.

     Czechnet is the only alternative international telephony provider licenced in the Czech Republic. As such, its only licenced competitor is SPT Telecom, the Czech PTO. Should SPT decide to compete aggressively with Czechnet, it has the ability to discount prices below those which could be easily sustained by Czechnet. Czechnet's international telephony business is also subject to competition from unlicenced callback services, Internet telephony services and services provided by unlicenced operators. In data services, Telenor, GITY and Nextel (a subsidiary of SPT Telecom) are Czechnet's three major competitors for data services in the Czech Republic. GTS believes that its experience in establishing VSAT services in the region and its emphasis on integrated voice and data services provides Czechnet with a competitive advantage. Additionally, GTS' transmission facilities and infrastructure in Hungary and Monaco provide them with a relatively low cost infrastructure and, as a consequence, greater pricing flexibility than their competitors.

     New Ventures

     In September 1998 certain affiliates of GTS acquired 100% of the ownership interests in Datanet kft., one of the leading Internet service providers in Hungary. This acquisition has substantially increased GTS' market share in the residential and business Internet markets in Hungary.

     In July 1998, GTS became the largest single shareholder of Dattel, a.s., a competitive local exchange carrier in the Czech Republic providing portions of downtown Prague with telephony and leased line services. Dattel is also the leading member of a consortium of Czech companies operating a fiber optic ring in Prague.

     In September 1998, GTS acquired a substantial minority stake in Catalina Sp.z.o.o., a Polish company holding an international data services license. This acquisition is subject to certain regulatory approvals. Catalina, however, expects to begin operations in the first quarter of 1999.

  RUSSIA AND THE CIS

     Overview

     GTS is a leading provider of a broad range of telecommunications services in Russia. GTS' services include international long distance services, domestic long distance services, high speed data transmission and Internet access, cellular services and local access services. GTS was among the first foreign telecommunications operators in the CIS, where it began offering data links to the United States in 1986, international long distance services in 1992, local access to its networks in 1994 and cellular services in 1995. GTS has developed these businesses into a leading provider of telecommunications service offerings in Russia by building its own infrastructure, including a fully digital overlay network and interconnections with its local Russian telecommunications partners.

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     GTS believes that evolving changes in government policy over the last several years and the overall inadequacy of basic telecommunications services throughout Russia have created a significant opportunity. Before 1990, all international, domestic long distance and local telecommunications in the Soviet Union were provided by a monopoly state telecommunications company managed by the Ministry of Posts and Communications. In 1990, the Council of Ministers established a joint-stock company called Sovtelecom and transferred to it all of the telecommunications assets and operations of the Soviet Ministry of Posts and Communications. Following the dissolution of the Soviet Union in 1991, the name of Sovtelecom was changed to Intertelecom. In 1992, the Russian government decided to split Intertelecom into several components to foster privatization, competition and investment. The international and long-distance assets and operations were combined into Rostelecom, creating a monopolistic service provider. The local telecommunications assets and operations were broken up into 88 independent regional joint-stock companies, seven of which serve cities, including the Moscow City Telephone Network and the Petersburg Telephone Network. Most of the regional companies have a telecommunications trunk operator and provide domestic long distance service within their service region. Domestic long distance calls to and from areas outside the companies' service area, as well as international calls, are switched to and from Rostelecom, which forwards the calls to and from another regional company or a foreign carrier for international calls. Exceptions to this rule include the seven city operators. In Moscow and St. Petersburg, the trunk operators have been isolated into separate, long distance companies called Moscow MMT and St. Petersburg MMT. All domestic long distance and international calls originating from or terminating in Moscow and St. Petersburg are switched through the MMTs, which forward the calls to and from Rostelecom.


     Following the former Soviet Union's transformation from a centralized economy to a more market-oriented economy, increased demand from emerging private businesses and from individuals, together with the poor state of the public telephone network, has led to rapid growth in the telecommunications sector in Russia and the CIS. In 1991 the MOC was established as the Russian successor to the Soviet Ministry of Posts and Communications to regulate and improve the Russian telecommunications industry. In 1998, Goskomsvyaz was established as the successor to the MOC. As a result, Goskomsvyaz succeeded to the MOC's role as the government's representative for its ownership share of the 88 regional operating companies, the assets currently held by Svyazinvest (then the monopoly international and domestic long distance service provider), and the principal regulatory authority for national radio, television and satellite operating companies. This enabled first the MOC and later Goskomsvyaz and operating organizations to begin the privatization process, attract foreign investment and initiate joint ventures with foreign partners.


     Although it remains subject to certain restrictions, significant progress in privatization of the telecommunications industry in Russia and the CIS has occurred. Under Russian law, state-owned enterprises within the telecommunications sector were subject to privatization but only pursuant to a decision of the Russian government in each individual case and with the state retaining a certain percentage of the stock of the privatized entity for three years, subject to extension for national security reasons. At present, virtually all of the former state telecommunications enterprises have been privatized and, subject to the above restrictions, shares of the newly formed joint stock companies have been sold to the public. Also, a significant number of private operators provide a wide variety of telecommunications services pursuant to licenses from Goskomsvyaz to a growing number of customers throughout Russia. Judging from the sequential numbering of licenses issued since 1992 more than 10,000 licenses have been granted to telecommunications operators in Russia, a large portion of which is assumed to represent licenses reissued to the same operators as a result of their reorganization or obligation to hold such licenses on counterfeit-proof paper, among other reasons.

     In October 1994, the President authorized the establishment of Svyazinvest with the stated purpose of fostering greater efficiency and economies of scale within the industry through competition. As a wholly government-owned company, Svyazinvest was granted a controlling stake in approximately 85 regional telecommunications companies in order to compete in these respective markets. Svyazinvest was also given control of more than 20 million of the 25.5 million telephone lines in Russia, except in Moscow and St. Petersburg.

     In April 1997, President Yeltsin approved the transfer of the federal government's 51% stake in Rostelecom, as well as similar stakes in Central Telegraph (the national PTO), the Ekaterinburg City
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

Telephone Network and Giprosvyaz (a telecommunications research institute), to Svyazinvest. On July 30, 1997, Mustcom Limited, a Cyprus-based company that represents the interests of a consortium which includes ICFI Cyprus, Renaissance International Limited, Deutsche Morgan Grenfell, Morgan Stanley, and certain entities affiliated with an affiliate of George Soros, purchased a 25% stake in Svyazinvest for $1.87 billion. The President had also authorized the sale of another 24% of Svyazinvest at a future date. This sale was scheduled to occur in the second half of 1998 and was subsequently opened to foreign investors. However, this sale was cancelled because of the overall decline in the Russian economy. See "Risk Factors -- Risks Relating to Russia and the CIS -- Economic"
(page [     ]). The Russian government has announced that it will retain a controlling 51% interest in Svyazinvest.

     Goskomsvyaz votes the Russian government's interest in Svyazinvest, which was reclassified as the State Committee on Telecommunications and Informatics during a recent government reorganization. Goskomsvyaz remains the central body of federal authority in the Russian Federation, having responsibility for state management of the communications industry and supervisory responsibility for the condition and development of all types of communications.

     Despite the recent changes in the Russian telecommunications industry, the level of telecommunications service generally available from most public operators in Moscow remains significantly below that available in cities of Western Europe and the United States, although in recent years, the Moscow local telephone infrastructure has benefited from significant capital investment. By 1995, there were approximately 16 lines per 100 persons in Russia and 45 lines per 100 persons in Moscow. In comparison, there were 60 and 58 lines per 100 persons in the United States and Western Europe, respectively. In addition, the quality of services, reflected as the percentage of digital switching in local telephone networks, currently is approximately 12% in Russia compared to 65% and 66% in the United States and Western Europe, respectively.

     Outside Moscow (and to a lesser extent St. Petersburg), most standard Russian telecommunications equipment is obsolete. For example, many of the telephone exchanges are electromechanical and most telephones still use pulse dialing. The Russian population is over 145 million, of which approximately two-thirds is concentrated in urban areas. The telecommunications market in Russia currently includes a number of operators that compete in different service offering segments -- local, inter-city, international, data and cellular services. In large measure, the relative lack of economic development in the regions accounts for the lack of improvement in local telecommunications infrastructure. Although the regions still generally rely on an outdated infrastructure inherited from the former Soviet Union, they are starting to resort to sophisticated sources of finance, such as municipal bond offerings, in order to upgrade the infrastructure.

     Businesses in Moscow requiring international and domestic long distance voice and data services and consumers using mobile telephony have principally driven growth in the Russian telecommunications industry. This growth has been most significant as multinational corporations have established a presence in Moscow and Russian businesses have begun to expand beyond the country's political and financial capital. The service sector, which includes operations in distribution, financial services and professional services and tends to be the most telecommunications-intensive service sector of the economy, is growing rapidly in Moscow. The telecommunications industry in the outlying regions has experienced recent growth, principally as a result of growth in the industrial sector as well as the establishment of satellite offices in the regions by multinational corporations and growing Russian businesses. The extent of overall market growth will depend in part on the rate at which the Russian economy expands, although recent revenue growth in the sector has been significant (in spite of a declining economy in certain regions) because of increasing traffic from pre-existing customers and the normalization of tariffs for business services. It is unclear, however, what the effects of the August 17 Decision and its consequences will be on the Russian economy. See "Risk Factors -- Risks
Relating to Russia and the CIS -- Economics" (page [     ]).

     GTS believes it is well-positioned to take advantage of market growth factors due to (i) its early market entry, (ii) its strong infrastructure position in Moscow, by far the most important regional market, (iii) the local market experience of its local partners, (iv) the extent of its existing customer base and (v) its extensive range of international and domestic telecommunications services.

     Strategy

     GTS' objective is to become the premier alternative carrier in Russia and other key growth markets of the CIS. To attain this objective, GTS has developed and implemented the following strategy:


     Develop Strong Local Partnerships. GTS has developed and continues to develop its Russian and CIS business through alliances with experienced local partners. These ventures combine the management, financial and marketing expertise of GTS together with its partner's ability to provide infrastructure and local regulatory experience. GTS believes that these relationships lend it credibility and increase its ability to anticipate and respond to the evolving regulatory and legal environment. GTS maintains a significant degree of managerial and operational control in its joint ventures through its foundation documents, which enable GTS to develop them in a manner consistent with its overall strategic objectives.


     Expand Customer Base. GTS continues to expand its customer base through the provision of basic telephone and digital services in markets where such services are not currently provided. Once they have established a presence in a market, GTS' ventures seek for opportunities to expand further into neighboring regions and cities.

     Increase Range of Digital Services. As its business customers expand their operations throughout Russia and the CIS and as their telecommunications needs become more sophisticated, GTS seeks to increase its revenues by expanding the range of integrated digital services offered to its customers.

     Offer High Quality Telecommunications Service and Customer Service. Subject to stabilization of the political and economic situation in Russia, GTS will continue to invest in and build sophisticated high-speed digital networks and other infrastructure through which customers can gain local access to GTS' services. In addition to providing advanced, high quality network infrastructure, GTS emphasizes and offers its customers a level of customer service which GTS believes cannot be found elsewhere in the market.

     To date, GTS has made substantial progress employing this strategy. GTS provides digital voice, data, Internet and local services in Moscow through its Sovintel, Sovam and TCM ventures and provides these same services to fourteen additional Russian cities through its TeleRoss long distance network. GTS believes that attractive acquisition opportunities currently exist in the markets in which it operates in Russia and the CIS. GTS continuously considers a number of potential transactions, some of which may involve the contribution of certain of its Russian businesses in exchange for an interest of equivalent or greater value in the surviving entity and, if consummated, may be material to GTS' operations and financial condition.

     Operations

     GTS provides a broad range of telecommunications services in Russia, including international long distance services, domestic long distance services, cellular services, high speed data transmission, Internet access and local access services. These services are supported by operator assistance, itemized call reporting and billing, and other value-added capabilities that leverage GTS' investment in advanced switching, data collection and processing equipment. GTS also provides customized systems integration, including PABXs, key systems, wiring and interconnectivity. Dedicated and leased capacity supplements GTS' own infrastructure, allowing GTS to bypass the severely congested and poorly maintained local, domestic and long distance circuits of the Russian carriers.

     Whenever practical, GTS' business units integrate and co-market their service offerings, utilizing TeleRoss as the long distance provider, Sovintel as the international gateway, TCM and GTS Cellular for local access, and Sovam as the data communications and Internet access network for business applications and on-line services. This integrated marketing approach enables GTS to provide comprehensive telecommunications solutions to multinational corporations operating throughout Russia and the CIS. Several of the TeleRoss Ventures and the cellular joint ventures were not operational, or had just commenced operating, in 1995. As a result, TeleRoss and GTS Cellular did not generate significant revenues in 1995.

     The following table sets forth certain operating data related to GTS' operating ventures in Russia and the CIS.

                                                                        AT AND FOR THE
                                                      AT AND FOR THE     NINE MONTHS
                                                        YEAR ENDED          ENDED
                                                       DECEMBER 31,     SEPTEMBER 30,
                                                      --------------    --------------
                                                      1996     1997     1997     1998
                                                      -----    -----    -----    -----
Cities In Service...................................     33       40       40       58
Total Voice Minutes (millions)
  Inter-city........................................   15.8     57.1     35.8     73.4
  Local.............................................  133.0    269.1    174.4    306.5
  International Outgoing............................   20.5     46.0     31.8     46.8
  Incoming..........................................   33.2     69.9     50.0     35.1
Total Data Customers (thousands)....................    6.2      9.9      8.3      9.0
Total Active Paying Subscribers (thousands).........    9.8     20.4     14.9     25.2

     Sovintel

     GTS owns 50% of Sovintel, a joint venture with Rostelecom, the national long distance carrier. Sovintel was founded in 1990 by GTS, Rostelecom and GTE Spacenet, with GTS acquiring GTE Spacenet's interest in 1994. Sovintel markets a broad range of high quality telecommunications services by (i) directly providing international direct dial access to over 180 countries and private line dedicated voice channels and (ii) leveraging the infrastructure and services of the other GTS ventures, including TeleRoss, TCM and Sovam. In addition, Sovintel provides and installs for its customers equipment such as PABXs, key systems and wiring and provides maintenance and other value-added services. Sovintel customers, which primarily consist of businesses, hotels and Moscow-based cellular operators, are able to access these telecommunications services through Sovintel's fully-digital overlay network in Moscow. In addition, Sovintel continues construction of its St. Petersburg network which is interconnected to Sovintel's Moscow network and is intended to support Sovintel's Moscow clients which have a presence in St. Petersburg. Sovintel serviced over 51,410 Moscow telephone numbers, or "ports," for business customers and cellular providers and had over 350 employees as of September 30, 1998.

     Sovintel has constructed and operates a fully-digital overlay network in and around Moscow which consists of (i) an approximately 600-Kilometer fiber optic ring, (ii) over 430 PABXs linked to the fiber optic ring, (iii) a fully-digital microwave network, (iv) a wireless local loop and (v) an international gateway connected to the fiber optic ring. In addition, Sovintel leases dedicated international long distance channels. Customers are connected to the Sovintel network via last mile connections to over 430 PABXs that provide "points-of-presence" in and around Moscow. The PABXs are connected to the network through a direct fiber connection or a digital microwave network. Some of Sovintel's new customers are temporarily connected to the network through a wireless local loop. The wireless local loop provides a competitive advantage because it allows Sovintel to connect customers to its network more quickly than alternative methods. As these customers are provided permanent connections to Sovintel's network through direct connections to the PABXs, additional customers are rolled onto the wireless local loop.

                      [GTS SOVINTEL MOSCOW NETWORK CHART]

     After a customer is connected to the Sovintel network, local telephone services are provided through the Sovintel fiber optic ring's interconnection with the switches of either TCM or MTU Inform. These switches provide access to local telephone service in Moscow through interconnections with the local telephone network, which is operated by MGTS and the principal Moscow cellular providers. Sovintel provides its customers access to domestic long distance service through the TeleRoss long distance network, or through Rostelecom's network in cities not currently served by TeleRoss. The Sovintel international gateway primarily provides international service, transmitting international traffic via dedicated international leased long distance channels. Sovintel's customers also can receive high speed data services through Sovintel's interconnection with the Sovam data network. Sovintel has obtained a license to provide large business customers in Moscow and St. Petersburg high speed data services and Internet access through private line channels, thus complementing Sovam's regional offering and supporting its customer base in Moscow and St. Petersburg. Accordingly, from a customer's perspective, Sovintel offers a broad range of telecommunication services.

     The following table sets forth certain operating data related to Sovintel's operations:


                                                                      AT AND FOR THE
                                       AT AND FOR THE YEAR ENDED     NINE MONTHS ENDED
                                              DECEMBER 31,             SEPTEMBER 30,
                                      ----------------------------   -----------------
                                       1995      1996       1997      1997      1998
                                      -------   -------   --------   -------   -------
Minutes Of Use(1)
  International
     Number of Minutes..............   10,516    20,839     43,664    30,628    43,440
     Average Rate Per Minute........  $  2.06   $  1.55   $   1.12   $  1.19   $  0.96
  Domestic Long Distance
     Number of Minutes..............    2,047    10,098     26,606    16,946    35,663
     Average Rate Per Minute........  $  0.86   $  0.65   $   0.52   $  0.55   $  0.45
  Moscow (Local) Fixed Line
     Number of Minutes..............       --        --      3,501     2,302     5,113
     Average Rate Per Minute........       --        --   $   0.05   $  0.06   $  0.03
  Moscow (Local) Cellular
     Number of Minutes..............   21,478    83,673    118,447    82,333    76,835
     Average Rate Per Minute........  $  0.06   $  0.08   $   0.08   $  0.08   $  0.08
  Incoming
     Number of Minutes..............    3,839    24,306     43,626    34,571    20,841
     Average Rate Per Minute........  $  0.58   $  0.28   $   0.30   $  0.29   $  0.29
Ports
  Approximate Number of Ports
     (cumulative)...................    6,079    29,646     43,976    40,563    51,410
Approximate Number Of Private Line
  Channels (cumulative)
  International.....................       26        89        201       162       306
  Inter- and Intra-City.............       26       103        243       184       438
Approximate Equipment Sales
  (thousands).......................  $ 1,400   $ 2,200   $  3,400   $ 2,500   $ 3,651


---------------

(1) Minutes in thousands. Amounts include minutes among affiliates.

     Services. Sovintel markets a broad range of high quality telecommunications services by (i) directly providing international direct dial access to over 180 countries and private line dedicated voice services and (ii) by leveraging the infrastructure and services of the other GTS ventures. Sovintel's services include:

     Switched International, Domestic Long Distance and Local
Services. Customers are provided switched international long distance services directly through Sovintel's international gateway in Moscow and its leased long distance channels. Domestic long distance services are marketed by Sovintel and provided either through the TeleRoss long distance network or, where the call destination is not served by TeleRoss, through Rostelecom's network. Local call service is provided by Sovintel indirectly as a result of its interconnection, through TCM or MTU Inform, with the Moscow city telephone network. Based on its familiarity with the market, GTS believes that Sovintel's services are distinguished by a higher level of quality than those of its competitors, particularly with respect to call completion rates for its domestic long distance and local call services. In addition, GTS trains its employees to provide customer service at a level which is comparable to that provided by Western telecommunications companies.

     Private Line Channels. Private line channels, which are provided over dedicated leased lines, are principally utilized by customers with high-volume data traffic needs, such as Sovam and large data providers. Private line customers have access to intra-city service in Moscow through Sovintel's fiber optic ring and to inter-city service between Moscow and St. Petersburg via fiber optic line or channel leased by Sovintel, in each case benefitting from Sovintel's high quality infrastructure. Private line domestic long distance service is provided through TeleRoss and, for cities not served by TeleRoss, through Rostelecom. International private line service is provided through dedicated leased fiber channels from Rostelecom.

     Equipment Sales, Installation Services and Project Planning and Management Services. In providing the above services to its customers, Sovintel installs and maintains equipment on its customers' premises, including PABXs, key systems and wiring. Sovintel also provides project planning and management services, including system design and management, to its customers.

     World Access Service. Customers are able to access Sovintel's international long distance services through the World Access Card, which provides customers either direct or calling-card-based portable access to domestic and international long distance service. The calling card can be used in 18 Russian cities, including Moscow and St. Petersburg, and 25 countries.

     Sovintel complements its service offerings by providing a wide range of value-added services, including operator assistance, maintenance and customer support and itemized call reporting and billing.

     Customers and Pricing. Sovintel's customers consist primarily of high-volume business and professional customers, such as IBM, Credit Suisse Group and Reuters, other multinational corporations and Russian enterprises, a number of premium Moscow hotels and other telecommunications carriers. In addition, Sovintel is one of the primary providers of domestic and international long distance service for the major cellular service providers in Moscow, including VimpelCom (Bee-Line), MTS and Moscow Cellular. Sovintel's customers typically demand a higher level of service than generally available in the market. Sovintel further provides to its large corporate customers data services such as frame relay and Internet access contracted from Sovam in order to offer an "one-stop shopping" telecommunications solution to these customers, who increasingly require this type of service.

     The pricing structure for international and domestic long distance calls is based upon traffic volume and overall market rates, with Sovintel's rates varying on the duration and destination of the call. Local calls, other than calls placed to cellular phones, are completed without charge. Sovintel expects to continue its practice of not charging to complete local calls unless and until MGTS begins to charge for completion of such calls. Sovintel prices its international long distance services competitively with those of its principal competitors. Sovintel's average revenue per minute for outgoing international long distance calls has declined from approximately $2.35 per minute for the year ended December 31, 1994 to approximately $0.96 per minute for the nine months ended September 30, 1998. Sovintel is experiencing increased pricing pressure from competitors. Sovintel prices domestic long distance services in line with those of its principal competitors. Due to its obligations under certain agreements with affiliated entities, however, Sovintel's margins for these services had been declining, though Sovintel recently succeeded in reversing this trend by achieving lower settlements through least-cost routing. Prices for domestic long distance services have increased significantly over the last several years, although such prices stabilized in the second half of 1996. Sovintel's private line services are priced competitively. Sovintel provides private line channels by releasing lines it leases from Rostelecom. Sovintel leases the lines from Rostelecom at wholesale rates and to its customers at prices in line with Rostelecom's retail rate. In addition, Sovintel provides private line channels through "one-stop shopping" arrangements with international carriers, such as AT&T, British Telecom and Cable & Wireless.

     Customers are billed monthly, with larger-volume customers receiving discounts of up to 25%. GTS bills customers using Sovintel services, either in US Dollars or Russian rubles. All underlying pricing is based on US Dollar tariffs. For customers invoiced in rubles, Sovintel has the contractual ability to recover devaluation losses that exceed 3% by re-invoicing the customer. To the extent permitted by law, payment is made either in US Dollars or in rubles at the ruble/dollar exchange rate at the time of payment, plus a conversion charge in order to minimize the impact of currency fluctuations. To the extent Sovintel receives remittances in rubles, Sovintel will have higher ruble cash and receivable balances which will expose it to correspondingly greater exchange risk. See "Risk Factors -- Currency and Exchange Risks" (page [ ]). In addition, due to the ruble devaluation that was part of the August 17 Decision and the attendant scarcity of US Dollars, there may be a lower general level of remittances to Sovintel in US Dollars. Sovintel currently bills on an invoicing
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

system that was internally developed. Currently, the system is adequate for Sovintel's present customer base; however, GTS is evaluating alternatives for upgrading the system in anticipation of future growth.

     Sales and Marketing. Sovintel's sales and marketing strategy targets large multinational and Russian businesses both directly and through contacts with real estate developers and business center managers in the greater Moscow area. These developers and managers typically determine which telecommunications service provider will service their respective properties. By identifying and building relationships with these developers and managers at an early stage (typically up to one year prior to the completion of a new building project), Sovintel seeks to enhance the likelihood of winning the service contract. In addition to its traditional target market, Sovintel has recently begun to market its services to smaller businesses. Sovintel utilizes a departmentalized sales force in order to focus its sale efforts on the different segments within its target market. The sales force is comprised of 17 account managers, all of whom specialize in serving specific targeted industries. Dedicated marketing, project management and customer support comprised of 23 personnel provide technical support, customer service, training, market monitoring and promotional functions for Sovintel. Sovintel's sales and marketing personnel are paid through a combination of salary, commissions and incentive bonuses.

     Ownership and Control. Sovintel is a joint venture between a wholly owned entity of GTS and Rostelecom, with each having a 50% ownership interest. Under Sovintel's charter, GTS and Rostelecom each have the right to appoint three of the six members of Sovintel's managing board. Rostelecom has the right to nominate the Director General (the highest ranking executive officer at Sovintel), while GTS has the right to nominate the First Deputy Director General (the next-highest ranking executive officer at Sovintel). In practice, the Director General and the First Deputy Director General together perform the role of a chief executive officer. Certain business decisions, including the adoption of Sovintel's annual budget and business plan as well as the distribution of profits and losses, require the approval of both GTS and Rostelecom. Neither GTS nor Rostelecom are obligated to fund Sovintel's operations or capital expenditures. Losses and profits of Sovintel are allocated to the partners in accordance with their ownership percentages, in consideration of funds at risk. As of September 30, 1998, GTS and Rostelecom have each made equity contributions of $1.0 million to Sovintel. The Sovintel joint venture agreement does not have an expiration date. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control" (page [ ]) and "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting
Methodology -- Profit and Loss Accounting" (page [  ]).

     TCM


     Subsequent to June 30, 1998, GTS increased its beneficial ownership of TCM to 95%. TCM, a joint venture founded in 1994, provides a licensed numbering plan and interconnection to the Moscow city telephone network for carriers needing basic local access service in Moscow. GTS' partner in TCM is MTU-Inform, a Russian telecom operator. TCM is currently licensed to provide 100,000 numbers in Moscow, of which over 78,000 have been leased. However, TCM was unable to lease an additional 22,000 numbers to VimpelCom, TCM's primary customer, during 1998 as it had previously expected it would. TCM is seeking alternative lessees for these numbers, but there can be no assurance that these numbers will be leased in a timely manner. TCM has completed agreements required to construct and provide an additional 50,000 numbers. The construction started in 1998 and is expected to be completed in the third quarter of 1999. TCM's switching facilities are fully integrated with the networks of Rostelecom, Sovintel, and MGTS, allowing it to provide high quality digital service to its customers.



     Services. TCM acts as a local gateway by providing numbers and ports to carriers in Moscow, including Sovintel, VimpelCom, MTS and Moscow Cellular, and thus providing interconnectivity to the Moscow city telephone network. Access to the Moscow city telephone network provides customers with the higher quality and broader range of services available in Moscow, such as the services provided by Sovintel. Access from outlying regions is typically obtained through a domestic long distance service provider such as TeleRoss. See "-- Sovintel" (page [ ]) and "-- TeleRoss" (page [ ]).

     Customers and Pricing. TCM provides its services on the wholesale level to primary carriers. VimpelCom is TCM's primary customer and accounts for substantially all of TCM's revenues. Hence the loss of VimpelCom as a customer would have a material adverse effect on GTS. TCM also provides ports to Sovintel and to other network operators. TCM's ports are leased principally to carriers in Moscow. Although local access services are priced upon the basis of supply and demand factors in the local market, in general, for each port cellular operators pay an approximately $360 installation fee and a $15 flat monthly fee plus a per minute charge for traffic while other carriers pay a larger initial fee of approximately $500 and a monthly fee of approximately $25. Local access services are typically provided pursuant to five-year contracts that may be renewed upon expiration for additional one-year periods. TCM has entered into an agreement with Sovintel pursuant to which Sovintel bills and collects for TCM-Sovintel joint customers, with Sovintel remitting such amounts (less applicable settlement charges and administrative costs) to TCM. The rapid growth of cellular services in markets like Moscow has placed a premium on new numbers, which has translated into attractive prices for these numbers. TCM, however, believes these prices will decline over time.

     Ownership and Control. GTS' indirect interest in TCM is represented by its 100% interest in a holding company, which owns 95% of TCM. This structure provides GTS with 95% beneficial ownership interest in TCM. At both the holding company and TCM level, losses and profits are allocated to the partners in accordance with their ownership percentages, in consideration of funds at risk. None of the operative charters and agreements relating to the holding company or TCM have expiration dates. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control" (page [ ]) and "GTS Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Accounting -- Methodology Profit and Loss Accounting" (page [  ]).

     TeleRoss

     TeleRoss, which began operations in 1995, consists of a wholly owned subsidiary of GTS that operates a domestic long distance network (the "TeleRoss Operating Company") and 14 joint ventures that are 50% beneficially-owned by GTS that originate traffic and provide local termination of calls (the "TeleRoss Ventures" and, together with TeleRoss Operating Company, "TeleRoss"). The TeleRoss domestic long distance network serves 15 major Russian cities, including Moscow and, through VSAT technology, 21 customers located outside these cities. TeleRoss provides digital domestic long distance services and other value-added services through its own infrastructure as well as access to Sovintel's international gateway services and access to the Moscow city telephone network through TCM's switching facilities. Sovam uses the TeleRoss digital channels to provide regional data service and has co-located its access facilities with TeleRoss. As of September 30, 1998, TeleRoss employed approximately 231 persons of which approximately 98 people were based in Moscow and approximately 133 people were deployed in the regions in which TeleRoss operates.

     TeleRoss's licenses cover the city of Moscow and a total of 38 regions throughout Russia. Most of the 14 cities in which TeleRoss primarily operates are regional capitals, with an aggregate population of approximately 13 million. TeleRoss's licenses cover the entire region surrounding these cities, with populations totaling approximately 41 million persons, and GTS intends eventually to extend the reach of the TeleRoss network beyond the regional capitals to the surrounding areas. The cities in which TeleRoss currently offers its services are: Arkhangelsk, Ekaterinburg, Irkutsk, Khabarovsk, Krasnodar, Nizhni Novgorod, Novosibirsk, Samara, Syktyvkar, Tyumen, Ufa, Vladivostok, Volgograd and Voronezh.

     The TeleRoss network architecture involves local city switches connected to remote earth stations which communicate via satellite or satellite connection to a Moscow-based hub. This hub consists of the network control center, earth station equipment, multiplexing equipment and a switch. The earth stations, hub and related equipment are owned by TeleRoss, which gives TeleRoss the flexibility to redeploy network assets to other locations as necessary. The hub interconnects to Sovintel's network providing access to Sovam's data networks, TCM's switching facilities and Sovintel's international gateway, which transports international traffic via dedicated international leased satellites and fiber channels and provides access to Rostelecom's long distance networks. Outside of Moscow, TeleRoss's local joint venture partners provide interconnection to the local public telephone networks in each of the cities it serves. In addition to providing services through its
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

network, TeleRoss currently serves 21 customers in additional sites through VSAT technology which links the customers via satellite to the Moscow hub.

     The following table sets forth certain operating data related to TeleRoss's operations:

                                                   AT AND FOR THE     AT AND FOR THE
                                                     YEAR ENDED      NINE MONTHS ENDED
                                                    DECEMBER 31,       SEPTEMBER 30,
                                                  ----------------   -----------------
                                                   1996     1997      1997      1998
                                                  ------   -------   -------   -------
Minutes of Use(1)
  Domestic Minutes (thousands)..................   4,035    23,233    14,440    31,244
  Average Rate Per Domestic Minute..............  $ 0.99   $  0.63   $  0.66   $  0.51
  International Minutes (thousands).............     272       744       486       806
  Average Rate Per International Minute.........  $ 2.76   $  2.47   $  2.56   $  2.01
Number of Cities Served(2)......................      13        14        14        15
World Connect Dial/Russia
  Number of Connect Dial Ports..................     472     1,112       961     2,106
  Average Revenue Per Port Per Month............  $  767   $   370   $   378   $   339
Moscow Connect
  Number of Ports...............................      49        78        56        66
  Average Revenue Per Port Per Month............  $1,165   $ 1,358   $ 1,513   $ 1,295
Dedicated Circuits
  Number of Dedicated Channels..................      33        60        43       109
  Average Price Per Channel.....................  $4,553   $ 4,140   $ 4,264   $ 2,816
World Access Service
  Number of World Access Card Users.............   3,929     4,595     4,360     3,675
  Average Revenue Per Card Per Month............  $   52   $    48   $    45   $    57
VSAT Services
  Number of VSATs...............................      12        24        20        21

---------------

(1) Includes minutes among affiliates.

(2) Includes connection to Moscow.

     Services. Through its network and VSAT offerings, TeleRoss offers the following services:


     Carriers' Carrier Services. TeleRoss provides services as a carriers' carrier, providing domestic long distance carrier services to cellular operators, Sovintel, the TeleRoss Ventures' regional partners and competitive bypass operators from the cities in which the TeleRoss Ventures operate, and to customers in remote sites using VSAT stations. These services are provided to and from Moscow, and are provided by TeleRoss at wholesale rates competitive with those offered by Rostelecom. TeleRoss also provides private line channels to Sovam in cities where the TeleRoss Ventures operate. In addition, TeleRoss has recently received a license to provide international private line service.


     World Connect Dial/Russia Connect Dial. Customers in TeleRoss's cities are provided dedicated local access to the regional TeleRoss switch through lines leased from the TeleRoss Venture's regional joint venture partner. These customers then have access to the domestic long distance service provided by TeleRoss, international long distance service provided by Sovintel and are fully integrated into the local phone networks operated by the applicable TeleRoss Venture's partner and to the Moscow city telephone network through TCM.

     Moscow Connect. Customers are provided with dedicated last mile connection over lines leased from the regional joint venture partner and connected to a local TeleRoss switch. The TeleRoss network and its interconnection to TCM provide customers with a Moscow dial tone which allows users in remote locations better access to Moscow's advanced telecommunications infrastructure. In addition, Moscow Connect service provides better call quality at lower rates for domestic and international long distance. Moscow Connect also facilitates communications between users and their Moscow-based associates as calls can be made to and from Moscow without the use of prefixes and without long distance charges accruing to the Moscow-based parties.

     Dedicated Circuits. Customers are provided with point-to-point clear channel circuits within Russia and internationally through the TeleRoss backbone and its interconnection with Sovintel's international gateway in Moscow. Dedicated circuits are generally used by news services, banks and other commercial customers who require high capacity and high quality service. This service can be used for voice or data, depending on the user's needs. In providing dedicated circuits, TeleRoss competes against other alternative communications providers; however, TeleRoss believes that it has a price advantage over its competitors because of the use of its own infrastructure and the bulk purchase of satellite capacity.

     World Access Service. TeleRoss and Sovintel co-market World Access Service to their customers in each of the cities they serve through two products: World Access Direct and World Access Card. Through World Access Direct, TeleRoss customers can access domestic long distance and international service anywhere within the customer's city through the local telephone network. The World Access Card is a calling card which allows TeleRoss customers portable access to domestic long distance and international service from 18 Russian cities, including Moscow and St. Petersburg, and 25 countries. TeleRoss provides this service through Sovintel's infrastructure.

     VSAT Services. For customers that are located outside the cities serviced by TeleRoss or that cannot be physically linked to TeleRoss's regional switches, TeleRoss offers VSAT service which connects these customers directly to TeleRoss's Moscow-based hub through a VSAT antenna installed at the customer's location. TeleRoss provides both dedicated and switched services through these VSAT arrangements.

     In addition to continuing the development of its core domestic long distance business, TeleRoss's strategy includes the development of local access networks to capitalize on demand for local phone service and to capture additional customers for its long distance and value-added service offerings. Outside Moscow, TeleRoss has primarily pursued a strategy whereby it develops its own intra-city trunking network with copper based or fiber optic facilities leased from the regional joint venture partners. As of June 30, 1998, TeleRoss, in conjunction with regional joint venture partners, has installed approximately 30 kilometers of fiber optic cable in three cities and had plans to install an aggregate of approximately 100 kilometers of additional fiber optic cable in up to an additional six cities over the next 21 to 27 months. Because of the economic crisis in Russia, GTS is reconsidering the advisability of proceeding with such plans. Customers who obtain local phone numbers from TeleRoss's venture partners are directly interconnected to the local telephone company and to GTS' long distance network and Sovintel's international gateway and may obtain a broad range of value-added services offered by GTS.

     Customers and Pricing. TeleRoss's customers include businesses and other telecommunications service providers such as carriers, PTOs, cellular operators, Sovintel and Sovam. TeleRoss's business customers consist of large multinational and Russian businesses in each of the regions it services, as well as medium and small-sized businesses. Between 1993 and mid-1996, consumer prices in TeleRoss's industry increased significantly as a result of Rostelecom raising its prices in an effort to raise capital for investment and development of its network infrastructure, although prices have stabilized over the past years. During the first nine months of 1998, TeleRoss increased sales to carriers, which sales were made at wholesale rates, resulting in a decrease in the average rate per minute for TeleRoss. The financial crisis and consequent ruble devaluation versus the US Dollar has affected the competitiveness of TeleRoss's business. The regional operations, whose prices are defined in rubles need local government approval for price increases. It is uncertain that substantial increases will be granted soon, implying that TeleRoss may have to reduce its tariffs substantially to remain competitive. Rostelecom may be more able to raise its prices to higher levels. TeleRoss, however, also anticipates that to remain competitive, it may have to reduce its wholesale tariffs for the carriers' carrier business.

     Although its tariffs are set in US Dollars, TeleRoss historically has billed its customers in rubles. Since August 17, 1998, TeleRoss has signed new contracts with the majority of customers to return to US Dollar invoicing. To the extent permitted by law, payment is made either in US Dollars or in rubles at the ruble/ dollar exchange rate at the time of payment, plus a conversion charge in order to minimize the impact of currency fluctuations. To the extent it receives remittances in rubles, TeleRoss will have higher ruble cash and receivable balances which will expose it to correspondingly greater exchange risks. See "Risk Factors -- Currency and Exchange Risks" (page [ ]). In addition, due to the ruble devaluation that was part of the August 17 Decision and the attendant scarcity of US Dollars, there may be a lower general level of remittances to TeleRoss in US Dollars.

     Sales and Marketing. TeleRoss markets its services to carriers and businesses through direct sales channels. As of September 30, 1998, TeleRoss employed 42 sales and marketing personnel, approximately 15 of whom are based in Moscow with the remainder deployed regionally to identify and contact prospective customers. The Moscow-based sales and marketing personnel are organized into industry groups in order to better identify and serve customer needs. One or two sales representatives typically serve each region. TeleRoss's sales efforts are supported by market research and promotional activities carried out at the joint venture level and tailored to the specific market base of each region. TeleRoss's marketing strategy is to attract carrier customers by focusing on those carriers with high volume minutes operating in regions where TeleRoss has a competitive advantage. Through cross-marketing agreements with Sovintel and Sovam, TeleRoss markets many of the other service offerings of GTS' Russian businesses to customers throughout its service regions. Billing functions and the monitoring of quality control and technical issues are performed centrally through the Moscow-based hub.

     Ownership and Control. TeleRoss consists of the TeleRoss Operating Company, and the 50% beneficially owned TeleRoss Ventures. GTS controls TeleRoss Operating Company (which holds the network license) and co-manages the TeleRoss Ventures under the terms of the applicable TeleRoss Ventures' foundation agreements and charters. Under some of these charters, GTS generally has the right to designate the Chairman of the board of directors, and GTS' local partner has the right to designate the Deputy Chairman, for the first two-year term (and thereafter GTS and the local partner nominate the Chairman and Deputy Chairman for approval by the entire board on a rotating basis). The foundation agreements and charters do not have expiration dates. While GTS has significant influence within these ventures, decisions, including the decision to declare and pay dividends, are generally subject to GTS' partner's approval. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control" (page [ ]). Neither GTS nor its respective joint venture partners are obligated to fund operations or capital expenditures of the TeleRoss Ventures. Losses and profits are allocated to the partners in accordance with their ownership percentages, in consideration of funds at risk. As of September 30, 1998, GTS and its partners had each made equity contributions aggregating $1.9 million to the various TeleRoss Ventures. Contributions made by the partners include contributions of cash and intangible assets, such as local support and assistance with respect to the issuance of licenses in the name of the TeleRoss Operating Company. In addition, the various TeleRoss Ventures had outstanding loans and interest of $0.44 million to GTS and $2.3 million to Citibank as of September 30, 1998. In addition, as of September 30, 1998, GTS had made equity contributions of $5.8 million to the TeleRoss Operating Company and the TeleRoss Operating Company had outstanding loans and interest of $34.0 million to GTS and $7.0 million to Citibank. See "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting Methodology -- Profit and Loss Accounting" (page [ ]).

     Sovam

     Sovam is a venture that is wholly owned by GTS. Sovam was founded in 1990 as a venture equally owned by GTS and the IAS. In 1992, Cable & Wireless acquired a 33% ownership interest in Sovam, which interest was subsequently acquired by GTS in 1994, bringing GTS' ownership interest to 66.7%. GTS purchased IAS's interest in Sovam in February 1998, thereby making Sovam a wholly owned subsidiary of GTS. Sovam provides high-speed data communications services, electronic mail and database access over a high-speed packet/frame relay network in 47 major Russian and CIS cities. Sovam also offers Russia On Line, the first Russian language Internet service, which provides direct access to the Internet as well as access to a wide range of local and international information services and databases. (Russia On Line(TM) is a trademark of GTS.) As of September 30, 1998, Sovam had approximately 1,500 data service customers and approximately 3,914 Russia On Line customers (which includes approximately 345 trial subscribers). Sovam employed approximately 158 persons in Moscow and other regions of the CIS as of September 30, 1998. Sovam provides equipment and maintains marketing and technical support personnel at each location either through its own infrastructure or through the infrastructure of partners, including TeleRoss.

     In addition to serving the Moscow and St. Petersburg markets, Sovam co-locates its operations with the TeleRoss Ventures, offering its services in all TeleRoss cities, and also serves 32 additional cities in Russia and the CIS. Sovam operates under its own license within Russia while applicable local partner licenses provide services elsewhere in the CIS. The local partners of the TeleRoss Ventures provide facilities, assist in the provision of leased lines to Sovam customers that allow them to connect with Sovam's local data switches and also provide technical support. Sovam utilizes Sovintel's international capabilities and, in TeleRoss-served locations, TeleRoss's satellite overlay network, to take data through its local data switches and over the leased lines to its customers. Customers may obtain virtual private data networks without investing in, acquiring, installing and maintaining their own network nodes and switches.

     The following table sets forth certain operating data related to Sovam's operations:

                                                                          AT AND FOR THE
                                                                            NINE MONTHS
                                             AT AND FOR THE YEAR ENDED         ENDED
                                                   DECEMBER 31,            SEPTEMBER 30,
                                            ---------------------------   ---------------
                                             1995      1996      1997      1997     1998
                                            -------   -------   -------   ------   ------
Basic Data Service
  Percentage of Total Sovam Revenue.......      91%       79%       81%       80%      83%
  Number of Customers.....................   1,587     1,726     1,571     1,667    1,500
  Average Revenue Per Month Per
     Customer.............................  $  201    $  446    $  728    $  675   $1,077
  Number of Cities in Service.............      11        25        30        30       47
Equipment and Hardware Sales Percentage of
  Total Sovam Revenue.....................       8%       14%        8%       10%       6%
Russia on Line Service Percentage of Total
  Sovam Revenue...........................       1%        7%       11%       10%      11%
  Number of Subscribers(1)................     407     1,854     3,159     2,606    3,569
  Average Revenue Per Month Per
     Subscriber...........................  $   49    $   52    $   64    $   67   $   65

---------------

(1) In addition to the subscribers included above, Sovam frequently connects potential Russia On Line subscribers on a complimentary one-month trial basis. As of September 30, 1998, there were approximately 345 such potential subscribers.

     Services. Sovam's service offerings are comprised of data services, equipment and hardware sales and its Russia On Line services.

     Data Services. Sovam provided high speed connectivity, electronic mail, database access and fax services to approximately 1,500 customers as of September 30, 1998, in Russia and the CIS. Sovam customers can use electronic mail systems to send and receive messages and data and to access public and private data networks (including the Internet) worldwide. Customers may obtain virtual private data networks without investing in, acquiring, installing and maintaining their own network nodes and switches. In addition, Sovam offers its customers value-added data services. For example, Sovam offers "one-stop shopping" for hardware, software, installation and maintenance support and products such as "SovamMail," an electronic mail service which allows customers to use Sovam's data network to send telex or facsimile messages to overseas recipients worldwide. Data services are currently available in 47 cities throughout Russia and the CIS, including Moscow, St. Petersburg, each of the cities served by TeleRoss and some cities outside of the TeleRoss network.

     Equipment and Hardware Sales. Sovam sells communications equipment and hardware, and provides related installation, maintenance and support functions, to its customers. Sovam's primary customers in the equipment and hardware market are banking clients who use the equipment to interface with Sovam's network.

     Russia On Line. Russia On Line is the first Russian language, as well as the first dual language, graphical user interface online service for accessing domestic and international information sources designed to appeal to a wide commercial audience. This service, which is distributed via GTS' domestic long distance infrastructure, provides customers with access to international databases (including the Internet), as well as an array of proprietary Russian and English language information services, such as news stories and market updates. Sovam had 3,914 Russia On Line subscribers (which includes approximately 345 trial subscribers) as of September 30, 1998. Sovam has developed a modified version of Netscape's Internet browser, which utilizes the Cyrillic alphabet, as part of its Russia On Line package. Sovam's enhanced Russian version of Netscape's browser is provided by Sovam to its customers under a distribution agreement with Netscape. In addition, Sovam has also entered into agreements with equipment manufacturers, including an affiliate of Motorola, to include Russia On Line software with their products.


     Customers and Pricing. Sovam's data communications customers consist primarily of banking and financial services organizations and large multinational companies, while Sovam's Russia On Line customers consist of a wide variety of commercial enterprises. Continued deterioration in the political and economic environment in Russia may adversely affect Sovam's customer base.
See "Risk Factors -- Risks Relating to Russia and the CIS" (page [     ]). Sovam
charges customers an installation fee when service is commenced and a charge for any equipment which is installed. Thereafter, customers are billed on a monthly basis for leased line fees, port access charges and charges for data, and Russia On Line services rendered during the month. Sovam prices data services on a two-tier structure with high volume users generally negotiating a flat-rate fee and lower volume users paying a volume-based fee which on average was $446 and $728 per subscriber in 1996 and 1997, respectively. Russia On Line customers pay a fixed monthly access charge plus an additional volume-based fee. Sovam bills customers in dollars and, customers remit payment in rubles and, to the extent permitted by law, in US dollars, with a 2% to 5% conversion fee added to ruble-denominated payments. To the extent it receives remittances in rubles, Sovam will have higher ruble cash balances which will expose it to correspondingly greater exchange risks. See "Risk Factors -- Currency and
Exchange Risks" (page [     ]). [In addition, the ruble devaluation that was
part of the August 17 Decision and the attendant scarcity of US Dollars may cause a lower general level of remittances to Sovam in US Dollars.]


     Sales and Marketing. Sovam employs a dedicated sales and marketing force comprised of three non-Russian nationals and 33 Russian nationals, 28 of which are based in Moscow with the remainder deployed in the other Russian and CIS regions. Sovam pays salespersons a fixed salary supplemented by sales commissions and performance-based bonuses. Sovam's sales efforts are focused primarily on the banking and financial communities and large multinational companies, although small- and medium-sized entities are also emerging as potential Sovam customers. Bundled service packages, which include Sovam's data and Internet service, Sovintel's international service and TeleRoss's long distance service, are frequently marketed together in order to offer customers a comprehensive telecommunications solution. In addition to data communications services, Sovam offers its customers hardware, installation and maintenance service and is a distributor of Northern Telecom equipment.

     Ownership and Control. At December 31, 1997, GTS owned 66.7% of Sovam and IAS owned the remaining 33.3%. GTS purchased IAS's interest in Sovam in February 1998, thereby making Sovam a wholly owned subsidiary of GTS. See "GTS Management's Discussion and Analysis of Financial Condition and Results of Operation -- Accounting Methodology -- Profit and Loss Accounting" (page
[     ]).

     GTS Cellular


     GTS Cellular operates cellular businesses in Russia and Ukraine. In Russia, GTS has a wholly owned subsidiary Vostok Mobile (which is organized in The Netherlands), which currently operates AMPS cellular companies in Russian regions located primarily west of the Urals under the trade name Unicel. Vostok Mobile owns between 50% and 100% of these cellular joint ventures (the "Unicel Ventures") in Russia. In addition, GTS participates in PrimTelefone, a 50%-owned joint venture that operates an NMT network in Vladivostok and other cities in the Primorsky region of Russia. In April 1998, PrimTelefone was also awarded a license to operate GSM-1800 in 14 regions of the Russian Far East, including Vladivostok, Khabarovsk and Irkutsk. In Ukraine, GTS has an approximately 57% beneficial interest in Golden Telecom which operates a GSM-1800 cellular network in Kiev, and an international overlay network in Ukraine. GTS Cellular entities possess licenses covering major Russian and Ukrainian markets (excluding Moscow and St. Petersburg) with an aggregate 1997 population of approximately 42 million people.

     GTS currently offers cellular services in the following regions as of September 30, 1998:


                                                      GTS'                       NUMBER OF
                                                    ECONOMIC                      ACTIVE
               OPERATING COMPANY                 INTEREST(1)(2)      CITY       SUBSCRIBERS
               -----------------                 --------------      ----       -----------
Russia
  Vostok Mobile(2)
     Arkhangelsk Mobile Networks...............      50.0%        Arkhangelsk        646
     Astrakhan Mobile..........................      50.0%        Astrakhan          871
     Altaisvyaz(3).............................      50.0%        Barnaul            330
     Chuvashia Mobile..........................      70.0%        Cheboksary         785
     Lipetsk Mobile............................      70.0%        Lipetsk            809
     Murmansk Mobile Network...................      50.0%        Murmansk           859
     Penza Mobile..............................      60.0%        Penza              517
     Saratov Mobile............................      50.0%        Saratov          1,638
     Parma Mobile..............................      50.0%        Syktyvkar          476
     Volgograd Mobile..........................      50.0%        Volgograd        1,724
     Votec Mobile..............................      50.0%        Voronezh         2,055
     Mar Mobile................................      50.0%        Yoshkar-ola        339
     Novotel(4)................................       100%        Novgorod           169
  PrimTelefone.................................      50.0%        Vladivostok(5)    5,112
Ukraine
  Golden Telecom...............................      56.8%(6)     Kiev             8,836
                                                                                  ------
          Total................................                                   25,166
                                                                                  ======


---------------

(1) Represents the indirect economic interest of GTS in each entity.

(2) Prior to September 26, 1997, GTS owned 62% of Vostok Mobile. On September 26, 1997, GTS acquired the minority interest in Vostok Mobile, making Vostok Mobile a wholly owned subsidiary of GTS. Vostok Mobile owns between 50% and 100% of a series of 13 operational cellular joint ventures in various regions in Russia. As of June 30, 1998, GTS' Vostok Mobile had established new joint ventures which had received additional licenses to operate AMPS networks in the regions of Bashkurtia (Ufa), Yaroslavl, Bryansk and Kostroma. Because of the current Russian economic crisis, GTS may decide not to pursue operating under these licenses. In June 1998, GTS entered into a non-binding letter of intent to acquire an approximately 80% interest in a Russian company which is operating and developing cellular operations in the Khabarovsk, Kamchatsk and Amursk regions. The transaction is subject to conditions including the completion of due diligence, execution of definitive agreements and Anti-Monopoly Committee approval.

(3) Joint venture acquired in October 1997; cellular operations commenced in February 1998.

(4) Acquired and started commercial service in April 1998.

(5) Includes Vladivostok and other cities in the Primorsky region.


(6) GTS has completed a restructuring of the capital and ownership of Golden Telecom, which gives GTS an approximately 57% beneficial ownership.

     The following table sets forth certain operating data related to GTS Cellular's operations:


                                                                      AT AND FOR THE
                                                  AT AND FOR THE        NINE MONTHS
                                                    YEAR ENDED             ENDED
                                                   DECEMBER 31,        SEPTEMBER 30,
                                                 -----------------   -----------------
                                                  1996      1997      1997      1998
                                                 -------   -------   -------   -------
Vostok Mobile
  Total Active Paying Subscribers..............    6,884    11,527     9,562    11,218
  Average Service Revenue Per Subscriber Per
     Month.....................................  $   128   $   159   $   158   $   145
  Minutes of Use(1)(thousands).................   10,561    27,771    18,800    26,262
  Population Covered by Licenses (thousands)...   18,400    18,400    18,400    30,192
  Population Covered by Networks (thousands)...    6,500     6,500     6,500     8,198
  Subscriber Penetration of Population Covered
     by Networks...............................     0.11%     0.18%     0.15%     0.14%
PrimTelefone
  Total Active Paying Subscribers..............    2,822     5,162     3,907     5,112
  Average Service Revenue Per Subscriber Per
     Month(2)..................................  $   236   $   201   $   199   $   174
  Minutes of Use(1)(thousands).................    6,919    14,270     9,108    16,204
  Population Covered by Licenses (thousands)...    2,200     2,270     2,200    13,334
  Population Covered by Networks (thousands)...    1,175     1,175     1,175     1,170
  Subscriber Penetration of Population Covered
     by Networks(2)............................     0.24%     0.44%     0.39%     0.44%
Golden Telecom Cellular Network Total Active
  Paying Subscribers...........................      121     3,664     1,438     8,836
  Average Service Revenue Per Subscriber Per
     Month.....................................  $    62   $   160   $   185   $   152
  Minutes of Use(1)(thousands).................        9     5,085     2,261    23,214
  Population Covered by Licenses (thousands)...    4,500     4,536     4,500     4,536
  Population Covered by Networks (thousands)...    1,669     2,507     1,669     2,507
  Subscriber Penetration of Population Covered
     by Networks...............................     0.01%     0.15%     0.09%     0.35%
Overlay Network Minutes of Use(1)(thousands)...       --     4,909     2,232    13,381
  Number of Ports..............................       --       751       555     1,566
  Average Revenue Per Minute...................       --   $  0.34   $  0.36   $  0.25


---------------

(1) Includes minutes among affiliates.

(2) Active Paying Subscribers differ from previously reported totals, which included blocked subscribers. Active Paying Subscribers is the more accurate portrayal of true revenue base. Vostok Mobile and PrimTelefone 1997 numbers have been adjusted to reflect this difference.

     Vostok Mobile. Through Vostok Mobile, GTS currently operates 13 cellular joint ventures in Russia. Vostok Mobile owns between 50% and 100% interests in each of the 13 Unicel Ventures with, in most cases, regional telephone companies owning the remaining ownership interest. The Unicel Ventures each operate an AMPS-based cellular network, which was chosen principally because of the lower licensing fees and equipment costs associated with AMPS operations. GTS believes that the Unicel Ventures' AMPS-based networks can be upgraded to D-AMPS for an incremental capital investment; however, because of the current Russian economic crisis such additional investment is unlikely at this time. Cellular networks which utilize digital technology, such as D-AMPS, DCS and GSM offer several advantages over analog technology including improved overall signal and sound quality, improved call security, potentially lower incremental infrastructure costs for additional subscribers and the ability to provide enhanced data transmission services, such as facsimile and e-mail. Digital technology also provides increased system capacity.

     AMPS technology is widely used by other cellular networks throughout Russia, making roaming commercially feasible. The Unicel Ventures have entered into roaming agreements with other AMPS-based cellular providers, which allow their subscribers to manually roam throughout Russia. Manual roaming, as opposed to automated roaming, requires subscribers to notify their local cellular providers of their travel plans in order to receive roaming capability. In the first quarter of 1998, Vostok Mobile, Vimpelcom and Millicom entered into an agreement in principle to cooperate to establish a clearing center to support nationwide automatic AMPS roaming. Since executing the agreement, such operators, in conjunction with other AMPS operators, have been cooperating with Goskomsvyaz to define the terms and conditions under which AMPS operators may offer automated roaming services under their current licenses. GTS is unable to predict the final terms and conditions under which AMPS operators will be allowed to offer automated roaming, but believes that the clearing center will be established and that AMPS operators will be permitted to introduce automated roaming in the first half of 1999.


     Each region in which the Unicel Ventures operate has the potential for at least five licensed operators, including one operator for each of the AMPS, NMT and GSM cellular standards and two operators in the DCS cellular standard, and GTS is experiencing increased competition and expects such competition to increase further. Each of the Unicel Ventures operates independently within uniform guidelines established by Vostok Mobile. The Unicel Ventures employ local engineering and marketing personnel, which helps the ventures maximize their presence in their respective markets and maintain quality control. Vostok Mobile and its ventures employed approximately 448 persons as of September 30, 1998, with 390 persons employed regionally.



     PrimTelefone. PrimTelefone, a 50% owned GTS subsidiary, conducts GTS' cellular operations in Vladivostok with the local electrosvyaz which owns the remaining 50%. PrimTelefone began operations in 1995 and operates an NMT-450 network in Vladivostok and four other cities in the Primorsky region. PrimTelefone entered and penetrated the Vladivostok market by leveraging its network design and full interconnection with the city telephone network. As a result, PrimTelefone's active subscriber base was 5,112 as of September 30, 1998, capturing approximately half of the Vladivostok cellular market. PrimTelefone has also updated its switch and billing system, which allows it to offer automated roaming. PrimTelefone competes with a GSM operator and an AMPS operator, both of which are fully interconnected to the city telephone network and provide wide city coverage. PrimTelefone employs approximately 65 persons which include dedicated sales, marketing and customer service personnel.


     PrimTelefone holds licenses for NMT-450 and GSM-1800 to provide cellular service to regions having populations of approximately 2.2 and 11.1 million people and, as of September 30, 1998, its cellular network covered an area with a population of approximately 1.2 million people. PrimTelefone received the GSM-1800 license for the Russian Far East in April 1998. PrimTelefone had plans to expand its NMT network's coverage and to deploy a GSM-1800 network to include all major population centers in the Russian Far East over the next five years. PrimTelefone is reconsidering these plans in light of the current economic crisis in Russia.


     On April 27, 1998, the PKGCN issued the PKGCN Letters. As requested in the PKGCN Letters, on April 28, 1998, PrimTelefone's management submitted a compliance plan to the PKGCN specifying measures to be undertaken to bring PrimTelefone's network into compliance with Gossvyaznadzor requirements and a timetable for doing so. On April 29, 1998, the PKGCN agreed to the compliance plan. To date, PrimTelefone's management has continued to timely perform its obligations under the compliance plan and believes that the plan will be completed on schedule. PrimTelefone's management has obtained approvals for new frequency plans for certain base stations cited in the PKGCN orders. See
"-- Russia and the CIS -- GTS Cellular -- Licenses and Regulatory Issues" (page
[     ]).


     On May 13, 1998, a local division of the Ministry for Internal Affairs opened the PKMIA Investigation, a criminal investigation under Article 327 of the Russian Federation Criminal Code against certain employees of PrimTelefone concerning the use of forged state documents in connection with an application for a frequency plan submitted (and subsequently abandoned) by PrimTelefone. On June 22, 1998, several employees of PrimTelefone, among others, were interviewed by a militia investigator in connection with this matter. On November 15, 1998 the investigator decided to suspend the investigation for lack of a person to be

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charged and recommended that the matter be closed, subject to the concurrence of the local prosecutor. PrimTelefone's management intends to cooperate fully in this investigation until the matter is closed.

     Although no assurance can be provided, GTS does not believe that either the PKGCN Letters or the PKMIA Investigation will have a material adverse effect on GTS' business, results of operations or financial condition.


     Golden Telecom. GTS owns 75% of an intermediate holding company which holds an approximately 49% interest in Golden Telecom, giving GTS an indirect approximately 37% economic interest in Golden Telecom. The remaining approximately 52% interest in Golden Telecom is owned by three Ukrainian companies and a Ukranian national. One of the Ukrainian companies, which is a wholly owned indirect subsidiary of GTS, owns 20% of Golden Telecom. As a result, GTS' total economic interest in Golden Telecom is approximately 57%. Golden Telecom is co-managed by GTS and its Ukrainian partners, with such partners appointing the General Director and GTS appointing the Chief Operating Officer, Chief Financial Officer and two Business Line directors. The current General Director has been active in the development of the telecommunications industry in Ukraine. Through Golden Telecom, GTS participates in the operation of a cellular network and an international overlay network. With approximately 153 employees, Golden Telecom markets its services and closely monitors technical and quality-related issues.



     Cellular network. Golden Telecom operates a cellular network in Kiev under the trade name Golden Telecom GSM. The operation utilizes DCS-1800 cellular technology and operates under a cellular license that covers Kiev City and Kiev Oblast. Golden Telecom began cellular operations in 1996 by covering the city center of Kiev and expanded its coverage to include the entire city in 1997. Golden Telecom provides GSM cellular roaming with 25 cellular operators worldwide, with the majority of roaming traffic coming from European countries. Roaming agreements have also been signed with another nine operators and the Iridium consortium.



     Golden Telecom holds a license to provide cellular service to a region having a population of approximately 4.5 million people and, as of June 30, 1998, its cellular network covered an area with approximately 2.5 million people. Golden Telecom has also received the right to acquire frequencies to operate GSM-1800 networks in four additional cities in the Ukraine.



     Overlay network. Golden Telecom provides local exchange carrier services and international gateway services through its overlay network in Kiev. Golden Telecom currently owns and operates a partitioned mobile switch for both its cellular and overlay businesses. A second switch has been ordered and was commissioned in 1998.



     Golden Telecom has 14 central offices in the city and also provides last mile connections (both copper and fiber optic) from the central offices to customers. A 50-Kilometer fiber optic ring consisting of a main loop and two sub-rings has been constructed in Kiev. Golden Telecom plans to extend the total fiber optic network. Local traffic is routed to the local telephone network. International outgoing and incoming traffic is routed via fiber optic cable to the GTS-Monaco Access international gateway, Sovintel in Moscow and several other international operators. Golden Telecom emphasizes its high quality service and markets primarily to multinational companies, real estate developers and hotels.



     Sales and Marketing. The GTS Cellular entities have direct sales teams and have also entered into agreements with local distributors to more effectively reach their target markets. Particular emphasis is placed on product branding. Vostok Mobile's sales and marketing efforts are focused on the branding of its trade name, Unicel, which is marketed and promoted at the local level by each of the Unicel Ventures. By promoting the Unicel trade name, local ventures can emphasize their relationships with Vostok Mobile and the other Unicel Ventures, allowing customers to view the Unicel Ventures as integrated parts of a larger cellular organization rather than as lone, regional operators. Golden Telecom operates under the trade name Golden Telecom.


     Customers and Pricing. The customers of the various GTS Cellular Ventures are primarily large, mid-sized and start-up businesses and wealthy individuals. Increases in the number of customers for GTS Cellular's ventures are typically linked to the economic health of the region in which such ventures operate.
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


Cellular service is generally a premium service in the cities in which GTS Cellular operates and is priced as such. All GTS Cellular Ventures price their service in US dollars and accept payment in local currency. Each venture begins with at least two tariff plans, a "standard" tariff plan and a "premium" tariff plan, which includes a fixed amount of airtime at a discounted per-minute rate. Each plan prices late night and weekend calls at off-peak rates. GTS expects that prices will decrease as competition increases. Connection fees are minimized in order to reduce license fees in AMPS regions (which are partially calculated by reference to connection fees), as well as to keep market entry costs low. The GTS Russian and Ukrainian cellular ventures record cellular accounts in US dollars, and customers remit payment in rubles and hryvnas, respectively, at the exchange rate on the date of the bill and, in instances permitted by law, in US dollars. Payments in hryvnas are applied at the rate of exchange on the date of payment. In order to lessen risks to its receivables, GTS and its cellular ventures typically require advance payment from customers with prepayments averaging approximately six to eight weeks of service per customer. To the extent remittance is made by customers in rubles and hryvnas, the GTS Cellular Ventures will have higher ruble cash and receivables balances which will expose them to correspondingly greater exchange risks. See "Risk Factors -- Currency and Exchange Risks" (page [ ]). In addition, the ruble devaluation that was part of the August 17 Decision and the attendant scarcity of US Dollars may cause a lower general level of remittances to GTS Cellular in US Dollars. The ruble devaluation in Russia since August 1998 also caused a significant price increase in ruble terms (prices are recorded in dollars and paid in rubles) and a resulting adverse effect on the customer base development.


     Ownership and Control. GTS Cellular's Russian and Ukrainian operations are conducted through ventures which require partner approval for most decisions. The applicable foundation agreements and charters do not have expiration dates. See "Risk Factors -- Dependence on Certain Local Parties; Absence of Control" (page [ ]). Neither GTS nor any of its respective partners in its Russian or Ukrainian operations are obligated to fund operations or capital expenditures. Losses and profits of all such ventures are allocated to the partners in accordance with their ownership percentages, in consideration of funds at risk. As of September 30, 1998, GTS and its partners had made equity contributions aggregating $15.8 million and $15.3 million, respectively, to the various GTS Cellular Ventures. Contributions made by the partners include contributions of cash and intangible assets, such as local support and assistance with respect to the issuance of licenses in the names of each of the GTS Cellular Ventures. In addition, the various GTS Cellular Ventures had outstanding loans of $22.0 million to GTS as of September 30, 1998. See "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting
Methodology -- Profit and Loss Accounting" (page [     ]).

     Licenses and Regulatory Issues

     Telecommunications operators in Russia are nominally subject to the regulations of Goskomsvyaz, the successor of the Russian Ministry of Communications, and its subordinated bodies, Gossvyaznadzor and the State Radio Frequency Commission. As a practical matter, these national telecommunications authorities as well as certain regional and local authorities generally regulate telecommunications operators in their jurisdictions through their power to issue licenses and permits.

     The Communications Law sets out a comprehensive legal and regulatory framework for the sector. It also sets forth general principles for the right to carry on telecommunications activities, describes government involvement in telecommunications regulation and operation, establishes the institutional framework involved in regulation and administration of telecommunications, and deals with various operational matters, such as ownership of networks, protection of fair competition, interconnection, privacy and liability. Separate legislation implements this institutional framework.

     Goskomsvyaz issues licenses to provide telecommunications services on the basis of a decision by the Licensing Commission at Goskomsvyaz. Goskomsvyaz has issued no new licensing regulations since the enactment of the Communications Law, and in practice Goskomsvyaz continues to issue licenses based on the Licensing Regulations, except licenses to provide cellular services (the "Cellular Licensing Regulations"). Under the Licensing Regulations, licenses for rendering telecommunications services may be issued and renewed for periods ranging from 3 to 10 years and several different licenses may be issued to one person. Under the Cellular Licensing Regulations, licenses for rendering cellular services may be issued only on the
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


basis of a competitive tender for longer periods ranging from five to 15 years. Once the licenses are received, the licensee is required to register its right to hold and operate under the license with Gossvyaznadzor, the national authority responsible for monitoring compliance with regulatory and technical norms. Renewals may be obtained upon application to Goskomsvyaz and verification by appropriate government authorities that the licensee has conducted its activities in accordance with the licenses. Officials of Goskomsvyaz have fairly broad discretion with respect to both the issuance and renewal procedures. Both the Communications Law and the Licensing Regulations provide that a license may not be transferred. Regional authorities directly influence the issuance of AMPS licenses because AMPS has been designated a "regional standard." In August 1995, the Russian government created Svyazinvest, a holding company, to hold the federal government's interests in the majority of Russian local telecommunications operators. Entities at the oblast and krai levels (administrative regions within Russia) and Moscow and St. Petersburg exercise significant control over their respective local telephone networks.


     License procedures for GTS' cellular services include frequency licensing from Goskomsvyaz through a two step process. A license must first be obtained from Goskomsvyaz for permission to operate mobile cellular services on a commercial basis in a specific standard and frequency bandwidth. Thereafter, an approval to use specific frequencies within the band must be received from the State Radio Frequencies Commission. Once the licenses are received, Gossvyaznadzor confirms the rights of an operator to offer radio frequency transmissions on specific frequencies, administers type acceptance procedures for radio communications equipment and monitors compliance with licensing constraints. In each instance, the Cellular Licensing Regulations require GTS to obtain additional permits with respect to the use of equipment and the provision of services.


     Telecommunications laws and regulations in Ukraine are similar in many respects to those of Russia, but are subject to greater risks and uncertainties. Regulations currently prohibit foreign entities from directly owning more than 49% of any telecommunications operating company. GTS' Ukrainian joint venture agreements provide it with the option of purchasing an additional 1% of the cellular network if these rules are liberalized. The Ukrainian government has proposed substantial frequency permit fees in connection with providing GSM service in Ukraine, and Golden Telecom has paid a $2.9 million frequency license fee on Golden Telecom's license. There can be no assurance that additional fees will not be imposed in the future. See also "Risk Factors -- Risks Relating to Russia and the CIS" (page [ ]).


     GTS' subsidiaries and ventures hold the following licenses in Russia and
Ukraine:


     Switched Services. In Russia, GTS indirectly holds two licenses. The first license was reissued to Sovintel in November 1996 and authorizes Sovintel to operate as an international overlay network with the ability to interconnect with the Moscow region and St. Petersburg PSTN. This license ultimately requires Sovintel to provide service to at least 50,000 subscribers and expires in May 2000. It was amended in February 1997 to cover the Leningrad region. The second license was reissued to SFIT, Limited, a wholly owned subsidiary of GTS in February 1997, for provision of intercity services in 38 regions and in Moscow with ability to interconnect with the PSTN. In Kiev, Ukraine, GTS holds a license for provision of overlay network services, including international services, in the name of its affiliate, Golden Telecom. In addition, Sovintel is an ITU RPOA, which enables it to maintain a separate dialing code (7-501) that can be directly dialed from over 170 countries. Sovintel's status as an RPOA also enables it to terminate calls directly with other operators.



     Leased Circuits. In September 1996 the MOC issued to Sovintel a five-year license to lease local, intercity and international circuits in the territory of Moscow, the Moscow region and St. Petersburg, valid until September 2001. The total number of circuits leased is in excess of 500 and may be increased up to a total authorized capacity of 2,500.



     Data Services. In August 1996, the MOC reissued to Sovam a 2 1/2-year license, effective July 1996, to provide data transmission services via a dedicated network to a number of oblasts and other regions covering a large portion of Russia. The license permits a network capacity of not less than 5,000 customers, allows it to interconnect with other data transfer networks in Russia, and expired January 1, 1999. GTS' purchase of


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

IAS's 33.3% interest in Sovam requires that Sovam re-register its license. GTS expects that the license will be re-registered.


     Local Access Services. In January 1997, the MOC licensed TCM to provide local telephone service in Moscow to not less than 100,000 subscriber local access lines. The license expires in May 2006. TCM has received authorization from Goskomsvyaz to construct an additional 50,000 numbers. TCM has also completed negotiations with MGTS to interconnect these numbers with the Moscow city telephone network. TCM is currently discussing with Goskomsvyaz whether an amendment to its license is necessary to add these numbers to its license.


     Cellular Services. In connection with cellular operations, Russian law apportions the responsibility for regulating and licensing cellular businesses between national and regional regulators. National telecommunications regulators have been assigned the responsibility of regulating and licensing cellular businesses utilizing the GSM and NMT-450 cellular standards prevalent in Europe. These regulators have auctioned licenses to provide these services to a number of ventures that have included large, well capitalized western telecommunications providers such as US WEST and Nokia during the last four years. Regional telecommunications authorities have been given the rights to supervise the observance of licenses by cellular businesses utilizing AMPS cellular standard service. However, AMPS licenses are issued by the MOC based on the recommendations of regional administrations. GTS believes that, in many instances, cellular operators obtaining AMPS standard licenses, particularly those in second tier cities, pay license fees that are lower than those paid for the GSM and NMT-450 "national standards". Licenses for cellular providers have a term of approximately 10 years. It is unclear whether the competitive tender requirement in the new Cellular Licensing Regulations will apply to all cellular operators or only those utilizing the GSM and NMT-450 standards.

     GTS' 14 Russian cellular companies have licenses which expire between 2005 and 2007. One of the companies initially received an operating license in 1994, six companies initially received an operating license in 1995, five companies initially received an operating license in 1996 and one company initially received an operating license in 1997. Additionally, Vostok Mobile has received licenses for five cities where it intends to begin operations later this year.


     Golden Telecom holds a license for provision of DCS-1800 mobile services in the Kiev oblast.


     Competition

     Overview. GTS faces significant competition in virtually all of its existing telecommunications businesses in the CIS. Many of GTS' competitors and potential competitors, which include large multinational telecommunications companies, have substantially greater financial and technical resources than GTS and have the ability to operate independently or with global or local partners and to obtain a dominant position in these markets. GTS believes that it has certain competitive advantages in each of these markets because of its operating history, its ability to bundle a broad range of telecommunications services in the region and its ability to make rapid decisions in pursuing new business opportunities and addressing customer service needs. GTS also believes that its local partnerships and reliance on nationals in the management of its businesses and joint ventures provide it with better knowledge of local political and regulatory structures, cultural awareness and access to customers.


     International Services. Sovintel faces significant competition from more than ten other existing service providers in Moscow, including Rostelecom and joint ventures between local parties and multinational telecommunications providers. Large competitors include the "Combellga" joint venture, an RPOA operator in which Alcatel and the Belgian PTO participate as foreign investors, "Comstar," a joint venture between GPT Plessey and MGTS, providing services similar to those provided by GTS, TelMos, a joint venture between AT&T, MGTS, Global One, through its Moscow based ventures, and Peterstar, in Petersburg, which is part of the PLD Telekom group. Several smaller companies, such as DirectNet and Aerocom, provide high-volume and carrier's carrier services in Moscow. Golden Telecom competes in the switched international traffic market with the Kiev electrosvyaz and UTel, a joint venture that includes Western partners with substantial capital and technical resources who together hold a dominant share of the Kiev market. GTS expects that market consolidation will take place among the competitive field in international services.

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


     Domestic Long Distance Services. GTS believes its major competitors in the Russian domestic long distance market consist of Rostelecom, the electrosvyazs, including those which are partners in GTS' TeleRoss Ventures, and a variety of ventures that include foreign partners with substantial financial resources. The most significant of such competitors include: Global One, through its regional operations; Rustel, a venture that includes Rostelecom, other Russian partners and International Business Communication Systems, a Massachusetts telecommunications firm; Belcom, a private company in which Comsat has a majority interest and which provides VSAT services primarily to the energy sector; Satcom, a Russian joint venture licensed to provide local, long distance and international service over private and public switched networks; Teleport TP, a satellite overlay company jointly owned by Rostelecom and Petersburg Long Distance that provides satellite teleports in cities throughout Russia; and Comincom, a Russian private venture. In the Russian Far East, TeleRoss competes with Vostok Telecom, which is owned by the Japanese companies KDD and NIC and certain Russian partners; and Nakhodka Telecom, which is owned by Cable & Wireless and certain Russian partners.


     GTS both cooperates and competes with Rostelecom. Rostelecom provides only international and long distance services to international carriers and regional electrosvyazs, and does not provide end-to-end customer services. GTS provides last mile, account management, and transit services for Rostelecom in Moscow, and uses Rostelecom channels and switches for both international and long distance services. GTS provides long distance and international services on an end-to-end basis, using service elements of Rostelecom, the electrosvyazs and its own resources. However, Rostelecom does compete with TeleRoss, in that TeleRoss provides intercity services to customers, using satellite channels provided by other state agencies (Intersputnik), and provides transit services to various electrosvyazs, on a traffic overflow basis.

     GTS believes that it enjoys a number of competitive advantages in the Russian domestic long distance market, the most important being the maturity of its international and data service businesses in Russia. This provides GTS with access to the services, customers, products, licenses and facilities of its other businesses. GTS also believes that it has more experienced management, a more comprehensive strategy to build out a nationwide long distance network and stronger relationships with many regional telephone companies and with satellite capacity providers, such as Intersputnik, than most of its competitors.

     Data Services. Sovam has several primary competitors in the market for data services: Global One, which began packet-switched service in Moscow and St. Petersburg in June 1992, under the Sprint Networks venture; Demos, an Internet service provider; and Relcom, a cooperative affiliation of computer users that relies on an older generation of technology that supplies slower and lower-cost messaging facilities to customers (primarily domestic commodities traders) that do not require higher levels of service. In addition, MCI and Rostelecom have recently announced their agreement to create a national Internet access network utilizing Rostelecom's domestic network and MCI's international infrastructure. Several voice operators including Sovintel have also announced the intention to provide Internet access and other data services. Although Sovam's business has grown quickly, GTS believes that Global One is the market leader. GTS believes that other potential competitors, including foreign PSTNs, Infotel, Infocom and Glasnet, are also active in this market.

     Although GTS faces significant competition in this market, it believes that it enjoys certain competitive advantages, including the ability to reach a wide area throughout Russia, innovative service offerings such as Russia On Line, the maturity of its business in the key banking services segment, high levels of customer service and support, and high speed digital channels.


     Local Access Services. GTS believes that its major competition in the Moscow local access market consists of a number of ventures with Western partners, including Telmos (which includes AT&T), Comstar (which includes GPT Plessey) and Combellga. However, since TCM has obtained an allocation of up to 150,000 numbers, GTS believes that TCM will account for a substantial proportion of the new capacity to come onto the market within the next five years.


     Cellular Services. Most Russian cellular markets have the potential for at least five licenced operators, including one operator for each of the GSM and NMT-450 cellular standards, which Russia has adopted as national standards, one operator using the AMPS cellular standard, which has been set as a regional standard
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and two operators in the DCS Cellular Standard. Many large Western telecommunications operators, including U S WEST, Deutsche Telekom, STET, Midcom and Millicom, have participated in auctions for licenses to provide GSM and NMT-450 cellular service to certain significant Russian urban centers. In addition, a CDMA auction recently occurred which could result in one or more CDMA "fixed wireless" providers entering the markets, where GTS has cellular operations. GTS is currently pursuing the development of CDMA operations in the CIS. In Ukraine, Golden Telecom competes primarily with an NMT operator and a GSM operator in Kiev. Additional GSM licenses were auctioned off in early 1997 and other GSM operators may enter other markets in 1998.


  ASIA

     GTS does not currently own or operate significant telecommunications assets in Asia.

     China

     GTS participates in the nationwide tourist industry VSAT network through GTS China Investments LLC, a company in which GTS holds a 75% interest and an affiliate of a shareholder of GTS owns a 25% interest. GTS China Investments LLC holds an indirect 63% interest in Beijing Tianmu Satellite Communications Technology Co. Limited ("Beijing Tianmu"), which provides technical, operational and financial support for the VSAT network. In addition, through Shanghai V-Tech Telecommunications Systems Co., Limited ("V-Tech"), a venture in which GTS holds a 75% interest, GTS provides financing, operational consulting, technical and engineering services to a Shanghai-based VSAT network operator.

     With respect to V-Tech, in addition to GTS' initial equity contribution of $3.75 million, GTS committed to fund up to an additional $3.0 million (all of which has been funded by the end of the third quarter of 1997). The joint venture expires in April 2015, and profits and losses are allocated according to ownership interests in consideration of funds at risk. See "GTS Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Accounting Methodology -- Profit and Loss Accounting" (page [ ]). GTS currently is evaluating adding additional partners to V-Tech which may reduce GTS' ownership interest in V-Tech. GTS has reached an agreement to sell its ownership interest in V-Tech in consideration of an equity interest in the purchaser of GTS' interest in such venture. Consummation of such sale is subject to certain conditions precedent.

     With respect to Beijing Tianmu, in addition to GTS' initial equity contribution of $8.75 million, GTS is responsible for arranging additional financing of up to $14.4 million, subject to the approval of the venture's Board of Directors, the majority of members of which are elected by GTS. GTS has no plans to make additional investments or to arrange additional investments in Beijing Tianmu. The joint venture expires in March 2021, and profits and losses are allocated according to ownership interests, in consideration of funds at risk. See "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting Methodology -- Profit and Loss Accounting" (page [ ]).

     India

     GTS' operations in India are conducted through C-Datacom International, Inc. ("CDI"), a wholly owned subsidiary which provides digital international private line communications to targeted business customers to and from India for multiple applications, including data and voice.

  EMPLOYEES

     On September 30, 1998, GTS, its consolidated subsidiaries and joint ventures in which GTS participates, employed approximately 1,935 persons. GTS believes its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. GTS believes that its relations with its employees are good.

     Although GTS' employees are not unionized, unions represent employees of GTS' railroad partners in HER. Under the agreements contemplated between HER and its railroad partners, some of these employees

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will be required to construct and maintain certain portions of the HER network.
There can be no assurances that unionized employees of HER's partners will not experience labor unrest.

  PROPERTIES

     GTS leases, under long-term leases, office space to serve as sales office and/or administrative facilities, including its 15,000 square-foot headquarters in McLean, Virginia with a five year lease expiring December, 2000. GTS has entered into a new lease for its headquarters in McLean covering 33,000 square feet, which lease will expire September, 2005. GTS expects to relocate to the new space in the first quarter 1999 and plans to sublease its current offices. GTS maintains regional headquarters offices in Moscow and Budapest, as well as facilities in McLean, Virginia and London. HER is headquartered just outside of Brussels, Belgium.

     HER leases, under long-term leases, portions of railroad, utility and other rights-of-way for its fiber-optic routes. HER is creating a fiber optic network consisting of optical fiber pairs, which are leased under long-term leases, and technical sites leased under long-term leases. See "Description of GTS -- Western Europe -- HER" (page [ ]).

  LITIGATION

     In addition to routine legal proceedings incidental to the conduct of its business, GTS, GTS-Hungaro and GTS-Hungary are named as defendants in an action captioned USH Ventures and USH Telecom, L.L.C. v. Global TeleSystems Group, Inc. and GTS-Hungaro, Inc., Civil Action No. 97C-08-86, commenced in August 1997, which is currently pending in the Superior Court of the State of Delaware in and for New Castle County. The complaint alleges breach of contract and interference with a business relationship. On May 21, 1998, the Superior Court of the State of Delaware denied GTS' motion to dismiss the claim. While it is not possible at this time to make a meaningful assessment of the outcome of this litigation, based upon information currently available and upon consultation with counsel, GTS does not believe that the outcome of this litigation will have a material adverse effect upon the financial condition of GTS.

     On March 27, 1998, V-Tech brought a claim for approximately $1.1 million against Gilat Satellite Networks, Limited, the vendor of a Ku-band VSAT hub and system which V-Tech purchased in 1996, in an arbitration proceeding under the Rules of Arbitration of the ICC International Court of Arbitration. V-Tech has demanded in the request for arbitration that Gilat accept return of the equipment, which V-Tech has not accepted or commissioned because it has failed to meet contract specifications, and refund purchase amounts already paid under the contract, plus other sums. On June 2, 1998 Gilat filed a counterclaim against V-Tech seeking the balance due under the contract and other alleged damages, in the aggregate amount of $685,000. Gilat has stated its intention to join GTS as a third-party respondent to its counterclaim. Although it is not possible at this time to make an assessment of the outcome of the arbitration proceeding, GTS does not believe that Gilat's counterclaim, even if successfully asserted against GTS, would have a material adverse effect upon GTS' financial condition.

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             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GTS

     The following selected historical consolidated financial data as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 are derived from GTS' audited Consolidated Financial Statements. The following unaudited selected historical consolidated financial data as of September 30, 1998 and for the three and nine months ended September 30, 1997 and 1998 are derived from GTS' unaudited Consolidated Financial Statements. The selected financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited Consolidated Financial Statements and related notes thereto appearing elsewhere in this Prospectus.

     Under generally accepted accounting principles, many of GTS' ventures are accounted for by the equity method of accounting. Under this method, the operating results of the ventures are included in our Consolidated Statement of Operations as a single line item, "Equity in (losses) earnings of ventures." GTS recognizes 100% of the losses in ventures where we bear all of the financial risk (which includes all of our significant ventures except for Sovintel and, historically, HER). Also, the assets, liabilities and equity of the ventures are included in GTS' Consolidated Balance Sheets as a single line item "Investments in and Advances to Ventures." See Note 3 to GTS' audited Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Financial information about GTS' equity ventures is included below under "Supplemental Information -- Selected Historical Financial Data -- Combined Equity Investments."

                                                                                         THREE MONTHS           NINE MONTHS
                                                                                             ENDED                 ENDED
                                             YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,         SEPTEMBER 30,
                               ----------------------------------------------------   -------------------   --------------------
                                1993       1994       1995       1996      1997(1)      1997       1998       1997       1998
                               -------   --------   --------   --------   ---------   --------   --------   --------   ---------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues, net................  $   328   $  2,468   $  8,412   $ 24,117   $  47,098   $ 12,921   $ 63,834   $ 30,216   $ 117,299
Gross margin.................      328         23         16      5,176       4,379     (2,468)    24,985      1,864      35,232
Operating expenses...........    3,340     12,863     41,014     52,955      78,410     24,971     42,833     52,059      94,243
Equity in earnings (losses)
  of ventures................      472       (135)    (7,871)   (10,150)    (14,599)    (8,067)    (3,485)   (18,234)      4,142
Other income (expense).......      100        990     11,034     (8,729)    (29,551)   (10,942)   (15,484)   (16,902)    (34,857)
Loss before extraordinary
  loss.......................   (2,440)   (11,985)   (40,400)   (67,991)   (116,986)   (48,185)   (37,478)   (87,872)    (88,131)
Extraordinary loss(2)........       --         --         --         --          --         --         --         --     (12,704)
Net loss.....................   (2,440)   (11,985)   (40,400)   (67,991)   (116,986)   (48,185)   (37,478)   (87,872)   (100,835)
Loss per share before
  extraordinary loss.........    (0.26)     (0.69)     (1.61)     (2.22)      (3.26)     (1.34)     (0.62)     (2.49)      (1.65)
Extraordinary loss per
  share(2)...................       --         --         --         --          --         --         --         --       (0.24)
Net loss per share...........    (0.26)     (0.69)     (1.61)     (2.22)      (3.26)     (1.34)     (0.62)     (2.49)      (1.89)

                                                                                                           AT SEPTEMBER 30,
                                                    1993       1994       1995       1996      1997(1)           1998
                                                   -------   --------   --------   --------   ---------   -------------------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents........................  $ 3,641   $ 29,635   $  9,044   $ 57,874   $ 318,766   $  993,928
Property and equipment, net......................      829      8,393     29,523     35,463     236,897      436,019
Investments in and advances to ventures..........      794     13,841     56,153    104,459      76,730       61,705
Total assets.....................................    5,968     61,957    115,621    237,378     780,461    1,814,893
Total debt.......................................      725      2,152     27,454     85,547     639,359    1,208,533
Minority interest and stock subject to
  repurchase.....................................       --          8      5,273      6,248      31,255       59,600
Shareholders' equity.............................    4,685     54,684     55,322    113,668      26,967      351,409

---------------

(1) As a result of GTS' increase in ownership interest and amendment to the HER Shareholders Agreement that was completed on July 16, 1997, GTS accounts for its ownership interest in HER under the consolidation method of accounting. Prior to this date, GTS accounted for HER under the equity method of accounting.

(2) GTS recognized a $12.7 million extraordinary charge to earnings in the first quarter of 1998, as a result of GTS' early extinguishment of certain related party debt obligations. The nature of the charge is comprised of the write-off of $11.6 million of unamortized debt discount and $1.1 million of unamortized debt issuance costs that were deferred as financing costs and were being amortized over the original maturity of the debt.

                SUPPLEMENTAL INFORMATION -- SELECTED HISTORICAL
              FINANCIAL DATA OF GTS -- COMBINED EQUITY INVESTMENTS

     The following unaudited selected historical financial data -- equity investments for the years ended December 31, 1995, 1996 and 1997 and for the three and nine months ended September 30, 1997 and 1998, are derived from GTS' financial records. It is intended to supplement the aforementioned selected historical consolidated financial data. The financial data set forth below represents 100% of the results of operations for each of the entities.

     GTS believes that this information provides additional insight on GTS' unconsolidated equity method investments. Generally accepted accounting principles prescribe inclusion of revenues and expenses for consolidated interests (generally interests of more than 50%, absent some other factors), but not for equity interests (generally interests of 20% to 50%) or cost interests (generally interests of less than 20%). Further, equity accounting ordinarily results in the same net income as consolidation; however, the net operating results are reflected on one line within the income statement.

                                                        OWNERSHIP                 COST OF    OPERATING        NET
                                                       INTEREST(1)     REVENUES   REVENUES   EXPENSES    INCOME/(LOSS)
                                                       -----------     --------   --------   ---------   -------------
                                                                  (IN THOUSANDS, EXCEPT OWNERSHIP INTEREST)
YEAR ENDED DECEMBER 31, 1995
  Sovintel...........................................       50%        $44,292    $26,247    $  7,047      $  7,648
  TCM................................................       50%             49         --          57            (7)
  TeleRoss...........................................       50%            176         59         242          (193)
  Sovam..............................................     66.7%          4,434      2,914       3,273        (1,789)
  GTS Cellular Companies.............................       50%(2)       4,574      2,834       2,960        (2,165)
  Other..............................................       50%(2)         526        957       9,379        (9,874)
                                                                       --------   --------   --------      --------
        Total........................................                   54,051     33,011      22,958        (6,380)
  ADJUSTMENTS FOR INTER-AFFILIATE TRANSACTIONS(3)....                   (2,270)    (2,215)     (6,967)

YEAR ENDED DECEMBER 31, 1996
  Sovintel...........................................       50%        $75,040    $43,910    $ 10,411      $ 14,762
  TCM................................................       50%         16,507      3,330       1,854         8,874
  TeleRoss...........................................       50%          2,413        832       2,293          (841)
  Sovam..............................................     66.7%         11,671      8,236       5,714        (2,138)
  GTS Cellular Companies.............................       50%(2)      25,778     11,883      13,614        (3,406)
  Other..............................................       50%(2)      12,063     12,235      21,132       (22,471)
                                                                       --------   --------   --------      --------
        Total........................................                  143,472     80,426      55,018        (5,220)
  ADJUSTMENTS FOR INTER-AFFILIATE TRANSACTIONS(3)....                  (15,385)   (13,562)     (8,083)

YEAR ENDED DECEMBER 31, 1997
  Sovintel...........................................       50%        $113,962   $72,629    $ 17,020      $ 18,464
  TCM................................................       50%         29,308      7,169       3,286        12,512
  TeleRoss...........................................       50%          6,794      2,138       3,612            71
  Sovam..............................................     66.7%         17,808     10,684       5,653           780
  GTS Cellular Companies.............................       50%(2)      44,275     21,355      17,678          (906)
  Other..............................................       50%(2)      14,013     13,757      27,596       (26,591)
                                                                       --------   --------   --------      --------
        Total........................................                  226,160    127,732      74,845         4,330
  ADJUSTMENTS FOR INTER-AFFILIATE TRANSACTIONS(3)....                  (24,927)   (23,250)     (8,357)

                                                        OWNERSHIP                 COST OF    OPERATING        NET
                                                       INTEREST(1)     REVENUES   REVENUES   EXPENSES    INCOME/(LOSS)
                                                       -----------     --------   --------   ---------   -------------
                                                                  (IN THOUSANDS, EXCEPT OWNERSHIP INTEREST)
NINE MONTHS ENDED SEPTEMBER 30, 1997
  Sovintel...........................................       50%        $82,029    $51,048    $ 12,324      $ 14,215
  TCM................................................       50%(2)      20,715      4,733       2,270         9,653
  TeleRoss...........................................       50%          5,113      1,419       2,460           512
  Sovam..............................................     66.7%(3)      12,877      7,867       4,635          (168)
  GST Cellular Companies.............................       50%(4)(5)   29,412     14,227      13,022        (2,746)
  Other..............................................       50%(4)       8,860      8,400      25,736       (25,146)
                                                          ----         --------   --------   --------      --------
        Total........................................                  159,006     87,694      60,447        (3,680)
  ADJUSTMENTS FOR INTER-AFFILIATE TRANSACTIONS(6)....                  (17,049)   (15,853)    (11,105)

NINE MONTHS ENDED SEPTEMBER 30, 1998 (2)(3)(5)
  Sovintel...........................................       50%        $99,498    $65,779    $ 17,653      $  6,891
  TCM................................................       50%(2)      21,586      5,689       1,857         8,843
  TeleRoss...........................................       50%          7,436      2,163       3,241          (121)
  GTS Cellular Companies.............................       50%(4)(5)   40,186     18,737      14,158           458
  Other..............................................       50%(4)      18,838     18,107       3,961        (2,591)
                                                          ----         --------   --------   --------      --------
        Total........................................                  187,544    110,475      40,870        13,480
  ADJUSTMENTS FOR INTER-AFFILIATE TRANSACTIONS(6)....                  (25,001)   (23,960)      1,493

---------------

(1) The ownership interest column indicates GTS' legal ownership percentage for the respective equity investments. The information is being provided to assist an investor or analyst in determining GTS' legal rights associated with the presented financial data.

(2) During the quarter ended September 30, 1998, GTS purchased the remaining 47.36% interest in GTS Vox Limited, the intermediate holding company of TCM. As a result, effective July 1998, GTS will have a 95% interest in TCM and will also account for its interest in TCM using the consolidation as opposed to the equity method of accounting. The results of TCM for the six months ended June 30, 1998 have been included within the nine months ended September 30, 1998 presented above.

(3) GTS purchased the remaining 33% interest in Sovam in February 1998 and as a result, effective February 1998, Sovam is accounted for by the consolidation as opposed to the equity method of accounting.

(4) GTS generally maintains a 50% ownership interest in these equity investments.


(5) Prior to July 1, 1998, GTS beneficially owned approximately 25% of Golden Telecom and included its results within the GTS Cellular companies accounted for under the equity method. During the second quarter of 1998, GTS completed a restructuring of the capital and ownership of Golden Telecom, which results in GTS beneficially owning approximately 57% of Golden Telecom. As a result, effective June 30, 1998, Golden Telecom is accounted for under the consolidation as opposed to equity method of accounting. The results of Golden Telecom for the three months ended March 31, 1998 have been included within the nine months ended September 30, 1998 presented above.



(6) The adjustment amounts represent the effect of inter-affiliate transactions between GTS' consolidated and equity method ventures. More detailed information about inter-affiliate transactions is included under "GTS Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting Methodology" (page [ ]).

        GTS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                           AND RESULTS OF OPERATIONS


     The following is a discussion of the financial condition and results of operations of GTS as of September 30, 1998 and December 31, 1997 and 1996 and for the three and nine months ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995. The following discussion should be read in conjunction with GTS' Consolidated Financial Statements and the notes related thereto included elsewhere in this Offering Circular/Proxy Statement/Prospectus.


SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Certain statements contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" including, without limitation, those concerning (i) projected traffic volume, (ii) future revenues and costs,
(iii) changes in GTS' competitive environment and (iv) the performance of future equity-method investments, contain forward-looking statements concerning GTS' operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

OVERVIEW

     Business. GTS is a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers in Russia and the CIS, Central Europe and Asia. In Western Europe, through HER, GTS is operating and continuing to develop a pan-European high capacity fiber optic network which is designed to interconnect a majority of the largest Western and Central European cities and to transport international voice, data and multimedia/image traffic for other carriers throughout Western and Central Europe. GTS' strategy to develop its businesses generally has been to establish joint ventures with a strong local partner or partners while maintaining a significant degree of operational control. GTS' business activities consist of the ownership and operation of (i) international long distance businesses, which operate through international gateways that provide international switching services and transmission capacity, (ii) local access networks, which provide local telephone service, (iii) cellular networks, which provide wireless telecommunications services, (iv) a domestic long distance business, (v) data networks and (vi) carriers' carrier networks, which provide high volume transmission capacity to other carriers.


     GTS began to acquire interests in numerous telecommunications ventures beginning in 1994 and continued to acquire such interests throughout 1995 and 1996. Ventures with significant financial results in 1994 included Sovintel (an international long-distance and domestic and local access telecommunications service provider) and GTS-Hungary (a VSAT network telecommunications service provider); ventures that incurred start-up costs associated with building out their business infrastructure in 1994 included Sovam (a data and Internet telecommunications service provider) and EuroHivo (a paging telecommunications service provider). In 1995, TeleRoss (a domestic long distance telecommunications service provider) and GTS Cellular (a basic cellular telecommunications service provider) began operations and expanded into numerous regions within the CIS by the end of 1996. TCM (a local access telecommunications service provider) began operations in 1996. HER (a carriers' carrier telecommunications service provider) began its network build-out in 1995, began limited operations at the end of 1996 and expects to continue to develop its network during 1998 and beyond. The fact that these ventures are in various stages of development affects the discussion of comparative results below. See "Description of GTS" (page [ ]).


     GTS has invested significantly in its ventures through capital contributions and loans. In addition, GTS has made a significant commitment to its businesses and ventures through the provision of management assistance and training. GTS has also incurred significant expenses in identifying, negotiating and pursuing new telecommunications opportunities. GTS and certain of its ventures are experiencing continuing losses and negative operating cash flow primarily because the businesses are in the developmental and start-up phases of operations. Management recognizes that GTS must generate additional capital resources in order to continue its operations and meet its new development initiatives. The ultimate recoverability of GTS' investments in and advances to ventures is dependent on many factors including, but not limited to, the ability of GTS to obtain sufficient financing to continue to meet its capital and operational commitments, the economies of the countries in which it does business and the ability of GTS to maintain the necessary telecommunications licenses.


     GTS' businesses are developing rapidly. Some of the businesses operate in countries with emerging economies which have uncertain economic, political and regulatory environments. The general risks of operating businesses in the CIS and other developing countries include the possibility for rapid change in government policies including telecommunications regulations, economic conditions, the tax regime and foreign currency regulations. See "Risk
Factors -- Risks Specific to GTS" (page [  ]).


ACCOUNTING METHODOLOGY

     Accounting for Business Ventures. Wholly owned subsidiaries and majority-owned ventures where GTS has unilateral operating and financial control are consolidated. Those ventures where GTS exercises significant influence, but does not exercise unilateral operating and financial control, are accounted for by the equity method. GTS has certain majority-owned ventures that are accounted for by the equity method as a result of minority shareholder rights, super-majority voting conditions or other governmentally imposed uncertainties so severe that they prevent GTS from exercising unilateral control of the venture.

     Profit and Loss Accounting. GTS recognizes profits and losses in accordance with its underlying ownership percentage or allocation percentage as specified in the agreements with its partners; however, GTS recognizes 100% of the losses in ventures where GTS bears all of the financial risk (which includes all of GTS' significant ventures except for Sovintel and, historically, HER). Accordingly, the portion of the losses that would normally be assigned to the minority interest partner ("Excess Losses") is recognized by GTS. When such ventures become profitable, GTS recognizes 100% of the profits until such time as the Excess Losses previously recognized by GTS have been recovered. As of September 30, 1998, $8.3 million and $7.6 million represent the net unrecovered Excess Losses for GTS' consolidated and equity method investments, respectively, that is expected to favorably benefit future period results from operations upon GTS' existing business ventures becoming profitable. This accounting policy was adopted prior to 1995; however, 1995 was the first year that the excess loss amount was deemed material for recognition within GTS' accounting records. For the period from January 1, 1997, through August 31, 1997, GTS recognized 100% of HER's losses due to GTS being the financing partner during this period. As a result of HER's issuance in August 1997, of $265 million aggregate principal amount of 11.5% senior notes due 2007 (of which $56.6 million was placed in escrow for the first two years' interest payments) GTS no longer considers itself as the financing partner.

     Inter-Affiliate Transactions. Several of GTS' ventures have entered into business arrangements through which they provide integrated solutions for their customers by leveraging each others' telecommunications infrastructure. These arrangements have historically been focused primarily within a region; however, as GTS has increased its geographic coverage and telecommunication capabilities, these arrangements have expanded between regions. In accordance with generally accepted accounting principles, all significant intercompany accounts and transactions are eliminated upon consolidation.

     Turnover Taxes. GTS' ventures within the CIS region incur a 4% turnover tax that is based on the revenues earned. GTS includes these taxes as a component of its operating expenses, since these taxes are incidental to the revenue cycle.

     The following table, as of September 30, 1998, summarizes the accounting methodology for the principal business ventures through which GTS conducts its business.

                                                            EFFECTIVE
                                            COUNTRY/REGION     GTS                ACCOUNTING
               COMPANY NAME                 OF OPERATIONS   OWNERSHIP             METHODOLOGY
               ------------                 --------------  ---------             -----------
CIS
  Sovintel................................  Russia               50   %       Equity
  TCM.....................................  Russia               95   %(1)    Consolidated(1)
  TeleRoss Operating Company..............  Russia              100   %(2)    Consolidated
  TeleRoss Ventures.......................  Russia               50   %(3)    Equity
  Sovam...................................  Russia              100   %(4)    Consolidated(4)
  GTS Cellular............................  CIS              50%-75   %(5)    Equity/Consolidated
Western Europe
  HER.....................................  Western Europe       89   %(6)    Consolidated(6)
  GTS-Monaco Access.......................  Monaco               50   %       Equity
Central Europe
  GTS-Hungary.............................  Hungary              99   %       Consolidated
  EuroHivo................................  Hungary              70   %(7)    Equity
  Czechnet................................  Czech Republic      100   %       Consolidated
  CzechCom................................  Czech Republic      100   %       Consolidated
Asia
  V-Tech..................................  China                75   %       Equity
  Beijing Tianmu..........................  China                47   %       Equity
  CDI.....................................  India               100   %       Consolidated

---------------

(1) During the quarter ended September 30, 1998, GTS purchased the remaining 47.36% interest in GTS Vox Limited, the intermediate holding company of TCM. As a result, effective July 1998, GTS has a 95% interest in TCM and accounts for its interest in TCM using the consolidation as opposed to the equity method of accounting.


(2) The TeleRoss Operating Company is comprised of a wholly-owned subsidiary that operates a domestic long distance network and holds the applicable operating license for TeleRoss and performs the customer invoicing and collection functions for telecommunications services. TeleRoss Operating Company is accounted for under the consolidation method of accounting because GTS has unilateral control over the operations and management decisions. TeleRoss Operating Company's operations are further discussed in "-- Results of Operations -- Consolidated Ventures" (page [ ]) and "Description of GTS -- Russia and the CIS -- TeleRoss" (page [ ]). A significant portion of TeleRoss Operating Company's costs of revenue consists of settlement fees paid to the TeleRoss Ventures [as defined in (3) below], with such fees being recorded as revenue by the TeleRoss Ventures. To date, all of the TeleRoss Ventures' revenue was derived from such fees. Any decline in the business or operations of the TeleRoss Ventures would have a material adverse effect on the results of TeleRoss Operating Company.



(3) TeleRoss Ventures is comprised of 14 joint ventures that are 50% beneficially owned by GTS, which originate traffic and provide local termination of calls through agency arrangements with TeleRoss Operating Company. GTS does not exercise unilateral control over the TeleRoss Ventures, and therefore they are accounted for under the equity method of accounting. TeleRoss Ventures' operations are further discussed in "-- Results of Operations -- Non-Consolidated Ventures" (page [ ]).


(4) GTS purchased the remaining 33% interest in Sovam in February 1998 and as a result, effective February 1998, Sovam is accounted for by the consolidation as opposed to the equity method of accounting.


(5) GTS conducts its cellular operations through (i) Vostok Mobile, a wholly owned GTS venture that owns between 50% and 100% of a series of thirteen cellular joint ventures in various regions in Russia, (ii) PrimTelefone, a 50% owned venture in Vladivostok, Russia and (iii) Golden Telecom, an approximately 57% beneficially owned venture in Kiev, Ukraine. GTS completed a restructuring of the capital and ownership of Golden Telecom on June 30, 1998, which results in GTS beneficially owning approximately 57% of Golden Telecom. As a result, effective June 30, 1998, Golden Telecom is accounted for by the consolidation as opposed to equity method of accounting.


(6) As of July 16, 1997, HER is accounted for by the consolidation as opposed to the equity method of accounting. In addition, in March 1998 and October 1998, GTS's ownership interest in HER increased 10% and 0.5%, respectively.

(7) GTS sold its interest in EuroHivo in August 1998. The closing of this transaction did not have a material effect on GTS' results from operations and financial condition.


     Russian Economic Crisis. GTS recorded a $13.1 million pre-tax charge to earnings in its third quarter 1998 financial results that resulted from the devaluation of the ruble and the consequences of the banking and economic crisis within Russia. See "Liquidity and Capital Resources" (page [ ]).


     Further, as identified in the preceding table that summarizes the accounting methodology for GTS' principal business ventures, several of GTS' business ventures within Russia are accounted for under the equity method of accounting. Accordingly, the $13.1 million pre-tax charge; that is mainly comprised of foreign currency exchange losses for ruble-denominated net monetary assets with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks, is primarily reflected in the "equity in losses/(earnings) of ventures" line item with the remainder in the "foreign currency losses" and "selling, general and administrative" line items within GTS' Condensed, Consolidated Statements of Operations.

RESULTS OF OPERATIONS -- CONSOLIDATED VENTURES


     Management's discussion included within "-- Results of Operations -- Consolidated Ventures" reflects the following significant operating ventures: TeleRoss Operating Company, Sovam, TCM, Golden Telecom, HER, GTS-Hungary and the Czech Companies. Although GTS was not able to follow the consolidation method of accounting for Sovam, TCM and Golden Telecom in the three and nine months ended September 30, 1997, and TCM and Golden Telecom for the first six months of 1998, GTS has included, for comparative purposes, a discussion of their financial performance for the three and nine months ended September 30, 1997, and nine months ended September 30, 1998, respectively, in our discussion of "Results of Operations -- Consolidated Ventures." See "Results of Operations -- Non-Consolidated Ventures (Equity Investees)" (page [ ]) for a discussion of the operating results of Sovintel, TeleRoss Ventures, GTS Cellular and GTS-Monaco Access.



     Revenue. GTS' consolidated revenue was $63.8 million and $117.3 million for the third quarter and year to date ended September 30, 1998, respectively, which was $50.9 million and $87.1 million above the same periods in 1997. The growth in revenue was primarily attributable to the inclusion of HER, TeleRoss, Sovam, TCM and Golden Telecom in GTS' consolidated financial results, who contributed $42.9 million, $22.2 million, $18.8 million, $12.3, and $7.0 million, respectively, for the nine months ended September 30, 1998. TCM and Golden Telecom third quarter revenues are included in GTS' consolidated revenues for the third quarter and year to date ended September 30, 1998.


     The CIS region's consolidated revenue increased 345.1% and 237.1% to $31.6 million and $60.0 million for the three and nine months ended September 30, 1998, respectively, from the comparable periods in 1997. TeleRoss Operating Company generated revenue of $6.8 million and $22.2 million, representing 21.5% and 37.0% of the CIS region's consolidated revenue for the three and nine months ended September 30, 1998, respectively. The growth in TeleRoss Operating Company revenue of 35.4% for the year to date from the same periods last year was the result of the increase in traffic volume generated by the TeleRoss Ventures due to the increase in the number of cities and number of VSAT's installed at customer locations outside of cities in which they have a presence.

     Sovam generated revenue of $6.4 million and $18.8 million for the three and nine months ended September 30, 1998, respectively. The 30.6% and 45.7% increase from prior year periods in Sovam revenue is primarily attributable to the expansion of Sovam's network throughout Russia and the CIS and the wider variety of service offerings. (Sovam was an equity method company in 1997.)

     TCM's revenue for the three and nine months ended September 30, 1998 increased 57.7% and 63.8% to $12.3 million and $33.9 million, respectively, from the comparable periods in 1997. This increase was primarily due to increases in local and international/long distance traffic revenue and increases in monthly port charges and the sale of additional local access lines. (TCM was an equity method company prior to July 1, 1998.)


     Revenue for Golden Telecom was $7.0 million and $16.9 million for the three and nine months ended September 30, 1998, respectively, which represents a 218.2% and 322.5% increase from the comparable periods in 1997. The growth in revenue was primarily attributable to the increase in cellular subscribers. (Golden Telecom was an equity method company prior to July 1, 1998.)


     HER generated $27.0 million and $42.9 million of revenue in the three and nine months ended September 30, 1998, respectively, compared to $1.7 million and $2.3 million, respectively, in the same periods in 1997 (HER was an equity method company prior to July 1997). The growth in revenue is attributable to the continued deployment of the HER network as well as the inclusion of Ebone, whose revenue was $7.4 million for the three months ended September 30, 1998. HER commenced commercial service over the Brussels-Amsterdam route in late 1996, the London-Paris portion in November 1997, Frankfurt, Zurich, Geneva, Stuttgart, Dusseldorf and Munich were added in the second quarter of 1998, and Milan was added during the third quarter of 1998.

     The Central Europe region's consolidated revenue increased 29.4% and 32.6% to $4.4 million and $12.6 million for the three and nine months ended September 30, 1998, respectively, from the comparable periods in 1997. This growth is attributable to the expansion of the customer base and product offerings of these businesses.

     Gross Margin. GTS's consolidated gross margin was $25.0 million and $35.2 million, or 39.2% and 30.0% of revenue, for the three and nine months ended September 30, 1998, respectively, and ($2.4) million and $1.9 million, or (18.6%) and 6.3% of revenue, for the three and nine months ended September 30, 1997, respectively.

     Sovam represented 11.2% and 25.0% of the consolidated gross margin for the three and nine months ended September 30, 1998, respectively. (Sovam was an equity method company in 1997.) Sovam had gross margin as a percentage of revenues of 43.8% and 46.8% for the three and nine months ended September 30, 1998, respectively. The increase of 0.9% and 8.0% in gross margin as a percentage of revenue in comparison to the same periods in 1997 reflects the higher margin service offerings that Sovam is currently providing and also management's focus to improve its cost structure; i.e., the negotiation of improved channel costs from suppliers and controlled growth in both personnel and capital expenditures.

     The TeleRoss Operating Company represented 1.2% and 6.0% of the consolidated gross margin for the three and nine months ended September 30, 1998, respectively, and 20.8% and 52.6% for the three and nine months ended September 30, 1997, respectively. TeleRoss had gross margin as a percentage of revenue of 4.4% and 9.5% for the three and nine months ended September 30, 1998, respectively. The increase of 12.1% and 3.4% in margin as a percentage of revenue in comparison to the comparable periods in 1997 reflects the overall increase in revenue as discussed above.

     TCM represented 36.0% of the consolidated gross margin for the third quarter 1998 (TCM was an equity method company prior to July 1, 1998). TCM had gross margin as a percentage of revenues of 73.2% and 73.5% for the three and nine months ended September 30, 1998, respectively. Gross margin as a percentage of revenue decreased 1.2% and 3.8% in comparison to the same period in 1997 as a result of higher infrastructure and settlement costs.


     Golden Telecom represented 17.6% of the consolidated gross margin for the third quarter 1998 (Golden Telecom was an equity method company prior to July 1, 1998). Golden Telecom's gross margin was 62.9% and 58.6% of revenue for the three months ended September 30, 1998 compared to gross margin of 54.5% and 37.5% of total revenue for the comparable periods during 1997.


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

     HER had a favorable effect on consolidated gross margins of $7.3 million and $6.3 million for the three months and nine months ended September 30, 1998. For comparative purposes, HER had an unfavorable gross margin of ($1.0) million and ($3.7) million for the three and nine months ended September 30, 1997 (HER was an equity method company prior to July 1997). HER represented 29.2% and 17.9% of the consolidated gross margin for the three and nine months ended September 30, 1998. The improvement in gross margins in 1998 as compared to 1997 is reflective of the increased utilization of the network as well as the inclusion of Ebone, whose gross margin was $3.9 million for the three months ended September 30, 1998.

     The Central European region had gross margin as a percentage of revenue of 31.8% and 33.3% for the three and nine months ended September 30, 1998, respectively. The decrease of 3.5% and 5.6% in gross margin as a percentage of revenue in comparison to the comparable periods in 1997 primarily reflects the startup activities of the GTS Net product offering in Hungary.


     Operating Expenses. Consolidated operating costs were $42.8 million and $94.2 million for the three and nine months ended September 30, 1998, respectively, a 71.5% and 81.0% increase above the comparable periods in 1997. The increase in operating costs is attributable to the inclusion of HER, Sovam, TCM and Golden Telecom in the Company's consolidated financial results, the growth in expenditures associated with building business infrastructure for primarily the TeleRoss Operating Company and costs attributable to increasing the corporate staff.



     Equity in (Losses)/Earnings of Ventures. GTS recognized (losses)/earnings of ($3.5) million and $4.1 million for its investments in non-consolidated ventures in the three and nine months ended September 30, 1998, respectively, as compared to recognizing losses of $8.1 million and $18.2 million in the comparable periods, respectively, in 1997. This improvement was primarily the result of HER and Golden Telecom no longer being equity method investees offset by a $7.7 million charge to earnings associated with GTS' business operations in Russia as a result of the deterioration of the economic conditions in Russia during the quarter. The $7.7 million charge is principally comprised of foreign exchange losses with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks. In addition, GTS' third quarter 1997 financial results were unfavorably affected by management's decision to write-off certain investments in and advances to ventures in Asia and Central Europe. As a result of the application of GTS' previously discussed profit and loss accounting, additional losses of $1.6 million were recognized for the three and nine months ended September 30, 1998. Included in the quarter and year to date results for September 30, 1997 were $3.1 million and $10.9 million of additional losses. See "Results of Operations -- Non-Consolidated Ventures (Equity Investees)" (page [ ]) for a discussion of the results of operations of GTS' significant equity investees.



     Interest, Net. GTS earned interest income of $13.9 million and $28.1 million for the three and nine months ended September 30, 1998, respectively, a 344.7% and 432.6% increase over the same periods in 1997, primarily as a result of investing the proceeds from GTS' 1997 and 1998 capital raise efforts. See "-- Liquidity and Capital Resources" (page [ ]).



     GTS incurred interest expense of $22.0 million and $52.6 million for the three and nine months ended September 30, 1998, respectively, which was 58.1% and 149.5% above the comparable periods in 1997. The significant increase in interest expense was due to the $571.9 million increase in debt raised in 1998 and the $409.8 million debt raised in 1997. See "-- Liquidity and Capital Resources" (page [ ]).



     Foreign Currency Losses. GTS recognized foreign currency losses of $7.3 million and $10.4 million for the three and nine months ended September 30, 1998. These losses are primarily attributable to the devaluation of the Russian ruble and foreign currency exposure at HER. HER has recorded foreign exchange losses due to its foreign exchange exposure associated with its issuance in August 1997 of aggregate principal $265 million U.S. dollar denominated debt, other U.S. dollar denominated cash and payable balances, losses on several forward exchange contracts and the weakening of the U.S. dollar versus European currencies in the third quarter of 1998. See "-- Liquidity and Capital Resources -- Liquidity Analysis" (page [ ]) for further discussion.


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

     Provision for Income Taxes. GTS' consolidated tax provision was $0.8 million and $2.2 million for the three and nine months ended September 30, 1998 and $1.0 million and $1.8 million for the three and nine months ended September 30, 1997, respectively. GTS' financial statements do not reflect any provision for benefits that might be associated with the U.S. and non-U.S. loss carryforwards. There can be no assurance that such non-U.S. loss carryforwards will be allowed, in part or in full, by local tax authorities against future income.

     Extraordinary Loss. GTS recognized a $12.7 million extraordinary charge to earnings in the first quarter of 1998, as a result of GTS' early extinguishment of certain related party debt obligations. The nature of the charge is comprised of the write-off of $11.6 million of unamortized debt discount and $1.1 million of unamortized debt issuance costs that were deferred as financing costs and were being amortized over the original maturity of the debt.

     Year Ended December 31, 1997 compared to Year Ended December 31, 1996 and compared to Year Ended December 31, 1995


     Management's discussion included within "-- Results of Operations -- Consolidated Ventures" reflects the following significant operating ventures: TeleRoss Operating Company, GTS-Hungary, the Czech Companies and HER (for 1997). See "Results of Operations -- Non-Consolidated Ventures (Equity Investees)" (page [ ]) for a discussion of the operating results of Sovintel, TCM, Sovam, TeleRoss Ventures, GTS Cellular, HER (prior to 1997), GTS-Monaco Access, EuroHivo and the Asia business ventures.


     Revenue. GTS' consolidated revenue was $47.1 million, $24.1 million and $8.4 million for the years ended December 31, 1997, 1996, and 1995, respectively. The growth in revenue was attributable to the commencement in 1995 of commercial operations by TeleRoss Operating Company, as well as the continued expansion of services and customer base in Central Europe, and HER's initial Amsterdam to Brussels route and further expansion to London and Paris during 1997.

     The CIS region's consolidated revenue was $27.1 million, $12.7 million, and $3.8 million for the years ended December 31, 1997, 1996 and 1995 respectively. TeleRoss Operating Company generated revenue of $24.7 million, $9.2 million and $3.8 million, representing 91.1%, 72.4% and 100% of the region's consolidated revenue for the years ended December 31, 1997, 1996 and 1995, respectively. Service revenue represented 81.8%, 64.1% and 21.1% of TeleRoss Operating Company's revenue for the years ended December 31, 1997, 1996 and 1995, respectively, with the balance of its revenue in such periods principally represented by installation and equipment sales. The growth in revenue was a result of increased traffic volume generated by the TeleRoss Ventures as they expanded to 13 cities for the year ended December 31, 1997, added customers in existing cities and installed several VSATs at customer locations outside of cities in which they have a presence.

     Within the Central Europe region, GTS-Hungary and the Czech Companies accounted for 100% of the revenue earned, of which GTS-Hungary and the Czech Companies provided $8.5 million and $5.1 million of GTS' consolidated revenue in 1997, respectively, compared to $6.9 million and $2.3 million in 1996, respectively, and $4.2 million and $0.3 million in 1995, respectively. The growth in revenue of GTS-Hungary from 1995 to 1997 was due to the expansion of its customer base and the introduction of microwave technology services. The Hungary state lottery accounted for 50.6%, 55.3% and 65.0% of GTS-Hungary's revenue in 1997, 1996 and 1995, respectively. The growth in revenue of the Czech Companies was generated through increases in voice traffic carried from twenty-five buildings at December 31, 1997, as compared to sixteen buildings at December 31, 1996.

     All of Western Europe's consolidated revenue of $5.4 million for the year ended December 31, 1997 was derived from HER.

     Gross Margin. GTS's consolidated gross margin was $4.4 million, or 9.3% of revenue, for the year ended December 31, 1997, $5.2 million, or 21.6% of revenue, for the year ended December 31, 1996 and $0.02 million, or 0.0% of revenue, for the year ended December 31, 1995.

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

     The CIS region had a gross margin of $4.0 million, $0.8 million and $(0.9) million for the years ended December 31, 1997, 1996 and 1995, respectively. TeleRoss Operating Company had a gross margin of $3.5 million, or 14.2% of revenues, for the year ended December 31, 1997 and a negative gross margin of $(1.0) million for each of the years ended December 31, 1996 and 1995, which was the result of the high fixed cost component of its network hub in Moscow. GTS-Hungary and the Czech Companies comprised 100% of the Central Europe region's gross margin. GTS-Hungary had a gross margin of $3.5 million, $3.0 million, and $1.7 million, representing 41.2%, 43.4%, and 40.5% of GTS-Hungary's revenue for the years ended December 31, 1997, 1996 and 1995, respectively. The favorable gross margin trend reflected the increased utilization of GTS-Hungary's 1,000 VSAT capacity hub located in Budapest. The Czech Companies had a gross margin of $1.5 million, $0.3 million and $(0.1) million for the years ended December 31, 1997, 1996 and 1995, respectively. HER incurred a negative gross margin of $(4.6) million for the year ended December 31, 1997, which was primarily due to the initial cost structure of the new routes and minimal revenue generated.

     Operating Expenses. Consolidated operating costs were $76.7 million, $52.9 million, and $41.0 million for the years ended December 31, 1997, 1996 and 1995, respectively. The increase in operating costs reflected the growth in expenditures associated with building business infrastructure for primarily the TeleRoss Operating Company and GTS-Hungary, the inclusion of HER's operating expenses in 1997 and increasing corporate staff.


     Equity in (Losses)/Earnings of Ventures. GTS recognized losses from its investments in non-consolidated ventures of $14.6 million, $10.2 million and $7.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Included in these losses were $3.6 million, $5.7 million and $5.2 million for the years ended December 31, 1997, 1996 and 1995, respectively, that related to GTS's ownership share of the losses. Also included in the losses for the year ended December 31, 1997 was a write-off of approximately $5.4 million which represented the net balance of certain investments in and advances to ventures in Asia (primarily Beijing Tianmu and V-Tech) and Central Europe (EuroHivo) that were stated in excess of their net realizable value. GTS followed the authoritative guidance as prescribed by APB No. 18, "The Equity Method of Accounting for Investments in Common Stock," for its determination of the $5.4 million charge. GTS' recoverability analysis was based on its projected undiscounted cash flows of their equity investees, since this is the lowest level of cash flow information available. The underlying reasons for the write-down of GTS' investments were the result of the problems that are more specifically addressed in "Results of Operations -- Non-Consolidated Ventures (Equity Investees) -- Asia" (page [ ]), "Description of GTS -- Central Europe" (page [ ]) and "Description of GTS -- Asia" (page [ ]). Additionally, included within GTS's ownership share of the losses incurred and the Excess Losses for the year ended December 31, 1997 is approximately $14.4 million of losses (of the $14.4 million, approximately $13.5 million related to the write-off of advances to several Chinese-owned operating telecommunications companies to which GTS provides technical and financial assistance, and $0.9 million related to the write-off of inventories, receivables, and other assets) which represented GTS' share of asset write-offs recorded by certain of the ventures in Asia (Beijing Tianmu and V-Tech). See "-- Results of
Operations -- Non-Consolidated Ventures (Equity Investees) -- Asia" (page [ ]). GTS would have recognized earnings from its investments in non-consolidated ventures of $5.2 million for the year ended December 31, 1997, had GTS not recognized the write-downs of investments and assets of approximately $5.4 million and $14.4 million, respectively. The write-down of Central Europe's investment in EuroHivo was a result of GTS' decision in the third quarter to recognize the contingent liabilities associated with the expected liquidation and discontinuation of EuroHivo's operations as of September 30, 1997. In addition, GTS' results were negatively affected due to the recognition of Excess Losses of $5.6 million, $4.5 million and $2.7 million for the years ended December 31, 1997, 1996 and 1995, respectively. See "-- Overview" (page [ ]). GTS' losses from its ventures were primarily the result of most of its ventures being in the early stages of operations. Sovintel and TCM, however, generated combined earnings of $15.5 million, $11.8 million and $3.8 million for the years ended December 31, 1997, 1996 and 1995, respectively, which partially offset losses generated by other ventures.


     Other Non-Operating Income. Favorably affecting the 1995 results was the non-recurring $10.3 million gain that GTS recognized as a result of its cash settlement of certain claims with a third party in 1995.

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


     Interest, Net. GTS incurred interest expense of $39.1 million, $11.1 million and $0.7 million for the years ended December 31, 1997, 1996 and 1995, respectively. Interest expense is comprised of interest incurred from debt maturing within one year, long-term debt obligations, capital lease obligations, amortization of debt discount on the long-term debt obligations and various other debt obligations. The significant increase in interest expense was due to the $409.8 million increase in debt raised in 1997. See "-- Liquidity and Capital Resources" (page [ ]).


     GTS earned interest income of $11.4 million, $3.6 million and $2.2 million for the years ended December 31, 1997, 1996 and 1995, respectively, primarily as a result of investing the proceeds from private placements of common stock in various highly liquid investments.

     Provision for Income Taxes. GTS' consolidated tax provision was $2.5 million, $1.4 million and $2.6 million for the years ended December 31, 1997, 1996 and 1995, respectively. GTS' financial statements do not reflect any provision for benefits that might be associated with the U.S. and non-U.S. loss carryforwards. There can be no assurance that such non-U.S. loss carryforwards will be allowed, in part or in full, by local tax authorities against future income.

RESULTS OF OPERATIONS -- NON-CONSOLIDATED VENTURES (EQUITY INVESTEES)

  Three and Nine Months Ended September 30, 1998 compared to Three and Nine Months Ended September 30, 1997

  RUSSIA -- CIS

     Sovintel. Sovintel's revenue was $32.4 million and $99.5 million for the third quarter and year to date ended September 30, 1998, which increased $4.5 million and $17.5 million over revenues for the comparable periods in 1997. The growth in revenue was primarily the result of telecommunications service revenue, which increased 8.3% and 14.3% to $21.8 million and $70.2 million for the three and nine months ended September 30, 1998, respectively, from comparable periods in 1997, due to the Moscow customer base growth and traffic from other GTS ventures that generated increased volume of outgoing international and domestic minutes carried by Sovintel. Sovintel realized a 35.4% and 28.7% increase in outgoing international and domestic revenues for the three and nine months ended September 30, 1998, as compared with the same periods a year ago. Revenue from incoming international minutes decreased by 55.1% and 38.5% to $1.5 million and $6.1 million for the three and nine months ended September 30, 1998, respectively, from the same periods in 1997.

     Sovintel's non-traffic-related revenue increased 36.6% and 42.4% to $10.6 million and $29.3 million for three and nine months ended September 30, 1998, respectively, over the comparable periods in 1997, which was primarily attributable to port sales and monthly port fees revenue.

     Sovintel's gross margin as a percentage of revenues was 34.6% and 33.9%, for the three and nine months ended September 30, 1998, and was 34.8% and 37.8% for comparable periods in 1997. The decrease in gross margin as a percentage of revenue for the respective periods in 1998 and 1997 was attributable to a general price decrease in international and domestic revenue due to competitive pressures and a higher percentage of domestic minutes, which yield a lower margin.

     Operating expenses were $7.9 million and $17.7 million, or 24.4% and 17.8% of total revenue, for the three and nine months ended September 30, 1998. The increase of 9.3% and 2.8% in operating expenses in comparison to the same periods in 1997 was primarily due to charges related to the Russian financial crisis, specifically, $1.9 million of uncollectible accounts receivable and $0.4 million in unrecoverable cash.

     Sovintel recorded a foreign exchange loss of $5.2 million during the quarter, of which $5.1 million was attributable to the devaluation of the ruble in mid-August 1998.

     TeleRoss Ventures. Revenue for the TeleRoss Ventures increased 4.3% and 45.1% to $2.4 million and $7.4 million for the three and nine months ended September 30, 1998, respectively, from the comparable periods in 1997. Revenues were primarily resulted from settlement fees charged to TeleRoss Operating Company. The growth in revenue reflects the growth of the customer base.

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

     Gross margin as a percentage of revenue was 75.0% and 71.6% for the three and nine months ended September 30, 1998, respectively, compared to 60.9% and 72.5% for the three and nine months ended September 30, 1997, respectively. Operating expenses were $1.0 million and $3.2 million, or 41.7% and 43.2% of revenue, for the three and nine months ended September 30, 1998, respectively, compared to 30.4% and 49.0% of revenue, for the comparable periods in 1997.


     GTS Cellular. GTS operates three cellular networks through differing ownership structures: Vostok Mobile, PrimTelefone and Golden Telecom (consolidated for the three months ended September 30, 1998).


     Revenue for Vostok Mobile was $6.2 million and $20.9 million for the three and nine months ended September 30, 1998, respectively, which represented a 47.6% and 39.3% increase from the comparable periods in 1997. The growth in revenue was primarily attributable to subscriber growth.

     Vostok Mobile's gross margin was 40.9% and 46.9% of revenue, for the three and nine months ended September 30, 1998, respectively, compared to 45.2% and 50.7% of revenue, for the comparable periods in 1997. Operating expenses were $5.5 million and $11.7 million, or 88.7% and 56.0% of revenue, for the three and nine months ended September 30, 1998, respectively, compared to ($0.2) million and $4.8 million, or (4.8%) and 32% of revenue, for the comparable periods in 1997.

     Vostok Mobile recorded a foreign exchange loss of $2.4 million during the third quarter 1998, that resulted primarily from the devaluation of the ruble in mid-August 1998.

     Revenue for PrimTelefone was $2.9 million and $10.2 million for the three and nine months ended September 30, 1998, respectively, which represented a 9.4% decrease and a 24.4% increase from the comparable periods in 1997. The decrease in current period revenue is due to decreases in airtime, subscriber fees and handset sales during the third quarter of 1998. The growth in year to date revenue was primarily attributable to the subscriber growth in the first and second quarters of 1998.

     PrimTelefone's gross margin was 58.6% and 57.8% of total revenue, and operating expenses were $0.9 million and $3.2 million for the three and nine months ended September 30, 1998, respectively, compared to gross margin of 43.8% and 57.3% of total revenue, and operating expenses of $1.2 million and $2.7 million, respectively, for the comparable periods in 1997.

WESTERN EUROPE

     GTS-Monaco Access: Total revenue was $6.8 million and $18.7 million for the three and nine months ended September 30, 1998, respectively, which represented a 100.0% and 136.7% increase from the comparable periods in 1997. Gross margin was ($0.3) million and $0.7 million, or (4.4%) and 3.7% of revenue, for the three and nine months ended September 30, 1998, respectively, compared to $0.3 million and $0.4 million, or 7.7% and 5.1% of revenue, for the comparable periods in 1997. The decrease in gross margin for the third quarter of 1998 is primarily the result of service credit recorded in September.

  Year Ended December 31, 1997 compared to Year Ended December 31, 1996 and compared to Year Ended December 31, 1995

RUSSIA -- CIS

     Sovintel. Sovintel's revenue for the years ended December 31, 1997, 1996 and 1995 was $114.0 million, $75.0 million and $44.3 million, respectively. The increase in revenue was primarily the result of telecommunications service revenue, which increased to $85.4 million for the year ended December 31, 1997 from $50.8 million and $26.8 million for the years ended December 31, 1996 and 1995, respectively, due to the Moscow customer base growth and traffic from other GTS ventures that generated increased volume of outgoing international and domestic minutes carried by Sovintel. Revenue from incoming international minutes also increased to $13.1 million for the year ended December 31, 1997, from $6.8 million and $2.2 million for the years ended December 31, 1996 and 1995, respectively. Included in Sovintel's traffic revenue for 1997 and 1996 was $12.4 million and $5.0 million, respectively, that was related to customers using phone numbers provided by TCM. This revenue was derived primarily from international/long distance

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

traffic and local traffic. Sovintel and TCM have an arrangement whereby Sovintel reimburses TCM 50% of installation charges, monthly fees and local traffic revenues and approximately 33% of international/long distance billings from TCM-supplied phone numbers.

     Sovintel's non-traffic-related revenue of $28.6 million, $24.2 million and $17.5 million for the years ended December 31, 1997, 1996 and 1995, respectively, was primarily attributable to port sales and monthly port fees revenues.

     Sovintel's gross margin was $41.3 million, $31.1 million and $18.0 million, or 36.2%, 41.5% and 40.6% of revenue, for the years ended December 31, 1997, 1996 and 1995, respectively. The decrease in gross margin percentage was attributable to a general price decrease in international and domestic revenues due to competitive pressures and a higher percentage of domestic minutes, which yield a lower margin.

     Operating expenses were $17.0 million, $10.3 million and $7.1 million, or 14.9%, 13.7% and 16.0% of total revenue, for the years ended December 31, 1997, 1996 and 1995, respectively. The increase in operating expenses was related to increases in turnover taxes associated with revenues and also increased personnel, advertising and sales force costs required to support Sovintel's growth.

     Income tax expense was $5.7 million, $5.2 million and $2.6 million for the years ended December 31, 1997, 1996 and 1995, respectively. The increase in income tax expense was attributable to Sovintel's profitable operations.

     TCM. TCM's revenue was $29.3 million and $16.5 million for the years ended December 31, 1997 and 1996, respectively. TCM had minimal activities in 1995. TCM had a gross margin of $22.1 million and $13.2 million, or 75.4% and 80.0% of total revenue. The decrease in gross margin as a percentage of revenue was attributable to higher infrastructure and settlement costs. TCM had operating expenses of $3.3 million and $1.9 million, or 11.3% and 11.5% of total revenue, for the years ended December 31, 1997 and 1996, respectively.

     Sovam. Sovam's revenue was $17.8 million, $11.7 million and $4.4 million for the years ended December 31, 1997, 1996 and 1995, respectively. The increase in revenues is primarily attributable to the expansion of Sovam's network throughout Russia and the CIS and the wider variety of service offerings, including the introduction of Russia On Line services.

     Gross margin was $7.1 million, $3.4 million and $1.5 million, or 39.9%, 29.1% and 34.1% of total revenue for the years ended December 31 in 1997, 1996 and 1995, respectively. Operating expenses were $5.7 million, $5.7 million and $3.3 million, or 32.0%, 48.7% and 75.0% of total revenue, for the years ended December 31, 1997, 1996 and 1995, respectively.

     TeleRoss Ventures. Revenue for the TeleRoss Ventures for the years ended December 31, 1997, 1996 and 1995 was $6.8 million, $2.4 million and $0.2 million, respectively. Revenues resulted from settlement fees charged to TeleRoss Operating Company. The growth in total revenue was the result of steady growth in sales of core switched voice services in the five cities serviced in 1995, an additional seven new cities in the network in 1996 and an additional city in 1997.

     Gross margin for the years ended December 31, 1997, 1996 and 1995 was $4.7 million, $1.6 million and $0.1 million, respectively. Operating expenses of $3.6 million, $2.3 million and $0.2 million were incurred for the years ended December 31, 1997, 1996 and 1995, respectively.


     GTS Cellular. GTS operates three cellular networks through differing ownership structures: Vostok Mobile, PrimTelefone and Golden Telecom.


     Revenue for Vostok Mobile was $25.8 million, $16.5 million and $2.0 million for the years ended December 31, 1997, 1996 and 1995, respectively. Vostok Mobile's gross margin was $13.6 million, $9.3 million and $1.1 million, or 52.7%, 56.4% and 55.0% of total revenue, and operating expenses were $10.1 million, $9.2 million and $4.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     Revenue for PrimTelefone was $12.1 million, $8.4 million and $2.2 million for the years ended December 31, 1997, 1996 and 1995, respectively. PrimTelefone's gross margin was $6.6 million, $4.7 million and $0.6 million, or 54.5%, 56.0% and 27.3% of total revenue, and operating expenses were $3.6 million, $3.7 million and $0.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.


     Golden Telecom did not have significant operations until 1997. Revenue for Golden Telecom was $7.2 million and gross margin was $2.8 million, or 38.9% of total revenue, for the year ended December 31, 1997. Operating expenses were $4.9 million for the year ended December 31, 1997.


  WESTERN EUROPE

     HER. HER earned a small revenue stream in 1996 and no revenue in 1995. Operating expenses were $10.6 million and $6.7 million for the years ended December 31, 1996 and 1995, respectively. The increase in selling, general and administrative expenses reflected HER's continued transition from the start-up phase to the operational phase. In 1997, HER was included in the consolidated results of GTS.

     GTS-Monaco Access. Limited international traffic was carried from GTS subsidiaries through GTS-Monaco Access for termination worldwide during 1995 which resulted in minimal revenues earned. Total revenue was $13.0 million and $3.9 million and gross margin was $0.2 million and $(0.4) million for the years ended December 31, 1997 and 1996, respectively.

  CENTRAL EUROPE

     EuroHivo. EuroHivo's operating results were minimal for the years ended December 31, 1997, 1996 and 1995. In September 1997, GTS recorded a $2.4 million charge to recognize the liabilities associated with the planned liquidation and discontinuance of EuroHivo's operations. See Footnote 3 in GTS audited financial statements for additional disclosures related to EuroHivo.

  ASIA

     Most of GTS' ventures within the Asia region were in the start-up phase and had not commenced operations in 1996. The non-consolidated ventures in the Asia region had revenue of $7.0 million for the year ended December 31, 1996, and had minimal revenues in 1997 and 1995. The revenue in 1996 consisted principally of equipment sales. GTS believes that future revenue will be derived primarily from providing telecommunications engineering and consulting services.


     During the year ended December 31, 1997, the V-Tech and Beijing Tianmu business ventures (the "Asia Ventures") determined that a charge of $14.4 million (GTS's portion) was appropriate as a result of the write-off of $13.5 million of advances to several Chinese-owned operating telecommunications companies to which the Asia Ventures provide technical and financial assistance and $0.9 million related to the write-off of inventories, receivables and other assets. The Asia Ventures followed the authoritative guidance as prescribed by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for their determination of the $13.5 million charge as they believed that the advances, as evidenced by legal agreements between the Asia Ventures and the underlying operating telecommunications companies, represents long-lived assets. (The Asia Ventures would have reflected the same charge had they followed the authoritative accounting guidance as prescribed by APB No. 18 or SFAS No. 5, "Accounting for Contingencies.") The Asia Ventures recoverability analysis was based on their projected undiscounted cash flows of their respective operations since this is the lowest level of cash flow information available. The underlying reasons for the write-offs were the result of problems dealing with one of the Asian partners, the inability of the Chinese operating telecommunications companies to develop markets for their services, and technical problems, all of which surfaced during the third quarter of 1997. See Footnote 3 in GTS' audited financial statements for additional disclosures related to GTS' Asia operations and "Description of GTS -- Asia" (page [ ]).


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

LIQUIDITY AND CAPITAL RESOURCES

  CORPORATE

     The telecommunications business is capital intensive. GTS generally is the primary source of funding for its ventures, both for working capital and capital expenditures. Under a typical arrangement, GTS's venture partner contributes the necessary licenses or permits under which the venture will conduct its business, office space and other equipment. GTS's contribution is generally cash and equipment, but may consist of other specific assets as required by the joint venture agreement.

     GTS has raised capital through the issuance of equity securities and through various debt agreements. The issuance of equity securities has raised $358.6 million, $36.4 million, $107.7 million, $42.1 million and $62.1 million in the first nine months of 1998, and in the full years of 1997, 1996, 1995 and 1994, respectively, net of placement fees, for a total of $606.9 million. In addition, GTS and HER received $571.9 million, $409.8 million, $60.0 million and $23.3 million in gross proceeds in the first nine months of 1998, and in the full years of 1997, 1996 and 1995, respectively, for a total of $1,065.0 million under various debt agreements. Included within the debt proceeds identified above, GTS received $3.5 million, $60.0 million and $10.0 million in 1997, 1996 and 1995, respectively, from lenders who are affiliated with, and are considered related parties to, GTS as a result of their (or their affiliates) ownership of GTS' Common Stock, of which $70.0 million was repaid in 1998.

     GTS had working capital of $907.6 million and $353.4 million as of September 30, 1998 and 1997, respectively. GTS had an accumulated deficit of $343.7 million as of September 30, 1998, including net losses of approximately $37.5 million and $100.8 million for the three and nine months ended September 30, 1998 and $48.2 million and $87.9 million for the three and nine months ended September 30, 1997, respectively. During 1998, GTS has incurred and expects to continue to incur substantial expenditures to fund the working capital requirements of its ventures, to provide capital equipment for certain of its ventures, and to engage in new development and acquisitions.

     GTS will require substantial capital investment to execute its business plans and to fund expected operating losses. Management expects that GTS and its ventures will spend over $1.2 billion in cash related to capital expenditures and investments in ventures during the next three years. GTS obtained funds in 1998 through a variety of financing arrangements, including (i) approximately $255.3 million in gross proceeds from the IPO, (ii) $105.0 million in gross proceeds from the sale of 9.875% senior notes due February 15, 2005, of which $19.6 million was placed in escrow to fund the first two years' interest payments. The initial public stocking offering constituted a "complying public equity offering" under GTS' 8.75% Senior Subordinated Convertible Bonds due 2000 (the "Bonds"), and as a result, the conversion price of the Bonds is $20 per share, (iii) approximately $127.4 million in gross proceeds from a secondary public stock offering of 2.8 million shares of common stock at $45.50 per common share, and (iv) approximately $466.9 million in gross proceeds from the sale of the Debentures. The Debentures are redeemable from July 1, 2001 at the option of GTS, at redemption prices set forth in the agreement relating to the Debentures and are convertible into shares of common stock at any time prior to maturity or redemption at a conversion price of $55.05 per common share. The Debentures are subordinated to all existing and future indebtedness of GTS, except for the Bonds, with which they rank pari passu in right of payment.


     GTS believes that its existing cash balances, after giving effect to the New HER Notes Offering which notes are on substantially similar terms as HER's existing senior notes, and cash flow from operations will be sufficient to fund its expected capital needs under its current business plan, excluding any funds expended in connection with the implementation of GTS' European Services Strategy. See "Liquidity and Capital Resources -- European Services Strategy" (page [ ]). GTS contemplates that it will raise additional debt financing through a newly formed subsidiary of GTS, the proceeds of which will be applied toward the implementation of GTS' European Services Strategy. GTS has not yet determined the actual amount and timing of such financing.


     The actual amount and timing of GTS' future capital requirements may differ materially from management's estimates. In particular, the accuracy of management's estimates is subject to changes and fluctuations in GTS' revenues, operating costs and development expenses, which can be affected by GTS' ability to (i) effectively and efficiently manage the expansion of the HER network and operations, (ii) obtain infrastructure contracts, rights-of-way, licenses and other regulatory approvals necessary to complete and operate the HER network, (iii) negotiate favorable contracts with suppliers, including large volume discounts on purchases of capital equipment and (iv) access markets, attract sufficient numbers of customers and provide and develop services for which customers will subscribe. GTS' revenues and costs are also dependent upon factors that are not within GTS' control such as political, economic and regulatory changes, changes in technology, increased competition and various factors such as strikes, weather, and performance by third parties in connection with GTS' operations. Due to the uncertainty of these factors, actual revenues and costs may vary from expected amounts, possibly to a material degree, and such variations are likely to affect GTS' future capital requirements. Historically, GTS has experienced liquidity problems resulting in part from GTS' need to meet the capital requirements of certain of its ventures in excess of forecast amounts. In addition, certain of GTS' ventures have not met management's financial performance expectations or have not been able to secure local country financing and thus have not been able to generate the expected cash inflows. In addition, if GTS expands its operations at an accelerated rate or consummates acquisitions, GTS' funding needs will increase, possibly to a significant degree, and it will expend its capital resources sooner than currently expected. GTS may also be required to repay the Bonds upon maturity on June 30, 2000 to the extent the Bonds are not converted into Common Stock. As a result of the foregoing, or if GTS' capital resources otherwise prove to be insufficient, GTS will need to raise additional capital to execute its current business plan and to fund expected operating losses, as well as to consummate future acquisitions and exploit opportunities to expand and develop its businesses.

     There can be no assurances that GTS will be able to consummate additional financing on favorable terms. As a result, GTS may be subject to additional or more restrictive financial covenants, its interest obligations may increase significantly and its existing shareholders may be adversely diluted. Failure to generate sufficient funds in the future, whether from operations or by raising additional debt or equity capital, may require GTS to delay or abandon some or all of its anticipated expenditures, to sell assets, or both, either of which could have a material adverse effect on the operations of GTS.

  HER


     Construction of the HER fiber optic network is one of GTS' most significant business activities. HER has spent approximately $136 million in cash on network capital expenditures through September 30, 1998 and expects to incur an additional $654 million in cash through 2000 in order to complete the buildout of the network. The total capital expenditures required for the buildout of the network has increased as a result of additional routes being planned, including transatlantic capacity, and for enhancing the speed and capacity of the network. Additionally, as of September 30, 1998, GTS has capitalized $242.2 million in connection with long-term fiber lease arrangements and expects to capitalize an additional $181 million through 2000 in order to complete the buildout of the network. Moreover, subsequent to September 30, 1998, HER entered into an additional contractual commitment for $36.8 million, payable within twelve months, to lease an indefeasible right of use to transatlantic capacity for a term of twenty-five years. In August 1997, HER completed the issuance of $265.0 million in gross proceeds of 11.5% Senior Notes (the "Senior Notes") due in August 2007. The Senior Notes are general unsecured obligations of HER. GTS believes that the net proceeds from the Senior Notes and the offering of New HER Notes, combined with HER's projected internally generated funds, should be sufficient to fund HER's expected capital expenditures as well as payments on the long-term fiber lease arrangements and other cash needs. However the actual amount and timing of HER's future capital requirements may differ materially from management's estimates. If the actual amount and timing of HER's future capital requirements differ materially from management's estimates, any failure to obtain necessary financing may require HER to delay or abandon its plans for deploying the remainder of the network and would jeopardize the viability of HER, or may require GTS to make additional capital contributions to HER at the expense of GTS' other operations, either of which could have a material adverse effect on the operations of GTS. There can be no assurance that GTS or its partners in HER would have sufficient capital to make contributions to HER, or that they would be willing to do so.

  EUROPEAN SERVICES STRATEGY

     Due to the early stage of implementation of GTS' European Services Strategy, GTS cannot estimate with any degree of certainty the amount and timing of GTS' future capital requirements for its implementation, which will be dependent on many factors, including the success of GTS' European end-user services business, the rate at which GTS expands its networks and develops new networks, the types of services GTS offers, staffing levels, acquisitions and customer growth, as well as other factors that are not within GTS' control, including competitive conditions, regulatory developments and capital costs. Management believes that it is likely that GTS will need to raise additional capital above that raised through July 31, 1998. GTS expects that it will have significant operating and net losses and will record significant net cash outflow, before financing, in coming years in connection with its European end-user services business. There can be no assurance that GTS' operations, including the Company's European end-user services business, will achieve or sustain profitability or positive cash flow in the future.

  LIQUIDITY ANALYSIS

     GTS had cash and cash equivalents of $993.9 million and $366.8 million as of September 30, 1998 and 1997, respectively. GTS had restricted cash of $66.9 million and $59.8 million as of September 30, 1998 and 1997, respectively. The restricted cash at September 30, 1998 primarily represents amounts held in escrow to pay the first two years interest payments on the $105 million of the 9.875% Senior Notes due 2005 of GTS and $265 million of the Senior Notes of HER.

     During the three and nine months ended September 30, 1998, GTS' operations provided cash of $29.2 million and used $5.4 million, respectively, compared to a cash use of $15.7 million and $38.9 million, respectively, in the comparable periods of 1997. Cash used for investing activities was $89.7 million and $142.9 million for the three months and nine months ended September 30, 1998 and $55.9 million and $73.0 million for the three and nine months ended September 30, 1997, respectively. The use of cash in operations and for investing activities reflected primarily the development and buildout of existing telecommunications networks and the funding of fully operational ventures. There can be no assurance that GTS' operations will achieve or sustain profitability or positive cash flow in the future. If GTS cannot achieve and sustain operating profitability or positive cash flow from operations, it may not be able to meet its debt service obligations or working capital requirements.

     In February 1998, GTS used approximately $85.2 million of the net proceeds from the initial public offering and the $105.0 million Senior Notes to repay $70.0 million plus accrued interest of debt from lenders who are affiliated with, and are considered related parties to, GTS as a result of their (or their affiliates) ownership of GTS' Common Stock.

     Substantially all of GTS' operations are in foreign countries and therefore GTS' consolidated financial results are subject to fluctuations in currency exchange rates. The Company's consolidated operations transact their business in the following significant currencies: Russian Ruble, Hungarian Florint, Belgium Franc and the European Currency Equivalent. For those operating companies that transact their business in currencies that are not readily convertible, GTS attempts to minimize its exposure by indexing its invoices and collections to the applicable dollar/foreign currency exchange rate to the extent its costs (including interest expense, capital expenditures and equity) are incurred in U.S. dollars. Although GTS is attempting to match revenues, costs, borrowing and repayments in terms of their respective currencies, GTS has experienced, and may continue to experience, losses and a resulting negative impact on earnings with respect to holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluations against the U.S. dollar. Furthermore, certain of GTS' operations have notes payable and notes receivable which are denominated in a currency other than their own functional currency or loans linked to the U.S. dollar. GTS may also experience economic loss and a negative impact on earnings related to these monetary assets and liabilities.

     GTS has developed risk management policies that establish guidelines for managing foreign exchange risk. GTS is currently evaluating the materiality of foreign exchange exposures in different countries and the financial instruments available to mitigate this exposure. GTS' ability to hedge its exposure is limited since certain of its operations are located in countries whose currencies are not easily convertible. Financial hedge instruments for these countries are nonexistent or limited and also pricing of these instruments is often volatile and not always efficient. GTS is designing reporting processes to monitor the potential exposure on an ongoing basis and expects to implement this process before the end of 1998. GTS will use the output of this process to execute financial hedges to cover foreign exchange exposure when practical and economically justified.

     In April 1998, GTS consummated an economic transaction to hedge the foreign exchange exposure resulting from the issuance of $265 million Senior Notes by HER.

     In the August 17 Decision the Russian government and the Russia Central Bank announced the following measures: a) The repayment of GKO treasury bills and OFZ federal bonds was suspended; subsequently, secondary trading therein was halted. Since many Russian banks had substantial investments in these securities, severe liquidity problems resulted for the banks. b) The value of the ruble was allowed to fluctuate below the ruble/US dollar exchange rate corridor that the government had committed to support; this represented an effective devaluation of the ruble. c) A 90-day moratorium on offshore credit repayments was issued. The 90-day moratorium was not extended when it expired on November 16, 1998 and it is anticipated that the ruble will continue to be devalued. Due to the devaluation and the end of the 90-day moratorium, there is an ongoing risk that many Russian banks may be declared bankrupt. Deposits held at Russian banks, other than Sberbank, are not insured. The official exchange rate as of September 30, 1998 and December 18, 1998 was 16.0645 and 20.7 rubles per US dollar, respectively. The last official exchange rate prior to the suspension of trading on August 17, 1998 was 6.2725 rubles per US dollar.


     As a result of the devaluation of the ruble and the consequences of the banking and economic crisis within Russia, GTS recorded a $13.1 million pre-tax charge within its financial statements for the third quarter 1998, that is mainly comprised of foreign currency exchange losses for ruble-denominated net monetary assets with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks. See "Results of Operations -- Consolidated Ventures" (page [ ]) and "Results of Operations -- Non-Consolidated Ventures (Equity Investees)" (page [ ]).


     Moreover, the Russian government has defaulted on payments, and proposed a restructuring, of GKO treasury bills and OFZ federal bonds which has been criticized by Western holders of such obligations. As a result, it is likely that the Russian government and Russian businesses will have difficulty accessing Western financial markets for the foreseeable future. The consequences of the August 17 Decision and its aftermath remain unclear, but no assurance can be given that these emergency measures, coupled with the policies of Russia's new government, will be sufficient to stabilize the currency, enhance liquidity or prevent further economic dislocation. In particular, there can be no assurance that there will not be a further significant and sudden decline in the value of the ruble and consequent increased GTS exchange-related losses and increased loss of investor confidence in the Russian economy. Such consequences coupled with an overall downturn in the Russian economy and resulting reduced demand for telecommunication services could have a material adverse effect on GTS and its financial condition and results of operations.


YEAR 2000 COMPLIANCE



     The "Year 2000" issue is the result of computer programs using two digits rather than four to define the applicable year (the "Year 2000 Issue"). Because of this programming convention, software, hardware or firmware may recognize a date using "00" as the year 1900 rather than the year 2000. Use of non-Year 2000 compliant programs could result in system failures, miscalculations or errors causing disruptions of operations or other business problems, including, among others, a temporary inability to process transactions and invoices or engage in similar normal business activities.



     Issues Posed by the Year 2000 Issue. GTS is exposed to the Year 2000 Issue in a number of ways. Among other things, the Year 2000 Issue might affect GTS':
(i) computer hardware and software; (ii) telecommunications equipment and other systems with embedded logic (among other things, this includes GTS' fire detection, access control systems, heating, ventilation and air conditioning, and uninterruptible power supply); (iii) operating partners and organizations upon which GTS is dependent; (iv) local access connections, upon which GTS is dependent; and (v) supply chain.

     Global TeleSystems Group Inc.'s Year 2000 Compliance Program. GTS has initiated a Year 2000 compliance program to address the aforementioned risks which the Year 2000 Issue poses and to avoid any material loss or impact to GTS or its customers due to these risks (the "Year 2000 Compliance Program"). The object of the Year 2000 Compliance Program is to ensure that neither the performance nor functionality of GTS' operations are affected by dates, prior to, during and after 2000. The scope of the Year 2000 Compliance Program includes all of the business functions, locations and resources which are essential to GTS. The resources which are within the scope of the Year 2000 Compliance Program are, among other things, GTS' computer systems, software, vendor supplied software, telecommunications equipment, third party telecommunications partners and other Network service suppliers, environmental and building control systems, internal communication systems and other interfaces with third party services. As explained below, GTS' efforts to assess its systems as well as non-system areas related to Year 2000 compliance involve
(i) a wide-ranging assessment of the Year 2000 problems that may affect GTS,
(ii) the development of remedies to address the problems discovered in the assessment phase and (iii) testing of the remedies.



     Assessment Phase. The assessment phase includes internal and third party review of potential risks associated with the availability, integrity and reliability of operational systems necessary to conduct business. During the assessment phase GTS has identified substantially all of its major hardware and software platforms, applications, telecommunications equipment and other non-IT resources that support the business functions. The assessment phase of the Year 2000 Compliance Program further identified the internal and external technical interfaces, third party business relationships and internally developed systems which might be materially impacted by Year 2000 issues. GTS' observations from the assessment phase during the third and fourth quarters of 1998 is that most of GTS' telecommunications equipment and software has been purchased within the past three years and the majority is already compliant or can be made compliant with minor upgrades. GTS completed the assessment phase of its Year 2000 readiness in the fourth quarter of 1998.



     Remediation, Prevention and Testing Phases. Based on those resources identified in the assessment phase, GTS developed a detailed plan in the fourth quarter of 1998, that will then be followed by an upgrade, a remediation, a prevention and a testing phase in early 1999. These phases are expected to be completed during the second quarter of 1999.



     Assessment of Third Party Compliance. As noted above, GTS has also undertaken under its Year 2000 Compliance Program to assess and monitor the progress of third party vendors in resolving Year 2000 issues. To ensure the compliance of vendors of hardware and software applications used by GTS, GTS is obtaining confirmations from GTS' primary telecommunication vendors, business partners and hardware and software vendors as to what plans, if any, are being developed or are already in place to address their ability to process transactions in the Year 2000. GTS intends to continue follow up with any vendors who indicate any material problems in their replies. GTS expects to receive statements of intended compliance by mid-1999.



     Worst Case Scenario for GTS. The worst case scenario for GTS would be the failing of its telecommunications equipment, power providers and/or interfaces with other telecommunication vendors. These cases would create business interruption at some of GTS' operations and would adversely affect GTS' revenues. For example, the Moscow power authorities have publicly stated that they do not intend to address Year 2000 issues until problems arise. However, GTS has operations that are geographically diversified; therefore, it is not anticipated that the worst case scenario would affect all operations at the same time. Additionally, if power failures occur, GTS currently has diesel generators at certain of its major sites. Based on its assessment during the third and fourth quarters of 1998, GTS does not foresee a material loss due to these conditions and management is hopeful that its remediation and testing efforts will ensure that it has addressed its Year 2000 readiness. However, there can be no assurance that Year 2000 non-compliance by GTS' systems or the systems of vendors, customers, partners or others will not result in a material adverse effect.



     Contingency Plans. GTS is considering a contingency plan to address its worst case scenario; however, certain of the initiatives are subject to execution risk. This risk would include the ability to have access to diesel fuel or large generators should power failures occur, the ability to quickly replace telecommunications equipment and the ability to contract with alternative telecommunication and maintenance providers at reasonable terms. Moreover, GTS is further limited in resources in certain geographical regions due to the market volatility and weak economies in which GTS has business operations. See "Risk Factors -- Risks Specific to GTS -- Risks
Relating to Russia and the CIS" (page [     ]).



     Costs Related to the Year 2000 Issue. GTS expects that it will incur between $2.0 million to $3.5 million in expenses to complete the assessment, detailed planning, remediation, prevention and testing phases, exclusive of replacement costs for telecommunications equipment and software, of which approximately $0.6 million had been incurred for the nine months ended September 30, 1998. It is estimated that between $1.0 million to $2.0 million of the total expenditure will be required to complete the remediation and testing phase, excluding the replacement of telecommunications equipment and software. GTS is currently unable to quantify the costs that it may incur during the remediation and testing phase associated with the replacement of any telecommunications equipment and software due to the early stage of the Year 2000 readiness review. These costs will be funded from operating cash flows and expensed as incurred. In addition, the preceding cost estimate does not include amounts associated with the accelerated acquisition of replacement systems as none are included in the initial assessment during the third and fourth quarters of 1998. GTS does not expect that the costs of addressing its Year 2000 readiness will have a material effect on GTS' financial condition or results of operations. However, there can be no assurance that Year 2000 non-compliance by GTS' systems or the systems of vendors, customers, partners or others will not result in a material adverse effect on GTS.



     Risks Related to the Year 2000 Issue. Although GTS' efforts to be Year 2000 compliant are intended to minimize the adverse effects of the Year 2000 issue on GTS' business and operations, the actual effects of the issue will not be known until 2000. Difficulties in implementing the remediation or prevention phases or failure by GTS to fully implement the planning or remediation phases or the failure of its major vendors, third party network service providers, and other material service providers and customers to adequately address their respective Year 2000 issues in a timely manner would have a material adverse effect on GTS' business, results of operations, and financial condition. See "Risk
Factors -- Risks Specific to GTS -- Risks Associated with Potential Failure of
GTS' Systems to Recognize Year 2000" (page [     ]).


INTRODUCTION OF THE EURO


     On January 1, 1999, certain countries of the European Union established fixed conversion rates between their existing sovereign currencies and a new currency to be called the "Euro." The Euro is now trading on currency exchanges and is available for non-cash transactions. Until January 1, 2002, the existing sovereign currencies will remain legal tender in these countries. On January 1, 2002, the Euro is scheduled to replace the sovereign legal currencies of these countries. Through certain of its subsidiaries, GTS has significant operations within the European Union, including many of the countries that are scheduled to adopt the Euro. GTS is currently evaluating the systems and business issues raised by the adoption of the Euro, including the need to adapt information systems and the competitive impact of cross-border pricing transparency. GTS has not yet completed its evaluation of the potential impact likely to be caused by the Euro adoption.


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

                    DIRECTORS AND EXECUTIVE OFFICERS OF GTS

     Directors and Executive Officers of Purchaser. The following table sets forth the name, current business address, citizenship and present principal occupation or employment, and material occupations, positions, offices or employments and business addresses thereof for the past five years of each director and executive officer of GTS. Unless otherwise indicated, the current business address of each person is 1751 Pinnacle Drive, North Tower -- 12th floor, McLean, VA 22102. Unless otherwise indicated, each such person is a citizen of the US.

DIRECTORS


                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
Robert J. Amman......................  60    Mr. Amman was elected to GTS's Board of Directors in May
                                             1998. Mr. Amman was Chairman, President and Chief
                                             Executive Officer of John H. Harland Company, a printing
                                             firm, from 1995 to 1998. Previously, from 1994 to 1995,
                                             he served as Vice Chairman of First Financial Management
                                             Corporation, where he was responsible for the merchant
                                             services businesses consisting of Western Union,
                                             NaBanco, Telecheck, Nationwide Credit and International
                                             Banking Technologies. From 1988 to 1994, Mr. Amman
                                             served as President and Chief Executive Officer of
                                             Western Union Corporation, where he oversaw the
                                             transformation of the firm from a telecommunications to
                                             a financial services company. Mr. Amman is a member of
                                             the Executive and Governance Committees of the Board of
                                             Directors.
David Dey............................  60    Mr. Dey was elected to GTS's Board of Directors in May
                                             1998. Since 1995, Mr. Dey has served as an independent
                                             consultant, particularly to high technology start-up
                                             companies in Europe. In that capacity, he serves as
                                             Chairman of World Telecom and as Chairman of STARTECH
                                             Scotland. From 1992 to 1995, Mr. Dey served as Chief
                                             Executive Officer of Energis Communications, which grew
                                             from a start-up company to become the United Kingdom's
                                             third national telecommunications operation during his
                                             tenure. Mr. Dey was employed by British Telecom plc from
                                             1987 to 1991, most recently as Managing Director of its
                                             Business Communications Division, and he held various
                                             management positions at IBM Corporation where he was
                                             employed from 1961 to 1985. Mr. Dey is a member of the
                                             Audit and Budget, and Compensation Committees of the
                                             Board of Directors. Mr. Dey is a citizen of the United
                                             Kingdom.

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
Michael A. Greeley...................  35    Mr. Greeley has served as a director of GTS since
                                             September 1996. Mr. Greeley is the Senior Vice President
                                             of GCC Investments, Inc., the investment group of GC
                                             Companies, Inc. From June 1989 to July 1994, Mr. Greeley
                                             was a Vice President at Wasserstein Perella & Co., Inc.,
                                             an international investment bank, specializing in
                                             mergers and acquisitions and corporate finance
                                             transactions. Mr. Greeley is also a director of American
                                             Capital Access Holdings, LLC, Crescent Communications,
                                             Fuelman, Inc. and Teletrac, Inc. By contractual
                                             arrangement, GCC Investments, Inc. has the right to
                                             designate one person for nomination to the Board of
                                             Directors as long as it holds not less than two and
                                             one-half percent of the issued and outstanding shares of
                                             the Common Stock on a fully diluted basis. Mr. Greeley
                                             is the designee of GCC Investments, Inc. to the Board of
                                             Directors. Mr. Greeley is a member of the Audit and
                                             Budget and Compensation Committees of the Board of
                                             Directors.
Roger W. Hale........................  54    Mr. Hale was elected to GTS's Board of Directors in May
                                             1998. Mr. Hale is Chairman, President and Chief
                                             Executive Officer of LG&E Energy Corp., a diversified
                                             energy services company with businesses in retail gas
                                             and electric utility services, energy marketing and
                                             power generation and project development. Mr. Hale has
                                             served in that capacity since August 1990. Previously,
                                             Mr. Hale served as Executive Vice President of Bell
                                             South Corp. and Bell South Enterprises, Inc. from 1986
                                             to 1989 and with AT&T Corporation from 1966 to 1986,
                                             serving in various management positions including Vice
                                             President of Marketing, Southern Region. Mr. Hale is a
                                             Director of H&R Block, Inc. Mr. Hale is a member of the
                                             Executive and Governance Committees of the Board of
                                             Directors.
Bernard McFadden.....................  64    Mr. McFadden has served as a director of GTS since
                                             February 1994. Mr. McFadden currently serves as an
                                             independent consultant for GTS and is a GTS
                                             representative on the supervisory board of HER. Mr.
                                             McFadden's career in international telecommunications
                                             includes 32 years with ITT Corporation, where he served
                                             as President and Chief Executive Officer of ITT's
                                             Telecom International Group, and a four and one-half
                                             year assignment as President and Chief Operating Officer
                                             of Alcatel Trade International, S.A. Mr. McFadden is a
                                             member of the Executive, Compensation, and Governance
                                             Committees of the Board of Directors.

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
Stewart J. Paperin...................  50    Mr. Paperin has served as a director of GTS since March
                                             1997. Mr. Paperin serves as Chief Financial Officer of
                                             the Soros Foundations. In addition, he has served as the
                                             President of Capital Resource East since October 1993.
                                             Prior to that, Mr. Paperin was President of Brooke Group
                                             International from 1990 to 1993 where he was responsible
                                             for investments in the former Soviet Union. Mr. Paperin
                                             also served as Chief Financial Officer of Western Union
                                             Corporation from 1989 to 1990. Mr. Paperin serves as a
                                             director of the Board of Penn Octane Corporation. Mr.
                                             Paperin is a member of the Audit and Budget,
                                             Compensation, and Governance Committees of the Board of
                                             Directors.
W. James Peet........................  43    Mr. Peet has served as a director of GTS since January
                                             1996. Mr. Peet has been affiliated with The Chatterjee
                                             Group, an investment firm, since 1991. Mr. Peet is a
                                             director of Hainan Airlines. Mr. Peet served as director
                                             of Viatel, Inc. from November 1995 until June 1998; he
                                             was also previously a director of Phoenix Information
                                             Systems Corporation. Immediately prior to joining The
                                             Chatterjee Group, Mr. Peet spent six years with McKinsey
                                             & Company. By contractual arrangement, The Chatterjee
                                             Group has the right to designate one person for
                                             nomination to the Board of Directors to serve a term of
                                             five years. Mr. Peet is the designee of The Chatterjee
                                             Group to the Board of Directors. Mr. Peet is a member of
                                             the Executive Committee of the Board of Directors.
Jean Salmona.........................  62    Mr. Salmona has served as a director of GTS since March
                                             1996. Between December 1989 and November 1998, Mr.
                                             Salmona was Chairman and C.E.O. of CESIA Consulting
                                             Group ("CESIA"), of which he is now Honorary Chairman
                                             and member of the Board. He is President and C.E.O. of
                                             J&P Partners, a consulting concern for high-tech
                                             companies which invest in Europe, India and China. Mr.
                                             Salmona is also Chairman and Director General, Data for
                                             Development International Association, a nongovernmental
                                             organization with consultative status to the United
                                             Nations Economic and Social Council. Mr. Salmona is a
                                             graduate of Ecole Polytechnique, Paris, Institut
                                             d'Etudes Politiques, Paris, and Ecole Nationale de la
                                             Statistique et de l'Administration Economique, Paris.
                                             Mr. Salmona is a member of the Audit and Budget
                                             Committee of the Board of Directors. Mr. Salmona is a
                                             citizen of France.
Joel Schatz..........................  61    Mr. Schatz has served as a director of GTS since the
                                             inception of the Company. Mr. Schatz was a founder of
                                             the Company and served as its President from 1985 to
                                             1991. Mr. Schatz is presently the Chairman and Chief
                                             Executive Officer of Datafusion, Inc., a company
                                             developing software to accelerate knowledge synthesis.
                                             Mr. Schatz is a member of the Audit and Budget Committee
                                             of the Board of Directors.

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
Alan B. Slifka.......................  68    Mr. Slifka has served as a director of GTS since 1990.
                                             Mr. Slifka is a New York investment banker and the
                                             Managing Principal of Halcyon/Alan B. Slifka Management
                                             Company LLC, an equity asset management firm
                                             specializing in nontraditional investments, specifically
                                             corporate event investing. Previously, Mr. Slifka was a
                                             partner of L.F. Rothschild, Unterberg, Towbin from 1961
                                             to 1982. He is a director of Pall Corporation and is
                                             active in other business, civic and philanthropic
                                             affairs as founder, director or officer of numerous
                                             for-profit and not-for-profit corporations and
                                             foundations. Mr. Slifka served as acting Chief Executive
                                             Officer of GTS during most of 1993. Mr. Slifka is a
                                             member of the Executive and Governance Committees of the
                                             Board of Directors.
Adam Solomon.........................  45    Mr. Solomon has served as a director of the Company
                                             since June 1995. Mr. Solomon is also Chairman of Shaker
                                             Investments, Inc., a growth equity investment firm and
                                             Chairman of Signature Properties International, L.P., a
                                             venture/development firm whose initial focus is
                                             redeveloping existing residential/golf communities, and
                                             a member of the board of directors of MetaSolv Software,
                                             Inc. Prior to that, Mr. Solomon spent eleven years with
                                             E.M. Warburg, Pincus & Co., Inc., where he was Managing
                                             Director from 1988 to 1992. While at E.M. Warburg,
                                             Pincus & Co., Inc., Mr. Solomon served as a member of
                                             the board of directors of LCI International, Inc., a
                                             regional long-distance carrier. Mr. Solomon is a member
                                             of the Executive and Compensation Committees of the
                                             Board of Directors.
Gerald W. Thames.....................  51    Mr. Thames joined GTS as Chief Executive Officer in
                                             February 1994, and has served as a director of GTS since
                                             February 1994. He was elected Vice Chairman of the Board
                                             of Directors in 1998. From 1990 to 1994, Mr. Thames was
                                             President and Chief Executive Officer for British
                                             Telecom North America and Syncordia, a joint venture
                                             company focused on the international outsourcing market.
                                             Mr. Thames has spent over 18 years in senior positions
                                             with telecommunications companies, where he was
                                             responsible for developing start-up telecommunications
                                             companies, including 15 years with AT&T, where he rose
                                             to the position of General Manager of Network Services
                                             for the Northeast Region of AT&T Communications. Mr.
                                             Thames is a member of the Executive Committee of the
                                             Board of Directors.

EXECUTIVE OFFICERS

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
Bruno d'Avanzo.......................  56    Mr. d'Avanzo joined GTS as Executive Vice President and
                                             Chief Operating Officer in August 1996. From 1994 to
                                             1996, Mr. d'Avanzo was Executive Vice President and
                                             Chief Operating Officer of Intelsat, the largest
                                             telecommunications satellite operator in the world. From
                                             1992 to 1994, Mr. d'Avanzo was a senior executive with
                                             Olivetti Corporation, serving as Vice President and
                                             General Manager -- Europe and as Vice President -- U.S.,
                                             Canada and South America. Mr. d'Avanzo also spent 15
                                             years with Digital Equipment Corporation, a diversified
                                             computer manufacturer where his last position was Vice
                                             President -- European Sales and Marketing. Mr. d'Avanzo
                                             is a citizen of Italy.
Gerard Essing........................  35    Mr. Essing is the Chief Executive Officer -- GTS Mobile
                                             Services (CIS). Mr. Essing has been general director of
                                             Vostok Mobile, a GTS subsidiary, since 1994. Prior to
                                             that, Mr. Essing held a variety of management positions
                                             with what is now Lucent Technologies from 1989 to 1994.
                                             Mr. Essing holds a Master's Degree in International
                                             Management from American Graduate School of
                                             International Management in the United States. He has
                                             also received post-graduate telecommunications training
                                             at Technical University Delft in the Netherlands.
Leslie M. Harris.....................  49    Mr. Harris joined GTS in October 1998 as President of
                                             GTS Access Services, which is based in London. Since
                                             1995, he was President and Chief Executive Officer of
                                             New T&T (Hong Kong) Ltd., the leading competitive local
                                             exchange carrier in Hong Kong. From September 1992 to
                                             December 1994, Mr. Harris was Joint Managing Director of
                                             BT. Australasia Ltd. Prior to that, Mr. Harris held a
                                             variety of senior executive positions with British
                                             Telecom in the United Kingdom and Australia.
Jan Loeber...........................  54    Mr. Loeber is President, GTS Carrier Services, and
                                             Managing Director of HER. Mr. Loeber joined GTS in
                                             January 1995. From October 1992 to December 1994, Mr.
                                             Loeber was a Managing Director of BT Securities
                                             Corporation. From April 1990 to September 1992, Mr.
                                             Loeber held positions as Managing Director of Unitel
                                             Ltd. (now One 2 One) in the United Kingdom, Group
                                             President of Nokia North America Inc., Vice President of
                                             ITT Corporation, and Marketing and Product Management
                                             Director of ITT Europe. Mr. Loeber also spent almost 10
                                             years with AT&T, where his last position was Executive
                                             Director, Bell Laboratories. Mr. Loeber has over 22
                                             years of experience in the telecommunications industry
                                             and an additional 9 years of experience in information
                                             technology with the Pentagon, IBM and Chemical Bank of
                                             New York.

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
Raymond I. Marks.....................  51    Mr. Marks joined GTS as Senior Vice President -- Asia in
                                             July 1994. From October 1986 to June 1994, Mr. Marks
                                             served as Vice President and General Manager of GTE
                                             Spacenet Corporation, where he had overall
                                             responsibility for strategic planning, domestic and
                                             international business development, creation of joint
                                             ventures and international alliances, as well as the
                                             worldwide management of the marketing, sales and
                                             technical support organizations. Mr. Marks has also
                                             served as Vice President for the Digital Information
                                             Group for MCI Communications Corporation. Mr. Marks has
                                             28 years of experience in the telecommunications and
                                             computer industries.
Kevin Power..........................  44    Mr. Power is currently serving as Interim Head of GTS
                                             Business Services (Western Europe). Prior to joining GTS
                                             Monaco Access in October 1995, Mr. Power was Vice
                                             President, Carrier Relations for GTS beginning in
                                             November 1994, where he was responsible for assisting
                                             and coordinating the carrier activities of the GTS group
                                             of companies. In 1988, Mr. Power was one of a group of
                                             five people who started the commercial operations of
                                             Orion Network Systems and he stayed with the company
                                             until the launch of its first satellite in 1994. His
                                             last position there was Vice President of Carrier
                                             Services. Prior to that, he held positions with
                                             Intelsat, National Economic Research Associates (NERA)
                                             and the U.S. Department of Commerce.
Grier C. Raclin......................  46    Mr. Raclin joined GTS as its Senior Vice President and
                                             General Counsel in September, 1997, and was elected
                                             Corporate Secretary of the Company in December 1997.
                                             Prior to joining GTS, Mr. Raclin served as Vice-Chairman
                                             and a Managing Partner of the Washington, D.C. office of
                                             Gardner, Carton & Douglas, a 250-attorney, corporate law
                                             firm based in Chicago, Illinois, where his practice was
                                             concentrated in the area of international
                                             telecommunications. Mr. Raclin received his
                                             undergraduate and law degrees from Northwestern
                                             University and attended the University of Chicago School
                                             of Business Executive Program.
Stewart P. Reich.....................  53    Mr. Reich joined GTS as President -- GTS Russia in
                                             September 1997. From September 1992 to August 1997, Mr.
                                             Reich was President of UTEL, a joint venture of AT&T,
                                             Deutsche Telekom, PTT Telecom (Netherlands), and
                                             Ukrtelecom (a Ukrainian telecommunications company)
                                             which provides international and interregional
                                             telecommunications services in Ukraine. From 1982 to
                                             1992, Mr. Reich held various positions at AT&T where his
                                             last position was Financial Manager, AT&T International
                                             Communications Switched Services. Mr. Reich was also
                                             employed for 20 years with Western Electric Company from
                                             1961 to 1981.

                                                   PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT;
          NAME, CITIZENSHIP                          MATERIAL POSITIONS HELD DURING THE PAST
    AND CURRENT BUSINESS ADDRESS       AGE          FIVE YEARS AND BUSINESS ADDRESSES THEREOF
    ----------------------------       ---         -------------------------------------------
William H. Seippel...................  41    Mr. Seippel joined GTS as Executive Vice President of
                                             Finance and Chief Financial Officer in October 1996.
                                             From July 1992 to October 1996, Mr. Seippel was Vice
                                             President -- Finance and Chief Financial Officer of
                                             Landmark Graphics Corporation. From August 1990 to July
                                             1992, Mr. Seippel was Director of Finance for Covia,
                                             Inc., an affiliate of United Airlines. From April 1984
                                             to August 1990, Mr. Seippel held the positions of Group
                                             Business Controller (1989 to 1990), Group Controller
                                             Sales/Marketing (1986 to 1989), and Product Line
                                             Controller (1984 to 1986) with Digital Equipment
                                             Corporation, a diversified computer manufacturer.
Eileen K. Sweeney....................  46    Ms. Sweeney joined GTS as Senior Vice President -- Human
                                             Resources in November, 1997. Prior to joining GTS, Ms.
                                             Sweeney was President of Global Resource Associates, a
                                             consulting company specializing in international human
                                             resource issues. Prior to that time, Ms. Sweeney spent
                                             10 years with ITT Corporation in a variety of human
                                             resource management positions, including eight years
                                             based in Europe and in the Middle East. Ms. Sweeney
                                             holds a Master's Degree in Business Administration from
                                             Simmons Graduate School of Management in Boston.
Gerald W. Thames.....................  51    See biographical information under "Directors" above.
Louis T. Toth........................  55    Mr. Toth joined GTS as Senior Vice President -- Central
                                             Europe in July 1993. From February 1987 to July 1991,
                                             Mr. Toth served as President of Dynaforce Inc. and as
                                             Partner and General Manager for the pan-European
                                             expansion of Andlinger & Company. Mr. Toth, who is
                                             currently based in London, has 23 years of
                                             telecommunications experience with ITT Corporation in
                                             Europe, Latin America and Asia.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Each Director of GTS, except Mr. Thames, receives an annual directors' fee of $15,000. In addition, the fee paid to each Director, except for Mr. Thames, for attending any meeting of the Board of Directors is $1,500 per meeting, except for telephonic Board of Directors meetings of two hours or less, where the fee is $750 for each such meeting. Each Director, except Mr. Thames, who attends a committee meeting is entitled to a directors' fee of $1,000 per meeting, except for telephonic committee meetings of a duration of two hours or less, for which a fee of $500 is paid.

     For the year ended December 31, 1997, the aggregate compensation paid by the Company to its directors and executive officers for services in all capacities was approximately $4.7 million.

     GTS maintains the Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan that permits directors to share in the growth of the value of GTS through the grant and exercise of nonqualified stock options. See "-- Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan." In addition, on February 27, 1998 the Board of Directors granted to each of certain of its then incumbent members options to purchase 15,000 shares of GTS Stock at an exercise price of $20 per share.

GLOBAL TELESYSTEMS GROUP, INC. NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The purpose of the Global TeleSystems Group, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan") is to permit eligible non-employee directors of GTS (each a "Non-Employee Director") to share in the growth of the value of GTS through the grant and exercise of nonqualified stock options.

     The total number of shares of Common Stock presently reserved and available for delivery under the Directors' Plan is 1,275,000. The Directors' Plan is administered by the compensation committee of the Board of Directors (the "Committee"). Only directors of GTS who are not employees of GTS or any subsidiary of GTS on the date on which an option is to be granted are eligible to participate in the Directors' Plan on such date.

     An option (a "Directors' Option") to purchase shares of Common Stock was granted to each Non-Employee Director on the effective date of the Directors' Plan and a Director's Option is granted to each new Non-Employee Director when he or she is first elected or appointed to serve as a director of GTS. One-half of the Directors' Options vests six months after the date of grant. An additional one quarter become exercisable on the date six months following the first annual meeting of GTS's shareholders to occur after such date of grant, and the remaining one quarter shares become exercisable on the date six months following the second annual meeting of GTS's shareholders to occur after such date of grant. An initial Directors' Option represents 22,500 shares of Common Stock. On the date of each annual meeting of GTS's shareholders, an additional Directors' Option to purchase 9,000 shares will be granted each year on the date of the Company's annual meeting to the individuals who will serve as elected Non-Employee Directors of the Company during the next year.

     Directors' Options are nonqualified stock options which are subject to certain terms and conditions including those summarized below. The exercise price per share of GTS Stock purchasable under a Directors' Option will be equal to 100% of the fair market value of GTS Stock on the date of grant. Each Directors' Option will expire upon the earliest of (a) the tenth anniversary of the date of grant, (b) one year after the Non-Employee Director ceases to serve as a director of GTS due to death or disability (except that, in the case of disability, if the Non-Employee Director dies within that one-year period, the Directors' Option is exercisable for a period of one year from the date of death), (c) three months after the Non-Employee Director ceases to serve as a director of GTS for any reason other than death or disability (except that, if the Non-Employee Director dies within that three-month period, his or her Directors' Options are exercisable for a period of one year from the date of such death), and (d) three months after the Non-Employee Director ceases to be employed by GTS if such Non-Employee Director had become an employee of GTS (except that, if the Non-Employee Director dies within that three-month period, his or her Directors' Options are exercisable for a period of one year from the date of such death). Each Directors' Option may be exercised in whole or in part by giving written notice of exercise to GTS specifying the Directors' Option to be exercised and the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or by surrender of shares of GTS Stock or a combination thereof. Directors' Options granted under the Directors' Plan may not be sold, pledged, assigned or otherwise disposed of in any manner other than by will or by the laws of descent and distribution.

     At the time of grant, the Board of Directors may provide in connection with any grant made under the Directors' Plan that the shares of GTS Stock received as a result of such grant are subject to a right of first refusal by GTS.

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Directors' Plan at any time, except that any such action will be subject to the approval of GTS shareholders at the next annual meeting following such Board of Directors' action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which GTS Stock may then be listed or quoted, or if the Board of Directors determines in its discretion to seek such shareholder approval.

     The following table sets forth each component of compensation paid or awarded to, or earned by, the Chief Executive Officer and the four other most highly compensated executive officers serving as of December 31, 1997 (collectively, the "Named Executive Officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                              ------------------------
                                             ANNUAL COMPENSATION                       AWARDS
                                  -----------------------------------------   ------------------------
                                                                              RESTRICTED   SECURITIES
                                                      PAID     OTHER ANNUAL     STOCK      UNDERLYING     ALL OTHER
                                          SALARY     BONUS     COMPENSATION    AWARD(S)      OPTIONS     COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR     ($)        ($)          ($)           (#)           (#)          ($)(9)
  ---------------------------     ----   --------   --------   ------------   ----------   -----------   ------------
Gerald W. Thames...............   1997   $375,417   $140,000            (1)        -0-      141,195(5)     $ 19,850
  President and Chief Executive   1996   $325,000   $113,750            (1)          -0-    112,500(5)     $    9,954
    Officer
Bruno d'Avanzo.................   1997   $340,000   $ 83,313(2)       -0-          -0-      104,475(5)     $ 21,675
  Executive Vice President and    1996   $141,667   $ 33,333(2)       -0-          -0-       83,025(5)     $  5,650
  Chief Operating Officer
Jan Loeber.....................   1997   $235,000   $ 78,608     $46,598(3)        -0-        4,812(6)     $179,450
  Senior Vice President -- HER    1996   $235,000   $ 78,608     $42,806(3)     30,000(4)       3.5(7)     $ 12,986
Raymond I. Marks...............   1997   $231,008   $ 49,826            (1)        -0-       27,750(5)     $ 12,250
  Senior Vice President -- Asia   1996   $230,091   $ 46,200            (1)        -0-       55,500(5)     $ 13,788
Louis T. Toth..................   1997   $204,750   $ 50,307     $60,106(8)        -0-       45,000(5)     $ 14,550
  Senior Vice                     1996   $203,937   $ 40,950     $   33,602(8)        -0-    43,500(5)     $   13,004
    President -- Central Europe

---------------

(1) Perquisites and other personal benefits paid to the Named Executive Officer were less than the lesser of $50,000 and 10 percent of the total of annual salary and bonus reported for the Named Executive Officer.

(2) Mr. D'Avanzo's bonuses in 1997 and 1996 include the first two installments of a $100,000 sign-on bonus that the Company agreed to pay in three equal annual installments when he was hired in 1996.

(3) For 1997, the amount listed represents the sum of a cost of living allowance of $16,450, a tax equalization payment of $13,953 that compensates Mr. Loeber for the higher taxes he pays because he resides in Belgium instead of the United States, use of a car, which was valued at $4,547, and a gross-up payment of $11,648 for certain tax liabilities. For 1996, the amount listed represents the sum of a cost of living allowance of $16,450, paid home leave of $9,031, use of a car valued at $4,547 and a gross-up payment of $12,778 for certain tax liabilities.

(4) Shares of restricted stock that vest in an amount of one-third each year on the three anniversary dates of grant, beginning on January 2, 1997.

(5) Stock options awarded under the Stock Option Plan.

(6) Stock options awarded under The Key Employee Stock Option Plan of Hermes Europe Railtel B.V.(the "HER Stock Option Plan").

(7) Stock options awarded under the GTS-Hermes, Inc. Stock Option Plan (the "GTS-Hermes Stock Option Plan"), which will be terminated. The stock options granted to Mr. Loeber in 1997 and described in footnote (6) are in substitution for the 3.5 stock options granted to Mr. Loeber in 1996, which have been cancelled.

(8) For 1997, the amount listed represents the sum of a cost of living allowance of $30,000, use of a car valued at $10,800, paid home leave of $12,501, and a gross-up payment for certain tax liabilities in the amount of $6,805. For 1996, the amount listed represents the sum of a cost of living allowance of $27,500 and paid home leave of $6,102 paid to Mr. Toth.

(9) Amounts hereunder represent the sum of premiums paid by GTS for $1,000,000 in term life insurance for each Named Executive Officer and contributions by GTS under the 401(k) Plan, as defined below, to each Named Executive Officer's account, except for Mr. D'Avanzo who does not participate in the 401(k) plan because of his foreign citizenship. In the case of Mr. Loeber, the amount also includes $156,700 which represents the value, as of December 31, 1997 of 10,000 shares of restricted stock which vested in 1997.

                           PRINCIPAL GTS STOCKHOLDERS


     The following table sets forth certain information regarding ownership of the GTS Stock and rights to acquire GTS Stock by (i) GTS stockholders that manage or own, either beneficially or of record, five percent or more of the GTS Stock, (ii) each of the directors and executive officers of GTS and (iii) the directors and officers of GTS as a group as of December 31, 1998. For the purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.



                                                  SHARES OF COMMON STOCK        SHARES OF COMMON STOCK
                                                    BENEFICIALLY OWNED         TO BE BENEFICIALLY OWNED
                                                    PRIOR TO THE OFFER              AFTER THE OFFER
                                               ----------------------------   ---------------------------
                                                NUMBER OF                      NUMBER OF
                                                  SHARES        PERCENTAGE       SHARES       PERCENTAGE
                                               BENEFICIALLY    BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
          NAME OF BENEFICIAL OWNER             OWNED(1)(2)       OWNED(1)        OWNED          OWNED
          ------------------------             ------------    ------------   ------------   ------------
George Soros Associates......................    8,099,047(3)        12.54      8,099,047        10.05
  c/o Soros Fund Management
  888 Seventh Avenue, 31(st) Floor
  New York, NY 10106
Mutuelles AXA/AXA-UAP/.......................    7,989,930(4)        12.37      7,989,930         9.92
  The Equitable Companies Incorporated
  9 Place Vendome
  75001 Paris France
Fidelity Management and Research                 7,145,670(5)        11.07      7,381,885         9.16
  Corporation................................
  82 Devonshire Street
  Boston, MA 02109
Fidelity International Limited...............       23,640(6)       *           1,165,259         1.45
  P.O. Box H.M. 670
  Hamilton, Bermuda
Alan B. Slifka and affiliates................    3,752,112(7)         5.81      3,752,112         4.66
  c/o Halcyon/Alan B. Slifka Management
  Company, LLC
  477 Madison Avenue, 8(th) Floor
  New York, NY 10022
Apax Funds Nominees Limited..................           --          *           4,265,171(8)      5.30
  62 Green Street
  London W1Y 4BA
Gold & Appel Transfer S.A....................           --          *           4,148,277(8)      5.15
  Omar Hodge Building
  Wickams's Cay
  Road Town
  Tortola
  British Virgin Islands
Winston Partners II LDC......................      766,098(9)         1.19        766,098        *
  c/o Curacao Corporation Company N.V.
  Kaya Flamboyan 9
  Willemstad, Curacao
  Netherlands Antilles
Winston Partners II LLC......................      373,548(10)      *             373,548        *
  c/o Chatterjee Advisers L.L.C.
  c/o The Chatterjee Group
  888 Seventh Avenue, 30th Floor
  New York, New York 10106

                                                  SHARES OF COMMON STOCK        SHARES OF COMMON STOCK
                                                    BENEFICIALLY OWNED         TO BE BENEFICIALLY OWNED
                                                    PRIOR TO THE OFFER              AFTER THE OFFER
                                               ----------------------------   ---------------------------
                                                NUMBER OF                      NUMBER OF
                                                  SHARES        PERCENTAGE       SHARES       PERCENTAGE
                                               BENEFICIALLY    BENEFICIALLY   BENEFICIALLY   BENEFICIALLY
          NAME OF BENEFICIAL OWNER             OWNED(1)(2)       OWNED(1)        OWNED          OWNED
          ------------------------             ------------    ------------   ------------   ------------
Chatterjee Fund Management...................      555,555(11)      *             555,555        *
  888 Seventh Avenue, 30th Floor
  New York, New York 10106
Robert Amman.................................       10,500          *              10,500        *
David Dey....................................        7,900          *               7,900        *
Michael A. Greeley...........................       26,000          *              26,000        *
Roger Hale...................................        7,109          *               7,109        *
Bernard McFadden.............................       50,000          *              50,000        *
Stewart J. Paperin...........................       26,000          *              26,000        *
W. James Peet................................        8,000          *               8,000        *
Jean Salmona.................................       26,000          *              26,000        *
Joel Schatz..................................      512,750          *             512,750        *
Adam Solomon.................................       65,414          *              65,414        *
Gerald W. Thames.............................      863,722            1.34        863,722         1.07
Bruno d'Avanzo...............................       48,212          *              48,212        *
Jan Loeber...................................       20,000          *              20,000        *
Raymond I. Marks.............................      211,625          *             211,625        *
Louis T. Toth................................      204,275          *             204,275        *
Other officers...............................      329,687          *             329,687        *
  All Directors and Executive Officers as a      6,196,306            9.55      6,196,306         7.66
     group (23 persons)......................
Total of above...............................   31,122,794                     40,914,076


---------------

 *  Less than 1%


(1) The percentage of ownership is based upon 64,577,715 shares of Common Stock issued and outstanding at December 31, 1998. Excluded from the calculation are: 4,444,443 shares of Common Stock that is subject to the exercise of warrants in Common Stock; and 5,195,063 shares of Common Stock issued under GTS' option plans. Subject to NetSource meeting certain performance targets during the first two quarters of 1999, an additional 1.4 million shares of common stock may be issued.



(2) Includes shares of Common Stock issuable upon the exercise of stock options and stock warrants within 60 days of December 31, 1998.



(3) Comprised of 3,074,199 shares of Common Stock held by the Soros Foundation-Hungary; 656,849 shares of Common Stock held by the Soros Charitable Foundation; 37,718 shares of Common Stock held by Soros Humanitarian Foundation and 996,948 shares and warrants to purchase 3,333,333 shares of Common Stock held by The Open Society Institute. The inclusion of such shares shall not be deemed an admission that Mr. George Soros is the beneficial owner of such shares. Information in the above entry excludes 20,000 and 26,000 shares of, and options for the purchase of, Common Stock held by Stewart J. Paperin and W. James Peet, respectively, over which the George Soros associates disclaim ownership.



(4) Ownership information, that represents holdings of several separately managed funds, is based on a Schedule 13G dated December 10, 1998, a copy of which was furnished to GTS. Number of shares as to which such holder has: sole voting power -- 2,329,558 shares; shared voting power -- 5,651,676 shares; sole dispositive power -- 7,981,705 shares; and shared dispositive power -- 8,225 shares. The shareholding disclosed includes 1,774,405 shares receivable upon conversion of convertible bonds.


(5) Ownership information, that represents holdings of several separately managed funds, is based on a Schedule 13F-E dated as of September 30, 1998 that was filed with the SEC on November 6, 1998.

(6) Ownership information is based on a Schedule 13F-E dated as of September 30, 1998 that was filed with the SEC on November 3, 1998.


(7) Includes 2,530,562 shares of Common Stock owned by Mr. Slifka, 644,072 shares of Common Stock held in various trusts, options to purchase 8,000 shares of Common Stock owned by Mr. Slifka, 214,478 shares of Common Stock held by various Halcyon partnerships which are managed by Halcyon/ Alan B. Slifka Management Company (over which Mr. Slifka disclaims beneficial ownership), 130,000 shares of Common Stock issuable upon the conversion of Convertible Bonds held by various Halcyon partnerships which are managed by Halcyon/Alan B. Slifka Management Company (over which Mr. Slifka disclaims beneficial ownership), and options to purchase 225,000 shares of Common Stock held by Halcyon/Alan B. Slifka Management Company (over which Mr. Slifka disclaims beneficial ownership). GTS has undertaken to file a shelf registration statement covering such shares not previously registered by GTS. See "Risk Factors -- Risk Factors Specific to GTS -- Shares Eligible for Future Sales, Registration Rights; Potential Impact on Market Price from Sales of GTS Stock."


(8) Information was obtained from Esprit Telecom's Form 20-F filed with the SEC on December 23, 1998.


(9) Comprised of 395,727 shares of Common Stock and warrants to purchase 370,371 shares of Common Stock. Information in the above entry excludes 20,000 and 26,000 shares of, and options for the purchase of, Common Stock held by Stewart J. Paperin and W. James Peet, respectively, over which Winston Partners II LDC disclaims ownership. GTS has undertaken to file a shelf registration statement covering such shares. See "Risk Factors -- Risk Factors Specific to GTS -- Shares Eligible for Future Sales, Registration Rights; Potential Impact on Market Price from Sales of GTS Stock."



(10) Comprised of 188,364 shares of Common Stock and warrants to purchase 185,184 shares of Common Stock. Information in the above entry excludes 20,000 and 26,000 shares of, and options for the purchase of, Common Stock held by Stewart J. Paperin and W. James Peet, respectively, over which Winston Partners II LLC disclaims ownership. GTS has undertaken to file a shelf registration statement covering such shares. See "Risk
     Factors -- Risk Factors Specific to GTS -- Shares Eligible for Future Sales, Registration Rights; Potential Impact on Market Price from Sales of GTS Stock."



(11) Comprised of warrants to purchase 555,555 shares of Common Stock. Information in the above entry excludes 20,000 and 26,000 shares of, and options for the purchase of, Common Stock held by Stewart J. Paperin and W. James Peet, respectively, over which Chatterjee Fund Management disclaims ownership. GTS has undertaken to file a shelf registration statement covering such shares. See "Risk Factors -- Risk Factors Specific to
     GTS -- Shares Eligible for Future Sales, Registration Rights; Potential Impact on Market Price from Sales of GTS Stock."

                 CERTAIN INFORMATION CONCERNING ESPRIT TELECOM

DESCRIPTION OF ESPRIT TELECOM

     The following is a brief description of Esprit Telecom's business. Additional information regarding Esprit Telecom is contained in its filings with the SEC pursuant to the Exchange Act. See "Where You Can Find More Information" (page [ ]).

     Esprit Telecom is a rapidly growing European telecommunications company, providing high quality, competitively priced, international and national long distance telecommunications services. Esprit Telecom commenced operations in June 1992 with the objective of competing in the liberalizing European telecommunications market and established an early presence in several key European markets. Today, Esprit Telecom provides telecommunications services in the United Kingdom, Germany, The Netherlands, Spain, France, Belgium, Italy and Ireland and has commenced construction of a broadband SDH fiber optic network linking the key cities in which it operates. Esprit Telecom intends to continue to focus on providing telecommunications services both within and across national borders to a pan-European market.

     Esprit Telecom's objective is to expand its service coverage throughout Europe and to become one of the largest independent pan-European telecommunications service providers by capitalizing on its established market position, experience and strategic acquisitions. In July 1998, Esprit Telecom acquired the switch-based telecommunications services business of Plusnet, which at that date offered national and international long distance voice telephony and enhanced services, such as toll free services, calling cards and switched data services to approximately 700 business customers. Esprit Telecom's customer base has grown from 625 customers at December 31, 1996 to 7,657 at September 30, 1998. On a pro forma basis after giving effect to the acquisition of the Plusnet Business, Esprit Telecom would have had revenue of L106.9 million for the year ended September 30, 1998.

     Esprit Telecom currently offers a range of telecommunications services and products to three targeted customer segments: (i) retail long distance voice and fax services for corporate customers to all global destinations either directly, via dedicated leased lines linked to its network or indirectly on a switched basis using the PTO network by means of an access code; (ii) wholesale long distance traffic termination services for other telecommunications carriers, including PTOs, major telecommunications alliances and regional telephone companies; and (iii) network management, access and termination services to telecommunications service providers, such as calling card companies, and to resellers. Esprit Telecom has recently introduced two new categories of service to complement its established long distance telecommunications services and products: (i) bandwidth services, consisting of providing telecommunications transmission capacity to its customers from May 1998, as well as other telecommunications companies and (ii) enhanced services, such as toll free services, calling cards and switched data services.

     Esprit Telecom provides both national and international long distance telecommunication services to its customers. Esprit Telecom believes that traffic volumes in Europe will increase and prices and costs will fall due to, among other factors: (i) rapidly increasing demand for bandwidth-intensive services across Europe, including Internet services and data transmission services; (ii) continued growth in demand for existing long distance services;
(iii) increased competition from new market entrants; (iv) continuing liberalization of the European telecommunications market; (v) emergence of new service offerings; and (vi) continued increase in trade among European countries.

     Esprit Telecom has developed the Esprit Network linking 31 switches or points of presence in eight European countries, as well as Washington D.C. and New York through arrangements with US carriers. Esprit Telecom has initiated a program to own and control the key elements of the Esprit Network infrastructure, including building five resilient SDH broadband fiber rings in Europe using advanced SDH technology and Esprit Telecom controlled dark fiber. Esprit Telecom believes that the expansion of the Esprit Network is a key component of its strategic objective and should enable Esprit Telecom to control costs better, ensure access to bandwidth, offer a broader portfolio of services and improve margins.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF ESPRIT TELECOM

     The table below sets forth selected historical consolidated financial data for Esprit Telecom for each of the years in the five-year period ended September 30, 1998. The selected consolidated financial data set forth below for the years ended September 30, 1994, 1995, 1996 and 1997 have been excerpted or derived from, and are qualified by reference to, Esprit Telecom's historical consolidated financial statements, which have been audited by Price Waterhouse, independent public accountants. The selected consolidated financial data set forth below for the year ended September 30, 1998 have been excerpted or derived from, and are qualified by reference to, Esprit Telecom's historical consolidated financial statements, which have been audited by PricewaterhouseCoopers, independent public accountants. The historical consolidated financial statements have been prepared in accordance with UK GAAP, which differs in certain respects from US GAAP. The principal differences between UK GAAP and US GAAP are summarized in Note 30 to Esprit Telecom's audited historical consolidated financial statements included elsewhere in this Offering Circular/Proxy Statement/Prospectus. The following information should be read in conjunction with (i) "Management's Discussion and Analysis of Financial Condition and Results of Operations", (ii) the historical consolidated financial statements of Esprit Telecom and (iii) "Unaudited Pro Forma Consolidated Financial Information" included elsewhere in this Registration Statement.

                                                            YEAR ENDED SEPTEMBER 30,
                                           ----------------------------------------------------------
                                            1994     1995      1996      1997       1998     1998(1)
                                           ------   -------   -------   -------   --------   --------
                                             L         L         L         L         L          $

                                              (IN THOUSANDS, EXCEPT PER ORDINARY SHARE AND PER ADS
                                                                    AMOUNTS)
CONSOLIDATED PROFIT AND LOSS ACCOUNT
  DATA(2)
UK GAAP
Revenue..................................   3,820    13,950    24,880    45,466     82,588    140,350
Cost of revenue..........................  (3,924)  (10,640)  (18,756)  (37,949)   (65,829)  (111,870)
  Gross margin...........................    (104)    3,310     6,124     7,517     16,759     28,480
Other operating expenses:
  Selling, general and administrative....  (2,833)   (4,112)   (7,509)  (15,505)   (35,178)   (59,781)
  Stock compensation costs(2)............    (187)     (588)   (2,035)     (417)      (112)      (190)
  Restructuring costs....................      --        --        --      (312)        --         --
  Depreciation and amortization..........    (447)     (790)   (1,471)   (2,836)   (10,382)   (17,643)
  European network amortization..........      --        --        --        --     (1,519)    (2,581)
Operating loss before interest...........  (3,571)   (2,180)   (4,891)  (11,553)   (30,432)   (51,716)
Profits on sale of investments...........      --        --        --        --        200        340
Net interest (expense)/income............    (305)     (222)     (203)      695    (12,213)   (20,755)
Loss on ordinary activities before
  taxation...............................  (3,876)   (2,402)   (5,094)  (10,858)   (42,445)   (72,131)
Taxation on loss on ordinary
  activities.............................      --        --        --        (2)        (2)        (3)
Loss for the financial year..............  (3,876)   (2,402)   (5,094)  (10,860)   (42,447)   (72,134)
Loss per Ordinary Share..................   (0.09)    (0.05)    (0.07)    (0.10)     (0.34)     (0.58)
Loss per ADS(4)..........................   (0.63)    (0.35)    (0.49)    (0.70)     (2.38)     (4.04)
US GAAP
Net loss.................................      --    (2,423)   (5,325)  (10,852)   (42,447)   (72,134)
Net loss per Ordinary Share(3)...........      --     (0.05)    (0.08)    (0.10)     (0.34)     (0.58)
Net loss per ADS(4)......................      --     (0.35)    (0.56)    (0.70)     (2.38)     (4.04)

                                                            YEAR ENDED SEPTEMBER 30,
                                           ----------------------------------------------------------
                                            1994     1995      1996      1997       1998       1998
                                           ------   -------   -------   -------   --------   --------
                                             L         L         L         L         L          $

                                                                 (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA
UK GAAP
Bank balances, cash, restricted
  securities and short term deposits and
  investments............................     180     5,615     6,430    24,525    184,749    313,962
Net current (liabilities)/assets.........  (1,677)    2,619     3,974    16,521    167,507    284,661
Fixed assets, net........................   2,400     3,514     8,005    17,727    154,100    261,878
Total assets.............................   4,266    13,178    24,101    59,543    394,537    670,476
Creditors: amounts falling due within one
  year...................................  (3,543)   (7,045)  (12,122)  (25,295)   (72,930)   123,937
Creditors: amounts falling due in more
  than one year..........................    (633)     (631)   (1,968)   (2,874)  (328,806)  (558,773)
Total shareholders' funds................      90     5,502    10,011    31,374     (7,199)   (12,234)
US GAAP
Total assets.............................            13,178    24,101    59,543    394,537    670,476
Long term debt...........................              (631)   (1,968)   (2,874)  (328,806)  (558,773)
Redeemable preference shares.............              (673)     (673)       --         --         --
Shareholders equity......................             4,829     9,338    31,374     (7,199)   (12,234)



FOOTNOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA -- ESPRIT TELECOM

---------------


(1) Solely for the convenience of the reader, pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on September 30, 1998 of $1.6994 per L1.00.



(2) Esprit Telecom's financial information has been restated from that published prior to December 1997 in order to give effect to a change in UK GAAP relating to the granting of employee stock options at a discount to the market price. The financial value of such discounts are now reorganized as employee compensation and charged against net income. As required by UK GAAP, this accounting change has been effected by restating the results of previous periods. This change in accounting has no impact on the US GAAP financials.



(3) Previously reported loss per Ordinary Share and net loss per Ordinary Share in accordance with US GAAP has been restated to reflect the adoption of Financial Accounting Standard No. 128, "Earnings Per Share," for all periods presented and as further adjusted to reflect the redesignation of the 'A' ordinary shares as Ordinary Shares and the fifty for one share split that occurred in March 1997.



(4) Loss per ADS and net loss per ADS are calculated by adjusting loss per Ordinary Share and net loss per Ordinary Share, respectively for the ratio of seven Ordinary Shares per ADS.

                      WHERE YOU CAN FIND MORE INFORMATION


     GTS and Esprit Telecom submit to or file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies of such material at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, Washington, D.C. 20549. You may obtain copies from the Public Reference Room by calling the SEC at (800) 732-0330. In addition, GTS is required to file electronic versions of such material with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. GTS Stock and Esprit Telecom ADS are listed on Nasdaq and EASDAQ and reports and other information concerning GTS and Esprit Telecom can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20001-1500 U.S.A. and the EASDAQ Market Authority, Rue des Colonies 56, Brussels 1000, Belgium.


     GTS has filed with the SEC a Registration Statement on Form S-4 under the Exchange Act with respect to the New GTS Stock to be issued pursuant to the Offer and will be filing a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1"). This Offering Circular/Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement or the
Schedule 14D-1. For further information with respect to GTS, Esprit Telecom and the New GTS Stock, reference is hereby made to the Registration Statement (including the exhibits and schedules thereto).


     The SEC allows GTS to "incorporate by reference" information regarding Esprit Telecom into this Offering Circular/Proxy Statement/Prospectus, which means that GTS can disclose important information to you by referring you to another document filed separately with the SEC. GTS is not permitted to incorporate by reference information regarding GTS into this Offering Circular/Proxy Statement/Prospectus. Accordingly, GTS has incorporated by reference information regarding Esprit Telecom, but not information regarding GTS. The information regarding Esprit Telecom incorporated by reference is deemed to be part of this Offering Circular/Proxy Statement/Prospectus. This Offering Circular/Proxy Statement/Prospectus incorporates by reference Esprit Telecom's Annual Report on Form 20-F for the year ended September 30, 1998, filed with the SEC on December 24, 1998 and its Report on Form 6-K filed with the SEC on December 24, 1998. These documents contain important information about Esprit Telecom and its finances.


     All documents and reports filed or submitted by Esprit Telecom after the date of this Offering Circular/Proxy Statement/Prospectus and prior to the termination of the Offer (including Esprit Telecom's Solicitation/Recommendation Statement on Schedule 14D-9 to be filed pursuant to Rules 14d-9 and 14e-2 under the Exchange Act) shall be deemed to be incorporated by reference in this Offering Circular/Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documentation reports.

     Statements contained in this Offering Circular/Proxy Statement/Prospectus or in any document incorporated by reference in this Offering Circular/Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     In addition to the foregoing, copies of the following documents will be available for inspection, during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices of Simmons & Simmons, 21 Wilson Street, London, EC2M 2TX while the Offer remains open for acceptance:

          (i) the GTS Certificate of Incorporation and By-laws;

          (ii) the Memorandum and Articles of Association of Esprit Telecom;

          (iii) the audited consolidated accounts of GTS for the financial years ended December 31, 1996 and December 31, 1997;

          (iv) the audited consolidated accounts of Esprit Telecom for the financial years ended September 30, 1997 and September 30, 1998;


          (v) the Securityholder Irrevocables and the Director Irrevocables
     referred to in [               ];



          (vi) the material contracts referred to in "Additional Information Required Under UK Law";


          (vii) the service contracts of the Directors of Esprit Telecom referred to in "Additional Information Required Under UK Law";

          (viii) the letters of consent referred to in "Additional Information Required Under UK Law";


          (ix) this Offering Circular/Proxy Statement/Prospectus and the Acceptance Forms;


          (x) the rules of the Esprit Telecom Share Option Schemes;

          (xi) the letter from [     ] regarding the financial statements;

          (xii) the external sources of information referred to in this section;

          (xiii) the opinion letter of Lehman Brothers referred to in "Opinion of Lehman Brothers"; and

          (xiv) the opinion letter of Bear Stearns referred to in "Opinion of Bear Stearns".

                  ADDITIONAL INFORMATION REQUIRED UNDER UK LAW

RESPONSIBILITY


     The Directors of Esprit Telecom, whose names are set out below, accept responsibility for the information contained in this document relating solely to the Esprit Telecom Group, the Directors of Esprit Telecom and members of their immediate families in the following documents or sections hereof:



     - Esprit Telecom's Annual Report on Form 20-F for the year ended September 30, 1998 which is incorporated by reference in this Offering Circular/Proxy Statement/Prospectus;



     - Information provided by and/or relating to the Esprit Telecom Group included in the following sections of this document:



      - At page A-ii, the paragraph relating to Lehman Brothers International (Europe);



      - "Summary" insofar as it summarizes information specified below;



      - "Selected Historical Financial Information on Esprit Telecom";



      - "Comparative Market Price and Dividend Information";



      - "Cautionary Statement Concerning Forward-Looking Statements";



      - Information under the sub-heading "Risks Specific to Esprit Telecom" in the section headed "Risk Factors";



      - Information under the following sub-headings in the section headed "Background and Reasons For the Offer": "Background of the Offer"; "The Esprit Telecom Board's Reasons for Recommending the Offer, Recommendation of Esprit Telecom Board"; and "Opinion of Lehman Brothers";



      - Information under the following sub-headings in the section headed "The Offer": "Interests of Certain Persons in the Offer"; "Irrevocable Undertakings" solely in relation to the "Director Irrevocables"; "Affiliate Transfer Restrictions"; the first paragraph of the sub-section headed "Indemnification and Insurance"; the third and fourth sentences in the sub-section headed "Esprit Telecom Share Option Schemes"; "Certain Regulatory Approvals and Legal Matters"; and sub-paragraph (ii) of the second paragraph of the sub-section headed "Accounting Treatment";



      - "The Offer Agreement" insofar as it relates to matters agreed to or undertaken by Esprit Telecom;



      - Information under the sub-heading "Directors" in the section headed "Agreement with Certain Securityholders and Directors";



      - "Comparative Rights of Shareholders" insofar as it relates to factual matters set out or derived from the Esprit Telecom Certificate of Incorporation, the Esprit Telecom Articles and the Esprit Telecom Memorandum;



      - "Experts" insofar as it relates to Price Waterhouse and PricewaterhouseCoopers;



      - "Certain Information Concerning Esprit Telecom";



      - "Selected Historical Financial Data of Esprit Telecom";



      - "Where You Can Find More Information";



      - Information under the following headings in the section headed "Additional Information Required Under UK Law": "Responsibility"; "Directors of Esprit Telecom"; "Service Contracts"; "Interests and dealings in Securities in GTS"; "Interests and dealings in Securities in Esprit Telecom"; "Material Contracts of Esprit Telecom"; and "Other Information";



      - "The Definitions";



      - "Financial Statements concerning Esprit Telecom" except for pages F-95 to F-100 (inclusive).

     To the best of the knowledge and belief of the Directors of Esprit Telecom (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible (as detailed above) is in accordance with the facts and does not omit anything likely to affect the import of such information.



     The Directors of GTS, whose names are set out below, accept responsibility for the information contained in this document other than information for which the Directors of Esprit Telecom accept responsibility for as set out above.



     The Directors of GTS accept responsibility for the correct and fair reproduction of the published audited historical financial statements of the PLUSNET business as set out pages F-95 to F-107 (inclusive) of this document.



     To the best of the knowledge and belief of the Directors of GTS (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.



     The statements set out above are included solely to comply with the requirements of Rule 19.2 of the City Code, Article 29, 1/2 1 of the Belgian Royal Decree No. 185 of July 9, 1935 and point 1.b of the Annex to the Belgian Royal Decree of November 8, 1989 on Public Takeover Bids and on Changes in Control of Companies and do not impose responsibilities on, or impair the responsibilities of, the Directors of Esprit Telecom or the Directors of GTS under the laws of the US or any state thereof.


DIRECTORS OF ESPRIT TELECOM

     The Directors of Esprit Telecom as at the date of this document are:

     Sir Robin Biggam
     David L Oertle
     Michael Potter

     Roy Merritt

     John McMonigall
     Dominic Shorthouse

SERVICE CONTRACTS

     Messrs Potter and Merritt entered into service agreements on January 31, 1997 and Mr. Oertle entered into a service agreement in April 1997 with Esprit Telecom each of which are terminable upon six months written notice by either party, save for Mr. Oertle who is entitled to terminate his service agreement upon 90 days' prior notice. Pursuant to those service agreements the relevant Directors are entitled to receive the following remuneration:

                                                           ANNUAL       PERFORMANCE BONUS(2)
NAME OF DIRECTOR                                           SALARY                 L
----------------                                          --------    -------------------------
Roy Merritt............................................    L96,000    Up to 40% of basic salary
David Oertle...........................................   L200,000(1) Up to 40% of basic salary
Michael Potter.........................................   L145,000    Up to 40% of basic salary

---------------

1. As amended on May 1, 1998
2. Based on certain performance related criteria set by Esprit Telecom

     The above-named Directors' service agreements entitle the Directors to pension benefits as follows:

          Esprit Telecom has agreed to pay 7% of Mr. Merritt's salary into a personal pension scheme approved by the UK Inland Revenue. Mr. Potter is entitled to a payment of 7% of salary into a personal pension scheme or a cash equivalent payment.

          Messrs. Potter, Merritt and Oertle would be entitled to contractual payments outstanding should their contracts be terminated. In addition, Mr. Oertle is entitled to the payment of a sum equal to 24 months' salary should he leave the Company or should his contract be terminated in either case following a change of control of the Company.


          In addition, pursuant to a Board resolution passed on January 29, 1998, Mr. Oertle is entitled to exercise all share options granted pursuant to his contract of employment should Esprit Telecom become subject to a change of control. Pursuant to his Director Irrevocable, Mr. Oertle confirmed that subject to the receipt of satisfactory tax advice, it was his current intention to accept the Rollover Offer.


     Except as disclosed in this document, there are no service agreements with Esprit Telecom Directors which have been entered into or amended within six months of this document.

     Except as disclosed in this document, there are no service agreements with Esprit Telecom Directors which have more than 12 months to run or which are terminable on 12 or more months' notice.


     Except as disclosed in this document, it is not proposed to amend any of the service agreements of Esprit Telecom Directors, [subject to Esprit Telecom's pay and benefit review on January 1, 1999].



     Interests and dealings in Securities in GTS.



     The interests of the Directors of GTS and their immediate families in the share capital of GTS including interests of persons connected with them as of the close of business on the Disclosure Date is set out on page [ ].



     The following table sets forth the details, as of the close of business on the Disclosure Date, of the options over GTS Stock which have been granted to Directors of GTS and which remain outstanding.



                       NUMBER OF SHARES
                         OF GTS STOCK     OPTION
        NAME             UNDER OPTION      PRICE    EXERCISE PERIOD
        ----           ----------------   -------   ---------------



     The following dealings for value in shares in GTS by Directors of GTS and their immediate families have taken place during the Disclosure Period:

                                                 NUMBER OF       PRICE PER SHARE
       NAME OF          NATURE OF                SHARES OF        OF GTS STOCK
      DIRECTOR         TRANSACTION    DATE       GTS STOCK            (US$)
      --------         -----------   ------   ----------------   ---------------


     Interests and dealings in Securities in Esprit Telecom. The following table sets forth the details, as of the close of business on the Disclosure Date, of the interests of the Directors of Esprit Telecom and their immediate families in shares in Esprit Telecom as well as the details of the options over such Esprit Telecom shares granted to Directors of Esprit Telecom. Such information has been reported to Esprit Telecom pursuant to section 324 and section 328 of the Companies Act of 1985 and is shown in the register required to be kept under the provisions of that Act.

                                                                                                   NUMBER OF
                                                                NUMBER OF                        ESPRIT TELECOM
                                                              ESPRIT TELECOM      NUMBER OF         ORDINARY
NAME OF                                                          ORDINARY      ESPRIT TELECOM        SHARES
DIRECTOR                                                          SHARES            ADSS          UNDER OPTION
--------                                                      --------------   ---------------   --------------
Sir Robin Biggam............................................       None             None                None
David Oertle................................................       None              100           3,172,762
Roy Merritt.................................................       None             None           1,459,758
Michael Potter..............................................       None             None             656,645
John McMonigall.............................................       None             None                None
Dominic Shorthouse..........................................       None             None                None

---------------

NB As part of the general incentive plans for the directors of Apax Partners &
   Co. Ventures Limited, and Warburg, Pincus Ventures, L.P. John McMonigall and Dominic Shorthouse have an indirect interest in the profits of the funds administered by Apax Partners and Co. Ventures Limited and Warburg, Pincus Ventures L.P. respectively.

     The following table sets forth the details, as of the close of business on the Disclosure Date, of the options over Esprit Telecom Ordinary Shares which have been granted to Directors of Esprit Telecom and which remain outstanding.


                                                               NUMBER OF
                                                            ESPRIT TELECOM
               NAME OF                       DATE OF        ORDINARY SHARES         OPTION              EXERCISE
               DIRECTOR                       GRANT          UNDER OPTION         PRICE ($/L)            PERIOD
               --------                      -------        ---------------       -----------           --------
Sir Robin Biggam......................                N/A           None           N/A                            N/A
David Oertle..........................           04/10/97         78,750            L0.01             6/1/97 - 6/1/02
                                                 04/10/97         78,750            L0.01           12/1/97 - 12/1/02
                                                 04/10/97         78,750            L0.01             6/1/98 - 6/1/03
                                                 04/10/97         78,750            L0.01           12/1/98 - 12/1/03
                                                 04/10/97         78,750            L0.01             6/1/99 - 6/1/04
                                                 04/10/97         78,750            L0.01           12/1/99 - 12/1/04
                                                 04/10/97         78,750            L0.01             6/1/00 - 6/1/05
                                                 04/10/97         78,750            L0.01           12/1/00 - 12/1/05
                                                 04/10/97        227,500            $1.089            6/1/97 - 6/1/02
                                                 04/10/97        227,500            $0.893          12/1/97 - 12/1/02
                                                 04/10/97        227,500            $1.714            6/1/98 - 6/1/03
                                                 04/10/97        227,500            $1.714          12/1/98 - 12/1/03
                                                 04/10/97        227,500            $1.714            6/1/99 - 6/1/04
                                                 04/10/97        227,500            $1.714          12/1/99 - 12/1/04
                                                 04/10/97        227,500            $1.714            6/1/00 - 6/1/05
                                                 04/10/97        227,500            $1.714          12/1/00 - 12/1/05
                                                 07/07/98        700,000            $2.25             5/1/98 - 5/1/03
                                                 06/26/97            665            $0.68           6/26/98 - 6/26/03
                                                 02/09/98          6,160            $1.839            2/9/99 - 2/9/04
                                                 07/23/98          3,850            $4.00           7/23/99 - 7/23/04
                                                 02/09/98         12,087            $1.554            2/9/01 - 2/9/06
Michael Potter........................      Various (from
                                        02/13/95-07/23/98)       486,650            $0.01           2/26/97 - 3/31/00
                                                 04/27/98        140,000            $2.304          2/26/01 - 2/26/06
                                                 06/26/97          4,284            $0.68           6/26/98 - 7/26/03
                                                 02/09/98          5,285            $1.839           2/9/99 - 3/10/04
                                                 07/23/98          3,388            $4.00           7/23/99 - 9/11/04
                                                 01/07/97         17,138            $0.669            7/1/00 - 7/1/05
Roy Merritt...........................      Various (from
                                        02/13/95-07/23/98)     1,189,150            L0.01           2/26/97 - 3/31/00
                                                 04/27/98        140,000            $2.304          2/26/01 - 2/26/06
                                                 06/26/97          2,702            $0.68           6/26/98 - 7/26/03
                                                 02/09/98          3,514            $1.839           2/9/99 - 3/10/04
                                                 07/23/98          2,254            $4.00           7/23/99 - 9/11/04
                                                 01/07/97         17,138            $0.669            7/1/00 - 7/1/05
                                                 10/02/98        105,000            $0.892          1/29/98 - 2/29/04
John McMonigall.......................                N/A           None          None                           None
Dominic Shorthouse....................                N/A           None          None                           None


     The following dealings for value in Esprit Telecom Ordinary Shares and Esprit Telecom ADSs by Directors of Esprit Telecom and their immediate families have taken place during the Disclosure Period:

                                                 NUMBER OF ESPRIT   PRICE PER ESPRIT     NUMBER OF        PRICE PER
NAME OF                  NATURE OF                   TELECOM            TELECOM        ESPRIT TELECOM   ESPRIT TELECOM
DIRECTOR                TRANSACTION     DATE     ORDINARY SHARES        SHARE($)            ADSS           ADSS($)
--------                -----------     ----     ----------------   ----------------   --------------   --------------
Sir Robin Biggam.....        None       N/A             N/A               N/A                N/A               N/A
David Oertle.........        Sale     02/26/98         None               N/A              2,500           $16.875
                         Purchase     09/02/98         None               N/A                500           $ 18.50
                             Sale     09/02/98         None               N/A                500           $21.625
Roy Merritt..........        None       N/A             N/A               N/A                N/A               N/A
Michael Potter.......        None       N/A             N/A               N/A                N/A               N/A
John McMonigall......        None       N/A             N/A               N/A                N/A               N/A
Dominic Shorthouse...        None       N/A             N/A               N/A                N/A               N/A

     Except as disclosed in this document, neither:

          (a) GTS nor any of its Directors nor any member of their immediate families;

          (b) any subsidiary of GTS, any bank, stockbroker, financial or other professional adviser (other than an exempt market-maker) to GTS or any subsidiary or any associated company of GTS, nor any person controlling or controlled by, or under the same control as such bank, stockbroker, financial or other professional adviser, nor any pension fund of GTS or any of its subsidiaries; nor

          (c) any person acting in concert with GTS; nor

          (d) any person whose investments are managed on a discretionary basis by fund managers (other than exempt fund managers) connected with GTS;

owns or controls or is interested, directly or indirectly, in any relevant securities nor has any such person dealt for value therein during the Disclosure Period.

     Except as disclosed in this document, neither:

          (a) any of the Directors of Esprit Telecom nor any member of their immediate families; nor

          (b) any subsidiary of Esprit Telecom, any bank, stockbroker, financial or other professional adviser (other than an exempt market-maker) to Esprit Telecom or any subsidiary or any associated company of Esprit Telecom, nor any person controlling, controlled by, or under the same control as such bank, stockbroker, financial or other professional adviser, nor any pension fund of Esprit Telecom or any of its subsidiaries;


          (c) any of the Principal Securityholders of Esprit Telecom; nor



          (d) any person whose investments are managed on a discretionary basis by fund managers (other than exempt fund managers) connected with Esprit Telecom;


     owns, controls or is interested, directly or indirectly, in any relevant securities nor has any such person dealt for value therein during the Disclosure Period.

     References in this section to:

          (i) "associate" of a company mean:

             (a) the company's parent, its subsidiaries and fellow subsidiaries and the company's parent, its associated companies and companies of which such companies are associated companies ("relevant companies");

             (b) banks, financial and other professional advisers (including stockbrokers) to the company or any relevant company, including persons controlling, controlled by or under the same control as such banks, financial or other professional advisers;

             (c) the directors (together in each case with their close relatives and related trusts) of the company and of any relevant company; and

             (d) the pension funds of the company or any relevant company.

          (ii) "bank" does not apply to a bank whose sole relationship with Esprit Telecom, or a company which is an associate, is the provision of normal commercial banking services or such activities in connection with the Offer as handling acceptances and other registration work;

          (iii) "Disclosure Date" means January [ ], 1999, being the latest practicable date prior to the mailing of this document;

          (iv) "Disclosure Period" means the period commencing on December 8, 1997 (being the date 12 months prior to the commencement of the Offer Period) and ending on the Disclosure Date;

          (v) ownership or control of 20% or more of the equity share capital of a company is regarded as the test of associated company status and "control" means a holding, or aggregate holdings of shares carrying 30% or more of the voting rights attributable to the share capital of GTS which are currently exercisable at a general meeting, irrespective of whether the holding or holdings gives de facto control; and


          (vi) "relevant securities" means relevant securities defined in the City Code which includes Esprit Telecom Ordinary Shares, Esprit Telecom ADSs, GTS Stock or any securities convertible into, rights to subscribe for or options (including traded options) in respect of, or derivatives referenced, to any of the foregoing.



     Other information. Except as disclosed in this document, neither GTS nor any person acting in concert with GTS, nor any associate of GTS, nor Esprit Telecom nor any associate of Esprit Telecom has any arrangement in relation to relevant securities. For this purpose, "arrangement" includes any indemnity or option arrangement, any agreement or understanding formal or informal, of whatever nature which may be an inducement to deal or refrain from dealing.


     Except as referred to in this document, there is no agreement, arrangement or understanding (including any compensation arrangement) between GTS or any person acting in concert with it for the purposes of the Offer and any of the Directors, recent Directors, shareholders or recent shareholders of Esprit Telecom having any connection with, or dependence upon, or which is conditional on, the outcome of the Offer.

     There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the Esprit Telecom Securities to be acquired pursuant to the Offer will be transferred to any other person, except that GTS reserves the right to transfer such shares to any other member of the GTS Group.

MANAGEMENT AND EMPLOYEES

     Existing employment rights, including pension rights, of the management and employees of the members of the Esprit Telecom Group will be fully safeguarded.

     David Oertle, CEO of Esprit Telecom, will remain with Esprit Telecom through the transition. He will continue to work with Esprit Telecom towards its successful integration within the GTS Group. At the same time, Mr. Oertle will assume a senior advisory role working directly with Gerald W. Thames, GTS's President and CEO, as a key contributor to the development of the corporation's strategic vision and goals. Roy Merritt, CFO of Esprit Telecom, Hans-Peter Kohlhammer, Group Managing Director of Sales and Marketing, Jim Reynolds, Chief Operations Officer, Michael Potter, Chief of Staff and David Reibel, General Counsel and Director of Corporate Affairs, will continue in their current roles within Esprit Telecom. Walter Anderson, the former Chairman of Esprit Telecom, has agreed to serve as a special consultant to the GTS board of directors.


     The following is the biographical information of each director and executive officer of Esprit Telecom who will continue with Esprit Telecom after consummation of the Offer.



     Dr. Hans-Peter Kohlhammer joined Esprit Telecom as Director -- Sales & Marketing on October 1, 1998. Dr. Kohlhammer is the President of Germany's leading telecommunications industry body, (VATM The Association of Providers of Telecom and Value Added Services). Dr. Kohlhammer joined Esprit Telecom from Thyssen Telecom AG, where he was Chairman of the Board. Prior to his role with Thyssen, Dr. Kohlhammer held a board level position with Loewe Opta and Industry positions with companies such as Digital Equipment and Nixdorf Computer. Dr. Kohlhammer holds a degree in mathematics and physics and a doctorate in mathematics from the University of Bonn.



     Roy Merritt has served as Group Finance Director and Chief Financial Officer of Esprit Telecom since April 1995 and has been a Director of Esprit Telecom since February 1997. Prior to joining the Company, he was an Investment Executive with Apax Partners from 1992 to 1995. He also serves as an Associate within the Acquisition Finance Group of Security Pacific Hoare Govett between 1989 and 1991. From 1987 to 1989, Mr. Merritt worked for the strategy consultancy firm McKinsey & Company, Inc. in London. He received his

MBA from INSEAD in France. He graduated with B.A. and M.A. degrees in Chemical Engineering from Cambridge University.



     David Oertle joined Esprit Telecom as Chief Executive Officer in May 1997 and became a Director of Esprit Telecom in August 1997. Mr. Oertle has over 30 years of experience in the telecommunications industry. His telecommunications experience began in 1967 with Wisconsin Telephone. Between 1973 and 1976 and between 1980 and 1987, Mr. Oertle served in various capacities at AT&T, including Divisions Manager, Director Corporate Staff and Director Data Systems Operator. From 1988 to 1990, Mr. Oertle served as Executive Vice President at Sprint responsible for the residential, small business and federal systems segments. He joined Telstra (Australia) in 1990 as Executive General Manager and Chief Information Officer. From 1993 thorough 1994, Mr. Oertle was Chief Operating Officer at Telstra, responsible for the Commercial and Consumer divisions. He most recently was Managing Director and Chief Executive Officer of Tech Comm Group Limited, an Australian systems integrator in the IT, telecommunications and power industries, serving in this capacity from 1994 until April 1997. Mr. Oertle received his B.S. degree in Economics and Political Science from the University of Wisconsin.



     Michael Potter is a co-founder of Esprit Telecom and has been President and Director of Esprit Telecom since January 1991, and Vice-Chairman since 1996. Mr. Potter was a founding executive of International Technology Consultants (ITC) in 1990. Between 1986 to 1988, he was an analyst at the Center for Strategic and International Studies in Washington, D.C. Mr. Potter holds an M.S. from the London School of Economics and B.S. from California State University at Sacramento.



     David Reibel has been General Counsel of Esprit Telecom since February 1994. Mr. Reibel was an Associate at the law firms of Skadden, Arps, Slate, Meagher & Flom in Washington, D.C. from 1992 to 1994 and McKenna & Cuneo in Washington, D.C. from 1991 to 1992. Mr. Reibel also worked as Legislative Assistant to a member of the U.S. House of Representatives where he was responsible for the Committees on Ways and Means, Judiciary, and Education and Labor. Mr. Reibel received his J.D. degree from Stanford Law School and his B.A. in Social Sciences from the University of Michigan. Mr. Reibel also completed the Erasmus program in international and European Community law at Leiden University, the Netherlands.



     Jim Reynolds, Chief Operations Officer, joined Esprit Telecom in February 1998. His experience and track record extends over 26 years in the information technology and telecommunications field. Previously director of products and services at Mercury Communications, Mr. Reynolds was responsible for the rationalization and development of the Mercury service portfolio during the period when Mercury was focusing on making major improvements to service delivery and profit. As part of this role he managed the Mercury Enterprise businesses disposing of a number of these and integrating others into the main company. Before joining Mercury in 1992 he led the first Digital Equipment product group outside the US and spent 15 years with ITT Corporation.



     It is contemplated, that following the consummation of the Offer, the entire Esprit Telecom Board will be replaced by GTS management. Currently, it is anticipated that the following members of GTS management will be nominated to serve on the Esprit Telecom Board: Gerald W. Thames, Bruno D'Avanzo, William Seippel and Grier Raclin. See "Directors and Executive Officers of GTS" (page
[  ]) for biographical information regarding these individuals.


MATERIAL CONTRACTS OF GTS

     The following contracts, not being contracts entered into in the ordinary course of business, have been entered into by members of the GTS Group since December 8, 1996 (the date two years prior to the announcement of the proposed offer) and are, or may be, material:


     - An agreement between GTS Translantic Holdings Ltd. and FLAG Telecom, dated January 13, 1999, a summary of which is set out on page [ ].



     - An indenture among HER, GTS and the Bank of New York as trustee dated [ ] December 1998, a summary of which is set out in "Description of Certain GTS Indebtedness -- New HER Notes" at page [ ].

     - The Offer Agreement, a summary of which is set out in "The Offer Agreement" at page [ ].



     - The Registration Rights Agreement, a summary of which is set out in "The Offer -- Interests of Certain Persons in the Offer Registration Rights Agreement" at page [ ].


     - The NetSource Acquisition agreement, a summary of which is set out in "Certain Information Concerning GTS -- Description of GTS -- Recent Developments" at page [ ].

     - A share purchase agreement, between SFMT-CIS, Inc. ("SFMT") and Swinton Limited, dated July 16, 1998, whereby SFMT acquired 47.36% of the ordinary shares of GTS-Vox Limited from Swinton Limited. SFMT is a wholly owned subsidiary of GTS. The total consideration payable by SFMT under this agreement was $37 million and an additional $3 million distributed by a dividend.


     - An indenture between GTS and The Bank of New York, as trustee, dated July 8, 1998, whereby GTS issued the Debentures a summary of which is set out in "Description of Certain GTS Indebtedness -- Debentures due 2010" at page [ ].


     - A master agreement, among Ebone Holdings Association ("EHA"), Ebone, HER and Hermes Europe Railtel (Ireland) Limited, dated June 24, 1998, whereby the parties described the following agreements, which would be executed, and transactions, which would take place: (i) a share subscription agreement, describing the issuance of 51,000 shares of Ebone to be sold to HER and the sale of 75% of the Ebone shares to HER for ECU 90 million;
       (ii) a transmission capacity agreement, delineating HER's supply of telecommunications transmission capacity of a value equivalent to ECU 90 million to Ebone; (iii) the revision of the Ebone Articles of Association, whereby a new holding company was formed which would own 100% of the shares of Ebone and HER and EHA would swap their Ebone shares for shares of the new holding company; and (iv) the offer of up to 32% of the shares of the new holding company to EHA on the condition that HER's shares of the new holding company not fall below 51%.


     - An indenture between GTS and The Bank of New York, as trustee, dated February 10, 1998, whereby GTS issued the 9 7/8% Notes a summary of which is set out in "Description of Certain GTS Indebtedness -- Senior Notes due 2005" at page [ ].



     - An indenture, among HER, GTS and The Bank of New York as trustee, dated August 19, 1997, whereby HER issued the HER Notes a summary of which is set out in "Description of Certain GTS Indebtedness -- HER Notes" at page [ ].



     - An indenture, between GTS and The Bank of New York as trustee, dated July 14, 1997, whereby GTS issued the Convertible Bonds a summary of which is set out in "Description of Certain GTS Indebtedness -- The Convertible Bonds" at page [ ].


     - A registration rights agreement dated July 14, 1997 between GTS, Union Bank of Switzerland and The Bank of New York, as trustee, pursuant to which GTS agreed: (i) to use its best efforts to file and cause to become effective prior to the first date upon which the Convertible Bonds become convertible, a registration statement covering the issuance of shares of common stock issued upon conversion; (ii) to use its best efforts to keep such registration statement continuously effective until all Convertible Bonds have been converted or redeemed; (iii) to in certain defined circumstances file a shelf registration statement and use its bet efforts to cause such to be declared effective by the SEC prior to the first conversion date; and (iv) to use its best efforts to keep the shelf registration statement continuously effective for as long as any of the shares covered thereby shall constitute registrable securities (as defined) and to supplement or amend the shelf registration statement as required by applicable rules, regulations and instructions. Under the terms of the agreement a manager (as defined in the subscription agreement dated July 9, 1997) owning any Convertible Bonds or registrable securities and each of their successors, assignees and transferees who became registered owners of Convertible Bonds or registrable securities, whose registrable securities are covered by a shelf registration statement may sell such registrable securities in an underwritten offering. Certain terms and conditions relating to such an offering are set out in the agreement. Additionally, the agreement provides for the payment of registration expenses, the registration expenses, the registration procedure and for indemnification.


     - An amended and restated shareholders' agreement dated July 1997, between
       (i) HIT Rail B.V., (ii) GTS-Hermes, Inc., (iii) Nationale Maatschappij Der Belgische Spoorwegen, (iv) AB Swed Carrier, and (v) HER recording the terms and conditions of the relationship between the parties to the agreement and certain aspects of the business and management of HER. The agreement sets out the business to be engaged in by HER and deals with the conduct and governance of the activities of HER. Additionally, the agreement deals with the issue of new shares in HER. Covenants entered into under this agreement include those governing further funding, non competition, employee share options, waiver of statutory forced sale rights, dividends, commercial agreements and licenses.

MATERIAL CONTRACTS OF ESPRIT TELECOM

     The following contracts, not being contracts entered into in the ordinary course of business, which are or may be material, have been entered into by the Esprit Telecom Group within the two years immediately preceding the commencement of the Offer Period:

 - The Offer Agreement, a summary of which is set out on page [  ].

 - On December 1, 1998 Esprit Telecom UK Limited (as Borrower) and Esprit Telecom (as Parent) entered into an agreement with Ericsson IFS (as Arranger and Lender) pursuant to which Ericsson agreed to make available to Esprit Telecom UK Limited a multi currency credit facility of up to L9,000,000 ("Credit Facility").

   The Credit Facility is to be used by Esprit Telecom to fund purchases of equipment, software and associated services by Esprit Telecom group companies from Ericsson group companies pursuant to a Supply Contract dated August 14, 1997.

   Pursuant to an existing guarantee dated October 28, 1997, Esprit guarantees payment and performance of all obligations of Esprit Telecom UK Limited in respect of the Credit Facility. Each other Esprit Telecom group company to whom an advance is made available is required to guarantee repayment of the advance together with interest and charges and performance of certain obligations under the Credit Facility in respect of the equipment purchased by it.

   Drawdown of each advance under the Credit Facility is subject to conditions precedent. Interest is payable in respect of each advance at the rate of 3.5% per annum above LIBOR. The Credit Facility contains provisions for alternative interest rates in certain circumstances. Advances are repayable by 10 equal instalments due half yearly.

   Esprit Telecom UK Limited also gave certain representations, warranties, undertakings and indemnities to Ericsson IFS pursuant to the Credit Facility.

   As security for its obligations under the Credit Facility Esprit Telecom UK Limited has granted a charge to Ericsson IFS over the equipment and software to be purchased by it from Ericsson. Each other Esprit Telecom group company to whom an advance is made available is required to grant a charge to Ericsson IFS over the equipment and software to be purchased by it from Ericsson.

 - On October 7, 1998 Esprit Telecom entered into an agreement with Nortel Plc ("Nortel") ("the Agreement"), for a renewable two year period, for the purchase of SDH and WDM equipment. In addition, Nortel agreed to provide related services (namely site preparation services, maintenance and support services) to Esprit Telecom. The Agreement is contingent on the successful conclusion of a financing agreement for which heads of terms ("Financing Terms") were entered into on November 17, 1998. Pursuant to the Financing Terms Nortel is to make available to one of Esprit Telecom's subsidiaries a senior secured amortising loan to finance the supply of the equipment and related software and services under the Agreement.

   THE AGREEMENT

   The fixed price to be paid by Esprit Telecom and its affiliates (being any subsidiary or parent company or subsidiary of such parent company) for the project management, design of the network (excluding site preparation services which are priced on a case by case basis depending upon the workforce, and the number of cabins, shelters and surveys required), product engineering, installation and commissioning of the equipment and software products amounts to DM 30,020,753. The payments are to be made in three instalments payable following specified triggering events.

   Esprit Telecom is entitled to assign the Agreement to any of its affiliates (as defined above) on prior notification to Nortel.

   The Agreement contains customary representations and warranties, which are limited to a period of between 12 and 30 months depending on the triggering event by Nortel.

   Under the Agreement, Esprit grants Nortel and its affiliates exclusivity of supply to Esprit Telecom and its affiliates of equipment and related software products in the event of expansion by Esprit Telecom of its telecommunications network beyond the countries listed in the Agreement. However, Esprit Telecom retains the right to waive such sole supplier provision upon written notice.

     In addition the Agreement contains a provision which limits Nortel's aggregate liability to DM 8,500,000 in respect of Esprit Telecom's tangible property and to 20% of the total amount of the consideration under the Agreement in respect of all other liability. In the event of material breach of the agreement by Nortel, Esprit Telecom is entitled to terminate the agreement upon 30 days prior written notice.

   THE FINANCING TERMS

   Nortel is to make available to one of Esprit Telecom's subsidiaries funds for an aggregate maximum value not to exceed the lesser of DM 37,000,000 and the total value of the Agreement from the date of execution of the Financing Terms until a stated date ("Availability Period"). During this period funds can be drawn down in minimum amounts subject to satisfaction of all conditions precedent. An interest rate of three month London Interbank Borrowing Rate ("LIBOR") plus 3.90% per annum is payable for the Availability Period, and from the end of the Availability Period, an interest rate of three month LIBOR plus 3.90% per annum or a market interest rate plus 3.90% per annum can be selected by the Esprit Telecom subsidiary. A commitment fee of 0.25% per annum on any undisbursed amount of the facility, is payable quarterly in arrears. The funds are repayable by nine quarterly instalments. Esprit Telecom also gave certain representations, warranties and undertakings to Nortel pursuant to the Financing Terms.

   As security for its obligations under the Financing Terms Esprit Telecom is to grant a charge over all the assets purchased under the Agreement and Esprit Telecom and each of its subsidiaries which purchases equipment funded by the Financing Terms are to act as guarantors.


 - In June 1998 Esprit Telecom entered into an Indenture (the "1998 Indenture") with the Bank of New York, as trustee, relating to its issuance of $150,000,000 principal amount of 10.875% Senior Notes due 2008 (the "Dollar Notes") and DM 150,000,000 principal amount of 11.000% Senior Notes due 2008 (the "DM Notes"; collectively with the Dollar Notes, the "1998 December Notes"). Interest on the 1998 Notes is paid semi-annually on June 15 and December 15, beginning in 1998. The 1998 Notes are redeemable at the option of Esprit Telecom, in whole or in part at any time on or after June 15, 2003, at 105.438% (in the case of the Dollar Notes) and 105.500% (in the case of the DM Notes) of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest, on or after June 2006. In addition, up to an aggregate of 35% of the principal amount of each series of the 1997 Notes may be redeemed from time to time prior to June 15, 2001 at the option of Esprit Telecom at redemption prices equal to 110.875% (in the case of the Dollar Notes) and 111.50% (in the case of the DM Notes) of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts (as defined in the 1998 Indenture), if any, to the redemption date with the net proceeds received after the issuance of the 1998 Notes of one or more (i) Public Equity Offerings (as defined in the 1998 Indenture) (ii) Strategic Equity Investments (as defined in the 1998 Indenture) resulting in aggregate gross proceeds to Esprit of at least $50.0 million or the equivalent amount in a different currency; provided that in each case, at least 65% of the aggregate original principle amount of such series of 1998 Notes remains outstanding after each such redemption. The 1998 Notes may also be redeemed if such series of 1998 notes remains outstanding after each such redemption. The 1998 Notes may also be redeemed at the option of Esprit Telecom, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date and all Additional Amounts then due and which will become due as a result of the redemption or otherwise in the event of certain changes affecting UK withholding taxes or, under certain circumstances, in the event Definitive Notes are issued. The 1998 Notes rank, and upon issuance of the Notes will rank pari passu in right of payment with the 1997 Notes and all other senior Indebtedness (as defined in the 1998 Indenture) of Esprit Telecom and will be senior in right of payment in any future subordinated Indebtedness of Esprit Telecom.

   The 1998 Indenture contains covering applicable to Esprit Telecom and its subsidiaries, including limitations on or prohibited certain indebtedness, restricted payments, dividends and other payments affecting restricted subsidiaries, the issuance and sale of capital stock of restricted subsidiaries, transactions with stockholders and affiliates, liens, asset sales, issuances of guarantees of Indebtedness by restricted subsidiaries, sale lease-back transactions, consolidations and mergers and provision of financial statements and reports. The 1998 Indenture also requires Esprit Telecom to commence and consummate an offer to purchase the 1998 Notes upon certain events constituting or which may constitute a change of control of Esprit Telecom, although Esprit Telecom is currently seeking waivers of the foregoing provisions to the context of the proposed acquisition. In addition under certain circumstances, Esprit Telecom is required by the 1998 Indenture to offer to purchase the 1998 Notes with the proceeds of certain Asset Sales (as defined in the 1998 Indenture). The 1998 Indenture provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, interest and any other monetary obligations on the 1998 Notes to become or to be declared to be immediately due and payable. Holders of 1998 Notes may under certain circumstances be entitled to receive additional payments in respect of taxes and similar charges in respect of payments on the 1998 Notes. The material terms of such covenants, such required offers to purchase, such events of default and their consequences and such additional payments, as well as related definitions, set forth in the 1998 Indenture are substantially the same as (or in certain respects relating to indebtedness, similar but less restrictive than) those applicable to the 1997 Notes. The 1998 Indenture is subject to, and governed by, the Trust Indenture Act.


 - On May 8, 1998, Esprit Telecom entered into an agreement (the "Acquisition Agreement") with Plusnet Gesellschaft fur Netzwerk Services mbH, Thyssen Telecom AG ("Thyssen") and others, to acquire from Thyssen the switch-based telecommunications services business of Plusnet, a German telecommunications service provider. The transaction completed during July 1998.


   Pursuant to the Acquisition Agreement Esprit has agreed to purchase the Plusnet Business from Plusnet, a subsidiary of Thyssen, for a total consideration of DM 307.7 million (approximately L103.8 million based on the exchange rate as at the date of the acquisition) (the "Purchase Price"), subject to adjustment of the Purchase Price based on performance criteria. The transaction was structured to enable Esprit Telecom to acquire only the operations and assets related to the Plusnet Business, and not certain liabilities including interest-bearing financial debts of, and the shareholders loans granted to Plusnet.

   The Acquisition Agreement contains customary representations and warranties by Plusnet relating to certain corporate matters and the Plusnet Business's operations, as well as representations and warranties which are specific to the transaction. However, these warranties are subject to specified limits. All of Plusnet's obligations under the Acquisition Agreement are fully guaranteed by Thyssen.

 - In December 1997, Esprit Telecom entered into an Indenture (the "1997 Indenture") with the Bank of New York, as trustee, relating to its issuance of $230,000,000 principal amount of 11.50% Senior Notes due 2007 and DM 125,000,000 principal amount of 11.50% Senior Notes due 2007 (collectively, the "1997 Notes"). Interest on the 1997 Notes is paid semi-annually on June 15 and December 15, beginning

   June 15, 1998. A portion of the proceeds of the offering of the 1997 Notes was used to purchase a portfolio of US government securities which are being used to fund the first six interest payments on the 1997 Notes. The 1997 Notes are redeemable at the option of Esprit Telecom, in whole or in part, at any time on or after December 15, 2002, at 105.75% of their principal amount at maturity, plus accrued interest, declining to 100% of their principal amount at maturity, plus accrued interest on or after December 2005. In addition, up to an aggregate of 35% the principal amount of each series of the 1997 Notes may be redeemed from time to time prior to December 15, 2000 at the option of Esprit Telecom at redemption prices equal to 111.50% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts (as defined in the 1997 Indenture), if any, to the redemption time with the net proceeds received after the issuance of the 1997 Notes of one or more (i) Public Equity Offerings (as defined in the 1997 Indenture) or (ii) Strategic Equity Investments (as defined in the 1997 Indenture) resulting in aggregate gross proceeds to Esprit Telecom of at least $50.00 million or the equivalent amount in a different currency; provided that, in each case at least 65% of the aggregate original principal amount of such series of 1997 Notes remains outstanding after each such redemption. The 1997 Notes may also be redeemed at the option of Esprit Telecom, in whole but not in part, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date and all Additional Amounts then due and which will become due as a result of the redemption or otherwise, in the event of certain changes affecting UK withholding taxes or, under certain circumstances, in the event Definitive Notes are issued. The 1997 Notes rank pari passu in right of payment with the 1998 Notes and all other senior Indebtedness (as defined in the 1997 Indenture) of Esprit Telecom and will be senior rights of payment in any future subordinated indebtedness of Esprit Telecom.

   The 1997 Indenture contains covenants applicable to Esprit Telecom and its subsidiaries, including limitations on or prohibitions of certain indebtedness, restricted payments, dividends and other payments affecting restricted subsidiaries, the issuance and sale of capital stock of restricted subsidiaries, transactions with stockholders and affiliates, liens, asset sales, issuances of guarantees of Indebtedness by restricted subsidiaries, sale-leaseback transactions, consolidations and mergers and provision of financial statements and reports. The 1997 Indenture also requires Esprit Telecom to commence and consummate an offer to purchase the 1997 Notes upon certain events constituting or which may constitute a change of control of Esprit Telecom, although Esprit Telecom is currently seeking waivers of the foregoing provisions in the context of the proposed acquisition. In addition, under certain circumstances, Esprit Telecom is required by the 1997 Indenture to offer to purchase the 1997 Notes with the proceeds of certain Asset Sales (as defined in the 1997 Indenture). The 1997 Indenture provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, interest and any other monetary obligations on the 1997 Notes to become or to be declared to be immediately due and payable. Holders of 1997 Notes may under certain circumstances be entitled to receive additional payments in respect of taxes and similar charges in respect of payments on the 1997 Notes. The material terms of such covenants, such required offers to purchase, such events of default and their consequences and such additional payments, as well as related definitions, set forth in the 1997 Indenture are substantially the same as (or in certain respects relating to indebtedness, similar but more restrictive than) those applicable to the 1998 Notes. The 1997 Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act").


 - On November 18, 1997 Esprit Telecom entered into an agreement with Tasman Holdings BV and Marius Blom (the "Vendors") for the purchase of IMS Interaktieve Media Services BV, a telecoms services company operating in The Netherlands. The minimum aggregate consideration payable by Esprit Telecom for the acquisition is approximately L6.8 million over the two years to September 30, 1999. Esprit Telecom has also agreed to pay additional amounts in respect of the acquisition over the said two year period in part upon achievement of certain financial and performance targets. These additional amounts may increase Esprit Telecom's total investment to a maximum of approximately L10.8 million. The Agreement contains customary representations and warranties in favour of Esprit Telecom.


 - On July 15, 1997 Esprit Telecom entered into an agreement with Erwin Vrede, Cornelius Zitman, CH Zitman BV, Leon Roberts and Wilwo Investments BV to acquire the whole of the issued share capital of the Swift Global Netherlands B.V. for an estimated total consideration before costs of L884,000 satisfied by cash of approximately L324,000 and an estimated deferred consideration of approximately L560,000, which payment is subject to adjustment based on performance criteria. The Agreement stipulates that approximately L354,000 of the deferred consideration may either be paid at the discretion of the Esprit Telecom in cash or shares depending on the share price on the payment date.

 - On 27 June 1997 Esprit Telecom entered into an agreement with Neil Twogood and John Morris to acquire the whole of the issued share capital of Telecom Europa Limited for a consideration of L2,084,949.20 satisfied as to L1,141,857.89 by the issue of 1,109,696 ordinary shares together with cash of L443,091.36. The deferred consideration of L499,999.95 was also satisfied by the issue of ordinary shares.


FINANCIAL EFFECTS OF ACCEPTANCE OF THE OFFER



     The following tables show, for illustrative purposes only and on the bases and assumptions set out in the notes below, the financial effects of acceptance on capital value for a holder of Esprit Telecom Ordinary Shares and a holder of Esprit Telecom ADSs accepting the terms of the Offer, if the Offer becomes or is declared unconditional in all respects:



ESPRIT TELECOM ADSS                                           NOTES
-------------------                                           -----
Market Value of 0.89 share of New GTS Stock.................   (i)   $ -
Market Value of one Esprit Telecom ADS......................  (ii)   $ -
                                                                     ------
Increase....................................................         $ -
                                                                     ------
This represents an increase of..............................           -%
                                                                     ------



ESPRIT TELECOM ORDINARY SHARES
------------------------------
Market Value of 0.1271 share of New GTS Stock...............   (i)   $ -
Value of one Esprit Telecom Ordinary Share..................  (iii)  $ -
                                                                     ------
Increase....................................................         $ -
                                                                     ------
This represents an increase of..............................           -%
                                                                     ------



NOTES



(i) The market value of shares of New GTS Stock is based on the closing price of $- on NASDAQ for a share of GTS Stock on January 29, 1999, the last dealing day prior to the announcement of the Offer.



(ii) The market value of Esprit Telecom ADSs is based on the closing price of $- on NASDAQ for an Esprit Telecom ADS on January 29, 1999, the last dealing day prior to the announcement of the Offer.



(iii)The value of Esprit Telecom Ordinary Shares is based upon one seventh of the market value of an Esprit Telecom ADS.



(iv) No account has been taken of any liability to taxation.


OTHER INFORMATION

     The principal place of business and registered office of GTS is at 1751 Pinnacle Drive, North Tower, 12th Floor, McLean, Virginia 22101, USA.

     The principal place of business and registered office of Esprit Telecom is at Minerva House, Valpy Street, Reading RG1 1AR, UK.

     Bear Stearns and Lehman Brothers are each regulated by The Securities and Futures Authority Limited.

     Bear Stearns and Lehman Brothers each have given and not withdrawn their respective written consents to the issue of the document with the references to their respective names in the form and context in which they appear.

     Except as disclosed in this document, the total remuneration receivable by the Directors of GTS will not be varied as a consequence of the proposed acquisition of Esprit Telecom or by any other associated transaction.

     Neither the payment of interest on, nor the repayment of, nor the security for, any liability (contingent or otherwise) of GTS will depend to any significant extent on the business of Esprit Telecom. The right is reserved, however, to utilize the resources of Esprit Telecom in financing or refinancing the borrowing requirements of the combined group.


     Except as disclosed in this document, so far as the Directors of GTS are aware, there have been no material changes in the financial or trading position of GTS since December 31, 1997 the date to which its last published audited accounts were prepared.


     Except as disclosed in this document, so far as the Director of Esprit Telecom are aware, there have been no material changes in the financial or trading position of Esprit Telecom since September 30, 1998, the date to which its last published audited accounts were prepared.


            SUPPLEMENTAL INFORMATION REQUIRED BY BELGIAN REGULATIONS



APPROVAL BY THE BELGIAN COMMISSION FOR BANKING AND FINANCE, EASDAQ AND THE MINISTRY OF FINANCE



     Belgian law requires in relation to both the Offer and the admission of the New GTS Stock to trading on EASDAQ that this document be approved by the Belgian Banking and Finance Commission ("Commissie voor het Bank-en
Financiewezen/Commission Bancaire et Financiere") ("BFC").



     This document has been approved by the BFC on [          ] 1999 in
accordance with Article 29ter. sec. 1. Par. 1 of Royal Decree No. 185 of July 9, 1935 and Article 17 of the Royal Decree of November 8, 1989 relating to Public Takeover Bids and on Changes in Control of Companies. The approval of this document by the BFC does not imply any judgement as to the appropriateness of the quality of the Offer or the issue of the New GTS Stock nor of the situation of GTS.



     The notice prescribed by Article 29, sec. 1 of the Royal Decree No. 185 of July 9, 1935 and Article 21 of the Royal Decree of November 8, 1989 relating to Public Takeover Bids and on Changes in Control of Companies will appear in the financial press on February 2, 1999. The notice prescribed by Article 27 of the Royal Decree of November 8, 1989 relating to Takeover Bids and on Changes in Control of Companies will appear in the financial press before April 30, 1999.



     The admission of the New GTS Stock to trading on EASDAQ requires approval
by the EASDAQ Market Authority. On [          ] 1999, the Market Authority of
EASDAQ approved the admission to trading of the New GTS Stock on EASDAQ. Admission to EASDAQ is subject to certain adequacy and liquidity requirements determined by the EASDAQ Market Authority. Companies traded on EASDAQ are required to publish relevant financial and other information regularly and to keep the public informed on all events likely to affect the market price of their securities. Price sensitive information is made available to investors in Europe through the EASDAQ Reuters Regulatory Company Reporting System and international information vendors.



     The documents referred to on pages [201] and [202] of this document will also be made available to Belgian investors upon prior written request addressed
to [          ].



PERSONS RESPONSIBLE FOR THIS OFFERING CIRCULAR/PROXY STATEMENT/PROSPECTUS



     The Directors of GTS and Esprit Telecom, [whose identity is mentioned on pages[ ] and [ ], take responsibility for this document in accordance with the
terms of the responsibility statements set out at pages [     ]

THE CLEARING SYSTEMS



EUROCLEAR



     On October 2, 1998, EASDAQ resolved to appoint Euroclear as it settlement provider. This appointment is expected to be extended to include Cedel Bank, once some remaining formalities have been concluded. The settlement services provided by Euroclear and Cedel are expected to become operational early in the second quarter of 1999.



     Investors should inquire with the financial intermediary with whom the investor has opened a securities account for the purpose of holding and trading New GTS Stock, as to the cost of such trading as well as the terms and conditions on which the financial service of the New GTS Stock will be delivered by such financial intermediary.



     The GTS Stock has the following identification number:



     CUSIP 379 36 U104, ISIN US379 36 U1043



     Neither the US Depositary nor the Receiving Agents will charge holders of Esprit Telecom ADSs or Esprit Telecom Ordinary Shares a fee for accepting the Offer and tendering such Esprit Telecom ADSs or Esprit Telecom Ordinary Shares.



POSSIBILITY OF SHARE REPURCHASES



     The GTS Certificate, GTS By-laws and the DGCL does not prohibit GTS from repurchasing or otherwise acquiring outstanding shares of GTS Stock and, accordingly, GTS may exercise its right to repurchase GTS Stock.



AUTHORIZATION OF INCREASE IN AUTHORIZED CAPITAL GTS; AUTHORIZATION OF THE ISSUANCE OF GTS STOCK IN THE STOCK OFFERINGS



     Effective December 1, 1997, the GTS Board and stockholders approved amendments to the GTS Certificate which (i) increased the authorized number of shares of capital stock to 145,000,000 (of which 135,000,000 shares are GTS Stock and 10,000,000 shares are Preferred Stock) and (ii) effected a 3-for-2 stock split of all then-outstanding shares of the GTS Stock. In addition, the GTS Board has adopted a resolution approving the offering and issuance of 12,765,000 shares of GTS Stock in the IPO and 2,801,000 shares of GTS Stock in the July 1998 Stock Offerings.



ADDITIONAL INFORMATION REGARDING THE GTS CONSOLIDATED FINANCIAL STATEMENTS



     The GTS Consolidated Financial Statements are prepared in accordance with US GAAP, which does not differ significantly from IAS GAAP. However, under IAS GAAP the financial position and results of operations of some of GTS' ventures may be presented on a consolidated basis rather than under the equity method of accounting.



TAXATION OF BELGIAN INVESTORS



     The following generally summarizes the material Belgian income and stamp tax consequences of the acquisition, direct ownership and disposal of GTS Stock. It is based on the tax law in force in Belgium as at the date of this Offering Circular/Proxy Statement/Prospectus, and is subject to changes in Belgian law, including changes that could have retroactive effect. The following summary does not take into account or discuss the tax laws of any country other than Belgium nor does take it into account the individual circumstances of each investor. The summary uses the term "Eligible Belgian Holders" to refer to the owners of GTS Stock, not being US citizens, who hold directly less than 10% of the share capital of the Company (voting stock) and whose ownership of such GTS Stock is not attributable to a permanent establishment or a fixed base in the US, who are considered residents of Belgium for purposes of the income tax convention between Belgium and the US dated July 9, 1970 as amended by the December 31, 1987 Protocol (the

"Belgian-US Treaty") and who are fully entitled to benefits under the Belgian-US Treaty, including under article 12A.



     Prospective Belgian Investors in GTS Stock are advised to consult their own tax advisers as to the Belgian and other tax consequences of the acquisition, ownership and disposal of GTS Stock.



TAXATION OF DIVIDENDS ON GTS STOCK



  Relevant United States Federal Income Tax Considerations



     Dividends paid to non-residents of the US are generally subject to US withholding tax at the rate of 30%. However, under the Belgian-US Treaty, Eligible Belgian Holders benefit from a reduced withholding tax rate on dividends of 15%. The procedures for Eligible Belgian Holders to obtain the reduced withholding tax rate are described in "United States Federal Income Tax Consequences -- Non-US Holders", at page [ ] of this document.



  Belgian withholding tax



     Gross dividends distributed on GTS Stock, after deduction of US withholding tax, are subject in Belgium to a withholding tax at the rate of 25%, when paid or attributed through a financial intermediary in Belgium. However, no Belgian dividend withholding tax is due if the Eligible Belgian Holder is a company subject to Belgian corporate income tax.



     Where GTS dividends are attributed or paid to the Eligible Belgian Holder outside Belgium, without the intervention of a paying agent or any other financial intermediary in Belgium, no Belgian dividend withholding tax is due. However, where the Eligible Belgian Holder is a Belgian resident entity subject to the legal entities tax (e.g. a pension fund), the Holder itself has to pay the dividend withholding tax.



     In certain cases the above-mentioned 25% rate of dividend withholding tax will be reduced to 15%. The reduced rate applies in particular to (i) dividends distributed on shares publicly issued after January 1, 1994 and (ii) dividends distributed on shares that have been privately issued after January 1, 1994 in exchange for cash contributions, provided the shares are registered or bearer shares placed in open custody with a financial institution in Belgium as of the date of their issuance.



     Since the newly issued GTS shares have been issued in return for cash contributions and remain registered shares, the reduced 15% rate should in principle apply to dividends on these newly issued shares. GTS may however irrevocably reject the application of the reduced withholding tax rate.



  Income tax for Belgian resident individuals



     In the hands of an Eligible Belgian Holder who is an individual holding GTS Stock as a private investment, the Belgian dividend withholding tax is a final tax and the dividends need not be reported in the individual's annual income tax return. If no withholding tax has been levied ( i.e. in the event of payment or attribution outside Belgium), the individual has to report the dividends in his tax return. Such holder of GTS Stock will be taxed at the separate rate of 25% (or more likely 15%), to be increased by a municipal surcharge (varying, as a rule, from 6% to 9% of the tax due).



     In the hands of an individual Eligible Belgian Holder whose holding of GTS Stock is effectively connected with a business, the dividends are taxable at the ordinary rates for business income (i.e. varying from 25% to 55% to be increased by the municipal surcharge and a crisis contribution of 3% of the tax due). Any Belgian withholding tax is creditable against the final income tax due, provided that the holder of GTS Stock has the full ownership of the GTS Stock at the time of attribution or payment of the dividends and provided also that the dividend distribution does not entail a reduction in value of or a capital loss on the shares.

  Corporate income tax for Belgian Resident Companies



     Dividends received by Belgian Resident Companies are, in principle, subject to corporate income tax at the rate of 40,17% (i.e. the standard rate of 39% increased by the additional tax of 3% of the corporate income tax due). Lower rates may be applicable to Belgian Resident Companies which, among other conditions, are not 50% or more owned by another company and which derive taxable income below certain thresholds fixed by law.



     However, provided that the dividends benefit from the so-called "dividend-received-deduction" ("DRD"), only 5% of the dividends received will be taxable. In order to benefit from the deduction, GTS must not fall within one of the categories which are expressly excluded from the "dividend received deduction". DRD entitlement is to be judged on a case by case basis at the time of attribution and by reference to the origin of the GTS revenue that constitutes the dividend (so-called "look through clause"). Due to the fact that GTS is quoted on Nasdaq, and taking into account the active business of GTS, a denial of DRD is highly unlikely. Furthermore, at the time of attribution or payment of the dividends, the Eligible Belgian Holder should meet a minimum participation requirement in GTS of at least 5% or an acquisition value of at least BEF 50 million.



  Income tax for Belgian resident entities subject to the Belgian legal entities tax (pension funds, etc.).



     The Belgian dividend withholding tax of 25% (or more likely 15%) is a final tax.



CAPITAL GAINS TAXATION



  Income tax for Belgian resident individuals



     Individual Eligible Belgian Holders holding the GTS Stock as a private investment are not subject to Belgian capital gains taxation on the disposal of GTS Stock. Individual Eligible Belgian Holders may, however, be subject to a 33% tax (to be increased by the municipal surcharge and the crisis contribution) if the capital gain is deemed to be "speculative".



     Capital gains on Esprit Telecom shares due to the Public Offer by GTS are subject to a similar tax treatment.



     Individual Eligible Belgian Holders whose holding of GTS Stock is effectively connected with a business are taxable at the ordinary rates on any capital gains realized on the disposal of GTS Stock if they have held this stock for five years or less. If, however, this stock has been held for more than five years before disposing of it they will be taxed at the reduced rate of 16,5% (to be increased by a 3% crisis surcharge and by a municipal surcharge).



     Capital gains realized due to the Offer in exchange for shares of GTS Stock, by individual Esprit Telecom securityholders whose holding of Esprit Telecom Securities is effectively connected with a business, are also taxable at the ordinary rates. The acquisition value of one share of GTS Stock for the former Esprit Telecom securityholders will be equal to the fair market value of the relevant number of Esprit Telecom Securities delivered to GTS in exchange for the shares of GTS Stock. If that value would be difficult to determine, the acquisition value will be equal to the market value of the shares of GTS Stock. Based on the Offer, however, both valuations will lead to an identical result.



  Corporate income tax for Belgian Resident Companies



     Capital gains realized by Belgian resident companies on shares of GTS Stock are exempt, assuming that GTS dividends qualify for DRD. The minimum holding requirement does not have to be met.



     The capital gains realized by corporate Esprit Telecom shareholders in exchange for shares of GTS Stock, due to the Offer, are tax-free. The acquisition value of one share of GTS Stock for the former Esprit Telecom securityholders will be equal to the fair market value of the relevant number of Esprit Telecom Securities delivered to GTS in exchange for shares of GTS Stock. If that value would be difficult to determine, the acquisition value will be equal to the market value of the shares of GTS Stock. Based on the Offer, however, both valuations will lead to an identical result.



     Capital losses are only tax-deductible upon liquidation and distribution of all the assets and liabilities of a company, to the extent that the loss represents fully paid-in capital. Any capital losses arising out of the Public Offer will therefore not be tax deductible.



  Income tax for Belgian resident entities subject to the Belgian "legal entities tax" (pension funds, etc.).



     Entities subject to the "legal entities tax" holding GTS Stock are not subject to the Belgian capital gains taxation on the disposal of GTS Stock



BELGIAN INDIRECT TAXES



  Stamp tax on securities transactions



     In principle, a stamp tax is levied upon the subscription of shares of GTS Stock and the purchase and sale in Belgium of GTS Stock through a professional intermediary. The rate applicable to subscriptions of new shares of GTS Stock is 0.35% but there is a limit of BEF 10,000 per transaction. The rate applicable to secondary sales and purchases in Belgium of GTS Stock through a professional intermediary is 0.17% but there is a limit of BEF 10.000 per transaction.



     An exemption is available to professional intermediaries (e.g. credit institutions), insurance companies, pension funds and collective investment vehicles who are acting for their own account. A non-resident holder of GTS Stock who is acting for his own account will also be entitled to an exemption from this stamp tax provided that he delivers to the issuer or the professional intermediary in Belgium, as the case may be, an affidavit confirming his non-resident status in Belgium.



  Tax on delivery of bearer securities



     A tax is levied upon the physical delivery of GTS Stock pursuant to their subscription or their acquisition for consideration through a professional intermediary. This tax is also due upon the delivery of GTS Stock pursuant to a withdrawal of these GTS Stock from "open custody".



     The tax is due, at the rate of 0.2%, on the sums payable by the subscriber or the acquiror in case of subscription or acquisition or the sales value of the GTS Stock, as estimated by the custodian, in case of withdrawal from "open custody".



     An exemption is available for deliveries to recognized professional intermediaries (such as credit institutions) acting for their own account. An exemption is also available for delivery of GTS Stock, which are held in "open custody", to a non-resident.



     However, since securities listed on EASDAQ are always in book entry form, the tax on the delivery of bearer securities will not apply to the GTS Stock.

                                  DEFINITIONS

     The following definitions apply throughout this document, unless the context requires otherwise:

     "Acceptance Condition" - the Condition as to acceptances set out in paragraph 2A of Part A of Annex A.

     "Acceptance Forms" - the Form of Acceptance with respect to holders of Esprit Telecom Ordinary Shares and the Letter of Transmittal with respect to holders of Esprit Telecom ADSs, in each case, accompanying this Offering Circular/Proxy Statement/Prospectus pursuant to the Offer.

     "Accounting Principles Board Opinion No. 16" - Accounting Board Opinion No. 16, "Business Combinations," and the related published interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the published rules and regulations of the Securities and Exchange Commission or its staff.

     "ACT" - Advance Corporation Tax of the United Kingdom.

     "ADMs" - Add-Drop Multiplexers.

     "AMPS" - Advanced Mobile Phone System, a recognized standard for mobile telephony.

     "Annual Report" - the annual report and audited accounts of Esprit Telecom for the year ended September 30, 1997.

     "ATM" - Asynchronous Transfer Mode , a switching and transmission technology that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bits of a standard fifty-three bit-long packet or cell. ATM switching was specifically developed to allow switching and transmission of mixed voice, data and video (sometimes referred to as "multimedia" information) at varying rates. The ATM format can be used by many different information systems, including local area networks.

     "Authorizations" - all filings, applications, authorizations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals under any applicable legislation or regulations of any jurisdiction.

     "bandwidth" - the range of frequencies that can be passed through a medium such as glass fibers, without distortion and a measure of the communication capacity or the data transmission rate of a telecommunications circuit. The greater the bandwith, the greater the information-carrying capacity of such medium.

     "Bear, Stearns" - Bear, Stearns International Limited and to the extent that the Offer relates to the US, Bear, Stearns & Co., Inc.


     "Belgian Receiving Agent" -


     "Book-Entry Transfer Facility" - each of the Depositary Trust Company and the Philadelphia Depositary Trust Company, who are collectively referred to as the "Book-Entry Transfer Facilities."


     "Business Day" - a day on which banks in the City of London are generally open for trading other than a Saturday or Sunday and shall consist of the time period from 12.01 a.m. through 12.00 midnight (London time).


     "CIENA" - Ciena Corporation.

     "CIS" - the Commonwealth of Independent States.

     "City Code" - the City Code on Takeovers and Mergers of the United Kingdom.

     "CLEC" - competitive local exchange carrier , a category of telephone service provider (carrier) that offers services similar to the former monopoly local telephone company. A CLEC may also provide other types of telecommunications services (long distance, etc.).

     "Companies Act" - the UK Companies Act 1985 (as amended).

     "Compulsory Acquisition" - compulsory acquisition of all Esprit Telecom Securities to which the Offer relates by GTS pursuant to sections 428 through 430F of the Companies Act.

     "Conditions" - the conditions of the Offer described in Part A(2) of Annex A and "Condition" means any one of them.

     "Convertible Bonds" - the US$135 million aggregate principal amount of 8.75% Senior Subordinated Convertible Bonds of GTS due 2000.

     "D-AMPS" - Digital Advanced Mobile Phone System, a recognized standard for mobile telephony.

     "dark fiber" - unmanaged fiber infrastructure where the equipment to "light" (power) the fiber is provided by the customer or the carrier that leases such fiber.

     "Debentures" - the US$450 million aggregate principal amount of 5 3/4% Convertible Senior Subordinated Debentures of GTS due 2010, and the offering of the Debentures is the "Debenture Offering." The Debenture Offering together with the July 1998 Stock Offering are the "July 1998 Offerings."

     "DCS" - Digital Cellular System, a recognized standard for mobile telephony.

     "DGCL" - the General Corporation Law of the State of Delaware.

     "digital" - a method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary code digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal.

     "Director Irrevocables" - the irrevocable undertakings executed by each member of the Esprit Board on December 8, 1998.

     "DWDM" - Dense Wavelength Division Multiplexing.

     "EASDAQ" - the computerized pan-European quotation system sponsored by the European Association of Securities Dealers Automated Quotation.

     "EBITDA" - earnings before interest, taxes, depreciation and amortization.

     "Ebone" - Ebone A/S, a Tier 1 Internet backbone provider in Europe.

     "EC" - the European Community, the predecessor of the European Union, established by the Treaty of Rome.

     "11.5% Notes" - the US$265 million aggregate principal amount of 11.5% Senior Notes due 2007.

     "Eligible Institution" - a financial institution that is a member of the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

     "Esprit Network" - Esprit Telecom's communication network linking 31 switches or points of presence in eight European countries, as well as Washington, D.C. and New York through arrangements with US carriers.

     "Esprit Telecom" - Esprit Telecom Group plc.

     "Esprit Telecom ADSs" - the American Depositary Shares of Esprit Telecom now in issue and any further such securities which are issued after the date of this Offering Circular/Proxy Statement/Prospectus and while the Offer remains open for acceptance or before such earlier date as GTS may, subject to the City Code, decide. One Esprit Telecom American Depositary Share represents seven Esprit Telecom Ordinary Shares.

     "Esprit Telecom ADRs" - American Depositary Receipts evidencing Esprit Telecom ADSs.

     "Esprit Telecom Articles" - the articles of association of Esprit Telecom.

     "Esprit Telecom Board" - the board of directors of Esprit Telecom.

     "Esprit Telecom Bonds" - The US$230,000,000 11.5% Senior Notes due 2007, the DM125,000,000 11.5% Senior Notes due 2007, the US$150,000,000 10.875% Senior
Notes due 2008, the DM150,000,000 11% Senior Notes due 2008.

     "Esprit Telecom Bondholders" - holders of Esprit Telecom Bonds.

     "Esprit Telecom Bond Offer" - the proposed offer to be made to holders of Esprit Telecom Bonds.

     "Esprit Telecom Group" - Esprit Telecom and its subsidiary undertakings and associated undertakings, as those respective terms are defined in the Companies Act 1985.

     "Esprit Telecom Memorandum" - the memorandum of association of Esprit Telecom.

     "Esprit Telecom Options" - any options granted under the Esprit Telecom Share Option Schemes.

     "Esprit Telecom Ordinary Shares" - the existing issued and fully paid ordinary shares of 1p each in the capital of Esprit Telecom and any further such shares which are unconditionally allotted or issued on or before the date on which the Offer closes (or such earlier date as GTS may, subject to the City Code, decide).

     "Esprit Telecom Securities" - Esprit Telecom Ordinary Shares, together with Esprit Telecom ADSs.

     "Esprit Telecom Securityholders" - holders of Esprit Telecom Securities.


     "Esprit Telecom Share Option Schemes" - the Esprit Telecom Employee Share Option Program Number 1, and the Esprit Telecom Group plc Global Share Option Plan 1997 in terms of which awards may be made under: (i) the Esprit Telecom Executive and Employee Share Option Plan 1997 (including its sub-plan to Esprit Telecom Management Share Option Plan); (ii) the Esprit Telecom Savings-Related Share Option Scheme 1997; (iii) the Esprit Telecom Group plc Company Share Option Plan 1997; (iv) the Esprit Telecom Group plc Profit Sharing Scheme 1997;
(v) the Esprit Telecom Group plc Contributory Share Scheme 1997; (vi) the Esprit Telecom Group Monthly Share Scheme 1997.


     "EU" - the European Union established by the Treaty of Maastricht and developed from the EC comprising 15 member states being Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, Spain, Sweden and the UK.


     "European Services Strategy" - GTS' plan to enter the business end-user market in Western Europe through the development of competitive local exchange carriers in up to 12 metropolitan markets and through the development of reseller activities in up to 50 metropolitan markets.


     "Exchange Act" - the United States Securities Exchange Act of 1934, as amended, and the rules thereunder.

     "Exchange Ratio" - the exchange ratios under the Offer being 0.1271 of a share of GTS Stock for each Esprit Telecom Ordinary Share and 0.89 of a share of GTS Stock for each Esprit Telecom ADS.

     "FCC" - the US Federal Communications Commission.

     "fiber optics" - technology which involves sending signals as laser light pulses across glass strands in order to transmit digital information.

     "fiber optic ring" - a network configuration to provide redundancy where if one segment of the network is damaged or cut, the traffic is capable of being re-routed and sent to its destination in the opposite direction.

     "First Closing Date" - 3.00 p.m. (London time), 10.00 a.m. (New York City
time), on [          ] 1999, unless and until GTS, in its discretion, shall have extended the Offer in accordance with the provisions of the City Code, in which case the term "First Closing Date" shall mean the latest time and date at which the Offer, as so extended by GTS, will expire or, if earlier, the time at which the Offer becomes or is declared unconditional in all respects.

     "Form of Acceptance" - the form of acceptance, election and authority relating to the Offer for use by all holders of Esprit Telecom Ordinary Shares but not holders of Esprit Telecom ADSs accompanying this document.

     "Full Competition Directive" - the directive adopted by the European Commission in March 1996 that required full liberalization of all telecommunications services in most EU member states by January 1, 1998.

     "GSM" - Global System for Mobile Communication, a recognized standard for mobile telephony.

     "GTS" - Global TeleSystems Group, Inc.

     "GTS Board" - the board of directors of GTS.

     "GTS By-laws" - the by-laws of GTS.

     "GTS Certificate" - the certificate of incorporation of GTS, as amended.

     "GTS Group" - GTS, its subsidiary undertakings and associated undertakings, as those respective terms are defined in the Companies Act 1985.


     "GTS Stock" - GTS common stock, par value $0.10, per share.


     "Gold & Appel" - Gold & Appel Transfer S.A.

     "Goskomsvyaz" - the successor to the Russian Ministry of Communications.

     "Guaranteed Delivery Procedures" - the guaranteed delivery procedures described under "The Offer -- Procedures for Accepting the Offer -- All Holders of Esprit Telecom Securities".

     "HER" - Hermes Europe Railtel B.V., a wholly owned subsidiary of GTS.

     "HER Notes" - US$265 million aggregate principal amount of 11 1/2% senior notes due 2007, sold in August 1997.

     "IAS" - Institute for Automated Systems

     "ILEC" - Independent Local Exchange Carrier.

     "Indemnity Agreement" - the agreement entered into among GTS, David Reibel and each member of the Esprit Board on December 8, 1998.

     "Initial Offer Period" - the period from the date of this document up to and including the time and date the Offer becomes or is declared unconditional in all respects or lapses.

     "Information Agent" - Georgeson & Company, Inc.

     "Inland Revenue" - the UK government department responsible for assessing and collecting taxes and revenues.

     "Institutional Securityholders" - Apax Funds Nominees Limited and Warburg, Pincus Ventures, L.P.

     "ISPS" or "Internet service provider" - provides customers with access to the Internet, normally for dial access customers, by linking its network directly or through other providers to the Internet backbone network.


     "IP" an Internet Protocol - a compilation of network and transport-level protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.


     "IPLCs" - International Private Leased Circuits.

     "IPO" - the initial public offering of common stock of GTS completed on February 10, 1998.

     "IRU" - Indefeasible Right of Use - the right to use capacity in a telecommunication system, usually an undersea cable, with most of the rights and interests of ownership for the life of the cable with a liability to pay maintenance charges.

     "ISDN" - Integrated Services Digital Network - an internationally agreed upon standard which, through special equipment transmits simultaneous voice and data transmission in digital formats over the same transmission line.

     "ITU" - International Telecommunications Union, an inter-governmental organization based in Geneva that, among other things, agrees and publishes International Technical Standards for telecommunications services and networks.

     "July 1998 Stock Offering" - the follow-on public offering of common stock of GTS in July 1998.

     "July 1998 Offerings" - the July 1998 Stock Offering and the Debenture Offering.

     "leased line" - point-to-point fixed line connections leased from another operator.

     "Lehman Brothers" - Lehman Brothers International (Europe).

     "Letter of Transmittal" - the letter of transmittal relating to the Offer for use by holders of Esprit Telecom ADSs.

     "LANs" - Local Access Network Suppliers.

     "MGTS" - Moscow City Telephone Network Company.

     "MIU" - Minimum Investment Unit - a unit of capacity in a telecommunications system, usually an undersea cable.

     "MOC" - the Russian Ministry of Communications, succeeded by Goskomsvyaz.

     "Nasdaq" - the computerized quotation system sponsored by the National Association of Securities Dealers.

     "NetSource" - NetSource Europe ASA, a Norwegian company.

     "New Entrants" - new entrants to the telecommunications market, such as alternative carriers, global consortia of telecommunications operators, international carriers, Internet backbone networks, resellers, value-added networks and other service providers


     "New Euro HER Notes" - Euro 85 million aggregate principal amount of
10 3/4% Senior Notes due 2006, sold on December 21, 1998, which transaction will close in January 1999.


     "New GTS Stock" - new shares of GTS Stock proposed to be issued, credited as fully paid, pursuant to the Offer.

     "New HER Notes" - US dollar New HER Notes and Euro New HER Notes.

     "New HER Notes Offering" - the offering of the New HER Notes.


     "9 7/8% Notes" - the US$105 million aggregate principal amount of 9 7/8% Senior Notes due 2005.


     "1990 Directive" - a directive issued on June 28, 1990 by the European Commission requiring EU member states to liberalize by January 1, 1998 all telecommunications services with the exception of voice telephony to the general public.

     "NMT" - Nordic Mobile Telephone System, a recognized standard for mobile telephony.

     "node" - an individual point of origination and termination of data on the network transported using frame relay or similar technology.


     "Non-US Holder" - any beneficial owner of Esprit Telecom Securities or New GTS Stock that is not a US Holder.


     "Noon Buying Rate" - the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

     "Notice of Guaranteed Delivery" - the notice of guaranteed delivery relating to the Offer for use by holders of Esprit Telecom ADSs.

     "Offer" - the recommended offer by Bear Stearns, on behalf of GTS, to acquire all of the Esprit Telecom Securities subject to the terms and the conditions set out in this document, the Letter of Transmittal and the

Acceptance Forms and, where the context admits, any subsequent revision, variation, extension or renewal thereof.

     "Offer Agreement" - the offer agreement between GTS and Esprit Telecom dated December 8, 1998.

     "Offer Period" - the period from the time the announcement of the proposed Offer was made, being December 8, 1998 until the date when the Offer becomes or is declared unconditional as to acceptances or lapses.

     "Offering Circular/Proxy Statement/Prospectus" - this document dated
[          ] and first being mailed to stockholders of GTS and Esprit Telecom
Securityholders on or about [          ], including the Annexes hereto.

     "ONP" - Open Network Provision, the principles established by European Council Directive 90/387/EEC.

     "PABX" - Private Automatic Branch Exchange - a switch on customer premises used to connect customer telephones (and related equipment) to the PSTN and to switch internal calls within the customer's telephone system.

     "Panel" - The Panel on Takeovers and Mergers of the United Kingdom.

     "PKGCN" - Primorsky Krai branch of the Gossvyaznadzor, the local authority in Vladivostok responsible for monitoring compliance with regulatory and technical norms of the telecommunications industry.

     "PKGCN Letters" - three letters issued by the PKGCN to PrimTelefone concerning certain compliance irregularities.

     "PKMIA" - Primorsky Krai branch of the Ministry for Internal Affairs.

     "PKMIA Investigation" - a criminal investigation opened by the PKMIA under
Article 327 of the Russian Federation Criminal Code against certain employees of PrimTelefone concerning the use of forged state documents in connection with an application for a frequency plan submitted (and subsequently abandoned) by PrimTelefone.


     "Plusnet" - Plusnet Gesellschaft Fur Netzwerk Service mbh.


     "points of presence" - physical access locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

     "Preferred Stock" - all shares of preferred stock, par value $0.0001 per share, of GTS.


     "Press Announcement" - the Press Announcement dated December 8, 1998 by GTS announcing the Offer.


     "Principal Securityholders" - Institutional Securityholders, Gold & Appel and Walter Anderson.

     "PSTN" - Public Switched Telephone Network refers to the telephone networks accessible by the public at large through private lines, wireless systems and pay phones.

     "PTO" - public telecommunications operator; the former monopolist operator in a liberalized state or the monopolist operator in a state yet to be liberalized. In liberalized states a number of smaller operators now have so called PTO licenses.

     "PTT" - Post, Telephone and Telegraph, the former monopolist operator that at one stage provided all the three services listed.


     "Receiving Agents" - the UK Receiving Agent and the Belgian Receiving
Agent.


     "Record Date" - 5.00 p.m. (New York City time) on [     ], the record date
set for the determination of holders of GTS Stock entitled to vote at the GTS Special Meeting.

     "Registration Rights Agreement" - the registration rights agreement entered into and executed by the Institutional Shareholders and GTS on December 8, 1998.

     "Registration Statement" - the Registration Statement on Form S-4 relating to the Offer, filed by GTS with the SEC under the Securities Act, of which this document and each form a part.

     "Relevant Authority" - any governmental or governmental or quasi-governmental authority (whether, supra-national, national, regional, local or otherwise) or statutory or regulatory or investigative body or other authority (including any anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body or (without prejudice to the generality of all the foregoing) any other person or body in any jurisdiction.

     "Right" - the right attached to each share of GTS Stock, that gives the holder of GTS Stock the right to purchase shares of Series A Preferred Stock.


     "Rollover Offer" - the offer to be made by GTS to Esprit Telecom Option holders whereby such Esprit Telecom Option holders may roll over their Esprit Telecom Options into GTS Stock options substantially on the same terms as the existing Esprit Telecom Options and on the same Exchange Ratio as the Offer.


     "route kilometer" - the number of kilometer of the telecommunications path in which fiber optic cables are installed as it would appear on a network map.

     "RPOA" - Recognized Private Operating Agency

     "SDH" - Synchronous Digital Hierarchy, a method of telephony transmission using digital techniques where data is packed in containers which are synchronized in time enabling relatively simple modulation and demodulation at the transmitting and receiving ends. Used to carry high capacity voice circuits over long distances.

     "SEC" - the US Securities and Exchange Commission.

     "Securities Act" - the United States Securities Act of 1933, as amended, and the rules thereunder.

     "Securityholder Irrevocables" - the irrevocable undertakings to accept the Offer, executed by the Principal Securityholders on December 8, 1998.

     "Series A Preferred Stock" - shares of Series A junior participating preferred stock, par value $0.0001 per share, authorized by GTS.

     "SNCB/NMBS" - Societe Nationale des Chemins de Fer Belges S.A. de Droit Public Nationale Maatschappij der Belgische Spoorwegen N.Y. Van Publick Recht, the Belgian national railway.

     "Soros Associates" - certain entities associated with George Soros, collectively.


     "Special Meeting" - the special meeting of GTS to be held on [     ] at
which resolutions will be proposed, among other things, to approve the issuance of new common stock to acquire all of the issued Esprit Telecom Ordinary Shares and Esprit Telecom ADSs in connection with the Offer.


     "STM" - Synchronous Transfer Mode V , a transport and switching method that depends upon information occurring in regular and fixed patterns with respect to a reference such as a frame pattern. A time division multiplex and switching technique to be used across the user's network interface for a broadband ISDN. It gives each user up to 50 million bits per second simultaneously, regardless of the number of users.

     "Subsequent Offer Period" - the period following the expiration of the Initial Offering Period during which the Offer remains open for acceptance.

     "switch" - a sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits and selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users. Switches allow local telecommunications service providers terminating calls to connect calls directly to their destinations, while providing advanced features and recording connections information.

     "Thyssen" - Thyssen Telecom AG.

     "UK" - the United Kingdom of Great Britain and Northern Ireland.


     "UK Receiving Agent" - IRG plc.


     "UK GAAP" - UK generally accepted accounting principles.

     "United States" or "US" - the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.

     "Units" - one-thousandth of a share of Series A Preferred Stock that may be acquired upon the exercise of one Right.

     "US Business Day" - any day other than Saturday or Sunday or a US federal holiday and shall consist of the time period from 12.01 a.m. through 12.00 midnight (New York City time).

     "US Depositary" - The Bank of New York, in its capacity as US Depositary.


     "US dollar New HER Notes" - US$265 million aggregate principal amount of 10 3/8% Senior Notes due 2009, sold on December 21, 1998, which transaction will close in January 1999.


     "US GAAP" - US generally accepted accounting principles.

     "US Holder" - any beneficial owner of Esprit Telecom Securities and New GTS Stock that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of United States or of any state, (iii) an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     "US Person" - a US person as defined in Regulation S of the United States Securities Act 1933 as amended.

     "VANs" - Value-Added Networks, a communication network that provides features other than transmission of information, such as transmission of one type of computer signal to another type of computer signal.

     "VAT" - Value-Added Tax.

     "VSAT" - Very Small Aperture Terminal.

     "Wider GTS Group" - GTS or any of its subsidiaries or subsidiary undertakings or any joint venture, partnership, firm or company in which any of them has a substantial interest.

     "Wider Esprit Telecom Group" - Esprit Telecom or any of its subsidiary undertakings and associated undertakings or any joint venture, partnership, firm or company in which any of them has a substantial interest.

     For the purposes of this document, "subsidiary," "subsidiary undertaking," "holding company" and "associated undertaking" have the respective meanings given by the Companies Act.

                                    INDEX TO
                      FINANCIAL INFORMATION CONCERNING GTS


                                                              PAGE
                                                              ----
YEAR END FINANCIAL STATEMENTS
  Report of Ernst & Young LLP, Independent Auditors.........   F-2
  Consolidated Balance Sheets as of December 31, 1996 and
     1997...................................................   F-3
  Consolidated Statements of Operations for the years ended
     December 31, 1995, 1996,
     and 1997...............................................   F-4
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1995, 1996,
     and 1997...............................................   F-5
  Consolidated Statements of Shareholders' Equity for the
     years ended December 31, 1995,
     1996, and 1997.........................................   F-6
  Notes to Consolidated Financial Statements................   F-7

THIRD QUARTER FINANCIAL STATEMENTS
  Condensed, Consolidated Balance Sheets as of December 31,
     1997 and September 30, 1998............................  F-27
  Condensed, Consolidated Statements of Operations for the
     Three and Nine Months ended September 30, 1997 and
     1998...................................................  F-28
  Condensed, Consolidated Statements of Cash Flows for the
     Three and Nine Months Ended September 30, 1997 and
     1998...................................................  F-29
  Notes to Condensed, Consolidated Financial Statements.....  F-30

                           EDN SOVINTEL

YEAR END FINANCIAL STATEMENTS
  Report of Ernst & Young (CIS) Limited, Independent
     Auditors...............................................  F-36
  Balance Sheets as of December 31, 1997 and 1996...........  F-37
  Statements of Income and Retained Earnings for the years
     ended December 31, 1997, 1996, and 1995................  F-38
  Statements of Cash Flows for the years ended December 31,
     1997, 1996, and 1995...................................  F-39
  Notes to Financial Statements.............................  F-40

THIRD QUARTER FINANCIAL STATEMENTS
  Condensed Balance Sheets as of December 31, 1997 and
     September 30, 1998.....................................  F-49
  Condensed Statements of Operations for the Three and Nine
     Months ended September 30, 1997 and 1998...............  F-50
  Condensed Statements of Cash Flows for the Three and Nine
     Months ended September 30, 1997 and 1998...............  F-51
  Notes to Condensed Financial Statements...................  F-52

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Global TeleSystems Group, Inc.

     We have audited the accompanying consolidated balance sheets of Global TeleSystems Group, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global TeleSystems Group, Inc. at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

Vienna, Virginia
February 26, 1998, except for
Note 17, as to which the date
is November 12, 1998

                         GLOBAL TELESYSTEMS GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1997
                                                              ---------    ---------
                                                                  (IN THOUSANDS,
                                                                EXCEPT SHARE DATA)
CURRENT ASSETS
  Cash and cash equivalents.................................  $  57,874    $ 318,766
  Accounts receivable, net..................................      8,920       17,079
  Restricted cash...........................................     13,627       30,486
  Prepaid expenses..........................................      2,537       14,101
  Other assets..............................................      2,396        6,707
                                                              ---------    ---------
          TOTAL CURRENT ASSETS..............................     85,354      387,139
Property and equipment, net.................................     35,463      236,897
Investments in and advances to ventures.....................    104,459       76,730
Goodwill and intangible assets, net of accumulated
  amortization of $3,916 and $10,184 at December 31, 1996
  and 1997, respectively....................................      9,548       43,284
Restricted cash.............................................      2,554       36,411
                                                              ---------    ---------
          TOTAL ASSETS......................................  $ 237,378    $ 780,461
                                                              =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................  $  15,211    $  61,984
  Debt maturing within one year.............................     16,261        6,390
  Current portion of capital lease obligations..............         --       21,490
  Related party debt maturing within one year...............      4,947        5,708
  Other current liabilities.................................      2,040        6,301
                                                              ---------    ---------
          TOTAL CURRENT LIABILITIES.........................     38,459      101,873
Long-term debt, less current portion........................      5,260      408,330
Long-term portion of capital lease obligations..............         --      117,645
Related party long-term debt, less current portion..........     59,079       79,796
Taxes and other non-current liabilities.....................     14,664       14,595
                                                              ---------    ---------
          TOTAL LIABILITIES.................................    117,462      722,239
COMMITMENTS AND CONTINGENCIES
  Minority interest.........................................      1,915       18,766
Common stock, subject to repurchase (325,000 shares and
  797,100 shares outstanding at December 31, 1996 and 1997,
  respectively).............................................      4,333       12,489
SHAREHOLDERS' EQUITY
  Preferred stock, $0.0001 par value (10,000,000 shares
     authorized; none issued and outstanding)...............         --           --
  Common stock, $0.10 par value (135,000,000, shares
     authorized; 34,589,106, and 37,606,814 shares issued
     and outstanding, net of 116,639 and 195,528 shares of
     treasury stock at December 31, 1996 and 1997,
     respectively)..........................................      3,459        3,761
  Additional paid-in capital................................    238,268      274,359
  Cumulative translation adjustment.........................     (2,161)      (8,269)
  Accumulated deficit.......................................   (125,898)    (242,884)
                                                              ---------    ---------
          TOTAL SHAREHOLDERS' EQUITY........................    113,668       26,967
                                                              ---------    ---------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $ 237,378    $ 780,461
                                                              =========    =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                               1995          1996          1997
                                                            ----------    ----------    -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES, NET:
  Telecommunication and other services....................   $  5,979      $ 19,210      $  41,300
  Equipment sales.........................................      2,433         4,907          5,798
                                                             --------      --------      ---------
                                                                8,412        24,117         47,098
                                                             --------      --------      ---------
OPERATING COSTS AND EXPENSES
  Cost of revenues:
     Telecommunication and other services.................      8,150        14,741         37,206
     Equipment sales......................................        246         4,200          5,513
  Selling, general and administrative.....................     37,291        47,940         68,425
  Depreciation and amortization...........................      3,491         4,165          6,227
  Non-income taxes........................................        234           850          2,085
                                                             --------      --------      ---------
                                                               49,412        71,896        119,456
  Write-off of venture-related assets.....................         --            --          1,673
  Equity in losses of ventures............................      7,871        10,150         14,599
                                                             --------      --------      ---------
Loss from operations......................................    (48,871)      (57,929)       (88,630)
OTHER INCOME/(EXPENSE):
  Other non-operating income..............................     10,270            --             --
  Interest income.........................................      2,177         3,569         11,361
  Interest expense........................................       (728)      (11,122)       (39,086)
  Foreign currency losses.................................       (685)       (1,176)        (1,826)
                                                             --------      --------      ---------
                                                               11,034        (8,729)       (29,551)
                                                             --------      --------      ---------
Net loss before income taxes and minority interest........    (37,837)      (66,658)      (118,181)
Income taxes..............................................      2,565         1,360          2,482
                                                             --------      --------      ---------
Net loss before minority interest.........................    (40,402)      (68,018)      (120,663)
Minority interest.........................................          2            27          3,677
                                                             --------      --------      ---------
Net loss..................................................   $(40,400)     $(67,991)     $(116,986)
                                                             ========      ========      =========
Net loss per share........................................   $  (1.70)     $  (2.33)     $   (3.26)
                                                             ========      ========      =========
Weighted average common shares outstanding................     23,707        29,157         35,833
                                                             ========      ========      =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              1995        1996        1997
                                                            --------    --------    ---------
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES
  Net loss................................................  $(40,400)   $(67,991)   $(116,986)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN
  OPERATING ACTIVITIES:
  Depreciation and amortization...........................     3,721       7,444       14,843
  Amortization of discount on note payable................        --       3,598        5,023
  Equity in losses of ventures, net of dividends
     received.............................................     7,871      11,123       17,474
  Deferred interest.......................................        --       6,583       12,970
  Write-off of venture related assets.....................        --          --        1,673
  Non-cash compensation...................................        --          --        4,571
  Minority interest.......................................        (2)        (27)      (3,677)
  Other...................................................     2,577       1,342        2,985
  Changes in assets and liabilities, excluding effects of
     acquisitions and ventures:
     Accounts receivable..................................    (1,557)     (6,996)     (10,900)
     Prepaid expenses.....................................      (438)       (605)      (7,522)
     Accounts payable and accrued expenses................    12,820      (1,694)      34,925
     Other changes in assets and liabilities..............     9,474       8,207       (3,984)
                                                            --------    --------    ---------
          NET CASH USED IN OPERATING ACTIVITIES...........    (5,934)    (39,016)     (48,605)
INVESTING ACTIVITIES Investments in and advances to
  ventures, net of repayments.............................   (45,102)    (54,932)       5,943
  Purchases of property and equipment.....................   (24,324)    (12,195)     (45,148)
  Restricted cash.........................................    (2,543)    (13,138)     (62,924)
  Acquisitions, net of cash acquired......................    (1,871)         --        1,050
  Goodwill and other intangibles..........................    (6,181)       (487)      (2,196)
  Other investing activities..............................     2,069        (125)        (149)
                                                            --------    --------    ---------
          NET CASH USED IN INVESTING ACTIVITIES...........   (77,952)    (80,877)    (103,424)
FINANCING ACTIVITIES
  Proceeds from debt......................................    23,325      63,599      409,817
  Payment of debt issue costs.............................      (779)     (2,777)     (24,927)
  Net proceeds from issuance of common stock..............    42,175     107,775       36,432
  Other financing activities..............................      (750)         --         (536)
                                                            --------    --------    ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.......    63,971     168,597      420,786
Effect of exchange rate changes on cash and cash
  equivalents.............................................      (676)        126       (7,865)
                                                            --------    --------    ---------
Net (decrease) increase in cash and cash equivalents......   (20,591)     48,830      260,892
Cash and cash equivalents at beginning of year............    29,635       9,044       57,874
                                                            --------    --------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR..................  $  9,044    $ 57,874    $ 318,766
                                                            ========    ========    =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                                                   COMMON STOCK     ADDITIONAL   CUMULATIVE                      TOTAL
                                                  ---------------    PAID-IN     TRANSLATION   ACCUMULATED   SHAREHOLDERS'
                                                  SHARES   AMOUNT    CAPITAL     ADJUSTMENT      DEFICIT        EQUITY
                                                  ------   ------   ----------   -----------   -----------   -------------
                                                                               (IN THOUSANDS)
BALANCE AT DECEMBER 31, 1994....................  20,781   $2,078    $ 70,359      $  (246)     $ (17,507)     $  54,684
  Proceeds from the sale of common stock, net of
    expenses of $3,680..........................   5,091      509      41,629           --             --         42,138
  Translation adjustment........................      --       --          --       (1,289)            --         (1,289)
  Net loss......................................      --       --          --           --        (40,400)       (40,400)
  Other.........................................     333       33         156           --             --            189
                                                  ------   ------    --------      -------      ---------      ---------
BALANCE AT DECEMBER 31, 1995....................  26,205    2,620     112,144       (1,535)       (57,907)        55,322
  Proceeds from the sale of common stock, net of
    expenses of $3,567..........................   8,349      835     106,909           --             --        107,744
  Issuance of 7,223 warrants in connection with
    debt financing..............................      --       --      20,184           --             --         20,184
  Translation adjustment........................      --       --          --         (626)            --           (626)
  Net loss......................................      --       --          --           --        (67,991)       (67,991)
  Other.........................................      35        4        (969)          --             --           (965)
                                                  ------   ------    --------      -------      ---------      ---------
BALANCE AT DECEMBER 31, 1996....................  34,589    3,459     238,268       (2,161)      (125,898)       113,668
  Proceeds from the sale of common stock, net of
    expenses of $2,777..........................   2,503      250      36,182           --             --         36,432
  Translation adjustment........................      --       --          --       (6,108)            --         (6,108)
  Net loss......................................      --       --          --           --       (116,986)      (116,986)
  Other.........................................     515       52         (91)          --             --            (39)
                                                  ------   ------    --------      -------      ---------      ---------
BALANCE AT DECEMBER 31, 1997....................  37,607   $3,761    $274,359      $(8,269)     $(242,884)     $  26,967
                                                  ======   ======    ========      =======      =========      =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS OPERATIONS

     Global TeleSystems Group, Inc. ("GTS" or "the Company"), is a provider of a broad range of telecommunications services to businesses, other telecommunications service providers and consumers through its operation of voice and data networks, international gateways, local access and cellular networks and the provision of various value-added services in the Commonwealth of Independent States ("CIS"), primarily Russia, Central Europe, and India and China ("Asia"). The Company, through two of its ventures, is also building a new infrastructure for transporting international voice, data and video traffic for other carriers throughout Western Europe and for worldwide international voice, data and video traffic that either originates or terminates in, or transits through, Western Europe. See further discussion of the Company's business operations within Note 3, "Investments In and Advances to Ventures," and Note 14, "Segment Information and Certain Geographical Data."

     Certain of the Company's ventures are in the early stages of operations in the telecommunications industry. The Company's businesses are developing rapidly; some are in countries with an emerging economy, which by nature have an uncertain economic, political and regulatory environment. The general risks of operating businesses in the CIS and other developing countries include the possibility for rapid change in government policies, economic conditions, the tax regime and foreign currency regulations.

     The ultimate recoverability of the Company's investments in and advances to ventures is dependent on many factors including, but not limited to, the economies of the countries in which it does business; the ability of the Company to maintain the necessary telecommunications licenses; and the ability of the Company to obtain sufficient financing to continue to meet its capital and operational commitments.

     On December 1, 1997, the Company filed an amendment to its Certificate of Incorporation to effect an increase in the authorized common shares from 60,000,000 to 135,000,000; a 3 for 2 common share stock split, 1 1/2 common shares for every common share issued and outstanding; and an increase in the par value of its authorized common shares from $0.0001 to $0.10 on a post-split basis. Accordingly, the Company has presented share and per share data for issued and outstanding shares as well as options and warrants on a restated basis to give effect to the increase in authorized common shares, the stock split and the increase in par value for its capital stock.

     Subsequent to year end, the Company completed an initial public offering of
12.8 million shares of common stock at $20 per common share (the "Stock Offering"). The Company also issued aggregate principal amount $105.0 million of 9.875% senior notes due 2005 (the "Notes Offering" and together with the Stock Offering, the "Offerings"). See Note 15, "Subsequent Events."

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     Wholly-owned subsidiaries and majority-owned ventures where the Company has unilateral operating and financial control are consolidated. Those ventures where the Company exercises significant influence, but does not exercise unilateral operating and financial control are accounted for by the equity method. The Company has certain majority-owned ventures that are accounted for by the equity method as a result of minority shareholder rights, super majority voting conditions or other governmentally imposed uncertainties so severe that they prevent the Company from exercising unilateral control of the venture. If the Company has little ability to exercise significant influence over a venture, the venture is accounted for by the cost method. All significant intercompany accounts and transactions are eliminated upon consolidation.

     The Company recognizes profits and losses in accordance with its underlying ownership percentage or allocation percentage as specified in the agreements with its partners; however, the Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk. When such ventures become

                         GLOBAL TELESYSTEMS GROUP, INC.

profitable, the Company recognizes 100% of the profits until such time as the excess losses previously recognized have been recovered.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1995 and 1996 consolidated financial statements in order to conform to the 1997 presentation.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company had $16.2 million and $66.9 million of restricted cash at December 31, 1996 and 1997, respectively. The restricted cash is primarily related to cash held in escrow for interest payments associated with the Company's debt obligations.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation, which includes the amortization of assets recorded under capital leases, is calculated on a straight-line basis over the lesser of the estimated lives, ranging from five to ten years for telecommunications equipment and three to five years for furniture, fixtures and equipment and other property, or their contractual term. Construction in process reflects amounts incurred for the configuration and build-out of telecommunications equipment and telecommunications equipment not yet placed into service. Maintenance and repairs are charged to expense as incurred.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 34, "Capitalization of Interest Costs," the Company intends to capitalize material interest costs associated with the construction of capital assets for business operations and amortize the costs over the assets' useful lives. The Company has not capitalized any interest costs through December 31, 1997.

GOODWILL AND INTANGIBLE ASSETS

     Goodwill represents the excess of acquisition costs over the fair market value of the net assets of acquired businesses and is being amortized on a straight-line basis over their estimated useful lives ranging from three to ten years. Intangible assets, principally telecommunications service contracts, licenses and deferred financing costs, are amortized on a straight-line basis over the lesser of their estimated useful lives, generally three to fifteen years, or their contractual term. In accordance with Accounting Principles Board ("APB") Opinion No. 17, "Intangible Assets," the Company continues to evaluate the amortization period to determine whether events or circumstances warrant revised amortization periods. Additionally, the Company considers whether the carrying value of such assets should be reduced based on the future benefits of its intangible assets.

LONG-LIVED ASSETS

     In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If an

                         GLOBAL TELESYSTEMS GROUP, INC.

impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the year ended December 31, 1996, the Company's analyses indicated that there was not an impairment of its long-lived assets. During the year ended December 31, 1997, the Company's analyses indicated that there was an impairment of its long-lived assets. Accordingly, the Company recorded a write-down of long-lived assets associated with its investments in the Asia and Central Europe regions (see Note 3, "Investments in and Advances to Ventures").

INCOME TAXES

     The Company uses the liability method of accounting for income taxes. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and the basis as reported in the consolidated financial statements. The Company does not provide for deferred taxes on the undistributed earnings of its foreign companies, as such earnings are intended to be permanently reinvested in those operations.

FOREIGN CURRENCY TRANSLATION

     The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation." In most instances, the local currency is considered the functional currency for the Company's subsidiaries and ventures, except for operations in the CIS, where the U.S. dollar has been designated as the functional currency. Assets and liabilities of these subsidiaries and ventures are translated at the rates of exchange at the balance sheet date. Income and expense accounts are translated at average monthly rates of exchange. The resultant translation adjustments are included in the cumulative translation adjustment, a separate component of shareholders' equity. Gains and losses from foreign currency transactions of these subsidiaries and ventures are included in the operations of the subsidiary or venture.

     For those ventures operating in the CIS, the temporal method for translating assets and liabilities is used. Accordingly, monetary assets and liabilities are translated at current exchange rates while non-monetary assets and liabilities are translated at their historical rates. Income and expense accounts are translated at average monthly rates of exchange. The resultant translation adjustments are included in the operations of the subsidiaries and ventures.

REVENUE RECOGNITION

     The Company records as revenue the amount of telecommunications services rendered, as measured primarily by the minutes of traffic processed, after deducting an estimate of the traffic that will be neither billed nor collected. Revenue from service or consulting contracts is accounted for when the services are provided. Equipment sales revenue is generally recognized upon shipment of the equipment. Billings received in advance of service being performed are deferred and recognized as revenue as the service is performed.

NET LOSS PER SHARE

     During 1997, the Company adopted SFAS No. 128, "Earnings Per Share," which requires the Company to present basic and fully diluted earnings per share for all years presented. The Company's net loss per share calculation (basic and fully diluted) is based upon the weighted average common shares issued. There are no reconciling items in the numerator or denominator of the Company's net loss per share calculation. Employee stock options, warrants, and convertible debt instruments have been excluded from the net loss per share calculation because their effect would be anti-dilutive (see Note 5, "Debt Obligations,"
Note 6, Shareholders' Equity and Note 7, "Stock Option Plans").

                         GLOBAL TELESYSTEMS GROUP, INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company believes that the carrying amount of its financial instruments reported in the balance sheets approximates their fair value.

OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts and notes receivable. The Company maintains most of its cash and cash equivalents in one high-quality U.S. financial institution. The Company extends credit to various customers and establishes an allowance for doubtful accounts for specific customers that it determines to have significant credit risk. The Company provides allowances for potential credit losses when necessary.

     The Company does not currently hedge against foreign currency fluctuations, although the Company may implement such practices in the future. Under current practices, the Company's results of operations could be adversely affected by fluctuations in foreign currency exchange rates.

STOCK BASED COMPENSATION

     SFAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value method of accounting for employee stock options and similar equity instruments. The fair value method requires compensation cost to be measured at the grant date based on the value of the award and is recognized over the service period. SFAS No. 123 allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of APB No. 25, "Accounting for Stock Issued to Employees." The Company has elected to account for its stock-based compensation in accordance with the provisions of APB No. 25 and presents pro forma disclosures of net loss as if the fair value method had been adopted.

USES OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of these consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect amounts in the financial statements and accompanying notes and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board has issued two new standards which become effective for reporting periods beginning after December 15, 1997. SFAS No. 130, "Reporting Comprehensive Income," requires additional disclosures with respect to certain changes in assets and liabilities that previously were not required to be reported as results of operations for the period. The Company will begin making the additional disclosures required by SFAS No. 130 in the first quarter of 1998. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires financial and descriptive information with respect to "operating segments" of an entity based on the way management disaggregates the entity for making internal operating decisions. The Company will begin making the disclosures required by SFAS No. 131 with financial statements for the period ending December 31, 1998.

NOTE 3: INVESTMENTS IN AND ADVANCES TO VENTURES

     The Company has various investments in ventures that are accounted for by the equity method. The Company's ownership percentages in its equity method investments range from 49% to 80%. The Company has no investments in ventures that are accounted for by the cost method.

                         GLOBAL TELESYSTEMS GROUP, INC.

     The components of the Company's investments in and advances to ventures are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1997
                                                              --------    -------
                                                                (IN THOUSANDS)
Equity in net assets acquired...............................  $ 41,105    $31,183
Excess of investment cost over equity in net assets acquired net of amortization of $4,347 and $4,851 at December 31,
  1996 and 1997, respectively...............................    11,288      7,582
Accumulated (losses) earnings recognized....................   (13,840)    14,659
Dividends...................................................      (973)    (3,848)
Cash advances and other.....................................    66,879     27,154
                                                              --------    -------
          Total investments in and advances to ventures.....  $104,459    $76,730
                                                              ========    =======

     In applying the equity method of accounting, the Company's policy is to amortize the excess of investment cost over equity in net assets acquired based upon an assignment of the excess to the fair value of the venture's identifiable tangible and intangible assets, with any unassigned amounts designated as goodwill. The Company then amortizes the allocated costs in accordance with its policies defined in Note 2, "Summary of Significant Accounting Policies."

     The Company has financed the operating and investing cash flow requirements of several of its ventures in the form of cash advances. The Company anticipates that these ventures will generate sufficient cash inflows for the repayment of the cash advances as their businesses mature. Also, due to the long-term nature of the anticipated repayment period and the potential risk associated with the repatriation of the cash advances, the Company has aggregated its investments in and cash advances to the ventures.

     The Company's share of the ventures' foreign currency translation adjustments is reflected in the investment accounts.

INVESTMENT RECOVERABILITY

     The Company periodically evaluates the recoverability of its equity investments, in accordance with APB No. 18, "The Equity Method of Accounting for Investments in Common Stock," and if circumstances arise where a loss in value is considered to be other than temporary, the Company will record a write-down of excess investment cost. The Company's recoverability analysis is based on the projected undiscounted cash flows of the operating ventures, which is the lowest level of cash flow information available. As of December 31, 1997, the Company recorded a write-off of approximately $5.4 million, which represented the net balance of certain investments in and advances to ventures located in Asia (primarily Beijing Tianmu and V-Tech) and Central Europe (Eurohivo) which were stated in excess of their net realizable value. The entire net balance of these investments in and advances to ventures was written-off based on the fact that these ventures project overall negative cash flows for the foreseeable future. The ventures projected future operations deteriorated during 1997 as a result of problems dealing with one of its partners, the inability of the

                         GLOBAL TELESYSTEMS GROUP, INC.

ventures to develop markets for its services, and technical problems. The components of the charge, which was classified as equity in losses of ventures, were as follows:

Equity in net assets acquired...............................  $ 17,093
Excess of investment cost over equity in net assets
  acquired..................................................       593
Accumulated (losses) earnings recognized....................   (23,253)
Dividends...................................................        --
Cash advances and other.....................................    10,921
                                                              --------
Net write-off as of December 31, 1997.......................  $  5,354
                                                              ========

     Prior to the write-off detailed above, the Company included approximately $14.4 million in its accumulated losses (of the $14.4 million, approximately $13.5 million related to the write-off of advances to several Chinese owned operating telecommunications companies to which the Company provides technical and financial assistance and $0.9 million related to the write-off of inventories, receivables, and other assets) which represented the Company's share of asset write-offs recorded by certain of the Company's equity method investments in Asia during the year ended December 31, 1997. Such write-offs, for the same reasons mentioned in the previous paragraph, were recorded by the Company's equity method investments pursuant to SFAS No. 121 and are included in the $(23.3) million accumulated (losses) detailed above. Additionally, during the year ended December 31, 1997 the Company recorded a charge of $1.7 million in order to write off certain holding company assets associated with the ventures located in Asia and Central Europe. This charge has been included as a separate line item in the Company's statement of operations.

HERMES EUROPE RAILTEL B.V. ("HER") RECAPITALIZATION

     During the year ended December 31, 1997, HER recapitalized its equity structure and amended its existing shareholder agreement. In connection with the HER recapitalization the Company contributed approximately $51.8 million and converted existing note receivables of approximately $28.4 million in exchange for an additional 29% equity interest in HER. As a result of the recapitalization and amended shareholder agreement, the Company obtained unilateral control over HER. As such, HER has been consolidated into the Company's financial statements effective July 6, 1997, the effective date of the recapitalization. The Company recognized approximately $8.7 million of goodwill in connection with the recapitalization. As a result of the Company's loss recognition policy, the consolidation of HER would not have a material impact on the Company's historical financial position or operating results and thus no pro forma information is disclosed herein.

     As of December 31, 1997, the consolidation of HER resulted in reductions of $72.9 million, $10.0 million, and $4.6 million in the equity in net assets acquired, excess of investment cost over equity in net assets acquired, and cash advances and other, respectively. Additionally, as of December 31, 1997 the consolidation of HER had a $21.4 million favorable impact on the accumulated (losses) earnings recognized.

                         GLOBAL TELESYSTEMS GROUP, INC.

CHANGES IN THE INVESTMENTS IN AND ADVANCES TO VENTURES

     The changes in the investments in and advances to ventures are as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Balance, at beginning of period.............................  $ 56,153    $104,459
Equity in net assets acquired...............................    22,441      80,054
Excess of investment cost over equity in net assets
  acquired..................................................     5,288      10,187
Dividends...................................................      (973)     (2,875)
Cash advances (repayments) and other........................    31,700     (24,171)
Effect of consolidating equity method company...............        --     (76,325)
                                                              --------    --------
                                                                58,456     (13,130)
Equity ownership in losses..................................    (3,122)     (5,552)
Excess losses recognized over amount attributable to
  ownership
  interest..................................................    (4,451)    (10,610)
Amortization of excess of investment cost over equity in net
  assets acquired...........................................    (2,577)     (3,313)
Loss in value that is other than temporary..................        --      (5,354)
Effect of consolidating equity method company...............        --      10,230
                                                              --------    --------
                                                               (10,150)    (14,599)
                                                              --------    --------
Balance, at end of period...................................  $104,459    $ 76,730
                                                              ========    ========

     As of December 31, 1997, the significant investments accounted for under the equity method and the percentage interest owned consist of the following:


                 EQUITY OWNED SUBSIDIARIES                    OWNERSHIP %
                 -------------------------                    -----------
EDN Sovintel................................................     50%
Sovam Teleport..............................................     67%
GTS Ukrainian TeleSystems, L.L.C. (holds a 49% interest in
  Golden Telecom)...........................................     60%
GTS-Vox Limited (holds a 95% interest in TeleCommunications
  of Moscow)................................................   52.64%
TeleRoss Ventures -- 13 joint ventures in various regions in
  the CIS...................................................     50%
Vostok Ventures -- 12 joint ventures in various regions in
  the CIS...................................................   50-70%
PrimTelefone................................................     50%
GTS Monaco Access S.A.M.....................................     50%


     In connection with a purchase of a venture during 1995, the Company is required to pay additional consideration through 1998, in shares of the Company's common stock, based on the actual earnings of the venture. The Company's maximum obligation pursuant to this agreement is to issue 1,121,640 shares of common stock. The Company will recognize any additional consideration paid under this agreement as goodwill. During the first quarter of 1998, the Company will issue additional shares based on the venture's 1997 earnings (see
Note 15, "Subsequent Events").

     During 1996 and 1997, the Company, in connection with a venture investment, entered into two financing agreements with a shareholder of the Company for a total of approximately $8.6 million. Subject to certain conditions, the shareholder has the right to require the repayment of this amount in cash or by exchange for 713,311 shares of the Company's common stock. Subsequent to the Stock Offering, repayment of this financing is due on demand and must be in exchange for the Company's common stock. This amount has been included in "Other financing agreements" (see Note 5, "Debt Obligations").

                         GLOBAL TELESYSTEMS GROUP, INC.

     Subsequent to year end, the Company purchased the remaining interest in Sovam Teleport, one of its equity method investments in the CIS.

     The following tables present condensed financial information of the Company's ventures that are accounted for by the equity method of accounting as of December 31, 1996 and 1997.

YEAR ENDED DECEMBER 31, 1996

                                                   MAJORITY OWNED    50% OR LESS      TOTAL EQUITY
             EQUITY METHOD ENTITIES                   VENTURES      OWNED VENTURES   METHOD VENTURES
             ----------------------                --------------   --------------   ---------------
                                                                    (IN THOUSANDS)
Revenue..........................................     $36,202          $107,270         $143,472
Gross margin.....................................      17,109            45,937           63,046
Net income (loss)................................       3,240            (8,460)          (5,220)
Equity in net losses.............................      (1,091)           (6,482)          (7,573)
Current assets...................................      27,293            50,689           77,982
Total assets.....................................      48,174           146,483          194,657
Current liabilities..............................      19,416            68,474           87,890
Total liabilities................................      24,987           102,332          127,319
Net assets.......................................      23,187            44,151           67,338
Ownership interest in equity in net assets.......      14,912            19,513           34,425

YEAR ENDED DECEMBER 31, 1997

                                                   MAJORITY OWNED    50% OR LESS      TOTAL EQUITY
             EQUITY METHOD ENTITIES                   VENTURES      OWNED VENTURES   METHOD VENTURES
             ----------------------                --------------   --------------   ---------------
                                                                    (IN THOUSANDS)
Revenue..........................................     $47,986          $178,174         $226,160
Gross margin.....................................      29,292            69,136           98,428
Net (loss) income................................     (10,370)           14,700            4,330
Equity in net (losses) earnings..................     (11,538)            5,131           (6,407)
Current assets...................................      20,841            59,959           80,800
Total assets.....................................      35,090           176,117          211,207
Current liabilities..............................      18,719            68,503           87,222
Total liabilities................................      27,653           102,758          130,411
Net assets.......................................       7,438            73,359           80,797
Ownership interest in equity in net assets.......       9,541            45,638           55,179

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 4: SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1996        1997
                                                              -------    --------
                                                                (IN THOUSANDS)
Accounts Receivable Consists Of:
  Trade accounts receivable.................................  $ 6,769    $ 15,725
  Value added taxes receivable..............................    1,971       3,350
  Other receivables.........................................      962       2,089
                                                              -------    --------
                                                                9,702      21,164
    Less: allowance for doubtful accounts...................      782       4,085
                                                              -------    --------
        Total accounts receivable, net......................  $ 8,920    $ 17,079
                                                              =======    ========
Property And Equipment Consists Of:
  Telecommunications equipment..............................  $28,302    $231,996
  Furniture, fixtures and equipment.........................    5,877       9,760
  Other property............................................      837       3,470
  Construction in process...................................    7,009       7,799
                                                              -------    --------
                                                               42,025     253,025
    Less: accumulated depreciation..........................    6,562      16,128
                                                              -------    --------
        Total property and equipment, net...................  $35,463    $236,897
                                                              =======    ========
Accounts Payable And Accrued Expenses Consists Of:
  Accounts payable..........................................  $ 6,761    $ 25,005
  Interest payable..........................................      213      17,483
  Accrued compensation......................................    3,151       6,165
  Other accrued expenses....................................    5,086      13,331
                                                              -------    --------
        Total accounts payable and accrued expenses.........  $15,211    $ 61,984
                                                              =======    ========

NOTE 5: DEBT OBLIGATIONS

     Company debt consists of:

                                                                 DECEMBER 31,
                                                              -------------------
                                                               1996        1997
                                                              -------    --------
                                                                (IN THOUSANDS)
Senior notes of HER, due August 15, 2007 at 11.5% interest
  payable semiannually......................................  $    --    $265,000
Senior subordinated convertible bonds, due June 30, 2000 at
  an effective interest rate of 15%, and a stated rate of
  8.75%-9.75% payable semiannually..........................       --     144,787
Related party debt obligations, with principal payments
  beginning April 1, 1998 and maturing on March 31, 2001 at
  10% interest, net of unamortized discount for warrants to
  purchase 7,778 common shares..............................   59,079      72,233
Other financing agreements..................................   26,468      18,204
                                                              -------    --------
                                                               85,547     500,224
  Less: debt maturing within one year.......................   21,208      12,098
                                                              -------    --------
          Total long-term debt..............................  $64,339    $488,126
                                                              =======    ========

     In the third quarter of 1997, HER issued $265.0 million aggregate principal amount of senior notes due August 15, 2007 (the "Senior Notes"). The Senior Notes are general unsecured obligations of the subsidiary with interest payable semiannually at a rate of 11.5%. Approximately $56.6 million of the net proceeds of the offering of the Senior Notes is being held in escrow for the first four semiannual interest payments commencing in 1998. HER may redeem the Senior Notes, in whole or in part, any time on or after August 15,

                         GLOBAL TELESYSTEMS GROUP, INC.

2002 at specific redemption prices. HER may also redeem a portion of the Senior Notes at a price equal to 111.5% of the principal amount prior to August 15, 2000 with net cash proceeds of a public equity offering of HER with gross proceeds of at least $75 million or in certain other circumstances specified in the indenture for the Senior Notes, provided, however, that at least two-thirds of the principal amount of the Senior Notes originally issued remain outstanding after each such redemption.

     In July 1997, the Company issued $144.8 million aggregate principal amount of senior subordinated convertible bonds (the "Bonds") due June 30, 2000. The Bonds constitute direct, unsecured senior subordinated indebtedness after existing debt of $82.7 million. Upon completion of a complying public equity offering as defined in the Bond agreement (an "Offering") or in certain other circumstances as defined in the Bond agreement, the Bonds may be converted at the option of the holders from time to time, in whole or in part, prior to the close of business on June 30, 2000, into shares of the Company's common stock, par value $0.10 per share. The Bonds will be convertible into such number of shares of the Company's common stock as is equal to the principal amount of such Bonds divided by the applicable conversion price as defined in the Bond Agreement. The Bonds bear interest payable semiannually at a stated rate of 8.75% for the first year, 9.25% for the second year and 9.75% for the final year. In the event of an Offering, the interest rate will remain at the interest rate prevailing at the time of the Offering until maturity. In the event that an Offering has not occurred by the maturity date, the Bonds will be redeemed at 121% of their principal amount. As a result of the redemption feature, interest expense is being accrued and accreted at a 15% annual rate. (Subsequent to year end, the Company completed the Stock Offering at $20.00 per common share which will result in the Bonds being convertible into approximately 7.2 million shares of the Company's common stock. In addition, due to the completion of the Stock Offering, the interest rate will remain at 8.75% until maturity (see Note 15, "Subsequent Events").)

     In 1996, the Company entered into long-term obligations ("Debt Obligations"), totaling $70.0 million, with lenders (the "Lenders"). The Lenders are affiliated with and are considered related parties to the Company, as a result of their ownership of the Company's common stock (see Note 12, "Related Party Transactions"). The Debt Obligations require principal payments beginning in the third year, to maturity in the fifth year. The Debt Obligations bear an interest rate of 10.0% and require interest payments beginning in the first fiscal quarter subsequent to the date of issuance. At the Company's discretion, the initial interest accrued until the first principal payment can be deferred until maturity. Upon commencement of principal payments, the Company is obligated to make concurrent interest payments. Further, in connection with the Debt Obligations, the Company issued warrants to purchase 7,777,776 common shares, valued at $20.7 million. In accordance with the terms of the warrant agreement, the exercise price of the warrants was reduced from $10.27 per share to $9.33 per share, as the outstanding debt had not been repaid prior to December 31, 1996. The warrants may be exercised up to six years after the date of the relevant agreements. The Company is subject to certain restrictive covenants pursuant to these Debt Obligations, including restrictions on the payment of dividends and indebtedness to affiliated ventures. As of December 31, 1997, the Debt Obligations have been classified within "Related party long-term debt, less current portion" on the balance sheet. Subsequent to year end the Company repaid the Debt Obligations by using a portion of the proceeds from the Offerings (see Note 15, "Subsequent Events").

     Certain of the Company's consolidated ventures maintain credit facilities for their local operations. Borrowings under such credit facilities bear interest at prevailing negotiated market rates.

     Aggregate maturities of long-term debt, as of December 31, 1997, are as follows: 1998 -- $12.1 million, 1999 -- $1.1 million, 2000 -- $149.4 million,
2001 -- $0.2 million and $349.5 million thereafter.

     The Company paid interest of $0.7 million, $0.2 million and $2.0 million in 1995, 1996 and 1997, respectively. The Company incurred interest expense of $39.1 million in 1997 and would have recorded $33.1 million in additional interest expense in 1997 had the Senior Notes and Bonds been outstanding on January 1, 1997.

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 6: SHAREHOLDERS' EQUITY

COMMON STOCK

     The following table summarizes the Company's equity private placements for the periods ending:

                                                     SHARES ISSUED   SHARE PRICE   NET PROCEEDS
                                                     -------------   -----------   ------------
                                                         (IN THOUSANDS, EXCEPT SHARE DATA)
December 31, 1995..................................    5,090,876       $ 9.00        $42,138
December 31, 1996..................................    8,348,532        13.33        107,744
December 31, 1997..................................    2,502,686        15.67         36,432

     During 1995, the Company issued 400,000 shares of common stock to an independent third party in connection with the purchase of an interest in a venture within the CIS region. At the discretion of the holder of these shares, the Company is obligated to repurchase these shares at the prevailing fair market value of the Company's common stock on the date of repurchase. During 1995, the Company repurchased 75,000 shares at $10.00 per share and the repurchased shares became treasury stock. In March 1997, the Company repurchased 32,500 shares at $13.33 per share, and these shares became treasury stock. The Company will be required to repurchase the remaining shares over the next three years. During 1997, the Company issued 504,600 shares of common stock pursuant to a purchase agreement with a seller for a portion of their interest in a venture within the CIS region. Pursuant to the purchase agreement, the Company is obligated to assist the seller in locating a purchaser for the common stock, and if unable to do so, to repurchase the issued common stock. The Company has accreted the value of the outstanding common stock subject to repurchase (325,000 shares at December 31, 1996 and 797,100 shares at December 31, 1997), to the fair value of the Company's common stock as of December 31, 1996 and 1997 ($13.33 and $15.67 per share, respectively).

     During 1996, the Company entered into the Debt Obligations totaling $70.0 million with the Lenders. In connection with the Debt Obligations, the Company issued warrants to purchase 7,777,776 common shares at $10.27 per share. The exercise price of the warrants was automatically reduced to $9.33 per share as of December 31, 1996, because the Debt Obligations remained outstanding. The warrants expire during the first and second quarters of 2002.

     The Company does not intend to pay dividends on common stock in the foreseeable future. In addition, certain of the Company's financing agreements include covenant restrictions precluding the payment of dividends by the Company.

     The Company has reserved 15,572,260 shares of common stock for issuance upon conversion of the exercise of outstanding and future stock options, warrants and similar rights.

PREFERRED STOCK

     As of December 31, 1996 and 1997, there were 10,000,000 shares of $0.0001 par value preferred stock authorized, with rights and preferences to be determined by the Board of Directors. As of December 31, 1996 and 1997, no shares of preferred stock had been issued.

NOTE 7: STOCK OPTION PLANS

     The Company applies the provisions of APB No. 25 in accounting for its stock option incentive plans. The effect of applying SFAS No. 123 on the net loss as reported is not representative of the effects on reported net loss for future years due to the vesting period of the stock options and the fair value of additional stock options in future years. Had compensation expense been determined in accordance with the methodology of SFAS No. 123, the Company's net loss for the years ended December 31, 1995, 1996 and 1997 would have been approximately $40.9 million, $69.4 million and $123.4 million, respectively. The fair value of options

                         GLOBAL TELESYSTEMS GROUP, INC.

granted during 1995 and 1996 are estimated as $2.19 and $2.93 per common share, respectively, on the date of grant using the minimum value option pricing model with the following assumptions: dividend yield 0%, risk free interest rate of 5.50% for 1995 and 6.13% for 1996, and an expected life of five years. The fair value of options granted during 1997 are estimated as $7.35 per common share, on the date of grant using the Black Scholes option valuation model with the following assumptions: dividend yield 0%, risk free interest rate of 5.74%, an expected life of five years, and an expected volatility of .50. The Company determined its volatility factor with the assistance of an investment banker, based on peer group public companies.

     The Company maintains the 1992 Stock Option Plan, the Non-Employee Directors Stock Option Plan and the GTS Equity Compensation Plan (the "Option Plans"). As of December 31, 1997, the maximum number of shares of common stock available for grant under the Option Plans was 8,836,534. All options granted under the Option Plans are at exercise prices that were at least equal to the fair market value of common stock at the date of grant. Generally, all options granted under the Option Plans vest over a three-year period from the date of grant and expire ten years from the date of grant.

     Additional information with respect to stock option activity is summarized as follows:

                                                   YEAR ENDED DECEMBER 31,
                              ------------------------------------------------------------------
                                      1995                   1996                   1997
                              --------------------   --------------------   --------------------
                                          WEIGHTED               WEIGHTED               WEIGHTED
                                          AVERAGE                AVERAGE                AVERAGE
                                          EXERCISE               EXERCISE               EXERCISE
                               SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                              ---------   --------   ---------   --------   ---------   --------
Outstanding at beginning of
  year......................  2,431,800    $3.65     3,422,399    $ 5.56    4,869,360    $ 7.31
Options granted.............  1,210,800     9.04     1,612,962     11.10    2,215,296     14.53
Options exercised...........    (28,001)    4.46       (56,498)     6.70      (89,312)     6.34
Options canceled or
  expired...................   (192,200)    3.57      (109,503)     8.73     (433,173)     7.38
                              ---------              ---------              ---------
Outstanding at end of
  year......................  3,422,399     5.56     4,869,360      7.31    6,562,171      9.75
                              =========              =========              =========
Options exercisable at year
  end.......................    995,617    $3.59     1,992,236    $ 4.65    2,962,110    $ 6.06

     The following table summarizes information about stock options outstanding:

                                                  OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                       -----------------------------------------   ----------------------
                                                         WEIGHTED
                                                         AVERAGE        WEIGHTED                 WEIGHTED
                                                        REMAINING       AVERAGE                  AVERAGE
       RANGE OF EXERCISE PRICE           NUMBER      CONTRACTUAL LIFE   EXERCISE     NUMBER      EXERCISE
        AT DECEMBER 31, 1997:          OUTSTANDING      (IN YEARS)       PRICE     EXERCISABLE    PRICE
       -----------------------         -----------   ----------------   --------   -----------   --------
$1.42 to $2.75.......................   1,446,000           6            $ 2.69     1,371,000     $ 2.68
$4.67 to $9.00.......................   1,270,650           7              7.88       986,679       7.66
$10.00 to $15.67.....................   3,845,521           8             13.03       604,431      11.13
                                        ---------                                   ---------
                                        6,562,171           7            $ 9.75     2,962,110     $ 6.06
                                        =========                                   =========

     In addition, prior to the establishment of the Option Plans, certain options were granted in 1991 to certain key employees and former employees to purchase 1,172,250 shares of the Company's common stock at an exercise price of $0.53 per share. All options were granted at an exercise price equal to the fair value of the underlying common stock at the date of grant. The options vested in equal increments over a three-year period. During 1993, 603,000 of the options were canceled and in 1994, 50,250 options were exercised, leaving 519,000 fully vested options outstanding at December 31, 1995, 1996 and 1997.

                         GLOBAL TELESYSTEMS GROUP, INC.

     During 1996, the Company implemented the GTS 1996 Top Talent Retention Program (the "Program"), which granted options to certain employees under the 1992 Stock Option Plan. The Program was offered to 28 employees, who had an aggregate of 339,524 options, and provided for an altered vesting period based on certain revenue levels achieved and certain stock price levels maintained. If these performance-based achievements are not attained, the options vest in April 2001. As of December 31, 1997 no performance levels were met.

     In the fourth quarter of 1997, HER implemented a stock option plan for its key officers and employees (the "HER Plan"). The ownership dilution caused by the HER Plan is not expected to be significant. As a result of issuing options under the HER Plan, HER will incur a non-cash charge of approximately $3.7 million, of which $2.6 million was recorded during the fourth quarter and the remaining $1.1 million will be recognized in 1998.

NOTE 8: EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) retirement savings plan (the "Savings Plan") covering all U.S. citizen employees. The Savings Plan qualifies under section 401(k) of the Internal Revenue Code and as such, participants may defer pretax income in accordance with federal income tax limitations. The Company provides a 50% matching contribution on the first 5% contributed by the employee. The Company may also, at its discretion, make non-matching contributions. Both matching and non-matching contributions by the Company vest 100% after three years of service. The Company's expense under the Savings Plan was approximately $0.1 million, $0.2 million and $0.2 million for the years ended December 31, 1995, 1996 and 1997, respectively. The Company made no discretionary (non-matching) contributions for the years ended December 31, 1995, 1996 or 1997.

     HER established a pension plan in 1995 that covers all HER employees upon twenty-five years of age and at least one year of service. HER has entered into an insurance arrangement (an annuity contract) whereby an insurance provider has undertaken a legal obligation to provide specific benefits to participants in return for a fixed premium. As such, HER does not bear significant financial risk for its pension plan. HER's expense under the pension plan was $0.05 million, $0.4 million and $0.7 million for the years ended December 31, 1995, 1996 and 1997, respectively.

NOTE 9: OTHER NON-OPERATING INCOME

     Favorably affecting the 1995 results was the non-recurring $10.3 million gain the Company recognized as a result of its cash settlement of certain claims with a third party in 1995.

NOTE 10: INCOME TAXES

     The components of loss before income taxes and minority interest were as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1995        1996        1997
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Pretax loss:
  Domestic.........................................  $(22,398)   $(41,554)   $(64,920)
  Foreign..........................................   (15,437)    (25,077)    (53,261)
                                                     --------    --------    --------
                                                     $(37,835)   $(66,631)   $(118,181)
                                                     ========    ========    ========

     For the years ended December 31, 1995, 1996 and 1997, the Company recorded $2.6 million, $1.4 million and $2.5 million, respectively, in income tax expense that related exclusively to its current provision for foreign taxes.

                         GLOBAL TELESYSTEMS GROUP, INC.

     The reconciliation of the U.S. statutory federal tax rate of 34.0% to the Company's effective tax rate is as follows:

                                                 YEAR ENDED DECEMBER 31,
                               ------------------------------------------------------------
                                      1995                 1996                 1997
                               ------------------   ------------------   ------------------
                                AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                               --------   -------   --------   -------   --------   -------
                                                      (IN THOUSANDS)
Taxes at U.S. statutory
  rates......................  $(12,865)    34.0%   $(22,655)    34.0%   $(40,181)    34.0%
Foreign operating losses
  generating no tax
  benefit....................     6,550    (17.3)      8,526    (12.8)     18,108    (15.3)
Domestic operating losses
  generating no tax
  benefit....................     6,315    (16.7)     14,129    (21.2)     22,073    (18.7)
Other -- net.................     2,565     (6.8)      1,360     (2.1)      2,482     (2.1)
                               --------    -----    --------    -----    --------    -----
                               $  2,565     (6.8)%  $  1,360     (2.1)%  $  2,482     (2.1)%
                               ========    =====    ========    =====    ========    =====

     Deferred tax assets and liabilities are recorded based on temporary differences between earnings as reported in the financial statements and earnings for income tax purposes. The following table summarizes major components of the Company's deferred tax assets and liabilities:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1997
                                                              --------    --------
                                                                 (IN THOUSANDS)
Deferred Tax Assets:
  Net operating loss carryforwards..........................  $ 20,720    $ 38,029
  Other deferred tax assets.................................     1,326       3,912
                                                              --------    --------
Total deferred tax asset....................................    22,046      41,941
Deferred Tax Liability......................................     1,161       2,292
                                                              --------    --------
Net deferred tax asset......................................    20,885      39,649
  Less: valuation allowance.................................   (20,885)    (39,649)
                                                              --------    --------
          Total.............................................  $     --    $     --
                                                              ========    ========

     As of December 31, 1997, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $110 million expiring in fiscal years 2003 through 2012. Because of the "change in ownership" provisions of the Tax Reform Act of 1986, the utilization of the Company's net operating loss carry-forwards will be subject to an annual limitation.

     The Company's investment in EDN Sovintel is treated for U.S. tax purposes as a partnership and, therefore, the Company's share of EDN Sovintel's income or loss flows through to the Company's consolidated federal income tax return on a current basis. Undistributed earnings of the Company's other foreign investments are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes, or foreign withholding taxes has been made. Upon distribution of those earnings, the Company would be subject to foreign withholding taxes and U.S. income taxes (subject to reduction for foreign tax credits).

     Certain of the Company's foreign ventures have foreign tax loss carryforwards in excess of $60 million. The Company's financial statements do not reflect any provision for benefits that might be associated with such loss carryforwards.

                         GLOBAL TELESYSTEMS GROUP, INC.

NOTE 11: COMMITMENTS AND CONTINGENCIES

LEASES

     The Company has various lease agreements for office space, equipment and fiber. The obligations extend through 2018. Most of the leases contain renewal options of one to twelve years. Assets under capital leases are included in the consolidated balance sheets as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                              1996       1997
                                                              -----    --------
                                                               (IN THOUSANDS)
Telecommunications equipment................................  $  --    $150,787
Less: accumulated amortization..............................     --         482
                                                              -----    --------
                                                              $  --    $150,305
                                                              =====    ========

     Rental expense aggregated $2.0 million, $2.2 million, and $3.1 million for the years ended December 31, 1995, 1996 and 1997, respectively.

     Future minimum payments, by year and in the aggregate, under the capital leases and other non-cancellable operating leases with initial or remaining terms in excess of one year as of December 31, 1997 were as follows:

                                                          CAPITAL LEASES    OPERATING LEASES
                                                          --------------    ----------------
                                                                    (IN THOUSANDS)
December 31, 1998.......................................     $ 26,679           $ 3,311
              1999......................................       14,217             2,982
              2000......................................       15,300             1,604
              2001......................................       16,465             1,143
              2002......................................       16,630               933
Thereafter..............................................      152,016             1,155
                                                             --------           -------
Total minimum lease payments............................      241,307           $11,128
                                                                                =======
Less amount representing interest.......................      102,172
                                                             --------
Present value of net minimum lease payments.............      139,135
Less current portion of capital lease obligations.......       21,490
                                                             --------
Long-term portion of capital lease obligations..........     $117,645
                                                             ========

OTHER COMMITMENTS AND CONTINGENCIES

     In September 1997, the Company purchased the remaining interest in one of its subsidiaries, which owns interests in cellular ventures within the CIS region, for $5.2 million, which was paid in October 1997. Furthermore, the Company is required to pay additional consideration of a minimum of $2.4 million when certain revenue levels are met, certain other events occur or, if neither has occurred, on April 1, 1999. The purchase price and consideration have been allocated to net assets based on the fair value at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was $5.9 million, which has been recorded as goodwill and is being amortized on a straight-line basis over five years.

     The Company's consolidated and non-consolidated ventures have future purchase commitments amounting to $2.7 million and $1.1 million, respectively, as of December 31, 1997.

     In the ordinary course of business, the Company has issued financial guarantees on debt and equities for the benefit of certain of its non-consolidated ventures. The total amount guaranteed at December 31, 1997 was approximately $29.0 million.

                         GLOBAL TELESYSTEMS GROUP, INC.

MAJOR CUSTOMERS

     In 1995, the Company had one major customer, a foreign governmental agency in Central Europe, representing $2.7 million, or 32.1%, of total revenue. In 1996, the Company had two major customers, a foreign governmental agency in Central Europe and a customer in the CIS, representing $3.8 million, or 15.8%, of total revenue and $2.6 million, or 10.8%, of total revenue, respectively. There were no major customers in 1997.

TAX MATTERS

     The taxation system in Russia ("Russian Taxes") is evolving as the central government transforms itself from a command to a market oriented economy. The Russian Federation has introduced and continues to introduce new tax and royalty laws and related regulations. These laws and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions between local, regional and federal tax authorities and between the Central Bank and Ministry of Finance are not unusual.

     The Company's policy is to accrue for contingencies in the accounting period in which a liability is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian Taxes, the Company's Russian Taxes may be in excess of the estimated amount expensed to date and accrued at December 31, 1996 and 1997. It is the opinion of management that the ultimate resolution of the Company's Russian Tax liability, to the extent not previously provided for, will not have a material effect on the financial condition of the Company. However, depending on the amount and timing of an unfavorable resolution of this contingency, it is possible that the Company's future results of operations or cash flows could be materially affected in a particular period.

     In various foreign jurisdictions, the Company is obligated to pay value added taxes ("VAT") on the purchase or importation of assets, and for certain other transactions. In many instances, VAT can be offset against VAT the Company collects and otherwise would remit to the tax authorities, or may be refundable. Because the law in some jurisdictions is unclear, the local tax authorities could assert that the Company is obligated to pay additional amounts of VAT. In the opinion of management, any additional VAT the Company may be obligated to pay would not be material.

OTHER MATTERS

     In the ordinary course of business, the Company may be party to various legal and tax proceedings, and subject to claims, certain of which relate to the developing markets and evolving fiscal and regulatory environments in which the Company operates. In the opinion of management, the Company's liability, if any, in all pending litigation, other legal proceeding or other matter other than what is discussed above, will not have a material effect upon the financial condition, results of operations or liquidity of the Company.

NOTE 12: RELATED PARTY TRANSACTIONS

     As discussed within Note 5, "Debt Obligations," the Company entered into the Debt Obligations during 1996 with the Lenders. The Lenders are shareholders of the Company. As part of these transactions, the Company provided one of the Lenders with the opportunity, at its discretion, to co-invest with the Company in all of the Company's new ventures within the Asia region. The Company repaid the Debt Obligations subsequent to year end (see Note 15, "Subsequent Events").

     During 1996 and 1997, the Company, in connection with a venture investment, entered into two financing agreements with a shareholder of the Company for a total of approximately $8.6 million. Subject to certain conditions, the shareholder has the right to require the repayment of this amount in cash or 713,311 shares of the Company's common stock. Subsequent to the Stock Offering, repayment of this financing must be in

                         GLOBAL TELESYSTEMS GROUP, INC.

exchange for the Company's common stock. This amount has been included in "Other financing agreements" (see Note 5, "Debt Obligations").

     During 1997, the Company issued 504,600 shares of common stock pursuant to a purchase agreement with a seller for a portion of their interest in a venture within the CIS region. As a result of the issuance of the common shares, the seller became a shareholder of the Company (see Note 3, "Investments in and Advances to Ventures," and Note 6, "Shareholders' Equity").

     The Company has entered into certain consulting agreements with directors of the Company and paid $0.2 million, $0.2 million and $0.4 million in 1995, 1996, and 1997, respectively, pursuant to those agreements.

     The Company had notes receivable due from employees aggregating $0.1 million and less than $0.1 million as of December 31, 1996 and 1997, respectively, with no single amount due from any individual in excess of $0.1 million.

     The Company derived revenue from affiliates of $3.3 million and $4.4 million in 1996 and 1997, respectively. There was no significant revenue earned from affiliate sales in 1995.

NOTE 13: SUPPLEMENTAL CASH FLOW INFORMATION

     The following table summarizes non-cash investing and financing activities for the Company:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1997
                                                              ------    --------
                                                                (IN THOUSANDS)
Purchase of additional interest in Western Europe region
  subsidiary with conversion of debt to equity..............  $   --    $  9,139
Line of credit issued as payment on note payable and
  reclassification of restricted cash.......................      --       7,887
Conversion of a note payable to stock as additional
  consideration in relation to purchase of interest in a CIS
  region subsidiary.........................................   4,497       4,250
Note payable issued for additional capital infusion in CIS
  region subsidiary.........................................   4,500       4,125
Capitalization of leases....................................      --     139,136

     No significant non-cash investing activities were incurred for the year ended December 31, 1995.

NOTE 14: SEGMENT INFORMATION AND CERTAIN GEOGRAPHICAL DATA

     The Company operates predominantly in a single industry segment, the telecommunications industry. The industry consists of a wide range of telecommunications services to international business customers, including long distance voice and data services and electronic messaging services. The following tables present

                         GLOBAL TELESYSTEMS GROUP, INC.

consolidated financial information by geographic area for 1995, 1996 and 1997. Transfers between geographic areas were not considered material for disclosure purposes.

                                                                                                 CORPORATE
                                                    WESTERN               CENTRAL                 OFFICE &
                                                     EUROPE      CIS       EUROPE      ASIA     ELIMINATIONS     TOTAL
                                                    --------   --------   --------   --------   ------------   ---------
                                                                               (IN THOUSANDS)
Year Ended December 31, 1995
  Total revenue...................................  $    179   $  3,838   $  4,361   $    140     $   (106)    $   8,412
  Gross margin....................................      (318)      (949)     1,380          9         (106)           16
  Operating loss..................................    (5,469)   (16,681)    (6,312)    (4,831)     (15,578)      (48,871)
  Net loss........................................    (5,452)   (19,415)    (7,091)    (4,771)      (3,671)      (40,400)
  Identifiable assets.............................     5,898     73,816     15,639      9,167       11,101       115,621
  Liabilities.....................................    11,766     78,440     26,834     13,936      (75,950)       55,026
  Net (liabilities)/assets........................    (5,868)    (4,624)   (11,195)    (4,769)      87,051        60,595

                                                                                                 CORPORATE
                                                    WESTERN               CENTRAL                 OFFICE &
                                                     EUROPE      CIS       EUROPE      ASIA     ELIMINATIONS     TOTAL
                                                    --------   --------   --------   --------   ------------   ---------
                                                                               (IN THOUSANDS)
Year Ended December 31, 1996
  Total revenue...................................  $     --   $ 12,696   $  9,355   $  1,561     $    505     $  24,117
  Gross margin....................................        --        811      3,292        652          421         5,176
  Operating loss..................................   (10,679)   (14,608)    (4,651)    (5,057)     (22,934)      (57,929)
  Net loss........................................   (10,700)   (15,572)    (5,295)    (4,951)     (31,473)      (67,991)
  Identifiable assets.............................    19,607     96,773     17,339     14,973       88,686       237,378
  Liabilities.....................................    35,728    116,961     33,826     24,753      (93,806)      117,462
  Net (liabilities)/assets........................   (16,121)   (20,188)   (16,487)    (9,780)     182,492       119,916

                                                                                                 CORPORATE
                                                    WESTERN               CENTRAL                 OFFICE &
                                                     EUROPE      CIS       EUROPE      ASIA     ELIMINATIONS     TOTAL
                                                    --------   --------   --------   --------   ------------   ---------
                                                                               (IN THOUSANDS)
Year Ended December 31, 1997
  Total revenue...................................  $  5,373   $ 27,045   $ 13,513   $  1,016     $    151     $  47,098
  Gross margin....................................    (4,599)     3,940      4,985        (99)         152         4,379
  Operating loss..................................   (25,926)    (7,088)    (5,076)   (28,066)     (22,474)      (88,630)
  Net loss........................................   (29,064)    (9,505)    (6,882)   (28,043)     (43,492)     (116,986)
  Identifiable assets.............................   505,593     99,926     23,840     (6,544)     157,646       780,461
  Liabilities.....................................   451,171     62,862     40,465     19,161      148,580       722,239
  Net (liabilities)/assets........................    54,422     37,064    (16,625)   (25,705)       9,066        58,222

NOTE 15: SUBSEQUENT EVENTS

THE OFFERINGS

     In February 1998, the Company completed the Stock Offering in which the Company raised $255.3 million in gross proceeds, including $33.3 million attributable to the sale of shares resulting from the exercise by the underwriters of an over-allotment option, from the sale of 12.8 million shares of common stock at an issue price of $20.00 per share. The Stock Offering resulted in the Company's common stock being listed in the United States on the National Association of Securities Dealers Automated Quotation Market and internationally on the European Association of Securities Dealers Automated Quotation Market. Also in February 1998, the Company completed the Notes Offering and issued $105.0 million aggregate principal amount of senior notes, due February 15, 2005. Interest at 9.875% on the Notes will be payable in cash semiannually on February 15 and August 15 of each year, commencing August 15, 1998. Net proceeds from the Offerings were approximately $336.7 million. Approximately $19.6 million of the net proceeds of the Notes Offering is being held in escrow for the first four semiannual interest payments commencing in 1998.

                         GLOBAL TELESYSTEMS GROUP, INC.

Approximately $85.2 million of the net proceeds of the Offerings has been used to repay the related party Debt Obligations (see Note 5, "Debt Obligations") of $70.0 million plus accrued interest that were due March 31, 2001. In addition, approximately $13.2 million in unamortized discount and debt issuance costs on the Debt Obligations was written off at the time of repayment. The remaining net proceeds from the Offerings will primarily be used to provide working capital for existing ventures, particularly in Russia and the CIS, to expand the Company's operations and for general corporate purposes, including strategic acquisitions.

     As a result of the completion of the Stock Offering, the interest rate for the Bonds will remain at 8.75% until maturity (see Note 5, "Debt Obligations") and the 6.25% additional interest that was previously accrued, $4.2 million, has been reflected as an increase to additional paid-in capital. The Bonds are convertible into approximately 7.2 million common shares at a conversion price of $20.00 per share.

     The following unaudited pro forma condensed balance sheet and results of operations of the Company give effect to the Offerings as though the transactions had occurred on December 31, 1997. The pro forma shares and per share data have been calculated assuming the Stock Offering occurred on January 1, 1997. The pro forma results are presented for informational purposes only and do not purport to be indicative of the results of operations which actually would have been obtained if the transactions had occurred in such periods, or which may exist or be obtained in the future.

                                                                                        AS ADJUSTED
                                                                                          FOR THE
            CONDENSED BALANCE SHEET (UNAUDITED)               REPORTED    ADJUSTMENTS    OFFERINGS
            -----------------------------------               ---------   -----------   -----------
                                                                         (IN THOUSANDS)
Cash and cash equivalents...................................  $ 318,766    $ 232,875    $  551,641
Other assets................................................    461,695       23,064       484,759
                                                              ---------    ---------    ----------
        Total Assets........................................  $ 780,461    $ 255,939    $1,036,400
                                                              =========    =========    ==========
Long-term debt, less current portion........................  $ 408,330    $ 105,000    $  513,330
Related party debt..........................................     85,504      (72,140)       13,364
Other liabilities...........................................    228,405       (4,171)      224,234
                                                              ---------    ---------    ----------
        Total Liabilities...................................    722,239       28,689       750,928
Minority interest...........................................     18,766           --        18,766
Common stock subject to repurchase..........................     12,489      (12,489)           --
Common stock and additional paid-in capital.................    278,120      252,952       531,072
Cumulative translation adjustment...........................     (8,269)          --        (8,269)
Accumulated deficit.........................................   (242,884)     (13,213)     (256,097)
                                                              ---------    ---------    ----------
        Total Shareholders' Equity..........................     26,967      239,739       266,706
                                                              ---------    ---------    ----------
        Total Liabilities and Shareholders' Equity..........  $ 780,461    $ 255,939    $1,036,400
                                                              =========    =========    ==========

                                                                                        AS ADJUSTED
                                                                                          FOR THE       LOSS
       CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)          REPORTED    ADJUSTMENTS    OFFERINGS    PER SHARE
       ---------------------------------------------          ---------   -----------   -----------   ---------
                                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Loss before extraordinary item..............................  $(116,986)   $     --      $(116,986)    $(2.41)
Extraordinary item..........................................         --     (13,213)       (13,213)     (0.27)
                                                              ---------    --------      ---------     ------
        Net loss............................................  $(116,986)   $(13,213)     $(130,199)    $(2.68)
                                                              =========    ========      =========     ======
Weighted average common shares outstanding..................     35,833      12,765         48,598

OTHER SUBSEQUENT EVENT TRANSACTIONS

     Pursuant to a purchase agreement that the Company has with a venture's partner in the CIS region (see Note 3, "Investments in and Advances to Ventures," Note 6, "Shareholders' Equity," and Note 12, "Related Party Transactions") the Company is obligated to pay additional consideration, via shares of common stock,

                         GLOBAL TELESYSTEMS GROUP, INC.

based on the subsidiary's earnings performance. Based on the 1997 results, the Company is obligated to issue 336,630 shares of common stock during the first quarter of 1998.

     Subsequent to December 31, 1997, HER entered into contractual commitments to lease fiber pairs, including facilities and maintenance and utilizing the partial routes for laying fiber optic cable. Based on the contract provisions, these commitments are currently estimated to aggregate approximately $12.9 million. The commitments have expected lease terms of ten to twenty-one years with options for renewal rights of one and one-half to five additional years.

     The Company entered into a rights agreement (the "Rights Agreement") on February 2, 1998, and accordingly, the Company authorized the distribution of one right (a "Right") for each common share outstanding from February 2, 1998 through the distribution date (the "Distribution Date"). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Preferred Stock at an exercise price of $75 per Unit, subject to adjustment. The Distribution Date, as defined in further detail within the Rights Agreement, is triggered when a person acquires 15% of the outstanding common stock of the Company, or a tender or exchange offer is commenced for 15% of such outstanding stock, except in the case of two related party shareholders in which case the acquisition threshold that applies is 20% of such outstanding stock. Under certain circumstances thereafter, certain Rightholders may have the right to purchase common stock of the Company, or of an Acquiring Person, as defined in the Rights Agreement, having a value equal to two times the exercise price of the Rights. In addition, the Rights are redeemable or exchangeable under certain circumstances.

NOTE 16: EVENTS OCCURRING SUBSEQUENT TO DATE OF AUDIT REPORT (UNAUDITED)

     In March 1998, the Company purchased an additional 10% interest in HER from an existing shareholder of HER for ECU 13.5 million (approximately $14.6 million). As a result of the purchase, the Company owns approximately 89% of HER.

NOTE 17: RECENT DEVELOPMENTS

     On August 17, 1998 the exchange rate of the Russian ruble, relative to other currencies, declined significantly. The following measures were implemented by the Russian government: 1) The repayment of GKO treasury bills and OFZ federal bonds was suspended; subsequently, secondary trading therein was halted. Since many Russian banks had substantial investments in these securities, severe liquidity problems resulted for the banks. 2) The value of the ruble was allowed to fluctuate below the ruble/US dollar exchange rate corridor that the government had previously committed to support; this represented an effective devaluation of the ruble. 3) A 90-day moratorium on offshore credit repayments was issued. The 90-day moratorium was not extended when it expired on November 16, 1998 and it is anticipated that the ruble will continue to be devalued. Due to the devaluation and the end of the 90-day moratorium, there is an ongoing risk that many Russian banks may be declared bankrupt. Deposits held at Russian banks, other than Sberbank, are not insured. The official exchange rate as of September 30, 1998 was 16.0645 rubles per US dollar. The last official exchange rate prior to the suspension of trading on August 17, 1998 was 6.2725 rubles per US dollar.

     As a result of the devaluation of the ruble and the consequences of the banking and economic crisis within Russia, the Company recorded a $13.1 million pre-tax charge within its financial statements for the third quarter 1998, that is mainly comprised of foreign currency exchange losses for ruble-denominated net monetary assets with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks.

                         GLOBAL TELESYSTEMS GROUP, INC.

                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                               DECEMBER 31,      SEPTEMBER 30,
                                                                   1997               1998
                                                              ---------------   ----------------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
CURRENT ASSETS
  Cash and cash equivalents.................................     $ 318,766         $  993,928
  Accounts receivable, net..................................        17,079             59,822
  Restricted cash...........................................        30,486             42,047
  Prepaid expenses..........................................        14,101             22,122
  Other assets..............................................         6,707             12,539
                                                                 ---------         ----------
          TOTAL CURRENT ASSETS..............................       387,139          1,130,458
Property and equipment, net.................................       236,897            436,019
Investments in and advances to ventures.....................        76,730             61,705
Goodwill and intangible assets, net.........................        43,284            161,893
Restricted cash and other noncurrent assets.................        36,411             24,818
                                                                 ---------         ----------
          TOTAL ASSETS......................................     $ 780,461         $1,814,893
                                                                 =========         ==========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................     $  61,984         $  135,565
  Debt maturing within one year.............................         6,390             23,741
  Current portion of capital lease obligations..............        21,490             31,130
  Related party debt maturing within one year...............         5,708                 --
  Other current liabilities.................................         6,301             32,408
                                                                 ---------         ----------
          TOTAL CURRENT LIABILITIES.........................       101,873            222,844
Long-term debt, less current portion........................       408,330            962,232
Long-term portion of capital lease obligations..............       117,645            187,900
Related party long-term debt, less current portion..........        79,796              3,530
Taxes and other non-current liabilities.....................        14,595             27,378
                                                                 ---------         ----------
          TOTAL LIABILITIES.................................       722,239          1,403,884
COMMITMENTS AND CONTINGENCIES
  Minority interest.........................................        18,766             43,957
  Common stock, subject to repurchase (797,100 and 463,489
     shares outstanding at December 31, 1997 and September
     30, 1998, respectively)................................        12,489             15,643
SHAREHOLDERS' EQUITY
  Preferred stock, $0.0001 par value (10,000,000 shares
     authorized; none issued and outstanding)...............            --                 --
  Common stock, $0.10 par value (135,000,000, shares
     authorized; 37,606,814 and 60,495,446 shares issued and
     outstanding, net of 195,528 and 96,375 shares of
     treasury stock at December 31, 1997 and September 30,
     1998, respectively)....................................         3,761              6,050
  Additional paid-in capital................................       274,359            696,574
  Accumulated other comprehensive loss......................        (8,269)            (7,496)
  Accumulated deficit.......................................      (242,884)          (343,719)
                                                                 ---------         ----------
          TOTAL SHAREHOLDERS' EQUITY........................        26,967            351,409
                                                                 ---------         ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........     $ 780,461         $1,814,893
                                                                 =========         ==========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                       SEPTEMBER 30,         SEPTEMBER 30,
                                                    -------------------   --------------------
                                                      1997       1998       1997       1998
                                                    --------   --------   --------   ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES, NET:
  Telecommunication and other services............  $ 10,691   $ 61,405   $ 26,547   $ 111,195
  Equipment sales.................................     2,230      2,429      3,669       6,104
                                                    --------   --------   --------   ---------
                                                      12,921     63,834     30,216     117,299
                                                    --------   --------   --------   ---------
OPERATING COSTS AND EXPENSES:
  Cost of revenues:
     Telecommunication and other services.........    13,361     37,045     25,169      77,525
     Equipment sales..............................     2,028      1,804      3,183       4,542
  Selling, general and administrative.............    22,441     30,645     46,203      75,150
  Depreciation and amortization...................     2,078      8,368      4,404      13,953
  Non-income taxes................................       452      3,820      1,452       5,140
                                                    --------   --------   --------   ---------
                                                      40,360     81,682     80,411     176,310
Write-off of venture-related assets...............     1,673         --      1,673          --
Equity in losses/(earnings) of ventures...........     8,067      3,485     18,234      (4,142)
                                                    --------   --------   --------   ---------
LOSS FROM OPERATIONS..............................   (37,179)   (21,333)   (70,102)    (54,869)
OTHER INCOME (EXPENSE):
  Interest income.................................     3,116     13,858      5,278      28,110
  Interest expense................................   (13,923)   (22,009)   (21,086)    (52,603)
  Foreign currency losses.........................      (135)    (7,333)    (1,094)    (10,364)
                                                    --------   --------   --------   ---------
                                                     (10,942)   (15,484)   (16,902)    (34,857)
                                                    --------   --------   --------   ---------
Net loss before income taxes, minority interest
  and extraordinary loss..........................   (48,121)   (36,817)   (87,004)    (89,726)
Income taxes......................................     1,021        770      1,838       2,151
                                                    --------   --------   --------   ---------
Net loss before minority interest and
  extraordinary loss..............................   (49,142)   (37,587)   (88,842)    (91,877)
Minority interest.................................       957        109        970       3,746
                                                    --------   --------   --------   ---------
Net loss before extraordinary loss................   (48,185)   (37,478)   (87,872)    (88,131)
Extraordinary loss -- extinguishment of debt......        --         --         --     (12,704)
                                                    --------   --------   --------   ---------
NET LOSS..........................................  $(48,185)  $(37,478)  $(87,872)  $(100,835)
                                                    ========   ========   ========   =========
Loss per share before extraordinary loss..........  $  (1.34)  $  (0.62)  $  (2.49)  $   (1.65)
Extraordinary loss per share......................        --         --         --       (0.24)
                                                    --------   --------   --------   ---------
Net loss per share................................  $  (1.34)  $  (0.62)  $  (2.49)  $   (1.89)
                                                    ========   ========   ========   =========
Weighted average common shares outstanding........    35,928     60,182     35,242      53,253
                                                    ========   ========   ========   =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

                CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                        THREE MONTHS ENDED     NINE MONTHS ENDED
                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                        -------------------   --------------------
                                                          1997       1998       1997       1998
                                                        --------   --------   --------   ---------
                                                                      (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss..............................................  $(48,185)  $(37,478)  $(87,872)  $(100,835)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED
  IN) PROVIDED BY OPERATING ACTIVITIES:
  Extraordinary loss..................................        --         --         --      12,704
  Depreciation and amortization.......................     4,695     17,060      9,173      33,544
  Amortization of discount on note payable............     1,288         --      3,665         477
  Equity in losses (earnings) of ventures, net of
     dividends received...............................     8,067      3,485     18,234      (4,142)
  Deferred interest...................................     4,273         --      8,142       1,826
  Fair value adjustment for foreign currency
     instruments......................................        --     18,016         --      21,240
  Write-off of venture-related assets.................     1,673         --      1,673          --
  Non-cash compensation...............................     3,390        493      3,390         493
  Minority interest...................................      (949)       (79)      (970)     (7,924)
  Other...............................................     1,741      6,779      2,325       9,684
  Changes in assets and liabilities, excluding effects
     of acquisitions and ventures:
     Accounts receivable..............................    (2,843)    (6,826)    (5,723)    (27,959)
     Prepaid expenses.................................     5,005     (2,417)     4,387      (9,155)
     Accounts payable and accrued expenses............    10,710     16,473      7,386      35,594
     Other changes in assets and liabilities..........    (4,546)    13,743     (2,743)     29,029
                                                        --------   --------   --------   ---------
          NET CASH (USED IN) PROVIDED BY OPERATING
            ACTIVITIES................................   (15,681)    29,249    (38,933)     (5,424)
INVESTING ACTIVITIES
  Investments in and advances to ventures, net of
     repayments.......................................    10,716      8,120     (2,157)     15,055
  Purchases of property and equipment.................   (10,734)   (71,892)   (13,861)   (111,734)
  Restricted cash.....................................   (56,128)    16,815    (55,813)        832
  Goodwill and other intangibles......................      (798)   (42,743)    (2,226)    (60,362)
  Acquisitions -- cash acquired.......................     1,050         --      1,050      13,352
                                                        --------   --------   --------   ---------
          NET CASH USED IN INVESTING ACTIVITIES.......   (55,894)   (89,700)   (73,007)   (142,857)
FINANCING ACTIVITIES
  Proceeds from debt..................................   415,678    470,134    416,161     575,434
  Repayments of debt..................................               (6,013)      (175)   (104,028)
  Payment of debt issue costs.........................   (24,178)   (16,014)   (24,178)    (21,257)
  Common stock repurchased for treasury...............        --         --       (433)         --
  Net proceeds from issuance of common stock..........    36,527    127,109     36,527     362,729
  Other financing activities..........................       (25)        --       (124)      9,471
                                                        --------   --------   --------   ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES...   428,002    575,216    427,778     822,349
Effect of exchange rate changes on cash and cash
  equivalents.........................................    (4,173)     1,167     (6,871)      1,094
                                                        --------   --------   --------   ---------
Net increase in cash and cash equivalents.............   352,254    515,932    308,967     675,162
Cash and cash equivalents at beginning of period......    14,587    477,996     57,874     318,766
                                                        --------   --------   --------   ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD............  $366,841   $993,928   $366,841   $ 993,928
                                                        ========   ========   ========   =========

   The accompanying notes are an integral part of these financial statements.

                         GLOBAL TELESYSTEMS GROUP, INC.

             NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. FINANCIAL PRESENTATION AND DISCLOSURES

     The financial statements of Global TeleSystems Group, Inc. (the "Company" or "GTS") included herein are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Material intercompany affiliate account transactions have been eliminated; however, other adjustments may have been required had an audit been performed. In the opinion of management, the financial statements reflect all adjustments of a normal and recurring nature necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods. These financial statements should be read in conjunction with the Company's 1997 audited consolidated financial statements and the notes related thereto. The results of operations for the three and nine months ended September 30, 1998 may not be indicative of the operating results for the full year.

     The Company's operations are carried out through alliances with strategic local partners in the form of venture arrangements. Wholly-owned subsidiaries and majority-owned ventures where the Company has unilateral operating and financial control are consolidated within the Company's financial results and operations. Those ventures where the Company exercises significant influence, but does not exercise unilateral operating and financial control, are accounted for by the equity method. The Company has certain majority-owned investments that are accounted for by the equity method as a result of minority shareholder rights, super-majority voting conditions or other governmentally imposed uncertainties so severe that they prevent the Company from exercising unilateral control of the venture. If the Company has little ability to exercise significant influence over the ventures, those ventures are accounted for by the cost method. All significant intercompany accounts and transactions are eliminated upon consolidation.

     The Company recognizes profits and losses in accordance with its underlying ownership percentage or allocation percentage as specified in the agreements with its partners; however, the Company recognizes 100% of the losses in ventures where the Company bears all of the financial risk. When such ventures become profitable, the Company recognizes 100% of the profits until such time as the excess losses previously recorded have been recovered.

2. RUSSIAN ECONOMIC CRISIS

     On August 17, 1998 the exchange rate of the Russian ruble, relative to other currencies, declined significantly. The following measures were implemented by the Russian government: 1) The repayment of GKO treasury bills and OFZ federal bonds was suspended; subsequently, secondary trading therein was halted. Since many Russian banks had substantial investments in these securities, severe liquidity problems resulted for the banks. 2) The value of the ruble was allowed to fluctuate below the ruble/US dollar exchange rate corridor that the government had previously committed to support; this represented an effective devaluation of the ruble. 3) A 90-day moratorium on offshore credit repayments was issued. The 90-day moratorium was not extended when it expired on November 16, 1998 and it is anticipated that the ruble will continue to be devalued. Due to the devaluation and the end of the 90-day moratorium, there is an ongoing risk that many Russian banks may be declared bankrupt. Deposits held at Russian banks, other than Sberbank, are not insured. The official exchange rate as of September 30, 1998 and December 18, 1998 was
16.0645 and 20.7 rubles per US dollar, respectively. The last official exchange rate prior to the suspension of trading on August 17, 1998 was 6.2725 rubles per US dollar.

     As a result of the devaluation of the ruble and the consequences of the banking and economic crisis within Russia, the Company recorded a $13.1 million pre-tax charge within its financial statements for the third quarter 1998, that is mainly comprised of foreign currency exchange losses for ruble-denominated net

                         GLOBAL TELESYSTEMS GROUP, INC.

monetary assets with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks.

3. POLICIES AND PROCEDURES

     On January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income
(loss) is defined as the change in equity of a business enterprise during a period from nonowner sources. Comprehensive loss was $50.3 million and $92.7 million for the three and nine months ended September 30, 1997, respectively, and was comprised of net losses of $48.2 million and $87.9 million and foreign currency translation adjustments of $2.2 million and $4.9 million for the three and nine months ended September 30, 1997, respectively. Comprehensive loss was $35.5 million and $100.1 million for the three and nine months ended September 30, 1998, respectively, and was comprised of net losses of $37.5 million and $100.8 million and foreign currency translation income of $2.0 million for the three months ended September 30, 1998 and foreign currency transaction income of $0.8 million for the nine months ended September 30, 1998.

     During 1997, the Company adopted SFAS No. 128, "Earnings Per Share," which requires the Company to present basic and diluted earnings per share for all periods presented. The Company's net loss per share calculation (basic and diluted) is based upon the weighted average common shares issued. There are no reconciling items in the numerator or denominator of the Company's net loss per share calculation. Employee stock options, warrants, and convertible debt instruments have been excluded from the net loss per share calculation because their effect would be anti-dilutive.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which will be required to be adopted by January 1, 2000. This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivatives fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company is currently assessing the impact of this new statement on its consolidated financial position and results of operations.

     Certain reclassifications have been made to the September 1997 condensed, consolidated financial statements in order to conform to the 1998 presentation.

4. SHAREHOLDERS' EQUITY

     In February 1998, the Company completed an initial public offering of 12.8 million shares of common stock at $20.00 per common share (the "Stock Offering"). The Stock Offering resulted in the Company's common stock being listed, under the symbol "GTSG," in the United States on the National Association of Securities Dealers Automated Quotation Market and internationally on the European Association of Securities Dealers Automated Quotation Market. Net proceeds from the Stock Offering were approximately $235.6 million. As a result of the Stock Offering, the Company no longer has an obligation to repurchase the 797,100 shares of common stock that were subject to repurchase at December 31, 1997.

     In July 1998, the Company completed a secondary public offering of 2.8 million shares of common stock at $45.50 per common share. Net proceeds from the offering were approximately $119.9 million. In addition, in conjunction with such offering, shareholders of the Company sold 11.7 million shares of the Company's common stock. The Company did not realize any of the proceeds of such sale.

     Pursuant to a purchase agreement that the Company has with a venture partner, the Company issued 336,630 and 126,859 shares of common stock to the partner in April 1998 and July 1998, respectively. In

                         GLOBAL TELESYSTEMS GROUP, INC.

accordance with the purchase agreement, if such entity is unable to sell these shares, the Company is obligated to assist the seller in locating a purchaser for the Common Stock, and if the Company is unable to do so, to repurchase the issued common stock. The shares issued are restricted and therefore, have been classified as common stock subject to repurchase as of September 30, 1998.

     In June 1998, pursuant to the Debt Obligation described below, 3,333,333 warrants were exercised at an exercise price of $9.33 per common share. An additional 4,444,444 warrants to purchase the Company's common stock expire in the first and second quarters of 2002.

5. DEBT OBLIGATIONS

     In February 1998, the Company issued aggregate principal amount of $105.0 million of 9.875% senior notes due 2005 (the "Notes Offering" and together with the Stock Offering, the "Offerings"). Net proceeds from the Notes Offering were approximately $100.5 million. Approximately $19.6 million of the net proceeds were placed in escrow for the first four semi-annual interest payments, commencing August 15, 1998.

     As a result of the completion of the Stock Offering, the interest rate on the $144.8 million aggregate principal amount of 8.75% senior subordinated convertible bonds due 2000, which were issued in July 1997 (the "Bonds") will remain at 8.75% until maturity and the approximately $5.1 million of the 6.25% additional interest that was previously accrued through the date of the Stock Offering has been reflected as an increase to additional paid-in capital. Upon completion of the Stock Offering, the Bonds became convertible into 7.2 million common shares at a conversion price of $20.00 per share. During the nine-month period ended September 30, 1998, a total of $25.4 million of the Bonds were converted into approximately 1.3 million common shares of the Company's common stock.

     In July 1998, the Company issued aggregate principal amount of $466.9 million of 5.75% convertible senior subordinated debentures (the "Debentures") that mature July 1, 2010 and will be redeemable from July 1, 2001 at the option of the Company, at redemption prices as set forth in the Debentures agreement. Net proceeds from the Debentures offering were approximately $452.1 million. The Debentures are convertible into 8.5 million common shares at any time prior to maturity or redemption at a conversion price of $55.05 per common share. Interest on the Debentures will be payable semi-annually on January 1 and July 1, commencing January 1, 1999. The Debentures are subordinated to all existing and future indebtedness of the Company, except for the Bonds, with which they rank pari passu in right of payment.

     In 1996, the Company entered into long-term obligations ("Debt Obligations") totaling $70.0 million with lenders that are affiliated with and are considered related parties to the Company as a result of their ownership of the Company's common stock. In February 1998, approximately $85.2 million of the net proceeds of the Offerings were used to repay the Debt Obligations plus accrued interest. In addition, the unamortized discount costs and debt issuance costs on the Debt Obligations were written off at the time of repayment, resulting in the Company recording an extraordinary loss of $12.7 million.

6. OTHER TRANSACTIONS

     In July 1998, a wholly-owned subsidiary of the Company purchased the remaining 47.36% interest in GTS Vox Limited, which resulted in the Company's beneficial ownership in TCM increasing from 50% to 95%. The total consideration paid for the additional interest in GTS Vox Limited was $40.5 million. In connection with this buy-out, a modification was made to the original stock purchase agreement with the Company's partner in GTS Vox, in which the Company's obligation to issue 126,859 shares of common stock to such partner was accelerated to July 1998. Under the stock purchase agreement, the Company is also obligated to assist the former partner in locating a buyer for these shares of common stock and if unable to do so, the Company will repurchase the shares of common stock. In addition to the above payments, the purchase agreement includes guarantees of certain cash flow assumptions for GTS Vox Limited's consolidated subsidiary. As a result of the purchase of the remaining 47.36% of GTS Vox Limited, the Company accounts

                         GLOBAL TELESYSTEMS GROUP, INC.

for GTS Vox Limited and TCM by the consolidation as opposed to the equity method of accounting. The purchase price has been allocated to the net assets based on the fair value at the date of acquisition. The excess purchase price over the fair value of the net assets acquired was approximately $33.4 million, which has been recorded as goodwill and is being amortized, on a straight-line basis, over ten years.


     In June 1998, the Company completed the restructuring of the capital and ownership of Golden Telecom, one of its equity method investees, which resulted in the Company's beneficial ownership increasing from approximately 25% to approximately 57%. Prior to the restructuring, Golden Telecom was 49% owned by GTS Ukrainian TeleSystems LLC ("UTS"), another equity method investee which was 60% owned by the Company and 40% owned by a shareholder of the Company (the "Shareholder"). The total consideration paid for the additional interest in Golden Telecom was $11.4 million. In conjunction with this restructuring, the Shareholder exercised its right to receive 0.7 million shares of the Company's common stock in lieu of their ownership interest in UTS, and as a result, the Company reclassified an $8.6 million short-term obligation as additional paid-in capital. Further, the Shareholder contributed an additional $5.8 million for a 25% interest in UTS. As a result of the restructuring, as of June 30, 1998, UTS and Golden Telecom are accounted for by the consolidation as opposed to the equity method of accounting. The purchase price has been allocated to the net assets based on the fair value at the date of acquisition. The excess purchase price over the fair value of the net assets acquired was $1.2 million, which has been recorded as goodwill and is being amortized, on a straight-line basis over five years.


     In June 1998, Hermes Europe Railtel B.V. ("HER") completed the acquisition for ECU 90 million (approximately $99.5 million) from Ebone Holding Association (the "Association") of a 75% interest in Ebone A/S ("Ebone"), a Tier 1 Internet backbone provider, principally serving as a carriers' carrier for European internet service providers. As part of the transaction, Ebone will purchase, under a transmission capacity agreement, long-term rights on HER's network valued at ECU 90 million. The purchase price has been allocated to the net assets based on the fair value at the date of acquisition. The excess purchase price over the fair value of the net assets acquired was $17.2 million, which has been recorded as goodwill and is being amortized, on a straight-line basis over five years. The members of the Association were offered the right to buy shares of Ebone in the third quarter of 1998; however, HER's ownership interest in Ebone was not reduced as a result of the offer.

     In March 1998, the Company purchased an additional 10.3% interest in HER from an existing shareholder of HER for ECU 13.5 million (approximately $14.6 million). As a result of the purchase, the Company owns approximately 89.4% of HER. The purchase price has been allocated to the net assets based on the fair value at the date of acquisition. The excess purchase price over the fair value of the net assets acquired was $10.2 million, which has been recorded as goodwill and is being amortized, on a straight-line basis over five years.

     In February 1998, the Company acquired the remaining 33% interest in Sovam Teleport from its minority partner and as a result Sovam became a wholly-owned subsidiary of the Company and in 1998 is accounted for by the consolidation as opposed to the equity method of accounting. The Company paid a nominal amount for the 33% interest.

7. FOREIGN CURRENCY TRANSACTIONS

     On April 19, 1998, HER entered into a foreign currency swap transaction agreement (the "Swap") with Rabobank International ("Rabo") in order to minimize the foreign currency exposure resulting from the issuance in August 1997 of $265 million aggregate principal amount 11.5% Senior Notes due 2007 (the "Notes"). HER has marked the Swap to its fair value as of September 30, 1998 and the resulting adverse change in the fair value of $20.4 million has been recorded as a Noncurrent Liability on the balance sheet and recognized as a foreign currency loss in the statement of operations. In addition, in July 1998, HER entered into several forward exchange contracts, with terms ranging from thirty to ninety days, to limit HER's

                         GLOBAL TELESYSTEMS GROUP, INC.

exposure to foreign currency transactions. HER has marked the outstanding contracts to their fair value as of September 30, 1998 and the resulting adverse change in the fair value of $2.1 million has been recorded as an Other Current Liability on the balance sheet and recognized as a foreign currency loss in the statement of operations.

8. SUPPLEMENTAL CASH FLOW INFORMATION

     The following table summarizes non-cash investing and financing activities for the Company:

                                                            THREE MONTHS      NINE MONTHS
                                                                ENDED            ENDED
                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                                1998             1998
                                                            -------------    -------------
                                                                    (IN THOUSANDS)
Capitalization of leases..................................     $42,950          $93,188
Exercise of warrants......................................          --           31,110
Conversion of the Bonds into common stock.................          --           25,385
Additional consideration in relation to purchase of
  interest in a CIS region subsidiary.....................       5,973           19,522
Reclassification of common stock subject to repurchase....          --           12,489
Conversion of note payable into common stock..............          --            8,635
Reclassification of accrued interest on the Bonds.........          --            5,052

     No significant non-cash activities were incurred for the three and nine months ended September 30, 1997.

9. SUBSEQUENT EVENTS

     On October 16, 1998, the Company initiated an offer (the "Offer") to acquire the outstanding shares of NetSource Europe ASA ("NetSource Europe"), a limited liability company organized under the laws of Norway for aggregate consideration consisting of (i) 4,037,500 shares of Company common stock and
(ii) cash consisting of (A) $15 million and (B) the value in cash of 712,500 shares of Company common stock on the closing date of the Offer. An additional $35 million (in cash or Company common stock, at the Company's election) may be paid to the NetSource Europe shareholders and certain NetSource Europe managers if NetSource Europe meets or exceeds certain quarterly and annual revenue, operating margin and cashflow targets in calendar year 1999.

     The boards of directors of both the Company and NetSource Europe have approved the transaction and the NetSource Europe board of directors has recommended to its shareholders that they accept the Offer. The Company's consummation of the Offer is subject to acceptance of the Offer by holders of not less than 67 percent of NetSource Europe's shares on a fully diluted basis, completion of due diligence by the Company and NetSource Europe, receipt of applicable regulatory approvals, and satisfaction of certain other conditions. As of the end of the acceptance period, October 31, 1998, 90.2% (on a fully diluted basis) of the shareholders of NetSource Europe had accepted the offer. The Offer may be terminated by the Company or the above-referenced holders of NetSource Europe stock if the Offer has not been consummated by November 30, 1998. During the course of the Company's due diligence investigation, which is ongoing, the Company has identified certain issues which are being discussed with NetSource Europe and certain of its shareholders and which must be resolved to the parties satisfaction prior to the consummation of the transaction. NetSource Europe is a European telecommunications services company engaged primarily in the business of reselling voice communications services with executive offices in Birmingham, England and sales and operating offices in seven European countries.

                         GLOBAL TELESYSTEMS GROUP, INC.

     The shares of Company common stock offered to NetSource Europe's shareholders will not be registered under the Securities Act; however, GTS has agreed to register, as soon as reasonably practicable, the shares of Company common stock that will be issued as consideration to the NetSource Europe shareholders.

     On October 16, 1998, 6,248 shares of common stock were issued as a result of certain employees exercising vested options under the Company's stock option plan. On October 31, 1998, GTS Hermes, Inc. acquired AB Swed Carrier's ownership interest of 6,551 common shares in the Company for approximately $5.8 million. In connection with this purchase, GTS Hermes, Inc. paid approximately $5.3 million to a company, which is affiliated with a board member, for negotiating with AB Swed Carrier and SNCB/NMBS on behalf of GTS Hermes, Inc., to purchase their respective ownership interest in the Company. Further, on October 26, 1998, the name of GTS Hermes, Inc. was changed to GTS Carrier Services, Inc.

     The ownership of the Company as a result of the subsequent events is as follows:

                                                              SHARES    OWNERSHIP %
                                                              -------   -----------
GTS Carrier Services, Inc. .................................  176,858       89.9
NMBS........................................................   13,610        6.9
Employees...................................................    6,248        3.2
                                                              -------      -----
                                                              196,716      100.0%
                                                              =======      =====

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
EDN Sovintel

     We have audited the accompanying balance sheets of EDN Sovintel as of December 31, 1997 and 1996, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EDN Sovintel at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

     We have also audited the financial statements of the Company at December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, not presented herewith, prepared in compliance with the regulations for bookkeeping and accounting for income tax and statutory reporting purposes in the Russian Federation on which we expect to report separately for the 1997 audited financial statements and have reported separately for the 1996 and 1995 financial statements. The significant differences between the accounting principles applied in preparing the statutory financial statements and accounting principles generally accepted in the United States of America are summarized in Note 2.

                                            /s/  Ernst & Young (CIS) Ltd.

Moscow, Russia
February 16, 1998
except for Note 12,
as to which the date is
November 12, 1998

                                  EDN SOVINTEL

                                 BALANCE SHEETS

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                               (IN THOUSANDS OF
                                                                 US DOLLARS)
Current assets:
  Cash and cash equivalents.................................  $ 5,620    $ 3,606
  Cash deposit with related party...........................      485        476
  Accounts receivable, net of allowances....................   16,223     15,329
  Due from affiliates.......................................    1,586      1,879
  Inventories...............................................    1,697      1,749
  Prepaid expenses and other assets.........................    1,630      1,171
  VAT receivable, net.......................................    3,688      1,157
  Deferred income taxes.....................................      186
                                                              -------    -------
          Total current assets..............................   31,115     25,367
Property and equipment, net.................................   38,709     27,709
Deferred expenses...........................................      945      1,080
                                                              -------    -------
          Total assets......................................  $70,769    $54,156
                                                              =======    =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note due shareholder......................................  $    39    $ 5,700
  Trade payables............................................    5,725      8,382
  Accrued liabilities and other payables....................    3,194      1,661
  Taxes accrued or payable..................................    1,088        555
  Amounts due to shareholder and affiliates.................   10,104      5,703
  Amount due to partner in commercial venture...............    1,350      1,350
                                                              -------    -------
          Total current liabilities.........................   21,500     23,351
Commitments and contingencies
Shareholders' equity:
  Capital contributions.....................................    2,000      2,000
  Retained earnings.........................................   47,269     28,805
                                                              -------    -------
          Total shareholders' equity........................   49,269     30,805
                                                              -------    -------
          Total liabilities and shareholders' equity........  $70,769    $54,156
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                 YEARS ENDED DECEMBER 31
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
                                                               (IN THOUSANDS OF US DOLLARS)
Revenues, net:
  Service revenues..........................................  $105,288    $63,488    $29,920
  Installation revenues.....................................     5,241      9,312     12,981
  Product sales.............................................     3,433      2,240      1,391
                                                              --------    -------    -------
                                                               113,962     75,040     44,292
Cost of revenues:
  Service costs.............................................    67,174     37,884     18,545
  Cost of installation......................................     2,621      4,656      6,491
  Cost of products..........................................     2,834      1,370      1,211
                                                              --------    -------    -------
                                                                72,629     43,910     26,247
                                                              --------    -------    -------
Gross profit................................................    41,333     31,130     18,045
Selling, general and administrative expenses................    17,020     10,291      7,145
Interest expense............................................       503        638        703
Interest income.............................................      (392)       (87)       (59)
Other (income) loss.........................................       (57)       120        (98)
Foreign exchange loss on net monetary items.................       131        252        112
                                                              --------    -------    -------
Income before taxes.........................................    24,128     19,916     10,242
Income taxes................................................     5,664      5,154      2,594
                                                              --------    -------    -------
Net income..................................................    18,464     14,762      7,648
Retained earnings, beginning of year........................    28,805     14,043      6,395
                                                              --------    -------    -------
Retained earnings, end of year..............................  $ 47,269    $28,805    $14,043
                                                              ========    =======    =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                            STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31
                                                              -------------------------------
                                                                1997        1996       1995
                                                              --------    --------    -------
                                                               (IN THOUSANDS OF US DOLLARS)
OPERATING ACTIVITIES
  Net income................................................  $ 18,464    $ 14,762    $ 7,648
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................     5,312       3,638      2,448
     Provision for deferred income taxes....................      (186)
     Provision for doubtful accounts........................       345         678        132
     Write-off of accounts receivable.......................      (602)       (147)      (492)
     Write-down of network equipment and inventories........                   100        196
     Foreign exchange loss..................................       131         252        112
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (637)     (8,460)    (2,759)
     Due from affiliates....................................       293        (683)    (1,011)
     Inventories............................................        52        (911)      (309)
     Prepaid expenses and other assets......................      (538)     (1,108)       599
     VAT receivable, net....................................    (2,609)         54       (906)
     Trade payables.........................................    (2,491)       (193)     2,983
     Accrued liabilities and other payables.................     1,533         310      1,233
     Taxes accrued or payable...............................       570         326        229
     Amounts due to shareholder and affiliates..............     4,401       3,039      2,165
                                                              --------    --------    -------
          Net cash provided by operating activities.........    24,038      11,657     12,268
INVESTING ACTIVITIES -- purchases of and advances for
  property and equipment....................................   (16,177)     (9,863)    (9,259)
FINANCING ACTIVITIES
  Borrowings from shareholder...............................    10,760      11,300     11,888
  Repayments to shareholder.................................   (16,421)    (11,100)    (9,271)
  Repayments of long-term debt..............................                  (694)    (3,979)
  Cash deposited with related party.........................       (41)       (476)
                                                              --------    --------    -------
Net cash used in financing activities.......................    (5,702)       (970)    (1,362)
Effect of exchange rate changes on cash and cash
  equivalents...............................................      (145)       (312)
                                                              --------    --------    -------
Net increase in cash and cash equivalents...................     2,014         512      1,647
Cash and cash equivalents at beginning of year..............     3,606       3,094      1,447
                                                              --------    --------    -------
Cash and cash equivalents at end of year....................  $  5,620    $  3,606    $ 3,094
                                                              ========    ========    =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                         NOTES TO FINANCIAL STATEMENTS
              (US DOLLAR AMOUNTS IN TABLES EXPRESSED IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

     EDN Sovintel (the "Company") was created in August 1990 to design, construct, and operate a telecommunications network in Moscow. This network provides worldwide communications services, principally to major hotels, business offices and mobile communication companies. Telecommunications services are subject to local licensing. The Company's license for international, intercity and local calls was most recently renewed on November 4, 1996 and is valid until May 1, 2000. The Company received a license for leased lines on September 20, 1996 valid for 5 years. The Company began operating in December 1991, providing services under long-term contracts payable in US dollars.

     The Company initially registered as a Soviet-American joint venture. The venture re-registered as a Russian limited liability partnership in November 1992. The Company is 50% owned by Open Joint Stock Company "Rostelecom", an intercity and long-distance carrier which is 38% owned by Svyazinvest, and 50% owned by Sovinet, a US general partnership, owned by two wholly-owned Global TeleSystems Group, Inc. ("GTS") subsidiaries.

2. BASIS OF PRESENTATION

     The Company maintains its records and prepares its financial statements in Russian rubles in accordance with the requirements of Russian accounting and tax legislation. The accompanying financial statements differ from the financial statements used for statutory purposes in Russia in that they reflect certain adjustments, not recorded on the Company's books, which are appropriate to present the financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The principal adjustments are related to certain accrued revenue and expenses, foreign currency translation, deferred taxation, and depreciation and valuation of property and equipment.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements, in conformity with US GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

     The Company's functional currency is the US dollar because the majority of its revenues, costs, property and equipment purchased, and debt and trade liabilities are either priced, incurred, payable or otherwise measured in US dollars. Accordingly, transactions and balances not already measured in US dollars (primarily Russian rubles) have been remeasured into US dollars in accordance with the relevant provisions of US Financial Accounting Standard ("FAS") No. 52, "Foreign Currency Translation".

     Under FAS No. 52, revenues, costs, capital and non-monetary assets and liabilities are translated at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are translated at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from remeasurement of monetary assets and liabilities that are not denominated in US dollars are credited or charged to operations.

     The ruble is not a convertible currency outside the territory of Russia. Official exchange rates are determined daily by the Central Bank of Russia ("CBR") and are generally considered to be a reasonable approximation of market rates. The translation of ruble denominated assets and liabilities into US dollars for the purpose of these financial statements does not indicate that the Company could realize or settle in

                                  EDN SOVINTEL

US dollars the reported values of the assets and liabilities. Likewise, it does not indicate that the Company could return or distribute the reported US dollar values of capital and retained earnings to its shareholders.

     The exchange rates at December 31, 1997, 1996 and 1995 for one US dollar were RUR 5,960, RUR 5,560 and RUR 4,640 respectively. At February 16, 1998, the CBR rate had changed to RUR 6,050. The effect of this devaluation of the ruble on monetary assets and liabilities has not been determined.

     On January 1, 1998, the CBR introduced a new ruble to replace existing rubles. The new ruble has been redenominated so that one new ruble is equivalent to one thousand old rubles. The old ruble will continue in circulation until December 31, 1998 and will be accepted as legal tender until December 31, 2002.

     All ruble amounts reflected in these financial statements are stated in old rubles.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on hand and in the bank.

ACCOUNTS RECEIVABLE

     Accounts receivable are shown at their net realizable value which approximates fair value. Accounts receivable are shown in the balance sheet net of an allowance for uncollectible accounts of $643,000 and $900,000 at December 31, 1997 and 1996, respectively.

INVENTORIES

     Inventories consist of telecommunications equipment held for resale and are stated at the lower of cost or market. Cost is computed on a weighted average basis.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at their historical cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

Network equipment...........................................   10 years
Other property and equipment................................  3-5 years

     There is no depreciation charge for construction-in-progress. Depreciation commences upon completion of the related project.

DEFERRED EXPENSES

     Deferred expenses represent the Company's interest in the historical cost of network equipment owned by MTU Inform, a partner in a commercial venture (Note 8). These expenses are amortized over the equipment's useful life of 10 years.

REVENUE RECOGNITION AND TAXES ON REVENUE

     Revenues from telecommunication traffic are recognized in the period in which the traffic occurs. Revenues from product sales, connection fees, and other services are recognized in the period in which the products are shipped, connections made, and services rendered. Taxes on certain revenues were charged at rates ranging from 1.5% to 4.0% over the three years ended December 31, 1997, 1996 and 1995 and amounted to $4,458,000, $2,792,000 and $1,166,000, respectively, and are charged to selling general and administrative expenses.

                                  EDN SOVINTEL

ADVERTISING

     The Company expenses the cost of advertising as incurred. Advertising expenses for the years ended December 31, 1997, 1996 and 1995 were $671,000, $512,000 and $395,000, respectively, and are included in selling, general and administrative expenses.

INVESTMENT INCENTIVE DEDUCTIONS

     Russian legislation allows for certain additional tax deductions related to new asset investments. These deductions are accounted for as a reduction to current income taxes in the year in which they arise.

INCOME TAXES

     The Company computes and records income taxes in accordance with FAS No. 109, "Accounting for Income Taxes".

GOVERNMENT PENSION FUNDS

     The Company contributes to the Russian Federation state pension fund, social fund, medical insurance fund, unemployment fund and transport fund on behalf of all its Russian employees. Contributions were 40.5%, 40.5% and 41.0% from base payroll for 1997, 1996 and 1995, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments included in current assets and liabilities is considered to be the carrying value.

NEW ACCOUNTING PRONOUNCEMENTS

     In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. The adoption of SFAS No. 121 had no impact on the Company's financial position or results of operations.

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income", was issued. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements and is effective for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 in fiscal 1998. SFAS No. 130 expands or modifies disclosures and, accordingly, will have no impact on the Company's reported financial position, results of operations or cash flows.

RECLASSIFICATIONS

     Certain 1996 and 1995 comparative figures have been reclassified to conform to the presentation adopted in the current year.

                                  EDN SOVINTEL

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31:

                                                                1997       1996
                                                              --------    -------
Network equipment...........................................  $ 43,876    $31,251
Other property and equipment................................     4,527      3,108
                                                              --------    -------
                                                                48,403     34,359
Accumulated depreciation....................................   (14,557)    (9,380)
Construction-in-progress....................................     4,409      1,796
Network equipment and advances for network equipment not yet
  in service................................................       454        934
                                                              --------    -------
Net book value..............................................  $ 38,709    $27,709
                                                              ========    =======

     Total depreciation expense on property and equipment for 1997, 1996 and 1995 was $5,177,000, $3,503,000 and $2,253,000, respectively.

5. INCOME TAXES

     The Russian Federation was the only tax jurisdiction in which the Company's income was taxed. The income tax expense reported in the accompanying statements of income and retained earnings for the years ended December 31, 1997, 1996 and 1995 represents the provision for current and deferred taxes.

     Significant components of the provision for income taxes for the years ended December 31 are as follows:

                                                            1997      1996      1995
                                                           ------    ------    ------
Current tax expense......................................  $5,850    $5,154    $2,594
Deferred tax benefit.....................................    (186)
                                                           ------    ------    ------
Provision for income taxes...............................  $5,664    $5,154    $2,594
                                                           ======    ======    ======

                                  EDN SOVINTEL

     The following is a reconciliation of the tax basis and book basis of the taxable income reported in the Russian statutory financial statements to the income before taxes reported in the accompanying financial statements presented in accordance with US GAAP for the years ended December 31:

                                                         1997       1996       1995
                                                        -------    -------    -------
Taxable income reported for Russian tax purposes......  $16,184    $14,726    $ 7,411
  Investment incentive deductions.....................   12,337      9,030      7,220
  Tax loss carry-forwards utilized....................       97        113
  Net permanent difference related to revenues and       (2,455)
     expenses incurred in the ordinary course of
     business which are not assessable or deductible
     for Russian tax purposes.........................              (1,174)    (2,595)
                                                        -------    -------    -------
Russian income before taxes...........................   26,163     22,695     12,036
Adjustments to present financial statements in
  accordance with US GAAP:
  Reversal of excess depreciation due to statutory       (2,101)
     revaluations.....................................              (1,497)      (293)
  Depreciation rate differences.......................     (279)      (424)      (236)
  Allowances for uncollectible accounts...............       35        369       (132)
  Inventory write-downs...............................                (100)      (249)
  Accrual of deductible expenses......................   (3,234)    (2,437)    (1,339)
  Accrual of revenue..................................    2,704      1,093         19
  Foreign exchange differences........................      236        280      1,425
  Other...............................................      604        (63)      (989)
                                                        -------    -------    -------
Income before taxes under US GAAP.....................  $24,128    $19,916    $10,242
                                                        =======    =======    =======

     A reconciliation between the statutory rate and the effective income tax rate is as follows for the years ended December 31:

                                                         1997       1996       1995
                                                        -------    -------    -------
Income tax expense computed on financial income before
  taxes at statutory tax rate of 35%..................  $ 8,445    $ 6,970    $ 3,585
Tax effect of permanent differences:
  Investment incentive deductions.....................   (4,318)    (3,161)    (2,594)
  Tax loss carryforwards utilized.....................      (34)       (40)
  Other permanent differences.........................      859        411        805
  Adjustments made to compute income before taxes for
     US GAAP financial reporting......................    1,142        813        555
Increase (decrease) in the valuation allowance for
  deferred tax assets.................................     (430)       161        243
                                                        -------    -------    -------
Income tax expense reported in the financial
  statements..........................................  $ 5,664    $ 5,154    $ 2,594
                                                        =======    =======    =======

                                  EDN SOVINTEL

     The deferred tax balances are calculated by applying the statutory tax rates in effect at the respective balance sheet dates to the temporary differences between the tax basis of assets and liabilities and the amount reported in the accompanying financial statements, and consist of the following at December 31:

                                                            1997      1996      1995
                                                           ------    -------    -----
Deferred tax assets (liabilities):
  Depreciation...........................................  $  398    $   300    $ 151
  Inventory write-downs and allowances...................     235        235      147
  Accrual of expenses....................................   1,132        898      469
  Accrual of revenue.....................................    (946)      (383)      (7)
  Allowance for uncollectible accounts...................     (13)                129
                                                           ------    -------    -----
Deferred tax assets......................................     806      1,050      889
Valuation allowance for deferred tax assets..............    (620)    (1,050)    (889)
                                                           ------    -------    -----
          Net deferred tax assets........................  $  186    $    --    $  --
                                                           ======    =======    =====

     For financial reporting purposes, a valuation allowance has been recognised to reflect management's estimate of the deferred tax assets that are less likely than not to be realized.

     The Company paid Russian profits tax of $4,302,000, $5,849,000 and $2,660,000 in 1997, 1996 and 1995, respectively.

6. NOTE DUE TO SHAREHOLDER AND LONG-TERM DEBT

     In October 1995, the Company entered into a $5,000,000 credit facility with Sovinet, one of the Company's shareholders. It was subsequently increased to $7,000,000. In January 1997, this facility was repaid and on January 16, 1997, a new six-month facility was established with GTS Finance, Inc. for $7,000,000 which was then extended to December 19, 1997. The loan was repaid prior to December 31, 1997 except for withholding taxes on interest. The loan carried interest at a rate equal to the then current six month LIBOR rate (5.6%) plus
5.0 percent per annum. As of December 31, 1997, 1996 and 1995, the outstanding borrowings under this agreement were $39,000, $5,700,000 and $5,500,000, respectively.

     The Company believes that the carrying value of the above loans approximates fair values.

     The Company paid interest of $697,000, $542,000 and $576,000 in 1997, 1996 and 1995, respectively.

7. SHAREHOLDERS' EQUITY

     The Company's capital structure as specified in the charter capital document is as follows as of December 31:

                                                                 1997          1996
                                                              ----------    ----------
Registered capital in Russian rubles:
  Rostelecom................................................     600,000       600,000
  Sovinet...................................................     600,000       600,000
                                                              ----------    ----------
                                                               1,200,000     1,200,000
                                                              ==========    ==========
Historical value of the Company's capital in US dollars.....  $    2,000    $    2,000
                                                              ==========    ==========

     As a Russian limited liability company, the Company has no capital stock; rather, it has only contributed and locally registered capital in accordance with its charter. As such, no earnings per share data are presented in these financial statements.

                                  EDN SOVINTEL

     Retained earnings available for distribution at December 31, 1997 amounted to 256 billion rubles or approximately $42,953,000 at applicable year-end exchange rates.

8. RELATED PARTY TRANSACTIONS

     Transactions and balances with Rostelecom (one of the Company's shareholders) and its affiliates were as follows, as of and for the years ended December 31:

                                                           1997       1996      1995
                                                          -------    ------    ------
Sales...................................................  $ 2,310    $1,525    $   62
Telecommunication lease and traffic costs...............   11,183     4,586     1,506
Amounts due to shareholder and affiliates...............    4,184       656       460
Cash deposit with related party.........................      485       476

     At the request of Rostelecom, a shareholder, the Company placed a deposit of 2.65 billion rubles in August 1996 with a Russian bank related to this shareholder. The bank deposit agreement states a deposit term of one year, which was rolled over for an additional year during 1997. The deposit earns interest quarterly at a rate of 15% per annum plus any devaluation losses against the US dollar up to a maximum of 4.8% per quarter. Management is aware that the deposited amount collateralizes certain obligations of the shareholder.

     Transactions and balances with Sovinet (one of the Company's shareholders), GTS and affiliates were as follows, as of and for the years ended December 31:

                                                            1997      1996      1995
                                                           ------    ------    ------
Sales....................................................  $4,974    $3,115    $1,041
Management service fees and reimbursements of expenses of
  expatriate staff.......................................   1,318       927     2,062
Balances due under credit facility.......................      39     5,700     5,500
Interest expense.........................................     503       626       461
Amounts due from affiliates..............................   1,586     1,879     1,196
Amounts due to shareholder and affiliates................   5,919     5,047     2,204

     Transactions and balances with MTU Inform, an entity with which the Company entered into a commercial agreement to co-develop and operate a "258" phone exchange were as follows, as of and for the years ended December 31:

                                                         1997       1996       1995
                                                        -------    -------    -------
Telecommunication settlement and rent expense.......    $19,003    $15,889    $10,491
Balances in trade payables..........................                 1,237      2,184
Balances in accounts receivable.....................        487
Amount due to partner in commercial venture.........      1,350      1,350      1,350
Balances in prepaid expenses and other assets.......        800

     The Company also has an interest in the cost of the related network equipment owned by MTU Inform, which is reflected in the balance sheet, net of related amortization, as deferred expenses. In 1997 the Company prepaid $800 of 1998 rent to MTU-Inform for additional office space to be occupied during 1998.

9. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash deposits and trade accounts receivables. The Company deposits its available cash with several Russian financial institutions. The Company's sales and accounts receivable are made to and due

                                  EDN SOVINTEL
from a variety of international and Russian business customers. As of December 31, 1997, two customers accounted for 16% and 11% of revenues and 11% and 7% of accounts receivable, respectively. As of December 31, 1996, these same two customers accounted for 17% and 16% of revenues and 25% and 10% of accounts receivable, respectively. As of December 31, 1995, these two customers accounted for 1% and 14% of revenues and 10% and 11% of accounts receivable, respectively. The Company has no other significant concentrations of credit risk.

10. COMMITMENTS

     The Company has several cancelable operating leases for office and warehouse space and telecommunications lines with terms ranging from one to five years.

     Total rent expense for 1997, 1996 and 1995 was $2,794,000, $2,137,000 and
$1,234,000, respectively.

11. CONTINGENCIES

     Legislation and regulations regarding taxation, foreign currency transactions and licensing of foreign currency loans in the Russian Federation continues to evolve as the central government manages the transformation from a command to a market-oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions between local, regional and national tax authorities and between the Central Bank and Ministry of Finance are not unusual.

     The Company believes that it has paid or accrued all taxes that are applicable. Where practice concerning the provision of taxes is unclear, the Company has accrued tax liabilities based on management's best estimate. The Company's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable.

     Because of the uncertainties associated with the Russian tax and legal systems, the ultimate amount of taxes, penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at December 31, 1997. It is the opinion of the Company's management that any material amounts are either not probable, not reasonably determinable, or both.

     The Company's operations and financial position will continue to be affected by Russian political developments, including the application of existing and future legislation and tax regulations. The Company does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

12. SUBSEQUENT EVENTS

     On August 17, 1998 the exchange rate of the Russian ruble, relative to other currencies, declined significantly. The following measures were implemented by the Russian government: 1) The repayment of GKO treasury bills and OFZ federal bonds was suspended; subsequently, secondary trading therein was halted. Since many Russian banks had substantial investments in these securities, severe liquidity problems resulted for the banks. 2) The value of the ruble was allowed to fluctuate below the ruble/US dollar exchange rate corridor that the government had previously committed to support; this represented an effective devaluation of the ruble. 3) A 90-day moratorium on offshore credit repayments was issued. The 90-day moratorium was not extended when it expired on November 16, 1998 and it is anticipated that the ruble will continue to be devalued. Due to the devaluation and the end of the 90-day moratorium, there is an ongoing risk that many Russian banks may be declared bankrupt. Deposits held at Russian banks, other than Sberbank, are not insured. The official exchange rate as of September 30, 1998 was 16.0645 rubles per US dollar. The last official exchange rate prior to the suspension of trading on August 17, 1998 was 6.2725 rubles per US dollar.

                                  EDN SOVINTEL

     As a result of the devaluation of the ruble and the consequences of the banking and economic crisis within Russia, the Company recorded a $7.4 million pre-tax charge within its financial statements for the third quarter 1998, that is mainly comprised of foreign currency exchange losses for ruble-denominated net monetary assets with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks.

                                  EDN SOVINTEL

                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1997           1998
                                                              ------------   -------------
                                                                     (IN THOUSANDS)
Current Assets
  Cash and cash equivalents.................................    $ 5,620         $ 2,012
  Accounts receivable, less allowance for doubtful accounts
     of $643 and $1,927 at December 31, 1997 and September
     30, 1998...............................................     16,223          23,108
  Restricted cash...........................................        485             205
  Due from affiliated companies.............................      1,586           2,210
  Inventory.................................................      1,697           1,906
  Deferred tax asset........................................        186             186
  Prepaid expenses and other assets.........................      5,318          10,149
                                                                -------         -------
          Total Current Assets..............................     31,115          39,776
Property and equipment, net of accumulated depreciation of
  $14,557 and $19,361 at December 31, 1997 and September 30,
  1998......................................................     38,709          48,919
Deferred expenses...........................................        945             844
                                                                -------         -------
          TOTAL ASSETS......................................    $70,769         $89,539
                                                                =======         =======

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable..........................................    $ 5,725         $ 9,770
  Accrued expenses..........................................      3,194           4,318
  Due to affiliated companies...............................     10,104          17,312
  Note payable to shareholder...............................         39
  Taxes and other liabilities...............................      2,438           1,979
                                                                -------         -------
          TOTAL LIABILITIES.................................     21,500          33,379
                                                                -------         -------
Commitments and Contingencies
                                   SHAREHOLDERS' EQUITY
  Contributed capital.......................................      2,000           2,000
  Retained earnings.........................................     47,269          54,160
                                                                -------         -------
          TOTAL SHAREHOLDERS' EQUITY........................     49,269          56,160
                                                                -------         -------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........    $70,769         $89,539
                                                                =======         =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                            SEPTEMBER 30,        SEPTEMBER 30,
                                                         -------------------   -----------------
                                                           1997       1998      1997      1998
                                                         --------   --------   -------   -------
                                                                     (IN THOUSANDS)
REVENUES, NET:.........................................  $27,890    $32,391    $82,029   $99,498
COST OF REVENUES:......................................   18,212     21,176     51,048    65,779
                                                         -------    -------    -------   -------
Gross margin...........................................    9,678     11,215     30,981    33,719
OPERATING EXPENSES:
  Selling, general and administrative..................    2,740      5,731      8,175    12,093
  Depreciation and amortization........................      239        467        452       858
  Non-income taxes.....................................    1,230      1,667      3,697     4,702
                                                         -------    -------    -------   -------
          Total operating expenses.....................    4,209      7,865     12,324    17,653
Income from operations.................................    5,469      3,350     18,657    16,066
OTHER (EXPENSE) INCOME:
  Interest income......................................       72         59        176       157
  Interest expense.....................................     (173)        --       (447)       --
  Foreign currency losses..............................      (18)    (5,197)       (87)   (5,490)
                                                         -------    -------    -------   -------
                                                            (119)    (5,138)      (358)   (5,333)
                                                         -------    -------    -------   -------
Net income (loss) before taxes.........................    5,350     (1,788)    18,299    10,733
Income taxes...........................................      864        960      4,084     3,842
                                                         -------    -------    -------   -------
          Net income (loss)............................  $ 4,486    $(2,748)   $14,215   $ 6,891
                                                         =======    =======    =======   =======

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                                          SEPTEMBER 30,         SEPTEMBER 30,
                                                       -------------------   -------------------
                                                         1997       1998       1997       1998
                                                       --------   --------   --------   --------
                                                                    (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)....................................  $ 4,486    $(2,748)   $ 14,215   $  6,891
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization......................    1,590      1,995       3,817      4,905
  Provision for doubtful accounts....................     (225)     1,511        (577)     1,284
  Income tax benefit.................................     (665)        --        (665)        --
  Changes in assets and liabilities:
     Accounts receivable.............................    7,845     (3,185)      1,126     (8,169)
     Inventory.......................................     (965)      (563)     (1,087)      (209)
  Prepaid expenses and other assets..................     (687)     1,740      (2,216)    (5,455)
  Accounts payable and accrued expenses..............   (2,186)       538       1,937      4,710
                                                       -------    -------    --------   --------
          Net cash provided by (used in) operating
            activities...............................    9,193       (712)     16,550      3,957
INVESTING ACTIVITIES
  Purchases of property and equipment................   (2,773)    (7,893)    (11,329)   (15,014)
  Restricted cash....................................        6        263         (16)       280
                                                       -------    -------    --------   --------
          Net cash used in investing activities......   (2,767)    (7,630)    (11,345)   (14,734)
FINANCING ACTIVITIES
  Repayment of shareholder note......................   (1,523)        --      (2,251)       (39)
  Due to affiliated companies........................   (2,022)     7,089        (519)     7,208
                                                       -------    -------    --------   --------
Net cash (used in) provided by financing
  activities.........................................   (3,545)     7,089      (2,770)     7,169
                                                       -------    -------    --------   --------
Net increase (decrease) in cash and cash
  equivalents........................................    2,881     (1,253)      2,435     (3,608)
Cash and cash equivalents at beginning of period.....    3,160      3,265       3,606      5,620
                                                       -------    -------    --------   --------
Cash and cash equivalents at end of period...........  $ 6,041    $ 2,012    $  6,041   $  2,012
                                                       =======    =======    ========   ========

   The accompanying notes are an integral part of these financial statements.

                                  EDN SOVINTEL

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. FINANCIAL PRESENTATION AND DISCLOSURES

     In the opinion of management, the accompanying unaudited condensed financial statements of EDN Sovintel (the "Company") contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's financial position as of December 31, 1997 and September 30, 1998, and the results of operations and cash flows for the periods indicated.

     The Company was established as a competitive local exchange carrier (CLEC) in August 1990. Through the design, construction, and operation of a telecommunications network in Moscow, the Company provides its customers, principally major hotels, business offices and mobile communications companies, with an alternative to the local telephone company for worldwide communications services. Telecommunications services are subject to local licensing. The Company's license for international, intercity and local calls was most recently renewed on November 4, 1996 and is valid until May 1, 2000. The Company received a license for leased lines on September 20, 1996 valid for 5 years. The Company began operating in December 1991, providing services under long-term contracts payable in US dollars. Currently, customers have the option of being billed in rubles or dollars. All payments from Russian companies are made in rubles.

     The venture is a Russian limited liability partnership. The Company is 50% owned by Open Joint Stock Company "Rostelecom," an intercity and long distance carrier which is 38% owned by Svyazinvest, and 50% owned by Sovinet, a US general partnership, which is owned by two wholly-owned Global TeleSystems Group, Inc. ("GTS") subsidiaries.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Material accruals have been recorded; however, other adjustments may have been required had an audit been performed. It is suggested that these financial statements be read in conjunction with the Company's 1997 audited financial statements and the notes related thereto. The results of operations for the three and nine months ended September 30, 1998 may not be indicative of the operating results for the full year.

     The Company also maintains its records and prepares its financial statements in Russian rubles in accordance with the requirements of Russian accounting and tax legislation. The accompanying financial statements differ from the financial statements used for statutory purposes in Russia in that they reflect certain adjustments, not recorded on the Company's Russian statutory books, which are appropriate to present the financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The principal adjustments are related to certain accrued revenue and expenses, foreign currency translation, deferred taxation, and depreciation and valuation of property and equipment. The preparation of financial statements, in conformity with US GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. RUSSIAN ECONOMIC CRISIS

     On August 17, 1998 the exchange rate of the Russian ruble, relative to other currencies, declined significantly. The following measures were implemented by the Russian government: 1) The repayment of GKO treasury bills and OFZ federal bonds was suspended; subsequently, secondary trading therein was halted. Since many Russian banks had substantial investments in these securities, severe liquidity problems resulted for the banks. 2) The value of the ruble was allowed to fluctuate below the ruble/US dollar exchange rate corridor that the government had previously committed to support; this represented an effective devaluation of the ruble. 3) A 90-day moratorium on offshore credit repayments was issued. The 90-day moratorium was not extended when it expired on November 16, 1998 and it is anticipated that the ruble will continue to be devalued. Due to the devaluation and the end of the 90-day moratorium, there is an ongoing

                                  EDN SOVINTEL
risk that many Russian banks may be declared bankrupt. Deposits held at Russian banks, other than Sberbank, are not insured. The official exchange rate as of September 30, 1998 and December 18, 1998 was 16.0645 and 20.7 rubles per US dollar, respectively. The last official exchange rate prior to the suspension of trading on August 17, 1998 was 6.2725 rubles per US dollar.

     As a result of the devaluation of the ruble and the consequences of the banking and economic crisis within Russia, the Company recorded a $7.4 million pre-tax charge within its financial statements for the third quarter 1998, that is mainly comprised of foreign currency exchange losses for ruble-denominated net monetary assets with the remainder associated with estimates for uncollectible accounts receivable and unrecoverable cash deposits in Russian banks.

3. POLICIES AND PROCEDURES

     On January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from nonowner sources. For the three and nine months ended September 30, 1997 and 1998, comprehensive income for the Company is equal to net income (loss).

4. CONTINGENCIES

     Legislation and regulations regarding taxation, foreign currency transactions and licensing of foreign currency loans in the Russian Federation continues to evolve as the central government manages the transformation from a command to a market-oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions between local, regional and national tax authorities and between the Central Bank and Ministry of Finance are not unusual.

     The Company believes that it has paid or accrued all taxes that are applicable. Where practice concerning the provision of taxes is unclear, the Company has accrued tax liabilities based on management's best estimate. The Company's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable.

     Because of the uncertainties associated with the Russian tax and legal systems, the ultimate amount of taxes, penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at December 31, 1997 and September 30, 1998.

     The Company's operations and financial position will continue to be affected by Russian political developments, including the application of existing and future legislation and tax regulations. The Company does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

                INDEX TO FINANCIAL STATEMENTS CONCERNING ESPRIT

                                                              PAGE
                                                              -----
ESPRIT TELECOM GROUP PLC
AUDITED HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS
Reports of Independent Accountants..........................   F-55
Consolidated Profit and Loss Accounts for the three years
  ended September 30, 1996, 1997 and 1998...................   F-57
Consolidated Balance Sheet as of September 30, 1996, 1997
  and 1998..................................................   F-58
Consolidated Cash Flow Statements for the three years ended
  September 30, 1996, 1997 and 1998.........................   F-59
Statement of Total Recognized Gains and Losses for the three
  years ended September 30, 1996, 1997 and 1998.............   F-60
Reconciliations of Movements in Shareholders' Funds for the
  three years ended September 30, 1996, 1997 and 1998.......   F-61
Notes to the Consolidated Financial Statements..............   F-62
PLUSNET BUSINESS
AUDITED HISTORICAL FINANCIAL STATEMENTS
Report of Independent Accountants...........................   F-95
Profit and Loss Accounts for the three years ended September
  30, 1995, 1996 and 1997...................................   F-96
Balance Sheets as of September 30, 1996 and 1997............   F-97
Cash Flow Statements for the three years ended September 30,
  1995, 1996 and 1997.......................................   F-98
Statement of Total Recognized Gains and Losses and
  Reconciliations of Movements in Invested Equity for the
  three years ended September 30, 1995, 1996 and 1997.......   F-99
Notes to the Financial Statements...........................  F-100

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Esprit Telecom Group plc

     We have audited the accompanying consolidated balance sheets of Esprit Telecom Group plc and its subsidiaries ("Company") as of September 30, 1996 and 1997 and the related consolidated profit and loss accounts, cash flow statements, statements of total recognized gains and losses and reconciliations of movements in shareholders' funds for each of the two years in the period ended September 30, 1997 all expressed in pounds sterling. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1996 and 1997 and the results of the Company's operations and its cash flows for each of the two years in the period ended September 30, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated loss expressed in pounds sterling for each of the two years in the period ended September 30, 1997 and the determination of consolidated shareholders' funds and consolidated financial position also expressed in pounds sterling as of September 30, 1996 and 1997. Note 30 to the consolidated financial statements summarizes this effect for each of the two years in the period ended September 30, 1997 and as of September 30, 1996 and 1997.

Price Waterhouse
London, England
December 10, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Esprit Telecom Group plc

     We have audited the accompanying consolidated balance sheet of Esprit Telecom Group plc and its subsidiaries ("Company") as of September 30, 1998 and the related consolidated profit and loss account, cash flow statement, statement of total recognized gains and losses and reconciliation of movements in shareholders' funds for the year ended September 30, 1998 all expressed in pounds sterling. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1998 and the results of the Company's operations and its cash flows for the period ended 30 September 30, 1998 in conformity with generally accepted accounting principles in the United Kingdom.

     Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated loss expressed in pounds sterling for the year ended September 30, 1998 and the determination of consolidated shareholders' funds and consolidated financial position also expressed in pounds sterling as of September 30, 1998. Note 30 to the consolidated financial statements summarizes this effect for the year ended September 30, 1998 and as of September 30, 1998.

PricewaterhouseCoopers
London, England
December 21, 1998

                            ESPRIT TELECOM GROUP PLC

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                                             YEAR ENDED SEPTEMBER 30,
                                              -------------------------------------------------------
                                                                  CONTINUING                   1998
                                      NOTES    1996      1997     OPERATIONS   ACQUISITIONS    TOTAL
                                      -----   -------   -------   ----------   ------------   -------
                                                     (IN THOUSANDS, EXCEPT PER ORDINARY SHARE)
                                                 L         L          L             L            L
TURNOVER............................   1,2     24,880    45,466     62,876        19,712       82,588
COST OF SALES.......................          (18,756)  (37,949)   (52,351)      (13,478)     (65,829)
                                              -------   -------    -------       -------      -------
GROSS PROFIT........................            6,124     7,517     10,525         6,234       16,759
OTHER OPERATING EXPENSES:
Selling, general and
  administrative....................           (7,509)  (15,505)   (29,873)       (5,305)     (35,178)
Stock compensation costs............     6     (2,035)     (417)      (112)           --         (112)
Restructuring costs.................     8         --      (312)        --            --           --
Depreciation and amortisation.......           (1,471)   (2,836)    (8,477)       (1,905)     (10,382)
European network amortisation.......                                (1,519)           --       (1,519)
Operating loss......................     3     (4,891)  (11,553)   (29,456)         (976)     (30,432)
Profit on sale of investment........     9         --        --        200            --          200
Interest receivable.................    10        142     1,152                                11,821
Interest payable and similar
  charges...........................    11       (345)     (457)                              (24,034)
Loss on ordinary activities before
  taxation..........................           (5,094)  (10,858)                              (42,445)
                                              -------   -------                               -------
Taxation on loss on ordinary
  activities........................    12         --        (2)                                   (2)
                                              -------   -------                               -------
LOSS FOR THE FINANCIAL YEAR.........           (5,094)  (10,860)                              (42,447)
                                              =======   =======                               =======
LOSS PER ORDINARY SHARE.............    13      (0.07)    (0.10)                                (0.34)
                                              =======   =======                               =======

   The accompanying notes are an integral part of the consolidated financial statements.

                            ESPRIT TELECOM GROUP PLC
                           CONSOLIDATED BALANCE SHEET

                                                                       AS AT SEPTEMBER 30,
                                                                ---------------------------------
                                                        NOTES     1996        1997        1998
                                                        -----   ---------   ---------   ---------
                                                                         (IN THOUSANDS)
                                                                    L           L           L
FIXED ASSETS
Intangible assets.....................................    14          600       3,312      99,029
Tangible assets.......................................    15        7,374      14,284      55,071
Investments...........................................    16           31         131          --
                                                                ---------   ---------   ---------
                                                                    8,005      17,727     154,100
CURRENT ASSETS
Stock.................................................                  5          --          --
Trade debtors.........................................              7,309      15,395      29,444
Other debtors, prepayments and accrued income.........    17        2,352       1,896      26,244
Restricted Securities.................................    23           --          --      48,969
Short term cash deposits..............................              2,335      22,876     131,547
Bank balances and cash................................              4,095       1,649       4,233
                                                                ---------   ---------   ---------
                                                                   16,096      41,816     240,437
Creditors: Amounts falling due within one year........    18      (12,122)    (25,295)    (72,930)
                                                                ---------   ---------   ---------
Net current assets....................................              3,974      16,521     167,507
                                                                ---------   ---------   ---------
Total assets less current liabilities.................             11,979      34,248     321,607
Creditors: Amounts falling due in more than one
  year................................................    19       (1,968)     (2,874)   (328,806)
                                                                ---------   ---------   ---------
Net assets/(liabilities)..............................             10,011      31,374      (7,199)
                                                                =========   =========   =========
CAPITAL AND RESERVES
Called up share capital...............................    20        1,487       1,219       1,255
Other capital reserves................................    20       18,182      50,108      53,411
Shares to be issued...................................    20           --          --       2,168
Other reserves........................................    20        2,810       3,295       1,542
Profit and Loss account...............................    20      (12,468)    (23,248)    (65,575)
                                                                ---------   ---------   ---------
Total shareholders' funds/(deficit)...................    20       10,011      31,374      (7,199)
                                                                ---------   ---------   ---------
TOTAL SHAREHOLDERS' FUNDS/(DEFICIT) REPRESENT
  Equity interest.....................................              9,338      31,374      (7,199)
  Non-equity interest.................................                673          --          --
                                                                ---------   ---------   ---------
                                                                   10,011      31,374      (7,199)
                                                                =========   =========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

                            ESPRIT TELECOM GROUP PLC

                       CONSOLIDATED CASH FLOW STATEMENTS

                                                                     YEAR ENDED SEPTEMBER 30,
                                                                    ---------------------------
                                                            NOTES    1996     1997       1998
                                                            -----   ------   -------   --------
                                                                          (IN THOUSANDS)
                                                                      L         L         L
Cash (outflow) from operating activities (see table
  below)..................................................          (2,245)   (2,999)   (29,133)
Returns on investments and servicing of finance...........   23       (203)      695     (4,834)
Taxation..................................................              --        (2)        (2)
Capital expenditure and financial investment..............   23     (3,594)   (7,919)   (22,478)
Acquisitions and disposals................................              --      (852)   (91,643)
                                                                    ------   -------   --------
Cash outflow before financing.............................          (6,042)  (11,077)  (148,090)
Management of liquid resources............................   23     (2,335)  (20,541)  (158,058)
Financing.................................................   23      6,541    29,799    308,309
                                                                    ------   -------   --------
(Decrease) / Increase in cash in the period...............          (1,836)   (1,819)     2,161
                                                                    ------   -------   --------
RECONCILIATION OF CASH FLOW MOVEMENT IN NET FUNDS/(DEBT)
(Decrease) / Increase in cash in the period...............   24     (1,836)   (1,819)     2,161
Cash (inflow) / outflow from decrease / (increase) in debt
  and lease financing.....................................   24        970       594   (308,002)
Cash outflow from the increase in liquid resources........           2,335    20,541    158,058
                                                                    ------   -------   --------
Changes in net (funds/(debt)) resulting from cash flows...           1,469    19,316   (147,783)
Amortisation of Senior Notes Issue Costs..................              --        --       (658)
Loans and finance leases acquired with subsidiary.........              --      (135)        --
New finance leases........................................   24     (2,595)   (2,003)   (18,346)
Translation differences...................................   24         71       (64)       842
                                                                    ------   -------   --------
Movement in net funds / (debt) in the period..............          (1,055)   17,114   (165,945)
Net funds at start of period..............................           4,387     3,332     20,446
                                                                    ------   -------   --------
NET FUNDS / (DEBT) AT END OF PERIOD.......................           3,332    20,446   (145,499)
                                                                    ======   =======   ========
RECONCILIATION OF OPERATING LOSS TO CASH FLOWS
Operating loss............................................          (4,891)  (11,553)   (30,432)
Depreciation..............................................           1,419     2,737      8,782
Provision for stock option compensation...................           2,035       417        112
Amortisation of goodwill..................................              52        99      3,119
Loss on sale of fixed assets..............................              18         4         85
Decrease in stocks........................................              (2)        5         --
Increase in debtors.......................................          (5,615)   (6,979)   (35,279)
Increase in creditors.....................................           4,544    11,681     25,222
Unrealised exchange loss / (profit).......................             195       590       (742)
                                                                    ------   -------   --------
NET CASH (OUTFLOW) FROM OPERATING ACTIVITIES..............          (2,245)   (2,999)   (29,133)
                                                                    ======   =======   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                            ESPRIT TELECOM GROUP PLC

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                    YEAR ENDED SEPTEMBER 30,
                                                                  ----------------------------
                                                         NOTES     1996      1997       1998
                                                         -----    ------    -------    -------
                                                                         (IN THOUSANDS)
                                                                    L          L          L
Loss for the financial year..........................     20      (5,094)   (10,860)   (42,447)
Differences on exchange..............................                203        148        120
                                                                  ------    -------    -------
Total losses recognised in the year..................             (4,891)   (10,712)   (42,327)
                                                                  ======    =======    =======

   The accompanying notes are an integral part of the consolidated financial statements

              RECONCILIATIONS OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                    YEAR ENDED SEPTEMBER 30,
                                                                  ----------------------------
                                                         NOTES     1996      1997       1998
                                                         -----    ------    -------    -------
                                                                         (IN THOUSANDS)
GROUP
Loss for the financial year..........................             (5,094)   (10,860)   (42,447)
Net proceeds from issue/redemption of shares.........              7,365         --         --
Redemption of preference shares......................                 --       (673)        --
Shares issued under warrants.........................                 --        437         --
Net proceeds of initial public offering..............                 --     32,054         --
Other costs associated with the initial public
  offering...........................................                 --     (1,072)        --
Net proceeds of options exercised in the period......                 --        158        307
Nominal value of shares issued for acquisitions......                 --         11          8
Satisfaction of deferred consideration on prior year
  acquisitions:
     Nominal value of shares.........................                 --         --          5
     Share Premium...................................                 --         --        772
Estimated fair value of shares to be issued to
  satisfy deferred consideration of current year
  acquisitions:......................................                 --         --      2,168
Movement in merger reserve...........................                 --        743        381
Movement in other reserves...........................              2,035        417        113
Exchange differences.................................                203        148        120
                                                                  ------    -------    -------
Net increase/(decrease) in shareholders' funds.......              4,509     21,363    (38,573)
Opening shareholders' funds..........................              5,502     10,011     31,374
                                                                  ------    -------    -------
Closing shareholders' funds/(deficit)................             10,011     31,374     (7,199)
                                                                  ======    =======    =======

   The accompanying notes are an integral part of the consolidated financial statements

                            ESPRIT TELECOM GROUP PLC

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of the Company have been prepared under the historical cost convention as modified by the revaluation of certain forward currency contracts and in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP").

     The directors consider that the accounting policies set out below are suitable, have been consistently applied and are supported by reasonable and prudent judgements and estimates.

     As described in Note 30, these principles differ in certain significant respects from those that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").

     The directors believe that cash from operations, together with the borrowings under Senior Notes 2007 and 2008 and the credit facilities currently available, will be sufficient to settle the Company's projected liabilities as they fall due. Accordingly these statements have been prepared on a going concern basis.

     The significant accounting policies adopted in arriving at the consolidated financial statements are summarised below.

A)  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements incorporate the financial statements of the Company and its subsidiary undertakings. Intercompany transactions and balances have been eliminated. The accounts include the results of subsidiary undertakings acquired from the relevant date of acquisition, or incorporation.

B)  TURNOVER

     Turnover in respect of telecommunications services is recorded on the basis of minutes of traffic processed. Turnover represents the invoiced value of goods and services supplied by the Company, net of Value Added Tax. Turnover is recorded when the traffic is processed and the communications services are rendered.

C)  COST OF SALES

     Network expenses are charged to income in the period in which the related turnover is recognised.

D)  TANGIBLE FIXED ASSETS

     Tangible fixed assets comprising computers, telecommunications equipment (including installation costs), furniture and office equipment are stated at historical cost less accumulated depreciation. Installation costs consist of third party preparation costs at client premises related to the installation of telecommunications equipment.

     Except for infrastructure assets depreciation is calculated using the straight line method to write off the cost of each asset over its estimated useful economic life according to the following lives:

Computer equipment                                3 years
Telecom and switching equipment                5-10 years
Installation costs                                3 years
Furniture and office equipment                    3 years

     For infrastructure assets, depreciation is calculated using an accelerated method to write off the cost of each asset over a 10 year period.

                            ESPRIT TELECOM GROUP PLC

     Ongoing maintenance and other network costs are expensed as incurred.

     Assets under construction relate to an Indefeasible Right of Use "IRU" cable which will be transferred to telecom and switching equipment once operational.

E)  LEASED ASSETS

     Fixed tangible assets financed by leasing agreements which give rights approximating to ownership, are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Depreciation is charged to the profit and loss account. Lease payments are treated as consisting of capital and interest elements and the interest is charged to the profit and loss account using the annuity method.

     Rental costs associated with operating leases are charged to the profit and loss account as they arise over the lease term.

F)  GOODWILL

     Goodwill, being the excess of the purchase price over the fair values of the net identifiable assets of businesses acquired, is capitalised as an intangible asset. These amounts are being amortised by the use of the straight line method over fifteen years. Where management considers that there has been a permanent impairment in the value of goodwill, this element of goodwill is charged to the profit and loss account immediately.

G)  DEFERRED TAXATION

     Provision is made for taxation deferred as a result of material timing differences between the incidence of income/expenditure for taxation and accounts purposes, using the liability method, only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will arise in the near future.

H)  FOREIGN CURRENCIES

     Transactions in foreign currencies are translated into sterling at the rates of exchange ruling at the date of the transaction. Differences arising from changes in exchange rates on transactions denominated in foreign currencies are taken into the profit and loss account in the year in which they arise.

     Differences on exchange arising from the translation of the net investments of foreign subsidiaries denominated in foreign currency, together with the differences between profit and loss accounts translated at rates ruling at the period end and average rates, respectively, are taken directly to reserves.

     Where net investments are matched in whole or in part by foreign currency borrowings the exchange differences arising on the re-translation of such borrowings are also recorded within reserves and any excess taken to the Profit and Loss Account.

I)   PENSION AND OTHER POST RETIREMENT BENEFITS

     The Company has no defined benefit pension plan for its employees. With respect to certain Esprit Telecom UK employees, the Company contributes a fixed percentage, based upon the salary earned, to the employees' nominated pension insurance policy or other pension arrangements.

                            ESPRIT TELECOM GROUP PLC

J)  INCENTIVE OPTION AND SHARE AWARDS

     The Company awards options and shares to employees under its employee share option plans or as approved by the directors. Such awards are accounted for in accordance with the Urgent Issue Task Force Abstract 17.

     Under the requirements of Abstract 17, any difference between the quoted market price and the price at which shares or options are awarded to employees, is regarded as employee compensation and recorded as a charge against net income at the date of grant. This requirement does not apply to the 15% discount permitted in respect of awards under the Company's Savings Related Share Option Scheme.

K)  CASHFLOW STATEMENTS

     The consolidated cashflow statements are presented in accordance with Financial Reporting Standard 1 (Revised 1996).

2  SEGMENTAL ANALYSIS

TURNOVER

     The Company is primarily engaged in providing international and national long distance telecommunications services mainly to businesses, government agencies, and other organisations located principally in Europe.

     The Company's turnover analysed by geographical source is as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                --------------------------
                                                                 1996      1997      1998
                                                                ------    ------    ------
                                                                  L         L         L
                                                                      (IN THOUSANDS)
U.K.........................................................    17,846    31,088    39,411
Netherlands.................................................     5,229     8,825    16,289
Germany.....................................................        --       215    15,950
Rest of Europe(1)...........................................     1,805     5,338    10,938
                                                                ------    ------    ------
Total.......................................................    24,880    45,466    82,588
                                                                ======    ======    ======

     The company's turnover analysed by class of business is as follows:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                --------------------------
                                                                 1996      1997      1998
                                                                ------    ------    ------
                                                                  L         L         L
                                                                      (IN THOUSANDS)
Retail......................................................    12,460    18,926    51,616
Wholesale...................................................    10,870    19,425    14,869
Service provider/reseller...................................     1,550     7,115    16,103
                                                                ------    ------    ------
                                                                24,880    45,466    82,588
                                                                ======    ======    ======

                            ESPRIT TELECOM GROUP PLC

LOSS ON ORDINARY ACTIVITIES

     Loss on ordinary activities before taxation analysed by location of operating entity is as follows:

                                                                  YEAR ENDED SEPTEMBER 30,
                                                                ----------------------------
                                                                 1996      1997       1998
                                                                ------    -------    -------
                                                                  L          L          L
U.K.........................................................    (1,670)    (3,463)   (21,332)
Netherlands.................................................      (962)    (2,067)    (3,824)
Germany.....................................................       (85)      (829)   (10,216)
Rest of Europe(1)...........................................    (2,098)    (4,031)    (6,829)
Other(2)....................................................      (279)      (468)      (244)
                                                                ------    -------    -------
Total.......................................................    (5,094)   (10,858)   (42,445)
                                                                ======    =======    =======

NET ASSETS/(LIABILITIES)

     Net assets/(liabilities) are located in the following territories:

                                                                  YEAR ENDED SEPTEMBER 30,
                                                                -----------------------------
                                                                 1996      1997        1998
                                                                ------    -------    --------
                                                                  L          L          L
                                                                       (IN THOUSANDS)
U.K.........................................................    14,765     29,809    (139,329)
Netherlands.................................................    (1,560)       484      18,576
Germany.....................................................       (61)      (866)    108,393
Rest of Europe(1)...........................................    (1,777)     1,970       5,161
Other(2)....................................................    (1,356)       (23)         --
                                                                ------    -------    --------
Total.......................................................    10,011    (31,374)     (7,199)
                                                                ======    =======    ========

TOTAL ASSETS

     Total assets are located in the following territories:

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                ---------------------------
                                                                 1996      1997      1998
                                                                ------    ------    -------
                                                                  L         L          L
                                                                      (IN THOUSANDS)
U.K.........................................................    18,070    37,993    219,968
Netherlands.................................................     2,673     7,041     27,101
Germany.....................................................        35     1,007    128,744
Rest of Europe(1)...........................................     2,791    11,713     18,724
Other(2)....................................................       532     1,789         --
                                                                ------    ------    -------
Total.......................................................    24,101    59,543    394,537
                                                                ======    ======    =======

---------------

(1) Includes Belgium, Spain, France and Italy

(2) Icomnet SA

                            ESPRIT TELECOM GROUP PLC

3   OPERATING LOSS

     The operating loss is stated after charging:

                                                                YEAR ENDED SEPTEMBER, 30
                                                                ------------------------
                                                                1996     1997      1998
                                                                -----    -----    ------
                                                                  L        L        L
                                                                     (IN THOUSANDS)
Employee costs (including stock compensation costs).........    6,718    7,992    22,460
Depreciation of tangible fixed assets:
Owned.......................................................    1,280    2,454     6,481
Leased -- Infrastructure....................................       --       --     1,519
Leased -- Other.............................................      139      283       782
Amortisation of intangible fixed assets.....................       52       99     3,119
Operating Lease rentals:
Buildings...................................................      478      651     1,494
Telephone lines.............................................    3,949    4,663    10,587
Other.......................................................      361      282       422
Rent and utilities..........................................      812    1,184     2,587
Remuneration of group auditors:
Audit services..............................................       50      100       169
Non-audit services..........................................      187      423       259
Exchange losses/(gains) (other than on the retranslation of
  Senior Notes).............................................      163      960    (1,115)
                                                                =====    =====    ======

4   EMPLOYEE NUMBERS AND COSTS

     Average number of employees including executive directors employed by the Company during the period.

                                                                 YEAR ENDED SEPTEMBER, 30
                                                                 -------------------------
                                                                 1996      1997      1998
                                                                 -----     -----     -----
                                                                 NO.        NO.       NO.
U.K.........................................................       43       117       215
Netherlands.................................................       26        41       135
Germany.....................................................        4         5       104
Rest of Europe(1)...........................................       30        65       100
Other(2)....................................................        2         2        --
                                                                  ---       ---       ---
Total.......................................................      105       230       554
                                                                  ===       ===       ===

---------------

(1) Includes Belgium, Spain, France and Italy

(2) Incomnet SA

                            ESPRIT TELECOM GROUP PLC

     Aggregate payroll costs for those persons amounted to:

                                                                YEAR ENDED SEPTEMBER, 30
                                                                ------------------------
                                                                1996     1997      1998
                                                                -----    -----    ------
                                                                  L        L        L
                                                                     (IN THOUSANDS)
Wages and salaries..........................................    4,206    6,720    19,866
Social security costs.......................................      384      648     2,120
Other pension costs.........................................       93      207       362
Stock compensation costs....................................    2,035      417       112
                                                                -----    -----    ------
Total.......................................................    6,718    7,992    22,460
                                                                =====    =====    ======

5   DIRECTORS EMOLUMENTS

     Amounts paid and accrued for the services of directors were as follows:

                                                                YEAR ENDED 30 SEPTEMBER
                                                                -----------------------
                                                                1996     1997     1998
                                                                -----    -----    -----
                                                                 L         L        L
                                                                    (IN THOUSANDS)
Remuneration as executives..................................     587      701      786
Pension contributions.......................................       4       27       17
                                                                 ---      ---      ---
Total.......................................................     591      728      803
                                                                 ===      ===      ===

                                                                YEAR ENDED 30 SEPTEMBER
                                                                -----------------------
                                                                1996     1997     1998
                                                                -----    -----    -----
                                                                 L         L        L
                                                                    (IN THOUSANDS)
Chairman....................................................     192      191      182
Highest paid director.......................................     192      165      250

     The Company purchased the services of the outgoing Chairman Walter Anderson from Entree International.

     The beneficial interests of the directors and their families in the options over the ordinary shares of the Company as at September 30, 1998 were:

                                         AS AT                   AS AT                                        AS AT
                                       1 OCTOBER    GRANTED    1 OCTOBER   GRANTED   LAPSED    EXERCISED   30 SEPTEMBER
                                         1996       IN YEAR      1997      IN YEAR   IN YEAR    IN YEAR        1998
                                       ---------   ---------   ---------   -------   -------   ---------   ------------
                                          NO.         NO.         NO.        NO.       NO.        NO.          NO.
Walter Anderson.....................     327,550      15,420    342,970        --        --          --       342,970
David Oertle........................          --   2,450,665   2,450,665   722,097       --          --     3,172,762
Michael Potter......................     475,850      32,120    507,970    145,342       --          --       653,312
Roy Merritt.........................   1,181,900      27,088   1,208,988   250,770       --          --     1,459,758
John McMonigall.....................          --          --         --        --        --          --            --
Dominic Shorthouse..................          --          --         --        --        --          --            --
William Johnston....................          --          --         --        --        --          --            --
Jonathan Hudson.....................     813,850      15,638    829,488        --    (4,438)   (825,050)

                            ESPRIT TELECOM GROUP PLC

     No options were exercised during the twelve month period ended September 30, 1997.

     The following table sets forth certain information with respect to the directors' interest in the Company's ordinary shares at September 30, 1998.

                                                                    NUMBER OF ORDINARY SHARES
                                                             ----------------------------------------
                                                                   AS AT                 AS AT
                                                     NOTE    SEPTEMBER 30, 1997    SEPTEMBER 30, 1998
                                                     ----    ------------------    ------------------
Walter Anderson..................................     a          20,073,600            32,968,520
John McMonigall..................................     b          32,294,100            33,557,600
Dominic Shorthouse...............................     c          15,442,150            15,442,150
William Johnston.................................     d          10,131,400                    --
Michael Potter...................................     e           3,985,000             3,985,000
Jonathan Hudson..................................                 1,051,850               827,053
Roy Merritt......................................                        --                    --
David Oertle.....................................    --                  --

---------------

(a) Includes 32,637,901 Ordinary Shares beneficially held by Gold & Appel Transfer S.A. ("Gold & Appel") and 330,619 Ordinary Shares held by Mr. Anderson personally. Mr. Anderson disclaims "beneficial ownership" of the shares held by Gold & Appel within the Rule of 13d-3 under the Exchange Act. Excludes 1,515,900 Ordinary Shares held by the Foundation for the International Non-Governmental Development of Space ("FINDS"). Mr. Anderson disclaims "beneficial ownership" of the shares held by FINDS within the Rule of 13d-3 under the Exchanges Act.

(b) All of the Ordinary Shares are owned directly by Apax Funds Nominees Limited ("Apax Nominees"). Apax Nominees is the nominee shareholder for Apax Ventures IV International Partners LP, Apax Ventures IV, Apax UK V-A, LP and Apax UK V-B, investment funds managed by Apax Partners & Co. Ventures Ltd. ("Apax Partners") on behalf of investors comprising mainly pension funds, insurance companies and endowment funds principally in the United States and the United Kingdom. Mr. McMonigall is a Director of Apax Partners. The Ordinary Shares shown are included because of Mr. McMonigall's affiliation with Apax Partners.

(c) The sole general partner of Warburg, Pincus Ventures LP ("Warburg Pincus") is Warburg, Pincus & Co. a New York general partnership ("WP"). EM Warburg,Pincus & Co. LLC a New York limited liability company ("EMW LLC")manages Warburg Pincus. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMC LLC. WP has a 15% interest in the profits of Warburg Pincus as the general partner and also owns approximately 1.5% of the limited partnership interests in Warburg Pincus. Mr. Shorthouse is a Managing Director and member of EMW LLC and a general partner of WP. The Ordinary Shares are owned by Warburg Pincus and are included because of Mr. Shorthouse's affiliation with Warburg Pincus.

(d) The sole general partner of Hancock International Private Equity Partners II -- Direct Fund LP ("Hancock") is Back Bay Partners XVI LP, the managing partner of which is HarbourVest Partners LLC. Mr. Johnston is one of the general partners of Hancock. All the Ordinary Shares are owned by Hancock and are disclosed as a result of Mr. Johnston's affiliation with Hancock.

(e) The Ordinary Shares are held by Abacus (F.T.) Limited but included because Mr. Potter was the settlor of the Trust.

                            ESPRIT TELECOM GROUP PLC

6   EMPLOYEE SHARE OPTION PLANS

     Share options issued or granted were as follows:

                                                                SERVICE AND        PURCHASE AND
                                                                BONUS AWARDS    INVESTMENT OPTIONS
                                                                ------------    ------------------
Balance granted at October 1, 1996..........................      3,693,500         2,647,150
Granted in the year.........................................        548,500            77,350
Cancelled or repurchased....................................        (17,950)          (89,200)
Exercised in the year.......................................       (146,850)         (563,650)
                                                                 ----------         ---------
Balance granted at September 30, 1997.......................      4,077,200         2,071,650
Granted in the year.........................................         60,000                --
Exercised in the year.......................................     (1,492,550)         (859,750)
                                                                 ----------         ---------
Balance granted at October 1, 1998..........................      2,644,650         1,211,900
                                                                 ----------         ---------

(i) Company Share Option Plan 1997 ("CSOP")

     Under this UK Inland Revenue approved plan, the Board of Directors may, at their discretion, grant options to any UK based employee, including full-time directors, that are employed by the Company or a subsidiary and work at least 25 hours or more per week.

     The Company grants one option over 7 ordinary shares for each L125 of gross salary (including base salary, commissions and annual bonus). The options are accrued on a monthly basis and are granted formally by the Company on a bi-annual basis. The exercise price of the options is approved by the UK Inland Revenue based on the market price of the shares on or about the date of grant.

     Participants who leave the Company may only exercise their options if they leave because of ill health, redundancy, retirement, or if their employing company ceases to be a participating company under the terms of the Plan. Options in these circumstances may be exercised up to six months after the date the employee leaves the Company. Participants whose employment with the Company terminates for any other reason may only exercise their options after the date their employment terminates at the Board's discretion.

     In all cases, options do not vest until one year after grant, and favourable tax treatment is only available if options are not exercised until at least three years after grant.

(ii)  Savings Related Share Option Scheme 1997 ("SAYE Scheme")

     Under this UK Inland Revenue approved plan all UK based employees of the Company (including directors who work 25 hours or more per week employed by the Company) or a subsidiary are eligible to participate in the SAYE Scheme.

     Any employee with at least six months' continuous service with the Company, when invitations are made to participate in the Plan, will be eligible to participate.

     Participants may choose to save a fixed amount of between L5-L250 a month for a period of three years (the "Savings Contract") with the Company's nominated Building Society. The number of options that participants will be entitled to, will be based on the monthly savings amount and will be made at the commencement of the Savings Contract. Options will be granted with an exercise price approved by the UK Inland Revenue that is at a discount of 15% to the market price of the shares on or about the date of grant.

     Any options granted will be exercisable for six months after the end of the Savings Contract. Participants who leave the Company may only exercise their options early if they leave because of ill health, redundancy, retirement or if the employing company ceases to be a participating company under the terms of the Plan.

                            ESPRIT TELECOM GROUP PLC

Options in these circumstances may be exercised up to six months after the date the employee leaves the company.

     Options granted will lapse if a participant's employment with the Company terminates for any other reason and the participant's savings with the Building Society will be returned when requested. Options will be valid for six months following the end of the Savings Contract and following this time they will lapse.

     Participants may either choose to exercise their option or receive their saved amount from the Building Society. An amount of interest equivalent to three months' savings will be paid (provided that participant has completed the Savings Contract).

(iii) Executive and Employee Share Option Plan 1997 ("Executive Plan")

     The Executive and Employee Share Option Plan 1997 is not approved by the UK Inland Revenue. This plan is used to provide non-UK based employees options on substantially the same terms as the Company Share Option Plan and the Savings Related Share Option Scheme. It is also used to provide discretionary incentive schemes to management. The timing of option grants, the number of shares for which options are granted, and the exercise price of the options are determined at the sole discretion of the Board of Directors. Specifically, the exercise price could range from the nominal value of the shares to amounts in excess of the share price at the date of grant. The Executive Plan will not be submitted for Inland Revenue approval.

     On February 26, 1998, the Remuneration Committee of the Board of Directors approved a new sub-plan under the Executive and Employee Share Option Plan, the Management Share Option Plan ("MSOP"). Eligibility only extends to specified persons who are employed by an Esprit Telecom group company before February 26, 1999.

     Options shall vest three years from February 26, 1998 or three years from the date of employment, whichever is later, on the following two conditions: (i) the specified employees must still be employed by an Esprit Telecom group company, and (ii) the in the case of those persons already employed on February 26, 1998, the market price is at least US$24.1875 per seven ordinary shares (50% higher than the exercise price) or in the case of those persons employed after February 26, 1998, the market price is at least 50% higher than it was on the date of commencement of employment. All other terms shall be governed by the rules of the Executive and Employee Share Option Plan 1997.

                                                                          SAYE      EXECUTIVE
                                                              CSOP       SCHEME        PLAN
                                                            --------    --------    ----------
Balance at September 30, 1997...........................     146,482     528,526     3,148,250
Granted in the year.....................................     532,455     403,342     4,375,000
Lapsed..................................................     (69,755)    (16,646)     (498,750)
Exercised in the year...................................     (22,176)     (1,843)      (42,000)
Balance at September 30, 1998...........................     586,466     913,379     6,982,500

     The following options were vested during the year:

                                                                           SAYE     EXECUTIVE
                                                                CSOP      SCHEME       PLAN
                                                              --------    ------    ----------
Balance at September 30, 1997.............................          --        --       409,500
Vested in year............................................     148,344     1,843     1,027,500
Exercised in the year.....................................      (2,725)   (1,843)      (42,000)
Balance at September 30, 1998.............................     145,619        --     1,395,000

                            ESPRIT TELECOM GROUP PLC

7   STOCK INCENTIVE SCHEME

     The Company maintained a stock incentive scheme for executives and employees. Under the scheme, the directors periodically awarded shares to employees based upon contract and/or performance. The scheme was terminated during 1997 and no additional shares will be awarded. The number of ordinary shares issued during 1995, 1996 and 1997 (which represents the total of the shares issued through September 30, 1997), is as follows:

                                                                 NUMBER OF
                                                              ORDINARY SHARES
                                                                  ISSUED
                                                              ---------------
1995........................................................     1,206,500
1996........................................................       640,000
1997........................................................        70,000
1998........................................................            --

8   RESTRUCTURING COSTS

     During the year ended September 30, 1997, the Company incurred restructuring costs of approximately L312,000 relating to the reorganisation and reincorporation of the Group, and the redesign of its stock ownership programs prior to the Company's Initial Public Offering in February 1997. Restructuring costs were not incurred in the twelve month period ended September 30, 1998.

9   PROFIT ON SALE OF INVESTMENT

     Profit on disposal of fixed asset investments arose on the disposal of the 20% shareholding in Long Distance International Limited, as described in Note 16.

10  INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                --------------------------
                                                                1996      1997      1998
                                                                -----    ------    -------
                                                                  L        L          L
                                                                      (IN THOUSANDS)
Interest Receivable.........................................     142     1,152      8,264
Net foreign exchange gain...................................      --        --      3,557
                                                                 ---     -----     ------
                                                                 142     1,152     11,821
                                                                 ===     =====     ======

                            ESPRIT TELECOM GROUP PLC

11  INTEREST PAYABLE AND SIMILAR CHARGES

                                                                YEAR ENDED SEPTEMBER 30,
                                                                -------------------------
                                                                1996     1997      1998
                                                                -----    -----    -------
                                                                  L        L         L
                                                                     (IN THOUSANDS)
Interest Payable on loans and other borrowings wholly
  repayable
  within 5 years:
Bank loans and overdrafts...................................     149      142      1,606
Obligations under finance leases............................     196      315      1,205
Interest on Senior Notes....................................      --       --     20,565
                                                                 ---      ---     ------
Amortisation of Senior Notes issue costs....................      --       --        658
                                                                 ---      ---     ------
Total                                                            345      457     24,034
                                                                 ===      ===     ======

12  TAXATION ON LOSS ON ORDINARY ACTIVITIES

                                                                YEAR ENDED SEPTEMBER 30,
                                                                -------------------------
                                                                1996      1997      1998
                                                                -----     -----     -----
                                                                  L         L         L
                                                                     (IN THOUSANDS)
Corporation tax.............................................     --         2         2
                                                                 ==        ==        ==

     As of September 30, 1998 the Company has unrecognised tax losses carried forward, which can be used to offset future taxable income of the Company. These amount to approximately L54,955,000 (1997: L16,005,000 and 1996: L7,684,000) and
are available to reduce future tax liabilities. The tax losses have the expiry dates shown below.

     The expiry date of the losses which would have been available as at September 30, 1997 and September 30, 1996 are respectively shown below for comparative purposes only; those losses which have not since expired are included within the 1998 analysis.

                                                                YEAR ENDED SEPTEMBER 30,
                                                                -------------------------
                                                                1996      1997      1998
                                                                -----    ------    ------
                                                                  L        L         L
                                                                     (IN THOUSANDS)
1999........................................................      315       263        66
2000........................................................      338       284        63
2001........................................................      785       512       428
2002........................................................      449       859       521
2003........................................................      763       580       856
2004........................................................       --     1,274     1,908
2005........................................................       --        --     6,539
                                                                -----    ------    ------
Indefinite carry forward....................................    5,034    12,233    44,574
                                                                -----    ------    ------
                                                                7,684    16,005    54,955
                                                                =====    ======    ======

                            ESPRIT TELECOM GROUP PLC

13  LOSS PER SHARE

     The loss per share represents the loss attributable to shareholders in each year divided by the weighted average number of Ordinary Shares outstanding during each year.

                                                                YEAR ENDED SEPTEMBER 30,
                                                            --------------------------------
                                                              1996        1997        1998
                                                            --------    --------    --------
                                                               L           L           L
                                                                     (IN THOUSANDS)
Loss for the year.......................................      (5,094)    (10,860)    (42,447)
                                                            --------    --------    --------
Weighted average number of shares (thousands)...........      68,397     104,900     124,095
                                                            --------    --------    --------
Loss per share..........................................    L  (0.07)   L  (0.10)      (0.34)
                                                            --------    --------    --------

14  INTANGIBLE FIXED ASSETS

                                                                YEAR ENDED SEPTEMBER 30,
                                                            --------------------------------
                                                              1996        1997        1998
                                                            --------    --------    --------
                                                               L           L           L
                                                                     (IN THOUSANDS)
GOODWILL
Cost
At October 1............................................         775         775       3,586
Acquisitions............................................          --       2,811      95,274
Currency translation adjustment.........................          --          --       3,660
                                                            --------    --------    --------
Balance at September 30.................................         775       3,586     102,520
                                                            ========    ========    ========
Accumulated Amortization
At October 1............................................         123         175         274
Amortization............................................          52          99       3,119
Currency translation adjustment.........................          --          --          98
                                                            --------    --------    --------
Balance at September 30.................................         175         274       3,491
                                                            --------    --------    --------
Net book value at September 30..........................         600       3,312      99,029
                                                            ========    ========    ========

     Goodwill arose on (i) the purchase of Interaktieve Media Services BV with the total consideration before expenses expected to be L7,131,000, (ii) the purchase of Plusnet GmbH & Co KG with the total consideration before expenses of L90,068,000 (iii) the purchase of the trade assets and liabilities of Budget Phone Card BV with a total consideration before expenses of L586,000.

     The following movements occurred on the consideration in respect of prior year acquisitions: (a) L46,000 is due as contingent consideration for Swift Global Nederlands BV (b) the value of the deferred share consideration due in respect of Telecom Europa Limited increased by L277,000 during the year.

                            ESPRIT TELECOM GROUP PLC

15  TANGIBLE FIXED ASSETS

                                 TELECOM-       TELECOM-       OFFICE    COMPUTER    ASSETS UNDER
                                 EQUIPMENT   INFRASTRUCTURE   FIXTURES   EQUIPMENT   CONSTRUCTION   TOTAL
                                   L'000         L'000         L'000       L'000        L'000       L'000
COST
At September 30, 1995.........     2,912            154          310         353           --        3,729
Capital additions.............     5,433              9          162         357           --        5,961
Disposals.....................       (41)            --           --          --           --          (41)
Currency translation
  adjustment..................       (35)            (6)          (5)        (11)          --          (57)
                                  ------         ------        -----      ------         ----       ------
At October 1, 1996............     8,269            157          467         699           --        9,592
Capital additions.............     7,063             35          530       1,215          999        9,842
Acquired with subsidiaries....       196             --          102          --           --          298
Disposals.....................       (71)            (1)         (12)        (24)          --         (108)
Currency translation
  adjustment..................      (428)           (19)         (42)        (95)          --         (584)
                                  ------         ------        -----      ------         ----       ------
At October 1, 1997............    15,029            172        1,045       1,795          999       19,040
Capital additions.............    19,080         16,335        2,243       3,213          284       41,155
Transfers.....................       999             --           --          --         (999)          --
Acquired with subsidiaries....    10,682            795        1,972         401           --       13,850
Disposals.....................        (1)          (220)          (8)        (83)          --         (312)
Currency translation
  adjustment..................       263            174         (267)        (75)          --           95
                                  ------         ------        -----      ------         ----       ------
At September 30, 1998.........    46,052         17,256        4,985       5,251          284       73,828
                                  ------         ------        -----      ------         ----       ------
ACCUMULATED DEPRECIATION
At September 30, 1995.........       634             46           58         129           --          867
Depreciation..................     1,080             30          147         162                     1,419
Disposals.....................       (24)            --           --          --           --          (24)
Currency translation
  adjustment..................       (38)            (2)          (1)         (3)          --          (44)
                                  ------         ------        -----      ------         ----       ------
At October 1, 1996............     1,652             74          204         288           --        2,218
Depreciation..................     2,087              1          243         406           --        2,737
Acquired with subsidiaries....        59             --           32          --           --           91
Disposals.....................       (50)            (1)         (12)        (21)          --          (84)
Currency translation
  adjustment..................      (124)            (9)         (21)        (52)          --         (206)
                                  ------         ------        -----      ------         ----       ------
At October 1, 1997............     3,624             65          446         621           --        4,756
Depreciation..................     6,044          1,519          362         857           --        8,782
Acquired with subsidiaries....     4,049            306          926          89           --        5,370
Disposals.....................      (179)            --          (48)         --           --         (227)
Currency translation
  adjustment..................       205             68         (138)        (59)          --           76
                                  ------         ------        -----      ------         ----       ------
At September 30, 1998.........    13,743          1,958        1,548       1,508           --       18,757
                                  ------         ------        -----      ------         ----       ------
NET BOOK VALUE
At September 30, 1996.........     6,617             83          263         411           --        7,374
                                  ------         ------        -----      ------         ----       ------
At September 30, 1997.........    11,405            107          599       1,174          999       14,284
                                  ------         ------        -----      ------         ----       ------
At September 30, 1998.........    32,309         15,298        3,437       3,743          284       55,071
                                  ------         ------        -----      ------         ----       ------

     Telecom equipment includes installation costs and customer software upgrades primarily in the UK, with a net book value of L5,276,000 (L1,416,000 at September 30, 1997, L594,000 at September 30, 1996).

     The net book value of telecom equipment includes L23,467,213, L3,134,036 and L2,322,399 in respect of assets held under finance leases as at September 30, 1998, 1997, and 1996 respectively.

                            ESPRIT TELECOM GROUP PLC

16  INVESTMENTS

                                                                YEAR ENDED SEPTEMBER 30,
                                                                ------------------------
                                                                1996      1997      1998
                                                                -----     -----     ----
                                                                 L          L        L
                                                                     (IN THOUSANDS)
Investments.................................................     31        131       --
                                                                 --        ---      ---

     This amount represented a 20% investment in Long Distance International Ltd ("LDI")-a company incorporated in the UK.

     This investment was sold during the year resulting in a gain of L200,000. The Company's co-investor in LDI benefited from a controlling shareholding. Consequently, in view of the disposition of the shareholdings in LDI, the Board does not believe that the Company was able to exercise a significant influence over LDI's financial and operating policies. Accordingly, the Board does not believe that it is appropriate for the Company to account for its share of losses of LDI on an equity basis. During the prior year, the Company made an unsecured loan advance to LDI of L100,000 repayable after two years, at a commercial rate of interest. This loan was repaid during the year.

17  OTHER DEBTORS: AMOUNTS DUE WITHIN ONE YEAR

                                                                YEAR ENDED SEPTEMBER 30,
                                                                -------------------------
                                                                1996      1997      1998
                                                                -----    ------    ------
                                                                  L        L         L
                                                                     (IN THOUSANDS)
Other debtors...............................................       86        78    17,174
Prepayments and accrued income..............................    2,266     1,818     9,070
                                                                -----    ------    ------
                                                                2,352     1,896    26,244
                                                                -----    ------    ------

     Trade debtors is reflected net of allowances for uncollectible accounts of L2,200,000, L1,296,500, and L165,000 as of September 30, 1998, 1997 and 1996,
respectively.

     Included within other debtors is L14,568,000 relating to monies recoverable from Thyssen Telecom TG as part of the Plusnet acquisition.

18  CREDITORS: AMOUNTS DUE WITHIN ONE YEAR

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                --------------------------
                                                                 1996      1997      1998
                                                                ------    ------    ------
                                                                  L         L         L
                                                                      (IN THOUSANDS)
Bank loans and overdrafts...................................       666       101       516
Trade creditors.............................................     7,741    19,678    42,132
Social security and other taxation..........................       818       388     2,097
Accruals....................................................     2,433     4,024    24,956
Obligations under finance leases............................       464     1,104     3,229
                                                                ------    ------    ------
                                                                12,122    25,295    72,930
                                                                ======    ======    ======

     The Company has two secured bank financing facilities through its UK and Dutch subsidiaries as at September 30, 1998. These are set out below:

                            ESPRIT TELECOM GROUP PLC

     ESPRIT TELECOM UK LTD -- L1,000,000 credit facility repayable on demand with Lloyds TSB plc in the UK, agreed on December 21, 1995. As the facility is secured by the receivables of the Company, the amount of the facility that is available at any time varies directly in relation to the Company's pledged receivables (70% thereof), subject to the L1 million facility limit. As at September 30, 1998, LNil of this facility had been utilized. This facility bears interest on outstanding borrowings at LIBOR plus 2.25% per annum (9.75% at September 30, 1998) and remains in effect until notice of termination is given by the Company or Lloyds TSB plc.

     ESPRIT TELECOM BENELUX BV -- NLG 1,200,000 credit facility repayable on demand with ABN Amro in the Netherlands, dated August 23, 1996, which is subject to a credit limit representing 69% of the total amount of pledged receivables. As at September 30, 1998, NLG Nil of this facility had been utilized. This facility bears interest on outstanding borrowings of the promissory note discount rate plus a debit interest sub-charge of a minimum of 5%, plus 2.5%, enhanced for certain facility fees (7.5% at September 30, 1998), and remains in effect until notice of termination by the Company or ABN Amro.

19  CREDITORS: AMOUNTS DUE AFTER ONE YEAR

                                                                YEAR ENDED SEPTEMBER 30,
                                                                -------------------------
                                                                1996     1997      1998
                                                                -----    -----    -------
                                                                  L        L         L
                                                                     (IN THOUSANDS)
Obligations under finance leases
  repayable between one and two years.......................      642    1,257      3,610
  repayable between two and five years......................    1,326    1,571      8,988
  repayable after five years................................       --       --      4,166
Bank loans and other debt:
  repayable between one and two years.......................       --       46      2,303
Senior Notes due 2007 and 2008..............................       --       --    309,739
                                                                -----    -----    -------
                                                                1,968    2,874    328,806
                                                                =====    =====    =======

     At September 30, 1998, the Company has the following obligations under a finance lease:

     A lease agreement with Ericsson in respect of telecommunication equipment, against which the obligations are secured. A lease agreement with GE capital in respect of telecommunication equipment. A lease agreement with GPT in respect of telecommunication equipment.

     In connection with the London/Paris SDH fibre infrastructure, the Company has entered into three lease agreements with suppliers. Maturity for these leases is 2007 and the effective interest rate applicable under these agreements is 11.50%.

     The Senior Notes 2007 comprise US$230 million and DM 125 million. The coupon on both transactions is payable bi-annually at 11.50%. These Notes rank pari-passu with other ordinary creditors.

     The Senior Notes 2008 comprise US$150 million and DM 150 million. The coupon on both transactions is payable bi-annually at 10.875% and 11.00% respectively. These Notes rank pari-passu with other ordinary creditors.

                            ESPRIT TELECOM GROUP PLC

20  SHARE CAPITAL AND RESERVES

                                   ORDINARY AND 'A'     PREFERENCE                    SHARE    SHARES                  PROFIT AND
                                    ORDINARY SHARES       SHARES         MERGER      PREMIUM   TO BE       OTHER          LOSS
                                   -----------------   -------------   RESERVE (1)   ACCOUNT   ISSUED   RESERVES (2)    ACCOUNT
                                    NUMBER      L      NUMBER    L          L           L        L           L             L
                                   --------   ------   ------   ----   -----------   -------   ------   ------------   ----------
                                                                           (IN THOUSANDS)
At October 1, 1995...............   65,700      657      673     673     10,974          --       --         775         (7,577)
Retained loss for the year.......       --       --       --      --         --          --       --          --         (5,094)
Issue of new shares..............   20,800      208       --      --      7,208          --       --          --             --
Repurchase of shares.............   (5,100)     (51)      --      --         --          --       --          --             --
Net differences on exchange......       --       --       --      --         --          --       --          --            203
Issue of new options.............       --       --       --      --         --          --       --       2,035             --
                                   -------    -----     ----    ----     ------      ------    -----       -----        -------
At October 1, 1996...............   81,400      814      673     673     18,182          --       --       2,810        (12,468)
Retained loss for the year.......       --       --       --      --         --          --       --          --        (10,860)
Redemption of preference
  shares.........................       --       --     (673)   (673)        --          --       --          --             --
Issue of new shares..............   40,471      405       --      --      1,126      30,800       --          --             --
Merger reserve arising from
  reorganisation.................       --       --       --      --         --          --       --          68            (68)
Net differences on exchange......       --       --       --      --         --          --       --          --            148
Issue of new options.............       --       --       --      --         --          --       --         417             --
                                   -------    -----     ----    ----     ------      ------    -----       -----        -------
At October 1, 1997...............  121,871    1,219       --      --     19,308      30,800       --       3,295        (23,248)
Retained loss for the year.......       --       --       --      --         --          --       --         113        (42,447)
Issue of new shares..............    3,658       36       --      --        381       2,014       --        (958)            --
Other movements..................       --       --       --      --        908          --       --        (908)            --
Net differences on exchange......       --       --       --      --         --          --       --          --            120
Deferred share consideration.....       --       --       --      --         --          --    2,168          --             --
                                   -------    -----     ----    ----     ------      ------    -----       -----        -------
At September 30, 1998............  125,529    1,255       --      --     20,597      32,814    2,168       1,542        (65,575)
                                   =======    =====     ====    ====     ======      ======    =====       =====        =======

---------------

(1) The merger reserve represents contributed capital in excess of the nominal value of the shares issued by predecessor companies.

(2) Other reserves primarily represent the capital element relating to the issue of options at a discount to the fair value at the date of grant.

AUTHORIZED SHARE CAPITAL

     On January 31, 1997, the Company effected a share for share exchange to acquire all of the outstanding share capital of Esprit Telecom (Jersey) Limited, the Company's predecessor. Differences in the nominal value of shares exchanged have been reflected in the table above on a pro forma basis from October 1, 1995.

     After giving retroactive effect to the above, and prior to the February 1997 fifty for one share split explained below, (i) the authorised share capital of the Company consisted of L1,791,719 divided into 2,123,438 Ordinary and "A" ordinary shares of 50p each, and 730,000 preference shares of L1 each, and (ii) the issued and paid-in share capital of the Company at September 30, 1996 consisted of L1,487,448 divided into 1,628,097 ordinary and "A" ordinary shares and 673,400 preference shares.

     At the time of the Company's February 1997 Offering: (i) the Company's "A" ordinary shares were converted into ordinary shares of 50p to provide a single class of ordinary share, (ii) each of the Company's authorized and unissued ordinary shares of 50p were split into fifty Ordinary Shares of 1p each, and
(iii) each of the Company's authorized and unissued preference shares were split into 100 preference shares of 1p each and redesignated as Ordinary Shares of 1p each.

                            ESPRIT TELECOM GROUP PLC

PURCHASE OF OWN SHARES AND CHANGE IN CAPITAL STRUCTURE

     On or immediately prior to the Company's initial public offering, on March 4, 1997 the Company (1) redeemed and cancelled all outstanding issued Preference Shares of L1 each; (2) redesigned each "A" Ordinary Share of L0.50 each as an Ordinary Share of L0.50 each; (3) subdivided each Ordinary Share of L0.50 into fifty Ordinary Shares of one pence each; (4) subdivided each Preference Share of L1 each into one hundred Preference Shares of one pence each; (5) redesignated each Preference Share of one pence each as Ordinary Share of one pence each; and
(6) increased the Company's share capital and amended Article 6 of the Memorandum and Articles of Association to read: "The share capital of the Company is 2,000,000 divided into 200,000,000 Ordinary Shares of one pence each".

PREFERENCE SHARES

     The non-voting, non-dividend bearing preference shares were redeemable at their face value (which equals carrying value) by the Company in whole or in part at the Company's option on or before February 25, 1998. The Company was obliged to redeem the preference shares upon (i) the listing of the ordinary share capital of the Company on any recognized investment exchange or stock exchange, or (ii) the unconditional acquisition by a buyer of more than 50% of the Ordinary Shares of the Company.

     On January 31, 1997, the Company redeemed 437,337 preference shares for L437,337 and the remaining preference shares were redeemed on March 4, 1997 out of the proceeds of the Offering.

WARRANTS

     On February 25, 1994, concurrent with a subscription for "A" ordinary shares the Company also issued to its "A" ordinary shareholder (i) class "A" share warrants that entitled the holder to purchase 56,518 "A" ordinary shares of Esprit Telecom (Jersey) Limited for an exercise price of $1.00 per share and
(ii) class "B" share warrants that entitled the holder to purchase an additional 50,000 "A" ordinary shares of Esprit Telecom (Jersey) Limited for issuance at an exercise price of $13.00 per share. The warrants were exercisable up to the date that the preference shares were redeemed in full or cancelled.

     Effective January 31, 1997, the warrants were exercised for a total consideration amount of $706,518 (L437,337) which was applied against the partial redemption of outstanding preference shares.

                            ESPRIT TELECOM GROUP PLC

21  PURCHASE OF SUBSIDIARY UNDERTAKINGS

     With effect from May 1, 1998, the group acquired whole of the issue Share capital of Thyssen Festnetz Management GmbH and the whole limited partnership interest in Thyssen Festnetz GmbH & Co. KG for an estimated cash consideration of L90,068,000 before expenses. This has been accounted for as an acquisition. Goodwill arising has been capitalized in the balance sheet and amortised over 15 years as this is the period over which the directors estimate that the value of the underlying business acquired is expected to exceed the value of the underlying assets. Following the completion of the 1998 financial year the total consideration has been adjusted downwards by approximately DM 40 million, based upon the billed revenues of the business, as prescribed in the agreed contractual terms of the acquisition.

     The loss after tax of the Plusnet business for the years ended September 30, 1997 was DM 30,596,000. The loss after tax of the Plusnet business for the period to acquisition on May 1, 1998 was DM 8,309,000.

     The assets and liabilities acquired at that date were as follows:

                                                                         FAIR VALUE     FAIR VALUE TO
                                                           BOOK VALUE    ADJUSTMENTS       COMPANY
                                                           ----------    -----------    -------------
                                                              L               L               L
                                                                         (IN THOUSANDS)
Tangible fixed assets..................................       7,440            --           7,440
Debtors................................................       4,135            --           4,135
Cash at Bank and in Hand...............................           1            --               1
                                                             ------                        ------
Total assets...........................................      11,576            --          11,576
Creditors due within one year..........................      (7,624)           --          (7,624)
Creditors due after more than one year.................         (40)           --             (40)
                                                             ------                        ------
Total Liabilities......................................      (7,664)           --          (7,664)
Net assets.............................................       3,912            --           3,912
Goodwill arising on acquisition........................                        --          87,151
                                                                                           ------
                                                                                           91,063
                                                                                           ======
Represented by:
Cash paid..............................................                                    90,068
Cost associated with the acquisition...................                                       995
                                                                                           ------
                                                                                           91,063
                                                                                           ======

     On November 18, 1997, the Company acquired the whole share capital of IMS Interaktieve Media Services BV for an estimated consideration before costs of L7,131,000 satisfied by the issue of 752,804 ordinary shares, cash of L1,518,000 and deferred consideration of L5,085,000. This has been accounted for as an acquisition.

     Goodwill has been capitalised in the balance sheet and amortised over 15 years as this is the period over which the directors estimate that the value of the underlying business acquired is expected to exceed the value of the underlying assets.

     The profit after tax of IMS in the year ended December 31, 1996 was NLG 542,476. The loss after tax of IMS in the period ended November 17, 1997 was NLG 450,463.

                            ESPRIT TELECOM GROUP PLC

     The assets and liabilities acquired at that date were as follows.

                                                                         FAIR VALUE     FAIR VALUE TO
                                                           BOOK VALUE    ADJUSTMENTS       COMPANY
                                                           ----------    -----------    -------------
                                                              L               L               L
                                                                         (IN THOUSANDS)
Tangible Fixed Assets..................................       1,041            --           1,041
Debtors................................................         493            --             493
                                                             ------                        ------
Total Assets...........................................       1,534            --           1,534
Overdrafts.............................................        (118)           --            (118)
Creditors due within one year..........................      (1,174)           --          (1,174)
Creditors due after one year...........................        (336)           --            (336)
                                                             ------                        ------
Total Liabilities......................................      (1,628)           --          (1,628)
Net Liabilities........................................         (94)           --             (94)
Goodwill arising on acquisition........................                                     7,225
                                                                                           ------
                                                                                            7,131
                                                                                           ======
Represented by:
Cash consideration.....................................                                     1,518
Estimated deferred cash consideration..................                                     3,339
Fair Value of shares issued............................                                       389
Estimated fair value of deferred share consideration...                                     1,746
Cost associated with the acquisition...................                                       139
                                                                                           ------
                                                                                            7,131
                                                                                           ======

     With effect from 1 February 1998, the Group acquired the trade, assets and liability to the curator-in-bankruptcy of Budget Phone Card BV, a customer in liquidation. The Company regards the amount receivable from Budget Phone Card BV at the time of acquisition as the fair value of the purchase consideration.

                                                                         FAIR VALUE     FAIR VALUE TO
                                                           BOOK VALUE    ADJUSTMENTS       COMPANY
                                                           ----------    -----------    -------------
                                                             L                L               L
                                                                         (IN THOUSANDS)
Cash...................................................        60             --              60
Debtors................................................       109            (38)             71
                                                              ---            ---             ---
Total Assets...........................................       169            (38)            131
Creditors due within one year..........................       (50)           (49)            (99)
Creditors due after one year...........................        --             --              --
                                                              ---            ---             ---
Total Liabilities......................................       (50)           (49)            (99)
Net Assets.............................................       119            (87)             32
Goodwill arising on acquisition........................                                      575
                                                                                             ---
                                                                                             607
                                                                                             ===
Represented by:
Net debt receivable at liquidation.....................                                      586
Costs associated with acquisition......................                                       21
                                                                                             ---
                                                                                             607
                                                                                             ===

     Fair value adjustments represent revaluations of the acquired amounts, principally providing against certain debtors and recognizing other unrecorded liabilities.

                            ESPRIT TELECOM GROUP PLC

ADJUSTMENT TO PRIOR YEAR ACQUISITIONS.

     No adjustment has been necessary to the fair value acquisition adjustments in respect of all the prior years' acquisitions.

22  FINANCIAL AND CAPITAL COMMITMENTS

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                --------------------------
                                                                 1996      1997      1998
                                                                ------    ------    ------
                                                                  L         L         L
                                                                      (IN THOUSANDS)
Capital expenditure authorized and contracted for...........        --     3,159    64,302
Capital expenditure authorized and not contracted for.......     2,200     2,747     5,797

     The Company and its subsidiaries are party to various operating leases for dedicated switch access lines, dedicated national and international lines, office space, furniture and office equipment which expire at various times through to the year 2002.

     Operating lease payments payable within one year of the balance sheet date were in respect of operation leases expiring:

                                                                YEAR ENDED SEPTEMBER 30, 1996
                                                                -----------------------------
                                                                LAND AND
                                                                BUILDINGS    OTHER     TOTAL
                                                                ---------    ------    ------
                                                                  L            L         L
                                                                       (IN THOUSANDS)
Operating leases which expire:
within one year.............................................        20         391       411
between one and five years..................................       260       2,333     2,593
after five years............................................       162          --       162
                                                                   ---       -----     -----
                                                                   442       2,724     3,166
                                                                   ===       =====     =====

                                                                YEAR ENDED SEPTEMBER 30, 1997
                                                                -----------------------------
                                                                LAND AND
                                                                BUILDINGS    OTHER     TOTAL
                                                                ---------    ------    ------
                                                                  L            L         L
                                                                       (IN THOUSANDS)
Operating leases which expire:
within one year.............................................        93       5,528     5,621
between one and five years..................................       409         235       644
after five years............................................       275          --       275
                                                                   ---       -----     -----
                                                                   777       5,763     6,540
                                                                   ===       =====     =====

                            ESPRIT TELECOM GROUP PLC

                                                                YEAR ENDED SEPTEMBER 30, 1998
                                                                -----------------------------
                                                                LAND AND
                                                                BUILDINGS    OTHER     TOTAL
                                                                ---------    ------    ------
                                                                   L           L         L
                                                                       (IN THOUSANDS)
Operating leases which expire:
within one year.............................................        154      3,819     3,973
between one and five years..................................        885        909     1,794
after five years............................................        482        155       637
                                                                  -----      -----     -----
                                                                  1,521      4,883     6,404
                                                                  =====      =====     =====

     The future minimum lease payments under non-cancellable leases as of September 30, 1998 are:

                                                                       FINANCE LEASES
                                                         ------------------------------------------
PAYABLE IN THE YEAR ENDED SEPTEMBER 30,                  OPERATING    CAPITAL    INTEREST    TOTAL
---------------------------------------                  ---------    -------    --------    ------
                                                            L            L          L          L
                                                                       (IN THOUSANDS)
1999.................................................      6,404       3,230      1,993      11,627
2000.................................................      2,418       3,610      1,633       7,661
2001.................................................      2,162       2,548      1,286       5,996
2002.................................................      1,734       1,575      1,118       4,427
2003.................................................      1,398       1,628        975       3,996
Thereafter...........................................        351       7,408      2,135       9,894
                                                          ------      ------      -----      ------
                                                          14,467      19,999      9,140      43,601
                                                          ======      ======      =====      ======

                            ESPRIT TELECOM GROUP PLC

23  ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                 YEAR ENDED SEPTEMBER 30,
                                                                ---------------------------
                                                                 1996      1997      1998
                                                                ------    ------    -------
                                                                  L         L          L
                                                                      (IN THOUSANDS)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................       142     1,152      8,264
Interest paid...............................................      (149)     (142)    (1,606)
Interest element of finance lease rental payments...........      (196)     (315)    (1,205)
Interest paid on Senior Notes...............................        --        --    (10,287)
                                                                ------    ------    -------
Net cash (outflow)/inflow for returns on investments and
  servicing of finance......................................      (203)      695     (4,834)
                                                                ======    ======    =======
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
(Purchase)/Sale of investment...............................       (31)     (100)       331
Purchase of tangible fixed assets...........................    (3,563)   (7,819)   (22,809)
                                                                ------    ------    -------
Net cash outflow from capital expenditure and financial
  investment................................................    (3,594)   (7,919)   (22,478)
                                                                ======    ======    =======
ACQUISITIONS
Net overdrafts acquired with subsidiary (Note 25)...........        --       (85)      (118)
Cash acquired with subsidiary...............................        --        --         61
Purchase of subsidiary undertaking (Note 25)................        --      (767)   (91,586)
                                                                ------    ------    -------
Net cash outflow for acquisitions...........................        --      (852)   (91,643)
                                                                ======    ======    =======
FINANCING
Issue of ordinary share capital.............................     7,365    30,629        307
Redemption of preference shares.............................        --      (673)        --
Proceeds from warrants exercised............................        --       437         --
Proceeds from bridging loans................................        --        --     25,000
Repayment of bridging loans.................................        --        --    (25,000)
Proceeds from Senior Notes 2007 and 2008....................        --        --    311,036
Repayments of short-term borrowings.........................        --        --         --
Proceeds from long-term borrowings..........................        --        --         --
Repayment of long-term borrowings...........................      (631)      (91)       (46)
Capital element of finance lease repayments.................      (193)     (503)    (2,988)
                                                                ------    ------    -------
Net cash inflow from financing..............................     6,541    29,799    308,309
                                                                ======    ======    =======

     Management of liquid resources represents the movement on both short term cash deposits and restricted securities. Restricted securities represent escrow funds that are used to finance a proportion of the interest payments on Senior Notes 2007.

                            ESPRIT TELECOM GROUP PLC

24  ANALYSIS OF NET DEBT

                                                                 ACQUISITIONS
                                                                  (EXCLUDING      OTHER
                                            AT                     CASH AND      NON CASH    EXCHANGE         AT
                                        OCTOBER 1,   CASH FLOW   OVERDRAFTS)    CHANGES(1)   MOVEMENTS   SEPTEMBER 30,
                                        ----------   ---------   ------------   ----------   ---------   -------------
                                           L             L            L             L            L             L
                                                                        (IN THOUSANDS)
1996
Bank balances and cash...............      5,615       (1,574)         --             --          54          4,095
Overdrafts...........................       (404)        (262)         --             --          --           (666)
                                          ------     --------        ----        -------      ------       --------
                                           5,211       (1,836)         --             --          54          3,429
Debt due after one year..............       (631)         614          --             --          17             --
Debt due within one year.............         --           --          --             --          --             --
Finance leases.......................       (193)         356          --         (2,595)         --         (2,432)
                                          ------     --------        ----        -------      ------       --------
                                           4,387         (866)         --         (2,595)         71            997
Short term cash deposits.............         --        2,335          --                         --          2,335
                                          ------     --------        ----        -------      ------       --------
Total................................      4,387        1,469          --         (2,595)         71          3,332
                                          ======     ========        ====        =======      ======       ========
1997
Bank balances and cash...............      4,095       (2,383)         --             --         (63)         1,649
Overdrafts...........................       (666)         564          --             --           1           (101)
                                          ------     --------        ----        -------      ------       --------
                                           3,429       (1,819)         --             --         (62)         1,548
Debt due after one year..............         --           12         (12)            --          --             --
Debt due within one year.............         --           79        (123)            --          (2)           (46)
Finance leases.......................     (2,432)         503          --         (2,003)         --         (3,932)
                                          ------     --------        ----        -------      ------       --------
                                             997       (1,225)       (135)        (2,003)        (64)        (2,430)
Current assets Short term cash
  deposits...........................      2,335       20,541          --             --          --         22,876
                                          ------     --------        ----        -------      ------       --------
Total................................      3,332       19,316        (135)        (2,003)        (64)        20,446
                                          ======     ========        ====        =======      ======       ========
1998
Bank balances and cash...............      1,649        2,575          --             --           9          4,233
Overdrafts...........................       (101)        (414)         --             --          (1)          (516)
                                          ------     --------        ----        -------      ------       --------
                                           1,548        2,161          --             --           8          3,717
Debt due within one year.............        (46)          46          --             --          --             --
Senior Notes due 2007 and 2008.......         --     (311,036)         --           (658)      1,955       (309,739)
Finance leases.......................     (3,932)       2,988          --        (18,346)       (703)       (19,993)
                                          ------     --------        ----        -------      ------       --------
                                          (2,430)    (305,841)         --        (19,004)     (1,260)      (326,015)
Current assets
Short term cash deposits.............     22,876      108,573          --             --          98        131,547
                                          ------     --------        ----        -------      ------       --------
Restricted securities................         --       49,485          --             --        (516)        48,969
Total................................     20,446     (147,783)         --        (19,004)        842       (145,499)
                                          ======     ========        ====        =======      ======       ========

---------------

(1) Other non cash changes, see note 26.

(2) Restricted securities are those securities held to pay the first three years of interest on the Senior Notes 2007 as required under the covenants of the Senior Notes 2007.

                            ESPRIT TELECOM GROUP PLC

25  PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                               YEAR ENDED
                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
                                                                L'000
Net assets acquired:
Tangible fixed assets.......................................      8,481
Debtors.....................................................      4,699
Cash at bank and in hand....................................         61
Creditors...................................................     (9,275)
Bank overdrafts.............................................       (118)
                                                                 ------
Net assets..................................................      3,848
Goodwill....................................................     94,953
                                                                 ------
                                                                 98,801
                                                                 ======
Satisfied by:
Shares allotted.............................................        389
Cash paid...................................................     91,586
Cash payable................................................      1,746
Estimated deferred cash consideration.......................      3,339
Net debt receivable at liquidation..........................        586
Costs associated with the acquisition.......................      1,155
                                                                 ------
                                                                 98,801
                                                                 ======

     The subsidiary undertakings acquired during the year contributed L5,888,000 to the Company's net operating cash flows and utilised L6,392,000 for capital expenditure.

26  OTHER NON-CASH CHANGES

     Other non-cash changes represent finance leases entered into by the Company. At the start of 1995, the Company entered into a finance lease with COLT Telecom for the purchase of equipment. This was repaid in full during 1996. On October 13, 1995, the Company entered into a five-year finance lease with Ericsson to acquire a telecommunications switch. During the year the Company entered into an additional finance lease with Ericsson to acquire a second telecommunications switch. Additional amounts were also spent on capital additions from Ericsson to upgrade their existing switch which has been capitalised as part of the first lease.

     Other non-cash changes to the Senior Notes 2007 and 2008 of L658,000 represent the year's amortisation of the issue costs. Other non cash charges for finance represent additional lease facilities and accounts for the infrastructure. During the year the Company utilized additional finance lease facilities with Ericsson to acquisition additional telecommunications switching equipment.

27  SUBSEQUENT EVENTS

     In the period since September 30, 1998 the following additional subsequent events occurred:

A) Under the Executive Plan, between October, 5 and November, 2 1998. October, the Board approved the granting of share options to key employees as follows:

                            ESPRIT TELECOM GROUP PLC

NUMBER OF SHARE OPTIONS ISSUED  ADS EQUIVALENT  EXERCISE PRICE PER ADS
           245,000                  35,000            US$16.125
           140,000                  20,000             US$17.25
           140,000                  20,000             US$17.25

B)  SPANISH LICENSE:

     Esprit Telecom de Espana has class B1 licences for Madrid, Barcelona and Gerona. These permit the provision of public telephony services and the operation of a network in the named cities. A B1 licence for Bilbao has been applied for and is expected to be issued before the end of December. A class C1 licence (allowing the running of a national network, but not the provision of public telephony services) was granted on December 17, 1998.

C)  NEW LEASES IN READING:

     The Company has contracted in November 1998 additional office space at its Reading offices (UK) through a 5 year lease that expires in March 2008, with a tenant only option to break in March 2003, for a total consideration of L850,777. Additionally, the Company has committed to a leases at its Reading offices (UK) starting in December 98 and starting in April 99 for a total consideration of L938,920 expiring in 2008 and 2009 respectively, with a tenant only option to break in 2003.

D)  APPOINTMENT OF SIR ROBIN BIGGAM

     On October 5, 1998 the Board of Directors elected Sir Robin Biggam as Director, and appointed him Chairman of the Company in place of Walter Anderson. Subsequently, on November 23, 1998 at an Extraordinary General Meeting, the Members of the Company voted to remove Walter Anderson as a Director.

E)  PROPOSED MERGER WITH GLOBAL TELESYSTEMS GROUP, INC.

     The Boards of GTS and Esprit Telecom announced on December 8, 1998 that agreement has been reached on the terms of a proposed recommended offer (to be made by Bear Stearns, on behalf of GTS), to acquire all the issued and to be issued share capital of Esprit Telecom including those shares represented by Esprit Telecom ADSs.

     Subject to the satisfaction or, to the extent permitted, waiver of the pre-conditions referred to below, the Offer will be made on the following basis:

FOR EVERY ESPRIT TELECOM SHARE, 0.1271 NEW GTS SHARE

FOR EVERY ESPRIT TELECOM ADS, 0.89 NEW GTS SHARE

     Based on the NASDAQ closing price of $41.75 per GTS Share on December 7, 1998, the Offer values each Esprit Telecom Share at $5.31 (L3.21) and each Esprit Telecom ADS at $37.16 (L22.48).

     The Offer represents a premium of approximately 22.8% over the middle market price of an Esprit Telecom ADS on NASDAQ at the close of business on December 7, 1998, being the last dealing day before the announcement of the Offer.

     The Offer values the entire issued share capital of Esprit Telecom, fully diluted for the exercise of all outstanding options, at approximately $757.3 million (L458.2 million).

                            ESPRIT TELECOM GROUP PLC

     The New GTS Shares to be issued under the Offer will be validly issued and fully paid and non-assessable and will rank pari passu in all respects with the existing issued GTS Shares.

     The Board of Esprit Telecom intends unanimously to recommend the Offer.

     The posting of the Offer Document to Esprit Telecom Security holders is pre-conditional on:

     - GTS obtaining requisite consents from Esprit Telecom Bondholders to the change in control of Esprit Telecom resulting from the Offer; and

     - The necessary registration statement with respect to the Offer becoming effective under US Securities Law and the relevant approvals being obtained from EASDAQ and the Commission Banque et Financier in Belgium.

     The Offer will be conditional, inter alia, on the approval of GTSs shareholders and the announcement by NASDAQ and EASDAQ of their decision to admit the New GTS Shares for quotation.

F)  NORTEL EQUIPMENT FINANCING AGREEMENT

     On November 17, 1998 the Company entered into a senior secured amortising loan facility with Northern Telecom to manufacture, install and commission SDH/DWDM equipment in five separate rings within Western Europe. The total consideration is DM 37 million with the final maturity being December 31, 2002.

G)  ERICSSON EQUIPMENT FINANCING AGREEMENT

     On December 1, 1998 the Company entered into a senior secured amortising loan facility with Ericsson to manufacture, install and commission telecommunication switches and equipment. Total consideration is L9 million pounds sterling, with the final maturity being December 31, 2002.

28  RELATED PARTY TRANSACTIONS

     The Company purchased the services of the outgoing Chairman Walt Anderson from Entree International.

     During the year, the Company acquired Plusnet, IMS and the trade and assets of Budget Phone Card. (see Note 21). The Company did not trade with IMS prior to the acquisition.

     Until October 13, 1997, Gold and Appel owned 17% of the capital stock of Telco Communications Group, Inc. ("Telco"), a long distance telecommunications company. The Company purchased certain long distance telecommunications services from, and sells certain services to, Telco. In addition the Company engages Tel Labs Inc., a wholly owned subsidiary of Telco ("Tel Labs"), for the final processing of its customer billing records.

                                                                 YEAR ENDED SEPTEMBER 30,
                                                              -------------------------------
                                                              1996         1997         1998
                                                              -----        -----        -----
                                                                      (IN THOUSANDS)
Sales to Plusnet......................................           --          180          267
Purchases from Plusnet................................           --           71          185
Sales to Budget Phone Card............................           83          997          430
Purchases from Entree International...................           --           --          250
Sales to Telco........................................        1,958          593          476
Purchases from Telco..................................        1,947        4,007        1,419
Purchases from Tel Labs...............................          311          402           45

                            ESPRIT TELECOM GROUP PLC

     Balances receivable and payable in respect of the above related parties, were as follows:

                                                                    YEAR ENDED SEPTEMBER 30,
                                                                 -------------------------------
                                                                 1996         1997         1998
                                                                 -----        -----        -----
                                                                 L'000        L'000        L'000
Net receivable from Plusnet..............................          --            3           --
Net receivable from Budget Phone Card....................          65          440          586
Net payable to Entree International......................          --           --            4
Net payable/(receivable) to/from Telco...................         158          114          (94)
Payable to Tel Labs......................................          29           38           --

29  SUBSIDIARY UNDERTAKINGS

     The following companies were the principal subsidiary undertakings as at September 30, 1998.

                                                                                        CLASS AND
                                                                   COUNTRY OF         PERCENTAGE OF
NAME                                           LEGAL SEAT        INCORPORATION          OWNERSHIP
----                                           -----------   ----------------------   -------------
Esprit Telecom (Jersey) Limited..............  St Helier     Jersey                   100% ordinary
Esprit Jersey Management Limited (including
  its Dutch branch)..........................  St Helier     Jersey                   100% ordinary
Esprit Telecom UK Limited....................  London        United Kingdom           100% ordinary
Telecom Europa Limited.......................  London        United Kingdom           100% ordinary
Esprit Telecom Holdings Limited..............  London        United Kingdom           100% ordinary
Esprit Telecom Europe BV.....................  Amsterdam     The Netherlands          100% ordinary
Esprit Telecom Benelux BV (including its
  Belgian branch)............................  Amsterdam     The Netherlands          100% ordinary
Swift Global Netherlands BV..................  Zoeterwoude   The Netherlands          100% ordinary
Esprit Telecom France SA.....................  Paris         France                   100% ordinary
Esprit Telecom de Espana SA..................  Madrid        Spain                    100% ordinary
Icomnet SA (including its Washington, DC, US
  branch)....................................  Tortola       British Virgin Islands   100% ordinary
Esprit Telecom Deutschland GmbH..............  Frankfurt     Germany                  100% ordinary
Esprit Telecom Italia Srl....................  Milan         Italy                    100% ordinary
IMS Interaktieve Media Services BV...........  Amsterdam     The Netherlands          100% ordinary
IMS Plus BV..................................  Amsterdam     The Netherlands          100% ordinary
Plusnet Management GmbH......................  Dusseldorf    Germany                  100% ordinary
Plusnet GmbH & Co. KG........................  Dusseldorf    Germany                  100% ordinary
Esprit Telecom Netzwerk GmbH.................  Dusseldorf    Germany                  100% ordinary
Esprit Telecom Deutschland Holding GmbH......  Dusseldorf    Germany                  100% ordinary
Plusnet Telecom GmbH Company KG..............  Dusseldorf    Germany                  100% ordinary

                            ESPRIT TELECOM GROUP PLC

30  DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
("GAAP")

     The Company's financial statements have been prepared in accordance with UK GAAP which differ in certain respects from US GAAP. The material differences as they apply to the Company are summarized below:

(A) SHARE OPTION AWARDS

     As required under Urgent Issue Task Force Abstract 17 (UITF 17), under UK GAAP, share options granted to employees are recognized in the Company's financial statements when the share options have been granted. Such grants give rise to compensation expense measured by reference to the fair value of shares only on date of grant, and at no subsequent date even for variable plans. Under US GAAP, Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," compensation expense resulting from awards under variable plans measures compensation costs as the difference between the quoted market price at the date when the number of shares of stock are known (the date the performance conditions are satisfied) and the exercise price; the cost is recognised over the period the employee performs related services. Since the ultimate compensation cost is unknown until the performance conditions are satisfied, estimates of compensation cost are recorded before the measurement date based on the quoted market price of the stock at intervening dates in situations where it is probable that the performance conditions will be attained. The Company deemed that the performance conditions were likely to be satisfied at September 30, 1998, however the compensation cost as of September 30, 1998 was immaterial to the Company.

     In October 1995, the US Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (FAS 123) which provides companies with a fair value method of recognising stock-based compensation expense in the financial statement, but permits the use of the recognition principles previously prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25) as long as disclosure of the effects of the fair-value method are included in the notes to the financial statements. The Company adopted FAS 123 in 1997 but has continued to use the recognition principles of APB 25.

     If the Company had elected to recognise compensation expense based upon the fair value at the grant date for awards under its various option plans, consistent with the methodology prescribed by FAS 123, the Company's US GAAP net loss and loss per share would be altered to the pro forma amounts indicated below:

                                                                  YEAR ENDED SEPTEMBER 30,
                                                                ----------------------------
                                                                 1996      1997       1998
                                                                ------    -------    -------
                                                                  L          L          L
                                                                     (THOUSANDS, EXCEPT
                                                                     PER SHARE AMOUNTS)
US GAAP Net loss:
  As reported...............................................    (5,325)   (10,852)   (42,447)
  Pro forma.................................................    (5,053)   (11,362)   (44,135)
US GAAP loss per ordinary share:
  As reported...............................................     (0.08)     (0.10)     (0.34)
  Pro forma.................................................     (0.07)     (0.11)     (0.36)
US GAAP loss per ADS:
  As reported...............................................     (0.56)     (0.70)     (2.38)
  Pro forma.................................................     (0.49)     (0.77)     (2.52)

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. The fair value for these options was estimated at the date of grant using the Black-Scholes option-

                            ESPRIT TELECOM GROUP PLC
pricing model with the following assumptions for the years ended September 30, 1996, 1997 and 1998: dividend yields of 0.0%; expected volatility of 150% for 1996 and 1997 and 100% for 1998; risk-free interest rate of 7.3% for 1996 and 1997 and a weighted average interest rate 5.4% for 1998; expected lives for options exercisable at L0.01 from 3 years to 5 years; expected lives for options exercisable between LNil and L1.05 from 5 to 8.5 years; and expected lives for options exercisable at L0.57 and L0.68 of 3 and 4 years respectively for 1996 and 1997. In 1998, the expected life for MSOP options exercisable at $2.30 and $2.40 of 3.5 years and expected lives for options exercisable ranging from L0.54 -- L2.45 of 3 to 3.5 years.

     The weighted average fair value of options granted during the years ended September 30, 1997 and 1996 for which the exercise price is L0.01 was L0.79 and L0.31 respectively. The weighted average fair value of options granted during the year ended September 30, 1997 for which the exercise price is between LNil and L1.05 was L0.60. The weighted average fair value of options granted during the year ended September 30, 1998 was L0.94.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock option plans have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock option plans.

     Transactions involving stock options are summarized as follows:

                                                                                  WEIGHTED
                                                                                  AVERAGE
                                                                   STOCK       EXERCISE PRICE
                                                                  OPTIONS        OF OPTIONS
DESCRIPTION                                                     OUTSTANDING     OUTSTANDING
-----------                                                     -----------    --------------
                                                                                     L
Balance, September 30, 1995.................................       883,250          0.01
  Granted...................................................     5,515,650          0.01
  Exercised.................................................       (58,250)         0.01
  Cancelled.................................................            --            --
                                                                ----------          ----
Balance, September 30, 1996.................................     6,340,650          0.01
  Granted...................................................     4,449,108          0.31
  Exercised.................................................      (710,500)         0.01
  Cancelled.................................................      (107,150)         0.01
                                                                ----------          ----
Balance, September 30, 1997.................................     9,972,108          0.06
  Granted...................................................     5,370,797          1.37
  Exercised.................................................    (2,418,859)         0.12
  Cancelled.................................................      (585,151)         1.14
                                                                ----------          ----
Balance, September 30, 1998.................................    12,338,895          0.78
                                                                ==========          ====

(B) REDEEMABLE PREFERENCE SHARES

     Under UK GAAP, redeemable preference shares are included in shareholders' funds. Under US GAAP, because these shares have a mandatory redemption feature, they are not classified as shareholders' equity.

                            ESPRIT TELECOM GROUP PLC

(C) DEFERRED TAXATION

     Under UK GAAP, deferred income taxes are accounted for to the extent that it is probable that a liability or asset will arise in the foreseeable future as a result of reversing timing differences. Under US GAAP, deferred taxes are accounted for on all temporary differences, and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realized in future tax returns. The deferred tax asset under UK GAAP can be reconciled to the deferred tax asset under US GAAP as follows:

                                                                    AS AT SEPTEMBER 30,
                                                                ---------------------------
                                                                 1996      1997      1998
                                                                ------    ------    -------
                                                                  L         L          L
                                                                      (IN THOUSANDS)
Deferred tax asset under UK GAAP............................        --        --         --
Tax effects of timing differences
  Tax losses................................................     2,764     5,122     18,296
  Capital allowances........................................        --        --         --
  Other timing differences deferred.........................        --        --         --
                                                                ------    ------    -------
Gross deferred tax assets in accordance with US GAAP........     2,764     5,122     18,296
Valuation allowance.........................................    (2,764)   (5,122)   (18,296)
Net deferred tax assets in accordance with US GAAP..........        --        --         --
                                                                ======    ======    =======

     A valuation allowance has been provided against the full amount of the deferred tax assets arising from tax loss carry forwards as, in light of the Company's start-up nature and lack of profitable operations to date, management believes it is conservative to consider it more likely than not that sufficient taxable income will not be generated to utilize these loss carry forwards.

(D) EFFECT ON NET LOSS OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

                                                                    AS AT SEPTEMBER 30,
                                                                ----------------------------
                                                                 1996      1997       1998
                                                                ------    -------    -------
                                                                  L          L          L
                                                                       (IN THOUSANDS)
Loss for the financial year in accordance with UK GAAP......    (5,094)   (10,860)   (42,447)
US GAAP adjustments:
Share option awards.........................................      (231)         8         --
                                                                ------    -------    -------
Loss for the financial year in accordance with US GAAP(2)...    (5,325)   (10,852)   (42,447)
                                                                ======    =======    =======
Basic and diluted loss per Ordinary Share in accordance with
  US GAAP(1)................................................     (0.08)     (0.10)     (0.34)
                                                                ======    =======    =======
Number of Ordinary Shares used for calculating US GAAP basic
  loss per Ordinary Share (in thousands)....................    68,397    104,900    124,095
                                                                ======    =======    =======

---------------

(1) Previously reported basic loss per Ordinary Share in accordance with US GAAP has been restated to reflect the adoption of Statement of Financial Accounting Standard No. 128 "Earnings Per Share" and re-determination of the number of Ordinary Shares used for calculating US GAAP loss per Ordinary Share for all periods presented.

(2) No adjustment has been reflected as at September 30, 1997 or 1998 in respect of contingent purchase consideration related to the acquisitions, which is accrued as a liability under UK GAAP but not under US GAAP, as this difference is not material to the loss or net shareholders' funds/(deficit) for the periods and dates presented.

                            ESPRIT TELECOM GROUP PLC

(E) EFFECT ON SHAREHOLDERS' FUNDS/(DEFICIT) OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

                                                                   AS AT SEPTEMBER 30,
                                                                --------------------------
                                                                 1996      1997      1998
                                                                ------    ------    ------
                                                                  L         L         L
                                                                      (IN THOUSANDS)
Shareholders' funds (deficit) in accordance with UK GAAP....    10,011    31,374    (7,199)
US GAAP adjustments
  Share option awards.......................................      (252)     (244)     (244)
  Cumulative increase in share premium from share
     incentive..............................................       252       244       244
  Redeemable preference shares..............................      (673)       --        --
                                                                ------    ------    ------
Shareholders' funds/(deficit) in accordance with US GAAP....     9,338    31,374    (7,199)
                                                                ======    ======    ======

(F) CONSOLIDATED STATEMENT OF CASH FLOWS

     The Company's consolidated cash flow statement is prepared in accordance with Financial Reporting Standard No. 1 (Revised 1996), "Cash Flow Statements," and presents substantially the same information as that required under Statement of Financial Accounting Standards No. 95. However, there are certain differences in classification of items within the cash flow statement and with regard to the definition of cash equivalents between UK and US GAAP.

     Cash flows from (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) capital expenditure and financial investment; (v) management of liquid resources; and (vi) financing activities are presented separately under UK GAAP. However, US GAAP only requires presentation of cash flows from three activities: operating, investing and financing.

     Cash and cash equivalents under UK GAAP include cash in hand and deposits repayable on demand less any bank loans and overdrafts repayable on demand. Under US GAAP overdrafts are included in financing activities.

     Cash flows from taxation and returns on investments and servicing of finance are, included as operating activities under US GAAP. The payment of dividends is included under financing activities and capitalized interest is included under investing activities for US GAAP purposes.

                            ESPRIT TELECOM GROUP PLC

     The following table summarizes the statement of cash flows for the Company as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents under UK GAAP.

                                                                  YEAR ENDED SEPTEMBER 30,
                                                                -----------------------------
                                                                 1996      1997        1998
                                                                ------    -------    --------
                                                                  L          L          L
                                                                       (IN THOUSANDS)
Net cash outflow from operating activities..................    (2,448)    (2,306)    (33,969)
Net cash used in investing activities.......................    (3,594)    (8,686)   (114,003)
Net cash provided by financing activities...................     6,803     29,150     259,218
                                                                ------    -------    --------
Net increase in cash and cash equivalents under US GAAP.....       761     18,158     111,246
Effects of exchange rates on cash and cash equivalents......        54        (63)          9
Cash and cash equivalents under US GAAP at beginning of
  year......................................................     5,615      6,430      24,525
                                                                ------    -------    --------
Cash and cash equivalents under US GAAP at end of year......     6,430     24,525     135,780
Short term cash deposits....................................    (2,335)   (22,876)   (131,547)
                                                                ------    -------    --------
Bank balances and cash under UK GAAP at end of year.........     4,095      1,649       4,233
                                                                ======    =======    ========

(G) OTHER US GAAP DISCLOSURES

Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of credit risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable and cash and equivalents. Management believes the concentration of credit risk associated with accounts receivable is minimal due to the dispersion over many customers and different industries. Cash and liquid resources are invested in short-term money market instruments with two U.K. commercial banks. The risk associated with the Company's cash and liquid resources is mitigated by the fact that these amounts are placed in what it believes to be high quality financial institutions. The Company has not experienced any losses to date on its deposited cash.

Fair value of financial instruments

     The Company enters into foreign currency forward contracts (principally Deutsche mark and US dollar) to eliminate foreign exchange risk. The Company utilizes foreign currency forward contracts which are short-term in duration (generally one week or less), accordingly, the fair value of the forward contracts at September 30, 1998 approximated to contract value.

                            ESPRIT TELECOM GROUP PLC

Acquisitions

     The following unaudited pro forma consolidated results of operations for the years ended September 30, 1997 and 1998 assumes the acquisitions had occurred on October 1 of each year:

PRO FORMA INFORMATION                                             1997        1998
---------------------                                           --------    --------
UNAUDITED                                                          (IN THOUSANDS,
                                                                  EXCEPT PER SHARE
                                                                       DATA)
Revenues....................................................      70,054     106,905
Income (loss) for the financial year........................     (21,749)    (45,372)
                                                                --------    --------
Loss per ordinary share.....................................       (0.21)      (0.36)
                                                                ========    ========

Recently issued accounting standards

     In June 1997, the FASB issued Statement of Financial Accounting Standards
(FAS) No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosure about Segments of an Enterprise and Related Information". FAS 130 and 131 are required to be adopted by the Company during the 1999 financial year.

     FAS 130 establishes standards for presenting other comprehensive income, which is conceptually similar to the Statement of Total Recognised Gains and Losses presented under UK GAAP. FAS 130 does not prescribe any new measurement standards. As such, the Company does not believe that the adoption of FAS 130 will have a material impact on the reported results of operations or financial position of the Company.

     FAS 131 prescribes a management approach to the determination of reportable segments and supersedes FAS 14. The Company is currently evaluating the impact of FAS 131 on its segment disclosures but does not expect the adoption of the standard to have a material impact on its reported results of operations and financial position.

     In February 1999, the FASB issued FAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits -- an amendment of FASB Statements No. 87, 88, and 106." FAS 132 is required to be adopted in the Company's 1998 financial year, and attempts to streamline the disclosure requirements for pension and post retirement benefit plans. Since the Company operates only a defined contribution pension scheme, the adoption of this standard will not have a material impact on the results of operation or financial position of the Company.

     In June 1999, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Company anticipates that, due to its limited use of derivative instruments, the adoption of SFAS No. 133 will not have a significant effect on the Company's results of operations or its financial position.

31  COMPANIES ACT 1985

     The Consolidated Financial Statements do not constitute "statutory accounts" within the meaning of the United Kingdom Companies Act 1985 for any of the periods presented. These Consolidated Financial Statements exclude certain parent company statements and other information required by the Companies Act 1985. However, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Esprit Telecom Group plc



     We have audited the accompanying balance sheets of the switch-based telecommunications services business operated by Plusnet Gesellschaft fur Netzwerk Services mbH. Dusseldorf, (the "Plusnet Business") as of September 30, 1996 and 1997 and the related profit and loss accounts, cash flow statements, statements of total recognized gains and losses and reconciliations of movements in invested equity for each of the years in the three-year period ended September 30, 1997. These financial statements are the responsibility of the Plusnet Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plusnet Business as of September 30, 1996 and 1997 and the results of the Plusnet Business's operations and its cash flows for each of the years in the three-year period ended September 30, 1997 in conformity with accounting principles generally accepted in the United Kingdom.



     Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the determination of the loss for each of the years in the three-year period ended September 30, 1997 and the determination of invested equity as of September 30, 1996 and 1997 to the extent summarized in note 16 to the financial statements.



Dusseldorf, June 10, 1998



KPMG Deutsche Treuhand-Gesellschaft


Aktiengesellschaft


Wirtschaftsprufungsgesellschaft

                                PLUSNET BUSINESS

                            PROFIT AND LOSS ACCOUNTS


                                                               YEARS ENDED SEPTEMBER 30,
                                                          ------------------------------------
                                                  NOTES    1995     1996      1997      1997
                                                  -----   ------   -------   -------   -------
                                                          DM'000   DM'000    DM'000     $'000
Turnover........................................     2    8,782     31,451    45,521    24,614
Cost of sales...................................     2    (9,609)  (35,481)  (48,426)  (26,185)
                                                          ------   -------   -------   -------
Gross margin....................................           (827)    (4,030)   (2,905)   (1,571)
Other operating expenses:
  Selling, general and administrative...........   3,4    (6,574)  (18,022)  (13,402)   (7,247)
  Depreciation and amortization.................     3    (1,482)   (4,900)  (10,118)   (5,471)
  Restructuring costs...........................     5       --         --    (4,490)   (2,428)
Other operating income..........................             52        574       319       173
                                                          ------   -------   -------   -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.....          (8,831)  (26,378)  (30,596)  (16,544)
Extraordinary income............................     6       --      6,000        --        --
                                                          ------   -------   -------   -------
Loss before taxation............................          (8,831)  (20,378)  (30,596)  (16,544)
Taxation........................................     7       --         --        --        --
                                                          ------   -------   -------   -------
LOSS FOR THE FINANCIAL YEAR.....................          (8,831)  (20,378)  (30,596)  (16,544)
                                                          ======   =======   =======   =======


     The entire turnover and loss for the three years ended September 30, 1997 arose from continuing operations.

    The accompanying notes are an integral part of the financial statements.

                                PLUSNET BUSINESS

                                 BALANCE SHEETS

                                                                       AS AT SEPTEMBER 30,
                                                                    --------------------------
                                                            NOTES    1996      1997      1997
                                                            -----   -------   -------   ------
                                                                    DM'000    DM'000    $'000
FIXED ASSETS
Tangible fixed assets.....................................    8      21,934    22,519   12,176
                                                             --     -------   -------   ------
CURRENT ASSETS
Debtors...................................................    9       7,201     7,432    4,019
Cash at bank and in hand..................................               --        --       --
                                                                    -------   -------   ------
                                                                      7,201     7,432    4,019
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR............   10     (15,656)  (15,374)  (8,313)
                                                                    -------   -------   ------
NET CURRENT LIABILITIES...................................           (8,455)   (7,942)  (4,294)
                                                                    -------   -------   ------
TOTAL ASSETS LESS CURRENT LIABILITIES.....................           13,479    14,577    7,882
PROVISIONS FOR LIABILITIES AND CHARGES....................   11      (1,468)   (1,424)    (770)
                                                                    -------   -------   ------
NET ASSETS................................................           12,011    13,153    7,112
                                                                    =======   =======   ======
INVESTED EQUITY...........................................           12,011    13,153    7,112
                                                                    =======   =======   ======

    The accompanying notes are an integral part of the financial statements.

                                PLUSNET BUSINESS

                              CASH FLOW STATEMENTS

                                                               YEARS ENDED SEPTEMBER 30,
                                                        ----------------------------------------
                                               NOTES     1995       1996       1997       1997
                                               -----    -------    -------    -------    -------
                                                        DM'000     DM'000     DM'000      $'000
NET CASH OUTFLOW FROM OPERATING ACTIVITIES
  (SEE NOTE BELOW)...........................              (381)   (19,520)   (22,804)   (12,330)
CAPITAL EXPENDITURE..........................   14      (10,634)   (11,024)    (8,934)    (4,831)
                                                --      -------    -------    -------    -------
CASH OUTFLOW BEFORE FINANCING................           (11,015)   (30,544)   (31,738)   (17,161)
FINANCING....................................   14       11,014     30,540     31,738     17,161
                                                --      -------    -------    -------    -------
DECREASE IN CASH IN THE PERIOD...............   15           (1)        (4)        --         --
                                                ==      =======    =======    =======    =======

                 RECONCILIATION OF OPERATING LOSS TO CASH FLOWS

                                                             YEARS ENDED SEPTEMBER 30,
                                                      ---------------------------------------
                                                       1995      1996       1997       1997
                                                      ------    -------    -------    -------
                                                      DM'000    DM'000     DM'000      $'000
Operating loss......................................  (8,831)   (26,378)   (30,596)   (16,544)
Depreciation charge.................................  1,482       4,900     10,118      5,471
Profit on disposal of fixed assets..................     (1)        (24)    (1,769)      (956)
Increase in debtors.................................  (4,695)    (2,301)      (231)      (125)
Increase/(decrease) in creditors....................  11,664      4,283       (326)      (176)
                                                      ------    -------    -------    -------
Net cash outflow from operating activities..........   (381)    (19,520)   (22,804)   (12,330)
                                                      ======    =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                 STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

     Total gains and losses recognized during the period are fully reflected in the profit and loss accounts.

                RECONCILIATIONS OF MOVEMENTS IN INVESTED EQUITY

                                                             YEARS ENDED SEPTEMBER 30,
                                                      ---------------------------------------
                                                       1995      1996       1997       1997
                                                      ------    -------    -------    -------
                                                      DM'000    DM'000     DM'000      $'000
Loss for the financial year.........................  (8,831)   (20,378)   (30,596)   (16,544)
Net equity contributions............................  11,014     30,540     31,738     17,161
                                                      ------    -------    -------    -------
Net increase in invested equity.....................  2,183      10,162      1,142        617
Opening invested equity.............................   (334)      1,849     12,011      6,495
                                                      ------    -------    -------    -------
Closing invested equity.............................  1,849      12,011     13,153      7,112
                                                      ======    =======    =======    =======

    The accompanying notes are an integral part of the financial statements.

                                PLUSNET BUSINESS

                       NOTES TO THE FINANCIAL STATEMENTS

1. THE BUSINESS

     The Plusnet Business has been operated during the period covered by these financial statements by Plusnet Gesellschaft fur Netzwerk Services mbH, a subsidiary of the Thyssen AG group. In a transaction which has yet to be legally effected, Plusnet Gesellschaft fur Netzwerk Services mbH will transfer (with retrospective effect from April 30, 1998) to Thyssen Netzwerk GmbH & Co. KG its business operations and substantially all its assets and liabilities but excluding any financial liabilities to the Thyssen AG group.

     These financial statements reflect the financing provided to the business by the Thyssen AG group in the past as a component of invested equity and exclude certain other non-operating assets and liabilities of Plusnet Gesellschaft fur Netzwerk Services mbH which are not reflected in the business transfer to Thyssen Netzwerk GmbH & Co. KG.

     The Plusnet Business is engaged in the provision of telecommunications services in the Republic of Germany. All assets are located in Germany and substantially all revenue arises from customers located in Germany.

2. BASIS OF PREPARATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Plusnet Business have been prepared under the historical cost convention and in accordance with accounting principles generally accepted in the United Kingdom.

     The Plusnet Business has been financed in the past by capital contributions, loans and a "cash pool" facility made available by the Thyssen AG group which are reflected in the enclosed financial statements as part of invested equity. Net cash inflows to the Plusnet Business from the Thyssen AG group are reported in these financial statements under "net equity contributions".

     Solely for the convenience of the reader, certain German Mark amounts in these financial statements have been translated into US dollars at the rate of
1.8493 German Marks to the US dollar, which was the noon buying rate in the City of New York for cable transfers in German Marks as certified for customs purposes by the Federal Reserve Bank of New York ("DM Noon Buying Rate") on March 31,1998. Such translations should not be construed as representations that the German Mark amounts could have been or could be converted into US dollars at that or any other rate.

     The following principal accounting policies have been applied consistently in dealing with items which are considered material in relation to the Plusnet Business's results.

  (a) Turnover

     Turnover for telecommunications services is recorded on the basis of minutes of traffic processed. Turnover represents the invoiced value of goods and services supplied by the Plusnet Business, net of value added tax. Turnover is recorded when the traffic is processed and the communications services are rendered.

  (b) Cost of sales

     Network expenses are charged to income in the period in which the related revenue is recognized.

  (c) Fixed assets and depreciation

     Tangible fixed assets comprising land and buildings, telecommunications equipment, computers, furniture and office equipment are stated at historical costs less accumulated depreciation.

                                PLUSNET BUSINESS

     Depreciation is calculated using the straight line method to write off the cost less estimated residual value of each asset over the following estimated useful economic lives:

Freehold building...........................................     25 years
Telecommunications equipment................................      5 years
Furniture and office equipment..............................   3-10 years

     Improvements to leasehold property are depreciated over the term of the lease. Freehold land is not depreciated.

     Software is amortized over its estimated useful economic life of between 3 and 5 years using the straight line method.

  (d) Leased assets

     Operating lease rentals are charged to the profit and loss account as they arise over the period of the lease.

  (e) Foreign currencies

     Transactions in foreign currencies are recorded in deutschmarks at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currency are translated into deutschmarks at the exchange rate ruling at the balance sheet date, or at the forward exchange rate where appropriate. Exchange gains and losses arising have been recorded in the profit and loss account.

  (f) Pension benefits

     The Plusnet Business does not provide general pension benefits to its employees. However, one current senior manager (in prior years two managers) has been granted pension benefits under a defined benefit plan which is unfunded. A balance sheet provision for the estimated future liability under this scheme is established by the Plusnet Business on the basis of annual actuarial valuations. The actuarial valuations of the future liability are made following assumptions and methods prescribed by German tax regulations, which do not differ materially in their impact on the financial statements from those prescribed by UK GAAP.

3. LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

     The loss on ordinary activities before taxation is stated after charging:

                                                         YEAR ENDED SEPTEMBER 30,
                                                     --------------------------------
                                                      1995     1996     1997    1997
                                                     ------   ------   ------   -----
                                                     DM'000   DM'000   DM'000   $'000
Depreciation of tangible fixed assets..............  1,482    4,900    10,118   5,471
Net profit on disposal of tangible fixed assets....     (1)     (24)   (1,769)   (956)
Operating lease rentals
  Telecommunications equipment.....................  1,477    1,826    1,443      780
  Cars.............................................     33       28       33       18
Rent of premises and utilities.....................    530    1,753    2,919    1,578

                                PLUSNET BUSINESS

4. STAFF NUMBERS AND COSTS

     The average numbers of persons (including executive directors) employed by the Plusnet Business during the year, analyzed by category were as follows:

                                                              YEAR ENDED SEPTEMBER 30,
                                                              ------------------------
                                                              1995      1996      1997
                                                              ----      ----      ----
Sales and distribution......................................   10        29        25
Technical support...........................................   11        29        26
Administration..............................................    4         8         8
                                                               --        --        --
                                                               25        66        59
                                                               ==        ==        ==

     The aggregate payroll costs for these persons were as follows:

                                                         YEAR ENDED SEPTEMBER 30,
                                                     --------------------------------
                                                      1995     1996     1997    1997
                                                     ------   ------   ------   -----
                                                     DM'000   DM'000   DM'000   $'000
Wages and salaries.................................  2,711    7,206    6,396    3,458
Social security costs..............................    360    1,039    1,003      542
Other pension costs................................     28       29       17       10
                                                     -----    -----    -----    -----
                                                     3,099    8,274    7,416    4,010
                                                     =====    =====    =====    =====

5. RESTRUCTURING COSTS

     The restructuring costs in 1996/97 mainly comprise costs incurred in connection with the fundamental restructuring of the Plusnet Business's network technology. In this connection the Plusnet Business also incurred exceptional depreciation charges on telecommunications equipment totalling DM 3,141,000 (included in the depreciation charge for the year).

6. EXTRAORDINARY INCOME

     The Plusnet Business originally traded under the name T-Net Gesellschaft fur Netzwerk Services GmbH. The rights to the name "T-Net" were sold to Deutsche Telekom AG in 1996 resulting in extraordinary income of DM 6 million.

7. TAXATION

     The Plusnet Business has incurred trading losses in the three years ended September 30, 1997 and no charges to German income taxation have arisen.

     No deferred taxation has been recognized on the tax loss carry-forwards as the Plusnet Business has a history of trading losses and these will not be able to be utilized following the transfer of the Plusnet Business to Thyssen Netzwerk GmbH & Co. KG.

                                PLUSNET BUSINESS

8. TANGIBLE FIXED ASSETS

                                                             YEAR ENDED SEPTEMBER 30,
                                                             ------------------------
                                                              1996     1997     1997
                                                             ------   ------   ------
                                                             DM'000   DM'000   $'000
LAND AND BUILDINGS
COST
At October 1, ............................................     183    1,504      812
Additions.................................................   1,321      689      373
Disposals.................................................      --      (59)     (32)
                                                             -----    -----    -----
At September 30, .........................................   1,504    2,134    1,153
                                                             -----    -----    -----
DEPRECIATION
At October 1, ............................................       7      105       56
Charge for the year.......................................      98      792      428
Disposals.................................................      --       (3)      (1)
                                                             -----    -----    -----
At September 30, .........................................     105      894      483
                                                             -----    -----    -----
NET BOOK VALUE AT SEPTEMBER 30, ..........................   1,399    1,240      670
                                                             =====    =====    =====

                                                             YEAR ENDED SEPTEMBER 30,
                                                             ------------------------
                                                              1996     1997     1997
                                                             ------   ------   ------
                                                             DM'000   DM'000   $'000
TELECOMMUNICATIONS EQUIPMENT
COST
At October 1, .............................................     --    21,139   11,431
Additions..................................................  11,972   12,153    6,571
Disposals..................................................   (136)   (5,796)  (3,134)
Transfers..................................................  9,303       --        --
                                                             ------   ------   ------
At September 30, ..........................................  21,139   27,496   14,868
                                                             ------   ------   ------
DEPRECIATION
At October 1, .............................................     --    4,775     2,582
Charge for year............................................  3,670    7,877     4,259
Disposals..................................................    (30)   (3,328)  (1,799)
Transfers..................................................  1,135       --        --
                                                             ------   ------   ------
At September 30, ..........................................  4,775    9,324     5,042
                                                             ------   ------   ------
NET BOOK VALUE AT SEPTEMBER 30, ...........................  16,364   18,172    9,826
                                                             ======   ======   ======

                                PLUSNET BUSINESS

                                                               YEAR ENDED SEPTEMBER 30,
                                                              --------------------------
                                                               1996      1997      1997
                                                              -------   -------   ------
                                                              DM'000    DM'000    $'000
SOFTWARE
COST
At October 1, ..............................................     121       269      145
Additional..................................................     148       144       78
Disposals...................................................      --        (8)      (4)
                                                              ------     -----    -----
At September 30, ...........................................     269       405      219
                                                              ------     -----    -----
DEPRECIATION
At October 1, ..............................................      35       104       56
Charged in year.............................................      69       115       62
Disposals...................................................      --        (8)      (4)
                                                              ------     -----    -----
At September 30, ...........................................     104       211      114
                                                              ------     -----    -----
NET BOOK VALUE AT SEPTEMBER 30, ............................     165       194      105
                                                              ======     =====    =====


                                                               YEAR ENDED SEPTEMBER 30,
                                                              --------------------------
                                                               1996      1997      1997
                                                              -------   -------   ------
                                                              DM'000    DM'000    $'000
FIXTURES, FITTINGS, TOOLS AND EQUIPMENT
COST
At October 1,...............................................  10,962     5,086    2,750
Additions...................................................   3,749       290      157
Disposals...................................................    (322)     (104)     (56)
Transfers...................................................  (9,303)       --       --
                                                              ------     -----    -----
At September 30,............................................   5,086     5,272    2,851
                                                              ------     -----    -----
DEPRECIATION
At October 1,...............................................   1,438     1,080      584
Charge for year.............................................   1,063     1,334      722
Disposals...................................................    (286)      (55)     (30)
Transfers...................................................  (1,135)       --       --
                                                              ------     -----    -----
At September 30,............................................   1,080     2,359    1,276
                                                              ------     -----    -----
NET BOOK VALUE AT SEPTEMBER 30,.............................   4,006     2,913    1,575
                                                              ======     =====    =====

9. DEBTORS

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                               1996     1997    1997
                                                              ------   ------   -----
                                                              DM'000   DM'000   $'000
Trade debtors...............................................  3,548    5,188    2,805
Amounts owed by related parties (note 13)...................  3,423    2,177    1,177
Other debtors...............................................    192       60       33
Prepayments and accrued income..............................     38        7        4
                                                              -----    -----    -----
                                                              7,201    7,432    4,019
                                                              =====    =====    =====

     All amounts are due within one year.

                                PLUSNET BUSINESS

     Trade debtors are stated net of allowances for specifically identified doubtful accounts of DM 111,000 at September 30, 1996 (no allowances made at September 30, 1997).

10. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                               1996     1997    1997
                                                              ------   ------   -----
                                                              DM'000   DM'000   $'000
Trade creditors.............................................  13,718   11,424   6,177
Amounts owed to related parties (note 13)...................     17       86       47
Other creditors including taxation and social security......  1,475    1,284      694
Accruals and deferred income................................    446    2,580    1,395
                                                              ------   ------   -----
                                                              15,656   15,374   8,313
                                                              ======   ======   =====

11. PROVISIONS FOR LIABILITIES AND CHARGES

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                               1996     1997    1997
                                                              ------   ------   -----
                                                              DM'000   DM'000   $'000
Pensions....................................................    226      111      60
Other provisions............................................  1,242    1,313     710
                                                              -----    -----     ---
                                                              1,468    1,424     770
                                                              =====    =====     ===

     Other provisions mainly comprise losses incurred on sales contracts to customers, where the contracted revenue is lower than the cost of sales.

12. COMMITMENTS

     Operating lease payments payable within one year of the balance sheet date where in respect of operating leases expiring as follows:

                                                      LAND &
                                                     BUILDINGS   OTHERS   TOTAL    TOTAL
                                                     ---------   ------   ------   -----
                                                      DM'000     DM'000   DM'000   $'000
At September 30, 1996
  -- expiring within one year......................      859       803    1,662      899
  -- expiring between one year and five years......    1,102     1,300    2,402    1,299
  -- expiring after five years.....................       47        --       47       25
                                                       -----     -----    -----    -----
                                                       2,008     2,103    4,111    2,223
                                                       =====     =====    =====    =====
At September 30, 1997
  -- expiring within one year......................    1,186     1,965    3,151    1,704
  -- expiring between one and five years...........      218        --      218      118
  -- expiring after five years.....................       84        --       84       45
                                                       -----     -----    -----    -----
                                                       1,488     1,965    3,453    1,867
                                                       =====     =====    =====    =====

                                PLUSNET BUSINESS

     The future minimum lease payments under non-cancellable operating leases as of September 30, 1997 are:

PAYABLE IN THE YEARS ENDING SEPTEMBER 30,                     DM'000   $'000
-----------------------------------------                     ------   -----
1998........................................................  3,453    1,867
1999 to 2002................................................    407      220
2003 and thereafter.........................................    447      242
                                                              -----    -----
                                                              4,307    2,329
                                                              =====    =====

     At September 30, 1997, the Plusnet Business had contractual commitments for capital expenditure totalling approximately DM 2 million.

13. RELATED PARTY TRANSACTIONS

     The Plusnet Business was operated up until April 30, 1998 by Plusnet Gesellschaft fur Netzwerk Services mbH, a wholly owned subsidiary of Thyssen Telecom AG and part of the Thyssen AG group.

     The Plusnet Business's transactions with respect of the above related parties were as follows:

                                                           YEAR ENDED SEPTEMBER 30,
                                                       --------------------------------
                                                        1995     1996     1997    1997
                                                       ------   ------   ------   -----
                                                       DM'000   DM'000   DM'000   $'000
Sales to Thyssen group companies.....................  8,149    18,434   16,662   9,009
Services purchased from Thyssen group companies......  1,529    3,229    3,315    1,792

     Balances receivable from and payable to the above related parties are analyzed under notes 9 and 10 above.

14. ANALYSIS OF CASH FLOWS

                                                         YEAR ENDED SEPTEMBER 30,
                                                   ------------------------------------
                                                    1995      1996      1997      1997
                                                   -------   -------   -------   ------
                                                   DM'000    DM'000    DM'000    $'000
CAPITAL EXPENDITURE
Purchase of tangible fixed assets................  (10,635)  (17,190)  (13,276)  (7,179)
Sale of brand name...............................       --     6,000        --       --
Sale of fixed assets.............................        1       166     4,342    2,348
                                                   -------   -------   -------   ------
Net cash outflow from capital expenditure........  (10,634)  (11,024)   (8,934)  (4,831)
                                                   =======   =======   =======   ======
FINANCING
Net equity contributions.........................   11,014    30,540    31,738   17,161
                                                   =======   =======   =======   ======

                                PLUSNET BUSINESS

15. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

     Net funds are represented by the balance of cash at bank and in hand which has developed as follows:

                                                                         NET
                                                             OPENING    CASH     CLOSING
                                                             BALANCE   OUTFLOW   BALANCE
                                                             -------   -------   -------
                                                             DM'000    DM'000    DM'000
Year ended September 30,
  1995.....................................................     5        (1)        4
  1996.....................................................     4        (4)       --
  1997.....................................................    --        --        --
                                                                ==       ==         ==

16. MATERIAL DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  (a) Impact on net income and invested equity

     The Plusnet Business's financial statements have been prepared in accordance with UK GAAP which differ in certain respect from US GAAP. In relation to the Plusnet Business, these differences would not materially affect the Plusnet Business's loss or invested equity reported as at and for the years ended September 30, 1995, 1996 and 1997.

  (b) Impact on statement of cash flows

     The Plusnet Business's cash flow statement is prepared in accordance with Financial Reporting Standard No. 1 (Revised 1996), "Cash Flow Statements", and presents substantially the same information as that required under Statement of Financial Accounting Standards No. 95. However, there are certain differences in classification of items within the cash flow statement and with regard to the definition of cash equivalents between UK and US GAAP.

  (c) Extraordinary item

     Certain items of income and expense which are classified as extraordinary under UK GAAP may not meet the criteria for this classification under US GAAP.

  (d) Depreciation

     If at any time there is a permanent diminution in the value of a fixed asset, UK GAAP require that the net book value should be written down immediately to the estimated recoverable amount. Such exceptional writedowns are recorded in these financial statements as part of the depreciation charge. Under US GAAP these circumstances may require the recognition of an impairment loss. There may be circumstances which require write-downs under UK GAAP but which would not require the recognition of an impairment loss under US GAAP.

17. COMPANIES ACT 1985

     The financial statements do not constitute "statutory accounts" within the meaning of the United Kingdom Companies Act 1985 for any periods presented and, therefore, omit certain disclosures which would be required by the Companies Act 1985. However, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss accounts and balance sheet items.

                                                                         ANNEX A

                   CONDITIONS AND FURTHER TERMS OF THE OFFER

PART A -- CONDITIONS OF THE OFFER

1. PRE-CONDITIONS

     The mailing of the Offer Document will be conditional upon:

          (A) on or prior to January 29, 1999, valid consents to amendments to
     Section 4.15 of the Indenture dated as of December 18, 1997, between the Company and The Bank of New York (and the corresponding provisions of the global and definitive dollar and deutschmark notes related thereto) and
     Section 4.15 of the Indenture dated as of June 24, 1998 between the Company and The Bank of New York (and the corresponding provisions of the global and definitive dollar and deutschmark notes related thereto) shall have been obtained from holders of the requisite percentage of each series of notes issued thereunder to provide that the provisions thereof would not apply to any "Change of Control" (as defined therein) resulting from the transactions contemplated by the Offer, subject to the terms and conditions specified in such amendment, such amendment to be effective following the Offer becoming wholly unconditional; and

          (B) on or prior to April 15, 1999, a registration statement with respect to the New GTS Shares having been declared and remaining effective under the US Securities Law and no stop order suspending the effectiveness of such registration statement having been issued and no proceeding for that purpose having been initiated or threatened by the SEC; and

          (C) on or prior to April 15, 1999, the relevant approvals being obtained from EASDAQ and the Commission Banque et Financier in Belgium.

     GTS reserves the right to waive, in whole only, pre-condition (A) above on or prior to January 29, 1999.

2. CONDITIONS

     The Offer will comply with the US federal securities laws (except to the extent that any exemptive relief has been granted by the SEC) and the applicable rules and regulations of the Nasdaq and EASDAQ markets and any other relevant regulatory bodies and the City Code (except to the extent of any dispensation, waiver or exemption granted by the appropriate body or (as the case may be) the Panel). The Offer will be governed by English law and will be subject to the jurisdiction of the courts of England and to the terms and conditions set out below, in this Offering Circular/Proxy Statement/Prospectus and the related Acceptance Forms.

     The Offer will be subject to the following conditions:

          (A) valid acceptances being received (and not, where permitted, withdrawn) by not later than the Initial Closing Date in respect of not less than 90% (or such lesser percentage as GTS may decide) in nominal value of Esprit Telecom Securities to which the Offer relates, provided that this condition will not be satisfied unless GTS (and/or any of its wholly-owned subsidiaries) shall have acquired, or agreed to acquire, whether pursuant to the Offer or otherwise, Esprit Telecom Securities carrying, in aggregate, more than 50% of the voting rights then normally exercisable at general meetings of Esprit Telecom and provided further that this condition may only be treated as satisfied at a time when all of the conditions (B) to (K) have either been satisfied or, to the extent permitted, waived.

     For the purposes of this condition:

             (i) Esprit Telecom Securities which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon being entered in the register of members of Esprit Telecom; and

             (ii) the expression "Esprit Telecom Securities to which the Offer relates" means (i) Esprit Telecom Securities unconditionally allotted or issued on or before the date the Offer is made and

        (ii) Esprit Telecom Securities unconditionally allotted or issued after that date but before the time at which the Offer ceases to be open for acceptance (or such earlier date, not being earlier than the date on which the Offer becomes unconditional as to acceptances or, if later, the Initial Closing Date, as GTS may, subject to the City Code, decide) but excluding any Esprit Telecom Securities which, on the date the Offer is made, are held or (otherwise than under such a contract as is described in section 428(5) Companies Act 1985) contracted to be acquired by GTS and/or its associates (within the meaning of section 430 E Companies Act 1985);

          (B) the approval by holders of a majority of GTS Stock of such resolution(s) as may be necessary or desirable to approve, effect and implement the issue of New GTS Stock for the purposes of the Offer and the acquisition by GTS of Esprit Telecom;

          (C) the New GTS Stock to be issued pursuant to the Offer having been approved for listing on Nasdaq and EASDAQ subject to official notice of issuance of such New GTS Stock;

          (D) no stop order suspending the effectiveness of the registration statement with respect to the New GTS Stock having been issued and no proceeding for that purpose having been initiated or threatened by the SEC;

          (E) no Relevant Authority having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, order or decision, or taken any other steps which would or could reasonably be expected to:

             (i) make the Offer, or its implementation, or the proposed acquisition of any Esprit Telecom Securities by any member of the Wider GTS Group or any matter arising therefrom or relating thereto, void, illegal or unenforceable under the laws of any relevant jurisdiction or otherwise materially, directly or indirectly, restrain, prohibit, restrict or delay the Offer, its implementation or such proposed acquisition by any member of the Wider GTS Group or any matter arising therefrom or relating thereto or impose additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith in any such case to a materially adverse extent;

             (ii) result in a material delay in the ability of any member of the Wider GTS Group, or render any member of the Wider GTS Group unable, to acquire all or some of the Esprit Telecom Securities or other securities in Esprit Telecom or require, prevent or materially delay a divestiture by any member of the Wider GTS Group of any such shares or securities;

             (iii) require the divestiture by GTS or any member of the Wider GTS Group or any member of the Wider Esprit Telecom Group of all or any material portion of their respective businesses, assets or properties or impose any material limitation on the ability of any of them to conduct all or any material portion of their respective businesses or own all or any material portion of their respective assets or properties;

             (iv) impose any material limitation on the ability of GTS or any other member of the Wider GTS Group or of the Wider Esprit Telecom Group to acquire, or to hold or exercise effectively, directly or indirectly, any rights of ownership in respect of shares or other securities in any member of the Wider Esprit Telecom Group or to exercise management control over Esprit Telecom or any other member of the Wider Esprit Telecom Group which in any case is material in the context of the Esprit Telecom Group taken as a whole;

             (v) otherwise materially adversely affect the business, profits or prospects of any member of the Wider Esprit Telecom Group or, as a consequence of the Offer, any member of the Wider GTS Group;

             (vi) require any member of the Wider GTS Group or any member of the Wider Esprit Telecom Group to acquire or offer to acquire any shares or other securities in any member of the Wider Esprit Telecom Group owned by any third party where any such acquisition or offer is material in the context of the Esprit Telecom Group taken as a whole;

             (vii) to an extent which is material in the context of the Esprit Telecom Group taken as a whole, result in any member of the Wider Esprit Telecom Group ceasing to be able to carry on business under the name which it presently does so; or

             (viii) to an extent which is material in the context of the Esprit Telecom Group taken as a whole, result in any member of the Wider GTS Group having to dispose of any shares or other securities in any member of the Wider Esprit Telecom Group or the Wider GTS Group;

        and all applicable waiting and other time periods during which any Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or otherwise intervene having expired, lapsed or been terminated;

          (F) in each case with such exceptions as would not be material in the context of the Esprit Telecom Group taken as a whole or the Offer, all Authorizations reasonably deemed necessary or appropriate for or in respect of the Offer and the proposed acquisition of any Esprit Telecom Securities or other securities in, or control of, Esprit Telecom by the Wider GTS Group, or which are necessary for any member of the Wider Esprit Telecom Group to carry on its business, having been obtained in terms and in a form satisfactory to GTS from all appropriate Relevant Authorities or other bodies whom any member of the Wider GTS Group or the Wider Esprit Telecom Group has entered into contractual arrangements and all such Authorizations remaining in full force and effect at the time at which the Offer becomes otherwise unconditional and all appropriate waiting periods (including extensions thereof) under any applicable legislation and regulations of any jurisdiction having expired, lapsed or been terminated and there being no intimation or notice of an intention to revoke or not to renew any of the same having been received, in each case as may be necessary in connection with the Offer under the laws or regulations of any jurisdiction and all necessary statutory or regulatory obligations in connection with the Offer and its implementation in any relevant jurisdiction having been complied with;

          (G) except as disclosed in the annual report and accounts of Esprit Telecom for the financial year ended September 30, 1997 or in any SEC registration, submission or filing or in the preliminary results of Esprit Telecom for the year ended September 30, 1998 announced on November 20, 1998 or announced at or before 8:00 a.m. (London time) on December 8, 1998 through EASDAQ (or at or before 4:00 p.m. (New York time) on December 7, 1998 through Nasdaq) or as disclosed in writing to GTS specifically for the purposes of these conditions at or before 8:00 a.m. (London time) on December 8, 1998 (such information being "Disclosed") there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider Esprit Telecom Group is a party or by or to which any such member or any of their assets is or are or may be bound, entitled or subject or any circumstance which, as a consequence of the making of the Offer or the acquisition or proposed acquisition by any member of the Wider GTS Group of some or all of the share capital or other securities in Esprit Telecom because of change in control or management of Esprit Telecom or otherwise, might reasonably result in, to an extent which is material in the context of the Esprit Telecom Group, taken as a whole:

             (i) any monies borrowed by or other indebtedness (actual or contingent) of any member of the Wider Esprit Telecom Group which is not already repayable on demand being or becoming repayable or being capable of being declared repayable immediately or prior to the stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited;

             (ii) the creation of any mortgage, charge or other security interest over the whole or any material part of the business, property or assets of any member of the Wider Esprit Telecom Group or any such security (whenever arising or having arisen) becoming enforceable;

             (iii) any such arrangement, agreement, licence, permit, franchise or other instrument, or the rights, liabilities, obligations or interests or business of any member of the Wider Esprit Telecom Group under any such arrangement, agreement, licence, permit, franchise or other instrument, being terminated or adversely modified or adversely affected or any material action being taken or any onerous obligation arising thereunder;

             (iv) otherwise than in the ordinary course of business, any assets or interest of any member of the Wider Esprit Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

             (v) the interest or business of any member of the Wider GTS Group or the Wider Esprit Group in or with any person, firm, company or body (or any arrangement or arrangements relating to such interest or business) being terminated or adversely modified or affected;

             (vi) any member of the Wider Esprit Telecom Group ceasing to be able to carry on business under any name under which it presently does so;

             (vii) the value of or the financial or trading position or prospects of any member of the Wider Esprit Telecom Group being materially prejudiced or adversely affected; or

             (viii) any material restriction on any member of the Wider Esprit Telecom Group or the Wider GTS Group being able to carry on business as it presently does so or to deal with any person, firm, company, or body;

          (H) except as otherwise Disclosed (as defined in condition (G) above) no member of the Wider Esprit Telecom Group having since March 31, 1998:

             (i) issued, agreed or authorized or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save for the exercise of options under the Esprit Telecom Telecom Share Option Schemes);

             (ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution;

             (iii) otherwise than in the ordinary course of business merged with any body corporate or acquired or disposed of, or transferred, mortgaged or charged or created any security interest over, any assets or any right, title or interest in any asset (including shares and trade investments), or authorized, proposed or announced any intention to propose any merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest but only if, in the case of a member of the Wider Esprit Telecom Group which is not a member of the Esprit Telecom Group in each such case to the extent material;

             (iv) issued, authorized or proposed the issue of any debentures or incurred or increased any indebtedness or contingent liability in any case to an extent which is material in the context of the Esprit Telecom Group, taken as a whole and not in the ordinary course of business as presently carried on;

             (v) purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or redeemed or reduced or made any other change to any part of its share capital in any case to an extent which is material in the context of the Esprit Telecom Group, taken as a whole;

             (vi) entered into, or varied, or authorized, proposed or announced its intention to enter into or vary any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, onerous or unusual nature or magnitude and not in the ordinary course of business as presently carried on, or which involves or could involve an obligation of a nature or magnitude which, in any case, is material in the context of the Esprit Telecom Group, taken as a whole;

             (vii) implemented, authorized, proposed or announced its intention to implement or enter into any reconstruction, amalgamation, commitment, scheme or other transaction or arrangement otherwise than in the ordinary course of business;

             (viii) entered into or made an offer (which remains open for acceptance) to enter into or vary the terms of any service agreement or any other agreement or arrangement with any directors or senior executives or any connected person of any of such person (within the meaning of section 346 Companies Act 1985);

             (ix) waived or compromised any claim which is material in the context of the Esprit Telecom Group other than in the ordinary course of business;

             (x) proposed any voluntary winding up;

             (xi) made or authorized or proposed or announced an intention to propose any change in its share or loan capital to an extent which is material in the context of the Esprit Telecom Group, taken as a whole;

             (xii) entered into any contract, transaction or arrangement which is or is likely to be restrictive in a material respect on the business of any member of the Wider GTS Group or the Wider Esprit Telecom Group;

             (xiii) made any material alteration to its Memorandum or Articles of Association or other incorporation documents; or

             (xiv) entered into or made an offer (which remains open for acceptance) to enter into an agreement or commitment or passed any resolution or announced or made any proposal with respect to any of the transactions or events referred to in this condition (H):

          (I) prior to the date when the Offer would otherwise become unconditional:

             (i) there having been no adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider Esprit Telecom Group to an extent which is material in the context of the Esprit Telecom Group taken as a whole;

             (ii) there not having been instituted or remaining outstanding any litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Esprit Telecom Group is a party (whether as plaintiff or defendant or otherwise) and no such proceedings having been announced or threatened against any such member and no investigation by any government or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority or court (including any anti-trust or merger control authority) against or in respect of any such member or the business carried on by any such member having been threatened, announced, instituted or remaining outstanding by, against or in respect of any such member and the effect of which is or is likely to be material in the context of the Esprit Telecom Group, taken as a whole;

             (iii) there having been no receiver, administrative receiver or other similar officer appointed over any of the assets of any member of the Wider Esprit Telecom Group or any analogous proceedings or steps having taken place under the laws of any jurisdiction and there having been no petition presented for the administration of any member of the Wider Esprit Telecom Group or any analogous proceedings or steps taken place under the laws of any jurisdiction; and

             (iv) no contingent or other liability having arisen or having been incurred which would or might reasonably be expected adversely to affect any member of the Wider Esprit Telecom Group to an extent which is material in the context of the Esprit Telecom Group, taken as a whole;

          (J) neither GTS nor its advisers having discovered prior to the date when the Offer would otherwise become unconditional that:

             (i) any financial, business or other information concerning Esprit Telecom or the Wider Esprit Telecom Group publicly disclosed at any time is misleading in any material respect, contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading; or

             (ii) any member of the Wider Esprit Telecom Group is subject to any liability, contingent (for the purposes of UK GAAP) or otherwise which is not disclosed in the audited accounts of Esprit Telecom for the financial year ended on that date and is material in the context of the Esprit Telecom Group taken as a whole and which should have been so disclosed in accordance with UK GAAP;

             (iii) any member of the Wider Esprit Telecom Group has not complied with all applicable legislation or regulation of any jurisdiction which has an impact which is material in the context of the Esprit Telecom Group; and

          (K) GTS not having discovered prior to the date when the Offer would otherwise become unconditional that:

             (i) any member of the Wider Esprit Telecom Group has not complied with all applicable legislation or regulations of any jurisdiction relating to environmental matters, or that there has been any disposal, discharge, spillage, leak, or emission from any land or other asset now or previously owned, occupied or made use of by any past or present member of the Wider Esprit Telecom Group which would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider Esprit Telecom Group which is material in the context of the Esprit Telecom Group taken as a whole;

             (ii) there is, or is reasonably expected to be, any material liability taken in the context of the Esprit Telecom Group taken as a whole (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Esprit Telecom Group or in which any such member may now or previously had an interest.

     GTS reserves the right to waive, in whole or in part, all or any of conditions (E) to (K) inclusive.

     GTS also reserves the right, subject to the consent of the Panel, to extend the time allowed under the City Code for satisfaction of condition (A) until such time as conditions (E) to (K) inclusive have been satisfied or, to the extent permitted, waived. GTS shall be under no obligation to waive or treat as satisfied any conditions (E) to (K) (inclusive) by a date earlier than the latest date specified above for the satisfaction thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment or satisfaction.

     If GTS is required by the Panel to make an offer for Esprit Telecom Securities under the provisions of Rule 9 of the City Code, GTS may make such alterations to the terms and conditions of the Offer, including condition (A), as are necessary to comply with the provisions of that Rule.

     The Offer will lapse if the proposed acquisition of Esprit Telecom by GTS, or any matter arising therefrom, is referred to the Monopolies and Mergers Commission before the Initial Closing Date.

3. CERTAIN FURTHER TERMS OF THE OFFER

     A registration statement relating to the New GTS Stock to be offered in the Offer has been filed with the US Securities and Exchange Commission and such securities may not be offered or sold nor may the Offer be accepted in the United States or by US persons prior to the time such registration statement becomes effective. The Offer will be made only by means of formal offer documentation, which in the US will include a prospectus.

PART B -- FURTHER TERMS OF THE OFFER

     Unless the context otherwise requires, any reference in Parts B or C of this Annex A and in the Acceptance Form:

             (i) to the "Offer" shall include any revision, variation, renewal or extension thereto;

             (ii) to the "Offer becoming unconditional" shall include references to the Offer becoming or being declared unconditional;

             (iii) to "acceptances of the Offer" shall include deemed acceptances of the Offer; and

             (iv) to the "Offer Period" means, in relation to the Offer, the period commencing on December 8, 1998 until the latest of:

                (a) the date when the Offer lapses; and

                (b) the date when the Offer becomes or is declared unconditional in all respects.

1. ACCEPTANCE PERIOD


          (a) The Offer will initially be open for acceptance until 3:00 p.m. (London time), 10:00 a.m. (New York City time) on March 3, 1999. Although no revision is envisaged, if the Offer is revised it will remain open for acceptance for a period of at least 14 days (or such other period as the Panel may permit) from the date on which written notification of the revision is posted to holders of Esprit Telecom Securities. Except with the Panel's consent, no revision of the Offer may be made or posted after March 19, 1999.



          (b) The Offer, whether revised or not, shall not (except with the Panel's consent) be capable of becoming unconditional after midnight on April 2, 1999 (or any earlier time and/or date beyond which GTS has stated that the Offer will not be extended unless GTS has, where permitted, withdrawn that statement or extended the Offer beyond the stated earlier date), nor of being kept open for acceptance after the time and date unless it has previously become unconditional, provided that GTS reserves the right, with the Panel's consent, to extend the Offer to a later time(s) and/or date(s). Except with the Panel's consent, GTS may not, for the purpose of determining whether the Acceptance Condition has been satisfied, take into account acceptances received or purchases of Esprit Telecom Securities made after 1:00 p.m. (London time), 10:00 a.m. (New York City time) on April 2, 1999 (or any earlier time and/or date beyond which GTS has stated that the Offer will not be extended unless, where permitted, it has withdrawn that statement or extended the Offer beyond the stated earlier date) or, if the Offer is so extended, any such later time(s) and/or date(s) as may be agreed with the Panel. If the latest time at which the Offer may become unconditional is extended beyond midnight on April 2, 1999, acceptances received and purchases of Esprit Telecom Securities made in respect of which relevant documents are received by the Receiving Agent or the US Depositary after 1:00 p.m. (London time), 8:00 a.m. (New York City time) on April 2, 1999 may (except where the City Code otherwise permits) only be taken into account with the Panel's agreement.


          (c) If the Offer becomes unconditional, it will remain open for acceptance for not less than 14 days from the date on which it would otherwise have expired. If the Offer has become unconditional and it is stated by or on behalf of GTS that the Offer will remain open until further notice, then not less than 14 days' notice in writing will be given, before closing the Offer, to those holders of Esprit Telecom Securities who have not accepted the Offer.

          (d) If a competitive situation arises after GTS has made a "no extension" statement and/or a "no increase" statement in relation to the Offer, GTS may, if it specifically reserved the right to do so at the time such statement was made, or otherwise with the Panel's consent, withdraw that statement and extend or revise the Offer (as appropriate) provided that it complies with the requirements of the City Code and, in particular, that it announces such withdrawal and that it is free to extend or revise the Offer (as appropriate) as soon as possible (and in any event within four Business Days of the firm announcement of the competing offer or other competitive situation) and holders of Esprit Telecom Securities are informed in writing at the earliest practicable opportunity or, in the case of holders of Esprit Telecom Securities with registered addresses outside the UK or whom GTS and Bear Stearns knows to be a nominee, trustee or custodian holding Esprit Telecom Securities for such persons, by announcement in the United Kingdom and the United States.

          GTS may, if it has reserved the right to do so, choose not to be bound by a "no increase" or a "no extension" statement if it would otherwise prevent the publication of an increased or improved offer (either as to the value or nature of the consideration offered or otherwise) which is recommended for acceptance by the Board of Directors of Esprit Telecom or in other circumstances permitted by the Panel.


          (e) For the purpose of determining at any particular time whether the Acceptance Condition has been satisfied, GTS shall be entitled to take account only of those Esprit Telecom Securities carrying voting rights which have been unconditionally allotted or issued before that time and written notice of allotment or issue of which, containing all the relevant details, has been received from Esprit Telecom or its agents before that time by the Receiving Agents or the US Depositary at the respective addresses specified in paragraph 3(b) of this Part B. Telex, e-mail or facsimile transmission will not be sufficient.


          (f) In accordance with an SEC exemptive order received by GTS, at least five US Business Days prior to any reduction in that percentage of Esprit Telecom Securities (including Esprit Telecom Ordinary Shares represented by Esprit Telecom ADSs) required to satisfy the Acceptance Condition, GTS will announce that it has reserved the right so to reduce the Acceptance Condition. GTS will not make such an announcement unless GTS believes there is a significant possibility that sufficient Esprit Telecom Securities (including Esprit Telecom Ordinary Shares represented by Esprit Telecom ADSs) will be assented to the Offer to permit the Acceptance Condition to be satisfied at such reduced level. Holders of Esprit Telecom Securities who are not willing to accept the Offer if the Acceptance Condition is reduced to the minimum permitted level should either not accept the Offer until the Subsequent Offer Period or be prepared to withdraw their acceptance promptly following an announcement by GTS of its reservation of the right to reduce the Acceptance Condition.

2. ANNOUNCEMENTS


          (a) Subject to the "Rights of Withdrawal" section below, by 8:30 a.m. (London time) in the UK and 8:30 a.m. (New York City time) in the US on the Business Day next following the day on which the Offer is due to expire or becomes unconditional or is revised or extended, as the case may be (or such later time(s) and/or date(s) as the Panel may agree), GTS will make an appropriate announcement and inform Nasdaq and EASDAQ, respectively, of the position. Such announcements will also state (unless otherwise permitted by the Panel) the total number of Esprit Telecom Securities and rights over Esprit Telecom Securities (as nearly as practicable):


             (i) for which acceptances of the Offer have been received;

             (ii) acquired or agreed to be acquired by or on behalf of GTS or any person acting in concert with it during the course of the Offer Period;

             (iii) held by or on behalf of GTS or any person acting in concert with it before the Offer Period;

             (iv) for which acceptances of the Offer have been received from any person acting in concert with GTS, and will specify the percentages of the Esprit Telecom Securities represented by each of these figures.

          (b) Any decision to extend the time and/or date by which the Acceptance Condition has to be fulfilled may be made at any time up to, and will be announced not later than, 8:30 a.m. (London time) in the UK and 8:30 a.m. (New York City time) in the US on the relevant day (as defined in paragraph 2(a) of this Part B) or such later time(s) and/or date(s) as the Panel may agree. The announcement will state the next expiry date unless the Offer is then unconditional, in which case a statement may instead be made that the Offer will remain open until further notice. In computing the number of Esprit Telecom Securities represented by acceptances and/or purchases, there may be included or excluded for announcement purposes acceptances and purchases which are not complete in all respects or which are subject to verification, save that those which could not be counted towards fulfilment of the Acceptance Condition under Notes 4 and 5 (and, if applicable, Note 6) of Rule 10 of the City Code shall not (unless agreed by the Panel) be included.


          (c) In this Annex A, references to the making of an announcement or the giving of notice by or on behalf of GTS include the release of an announcement by public relations consultants or by Bear Stearns to the press and the delivery by hand or telephone or telex or facsimile or other electronic transmission of an announcement to Nasdaq and EASDAQ, as the case may be. An announcement made otherwise to Nasdaq and EASDAQ shall be notified simultaneously to Nasdaq and EASDAQ (unless otherwise agreed by the Panel).

          (d) Without limiting the manner in which GTS may choose to make any public announcement and subject to GTS's obligations under applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act relating to GTS's obligations to disseminate promptly public announcements concerning material changes to the Offer), GTS will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to Nasdaq and EASDAQ.

3. RIGHTS OF WITHDRAWAL

          (a) Except as otherwise provided in the paragraph, acceptances of the Offer by holders of Esprit Telecom Securities are irrevocable. Acceptances of the Offer may, however, be withdrawn pursuant to the procedures set out below at any time during the Initial Offer Period and in certain other circumstances described below. Esprit Telecom Securities assented to the Offer during the Initial Offer Period and not validly withdrawn prior to the expiration of the Initial Offer Period, and Esprit Telecom Securities assented to the Offer during the Subsequent Offer Period, may not be withdrawn. Holders of Esprit Telecom Securities will not have withdrawal rights during the Subsequent Offer Period, except in certain limited circumstances described below.


          (b) If GTS, having announced that the Acceptance Condition has been satisfied, fails by 3:00 p.m. (London time), 10:00 a.m. (New York City time) on the relevant day (or such later time or date as the Panel may agree) to comply with any of the relevant requirements relating to the Offer specified in paragraph 2(a) of this Part B of Annex A, an accepting holder of Esprit Telecom Securities may immediately after that time withdraw his acceptance of the Offer by written notice given by post or by hand to the Receiving Agents or to the US Depositary at one of the
     addresses shown on page [     ], in each case receiving such notice on
     behalf of GTS. This right of withdrawal may be terminated not less than eight days after the relevant day by GTS confirming, if that be the case, that the Offer is still unconditional and complying with the other relevant requirements relating to the Offer specified in paragraph 2(a) of this Part B of Annex A. If any such confirmation is given, the first period of 14 days referred to in paragraph 1(c) of this Part B of Annex A will run from the date of that confirmation and compliance.


          (c) If a no extension and/or a no increase statement is withdrawn in accordance with paragraph 1(d) of this Part B of Annex A above, any acceptance of the Offer made after the date of that statement may be withdrawn thereafter in the manner referred to in paragraph 3(b) of this Part B of Annex A, for a period of eight days following the date on which the notice of the withdrawal of such statement is posted to holders of Esprit Telecom Securities.

          (d) To be effective, a written notice of withdrawal must be received in good time by the party (either the Receiving Agents or the US Depositary) to whom the Acceptance Form was originally sent and must specify the name of the person who accepted the Offer, the number of Esprit Telecom Securities to be withdrawn and (if certificates have been submitted) the name of the registered holder of the relevant Esprit Telecom Securities, if different from the name of the person who accepted the Offer in respect of such Esprit Telecom Securities.


          (e) In respect of Esprit Telecom ADSs, if Esprit Telecom ADRs have been delivered or otherwise identified to the US Depositary, then prior to the physical release of such Esprit Telecom ADRs, the serial numbers shown on such Esprit Telecom ADRs must be submitted and, unless the Esprit Telecom ADSs evidenced by such Esprit Telecom ADRs have been submitted by an Eligible Institution or by means of a Letter of Transmittal, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If interests in Esprit Telecom ADSs evidenced by Esprit Telecom ADRs have been delivered pursuant to the procedures for book-entry transfer See "-- Book-entry transfer" (page [ ]) of this Offering Circular/Proxy Statement/Prospectus, any notice of withdrawal must also specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Esprit Telecom ADSs and must otherwise comply with such Book-Entry Transfer Facility's procedures.

          (f) Withdrawals of Esprit Telecom Securities delivered pursuant to the Offer may not be rescinded (without GTS's consent) and any Esprit Telecom Securities properly withdrawn and not properly re-submitted will thereafter be deemed not validly delivered pursuant to the Offer. Withdrawn Esprit Telecom Securities may be subsequently re-submitted, however, by following one of the procedures described See "-- Procedures for Accepting the Offer All Holders of Esprit Telecom Securities" (page [ ]) of this Offering Circular/Proxy Statement/Prospectus at any time while the Offer remains open.


          (g) All questions as to the validity (including time of receipt) or any notice of withdrawal will be determined by GTS, whose determination (except as required by the Panel) will be final and binding. None of GTS, Esprit Telecom, Bear Stearns, the Receiving Agents, the US Depositary or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.


4. REVISED OFFER

          (a) Currently, there are no plans to revise the Offer. However, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms and conditions or in the value or nature of the consideration offered or otherwise) and such revision represents on the date on which such revision is announced (on such basis as Bear Stearns may consider appropriate) an improvement or no diminution in the value of the Offer as so revised compared with the consideration or terms previously offered or in the overall value received and/or retained by a holder of Esprit Telecom Securities (under the Offer or otherwise), the benefit of the revised Offer will, subject to paragraphs 4(c), 4(d) and 7 of the Part B, be made available to any holder of Esprit Telecom Securities who has accepted the Offer in its original or any previously revised form(s) (hereinafter called a "previous acceptor"). The acceptance of the Offer by or on behalf of a previous acceptor in its original or any previously revised form(s) shall, subject as provided in paragraphs 4(c), 4(d) and 7 of this Part B, be treated as an acceptance of the Offer as so revised and shall also constitute the separate appointment of GTS and each of its directors and Bear Stearns and each of its directors as his attorney and/or agent with authority (i) to accept any such revised offer on behalf of such previous acceptor, (ii) if such revised offer includes alternative forms of consideration, to make such elections for and/or accept such alternative forms of consideration in the proportions such attorney and/or agent in his absolute discretion thinks fit, and (iii) to execute on behalf of an in the name of such previous acceptor all such further documents (if any) as may be required to give effect to such acceptances and/or elections.

     In making any such election and/or acceptance, such attorney and/or agent shall take into account the nature of any previous acceptances and/or elections made by or on behalf of the previous acceptor and such other facts or matters as he may reasonably consider relevant.

          (b) The authorities conferred by this paragraph 4 and any acceptance of a revised offer and/or any election(s) pursuant thereto shall be irrevocable unless and until the previous acceptor becomes entitled to withdraw his acceptance under paragraph 3 of this Part B and duly does so.


          (c) The deemed acceptance referred to in paragraph 4(a) of this Part B shall not apply, and the authorities conferred by that paragraph shall be ineffective, to the extent that a previous acceptor shall file with the Receiving Agents or the US Depositary, within 14 days of the publication of the document containing the revised offer, a form in which he validly elects to receive the consideration receivable by him in some other manner.


          (d) The deemed acceptance referred to in paragraph 4(a) of this Part B shall not apply, and the authorities conferred by that paragraph shall not be exercised if as a result thereof the previous acceptor would (on such basis as Bear Stearns may consider appropriate) thereby receive less in aggregate in consideration under the revised offer than he would have received in aggregate as a result of acceptance of the Offer in the form in which it was previously accepted by him or on his behalf. The authorities conferred by paragraph 4(a) of this Part B shall not be exercised in respect of any election available under the revised offer save in accordance with this paragraph.

          (e) GTS and Bear Stearns reserve the right to treat an executed Acceptance Form (in respect of the Offer in its original or any previously revised form(s)) which is received (or dated) on or after the announcement of any revised offer as a valid acceptance of the revised offer and/or, where applicable, a valid election for or acceptance of any of the alternative forms of consideration. Such acceptances shall constitute an authority in the terms of paragraph 4(a) of this Part B, mutatis mutandis, on behalf of the relevant holder of Esprit Telecom Securities.

5. ACCEPTANCES AND PURCHASES

     Except as otherwise agreed by the Panel:

          (a) an acceptance of the Offer shall not be treated as valid for the purposes of the Acceptance Condition unless the requirements of Note 4 and, if applicable, Note 6 of Rule 10 of the City Code are satisfied in respect of it;

          (b) an exchange of Esprit Telecom Securities by GTS or its nominees or, in the case of a Rule 9 offer, any person acting in concert with GTS or its nominee will only be treated as valid for the purposes of the Acceptance Condition if the requirements of Note 5 and, if applicable, Note 6 of Rule 10 of the City Code are satisfied in respect of it; and

          (c) before the Offer may become unconditional, the Receiving Agent must have issued a certificate to GTS and/or to Bear Stearns which states the number of Esprit Telecom Securities in respect of which acceptances have been received and which comply with paragraph 5(a) of this Part B, and the number of Esprit Telecom Securities otherwise acquired, whether before or during the Offer Period, which comply with paragraph 5(b) of this Part
     B. Copies of such certificate will be sent to the Panel and to Lehman Brothers as soon as possible after issue.

6. GENERAL


          (a) Subject to the Panel's consent, the Offer will lapse unless all of the Conditions have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by GTS in its reasonable opinion to be or remain satisfied in each case by midnight (London time) on April 2, 1999 or such later date(s) as GTS may, with the Panel's consent, decide. GTS reserves the right, if appropriate to seek the Panel's approval to extend such date to April 23, 1999 or such later date as the Panel may permit. If the Offer lapses for any reason, then it shall cease to be capable of further acceptance and

     GTS, Bear Stearns and holders of Esprit Telecom Ordinary Shares shall cease to be bound by prior acceptances.

     If the Offer lapses pursuant to the City Code, neither GTS nor any person acting in concert with GTS (for purposes of the City Code) may make an offer for Esprit Telecom for a period of one year following such lapse, except with the consent of the Panel.

          (b) Unless otherwise consented to by the Panel, settlement of the consideration to which any holder of Esprit Telecom Securities is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which GTS or Bear Stearns may otherwise be, or claim to be, entitled as against such holder of Esprit Telecom Securities and will be effected in the manner described See "-- Settlement" (page
     [  ]) of this Offering Circular/Proxy Statement/Prospectus.


          (c) The Offer is made on February 1, 1999 and is capable of acceptance thereafter. The Offer is being made by means of this Offering/Circular/Proxy Statements/Prospectus and is being extended by means of an advertisement to be placed in the Financial Times on February 2, 1999 to all persons to whom this document or an Acceptance Form may not be despatched (or by whom such documents may not be received) who hold or are entitled to have allotted or issued to them Esprit Telecom Securities. Copies of this Offering Circular/Proxy Statement/Prospectus, the Acceptance Form and any related documents are available from the Receiving Agents and the US Depositary, at the addresses set out on page [ ].


          (d) The terms, provisions, instructions and authorities contained in or deemed to be incorporated in the Acceptance Form constitute part of the terms of the Offer. Words and expressions defined in this Offering Circular/Proxy Statement/Prospectus have the same meanings when used in the Acceptance Form, unless the context otherwise requires.


        (e) (i) The Offer, all acceptances of it and all elections pursuant to it, the Acceptance Form, all contracts made pursuant to the Offer, all action taken or made or deemed to be taken or made pursuant to any of these terms and the relationship between a holder of Esprit Telecom Securities and GTS, Bear Stearns, the Receiving Agents or the US Depositary shall be governed by and interpreted in accordance with English law.


             (ii) Execution of an Acceptance Form by or on behalf of a holder of Esprit Telecom Securities will constitute his agreement that the Courts of England are (subject to paragraph 6(e)(iii) of this Part B) to have jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, the Offer and the Acceptance Form or otherwise arising in connection with the Offer and the Acceptance Form, and for such purposes that he irrevocably submits to the jurisdiction of the English Courts.


             (iii) Execution of the Acceptance Form by or on behalf of an accepting holder of Esprit Telecom Securities will constitute his agreement that the agreement in paragraph 6(e)(ii) of this Part B is included for the benefit of GTS, Bear Stearns, the Receiving Agents and the US Depositary and accordingly, notwithstanding such agreement, set out in paragraph 6(e)(ii) of this Part B, GTS, Bear Stearns, the Receiving Agents and the US Depositary shall each retain the right to, and may in its absolute discretion, bring proceedings in the courts of any other country which may have jurisdiction and that the accepting holder of Esprit Telecom Securities irrevocably submits to the jurisdiction of the courts of any such country.


          (f) Any omission to dispatch this document or the Acceptance Form or any notice required to be dispatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, shall not invalidate the Offer in any way or create any implication that the Offer has not been made to any such person. Subject to paragraph 7 of this Part B, the Offer extends to any such person and to all holders of Esprit Telecom Securities to whom this document, the Acceptance Form and any related documents may not be despatched and who may not receive such documents, and such persons may collect copies of those documents from the Receiving Agents at the addresses set out on page [ ].


          (g) If the Offer lapses:

             (i) the share or ADR certificate(s) and/or other document(s) of title will be returned by post (or by such other method as the Panel may approve) within 14 days of the Offer lapsing, at the risk of the holder of Esprit Telecom Securities concerned, to the person or agent whose name and address (outside Canada, Australia or Japan) is set out in the relevant Box of the Acceptance Form or, if none is set out, to the first-named holder at his registered address; and

             (ii) in respect of Esprit Telecom ADRs in book-entry form, the US Depositary will return such Esprit Telecom ADRs to the tendering holders unless otherwise instructed by such holder.

          (h) All powers of attorney, appointments as agent and authorities on the terms conferred by or referred to in this Annex A or in the Acceptance Form are given by way of security for the performance of the obligations of the holder of Esprit Telecom Securities concerned and are irrevocable (in respect of powers of attorney in accordance with Section 4 of the Powers of Attorney Act 1971) except in the circumstances where the donor of such power of attorney, appointment or authority is entitled to withdraw his acceptance in accordance with paragraph 3 of this Part B and duly does so.

          (i) Without prejudice to any other provisions of this Part B, GTS and Bear Stearns reserve the right to treat acceptances of the Offer as valid if received by or on behalf of either of them at any place or places or in any manner determined by either of them otherwise than as set out in this document or in the Acceptance Form.

          (j) All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from any holders of Esprit Telecom Securities will be delivered by or sent to or from them (or their designated agents) at their risk. No acknowledgment of receipt of any Acceptance Form, communication, notice, share certificate(s) and/or other document(s) of title will be given by or on behalf of GTS.

          (k) GTS and Bear Stearns reserve the right to notify any matter (including the making of the Offer) to allow any holders of Esprit Telecom Securities with (i) registered addresses outside the UK or the US or (ii) whom GTS or Bear Stearns know to be nominees, trustees or custodians for such holder of Esprit Telecom Securities with registered addressed outside the UK or the US by announcement or paid advertisement in any daily newspaper published and circulated in the UK and the US or any part thereof, in which case such notice shall be deemed to have been sufficiently given notwithstanding any failure by any such security holders to receive or see such notice. All references in this document to notice in writing (other than in paragraph 3 of this Part B) shall be construed accordingly.

          (l) If sufficient acceptances are received and/or sufficient Esprit Telecom Securities are otherwise acquired, GTS intends to apply the provisions of Sections 428 to 430F of the Companies Act to acquire compulsorily any outstanding Esprit Telecom Ordinary Shares (including Esprit Telecom Ordinary Shares represented by Esprit Telecom ADSs) and to apply for the cancellation of the quotation of the Esprit Telecom ADSs on Nasdaq and EASDAQ.

          (m) Execution of an Acceptance Form will constitute an instruction to GTS that, on the Offer becoming unconditional in all respects, all mandates and other instructions or notices recorded in Esprit Telecom's records immediately prior to the Offer becoming so unconditional in relation to Esprit Telecom Securities will, unless and until revoked or varied, continue in full force, mutatis mutandis, in relation to the New GTS Stock allotted or issued to the relevant holders of Esprit Telecom Securities pursuant to the Offer.

          (n) If the Panel requires GTS to make an offer for Esprit Telecom Securities under the provisions of Rule 9 of the City Code, GTS may make such alterations to the Conditions of the Offer as are necessary to comply with the provisions of that Rule.

          (o) All references in this Annex A to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

          (p) Fractions of New GTS Stock will not be allotted or issued to holders of Esprit Telecom Securities who accept the Offer (including such holders who are deemed to accept the Offer) but will be aggregated and sold in the market and the net proceeds of sale will not be paid to the persons entitled thereto. However, if any person is entitled to cash in an amount less than $2.00, such amount will not be paid, but will be retained for the benefit of GTS.

7. OVERSEAS SHAREHOLDERS

          (a) The making of the Offer in, or to persons resident in or nationals of or citizens of, jurisdictions outside the UK and the US or who are nominees of, custodians or trustees for, citizens or nationals of other countries ("overseas shareholders") may be affected by the laws of the relevant jurisdictions. Such overseas shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of any overseas shareholder wishing to accept the Offer to satisfy himself as to the full observance of the laws and regulatory requirements of the relevant jurisdiction in connection with the Offer, including obtaining any governmental, exchange control or other consents which may be required, or compliance with other necessary formalities needing to be observed and payment of any issue, transfer or other taxes or duties due in such jurisdiction. Any such overseas shareholder will be responsible for any such issue, transfer or other taxes or other payments by whomsoever payable and GTS and Bear Stearns (and any person acting on behalf of either of them) shall be fully indemnified and held harmless by such shareholder for any such issue, transfer or other taxes or duties as GTS or Bear Stearns (and any person acting on behalf of either of them) may be required to pay.

          (b) In particular, the Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. GTS will not (unless otherwise determined by GTS in its sole discretion and save as provided in paragraph 7(f) of this Part B), mail or deliver or authorize the mailing or delivery of, this document, the Acceptance Form or any related document in or into Canada, Australia or Japan including to holders of Esprit Telecom Securities with registered addresses in Canada, Australia or Japan or to persons whom GTS knows to be trustees, nominees or custodians holding Esprit Telecom Securities for such persons ("Restricted Overseas Persons").

          (c) Persons receiving such documents (including without limitation, custodians, trustees and nominees) must not distribute, send or mail them, directly or indirectly, in, into or from Canada, Australia or Japan or use such mails or any such means or instrumentality or facility for any purpose, directly or indirectly, in connection with the Offer. Doing so may invalidate any purported acceptance of the Offer. Persons wishing to accept the Offer must not use such mails or any such means of instrumentality or facility directly or indirectly for any purpose directly or indirectly related to acceptance of the Offer.

          (d) Envelopes containing the Acceptance Form should not be postmarked in Canada, Australia or Japan or otherwise despatched from Canada, Australia or Japan and all accepting holders of Esprit Telecom Securities must provide addresses outside Canada, Australia or Japan for the remittance of cash and/or receipt of New GTS Stock or for the return of the Acceptance Form, share or ADR certificates and/or other document(s) of title.

          (e) Unless an exemption under the relevant securities laws is available, GTS will not issue New GTS Stock or authorize the delivery of any document(s) of title in respect of New GTS stock to: (i) any person who is or who GTS has reason to believe is, a Restricted Overseas Person; or
     (ii) any person who is unable or fails to give the warranty set out in paragraph (b) of Part C; or to any person with a registered address in Canada, Australia or Japan.

          (f) The receipt of any Form of Acceptance from a person who puts "Yes" in Box 7 of the Form of Acceptance and thereby does not give the representation and warranty set out in paragraph (b) of Part C of this Annex A below and/or who appears to be a Restricted Overseas Person and/or who completes Box 4 of the Form of Acceptance with an address in Canada, Australia or Japan (or who has an address in Canada, Australia or Japan) but who inserts in Box 5 of the Form of Acceptance an address outside Canada, Australia or Japan shall, at the discretion of GTS constitute, in respect of any New GTS Stock to which such acceptor of the Offer may become entitled, an irrevocable and unconditional request and authority to GTS and/or its agents:

             (i) to sell such New GTS Stock on behalf of such acceptor (and as its agent) in the market within 14 days of such shares being allotted;

             (ii) to receive the share certificates and/or other document(s) of title in respect of such New GTS Stock and to execute instruments of transfer in respect of such new securities; and

             (iii) to remit the net proceeds of such sale (after deducting therefrom the expenses of sale) as soon as reasonably practicable to the person or agent whose name and address (outside Canada, Australia and Japan) is set out in Box 5 of the Form of Acceptance, or, if none is set out, to the first-named holder in Box 4 of such Form of Acceptance with a registered address outside Canada, Australia and Japan. No consideration will be sent to an address in Canada, Australia or Japan.

     Neither GTS nor its advisers nor any person acting on behalf of any of them shall have any liability to any person for any loss or alleged loss arising from the price, the timing or the manner of such sale or otherwise in connection with such sale or any of the provisions of this paragraph 7.

          (g) Each holder of Esprit Telecom ADSs executing and delivering a Letter of Transmittal will represent and warrant that such holder: (i) has not received or sent copies of the Offering Circular/Proxy Statement/Prospectus or any Acceptance Form or any related documents in, into or from Canada, Australia or Japan and has not otherwise utilized in connection with the Offer, directly or indirectly, the Canadian, Australian or Japanese mails or any means or instrumentality (including, without limitation, facsimile transmission, telex, and telephone) of interstate or foreign commerce, or any facilities of a national securities exchange, of Canada, Australia or Japan; (ii) is accepting the Offer from outside Canada, Australia and Japan; and (iii) is not an agent or fiduciary acting on a non discretionary basis for a principal, unless such agent or fiduciary is an authorized employee of such principal or such principal has given any instructions with respect to the Offer from outside Canada, Australia and Japan.

          (h) These provisions and any other terms of the Offer relating to overseas shareholders may be waived, varied or modified as regards specific holders of Esprit Telecom Securities or on a general basis by GTS in its absolute discretion. Subject thereto, the provisions of this paragraph 7 supersede any terms of the Offer inconsistent with them. References in this paragraph 7 to a holder of Esprit Telecom Securities include references to the person or persons executing an Acceptance Form and, if more than one person executes the Acceptance Form, the provisions of this paragraph 7 shall apply to them jointly and severally.

PART C -- FORM OF ACCEPTANCE

     Each holder of Esprit Telecom Ordinary Shares by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with GTS, Bear Stearns and the Receiving Agent (so as to bind him, his personal representatives, heirs, successors and assigns) to the following effect:

          (a) that the execution of the Form of Acceptance whether or not any Boxes are completed shall constitute an acceptance of the Offer in respect of the number of Esprit Telecom Ordinary Shares inserted or deemed to be inserted in Box 1 of the Form of Acceptance on and subject to the terms and Conditions set out or referred to in this Offering Circular/Proxy Statement/Prospectus and in the Form of Acceptance and that, subject only to the rights of withdrawal set out or referred to in paragraph 3 of Part B of this Annex A, each such acceptance and election shall be irrevocable;

          (b) unless "YES" is put in Box 5 of the Form of Acceptance, that such holder of Esprit Telecom Ordinary Shares has not received or sent copies of this Offering Circular/Proxy Statement/Prospectus, the Form of Acceptance or any related documents in, into or from Canada, Australia or Japan;

          (c) that the execution of the Form of Acceptance constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting holder of Esprit Telecom Ordinary Shares not having validly withdrawn his acceptance, the irrevocable appointment of GTS and/or Bear Stearns as such shareholder's attorney and/or agent (the "attorney") and an irrevocable instruction and authorization to the attorney:

             (i) to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the Esprit Telecom Ordinary Shares referred to in paragraph (a) of this Part C in favor of GTS or such other person or persons as GTS or its agents may direct;

             (ii) to deliver such form(s) of transfer and/or other document(s) in the attorney's discretion and/or the certificate(s) and/or other document(s) of title relating to such Esprit Telecom Ordinary Shares for registration within 6 months of the Offer becoming or being declared unconditional in all respects; and

             (iii) to do all such other acts and things as may in the attorney's opinion be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer and to vest the Esprit Telecom Ordinary Shares in GTS or its nominee;

          (d) that the execution of the Form of Acceptance constitutes, subject to the Offer becoming or being declared unconditional in all respects and to an accepting holder of Esprit Telecom Ordinary Shares not having validly withdrawn his acceptance, an irrevocable authority and request:

             (i) to Esprit Telecom or its agents to procure the registration of the transfer of the Esprit Telecom Ordinary Shares pursuant to the Offer and the delivery of the share certificate(s) and/or other document(s) of title in respect of the Esprit Telecom Ordinary Shares to GTS or as it may direct;

             (ii) subject to the provisions of paragraph 7 of Part B of this Annex A, to GTS and Bear Stearns or their respective agents to procure that the name of such holder of Esprit Telecom Ordinary Shares is entered in the register of members in respect of the New GTS Stock to which he becomes entitled pursuant to the Offer and to procure the issue of a definitive certificate of title for such New GTS Stock; and

             (iii) to GTS and Bear Stearns or their respective agents to procure that despatch by post (or by such other method as the Panel may approve) of the document(s) of title for any New GTS Stock to which an accepting holder of Esprit Telecom Ordinary Shares is entitled, at the risk of such holder of Esprit Telecom Ordinary Shares, to the person or agent whose name and address outside Canada, Australia and Japan is set out in Box 3 of the Form of Acceptance (or, if relevant, Box 5, or if no name and address is set out in Box 3 (or, if relevant, Box 5), to the first-named holder at his registered address outside Canada, Australia or Japan;

          (e) that the execution of the Form of Acceptance and its delivery constitutes a separate authority to GTS and/or Bear Stearns and/or their respective directors within the terms of paragraphs 4 and 6 of Part B of this Annex A;

          (f) that, subject to the Offer becoming or being declared unconditional in all respects (or if the Offer will become unconditional in all respects or lapse immediately upon the outcome of the resolution in question) or if the Panel otherwise consents and pending registration:

             (i) GTS or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of Esprit Telecom or of any class of its shareholders) attaching to any Esprit Telecom Ordinary Shares in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn; and

             (ii) the execution of a Form of Acceptance by a holder of Esprit Telecom Ordinary Shares in respect of the Esprit Telecom Ordinary Shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn:

                (aa) constitutes an authority to Esprit Telecom from such holder of Esprit Telecom Ordinary Shares to send any notice, circular, warrant, document or other communication which may be required to be sent to him/her as a member of Esprit Telecom to GTS at its registered office;

                (bb) constitutes an authority to GTS or any director of GTS to sign any consent to short notice of a general or separate class meeting as his attorney and/or agent and on his behalf and/or to attend and/or execute a form of proxy in respect of such Esprit Telecom Ordinary Shares appointing any person nominated by GTS to attend general and separate class meetings of Esprit Telecom (and any adjournments thereof) and to exercise the votes attaching to such shares on his behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding condition of the Offer; and

                (cc) will also constitute the agreement of such holder of Esprit Telecom Ordinary Shares not to exercise any of such rights without the consent of GTS and the irrevocable undertaking of such Esprit Telecom shareholder not to appoint a proxy to attend any such general meeting or separate class meeting;


          (g) that he will deliver or procure the delivery to the Receiving Agents at either of the addresses referred to in paragraph 3(b) of Part B of this Annex A of his share certificate(s) or other document(s) of title in respect of all Esprit Telecom Ordinary Shares held by him in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn, or an indemnity acceptable to GTS in lieu thereof, as soon as possible and in any event within six months of the Offer becoming or being declared unconditional in all respects;


          (h) that he is the sole legal and beneficial owner of the Esprit Telecom Ordinary Shares in respect of which the Offer is accepted or deemed to be accepted or he is the legal owner of such Esprit Telecom Ordinary Shares and he has the necessary capacity and authority to execute the Form of Acceptance;

          (i) that the Esprit Telecom Ordinary Shares in respect of which the Offer is accepted or deemed to be accepted are sold fully paid up and free from all liens, equities, charges, encumbrances and other third party rights and/or interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends, interests and other distributions (if any) declared, made or paid after December 8, 1998;

          (j) that the terms and conditions of the Offer contained in this document shall be deemed to be incorporated in, and form part of, the Form of Acceptance which shall be read and construed accordingly;


          (k) that he will do all such acts and things as shall be necessary or expedient to vest the Esprit Telecom Ordinary Shares in GTS or its nominee(s) or such other persons as it may decide and all such acts and things as may be necessary or expedient to enable the Receiving Agents to perform their functions for the purposes of the Offer;

          (l) that he agrees to ratify each and every act or thing which may be done or effected by GTS or Bear Stearns or the Receiving Agents or any director of GTS or any director of Bear Stearns or any director of the Receiving Agents or their respective agents or Esprit Telecom or its agents, as the case may be, in the exercise of any of his powers and/or authorities under this document;


          (m) that the execution of the Form of Acceptance constitutes his agreement to the terms of paragraph 4(e) of Part B of this Annex A;

          (n) that on execution the Form of Acceptance shall take effect as a deed; and


          (o) that if any provision of Part B or Part C of this Annex A shall be unenforceable or invalid or shall not operate so as to afford GTS or Bear Stearns or the Receiving Agents or any director of any of them the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents as may be required to enable GTS and/or Bear Stearns and/or the Receiving Agents and/or any director of any of them to secure the full benefits of Part B and this Part C of Annex A.


References in this Part C of Annex A to a holder of Esprit Telecom Shares shall include references to the person or persons executing a Form of Acceptance, and if more than one person executes a Form of Acceptance, the provisions of this Part C shall apply to them jointly and severally.

                                                                         ANNEX B

                                OFFER AGREEMENT
                                    BETWEEN
                            ESPRIT TELECOM GROUP PLC
                                      AND
                         GLOBAL TELESYSTEMS GROUP INC.

THIS AGREEMENT is made 8 December 1998

BETWEEN

     (1) GLOBAL TELESYSTEMS GROUP INC. ("GTS") of 1751 Pinnacle Drive, North Tower, 12th Floor, McLean VA 22102, USA; and

     (2) ESPRIT TELECOM GROUP PLC ("Esprit") of Minerva House, Valpy Street, Reading, Berkshire RG1 1AR.

IT IS AGREED AS FOLLOWS:

1. THE OFFER

     Reference is made to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this Agreement, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance, or before such earlier date as GTS may, subject to the City Code, determine, whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) save as referred to above words defined in the Press Announcement have the same meaning herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     GTS and Esprit each irrevocably consent to the issue of the Press Announcement incorporating references to them and to this Agreement subject to any amendments which may be agreed between them or their financial advisers. They also each consent to the issue of the Offer Document, incorporating references to them, and to this Agreement, substantially similar to those references contained in the Press Announcement. Each understands that this Agreement will be made available for public inspection.

4. COVENANTS

     4.1  Esprit hereby agrees with GTS that:

          (A) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, Esprit shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to the fiduciary duties of the directors of Esprit) engaging in,

     directly or indirectly any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any shares of Esprit or any material part of the shares or assets of Esprit or any of its subsidiaries or in each case any interest therein (each an "Esprit Transaction");

          (B) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, Esprit shall, so far as is consistent with the fiduciary duties of its directors, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with Esprit's professional advisers who appreciate the need for and requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (C) Esprit confirms that it is not in discussions with any third party in relation to any Esprit Transaction;

          (D) subject to the satisfaction of the pre-conditions to the posting of the Offer Document and subject to the fiduciary duties of the directors of Esprit, so far as Esprit is reasonably able to do so, it will procure that such information (other than information of a commercially sensitive nature the disclosure of which may prejudice Esprit) as GTS or its advisers reasonably request in relation to Esprit and its subsidiaries and their respective businesses will be supplied to GTS as soon as practicable following any such request and Esprit will procure that to the extent it is able to procure the same, Esprit and its subsidiaries will provide GTS and its advisers with access to such of the books and financial and other records of Esprit and its subsidiaries as GTS may reasonably require in order to satisfy itself as to the business, finances and affairs of Esprit and its subsidiaries;

          (E) from the date hereof and until the date on which the offer lapses or is withdrawn, Esprit will not take any action which would require shareholder approval under Rule 21 of the City Code without the prior consent of GTS such consent not to be unreasonably withheld or delayed. For the purposes of this paragraph 4.1(E) GTS hereby consents to the issue of shares by Esprit upon the exercise of options under the Esprit Share Option Schemes; the grant of options, in the normal course of business, pursuant to such Esprit Share Option Schemes; the issue of shares by Esprit in connection with pre-existing contractual obligations and in connection with any proposed acquisition by Esprit of which GTS is currently aware;

          (F) if GTS believes on reasonable grounds that circumstances exist which would lead to any of the conditions of the Offer not being satisfied, Esprit shall use all reasonable endeavours to ensure that (at all reasonable times following the release of the Press Announcement and before the Offer becomes unconditional in all respects or lapses) GTS and its advisers are provided with such information regarding the Wider Esprit Group as GTS reasonably requires to enable GTS to establish whether or not the relevant condition is satisfied provided that any information so provided shall be provided without liability on the part of any director or officer of Esprit to GTS or Esprit or otherwise;

          (G) as soon as practicable after the date hereof, Esprit shall deliver to GTS a letter identifying all persons it believes are "affiliates" of Esprit for the purposes of the US Securities Act of 1933, as amended or for the purposes of qualifying the Offer and the transactions contemplated thereby for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Esprit shall use its best efforts to cause each such person, save for those "affiliates" of Esprit that have entered into certain Registration Rights Agreements concurrently herewith, to deliver to GTS by the close of the Offer a written undertaking in customary form.

     4.2  GTS agrees with Esprit as follows:

          (A) subject to their fiduciary duties under applicable law, the board of directors of GTS will recommend to the stockholders of GTS that they vote in favour of the issuance of GTS shares necessary to complete the Offer and the acquisition by GTS of Esprit at any meeting of stockholders convened for such purpose, or any adjournment thereof;

          (B) the level of directors' and officers' liability cover currently provided to the directors and officers of Esprit will be maintained, provided that GTS may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which afford substantially the same coverage to the insured as the insurance currently maintained by Esprit for a period of six years after the Offer becomes wholly unconditional, and such level of cover for the directors and officers of Esprit shall be maintained (in the form of liability insurance or otherwise) notwithstanding any of the directors or officers of Esprit ceasing to be a director or officer;

          (C) GTS shall use its best efforts to cause all persons who may be "affiliates" of GTS for the purposes of qualifying the Offer and the transactions contemplated thereby for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with applicable holding periods;

          (D) that it will not amend the memorandum or articles of association of Esprit in a manner that would be adverse to the directors and officers of Esprit. In the event that the employment of such directors or officers is transferred by GTS to any member of the Wider GTS Group, or substantially all of Esprit's assets are transferred, GTS shall ensure that any director or officer of Esprit (current or former) affected by such action is afforded no lower level of indemnity by GTS in respect of his or her office than he or she currently enjoys;

          (E) GTS undertakes that it will not, directly or indirectly, commence or solicit indications of interest or make any proposals with respect to (in each case, written or otherwise), any exchange or similar offer or, except as contemplated by (F) below, propose any amendments with respect to the Esprit Telecom Bonds or the related indentures until pre-condition (A) to the Offer set out in paragraph 1 to Appendix 1 of the Press Announcement (the "Consent Pre-Condition") has been waived or satisfied;

          (F) GTS undertakes to solicit, on behalf of Esprit and in good faith, amendments to the indentures governing the Esprit Telecom Bonds necessary to satisfy the Consent Pre-Condition (and no other amendments) on terms and conditions and pursuant to documents reasonably satisfactory to Esprit and its advisers and after consulting with Esprit as to the terms and conditions of such solicitation (after having provided Esprit and its advisers with a reasonable opportunity to review and discuss the same); provided that in no event shall Esprit be obliged to pay any amounts in respect thereof prior to the time that the Offer is declared wholly unconditional (and then only if the same would not violate any applicable law); and

          (G) that GTS will use all reasonable efforts to file a registration statement with the SEC, EASDAQ and any other relevant authority in connection with the GTS Shares to be issued pursuant to the Offer and have such registration statement declared effective or otherwise approved as promptly as is reasonably practicable and that the Offer Document will be posted promptly thereafter.

     4.3  Esprit and GTS undertake with each other as follows:

          (A) each of Esprit and GTS shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Offer and the satisfaction of the conditions set out in Appendix 1 to the Press Announcement, including using its reasonable efforts to obtain all necessary or advisable waivers, consents or approvals of third parties required in order to preserve material contractual relationships of GTS, Esprit and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals from the SEC and the Panel to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Offer (and, in such case, to proceed with the Offer as expeditiously as possible);

          (B) without limitation to the foregoing, each of GTS and Esprit undertakes:

             (1) to make members of management available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit, including participation in meetings with investors and shareholders;

             (2) to provide all reasonable assistance as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

          (C) GTS and Esprit will each provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing will each provide all necessary information regarding their respective companies and their subsidiaries and the interests of their respective directors in the share capital of each company and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

          (D) all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Offering Circular/Proxy Statement/Prospectus, and all expenses incurred in connection with satisfying the Consent Pre-Condition shall be borne by GTS;

          (E) to comply with GTS's obligations to participants in the Esprit Share Option Schemes under Rule 15 of the City Code, GTS will offer participants the opportunity to roll over their options to acquire Esprit Shares into options to acquire GTS shares substantially on (and in accordance with) the terms of the existing Esprit Share Option Schemes ("the Rollover Offer") and on the same exchange ratio as the Offer. Subject to the taxation effects of the Rollover Offer for participants in the Esprit Share Option Schemes being no less favourable than the taxation effects of exercising options and accepting the Offer, Esprit agrees that no amendments will be made to the Esprit Share Option Schemes and no consents given which would have the effect of allowing participants to exercise options in circumstances where they are currently not entitled to do so. Where Esprit believes that such taxation effects would be materially adverse to participants, it will consult with GTS with a view to agreeing (at GTS's option) either that participants will be able to exercise options in circumstances where they are currently not able to do so in order that they can accept the Offer or GTS providing an appropriate indemnity against such adverse taxation effects;

          (F) each of GTS and Esprit agree to use their reasonable best efforts to avoid taking any action that would prevent the transactions contemplated by the Offer receiving "pooling of interests" treatment for financial accounting purposes (including, in the case of GTS, approving any transfer or disposition of shares by any shareholders of Esprit unless Esprit's independent auditors have advised Esprit that such transfer or disposition would not prevent the transactions contemplated by the offer from receiving

     "pooling of interests" treatment for financial accounting purposes). Each of GTS and Esprit further agrees that in the event they become aware of any event or circumstance that would reasonably be expected to prevent the transactions contemplated by the Offer receiving "pooling of interests" treatment, they shall each use their reasonable best efforts to remedy such event or circumstance so as to permit such "pooling of interests" treatment.

5. LAW AND JURISDICTION

     5.1 This Agreement is governed by, and construed in accordance with, English law.

     5.2 In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("Proceedings") the parties irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

6. CONDITIONS

     6.1 Notwithstanding any other provision hereof, this Agreement and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9.00 a.m. on 08 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1% of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     6.2 If these conditions shall not have been satisfied by such time and date this Agreement shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

7. MISCELLANEOUS

     7.1 No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. The parties agree that any breach of this Agreement is likely to cause substantial harm to the other and that money damages might not be a sufficient remedy for any breach of this Agreement and that the other will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

     7.2 The covenants of Esprit set forth herein shall supersede any obligation that Esprit may have to GTS under the second paragraph on page 4 of the Confidentiality Agreement dated October 15, 1998 between GTS and Esprit (the "Confidentiality Agreement") relating to a Takeover Proposal (as such term is defined in the Confidentiality Agreement).

8. LAPSING

     This Agreement shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Telecom Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;

          (C) GTS announces that any of the pre-conditions to the Offer set out in paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Irrevocable.

9. EXECUTION

     This Agreement may be executed in more than one part.

     IN WITNESS whereof this Agreement has been signed on behalf of the parties the day and year first above written.

GERALD THAMES
for
Global TeleSystems Group, Inc.

ROY MERRITT
for
Esprit Telecom Group plc

                                                                         ANNEX C

[BEAR STEARNS LOGO]

December 5, 1998

Board of Directors
Global Telesystems Group, Inc.
1751 Pinnacle Drive
North Tower, 12th Floor
McLean, Virginia 22102

Gentlemen:

     We understand that Global TeleSystems Group, Inc. ("GTS"), on December 8, 1998, proposes to announce a recommended offer be made (the "Offer") to acquire all of the issued share capital of Esprit Telecom Group Plc ("Esprit"). Pursuant to the Offer, we further understand that: (i) each outstanding ordinary share of Esprit, nominal value one pence per share ("Esprit Ordinary Shares"), will be exchanged for 0.1271 shares (the "Ordinary Exchange Ratio") of GTS common stock, par value $0.10 per share ("GTS Common Stock"); and (ii) each outstanding American Depository Share, each representing the right to receive seven Esprit Ordinary Shares ("Esprit ADSs"), will be exchanged for 0.89 shares of GTS Common Stock (the "ADS Exchange Ratio" and, together with the Ordinary Exchange Ratio, the "Exchange Ratios").

     As more specifically set forth in the Press Announcement to be issued on December 8, 1998 (the "Press Announcement"), the Offer will extend to Esprit Ordinary Shares which are unconditionally allotted or issued pursuant to the exercise of options under the Esprit Share Option Schemes (as defined in the Press Announcement) while the Offer remains open for acceptance (or by such earlier date as GTS may, subject to the City Code on Takeovers and Mergers (the "City Code"), decide) or otherwise. The terms and conditions of the Offer are more fully set forth in the Press Announcement. The Offer will be conditional upon, inter alia, the consent of the holders of Esprit public debt to waive certain change of control provisions (the "Esprit Waiver").

     The Board of Directors of GTS has requested that Bear, Stearns & Co. Inc. ("Bear Stearns") render an opinion as to whether, as of the date hereof, collectively, the Exchange Ratios are fair, from a financial point of view, to the holders of GTS Common Stock.

     In arriving at our opinion, we have, among other things:

          1. Reviewed the Press Announcement and the draft Irrevocable Undertakings by the directors and certain shareholders of Esprit (the "Irrevocable Undertakings"), the Offer Agreement of Esprit and GTS and the Registration Rights Agreement between GTS and certain shareholders of Esprit (collectively, the "Transaction Documentation");

          2. Reviewed certain publicly available business and historical and financial information relating to GTS and Esprit;

          3. Reviewed, and discussed with GTS management, certain internal financial information and other data relating to the business and financial prospects of GTS, including estimates and financial forecasts prepared by the management of GTS and which are not publicly available;

          4. Reviewed, and discussed with GTS management, certain financial information and other data relating to the business and financial prospects of Esprit, including estimates and financial forecasts relating to Esprit prepared by the management of GTS and which are not publicly available;

          5. Reviewed, and discussed with GTS management, certain estimates of revenue enhancements, cost savings and other combination benefits or synergies expected to result from the Offer, prepared by the management of GTS and which are not publicly available;

          6. Attended discussions between members of the management of GTS and Esprit respecting certain financial, business and market information;

          7. Reviewed certain historical stock prices, trading activity and valuation parameters of GTS Common Stock, Esprit Ordinary Shares and Esprit ADSs;

          8. Reviewed the pro forma financial impacts of the Offer on GTS;

          9. Reviewed certain publicly available financial data, stock market data and valuation parameters of companies which in Bear Stearns' judgment were deemed generally comparable to GTS or Esprit or otherwise generally relevant;

          10. Reviewed the financial terms, to the extent publicly available, of certain other transactions which in Bear Stearns' judgment were deemed generally relevant; and

          11. Conducted such other studies, analyses and investigations as was deemed appropriate.

     In connection with our review, at your direction, we have not assumed any responsibility for, and have not undertaken, independent verification of any of the information reviewed by or provided to us for the purpose of this opinion and have, at your direction, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of GTS or Esprit, nor have we been furnished with any such evaluation or appraisal.

     With respect to the financial forecasts, estimates, projections, pro forma effects, contemplated tax and accounting impacts, and calculations of revenue enhancements, cost savings or synergies, relied upon or provided to us, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of GTS as to the future performance of GTS and Esprit, that they will be achieved in the amounts and at the times specified therein and, therefore, have not made any independent assessment of the assumptions contained therein. We have not been provided, nor have we been asked to obtain, any financial forecasts, estimates, projections, pro forma effects, contemplated tax and accounting impacts, and calculations of revenue enhancements, cost savings or synergies prepared by the management of Esprit. At your direction, in rendering our opinion we are relying on the base case projections with synergies.

     Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of December 5, 1998. We have relied upon the representations of GTS that neither it nor its employees, officers, directors, agents or advisors are aware of any facts which would make the information relied upon by us incomplete or misleading. In addition, it should be understood that although subsequent developments may effect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

     In addition to the assumptions specified in the preceding paragraph, at your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of Transaction Documentation. In rendering this opinion, we have assumed, with your consent, that Esprit and GTS will comply with all the material terms and conditions of the Transaction Documentation and all applicable laws and regulations. We have assumed, with your consent, that the Esprit Offer becomes effective in accordance with the terms of the Press Announcement and that the Offer is accepted in such a manner that GTS acquires 100 percent of the outstanding Esprit Ordinary Shares and Esprit ADSs. Finally, we have relied upon the representations of GTS respecting the tax treatment of the Offer. We have also assumed that the Offer will be afforded pooling of interest treatment under generally accepted accounting principles in the United States. To the extent that our opinion relies upon any analysis or evaluation of legal or accounting, as opposed to financial, matters, we have relied, with your consent, upon the view of GTS and Esprit, and each of their respective advisors and counsel, with respect to such matters.

     This letter is not to be used for any purpose other than that set out above or reproduced, disseminated quoted or referred to at any time, in whole or in part, without our prior written consent; provided however that it may be included in its entirety in any prospectus, proxy statement or offering circular to be distributed to the holders of GTS Common Stock or Esprit Ordinary Shares or Esprit ADSs in connection with the Offer.

     Our opinion (i) does not address GTS's underlying business decision to effect the Offer; (ii) does not constitute a recommendation to any holder of common stock as to how such a holder should vote with respect to the Offer; and
(iii) does not constitute a recommendation to the Board of Directors of GTS with respect to the Offer. Our opinion as expressed herein does not imply any conclusion as to the likely trading range of GTS Common Shares, Esprit Ordinary Shares or Esprit ADSs, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. It is understood that this letter is intended solely for the benefit and use of the Board of Directors of GTS (solely in that capacity).

     Bear Stearns has acted as financial advisor and will act as dealer manager to GTS in connection with the Offer and will receive a fee for such services. We have previously rendered certain investment banking and financial advisory services to affiliates of GTS and received customary compensation. In connection with the Esprit Waiver, we will act as solicitation agent for and advisor to GTS and will receive a customary fee for our services. In addition, in the ordinary course of our business, Bear Stearns or its affiliates, may actively trade the securities of GTS and Esprit for their own account or for the accounts of their customers and, accordingly may, subject to applicable rules and regulations, including the City Code, at anytime hold a long or short position in such securities.

     Subject to and based upon the foregoing, it is our opinion that, as of the date hereof, collectively, the Exchange Ratios are fair, from a financial point of view, to the holders of GTS Common Stock.

Bear, Stearns & Co. Inc.

        /s/ R. W. STRANG
------------------------------------
By:   R. W. Strang
Title: Senior Managing Director

                                                                         ANNEX D

                                LEHMAN BROTHERS

                                                                 6 December 1998

Board of Directors
Esprit Telecom Group plc
Minerva House
Valpy Street
Reading RG1 1AR

Members of the Board:

     We understand that Global TeleSystems Group, Inc. ("Global TeleSystems") intends to make an offer to the shareholders of Esprit Telecom Group plc (the "Company") to acquire the entire common stock of the Company (the "Proposed Transaction"). Global TeleSystems will offer consideration of 0.89 shares of Global TeleSystems common stock for each outstanding ADR of the Company (the "Exchange Ratio"). The terms and conditions of the Proposed Transaction are set forth in more detail in a joint press announcement that is anticipated to be dated 7 December, 1998.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the Exchange Ratio to be offered to such shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analysed: (i) the specific terms of the Proposed Transaction; (ii) publicly available information concerning the Company and Global TeleSystems that we believed to be relevant to our analysis; (iii) financial and operating information with respect to the business, operations and prospects of the Company and Global TeleSystems furnished to us by the Company and Global TeleSystems; (iv) a trading history of the ADRs of the Company from 2 January, 1998 to the present and a comparison of that trading history with those of other companies that we deemed relevant; (v) a trading history of the common stock of Global TeleSystems from 2 January 1998 to the present and a comparison of that trading history with those of other companies that we deemed relevant; (vi) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (vii) a comparison of the financial and operating information of the Company and Global TeleSystems with those of other companies that we deemed relevant; and (viii) the expected relative contributions of the Company and Global TeleSystems to the revenues and cash flows of the combined company following completion of the Proposed Transaction. In addition, we have had discussions with the managements of the Company and Global TeleSystems concerning their business, operations, assets, financial condition and prospects, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information, and we have further relied upon the assurances of the managements of the Company and Global TeleSystems that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and Global TeleSystems, upon the advice of the Company and Global TeleSystems, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgements of the managements of the Company and Global TeleSystems as to their future financial performance, and that they will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Global TeleSystems and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Global

TeleSystems. In addition, you have not authorised us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the business of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. In rendering this opinion, we are not expressing any opinion as to the future performance of Global TeleSystems or its share price.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the shareholders of the Company in the Proposed Transaction is fair to such shareholders.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including acting as lead manager in the Company's initial public offering and in two high yield debt offerings) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Global TeleSystems for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether such shareholder should accept the Proposed Transaction.

                                            Very truly yours,

                                            LEHMAN BROTHERS INTERNATIONAL
                                            (EUROPE)

                                            By: /s/ ILLEGIBLE
                                                Managing Director

                                                                         ANNEX E

                            IRREVOCABLE UNDERTAKING

                                       BY

                                WALTER ANDERSON

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: Walter Anderson

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     We refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "the Acceptance Date" means 3.00 pm on the 17th US Business Day following the posting of the Offer Document or, if a MAC Notice has been served before such day, 1.00 pm on the US Business Day following the determination in accordance with paragraph 7(B) or 7(C) below that no GTS MAC has occurred;

          (B) "GTS MAC" means a material adverse change in the value of the GTS Group by virtue of:

             (i) a specific event which causes an adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider GTS Group; or

             (ii) there having been a material misrepresentation of fact or omission to state a fact necessary to make the information contained therein not materially misleading in any financial, business or other information publicly disclosed by GTS in relation to the business, assets, financial or trading position or prospects of any member of the Wider GTS Group;

     which in either case is material in the context of the GTS Group taken as a whole. For the purposes of this definition:

                (1) a GTS MAC shall exclude (without limitation) general factors affecting the global telecommunications industry or other industries as a whole;

                (2) a decline in the market price of any securities of GTS or any change in interest rates will not, of themselves, amount to a GTS MAC; and

                (3) GTS shall be considered on a stand alone basis excluding Esprit;

          (C) "Esprit Shares" means the ordinary shares and American Depositary Shares ("ADSs") in Esprit shown in columns 3 and 4 of Schedule 1 and, except in sub-paragraph (A) of Paragraph 5 shall include any shares in Esprit attributable to or deriving from such shares and shall include any other ordinary shares in Esprit which we acquire and beneficially own after signing this undertaking but excluding any shares in Esprit transferred with the prior written consent of GTS;

          (D) "the Majority Shareholders" means each of Apax Funds Nominees Limited, Warburg, Pincus Ventures, L.P. and Gold & Appel Transfer S.A;

          (E) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

           (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers, appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (F) references to the share capital of Esprit include that represented by ADSs; and

          (G) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     We irrevocably consent to the issue of the Press Announcement incorporating references to us and to this undertaking subject to any amendments which may be agreed with us or Esprit's financial advisers. We also consent to the issue of the Offer Document, incorporating references to us, and to this undertaking, substantially similar to those references contained in the Press Announcement. We understand that this irrevocable undertaking will be made available for public inspection.

4. UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, we hereby irrevocably undertake to GTS as follows:-

          (A) we shall accept or procure acceptance of the Offer in accordance with its terms in respect of all the Esprit Shares by not later than the Acceptance Date and shall forward or procure that there is forwarded, with such acceptance, the share certificates or other documents of title in respect of the Esprit Shares in accordance with the terms of the Offer;

          (B) the Esprit Shares will be acquired by GTS fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or paid hereafter;

          (C) notwithstanding that we may be or become entitled to withdraw our acceptance(s) of the Offer by virtue of any term of the Offer or the rules of the City Code or any provision of the securities laws or regulations of the US or otherwise, we shall not withdraw our acceptance(s) and shall procure that our acceptance(s) is not withdrawn in respect of all or any of the Esprit Shares;

          (D) save as required by paragraph 4(A) or in this paragraph 4(D), we shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of the Esprit

     Telecom Shares or any interest held by us in any of the Esprit Shares save that we may transfer or otherwise dispose of all or some of our Esprit Shares provided that:

             (1) prior to such transfer or disposition Esprit shall have received the advice of its independent auditors and GTS shall have received the advice of its independent auditors that such transfer or disposition would not prevent the transactions contemplated by the Offer from receiving "pooling of interests" treatment for financial accounting purposes;

             (2) such transfer or disposition would not delay the Offer becoming wholly unconditional by more than 10 days or beyond the 60th day after posting of the Offer Document, or if earlier, the last date by which the Offer can become wholly unconditional;

             (3) before such transfer or disposition the transferee of such Esprit Shares shall have executed an irrevocable undertaking for no consideration and under seal in a form substantially similar to this Irrevocable Undertaking together with a legal opinion in respect thereof as to due execution and enforceability in a form reasonably satisfactory to GTS;

             (4) such transferee has been advised by Esprit's financial advisers that the transfer or disposition would not violate the provisions of the Code;

             (5) such transferee is (i) not listed on Schedule 2 hereto; and
        (ii) immediately prior to such transfer does not own more than one per cent of the outstanding GTS Shares; and

             (6) we have consulted with GTS (in a way which does not oblige GTS to make a public announcement) with respect to the timing of such sale or disposition to mitigate any adverse effect such sale or disposition would have on the market price of GTS Shares;

          (E) we shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (F) we shall procure that, save pursuant to this undertaking, unless and until the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of the Esprit Shares or any interest therein or which might in any way restrict the disposal of the Esprit Shares or any of them and no other offer shall be accepted in respect of the Esprit Shares or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (G) we shall not, prior to the issue of the Press Announcement without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, we shall advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (H) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, we shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

             (1) soliciting procuring, initiating or engaging in, directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of or any business combination involving Esprit or any of its subsidiaries or any material part of the shares or assets of Esprit or any of its subsidiaries or in each case any interest therein ("each an Esprit Transaction");

             (2) entering into discussions or negotiations with, or (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (3) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior written consent of GTS provided that this shall not apply to any communications or discussions with our or Esprit professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer;

          (I) we shall inform GTS immediately:

             (1) if we receive an approach from any person in relation to an Esprit Transaction;

             (2) if we are asked to, or do, provide any information to any person with a view to any person investigating or entering into an Esprit Transaction; or

             (3) if we become aware of any material breach of the provisions of this undertaking;

     and in the case of (1) and (2) above, we shall provide reasonable details as to the identity of any relevant person and the terms and conditions of any proposal or details of any information requested or provided, and in the case of (3) above, shall provide reasonable details of the relevant breach;

          (J) we are not in discussions with any third party in relation to any Esprit Transaction;

          (K) we will procure for GTS all necessary information regarding us and our interests, in the share capital of Esprit which is required to be contained in the Offer Document in order to comply with the requirements of the City Code, US securities law or any other applicable law or regulation;

          (L) we shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn, transfer, dispose of, grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares.

5. WARRANTIES

     5.1  We hereby further undertake warrant and represent to GTS as follows:

          (A) we are the registered holder and beneficial owner of the Esprit Shares (other than those represented by ADSs) and the beneficial owner of the Esprit Shares represented by ADSs and the Esprit Shares are free from all liens, equities charges or encumbrances. There are no other ordinary shares in Esprit registered in our name or beneficially owned, or managed and controlled by us, or in which we have an interest and we have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in columns 3 and 4 of
     Schedule 1;

          (B) save pursuant to this undertaking we have not agreed, conditionally or otherwise, to dispose of all or any of the Esprit Shares or any interest therein and have (and, upon the Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Offer in respect of the Esprit Shares;

          (C) we have the right to transfer the Esprit Shares with all rights attaching to them as envisaged by the terms of the Offer;

          (D) otherwise than in the ordinary course of Esprit telecommunications business there is not outstanding any indebtedness or other liability (actual or contingent) owing by any member of the Wider

     Esprit Group to us or any person connected with us, nor is there any indebtedness owing to any member of the Wider Esprit Group by any such person;

          (E) neither we nor any person connected with us has entered into any agreement, undertaking, instrument or arrangement with any member of the Wider Esprit Group.

     5.2 We shall procure that (save as may be necessary to give effect to this undertaking) we shall not allow nor shall we do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above warranties if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above warranties inaccurate or misleading if they were so given.

     5.3 We further undertake to forthwith disclose in writing to GTS any matter or thing which may arise or become known to me after the date hereof and before the date the Offer becomes wholly unconditional which is inconsistent with any of the above warranties or which might make any of them inaccurate or misleading if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional or which is a breach of sub-paragraph 5.2 above.

6. VOTING RIGHTS

     We hereby further irrevocably undertake, represent, warrant and agree to and with GTS that, until the Offer shall have closed, lapsed or been withdrawn we shall exercise or procure the exercise of the voting rights attached to the Esprit Shares as instructed by GTS on any resolution to enable the Offer to become unconditional if it were passed or rejected at a general or separate class meeting of GTS.

7. GTS MAC

          (A) If at any time before the 17th US Business Day after the posting of the Offer Document we become aware of an event which could or might reasonably be expected to give rise to a GTS MAC we shall immediately serve notice on GTS providing full details of the event alleged to be expected to give rise to the GTS MAC and of its effect on the value of GTS ("the MAC Notice"). We shall also serve a copy of the MAC Notice on the other Majority Shareholders and Esprit. Not more than one MAC Notice may be served in respect of any individual event, and in the event that more than one Majority Shareholder serves a MAC Notice in respect of the same event, only the first to be received by GTS will be valid. In no event shall a Majority Shareholder have the right to serve a MAC Notice more than 10 US Business Days after it becomes aware of an event which could or might reasonably be expected to give rise to the GTS MAC to which such MAC Notice relates or after the Acceptance Date. For the purposes of this paragraph we shall be deemed to be aware of the contents of all public filings made by GTS. GTS shall provide copies to us immediately following filing of any such filings made by GTS from the date hereof until the Acceptance Date.

          (B) As soon as practicable after the service of the MAC Notice, and in any event within two US Business Days, each of ourselves and GTS will appoint an investment banking firm of international repute to act as an appraiser ("the Appraiser"). Each of ourselves and GTS will use their best endeavours to ensure that the Appraisers shall make an appraisal as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days of their appointment. If the Appraisers agree with each other they shall immediately notify the Majority Shareholders and GTS.

          (C) If the Appraisers are unable to agree between themselves whether a GTS MAC has occurred, we and GTS will use our best endeavours to procure that the two Appraisers select a third bank with similar qualifications ("the Referee") which shall make its determination as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days after its selection. If our respective Appraisers fail to agree upon the appointment of the Referee either we or GTS may refer the matter to the President for the time being of the Law Society of England and Wales who shall promptly appoint the Referee.

          (D) Each of ourselves and GTS will have all reasonable opportunity of making oral and written representations to each Appraiser and to the Referee in enabling them to reach their determinations. The Appraisers and the Referee shall act as experts and not as arbitrators and, absent fraud or manifest error, the determination of the Appraisers and the Referee hereunder will be binding upon ourselves and GTS.

          (E) If it is determined under sub-paragraph (B) or (C) that a GTS MAC has occurred then the provisions of paragraph 12 will apply. The determination of whether a GTS MAC has or has not occurred can be relied upon by GTS and all the Shareholders.

          (F) Each of ourselves and GTS recognise that the provisions of this paragraph involve the co-operation of third parties. Each of ourselves and GTS agree to use our respective best endeavours to ensure that such third parties co-operate in order to determine, within the time frame described in this paragraph, whether a GTS MAC has occurred. If it is not practicable to determine whether a GTS MAC has occurred within that time frame, the parties shall nevertheless use their best endeavours to ensure that the question is determined as soon as possible thereafter, and in any event before the day ("the Last Acceptance Date") which is two US Business Days and UK Business Days before the last date the Offer is capable of becoming wholly unconditional.

          (G) If it is not determined by the Last Acceptance Date that a GTS MAC has occurred we and GTS agree that we will jointly request the Panel (and request the directors of Esprit to assist us in this respect) to extend the last date that the Offer may become wholly unconditional to a date not later than 81 days after the posting of the Offer Document. If the determination that no GTS MAC has occurred does not take place until such date, then the Acceptance Date shall be extended to 1:00 p.m. on such date.

8. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") we irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

          (C) We hereby appoint Herbert Smith (for the attention of Ben Ward) of Exchange House, Primrose Street, London EC2A 2HS as my process agent to receive on our behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon us whether or not it is forwarded to and received by us. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, we irrevocably agree to appoint a substitute process agent with an address in England acceptable to GTS and to deliver to GTS a copy of the substitute process agent's acceptance of that appointment within seven days. In the event that we fail to appoint a substitute process agent, it shall be effective service for GTS to serve the process upon the last known address in England of our last known process agent notified to GTS, notwithstanding that such process agent is no longer found at such address or has ceased to act.

9. NOMINEES

     In the case where the Esprit Shares are registered in the name of a nominee, we shall direct the nominee to act as if the nominee were bound by the terms of this irrevocable undertaking and we shall procure that such nominee does all acts and things necessary to carry the terms hereof into effect as if we had been the registered holder of the Esprit Shares registered in the name of such nominee.

10. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

11. MISCELLANEOUS

          (A) We acknowledge that we are not entering into this undertaking in reliance upon any representation, warranty or undertaking save as expressly set out herein and, in the absence of fraud, we shall have no claim or remedy against GTS or Esprit in respect of any misrepresentation, untrue statement, omission or non-disclosure. In particular, our undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

12. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999; or in the event that a MAC Notice is served before the despatch of the Offer Document, the date falling 10 US Business Days after determination that a GTS MAC has not occurred (if later);

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived;

          (D) it is determined that a GTS MAC has occurred; or

          (E) the Offer is not declared wholly unconditional on or before the 60th day after the Offer document is despatched (or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G)).

13. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

EXECUTED AS A DEED                          )
  by WALTER ANDERSON                        )  WALTER ANDERSON
  acting through its attorney in fact       )

Witness' signature     GRIER RACLIN
Witness' name          GRIER RACLIN
Witness' address       104 Summerfield Road, Chevy Chase MD 20815
                       ------------------------------------------
Witness' occupation    Attorney at law

We agree and accept the terms of this undertaking.

GRIER RACLIN
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents our shareholding and shares subject to options, warrants or rights to acquire or subscribe in Esprit:

     COLUMN 1            COLUMN 2         COLUMN 3      COLUMN 4         COLUMN 5
     --------            --------         --------      --------         --------
                                                                         NUMBER OF
                                                                      ORDINARY SHARES
                                                                    SUBJECT TO OPTIONS,
                                          NUMBER OF     NUMBER OF  WARRANTS OR RIGHTS TO
 REGISTERED HOLDER   BENEFICIAL OWNER  ORDINARY SHARES    ADSS     ACQUIRE OR SUBSCRIBE
 -----------------   ----------------  ---------------  ---------  ---------------------
Walter Anderson      Walter Anderson          9         nil                 nil
BNY (Nominees)       Walter Anderson                    47,230              nil
Limited as Esprit
register of members

                                   SCHEDULE 2

     The Shareholder agrees not to transfer or dispose of any of its Shares to any of the following persons or any of their respective affiliates:

     Viatel Inc.
     RSL Communications, Ltd.
     Colt Telecom Group plc
     Rupert Murdoch
     PLD Telekom Inc.
     Belgacom S.A.
     Com Belga
     Systema
     WorldPort Communications, Inc.
     Deutsche Telekom A.G.
     France Telecom
     British Telecommunications plc
     Telecom Italia SpA
     Telia AB
     Koninklijke KPN NV
     Telefonica de Spana, S.A.
     ATT Corp.
     MCI Worldcom Inc
     Sprint Corp.
     Global One
     Qwest Communications International Inc.
     Cable & Wireless Communications plc.
     Energis plc
     Equant NV
     Global Crossing Ltd.
     Metromedia Fiber Network Inc.
     Teleglobe Inc.

                                                                         ANNEX F

                            IRREVOCABLE UNDERTAKING

                                       BY

                          APAX FUNDS NOMINEES LIMITED

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: Apax Funds Nominees Limited
      62 Green Street
      London W1Y 4BA

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     We refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "the Acceptance Date" means 3.00 pm on the 17th US Business Day following the posting of the Offer Document or, if a MAC Notice has been served before such day, 1.00 pm on the US Business Day following the determination in accordance with paragraph 7(B) or 7(C) below that no GTS MAC has occurred;

          (B) "GTS MAC" means a material adverse change in the value of the GTS Group by virtue of:

             (i) a specific event which causes an adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider GTS Group; or

             (ii) there having been anything misleading or a misrepresentation of fact or omission to state a fact necessary to make the information contained therein not misleading in any financial, business or other information publicly disclosed by GTS in relation to the business, assets, financial or trading position or prospects of any member of the Wider GTS Group;

     which in either case is material in the context of the GTS Group taken as a whole. For the purposes of this definition:

                (1) a GTS MAC shall exclude (without limitation) general factors affecting the global telecommunications industry or other industries as a whole;

                (2) a decline in the market price of any securities of GTS or any change in interest rates will not, of themselves, amount to a GTS MAC; and

                (3) GTS shall be considered on a stand alone basis excluding Esprit;

          (C) "Esprit Shares" means the ordinary shares and American Depositary Shares ("ADSs") in Esprit shown in columns 3 and 4 of Schedule 1 and, except in sub-paragraph (A) of Paragraph 5 shall include any shares in Esprit attributable to or deriving from such shares and shall include any other ordinary shares in Esprit which we acquire and beneficially own after signing this undertaking but excluding any shares in Esprit transferred in accordance with paragraph 4(D);

          (D) "the Majority Shareholders" means each of Apax Funds Nominees Limited, Warburg, Pincus Ventures, L.P., Gold & Appel Transfer S.A and Walter Anderson;

          (E) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit Telecom attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

           (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers, appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (F) references to the share capital of Esprit include that represented by ADSs; and

          (G) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     We irrevocably consent to the issue of the Press Announcement incorporating references to us and to this undertaking subject to any amendments which may be agreed with us or Esprit's financial advisers. We also consent to the issue of the Offer Document, incorporating references to us, and to this undertaking, substantially similar to those references contained in the Press Announcement. We understand that this irrevocable undertaking will be made available for public inspection.

4. UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, we hereby irrevocably undertake to GTS as follows:-

          (A) we shall accept or procure acceptance of the Offer in accordance with its terms in respect of all the Esprit Shares by not later than the Acceptance Date and shall forward or procure that there is forwarded, with such acceptance, the share certificates or other documents of title in respect of the Esprit Shares in accordance with the terms of the Offer;

          (B) the Esprit Shares will be acquired by GTS fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or paid hereafter;

          (C) notwithstanding that we may be or become entitled to withdraw our acceptance(s) of the Offer by virtue of any term of the Offer or the rules of the City Code or any provision of the securities laws or regulations of the US or otherwise, we shall not withdraw our acceptance(s) and shall procure that our acceptance(s) is not withdrawn in respect of all or any of the Esprit Shares;

          (D) save as required by paragraph 4(A) or in this paragraph 4(D), we shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of the Esprit Shares or any interest held by us in any of the Esprit Shares save that we may transfer or otherwise dispose of all or some of our Esprit Shares provided that:

             (1) prior to such transfer or disposition Esprit shall have received the advice of its independent auditors and GTS shall have received the advice of its independent auditors that such transfer or disposition would not prevent the transactions contemplated by the Offer from receiving "pooling of interests" treatment for financial accounting purposes;

             (2) such transfer or disposition would not delay the Offer becoming wholly unconditional by more than 10 days or beyond the 60th day after posting of the Offer Document, or if earlier, the last date by which the Offer can become wholly unconditional;

             (3) before such transfer or disposition the transferee of such Esprit Shares shall have executed an irrevocable undertaking for no consideration and under seal in a form substantially similar to this Irrevocable Undertaking together with a legal opinion in respect thereof as to due execution and enforceability in a form reasonably satisfactory to GTS;

             (4) such transferee has been advised by Esprit's financial advisers that the transfer or disposition would not violate the provisions of the Code;

             (5) such transferee is (i) not listed on Schedule 1 hereto; and
        (ii) immediately prior to such transfer does not own more than one per cent of the outstanding GTS Shares; and

             (6) we have consulted with GTS (in a way which does not oblige GTS to make a public announcement-provided that if GTS is obliged to disclose as a result of such disclosure this shall not be a breach of this provision by us) with respect to the timing of such sale or disposition to mitigate any adverse effect such sale or disposition would have on the market price of GTS Shares;

          (E) we shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (F) we shall procure that, save pursuant to this undertaking, unless and until the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of the Esprit Shares or any interest therein or which might in any way restrict the disposal of the Esprit Shares or any of them and no other offer shall be accepted in respect of the Esprit Shares or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (G) we shall not, prior to the issue of the Press Announcement without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, we shall advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (H) subject to paragraph 4(D), at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, we shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

             (1) soliciting procuring, initiating or engaging in, directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of or any business combination involving Espritor any of its subsidiaries or any material part of the shares or assets of Esprit or any of its subsidiaries or in each case any interest therein ("each an Esprit Transaction");

             (2) entering into discussions or negotiations with, or (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (3) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior written consent of GTS provided that this shall not apply to any communications or discussions with our or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer;

          (I) we shall inform GTS immediately:

             (1) if we receive an approach from any person in relation to an Esprit Transaction save to the extent bound by any existing duty of confidentiality;

             (2) if we are asked to, or do, provide any information to any person with a view to any person investigating or entering into an Esprit Transaction save to the extent bound by any existing duty of confidentiality; or

             (3) if we become aware of any material breach of the provisions of this undertaking;

     and in the case of (1) and (2) above, we shall provide reasonable details as to the identity of any relevant person and the terms and conditions of any proposal or details of any information requested or provided, and in the case of (3) above, shall provide reasonable details of the relevant breach;

          (J) we are not in discussions with any third party in relation to any Esprit Transaction;

          (K) we will procure for GTS all necessary information regarding us and our interests and those of the funds on whose behalf we hold the Esprit Shares as nominee, in the share capital of Esprit which is required to be contained in the Offer Document in order to comply with the requirements of the City Code, US securities law or any other applicable law or regulation;

          (L) we shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn, transfer, dispose of, grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares (subject to paragraph 4(D)).

5. WARRANTIES

     5.1  We hereby further undertake warrant and represent to GTS as follows:

          (A) we are the registered holder of the Esprit Shares (other than those represented by ADSs) and the owner of the Esprit Shares represented by ADSs and the Esprit Shares are free from all liens, charges or encumbrances. There are no other ordinary shares in Esprit registered in our name or beneficially owned, or managed and controlled by us, or in which we have an interest and we have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in columns 3 and 4 of Schedule 1;

          (B) save pursuant to this undertaking we have not agreed, conditionally or otherwise, to dispose of all or any of the Esprit Shares or any interest therein and have (and, upon the Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Offer in respect of the Esprit Shares;

          (C) at the time we are obliged to accept the Offer pursuant to paragraph 4 (A) we will have the right to transfer the Esprit Shares with all rights attaching to them as envisaged by the terms of the Offer.

6. VOTING RIGHTS

     We hereby further irrevocably undertake, represent, warrant and agree to and with GTS that, until the Offer shall have closed, lapsed or been withdrawn we shall exercise or procure the exercise of the voting rights attached to the Esprit Shares as instructed by GTS on any resolution to enable the Offer to become unconditional if it were passed or rejected at a general or separate class meeting of Esprit.

7. GTS MAC

          (A) If at any time before the Acceptance Date we become aware of an event which could or might reasonably be expected to give rise to a GTS MAC we shall immediately serve notice on GTS providing full details of the event, misleading statement, misrepresentation or omission alleged to be expected to give rise to the GTS MAC ("the MAC Notice"). We shall also serve a copy of the MAC Notice on the other Majority Shareholders and Esprit. Not more than one MAC Notice may be served in respect of any individual event, and in the event that more than one Majority Shareholder serves a MAC Notice in respect of the same event, only the first to be received by GTS will be valid. In no event shall a Majority Shareholder have the right to serve a MAC Notice more than 10 US Business Days after it becomes aware of an event which could or might reasonably be expected to give rise to the GTS MAC to which such MAC Notice relates or after the Acceptance Date. For the purposes of this paragraph we shall be deemed to be aware of the contents of all public filings made by GTS. GTS shall provide copies to us immediately following filing of any such filings made by GTS from the date hereof until the Acceptance Date. No MAC Notice may in any event be served later than 8 US Business Days before the date referred to in paragraph 12(E).

          (B) As soon as practicable after the service of the MAC Notice, and in any event within two US Business Days, each of ourselves and GTS will appoint an investment banking firm of international repute to act as an appraiser ("the Appraiser"). Each of ourselves and GTS will use their best endeavours to ensure that the Appraisers shall make an appraisal as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days of their appointment. If the Appraisers agree with each other they shall immediately notify the Majority Shareholders and GTS.

          (C) If the Appraisers are unable to agree between themselves whether a GTS MAC has occurred, we and GTS will use our best endeavours to procure that the two Appraisers select a third bank with similar qualifications ("the Referee") which shall make its determination as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days after its selection. If our respective Appraisers fail to agree upon the appointment of the Referee either we or GTS may refer the matter to the President for the time being of the Law Society of England and Wales who shall promptly appoint the Referee.

          (D) Each of ourselves and GTS will have all reasonable opportunity of making oral and written representations to each Appraiser and to the Referee in enabling them to reach their determinations. The Appraisers and the Referee shall act as experts and not as arbitrators and, absent fraud or manifest error, the determination of the Appraisers and the Referee hereunder will be binding upon ourselves and GTS.

          (E) If it is determined under sub-paragraph (B) or (C) that a GTS MAC has occurred then the provisions of paragraph 12 will apply. The determination of whether a GTS MAC has or has not occurred can be relied upon by GTS and all the Majority Shareholders.

          (F) Each of ourselves and GTS recognise that the provisions of this paragraph involve the co-operation of third parties. Each of ourselves and GTS agree to use our respective best endeavours to ensure that such third parties co-operate in order to determine, within the time frame described in this paragraph, whether a GTS MAC has occurred. If it is not practicable to determine whether a GTS MAC has occurred within that time frame, the parties shall nevertheless use their best endeavours to ensure that the question is determined as soon as possible thereafter, and in any event before the day ("the Last Acceptance Date") which is two US Business Days and UK Business Days before the last date the Offer is capable of becoming wholly unconditional.

          (G) If it is not determined by the Last Acceptance Date that a GTS MAC has occurred we and GTS agree that we will jointly request the Panel (and request the directors of Esprit to assist us in this respect) to extend the last date that the Offer may become wholly unconditional to a date not later than 81 days after the posting of the Offer Document. If the determination that no GTS MAC has occurred does not take place until such date, then the Acceptance Date shall be extended to 1.00 p.m. on such date.

8. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") we irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

9. NOMINEES

     In the case where the Esprit Shares are registered in the name of a nominee, we shall direct the nominee to act as if the nominee were bound by the terms of this irrevocable undertaking and we shall procure that such nominee does all acts and things necessary to carry the terms hereof into effect as if we had been the registered holder of the Esprit Shares registered in the name of such nominee.

10. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

11. MISCELLANEOUS

          (A) We acknowledge that we are not entering into this undertaking in reliance upon any representation, warranty or undertaking save as expressly set out herein and, in the absence of fraud, we shall have no claim or remedy against GTS or Esprit in respect of any misrepresentation, untrue statement, omission or non-disclosure. In particular, our undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

12. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999; or in the event that a MAC Notice is served before the despatch of the Offer Document, the date falling 10 US Business Days after determination that a GTS MAC has not occurred (if later);

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived;

          (D) it is determined that a GTS MAC has occurred; or

          (E) the Offer is not declared wholly unconditional on or before the 60th day after the Offer document is despatched (or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G)).

13. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

EXECUTED AS A DEED                                              )
by APAX FUNDS NOMINEES LIMITED                                  )  ANDREW BARRETT
by its attorney                                                 )

Witness' signature             TIMOTHY DRAKE
Witness' name                  Timothy Drake
Witness' address               222 Grays Inn Road London WC1X 8HB
                               ---------------------------------------------
Witness' occupation            Solicitor

We agree and accept the terms of this undertaking.

GERALD THAMES
For Global TeleSystems Group, Inc.

                                   SCHEDULE 1

     The following represents our shareholding in Esprit:

    COLUMN 1           COLUMN 2         COLUMN 3      COLUMN 4         COLUMN 5
    --------           --------         --------      --------         --------
                                                                       NUMBER OF
                                                                    ORDINARY SHARES
                                                                  SUBJECT TO OPTIONS,
                                        NUMBER OF     NUMBER OF  WARRANTS OR RIGHTS TO
REGISTERED HOLDER  BENEFICIAL OWNER  ORDINARY SHARES    ADSS     ACQUIRE OR SUBSCRIBE
-----------------  ----------------  ---------------  ---------  ---------------------
Apax Funds         Investors in      32,294,100       nil                 nil
Nominees Limited   funds IV and V
BNY Nominees       Investors in      nil              180,500             nil
Limited on Esprit  funds IV and V
register

                                   SCHEDULE 2

     The Shareholder agrees not to transfer or dispose of any of its Shares to any of the following persons or any of their respective affiliates:

     Viatel Inc.
     RSL Communications, Ltd.
     Colt Telecom Group plc
     Rupert Murdoch
     PLD Telekom Inc.
     Belgacom S.A.
     Com Belga
     Systema
     WorldPort Communications, Inc.
     Deutsche Telekom A.G.
     France Telecom
     British Telecommunications plc
     Telecom Italia SpA
     Telia AB
     Koninklijke KPN NV
     Telefonica de Spana, S.A.
     ATT Corp.
     MCI Worldcom Inc
     Sprint Corp.
     Global One
     Qwest Communications International Inc.
     Cable & Wireless Communications plc.
     Energis plc
     Equant NV
     Global Crossing Ltd.
     Metromedia Fiber Network Inc.
     Teleglobe Inc.

                                                                         ANNEX G

                            IRREVOCABLE UNDERTAKING

                                       BY

                           GOLD & APPEL TRANSFER S.A.

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: Gold & Appel Transfer S.A.
      Omar Hodge Building
      Wickams's Cay
      Road Town
      Tortola
      British Virgin Islands

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     We refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "the Acceptance Date" means 3.00 pm on the 17th US Business Day following the posting of the Offer Document or, if a MAC Notice has been served before such day, 1.00 pm on the US Business Day following the determination in accordance with paragraph 7(B) or 7(C) below that no GTS MAC has occurred;

          (B) "GTS MAC" means a material adverse change in the value of the GTS Group by virtue of:

             (i) a specific event which causes an adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider GTS Group; or

             (ii) there having been a material misrepresentation of fact or omission to state a fact necessary to make the information contained therein not materially misleading in any financial, business or other information publicly disclosed by GTS in relation to the business, assets, financial or trading position or prospects of any member of the Wider GTS Group;

     which in either case is material in the context of the GTS Group taken as a whole. For the purposes of this definition:

                (1) a GTS MAC shall exclude (without limitation) general factors affecting the global telecommunications industry or other industries as a whole;

                (2) a decline in the market price of any securities of GTS or any change in interest rates will not, of themselves, amount to a GTS MAC; and

                (3) GTS shall be considered on a stand alone basis excluding Esprit;

          (C) "Esprit Shares" means the ordinary shares and American Depositary Shares ("ADSs") in Esprit Telecom shown in columns 3 and 4 of Schedule 1 and, except in sub-paragraph (A) of Paragraph 5 shall include any shares in Esprit attributable to or deriving from such shares and shall include any other ordinary shares in Esprit which we acquire and beneficially own after signing this undertaking but excluding any shares in Esprit transferred with the prior written consent of GTS;

          (D) "the Majority Shareholders" means each of Apax Funds Nominees Limited, Warburg, Pincus Ventures, L.P. and Gold & Appel Transfer S.A;

          (E) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

           (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers, appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (F) references to the share capital of Esprit include that represented by ADSs; and

          (G) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     We irrevocably consent to the issue of the Press Announcement incorporating references to us and to this undertaking subject to any amendments which may be agreed with us or Esprit's financial advisers. We also consent to the issue of the Offer Document, incorporating references to us, and to this undertaking, substantially similar to those references contained in the Press Announcement. We understand that this irrevocable undertaking will be made available for public inspection.

4. UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, we hereby irrevocably undertake to GTS as follows:-

          (A) we shall accept or procure acceptance of the Offer in accordance with its terms in respect of all the Esprit Shares by not later than the Acceptance Date and shall forward or procure that there is forwarded, with such acceptance, the share certificates or other documents of title in respect of the Esprit Shares in accordance with the terms of the Offer;

          (B) the Esprit Shares will be acquired by GTS fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or paid hereafter;

          (C) notwithstanding that we may be or become entitled to withdraw our acceptance(s) of the Offer by virtue of any term of the Offer or the rules of the City Code or any provision of the securities laws or regulations of the US or otherwise, we shall not withdraw our acceptance(s) and shall procure that our acceptance(s) is not withdrawn in respect of all or any of the Esprit Shares;

          (D) save as required by paragraph 4(A) or in this paragraph 4(D), we shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of the Esprit Shares or any interest held by us in any of the Esprit Shares save that we may transfer or otherwise dispose of all or some of our Esprit Shares provided that:

             (1) prior to such transfer or disposition Esprit shall have received the advice of its independent auditors and GTS shall have received the advice of its independent auditors that such transfer or disposition would not prevent the transactions contemplated by the Offer from receiving "pooling of interests" treatment for financial accounting purposes;

             (2) such transfer or disposition would not delay the Offer becoming wholly unconditional by more than 10 days or beyond the 60th day after posting of the Offer Document, or if earlier, the last date by which the Offer can become wholly unconditional;

             (3) before such transfer or disposition the transferee of such Esprit Shares shall have executed an irrevocable undertaking for no consideration and under seal in a form substantially similar to this Irrevocable Undertaking together with a legal opinion in respect thereof as to due execution and enforceability in a form reasonably satisfactory to GTS;

             (4) such transferee has been advised by Esprit's financial advisers that the transfer or disposition would not violate the provisions of the Code;

             (5) such transferee is (i) not listed on Schedule 2 hereto; and
        (ii) immediately prior to such transfer does not own more than one per cent of the outstanding GTS Shares; and

             (6) we have consulted with GTS (in a way which does not oblige GTS to make a public announcement) with respect to the timing of such sale or disposition to mitigate any adverse effect such sale or disposition would have on the market price of GTS Shares;

          (E) we shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (F) we shall procure that, save pursuant to this undertaking, unless and until the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of the Esprit Shares or any interest therein or which might in any way restrict the disposal of the Esprit Shares or any of them and no other offer shall be accepted in respect of the Esprit Shares or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (G) we shall not, prior to the issue of the Press Announcement without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, we shall advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (H) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, we shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

             (1) soliciting procuring, initiating or engaging in, directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of or any business combination involving Esprit or any of its subsidiaries or any material part of the shares or assets of Esprit or any of its subsidiaries or in each case any interest therein ("each an Esprit Transaction");

             (2) entering into discussions or negotiations with, or (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (3) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior written consent of GTS provided that this shall not apply to any communications or discussions with our or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer;

          (I) we shall inform GTS immediately:

             (1) if we receive an approach from any person in relation to an Esprit Transaction;

             (2) if we are asked to, or do, provide any information to any person with a view to any person investigating or entering into an Esprit Transaction; or

             (3) if we become aware of any material breach of the provisions of this undertaking;

     and in the case of (1) and (2) above, we shall provide reasonable details as to the identity of any relevant person and the terms and conditions of any proposal or details of any information requested or provided, and in the case of (3) above, shall provide reasonable details of the relevant breach;

          (J) we are not in discussions with any third party in relation to any Esprit Transaction;

          (K) we will procure for GTS all necessary information regarding us and our interests, in the share capital of Esprit which is required to be contained in the Offer Document in order to comply with the requirements of the City Code, US securities law or any other applicable law or regulation;

          (L) we shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn, transfer, dispose of, grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares.

5. WARRANTIES

     5.1  We hereby further undertake warrant and represent to GTS as follows:

          (A) we are the registered holder and beneficial owner of the Esprit Shares (other than those represented by ADSs) and the beneficial owner of the Esprit Shares represented by ADSs and the Esprit Shares are free from all liens, equities charges or encumbrances. There are no other ordinary shares in Esprit registered in our name or beneficially owned, or managed and controlled by us, or in which we have an interest and we have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in columns 3 and 4 of
     Schedule 1;

          (B) save pursuant to this undertaking we have not agreed, conditionally or otherwise, to dispose of all or any of the Esprit Shares or any interest therein and have (and, upon the Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Offer in respect of the Esprit Shares;

          (C) we have the right to transfer the Esprit Shares with all rights attaching to them as envisaged by the terms of the Offer;

          (D) otherwise than in the ordinary course of Esprit's telecommunications business there is not outstanding any indebtedness or other liability (actual or contingent) owing by any member of the Wider Esprit Group to us or any person connected with us, nor is there any indebtedness owing to any member of the Wider Esprit Group by any such person;

          (E) neither we nor any person connected with us has entered into any agreement, undertaking, instrument or arrangement with any member of the Wider Esprit Group.

     5.2 We shall procure that (save as may be necessary to give effect to this undertaking) we shall not allow nor shall we do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above warranties if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above warranties inaccurate or misleading if they were so given.

     5.3 We further undertake to forthwith disclose in writing to GTS any matter or thing which may arise or become known to me after the date hereof and before the date the Offer becomes wholly unconditional which is inconsistent with any of the above warranties or which might make any of them inaccurate or misleading if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional or which is a breach of sub-paragraph 5.2 above.

6. VOTING RIGHTS

     We hereby further irrevocably undertake, represent, warrant and agree to and with GTS that, until the Offer shall have closed, lapsed or been withdrawn we shall exercise or procure the exercise of the voting rights attached to the Esprit Shares as instructed by GTS on any resolution to enable the Offer to become unconditional if it were passed or rejected at a general or separate class meeting of GTS.

7. GTS MAC

          (A) If at any time before the 17th US Business Day after the posting of the Offer Document we become aware of an event which could or might reasonably be expected to give rise to a GTS MAC we shall immediately serve notice on GTS providing full details of the event alleged to be expected to give rise to the GTS MAC and of its effect on the value of GTS ("the MAC Notice"). We shall also serve a copy of the MAC Notice on the other Majority Shareholders and Esprit. Not more than one MAC Notice may be served in respect of any individual event, and in the event that more than one Majority Shareholder serves a MAC Notice in respect of the same event, only the first to be received by GTS will be valid. In no event shall a Majority Shareholder have the right to serve a MAC Notice more than 10 US Business Days after it becomes aware of an event which could or might reasonably be expected to give rise to the GTS MAC to which such MAC Notice relates or after the Acceptance Date. For the purposes of this paragraph we shall be deemed to be aware of the contents of all public filings made by GTS. GTS shall provide copies to us immediately following filing of any such filings made by GTS from the date hereof until the Acceptance Date.

          (B) As soon as practicable after the service of the MAC Notice, and in any event within two US Business Days, each of ourselves and GTS will appoint an investment banking firm of international repute to act as an appraiser ("the Appraiser"). Each of ourselves and GTS will use their best endeavours to ensure that the Appraisers shall make an appraisal as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days of their appointment. If the Appraisers agree with each other they shall immediately notify the Majority Shareholders and GTS.

          (C) If the Appraisers are unable to agree between themselves whether a GTS MAC has occurred, we and GTS will use our best endeavours to procure that the two Appraisers select a third bank with similar qualifications ("the Referee") which shall make its determination as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days after its selection. If our respective Appraisers fail to agree upon the appointment of the Referee either we or GTS may refer the matter to the President for the time being of the Law Society of England and Wales who shall promptly appoint the Referee.

          (D) Each of ourselves and GTS will have all reasonable opportunity of making oral and written representations to each Appraiser and to the Referee in enabling them to reach their determinations. The Appraisers and the Referee shall act as experts and not as arbitrators and, absent fraud or manifest error, the determination of the Appraisers and the Referee hereunder will be binding upon ourselves and GTS.

          (E) If it is determined under sub-paragraph (B) or (C) that a GTS MAC has occurred then the provisions of paragraph 12 will apply. The determination of whether a GTS MAC has or has not occurred can be relied upon by GTS and all the Shareholders.

          (F) Each of ourselves and GTS recognise that the provisions of this paragraph involve the co-operation of third parties. Each of ourselves and GTS agree to use our respective best endeavours to ensure that such third parties co-operate in order to determine, within the time frame described in this paragraph, whether a GTS MAC has occurred. If it is not practicable to determine whether a GTS MAC has occurred within that time frame, the parties shall nevertheless use their best endeavours to ensure that the question is determined as soon as possible thereafter, and in any event before the day ("the Last Acceptance Date") which is two US Business Days and UK Business Days before the last date the Offer is capable of becoming wholly unconditional.

          (G) If it is not determined by the Last Acceptance Date that a GTS MAC has occurred we and GTS agree that we will jointly request the Panel (and request the directors of Esprit to assist us in this respect) to extend the last date that the Offer may become wholly unconditional to a date not later than 81 days after the posting of the Offer Document. If the determination that no GTS MAC has occurred does not take place until such date, then the Acceptance Date shall be extended to 1.00 p.m. on such date.

8. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") we irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

          (C) We hereby appoint Herbert Smith (for the attention of Ben Ward) of Exchange House, Primrose Street, London EC2A 2HS as my process agent to receive on our behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon us whether or not it is forwarded to and received by us. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, we irrevocably agree to appoint a substitute process agent with an address in England acceptable to GTS and to deliver to GTS a copy of the substitute process agent's acceptance of that appointment within seven days. In the event that we fail to appoint a substitute process agent, it shall be effective service for GTS to serve the process upon the last known address in England of our last known process agent notified to GTS, notwithstanding that such process agent is no longer found at such address or has ceased to act.

9. NOMINEES

     In the case where the Esprit Shares are registered in the name of a nominee, we shall direct the nominee to act as if the nominee were bound by the terms of this irrevocable undertaking and we shall procure that such nominee does all acts and things necessary to carry the terms hereof into effect as if we had been the registered holder of the Esprit Shares registered in the name of such nominee.

10. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

11. MISCELLANEOUS

          (A) We acknowledge that we are not entering into this undertaking in reliance upon any representation, warranty or undertaking save as expressly set out herein and, in the absence of fraud, we shall have no claim or remedy against GTS or Esprit in respect of any misrepresentation, untrue statement, omission or non-disclosure. In particular, our undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

12. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999; or in the event that a MAC Notice is served before the despatch of the Offer Document, the date falling 10 US Business Days after determination that a GTS MAC has not occurred (if later);

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived;

          (D) it is determined that a GTS MAC has occurred; or

          (E) the Offer is not declared wholly unconditional on or before the 60th day after the Offer document is despatched (or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G)).

13. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

EXECUTED AS A DEED                                )
by GOLD & APPEL TRANSFER S.A.                     )  WALTER ANDERSON
acting through its attorney in fact               )

Witness' signature   GRIER RACLIN
Witness' name        GRIER RACLIN
Witness' address     104 Summerfield Road, Chevy Chase MD USA
Witness' occupation  Attorney at law

We agree and accept the terms of this undertaking.

GRIER RACLIN
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents our shareholding and shares subject to options, warrants or rights to acquire or subscribe in Esprit:

    COLUMN 1           COLUMN 2         COLUMN 3      COLUMN 4         COLUMN 5
    --------           --------         --------      --------         --------
                                                                       NUMBER OF
                                                                    ORDINARY SHARES
                                                                  SUBJECT TO OPTIONS,
                                        NUMBER OF     NUMBER OF  WARRANTS OR RIGHTS TO
REGISTERED HOLDER  BENEFICIAL OWNER  ORDINARY SHARES    ADSS     ACQUIRE OR SUBSCRIBE
-----------------  ----------------  ---------------  ---------  ---------------------
Gold & Appel       Gold & Appel            16
Transfer S.A.      Transfer S.A.
BNY                Gold & Appel                       4,662,555           nil
(Nominees)         Transfer S.A.
Limited as Esprit
register of
members; Bear
Stearns as
registered holder
of ADS

                                   SCHEDULE 2

     The Shareholder agrees not to transfer or dispose of any of its Shares to any of the following persons or any of their respective affiliates:

     Viatel Inc.
     RSL Communications, Ltd.
     Colt Telecom Group plc
     Rupert Murdoch
     PLD Telekom Inc.
     Belgacom S.A.
     Com Belga
     Systema
     WorldPort Communications, Inc.
     Deutsche Telekom A.G.
     France Telecom
     British Telecommunications plc
     Telecom Italia SpA
     Telia AB
     Koninklijke KPN NV
     Telefonica de Spana, S.A.
     ATT Corp.
     MCI Worldcom Inc
     Sprint Corp.
     Global One
     Qwest Communications International Inc.
     Cable & Wireless Communications plc.
     Energis plc
     Equant NV
     Global Crossing Ltd.
     Metromedia Fiber Network Inc.
     Teleglobe Inc.

                                                                         ANNEX H

                            IRREVOCABLE UNDERTAKING

                                       BY

                         WARBURG, PINCUS VENTURES, L.P.

To:    Global TeleSystems Group, Inc.
       ("GTS")
       1751 Pinnacle Drive
       North Tower 12th Floor
       McLean VA 22102
       United States of America

From: Warburg, Pincus Ventures, L.P.
      466 Lexington Avenue
      10017 New York
      United States of America

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     We refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "the Acceptance Date" means 3.00 pm on the 17th US Business Day following the posting of the Offer Document or, if a MAC Notice has been served before such day, 1.00 pm on the US Business Day following the determination in accordance with paragraph 7(B) or 7(C) below that no GTS MAC has occurred;

          (B) "GTS MAC" means a material adverse change in the value of the GTS Group by virtue of:

             (i) a specific event which causes an adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider GTS Group; or

             (ii) there having been anything misleading or a misrepresentation of fact or omission to state a fact necessary to make the information contained therein not misleading in any financial, business or other information publicly disclosed by GTS in relation to the business, assets, financial or trading position or prospects of any member of the Wider GTS Group;

        which in either case is material in the context of the GTS Group taken as a whole. For the purposes of this definition:

                (1) a GTS MAC shall exclude (without limitation) general factors affecting the global telecommunications industry or other industries as a whole;

                (2) a decline in the market price of any securities of GTS or any change in interest rates will not, of themselves, amount to a GTS MAC; and

                (3) GTS shall be considered on a stand alone basis excluding Esprit;

          (C) "Esprit Shares" means the ordinary shares and American Depositary Shares ("ADSs") in Esprit shown in columns 3 and 4 of Schedule 1 and, except in sub-paragraph (A) of Paragraph 5 shall include any shares in Esprit attributable to or deriving from such shares and shall include any other ordinary shares in Esprit which we acquire and beneficially own after signing this undertaking but excluding any shares in Esprit transferred in accordance with paragraph 4(D);

          (D) "the Majority Shareholders" means each of Apax Funds Nominees Limited, Warburg, Pincus Ventures, L.P. and Gold & Appel Transfer S.A. and Walter Anderson;

          (E) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers, appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (F) references to the share capital of Esprit include that represented by ADSs; and

          (G) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     We irrevocably consent to the issue of the Press Announcement incorporating references to us and to this undertaking subject to any amendments which may be agreed with us or Esprit's financial advisers. We also consent to the issue of the Offer Document, incorporating references to us, and to this undertaking, substantially similar to those references contained in the Press Announcement. We understand that this irrevocable undertaking will be made available for public inspection.

4. UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, we hereby irrevocably undertake to GTS as follows: --

          (A) we shall accept or procure acceptance of the Offer in accordance with its terms in respect of all the Esprit Shares by not later than the Acceptance Date and shall forward or procure that there is forwarded, with such acceptance, the share certificates or other documents of title in respect of the Esprit Shares in accordance with the terms of the Offer;

          (B) the Esprit Shares will be acquired by GTS fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions declared, made or paid hereafter;

          (C) notwithstanding that we may be or become entitled to withdraw our acceptance(s) of the Offer by virtue of any term of the Offer or the rules of the City Code or any provision of the securities laws or regulations of the US or otherwise, we shall not withdraw our acceptance(s) and shall procure that our acceptance(s) is not withdrawn in respect of all or any of the Esprit Shares;

          (D) save as required by paragraph 4(A) or in this paragraph 4(D), we shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of the Esprit Shares or any interest held by us in any of the Esprit Shares save that we may transfer or otherwise dispose of all or some of our Esprit Shares provided that:

             (1) prior to such transfer or disposition Esprit shall have received the advice of its independent auditors and GTS shall have received the advice of its independent auditors that such transfer or disposition would not prevent the transactions contemplated by the Offer from receiving "pooling of interests" treatment for financial accounting purposes;

             (2) such transfer or disposition would not delay the Offer becoming wholly unconditional by more than 10 days or beyond the 60th day after posting of the Offer Document, or if earlier, the last date by which the Offer can become wholly unconditional;

             (3) before such transfer or disposition the transferee of such Esprit Shares shall have executed an irrevocable undertaking for no consideration and under seal in a form substantially similar to this Irrevocable Undertaking together with a legal opinion in respect thereof as to due execution and enforceability in a form reasonably satisfactory to GTS;

             (4) such transferee has been advised by Esprit's financial advisers that the transfer or disposition would not violate the provisions of the Code;

             (5) such transferee is (i) not listed on Schedule 1 hereto; and
        (ii) immediately prior to such transfer does not own more than one per cent of the outstanding GTS Shares; and

             (6) we have consulted with GTS (in a way which does not oblige GTS to make a public announcement -- provided that if GTS is obliged to disclose as a result of such disclosure this shall not be a breach of this provision by us) with respect to the timing of such sale or disposition to mitigate any adverse effect such sale or disposition would have on the market price of GTS Shares;

          (E) we shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (F) we shall procure that, save pursuant to this undertaking, unless and until the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of the Esprit Shares or any interest therein or which might in any way restrict the disposal of the Esprit Shares or any of them and no other offer shall be accepted in respect of the Esprit Shares or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (G) we shall not, prior to the issue of the Press Announcement without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, we shall advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (H) subject to paragraph 4(D), at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, we shall refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

             (1) soliciting procuring, initiating or engaging in, directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of or any business combination involving Esprit or any of its subsidiaries or any material part of the shares or assets of Esprit or any of its subsidiaries or in each case any interest therein (each "an Esprit Transaction");

             (2) entering into discussions or negotiations with, or (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (3) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior written consent of GTS provided that this shall not apply to any communications or discussions with our or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer;

          (I) we shall inform GTS immediately:

             (1) if we receive an approach from any person in relation to an Esprit Transaction save to the extent bound by any existing duty of confidentiality;

             (2) if we are asked to, or do, provide any information to any person with a view to any person investigating or entering into an Esprit Transaction save to the extent bound by any existing duty of confidentiality; or

             (3) if we become aware of any material breach of the provisions of this undertaking;

        and in the case of (1) and (2) above, we shall provide reasonable details as to the identity of any relevant person and the terms and conditions of any proposal or details of any information requested or provided, and in the case of (3) above, shall provide reasonable details of the relevant breach;

          (J) we are not in discussions with any third party in relation to any Esprit Transaction;

          (K) we will procure for GTS all necessary information regarding us and our interests and those of the funds on whose behalf we hold the Esprit Shares as nominee, in the share capital of Esprit which is required to be contained in the Offer Document in order to comply with the requirements of the City Code, US securities law or any other applicable law or regulation;

          (L) we shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn, transfer, dispose of, grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares (subject to paragraph 4(D)).

5. WARRANTIES

     5.1  We hereby further undertake warrant and represent to GTS as follows:

          (A) we are the registered holder of the Esprit Shares (other than those represented by ADSs) and the owner of the Esprit Shares represented by ADSs and the Esprit Shares are free from all liens, charges or encumbrances. There are no other ordinary shares in Esprit registered in our name or beneficially owned, or managed and controlled by us, or in which we have an interest and we have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in columns 3 and 4 of Schedule 1;

          (B) save pursuant to this undertaking we have not agreed, conditionally or otherwise, to dispose of all or any of the Esprit Shares or any interest therein and have (and, upon the Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Offer in respect of the Esprit Shares;

          (C) at the time we are obliged to accept the Offer pursuant to paragraph 4(A) we will have the right to transfer the Esprit Shares with all rights attaching to them as envisaged by the terms of the Offer.

6. VOTING RIGHTS

     We hereby further irrevocably undertake, represent, warrant and agree to and with GTS that, until the Offer shall have closed, lapsed or been withdrawn we shall exercise or procure the exercise of the voting rights attached to the Esprit Shares as instructed by GTS on any resolution to enable the Offer to become unconditional if it were passed or rejected at a general or separate class meeting of Esprit.

7. GTS MAC

          (A) If at any time before the Acceptance Date we become aware of an event which could or might reasonably be expected to give rise to a GTS MAC we shall immediately serve notice on GTS providing full details of the event, misleading statement, misrepresentation or omission alleged to be expected to give rise to the GTS MAC ("the MAC Notice"). We shall also serve a copy of the MAC Notice on the other Majority Shareholders and Esprit. Not more than one MAC Notice may be served in respect of any individual event, and in the event that more than one Majority Shareholder serves a MAC Notice in respect of the same event, only the first to be received by GTS will be valid. In no event shall a Majority Shareholder have the right to serve a MAC Notice more than 10 US Business Days after it becomes aware of an event which could or might reasonably be expected to give rise to the GTS MAC to which such MAC Notice relates or after the Acceptance Date. For the purposes of this paragraph we shall be deemed to be aware of the contents of all public filings made by GTS. GTS shall provide copies to us immediately following filing of any such filings made by GTS from the date hereof until the Acceptance Date. No MAC Notice may in any event be served later than 8 US Business Days before the date referred to in paragraph 12(E).

          (B) As soon as practicable after the service of the MAC Notice, and in any event within two US Business Days, each of ourselves and GTS will appoint an investment banking firm of international repute to act as an appraiser ("the Appraiser"). Each of ourselves and GTS will use their best endeavours to ensure that the Appraisers shall make an appraisal as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days of their appointment. If the Appraisers agree with each other they shall immediately notify the Majority Shareholders and GTS.

          (C) If the Appraisers are unable to agree between themselves whether a GTS MAC has occurred, we and GTS will use our best endeavours to procure that the two Appraisers select a third bank with similar qualifications ("the Referee") which shall make its determination as to whether a GTS MAC has occurred and shall notify ourselves and GTS of their decision within three US Business Days after its selection. If our respective Appraisers fail to agree upon the appointment of the Referee either we or GTS may refer the matter to the President for the time being of the Law Society of England and Wales who shall promptly appoint the Referee.

          (D) Each of ourselves and GTS will have all reasonable opportunity of making oral and written representations to each Appraiser and to the Referee in enabling them to reach their determinations. The Appraisers and the Referee shall act as experts and not as arbitrators and, absent fraud or manifest error, the determination of the Appraisers and the Referee hereunder will be binding upon ourselves and GTS.

          (E) If it is determined under sub-paragraph (B) or (C) that a GTS MAC has occurred then the provisions of paragraph 12 will apply. The determination of whether a GTS MAC has or has not occurred can be relied upon by GTS and all the Majority Shareholders.

          (F) Each of ourselves and GTS recognise that the provisions of this paragraph involve the co-operation of third parties. Each of ourselves and GTS agree to use our respective best endeavours to ensure that such third parties co-operate in order to determine, within the time frame described in this paragraph, whether a GTS MAC has occurred. If it is not practicable to determine whether a GTS MAC has occurred within that time frame, the parties shall nevertheless use their best endeavours to ensure that the question is determined as soon as possible thereafter, and in any event before the day ("the Last Acceptance Date") which is two US Business Days and UK Business Days before the last date the Offer is capable of becoming wholly unconditional.

          (G) If it is not determined by the Last Acceptance Date that a GTS MAC has occurred we and GTS agree that we will jointly request the Panel (and request the directors of Esprit to assist us in this respect) to extend the last date that the Offer may become wholly unconditional to a date not later than 81 days after the posting of the Offer Document. If the determination that no GTS MAC has occurred does not take place until such date, then the Acceptance Date shall be extended to 1.00 p.m. on such date.

8. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") we irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

          (C) We hereby appoint E. M. Warburg, Pincus & Co. International Ltd. of 28 King Street, St. James, London SW1Y 6QW as my process agent to receive on our behalf service of process in any proceedings in England. Service upon the process agent shall be good service upon us whether or not it is forwarded to and received by us. If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, we irrevocably agree to appoint a substitute process agent with an address in England acceptable to GTS and to deliver to GTS a copy of the substitute process agent's acceptance of that appointment within seven days. In the event that we fail to appoint a substitute process agent, it shall be effective service for GTS to serve the process upon the last known address in England of our last known process agent notified to GTS, notwithstanding that such process agent is no longer found at such address or has ceased to act.

9. NOMINEES

     In the case where the Esprit Shares are registered in the name of a nominee, we shall direct the nominee to act as if the nominee were bound by the terms of this irrevocable undertaking and we shall procure that such nominee does all acts and things necessary to carry the terms hereof into effect as if we had been the registered holder of the Esprit Shares registered in the name of such nominee.

10. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

11. MISCELLANEOUS

          (A) We acknowledge that we are not entering into this undertaking in reliance upon any representation, warranty or undertaking save as expressly set out herein and, in the absence of fraud, we shall have no claim or remedy against GTS or Esprit in respect of any misrepresentation, untrue statement, omission or non-disclosure. In particular, our undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

12. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999; or in the event that a MAC Notice is served before the despatch of the Offer Document, the date falling 10 US Business Days after determination that a GTS MAC has not occurred (if later);

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived;

          (D) it is determined that a GTS MAC has occurred; or

          (E) the Offer is not declared wholly unconditional on or before the 60th day after the Offer document is despatched (or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G)).

13. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

EXECUTED AS A DEED                                )
  by WARBURG, PINCUS                              )  ROBERTO ITALIA for and on behalf of
  VENTURES, L.P.                                  )  Dominic Shorthouse
  by                                              )  Member
                                                  )

Witness' signature   MATHEW F. HERMAN
Witness' name        Mathew F. Herman
Witness' address     64 Holland Park London W11
Witness' occupation  Attorney

We agree and accept the terms of this undertaking.

GERALD THAMES
For Global TeleSystems Group, Inc.

                                   SCHEDULE 1

     The following represents our shareholding in Esprit:

    COLUMN 1           COLUMN 2         COLUMN 3      COLUMN 4         COLUMN 5
    --------           --------         --------      --------         --------
                                                                       NUMBER OF
                                                                    ORDINARY SHARES
                                                                  SUBJECT TO OPTIONS,
                                        NUMBER OF     NUMBER OF  WARRANTS OR RIGHTS TO
REGISTERED HOLDER  BENEFICIAL OWNER  ORDINARY SHARES    ADSS     ACQUIRE OR SUBSCRIBE
-----------------  ----------------  ---------------  ---------  ---------------------
Warburg, Pincus    Investors in the    15,442,150        nil              nil
Ventures, L.P.     relevant Warburg
                   Pincus funds

                                   SCHEDULE 2

     The Shareholder agrees not to transfer or dispose of any of its Shares to any of the following persons or any of their respective affiliates:

     Viatel Inc.
     RSL Communications, Ltd.
     Colt Telecom Group plc
     Rupert Murdoch
     PLD Telekom Inc.
     Belgacom S.A.
     Com Belga
     Systema
     WorldPort Communications, Inc.
     Deutsche Telekom A.G.
     France Telecom
     British Telecommunications plc
     Telecom Italia SpA
     Telia AB
     Koninklijke KPN NV
     Telefonica de Spana, S.A.
     ATT Corp.
     MCI Worldcom Inc
     Sprint Corp.
     Global One
     Qwest Communications International Inc.
     Cable & Wireless Communications plc.
     Energis plc
     Equant NV
     Global Crossing Ltd.
     Metromedia Fiber Network Inc.
     Teleglobe Inc.

                                                                         ANNEX I

                            IRREVOCABLE UNDERTAKING

                                       BY

                                SIR ROBIN BIGGAM

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: Sir Robin Biggam
      Streatley House
      Streatley
      Bedfordshire LU3 3PS
      United Kingdom

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     I refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) "Options" means the options to subscribe ordinary shares of 1p each in Esprit held by me shown in Schedule 1; and

          (C) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     I irrevocably consent to the issue of the Press Announcement incorporating references to me and to this undertaking subject to any amendments which may be agreed between GTS and Esprit or Esprit's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to this undertaking, substantially similar to those references contained in the Press Announcement. I understand that this irrevocable undertaking will be made available for public inspection.

4. DIRECTOR'S UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake to GTS as follows:

          (A) to the extent that my Options may be exercisable and I exercise my Options, I shall accept the Offer in accordance with its terms in respect of all my resulting Esprit Shares and shall forward or procure that there is forwarded, with such acceptance, the certificates or other documents of title in respect of my Esprit Shares in accordance with the terms of the Offer;

          (B) save as required by paragraph 4(A), and save with the prior written consent of GTS (not to be unreasonably withheld or delayed) I shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of my Options or any interest in any of my Options;

          (C) otherwise than pursuant to the exercise of my Options I shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (D) I shall procure that, save pursuant to this undertaking, unless and until the date the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of my Options or any interest therein or which might in any way restrict the disposal of my Options or any of them and no other offer shall be accepted in respect of my Options or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (E) I shall not, prior to the issue of the Press Announcement, without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, I shall where practicable advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (F) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, I shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to my fiduciary duties as a director of Esprit), engaging in directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any material part of the shares or business undertaking or assets of Esprit or any of its subsidiaries or in each case any interest therein (each "an Esprit Transaction");

          (G) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, I shall, so far as is consistent with my fiduciary duties as a director of Esprit and my duties under the City Code, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with my or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (H) I am not currently in discussion with any person (other than GTS) in relation to any Esprit Transaction;

          (I) I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing:

             (1) will provide all reasonable assistance to GTS as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

             (2) will cooperate with GTS in seeking any extension of the Initial Offer Period pursuant to paragraph 7(G) of the Shareholders' Undertakings and otherwise will agree to any extension of time limits in the City Code which GTS requests (unless it is acting unreasonably) and which the Panel approves; and

             (3) will use all my reasonable efforts to provide for GTS all necessary information regarding Esprit and its subsidiaries and my interests in the share capital of Esprit and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

             (4) in so far as I am involved in the management of Esprit, I will make myself available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit including participation in meetings with investors and shareholders;

          (J) I will join with the other directors of Esprit in making in the Offer Document a statement of responsibility in the terms or to the effect required by the City Code (subject to any variation agreed by the Panel) or by any applicable law or regulation;

          (K) so far as is consistent with my duties or obligations under the City Code and with my fiduciary duties as a director of Esprit I will (together with the other directors of Esprit) recommend to all the shareholders in Esprit that they should accept the Offer and will agree to a statement substantially in the terms set out in the paragraph headed "Recommendation" in the Press Announcement being included in the Offer Document;

          (L) I will, on the Offer becoming unconditional (so far as is consistent with my fiduciary duties as a director of Esprit) join with the other members of the board of Esprit in appointing any persons nominated by GTS to the board of Esprit and its subsidiaries and in approving alternate directors nominated by such newly appointed directors;

          (M) I shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn or transfer, dispose of grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares; and

          (N) in so far as I hold Options, I confirm that it is my current intention, subject to my receiving satisfactory tax advice (and to the extent that I have not then exercised my Options), to accept the Rollover Offer in respect of my remaining Options.

5. DIRECTOR'S FURTHER UNDERTAKINGS

     5.1  I hereby further undertake to GTS as follows:

          (A) there are no ordinary shares in Esprit registered in my name or beneficially owned, or managed and controlled by me, or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in
     Schedule 1;

          (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of my Options or any interest therein and have (and, upon the Rollover Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Rollover Offer in respect of my Options;

          (C) save for any regular emoluments and expenses payable pursuant to my engagement as a director or employee of Esprit there is not outstanding any indebtedness or other liability (actual or contingent) (other than any claim for indemnity I may have under the articles of association of Esprit) owing by any member of the Esprit Group to me, nor is there any indebtedness owing to any member of the Esprit Group by me; and

          (D) save for the terms of my engagement as a director or employee of Esprit which have been disclosed in writing to GTS I have not entered into any agreement, undertaking, instrument or arrangement with any member of the Esprit Group.

     5.2 Save, in respect of paragraph 5.1(A), for any exercise of Options following which the resulting shares are assented to the Offer in accordance with paragraph 4(A) and further, in respect of paragraph 5.1(B) any regular emoluments and expenses referred to therein, I shall procure that (save as may be necessary to give effect to this undertaking) I shall not allow nor shall I do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above undertakings if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above undertakings inaccurate or misleading if they were so given.

6. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") I irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

7. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

8. MISCELLANEOUS

          (A) My undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this Undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. I agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

9. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;
     or

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Undertakings; or

          (E) I cease to be a director of Esprit.

10. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

SIGNED and DELIVERED
as a Deed by SIR ROBIN BIGGAM                                       DAVID OERTLE
                                              (as attorney for Sir Robin Biggam)

in the presence of:

Witness' signature:   J CHAMBERS
Witness' name:        J. Chambers
Witness' address:     20 Blackfriars Lane, London EC4V 6HB
Witness' occupation:  Solicitor

We agree and accept the terms of this undertaking.

GERALD THAMES
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents my shares subject to options, warrants or rights to acquire or subscribe in Esprit:

          Number of Ordinary Shares subject to options, warrants or rights to acquire or subscribe nil

                                                                         ANNEX J

                            IRREVOCABLE UNDERTAKING

                                       BY

                                JOHN MCMONIGALL

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: John McMonigall
      "Murrell"
      Totters Lane
      Murrell Green
      Hook
      Hampshire RG27 8HX

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     I refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) "Options" means the options to subscribe ordinary shares of 1p each in Esprit held by me shown in Schedule 1; and

          (C) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     I irrevocably consent to the issue of the Press Announcement incorporating references to me and to this undertaking subject to any amendments which may be agreed between GTS and Esprit or Esprit's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to this undertaking, substantially similar to those references contained in the Press Announcement. I understand that this irrevocable undertaking will be made available for public inspection.

4. DIRECTOR'S UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake to GTS as follows:

          (A) to the extent that my Options may be exercisable and I exercise my Options, I shall accept the Offer in accordance with its terms in respect of all my resulting Esprit Shares and shall forward or procure that there is forwarded, with such acceptance, the certificates or other documents of title in respect of my Esprit Shares in accordance with the terms of the Offer;

          (B) save as required by paragraph 4(A), and save with the prior written consent of GTS (not to be unreasonably withheld or delayed) I shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of my Options or any interest in any of my Options;

          (C) otherwise than pursuant to the exercise of my Options I shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (D) I shall procure that, save pursuant to this undertaking, unless and until the date the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of my Options or any interest therein or which might in any way restrict the disposal of my Options or any of them and no other offer shall be accepted in respect of my Options or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (E) I shall not, prior to the issue of the Press Announcement, without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, I shall where practicable advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (F) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, I shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to my fiduciary duties as a director of Esprit), engaging in directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any material part of the shares or business undertaking or assets of Esprit or any of its subsidiaries or in each case any interest therein save for any transaction specifically permitted by paragraph 4(D) of the Shareholders Undertaking given by Apax Funds Nominees Limited (each "an Esprit Transaction");

          (G) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, I shall, so far as is consistent with my fiduciary duties as a director of Esprit and my duties under the City Code, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with my or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (H) I am not currently in discussion with any person (other than GTS) in relation to any Esprit Transaction;

          (I) I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing:

             (1) will provide all reasonable assistance to GTS as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

             (2) will cooperate with GTS in seeking any extension of the Initial Offer Period pursuant to paragraph 7(G) of the Shareholders' Undertakings and otherwise will agree to any extension of time limits in the City Code which GTS requests (unless it is acting unreasonably) and which the Panel approves; and

             (3) will use all my reasonable efforts to provide for GTS all necessary information regarding Esprit and its subsidiaries and my interests in the share capital of Esprit and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

             (4) in so far as I am involved in the management of Esprit, I will make myself available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit including participation in meetings with investors and shareholders;

          (J) I will join with the other directors of Esprit in making in the Offer Document a statement of responsibility in the terms or to the effect required by the City Code (subject to any variation agreed by the Panel) or by any applicable law or regulation;

          (K) so far as is consistent with my duties or obligations under the City Code and with my fiduciary duties as a director of Esprit I will (together with the other directors of Esprit) recommend to all the shareholders in Esprit that they should accept the Offer and will agree to a statement substantially in the terms set out in the paragraph headed "Recommendation" in the Press Announcement being included in the Offer Document;

          (L) I will, on the Offer becoming unconditional (so far as is consistent with my fiduciary duties as a director of Esprit) join with the other members of the board of Esprit in appointing any persons nominated by GTS to the board of Esprit and its subsidiaries and in approving alternate directors nominated by such newly appointed directors;

          (M) I shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn or transfer, dispose of grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares; and

          (N) in so far as I hold Options, I confirm that it is my current intention, subject to my receiving satisfactory tax advice (and to the extent that I have not then exercised my Options), to accept the Rollover Offer in respect of my remaining Options.

5. DIRECTOR'S FURTHER UNDERTAKINGS

     5.1  I hereby further undertake to GTS as follows:

          (A) there are no ordinary shares in Esprit registered in my name or beneficially owned, or managed and controlled by me, or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in
     Schedule 1;

          (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of my Options or any interest therein and have (and, upon the Rollover Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Rollover Offer in respect of my Options;

          (C) save for any regular emoluments and expenses payable pursuant to my engagement as a director or employee of Esprit there is not outstanding any indebtedness or other liability (actual or contingent) (other than any claim for indemnity I may have under the articles of association of Esprit) owing by any member of the Esprit Group to me, nor is there any indebtedness owing to any member of the Esprit Group by me; and

          (D) save for the terms of my engagement as a director or employee of Esprit which have been disclosed in writing to GTS I have not entered into any agreement, undertaking, instrument or arrangement with any member of the Esprit Group.

     5.2 Save, in respect of paragraph 5.1(A), for any exercise of Options following which the resulting shares are assented to the Offer in accordance with paragraph 4(A) and further, in respect of paragraph 5.1(B) any regular emoluments and expenses referred to therein, I shall procure that (save as may be necessary to give effect to this undertaking) I shall not allow nor shall I do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above undertakings if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above undertakings inaccurate or misleading if they were so given.

6. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") I irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

7. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

8. MISCELLANEOUS

          (A) My undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this Undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. I agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

9. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not has been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;
     or

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Undertakings; or

          (E) I cease to be a director of Esprit.

10. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

SIGNED and DELIVERED as a Deed by JOHN MCMONIGALL acting through his attorney, ANDREW BARRETT in the presence of:

Witness' signature:  TIMOTHY DRAKE
Witness' name:      Timothy Drake
Witness' address:    222 Grays Inn Road, London WC1X 8HJ
Witness' occupation: Solicitor

We agree and accept the terms of this undertaking.

GERALD THAMES
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents my shares subject to options, warrants or rights to acquire or subscribe in Esprit:

          Number of Ordinary Shares subject to options, warrants or rights to acquire or subscribe nil

                                                                         ANNEX K

                            IRREVOCABLE UNDERTAKING

                                       BY

                                  ROY MERRITT

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: Roy Merritt
      8a Moorhouse Road
      Notting Hill Gate
      London W2 5DJ
      United Kingdom

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     I refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) "Options" means the options to subscribe ordinary shares of 1p each in Esprit held by me shown in Schedule 1; and

          (C) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     I irrevocably consent to the issue of the Press Announcement incorporating references to me and to this undertaking subject to any amendments which may be agreed between GTS and Esprit or Esprit's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to this undertaking, substantially similar to those references contained in the Press Announcement. I understand that this irrevocable undertaking will be made available for public inspection.

4. DIRECTOR'S UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake to GTS as follows:

          (A) to the extent that my Options may be exercisable and I exercise my Options, I shall accept the Offer in accordance with its terms in respect of all my resulting Esprit Shares and shall forward or procure that there is forwarded, with such acceptance, the certificates or other documents of title in respect of my Esprit Shares in accordance with the terms of the Offer;

          (B) save as required by paragraph 4(A), and save with the prior written consent of GTS (not to be unreasonably withheld or delayed) I shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of my Options or any interest in any of my Options;

          (C) otherwise than pursuant to the exercise of my Options I shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (D) I shall procure that, save pursuant to this undertaking, unless and until the date the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of my Options or any interest therein or which might in any way restrict the disposal of my Options or any of them and no other offer shall be accepted in respect of my Options or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (E) I shall not, prior to the issue of the Press Announcement, without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, I shall where practicable advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (F) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, I shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to my fiduciary duties as a director of Esprit), engaging in directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any material part of the shares or business undertaking or assets of Esprit or any of its subsidiaries or in each case any interest therein (each "an Esprit Transaction");

          (G) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, I shall, so far as is consistent with my fiduciary duties as a director of Esprit and my duties under the City Code, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with my or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (H) I am not currently in discussion with any person (other than GTS) in relation to any Esprit Transaction;

          (I) I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing:

             (1) will provide all reasonable assistance to GTS as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

             (2) will cooperate with GTS in seeking any extension of the Initial Offer Period pursuant to paragraph 7(G) of the Shareholders' Undertakings and otherwise will agree to any extension of time limits in the City Code which GTS requests (unless it is acting unreasonably) and which the Panel approves; and

             (3) will use all my reasonable efforts to provide for GTS all necessary information regarding Esprit and its subsidiaries and my interests in the share capital of Esprit and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

             (4) in so far as I am involved in the management of Esprit, I will make myself available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit including participation in meetings with investors and shareholders;

          (J) I will join with the other directors of Esprit in making in the Offer Document a statement of responsibility in the terms or to the effect required by the City Code (subject to any variation agreed by the Panel) or by any applicable law or regulation;

          (K) so far as is consistent with my duties or obligations under the City Code and with my fiduciary duties as a director of Esprit I will (together with the other directors of Esprit) recommend to all the shareholders in Esprit that they should accept the Offer and will agree to a statement substantially in the terms set out in the paragraph headed "Recommendation" in the Press Announcement being included in the Offer Document;

          (L) I will, on the Offer becoming unconditional (so far as is consistent with my fiduciary duties as a director of Esprit) join with the other members of the board of Esprit in appointing any persons nominated by GTS to the board of Esprit and its subsidiaries and in approving alternate directors nominated by such newly appointed directors;

          (M) I shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn or transfer, dispose of grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares; and

          (N) in so far as I hold Options, I confirm that it is my current intention, subject to my receiving satisfactory tax advice (and to the extent that I have not then exercised my Options), to accept the Rollover Offer in respect of my remaining Options.

5. DIRECTOR'S FURTHER UNDERTAKINGS

     5.1  I hereby further undertake to GTS as follows:

          (A) there are no ordinary shares in Esprit registered in my name or beneficially owned, or managed and controlled by me, or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in
     Schedule 1;

          (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of my Options or any interest therein and have (and, upon the Rollover Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Rollover Offer in respect of my Options;

          (C) save for any regular emoluments and expenses payable pursuant to my engagement as a director or employee of Esprit there is not outstanding any indebtedness or other liability (actual or contingent) (other than any claim for indemnity I may have under the articles of association of Esprit) owing by any member of the Esprit Group to me, nor is there any indebtedness owing to any member of the Esprit Group by me; and

          (D) save for the terms of my engagement as a director or employee of Esprit which have been disclosed in writing to GTS I have not entered into any agreement, undertaking, instrument or arrangement with any member of the Esprit Group.

     5.2 Save, in respect of paragraph 5.1(A), for any exercise of Options following which the resulting shares are assented to the Offer in accordance with paragraph 4(A) and further, in respect of paragraph 5.1(B) any regular emoluments and expenses referred to therein, I shall procure that (save as may be necessary to give effect to this undertaking) I shall not allow nor shall I do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above undertakings if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above undertakings inaccurate or misleading if they were so given.

6. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") I irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

7. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

8. MISCELLANEOUS

          (A) My undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this Undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. I agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

9. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;
     or

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Undertakings; or

          (E) I cease to be a director of Esprit.

10. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

SIGNED and DELIVERED
as a Deed by ROY MERRITT                ROY MERRITT
in the presence of:

Witness' signature:   MICHAEL POTTER
Witness' name:        Michael Potter
Witness' address:     14 Connaught Square Flat 2 W2
Witness' occupation:  Executive

We agree and accept the terms of this undertaking.

GERALD THAMES
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents my shares subject to options, warrants or rights to acquire or subscribe in Esprit:

          Number of Ordinary Shares subject to options, warrants or rights to acquire or subscribe

          1,459,758 options

                                                                         ANNEX L

                            IRREVOCABLE UNDERTAKING

                                       BY

                                  DAVID OERTLE

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: David Oertle
      Pavillion Cottage
      Eastfield Lane
      Whitchurch-on-Thames
      Oxon RG8 8EJ
      United Kingdom

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     I refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) "Options" means the options to subscribe ordinary shares of 1p each in Esprit held by me shown in Schedule 1; and

          (C) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     I irrevocably consent to the issue of the Press Announcement incorporating references to me and to this undertaking subject to any amendments which may be agreed between GTS and Esprit or Esprit's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to this undertaking, substantially similar to those references contained in the Press Announcement. I understand that this irrevocable undertaking will be made available for public inspection.

4. DIRECTOR'S UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake to GTS as follows:

          (A) to the extent that my Options may be exercisable and I exercise my Options, I shall accept the Offer in accordance with its terms in respect of all my resulting Esprit Shares and shall forward or procure that there is forwarded, with such acceptance, the certificates or other documents of title in respect of my Esprit Shares in accordance with the terms of the Offer;

          (B) save as required by paragraph 4(A), and save with the prior written consent of GTS (not to be unreasonably withheld or delayed) I shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of my Options or any interest in any of my Options;

          (C) otherwise than pursuant to the exercise of my Options I shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (D) I shall procure that, save pursuant to this undertaking, unless and until the date the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of my Options or any interest therein or which might in any way restrict the disposal of my Options or any of them and no other offer shall be accepted in respect of my Options or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (E) I shall not, prior to the issue of the Press Announcement, without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, I shall where practicable advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (F) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, I shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to my fiduciary duties as a director of Esprit), engaging in directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any material part of the shares or business undertaking or assets of Esprit or any of its subsidiaries or in each case any interest therein (each "an Esprit Transaction");

          (G) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, I shall, so far as is consistent with my fiduciary duties as a director of Esprit and my duties under the City Code, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with my or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (H) I am not currently in discussion with any person (other than GTS) in relation to any Esprit Transaction;

          (I) I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing:

             (1) will provide all reasonable assistance to GTS as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

             (2) will cooperate with GTS in seeking any extension of the Initial Offer Period pursuant to paragraph 7(G) of the Shareholders' Undertakings and otherwise will agree to any extension of time limits in the City Code which GTS requests (unless it is acting unreasonably) and which the Panel approves; and

             (3) will use all my reasonable efforts to provide for GTS all necessary information regarding Esprit and its subsidiaries and my interests in the share capital of Esprit and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

             (4) in so far as I am involved in the management of Esprit, I will make myself available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit including participation in meetings with investors and shareholders;

          (J) I will join with the other directors of Esprit in making in the Offer Document a statement of responsibility in the terms or to the effect required by the City Code (subject to any variation agreed by the Panel) or by any applicable law or regulation;

          (K) so far as is consistent with my duties or obligations under the City Code and with my fiduciary duties as a director of Esprit I will (together with the other directors of Esprit) recommend to all the shareholders in Esprit that they should accept the Offer and will agree to a statement substantially in the terms set out in the paragraph headed "Recommendation" in the Press Announcement being included in the Offer Document;

          (L) I will, on the Offer becoming unconditional (so far as is consistent with my fiduciary duties as a director of Esprit) join with the other members of the board of Esprit in appointing any persons nominated by GTS to the board of Esprit and its subsidiaries and in approving alternate directors nominated by such newly appointed directors;

          (M) I shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn or transfer, dispose of grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares; and

          (N) insofar as I hold Options, I confirm that it is my current intention, subject to my receiving satisfactory tax advice (and to the extent that I have not then exercised my Options), to accept the Rollover Offer in respect of my remaining Options.

5. DIRECTOR'S FURTHER UNDERTAKINGS

     5.1  I hereby further undertake to GTS as follows:

          (A) there are no ordinary shares in Esprit registered in my name or beneficially owned, or managed and controlled by me, or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in
     Schedule 1;

          (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of my Options or any interest therein and have (and, upon the Rollover Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Rollover Offer in respect of my Options;

          (C) save for any regular emoluments and expenses payable pursuant to my engagement as a director or employee of Esprit there is not outstanding any indebtedness or other liability (actual or contingent) (other than any claim for indemnity I may have under the articles of association of Esprit) owing by any member of the Esprit Group to me, nor is there any indebtedness owing to any member of the Esprit Group by me; and

          (D) save for the terms of my engagement as a director or employee of Esprit which have been disclosed in writing to GTS I have not entered into any agreement, undertaking, instrument or arrangement with any member of the Esprit Group.

     5.2 Save, in respect of paragraph 5.1(A), for any exercise of Options following which the resulting shares are assented to the Offer in accordance with paragraph 4(A) and further, in respect of paragraph 5.1(B) any regular emoluments and expenses referred to therein, I shall procure that (save as may be necessary to give effect to this undertaking) I shall not allow nor shall I do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above undertakings if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above undertakings inaccurate or misleading if they were so given.

6. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") I irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

7. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

8. MISCELLANEOUS

          (A) My undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this Undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. I agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

9. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;
     or

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Undertakings; or

          (E) I cease to be a director of Esprit.

10. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

SIGNED and DELIVERED
as a Deed by DAVID OERTLE                                           DAVID OERTLE
in the presence of:

Witness' signature:   J. CHAMBERS
Witness' name:        J. Chambers
Witness' address:     20 Blackfriars Lane, London EC4V 6HD
Witness' occupation:  Solicitor

We agree and accept the terms of this undertaking.

GERALD THAMES
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents my shares subject to options, warrants or rights to acquire or subscribe in Esprit:

          Number of Ordinary Shares subject to options, warrants or rights to acquire or subscribe

          3,172,762 options

                                                                         ANNEX M

                            IRREVOCABLE UNDERTAKING

                                       BY

                                 MICHAEL POTTER

TO:     GLOBAL TELESYSTEMS GROUP, INC.
        ("GTS")
        1751 PINNACLE DRIVE
        NORTH TOWER 12TH FLOOR
        MCLEAN VA 22102
        UNITED STATES OF AMERICA

FROM:  MICHAEL POTTER
       14 CONNAUGHT SQUARE
       LONDON W2
       UNITED KINGDOM

                                                                 8 DECEMBER 1998

DEAR SIRS,

1. THE OFFER

     I refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) "Options" means the options to subscribe ordinary shares of 1p each in Esprit held by me shown in Schedule 1; and

          (C) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     I irrevocably consent to the issue of the Press Announcement incorporating references to me and to this undertaking subject to any amendments which may be agreed between GTS and Esprit or Esprit's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to this undertaking, substantially similar to those references contained in the Press Announcement. I understand that this irrevocable undertaking will be made available for public inspection.

4. DIRECTOR'S UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake to GTS as follows:

          (A) to the extent that my Options may be exercisable and I exercise my Options, I shall accept the Offer in accordance with its terms in respect of all my resulting Esprit Shares and shall forward or procure that there is forwarded, with such acceptance, the certificates or other documents of title in respect of my Esprit Shares in accordance with the terms of the Offer;

          (B) save as required by paragraph 4(A), and save with the prior written consent of GTS (not to be unreasonably withheld or delayed) I shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of my Options or any interest in any of my Options;

          (C) otherwise than pursuant to the exercise of my Options I shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (D) I shall procure that, save pursuant to this undertaking, unless and until the date the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of my Options or any interest therein or which might in any way restrict the disposal of my Options or any of them and no other offer shall be accepted in respect of my Options or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (E) I shall not, prior to the issue of the Press Announcement, without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, I shall where practicable advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (F) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, I shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to my fiduciary duties as a director of Esprit), engaging in directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any material part of the shares or business undertaking or assets of Esprit or any of its subsidiaries or in each case any interest therein (each "an Esprit Transaction");

          (G) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, I shall, so far as is consistent with my fiduciary duties as a director of Esprit and my duties under the City Code, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with my or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (H) I am not currently in discussion with any person (other than GTS) in relation to any Esprit Transaction;

          (I) I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing:

             (1) will provide all reasonable assistance to GTS as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

             (2) will cooperate with GTS in seeking any extension of the Initial Offer Period pursuant to paragraph 7(G) of the Shareholders' Undertakings and otherwise will agree to any extension of time limits in the City Code which GTS requests (unless it is acting unreasonably) and which the Panel approves; and

             (3) will use all my reasonable efforts to provide for GTS all necessary information regarding Esprit and its subsidiaries and my interests in the share capital of Esprit and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

             (4) in so far as I am involved in the management of Esprit, I will make myself available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit including participation in meetings with investors and shareholders;

          (J) I will join with the other directors of Esprit in making in the Offer Document a statement of responsibility in the terms or to the effect required by the City Code (subject to any variation agreed by the Panel) or by any applicable law or regulation;

          (K) so far as is consistent with my duties or obligations under the City Code and with my fiduciary duties as a director of Esprit I will (together with the other directors of Esprit) recommend to all the shareholders in Esprit that they should accept the Offer and will agree to a statement substantially in the terms set out in the paragraph headed "Recommendation" in the Press Announcement being included in the Offer Document;

          (L) I will, on the Offer becoming unconditional (so far as is consistent with my fiduciary duties as a director of Esprit) join with the other members of the board of Esprit in appointing any persons nominated by GTS to the board of Esprit and its subsidiaries and in approving alternate directors nominated by such newly appointed directors;

          (M) I shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn or transfer, dispose of grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares; and

          (N) insofar as I hold Options, I confirm that it is my current intention, subject to my receiving satisfactory tax advice (and to the extent that I have not then exercised my Options), to accept the Rollover Offer in respect of my remaining Options.

5. DIRECTOR'S FURTHER UNDERTAKINGS

     5.1  I hereby further undertake to GTS as follows:

          (A) there are no ordinary shares in Esprit registered in my name or beneficially owned, or managed and controlled by me, or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in
     Schedule 1;

          (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of my Options or any interest therein and have (and, upon the Rollover Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Rollover Offer in respect of my Options;

          (C) save for any regular emoluments and expenses payable pursuant to my engagement as a director or employee of Esprit there is not outstanding any indebtedness or other liability (actual or contingent) (other than any claim for indemnity I may have under the articles of association of Esprit) owing by any member of the Esprit Group to me, nor is there any indebtedness owing to any member of the Esprit Group by me; and

          (D) save for the terms of my engagement as a director or employee of Esprit which have been disclosed in writing to GTS I have not entered into any agreement, undertaking, instrument or arrangement with any member of the Esprit Group.

     5.2 Save, in respect of paragraph 5.1(A), for any exercise of Options following which the resulting shares are assented to the Offer in accordance with paragraph 4(A) and further, in respect of paragraph 5.1(B) any regular emoluments and expenses referred to therein, I shall procure that (save as may be necessary to give effect to this undertaking) I shall not allow nor shall I do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above undertakings if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above undertakings inaccurate or misleading if they were so given.

6. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") I irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

7. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

8. MISCELLANEOUS

          (A) My undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this Undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. I agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

9. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;
     or

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Undertakings; or

          (E) I cease to be a director of Esprit.

10. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

SIGNED and DELIVERED
as a Deed by MICHAEL POTTER                                       MICHAEL POTTER
in the presence of:

Witness' signature:   ROY MERRITT
Witness' name:        Roy Merritt
Witness' address:     8a Moorhouse Road, London W2 SDJ
Witness' occupation:  Company Director

We agree and accept the terms of this undertaking.

GERALD THAMES
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents my shares subject to options, warrants or rights to acquire or subscribe in Esprit:

          Number of Ordinary Shares subject to options, warrants or rights to acquire or subscribe

          653,312 options

                                                                         ANNEX N

                            IRREVOCABLE UNDERTAKING

                                       BY

                               DOMINIC SHORTHOUSE

To: Global TeleSystems Group, Inc.
    ("GTS")
    1751 Pinnacle Drive
    North Tower 12th Floor
    McLean VA 22102
    United States of America

From: Dominic Shorthouse
      Lake House
      Lake Road
      Virginia Water
      Surrey GU25 4QW
      United Kingdom

                                                                 8 December 1998

Dear Sirs,

1. THE OFFER

     I refer to the press announcement in the form of the draft attached hereto (the "Press Announcement") setting out the terms and conditions upon which Bear Stearns will, on behalf of GTS, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Esprit Telecom Group plc ("Esprit") excluding any such share capital owned by GTS or any subsidiary of GTS on the date that the Offer is made.

2. DEFINITIONS

     In this letter, unless the context otherwise requires:

          (A) "Offer":

             (1) means any offer or offers that may be made by or on behalf of GTS to acquire:

                (a) the whole of the share capital of Esprit in issue at the date on which the Offer is made (including any securities in Esprit attributable to or derived from such share capital, but excluding any such share capital owned on such date by GTS or any subsidiary of
           GTS); and

                (b) any share capital of Esprit allotted while the Offer remains open for acceptance or before such earlier date as GTS may determine whether pursuant to the exercise of conversion or subscription rights or otherwise; and

             (2) extends to any new, increased, extended or revised offer or offers by or on behalf of GTS, provided that in any such case the terms of such offer or offers are, in the opinion of Bear Stearns, with the agreement of Esprit's financial advisers appointed for the purposes of Rule 3 of the City Code provided such agreement is not unreasonably withheld or delayed (but without hereby creating any duty of care owed by Bear Stearns, except to GTS or by Esprit's financial advisers, except to Esprit) no less favourable to shareholders of Esprit than the terms set out in the Press Announcement or the Offer Document;

          (B) "Options" means the options to subscribe ordinary shares of 1p each in Esprit held by me shown in Schedule 1; and

          (C) save as referred to above words defined in the Press Announcement have the same meanings herein.

3. RELEASE OF PRESS ANNOUNCEMENT

     I irrevocably consent to the issue of the Press Announcement incorporating references to me and to this undertaking subject to any amendments which may be agreed between GTS and Esprit or Esprit's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to this undertaking, substantially similar to those references contained in the Press Announcement. I understand that this irrevocable undertaking will be made available for public inspection.

4. DIRECTOR'S UNDERTAKINGS

     In consideration of GTS agreeing to make the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake to GTS as follows:

          (A) to the extent that my Options may be exercisable and I exercise my Options, I shall accept the Offer in accordance with its terms in respect of all my resulting Esprit Shares and shall forward or procure that there is forwarded, with such acceptance, the certificates or other documents of title in respect of my Esprit Shares in accordance with the terms of the Offer;

          (B) save as required by paragraph 4(A), and save with the prior written consent of GTS (not to be unreasonably withheld or delayed) I shall not prior to the lapsing or withdrawal of the Offer, conditionally or unconditionally, sell, transfer, charge, pledge or grant any option over or otherwise dispose of or permit the sale or other disposition of all or any of my Options or any interest in any of my Options;

          (C) otherwise than pursuant to the exercise of my Options I shall not prior to the lapsing or withdrawal of the Offer without the prior written consent of GTS purchase or otherwise acquire any shares in Esprit or any interest therein or agree to do so whether conditionally or unconditionally;

          (D) I shall procure that, save pursuant to this undertaking, unless and until the date the Offer shall have lapsed or shall have been withdrawn, no other agreement or arrangement (including any undertaking) shall be entered into (other than with GTS) which could result in the disposal of, or the creation or existence of any encumbrance on, all or any of my Options or any interest therein or which might in any way restrict the disposal of my Options or any of them and no other offer shall be accepted in respect of my Options or any of them (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented);

          (E) I shall not, prior to the issue of the Press Announcement, without the prior written consent of GTS, disclose or announce to any person the fact that discussions or negotiations are taking or have taken place concerning the Offer save as (and then only to the extent) required by any law, the rules of NASDAQ or EASDAQ or the City Code or the Panel or pursuant to any enquiry by a governmental, official or regulatory body having jurisdiction provided that, in such circumstances, I shall where practicable advise GTS prior to any such disclosure or announcement so that GTS has an opportunity to seek to control the timing and manner of such disclosure;

          (F) at all times after the date hereof and until the Offer shall have lapsed or been withdrawn, I shall refrain from:

             (1) soliciting, procuring or initiating; or

             (2) (subject to my fiduciary duties as a director of Esprit), engaging in directly or indirectly, any discussions or negotiations with any third party, involving any other offer by any third party for all or any part of the issued share capital of Esprit or involving the acquisition outside the ordinary course of business (as carried on to the date hereof) of, or any business combination involving, Esprit or any of its subsidiaries or any material part of the shares or business undertaking or assets of Esprit or any of its subsidiaries or in each case any interest therein save for any transaction specifically permitted by paragraph 4(D) of the Shareholders Undertaking given by Warburg, Pincus Ventures, L.P. (each "an Esprit Transaction");

          (G) at all times from the date hereof until the Offer shall have lapsed or been withdrawn, I shall, so far as is consistent with my fiduciary duties as a director of Esprit and my duties under the City Code, refrain from:

             (1) (save as required by Rule 20.2 of the City Code in which case only that information strictly required to be provided shall be disclosed and only on the basis of an undertaking as to confidentiality substantially similar to that given by GTS) providing any information to any person in relation to, or facilitating or cooperating with in any way, any Esprit Transaction; or

             (2) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior consent of GTS provided that this shall not apply to any communications or discussions with my or Esprit's professional advisers who appreciate the need for requirements as to confidentiality in relation to the Offer or to communications or discussions limited to information set out in the Press Announcement or any other document or announcement published with the consent of GTS in connection with the Offer or otherwise in the public domain;

          (H) I am not currently in discussion with any person (other than GTS) in relation to any Esprit Transaction;

          (I) I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the posting of the Offer Document and, in particular, but without prejudice to the generality of the foregoing:

             (1) will provide all reasonable assistance to GTS as may be required to satisfy the pre-conditions to the posting of the Offer Document and the conditions of the Offer;

             (2) will cooperate with GTS in seeking any extension of the Initial Offer Period pursuant to paragraph 7(G) of the Shareholders' Undertakings and otherwise will agree to any extension of time limits in the City Code which GTS requests (unless it is acting unreasonably) and which the Panel approves; and

             (3) will use all my reasonable efforts to provide for GTS all necessary information regarding Esprit and its subsidiaries and my interests in the share capital of Esprit and options over such share capital which is required to be contained therein in order to comply with the requirements of the City Code, US Securities Law or any other applicable law or regulation;

             (4) in so far as I am involved in the management of Esprit, I will make myself available to the extent reasonably necessary to facilitate the successful completion of the Offer and (to the extent agreed) the refinancing or amendment of the existing financing facilities of Esprit including participation in meetings with investors and shareholders;

          (J) I will join with the other directors of Esprit in making in the Offer Document a statement of responsibility in the terms or to the effect required by the City Code (subject to any variation agreed by the Panel) or by any applicable law or regulation;

          (K) so far as is consistent with my duties or obligations under the City Code and with my fiduciary duties as a director of Esprit I will (together with the other directors of Esprit) recommend to all the shareholders in Esprit that they should accept the Offer and will agree to a statement substantially in the terms set out in the paragraph headed "Recommendation" in the Press Announcement being included in the Offer Document;

          (L) I will, on the Offer becoming unconditional (so far as is consistent with my fiduciary duties as a director of Esprit) join with the other members of the board of Esprit in appointing any persons nominated by GTS to the board of Esprit and its subsidiaries and in approving alternate directors nominated by such newly appointed directors;

          (M) I shall not prior to the date the Offer becomes wholly unconditional or lapses or is withdrawn or transfer, dispose of grant rights over or in any way charge, or otherwise deal in or enter into any agreement, arrangement or undertaking (conditional or unconditional) to transfer, dispose of grant rights over or in any way charge, or otherwise deal in any GTS Shares or any interest therein or any derivative referenced thereto or any security convertible into GTS Shares; and

          (N) insofar as I hold Options, I confirm that it is my current intention, subject to my receiving satisfactory tax advice (and to the extent that I have not then exercised my Options), to accept the Rollover Offer in respect of my remaining Options.

5. DIRECTOR'S FURTHER UNDERTAKINGS

     5.1  I hereby further undertake to GTS as follows:

          (A) there are no ordinary shares in Esprit registered in my name or beneficially owned, or managed and controlled by me, or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in Esprit or any interest therein save as specified in
     Schedule 1;

          (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of my Options or any interest therein and have (and, upon the Rollover Offer being made, will continue to have) all necessary authority to enter into this undertaking and accept or procure acceptance of the Rollover Offer in respect of my Options;

          (C) save for any regular emoluments and expenses payable pursuant to my engagement as a director or employee of Esprit there is not outstanding any indebtedness or other liability (actual or contingent) (other than any claim for indemnity I may have under the articles of association of Esprit) owing by any member of the Esprit Group to me, nor is there any indebtedness owing to any member of the Esprit Group by me; and

          (D) save for the terms of my engagement as a director or employee of Esprit which have been disclosed in writing to GTS I have not entered into any agreement, undertaking, instrument or arrangement with any member of the Esprit Group.

     5.2 Save, in respect of paragraph 5.1(A), for any exercise of Options following which the resulting shares are assented to the Offer in accordance with paragraph 4(A) and further, in respect of paragraph 5.1(B) any regular emoluments and expenses referred to therein, I shall procure that (save as may be necessary to give effect to this undertaking) I shall not allow nor shall I do or procure any act or omission before the date the Offer becomes wholly unconditional which would constitute a breach of any of the above undertakings if they were given at any and all times from the date hereof down to the date the Offer becomes wholly unconditional, or which would make any of the above undertakings inaccurate or misleading if they were so given.

6. LAW AND JURISDICTION

          (A) This undertaking is governed by, and construed in accordance with, English law.

          (B) In relation to any legal action or proceedings to enforce this undertaking or arising out of or in connection with this undertaking ("Proceedings") I irrevocably submit to the jurisdiction of the English courts and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

7. CONDITIONS

     Notwithstanding any other provision hereof, this irrevocable undertaking and GTS's obligation to make the Offer, are conditional upon:

          (A) the release of the Press Announcement at or before 9 a.m. on 8 December 1998; and

          (B) irrevocable undertakings, in a form acceptable to GTS, being received in respect of not less than 50.1 per cent. of the issued ordinary shares of Esprit prior to the release of the Press Announcement.

     If these conditions shall not have been satisfied by such time and date this irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

8. MISCELLANEOUS

          (A) My undertakings pursuant to paragraph 4 shall be irrevocable and, in the absence of fraud, shall not be capable of rescission or termination on the basis of any information subsequently disclosed by GTS or Esprit in any offer document, listing particulars or registration statement or for any other reason whatsoever including (without limitation) any failure by all or any of the directors of Esprit to recommend the Offer or to continue to recommend the Offer after the date of this Undertaking.

          (B) No failure or delay by GTS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. I agree that any breach of this Undertaking is likely to cause substantial harm to GTS and that money damages would not be a sufficient remedy for any breach of this Undertaking and that GTS will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Undertaking but shall be in addition to all other remedies available at law or equity.

9. LAPSING

     This irrevocable undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms, in the event that:

          (A) precondition (A) to the Offer set out in Paragraph 1 of Appendix 1 of the Press Announcement (relating to the Esprit Bonds) shall not have been satisfied or waived on or before 29 January 1999;

          (B) the Offer Document is not despatched on or before 15 April 1999;
     or

          (C) GTS announces that any of the pre-conditions of the Offer set out in Paragraph 1 of Appendix 1 to the Press Announcement has not been satisfied and that it has not been and will not be waived; or

          (D) the Offer is not declared wholly unconditional on or before the 60th day after the Offer Document is despatched or, if later, the date to which the Initial Offer Period is extended pursuant to paragraph 7(G) of the Shareholders' Undertakings; or

          (E) I cease to be a director of Esprit.

10. EXECUTION

     This undertaking may be executed in more than one part.

Yours faithfully,

SIGNED and DELIVERED
as a Deed by DOMINIC SHORTHOUSE                           ROBERTO ITALIA for and on behalf of
in the presence of:                                       DOMINIC SHORTHOUSE

Witness' signature:   MATHEW F. HERMAN
Witness' name:        Mathew F. Herman
Witness' address:     64 Holland Park London W11
Witness' occupation:  Attorney

We agree and accept the terms of this undertaking.

GERALD THAMES
For and on behalf of
GLOBAL TELESYSTEMS GROUP, INC.

                                   SCHEDULE 1

     The following represents my shares subject to options, warrants or rights to acquire or subscribe in Esprit:

          Number of Ordinary Shares subject to options, warrants or rights to acquire or subscribe nil

                                                                         ANNEX O

                  CERTAIN PROVISIONS OF THE COMPANIES ACT 1985
                                OF GREAT BRITAIN

                                   PART XIIIA
                                TAKEOVER OFFERS
428. TAKEOVERS OFFERS

     (1) In this Part of this Act "takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

     (2) In subsection (1) "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

     (3) The terms offered in relation to any shares shall for the purposes of his section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offers relates notwithstanding any variation permitted by subsection (4).

     (4) A variation is permitted by this subsection where --

          (a) The law of a country or territory outside the United Kingdom precludes an offer of consideration in the form of any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

          (b) the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

     (5) The reference is subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

     (6) In the application of subsection (5) to Scotland the words "and under seal" shall be omitted.

     (7) Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this Act to date of the offer shall accordingly be construed as references to the date on which the original offer was made.

     (8) In this Part of this Act "the offeror" means, subject to section 430D, the person making a takeover offer and "the company" means the company whose shares are the subject of the offer.

[429. RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

     (1) If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

     (2) If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

     (3) No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer; and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

     (4) Any notice under this section shall be given in the prescribed manner; and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

     (5) Where the offeror is a company (whether or not a company within the meaning of this Act) the statutory declaration shall be signed by a director.

     (6) Any person who fails to send a copy of a notice or a statutory declaration as required by subsection (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy or declaration, to a daily default fine.

     (7) If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that subsection.

     (8) When during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then, if --

          (a) the value of the consideration for which they are acquired or contracted to be acquired ("the acquisition consideration") does not at that time exceed the value of the consideration specified in the terms of the offer; or

          (b) those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a) above, no longer exceeds the value of the consideration specified in those terms, the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.

430. EFFECT OF NOTICE UNDER SECTION 429

     (1) The following provisions shall, subject to section 430C, have effect where a notice is given in respect of any shares under section 429.

     (2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

     (3) Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state --

          (a) that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

          (b) which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid;

        and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

     (4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares --

          (a) is not cash and the offeror is no longer able to provide it; or

          (b) was to have been provided by a third party who is no longer bound or able to provide it, the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

     (5) At the end of six weeks from the date of the notice the offeror shall forthwith --

          (a) send a copy of the notice to the company; and

          (b) pay or transfer to the company the consideration for the shares to which the notice relates.

     (6) If the shares to which the notice relates are registered the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

     (7) If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect; and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

     (8) Where the consideration referred to in paragraph (b) of subsection (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer or the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

     (9) Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

     (10) Any sum received by a company under paragraph (b) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

     (11) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

     (12) In relation to a company registered in Scotland, subsections (13) and
(14) shall apply in place of subsection (11).

     (13) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to and consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up --

          (a) the trust shall terminate;

          (b) the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

          (c) a sum representing --

             (i) the consideration so far as it is cash;

             (ii) the proceeds of any sale under paragraph (b) above; and

             (iii) any interest, dividend or other benefit that has accrued from the consideration,

        shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Accountant of Court.

     (14) Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1)(a) of that Act.

     (15) The expenses of any such enquiry as is mentioned in subsection (11) or
(13) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

430A. RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

     (1) If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted --

          (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

          (b) those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company, the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

     (2) If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted --

          (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

          (b) those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class,

        the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

     (3) Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

     (4) A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

     (5) Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

     (6) If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and for continued contravention, to a daily default fine.

     (7) If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that subsection.

430B. EFFECT OF REQUIREMENT UNDER SECTION 430A

     (1) The following provisions shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

     (2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

     (3) Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3) --

          (a) shall give particulars of the choice and of the rights conferred by this subsection; and

          (b) may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice;

        and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

     (4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares --

          (a) is not cash and the offeror is no longer able to provide it; or

          (b) was to have been provided by a third party who is no longer bound or able to provide it,

        the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.

430C. APPLICATIONS TO THE COURT

     (1) Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given --

          (a) order that the offeror shall not be entitled and bound to acquire the shares; or

          (b) specify terms of acquisition different from those of the offer.

     (2) If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

     (3) Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

     (4) No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers --

          (a) that the application was unnecessary, improper or vexatious; or

          (b) that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

     (5) Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorising him to give notices under that subsection if satisfied --

          (a) that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

          (b) that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

          (c) that the consideration offered is fair and reasonable; but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

430D. JOINT OFFERS

     (1) A takeover offer may be made by two or more persons jointly and in that event this Part of this Act has effect with the following modifications.

     (2) The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and, subject to the following provisions, the rights and obligations of the offeror under those sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

     (3) It shall be a sufficient compliance with any provisions of those sections requiring or authorising a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

     (4) In sections 428, 430(8) and 430(E) references to the offeror shall be construed as references to the joint offerors or any of them.

     (5) In section 430(6) and (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

     (6) In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

     (7) In Section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection
(3) or (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

430E. ASSOCIATES

     (1) The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part of this Act to the shares to which takeover offer relates.

     (2) Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection
(8)(a) or (b) of section 429 is satisfies as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

     (3) In section 430A(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

     (4) In this section "associate", in relation to an offeror means --

          (a) a nominee of the offeror;

          (b) a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

          (c) a body corporate in which the offeror is substantially interested; or

          (d) any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section 204(2)(a).

     (5) For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

     (6) For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if --

          (a) that body or its directors are accustomed to act in accordance with his directions or instructions; or

          (b) he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

     (7) Subsections (5) and (6) of section 204 shall apply to subsection (4)(d) above as they apply to that section and subsections (3) and (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

     (8) Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.

430F. CONVERTIBLE SECURITIES

     (1) For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

     (2) Subsection (1) shall not be construed as requiring any securities to be treated --

          (a) as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

          (b) as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation Similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation (the "Certificate") provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The Certificate and the Company's By-Laws further provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of the Company are covered under directors' and officers' liability insurance policies maintained by the Company.

ITEM 21. EXHIBITS

     (a) Exhibits.

     The following is a list of exhibits filed as a part of this registration statement.


  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
 1.1+++        --   Form of Dealer Manager Agreement between the Registrant and
                    Bear, Stearns & Co. Inc. ...................................
 2.1para.      --   Offer Agreement dated as of December 8, 1998 between the
                    Registrant and Esprit Telecom Telecom Group plc.............
 2.2para.      --   Irrevocable Undertaking by Walter Anderson dated as of
                    December 8, 1998............................................
 2.3para.      --   Irrevocable Undertaking by Apax Funds Nominees Limited dated as of December 8, 1998......................................
 2.3(a)para.   --   Amendment to the Irrevocable Undertaking by Apax Funds
                    Nominees Limited dated as of December 8, 1998, dated
                    December 12, 1998...........................................
 2.4para.      --   Irrevocable Undertaking by Gold & Appel Transfer S.A. dated as of December 8, 1998......................................
 2.5para.      --   Irrevocable Undertaking by Warburg, Pincus Ventures, L.P.
                    dated as of December 8, 1998................................
 2.6para.      --   Irrevocable Undertaking by Sir Robin Biggam dated as of
                    December 8, 1998............................................
 2.7para.      --   Irrevocable Undertaking by John McMonigall dated as of
                    December 8, 1998............................................
 2.8para.      --   Irrevocable Undertaking by Roy Merritt dated as of December
                    8, 1998.....................................................
 2.9para.      --   Irrevocable Undertaking by David Oertle dated as of December
                    8, 1998.....................................................
 2.10para.     --   Irrevocable Undertaking by Michael Potter dated as of
                    December 8, 1998............................................
 2.11para.     --   Irrevocable Undertaking by Dominic Shorthouse dated as of
                    December 8, 1998............................................
 3.1**         --   Certificate of Incorporation of SFMT, Inc. .................
 3.2**         --   Certificate of Correction to the Certificate of
                    Incorporation of SFMT, Inc., filed with the Delaware
                    Secretary of State on October 8, 1993.......................
 3.3**         --   Certificate of Ownership and Merger Merging San
                    Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed with the Delaware Secretary of State on November 3, 1993.........
 3.4**         --   Certificate of Amendment to the Certificate of Incorporation
                    of SFMT, Inc., filed with the Delaware Secretary of State on
                    January 12, 1995 ...........................................
 3.5**         --   Certificate of Amendment to the Certificate of Incorporation
                    of SFMT, Inc., filed with the Delaware Secretary of State on
                    February 22, 1995 ..........................................
 3.6**         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc., filed with the Delaware
                    Secretary of State on October 16, 1996......................
 3.7**         --   By-laws of SFMT, Inc. ......................................
 3.8**         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc., filed with the Delaware
                    Secretary of State on December 1, 1997......................
 3.9**         --   Form of Amended and Restated By-laws of Global TeleSystems
                    Group, Inc. (supersedes By-laws of SFMT, Inc. filed as
                    Exhibit 3.7)................................................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
 3.10+         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc. filed with the Delaware
                    Secretary of State on January 29, 1998......................
 3.11+         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc. filed with the Delaware
                    Secretary of State on February 9, 1998......................
 3.12+         --   Certificate of Designation of the Series A Preferred Stock
                    of the Company..............................................
 4.1**         --   Form of Specimen Stock Certificate for Common Stock of the
                    Registrant .................................................
 4.2**         --   Indenture dated as of July 14, 1997 between the Company and
                    The Bank of New York (including the form of Senior
                    Subordinated Convertible Bond due 2000 as an exhibit
                    thereto) ...................................................
 4.3**         --   Registration Rights Agreement, dated as of July 14, 1997,
                    between Global TeleSystems Group, Inc. and UBS Securities
                    LLC. .......................................................
 4.4**         --   Indenture dated as of August 19, 1997 between Hermes Europe
                    Railtel B.V. and The Bank of New York (including the form of
                    11 1/2% Senior Note due 2007 as an exhibit thereto) ........
 4.5**         --   Registration Rights Agreement dated as of August 19, 1997
                    between Hermes Europe Railtel B.V. and Donaldson, Lufkin &
                    Jenrette Securities Corporation, UBS Securities LLC, and
                    Lehman Brothers, Inc. ......................................
 4.6**         --   Form of Rights Agreement between Global TeleSystems Group,
                    Inc. and The Bank of New York, as Rights Agent..............
 4.7+          --   Indenture dated as of February 10, 1998 between Global
                    TeleSystems Group, Inc. and The Bank of New York (including the form of 9 7/8% Senior Notes due 2005 as an exhibit
                    thereto)....................................................
 4.8++         --   Indenture dated as of July 8, 1998 between Global
                    TeleSystems Group, Inc. and The Bank of New York relating to the Company's 5 3/4% Convertible Senior Debentures due
                    2010........................................................
 4.9para.      --   Registration Rights Agreement dated as of December 8, 1998 by and among the Registrant, Apax Funds Nominees Limited and
                    Warburg, Pincus Ventures, L.P...............................
 5.1+++        --   Opinion of Shearman & Sterling respecting the Securities
                    registered hereby...........................................
10.1**         --   Senior Note Purchase Agreement, dated as of January 19,
                    1996, among Global TeleSystems Group, Inc., The Open Society
                    Institute and Chatterjee Fund Management, L.P. .............
10.1(a)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated June 6, 1996..........................................
10.1(b)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated June 6, 1996..........................................
10.1(c)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated July 23, 1996.........................................
10.1(d)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated September 16, 1996 ...................................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.1(e)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated July 11, 1997.........................................
10.1(f)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated July 29, 1997.........................................
10.1(g)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated September 29, 1997....................................
10.2**         --   Registration Rights Letter Agreement, dated as of January
                    19, 1996, among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P. .....
10.3**         --   Warrant Agreement, dated as of January 19, 1996, among
                    Global TeleSystems Group, Inc., The Open Society Institute
                    and Chatterjee Fund Management, L.P. .......................
10.4**         --   Joint Venture Letter Agreement, dated January 19, 1996,
                    among Global TeleSystems Group, Inc., The Open Society
                    Institute and Chatterjee Fund Management, L.P. .............
10.5           --   Intentionally Omitted
10.6**         --   Registration Rights Letter Agreement, dated June 6, 1996,
                    among the Company, The Open Society Institute, Winston
                    Partners II LDC and Winston Partners II LLC.................
10.7**         --   Warrant Agreement, dated as of June 6, 1996, between Global
                    TeleSystems Group, Inc., The Open Society Institute, Winston
                    Partners II LDC and Winston Partners II LLC.................
10.8**         --   Senior Note Purchase Agreement, dated as of February 2,
                    1996, between Global TeleSystems Group, Inc. and Emerging
                    Markets Growth Fund, Inc. ..................................
10.8(a)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated June 6, 1996 (see
                    Exhibit No. 10.1(b))........................................
10.8(b)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated June 6, 1996......
10.8(c)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated July 25, 1996.....
10.8(d)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated September 10,
                    1996........................................................
10.8(e)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated September 16,
                    1996........................................................
10.8(f)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated December 30,
                    1996........................................................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.8(g)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated May 13, 1997......
10.8(h)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated June 20, 1997.....
10.8(i)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated July 11, 1997.....
10.8(j)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated July 21, 1997.....
10.8(k)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated August 14, 1997...
10.8(l)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated September 29,
                    1997........................................................
10.9**         --   Registration Rights Letter Agreement, dated as February 2,
                    1996, between Global TeleSystems Group, Inc. and Emerging
                    Markets Growth Fund, Inc. ..................................
10.10**        --   Warrant Agreement, dated as of February 2, 1996, between
                    Global TeleSystems Group, Inc. and Emerging Markets Growth
                    Fund, Inc. .................................................
10.11          --   Intentionally Omitted
10.12**        --   Registration Rights Letter Agreement, dated as February 2,
                    1996, between Global TeleSystems Group, Inc. and Capital
                    International Emerging Markets Funds........................
10.13**        --   Warrant Agreement, dated as of February 2, 1996, between
                    Global TeleSystems Group, Inc. and Capital International
                    Emerging Markets Funds......................................
10.14+         --   Restated and Amended Global TeleSystems Group, Inc.
                    Non-Employee Directors' Stock Option Plan...................
10.15+         --   Restated and Amended GTS-Hermes, Inc. 1994 Stock Option
                    Plan........................................................
10.16**        --   Restricted Stock Grant letter, dated as of January 1,
                    1995........................................................
10.17**        --   Employment Agreement dated as of January 1995 between SFMT,
                    Inc. and Jan Loeber.........................................
10.18**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Louis Toth..................................
10.19**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Gerald W. Thames............................
10.20**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Raymond J. Marks............................
10.21**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Henry Radzikowski...........................
10.22**        --   SFMT, Inc. Equity Compensation Plan.........................
10.23**        --   Form of Non-Statutory Stock Option Agreement................
10.24+         --   Third Amended and Restated 1992 Stock Option Plan of Global
                    TeleSystems Group Inc. dated as of September 25, 1997.......

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.25**        --   GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                    Option Grant................................................
10.26**        --   Agreement on the Creation and Functions of the Joint Venture
                    of EDN Sovintel, dated June 18, 1990........................
10.27**        --   Stock Purchase Agreement among Global Telesystems Group,
                    Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                    Limited, and MTU-Inform, dated September 6, 1995............
10.28**        --   Certificate of Registration of Revised and Amended
                    Foundation Document in the State Registration of Commercial
                    Organizations, dated May 30, 1996...........................
10.29**        --   Agreement on the Creation and Functions of the Joint Venture
                    Sovam Teleport, dated May 26, 1992..........................
10.30**        --   Amended and Restated Joint Venture Agreement between GTS
                    Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and Erik
                    Jennes, dated July 6, 1995..................................
10.31**        --   Amended and Restated Shareholders' Agreement between HIT
                    Rail B.V., GTS-Hermes, Inc., Nationale Maatschappij Der
                    Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                    Hermes Europe Railtel B.V., dated July, 1997................
10.31(a)**     --   Shareholders' Agreement among the Hermes Europe Railtel,
                    B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB Swed
                    Carrier (incorporated by reference to Exhibit 10.1 to the
                    Hermes Europe Railtel B.V.'s Registration Statement on Form
                    S-4 (File No. 333-37719) filed on December 11, 1997)
                    (supersedes the Amended and Restated Shareholders' Agreement incorporated by reference as Exhibit 10.31 to this
                    Registration Statement).....................................
10.32**        --   Company Agreement between The Societe National de
                    Financement, GTS S.A.M. and The Principality of Monaco,
                    dated September 27, 1995....................................
10.33**        --   Joint Venture Agreement between SFMT-Hungaro Inc. and
                    Montana Holding Vagyonkezelo Kft., dated December 23,
                    1993........................................................
10.34**        --   Joint Venture and Shareholders' Agreement among Gerard
                    Aircraft Sales and Leasing Company, SFMT-Hungaro Inc., and
                    Microsystem Telecom Rt., dated August 5, 1994...............
10.35**        --   Agreement on the Establishment of Limited Liability Company
                    between SFMT-Czech, Inc. and B&H s.r.o., dated July 12,
                    1994........................................................
10.36**        --   Formation of the Equity Joint Venture between GTS and SSTIC, dated April 12, 1995........................................
10.37**        --   Contract to Establish the Sino-foreign Cooperative Joint
                    Venture Beijing Tianmu Satellite Communications Technology
                    Co., Ltd, amended, by and between China International Travel
                    Service Telecom Co., Ltd. and American China Investment
                    Corporation, dated March 27, 1996...........................
10.38**        --   Joint Venture Contract between GTS TransPacific Ventures
                    Limited and Shanghai Intelligence Engineering, Inc., dated
                    March 28, 1996..............................................
10.39**        --   Agreement between Global TeleSystems Group, Inc. and Cesia
                    S.A., dated June 21, 1997...................................
10.40**        --   Consulting Agreement between SFMT, Inc. and Alan B. Slifka, dated March 1, 1994.........................................
10.41**        --   Consulting Agreement between Global TeleSystems Group, Inc.
                    and Bernard J. McFadden, dated August 15, 1996..............
10.42**        --   Consulting Agreement between CESIA S.A. and Hermes Europe
                    Railtel B.V., dated June 20, 1997...........................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.43++        --   Master Agreement, dated June   , 1998 between Ebone Holding
                    Association, Ebone A/S, Hermes Europe Railtel Holdings B.V.
                    and Hermes Europe Railtel (Ireland) Limited.................
21.1+          --   List of Subsidiaries of the Registrant .....................
23.1+++        --   Consent of Shearman & Sterling (included in its opinion
                    delivered under Exhibit No. 5.1) ...........................
23.2*          --   Consent of Ernst & Young LLP, Independent Auditors .........
23.3*          --   Consent of Ernst & Young (CIS) Ltd., Independent Auditors...
23.4*          --   Consent of PricewaterhouseCoopers, Independent Auditors.....
23.5*          --   Consent of Price Waterhouse, Independent Auditors...........
23.6*          --   Consent of KPMG Deutsche Treuhand-Gesellschaft AG,
                    Independent Auditors........................................
24.1para.      --   Powers of Attorney (included on signature page to this
                    registration statement).....................................
27.1+          --   Financial Data Schedule extracted from 12/31/97 audited
                    financial statements........................................
27.2para.      --   Financial Data Schedule extracted from 9/30/98 unaudited
                    financial statements........................................
99.1*          --   Form of Proxy for voting GTS Common Stock...................
99.2+++        --   Form of Acceptance..........................................
99.3+++        --   Form of Letter of Transmittal...............................
99.4+++        --   Form of Notice of Guaranteed Delivery.......................
99.5+++        --   Form of Letter to Brokers...................................
99.6+++        --   Form of Letter to Clients...................................
99.7*          --   Supplemental Indenture, dated 12/23/98 of $230,000,000
                    11 1/2% Senior Notes due 2007, supplementing the indenture dated as of 12/18/97, among Esprit Telecom Group, PLC, as
                    Issuer, and The Bank of New York, as Trustee, Registrar and
                    Paying Agent................................................
99.8*          --   Supplemental Indenture, dated 12/23/98 of DM 150,000,000 11%
                    Senior Notes due 2008, supplementing the indenture dated as of 6/24/98, among Esprit Telecom Group, PLC, as Issuer and
                    The Bank of New York, as Trustee, Registrar and Paying
                    Agent.......................................................
99.9*          --   Supplemental Indenture, dated 12/23/98 of $150,000,000
                    10 7/8% Senior Notes due 2008, supplementing the indenture dated as of 6/24/98, among Esprit Telecom Group, PLC, as
                    Issuer, and The Bank of New York, as Trustee, Registrar and
                    Paying Agent................................................
99.10*         --   Supplemental Indenture, dated 12/23/98 of DM 125,000,000
                    11 1/2% Senior Notes due 2007, supplementing the indenture dated as of 12/18/97, among Esprit Telecom Group, PLC, as
                    Issuer, and The Bank of New York, as Trustee, Registrar and
                    Paying Agent................................................


---------------

  * Filed herewith.

 ** Incorporated by reference to the corresponding exhibit to the Company's
    Registration Statement on Form S-1 (File No. 333-36555) filed on September 26, 1997.

  + Incorporated by reference to the corresponding exhibit to the Company's
    Annual Report on Form 10-K for the year ended December 31, 1997.

 ++ Incorporated by reference to the corresponding exhibit to the Company's
    Registration Statement on Form S-1 (File No. 333-52733) filed on May 14,
    1998.

+++ To be filed by amendment.

  para. Previously filed.

(b) Financial Statements and Schedules:

     (1) Financial Statements

          The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

     (2) Schedules

          Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

(c) Reports, Opinions and Appraisals

     Omitted because they are included as annexes to the Offering Circular/Proxy Statement/Prospectus mailed to Shareholders.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item
20 -- Indemnification of Directors and Officers" hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



          (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



          (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the forms of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in forms of prospectus filed by the registrant pursuant to Rule 424 (b) (I) or
     (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



          (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (7) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.



          (8) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (9) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on this 20th day of January, 1999.


                                            GLOBAL TELESYSTEMS GROUP, INC.


                                            By:   /s/ WILLIAM H. SEIPPEL

                                              ----------------------------------

                                                Name: William H. Seippel


                                                Title: Executive Vice President


                                                       and Chief Financial
                                                       Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of January, 1999.



                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

                          *                              President, Chief Executive      January 20, 1999
-----------------------------------------------------      Officer and Director
                  Gerald W. Thames                         (principal executive
                                                           officer)

               /s/ WILLIAM H. SEIPPEL                    Executive Vice President of     January 20, 1999
-----------------------------------------------------      Finance and Chief Financial
                 William H. Seippel                        Officer (principal financial
                                                           and accounting officer)

                          *                              Chairman of the Board of        January 20, 1999
-----------------------------------------------------      Directors
                   Alan B. Slifka

                                                         Director                        January 20, 1999
-----------------------------------------------------
                   Michael Greeley

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                  Bernard McFadden

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                 Steward J. Paperin

                                                         Director                        January 20, 1999
-----------------------------------------------------
                    W. James Peet

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                    Jean Salmona

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                     Joel Schatz

                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                    Adam Solomon

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                      David Dey

                          *                              Director                        January 20, 1999
-----------------------------------------------------
                    Roger W. Hale

                                                         Director                        January 20, 1999
-----------------------------------------------------
                    Robert Amman

             By: /s/ WILLIAM H. SEIPPEL                                                  January 20, 1999
  -------------------------------------------------
                 William H. Seippel
                  Attorney-in-Fact
                  for the Directors

                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
 1.1+++        --   Form of Dealer Manager Agreement between the Registrant and
                    Bear, Stearns & Co. Inc. ...................................
 2.1para.      --   Offer Agreement dated as of December 8, 1998 between the
                    Registrant and Esprit Telecom Telecom Group plc.............
 2.2para.      --   Irrevocable Undertaking by Walter Anderson dated as of
                    December 8, 1998............................................
 2.3para.      --   Irrevocable Undertaking by Apax Funds Nominees Limited dated as of December 8, 1998......................................
 2.3(a)para.   --   Amendment to the Irrevocable Undertaking by Apax Funds
                    Nominees Limited dated as of December 8, 1998, dated
                    December 12, 1998...........................................
 2.4para.      --   Irrevocable Undertaking by Gold & Appel Transfer S.A. dated as of December 8, 1998......................................
 2.5para.      --   Irrevocable Undertaking by Warburg, Pincus Ventures, L.P.
                    dated as of December 8, 1998................................
 2.6para.      --   Irrevocable Undertaking by Sir Robin Biggam dated as of
                    December 8, 1998............................................
 2.7para.      --   Irrevocable Undertaking by John McMonigall dated as of
                    December 8, 1998............................................
 2.8para.      --   Irrevocable Undertaking by Roy Merritt dated as of December
                    8, 1998.....................................................
 2.9para.      --   Irrevocable Undertaking by David Oertle dated as of December
                    8, 1998.....................................................
 2.10para.     --   Irrevocable Undertaking by Michael Potter dated as of
                    December 8, 1998............................................
 2.11para.     --   Irrevocable Undertaking by Dominic Shorthouse dated as of
                    December 8, 1998............................................
 3.1**         --   Certificate of Incorporation of SFMT, Inc. .................
 3.2**         --   Certificate of Correction to the Certificate of
                    Incorporation of SFMT, Inc., filed with the Delaware
                    Secretary of State on October 8, 1993.......................
 3.3**         --   Certificate of Ownership and Merger Merging San
                    Francisco/Moscow Teleport, Inc. into SFMT, Inc., filed with the Delaware Secretary of State on November 3, 1993.........
 3.4**         --   Certificate of Amendment to the Certificate of Incorporation
                    of SFMT, Inc., filed with the Delaware Secretary of State on
                    January 12, 1995 ...........................................
 3.5**         --   Certificate of Amendment to the Certificate of Incorporation
                    of SFMT, Inc., filed with the Delaware Secretary of State on
                    February 22, 1995 ..........................................
 3.6**         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc., filed with the Delaware
                    Secretary of State on October 16, 1996......................
 3.7**         --   By-laws of SFMT, Inc. ......................................
 3.8**         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc., filed with the Delaware
                    Secretary of State on December 1, 1997......................
 3.9**         --   Form of Amended and Restated By-laws of Global TeleSystems
                    Group, Inc. (supersedes By-laws of SFMT, Inc. filed as
                    Exhibit 3.7)................................................
 3.10+         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc. filed with the Delaware
                    Secretary of State on January 29, 1998......................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
 3.11+         --   Certificate of Amendment to the Certificate of Incorporation
                    of Global TeleSystems Group, Inc. filed with the Delaware
                    Secretary of State on February 9, 1998......................
 3.12+         --   Certificate of Designation of the Series A Preferred Stock
                    of the Company..............................................
 4.1**         --   Form of Specimen Stock Certificate for Common Stock of the
                    Registrant .................................................
 4.2**         --   Indenture dated as of July 14, 1997 between the Company and
                    The Bank of New York (including the form of Senior
                    Subordinated Convertible Bond due 2000 as an exhibit
                    thereto) ...................................................
 4.3**         --   Registration Rights Agreement, dated as of July 14, 1997,
                    between Global TeleSystems Group, Inc. and UBS Securities
                    LLC. .......................................................
 4.4**         --   Indenture dated as of August 19, 1997 between Hermes Europe
                    Railtel B.V. and The Bank of New York (including the form of
                    11 1/2% Senior Note due 2007 as an exhibit thereto) ........
 4.5**         --   Registration Rights Agreement dated as of August 19, 1997
                    between Hermes Europe Railtel B.V. and Donaldson, Lufkin &
                    Jenrette Securities Corporation, UBS Securities LLC, and
                    Lehman Brothers, Inc. ......................................
 4.6**         --   Form of Rights Agreement between Global TeleSystems Group,
                    Inc. and The Bank of New York, as Rights Agent..............
 4.7+          --   Indenture dated as of February 10, 1998 between Global
                    TeleSystems Group, Inc. and The Bank of New York (including the form of 9 7/8% Senior Notes due 2005 as an exhibit
                    thereto)....................................................
 4.8++         --   Indenture dated as of July 8, 1998 between Global
                    TeleSystems Group, Inc. and The Bank of New York relating to the Company's 5 3/4% Convertible Senior Debentures due
                    2010........................................................
 4.9para.      --   Registration Rights Agreement dated as of December 8, 1998 by and among the Registrant, Apax Funds Nominees Limited and
                    Warburg, Pincus Ventures, L.P...............................
 5.1+++        --   Opinion of Shearman & Sterling respecting the Securities
                    registered hereby...........................................
10.1**         --   Senior Note Purchase Agreement, dated as of January 19,
                    1996, among Global TeleSystems Group, Inc., The Open Society
                    Institute and Chatterjee Fund Management, L.P. .............
10.1(a)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated June 6, 1996..........................................
10.1(b)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated June 6, 1996..........................................
10.1(c)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated July 23, 1996.........................................
10.1(d)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated September 16, 1996 ...................................
10.1(e)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated July 11, 1997.........................................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.1(f)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated July 29, 1997.........................................
10.1(g)**      --   Amendment to Senior Note Purchase Agreement dated January
                    19, 1996 among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P.,
                    dated September 29, 1997....................................
10.2**         --   Registration Rights Letter Agreement, dated as of January
                    19, 1996, among Global TeleSystems Group, Inc., The Open
                    Society Institute and Chatterjee Fund Management, L.P. .....
10.3**         --   Warrant Agreement, dated as of January 19, 1996, among
                    Global TeleSystems Group, Inc., The Open Society Institute
                    and Chatterjee Fund Management, L.P. .......................
10.4**         --   Joint Venture Letter Agreement, dated January 19, 1996,
                    among Global TeleSystems Group, Inc., The Open Society
                    Institute and Chatterjee Fund Management, L.P. .............
10.5           --   Intentionally Omitted
10.6**         --   Registration Rights Letter Agreement, dated June 6, 1996,
                    among the Company, The Open Society Institute, Winston
                    Partners II LDC and Winston Partners II LLC.................
10.7**         --   Warrant Agreement, dated as of June 6, 1996, between Global
                    TeleSystems Group, Inc., The Open Society Institute, Winston
                    Partners II LDC and Winston Partners II LLC.................
10.8**         --   Senior Note Purchase Agreement, dated as of February 2,
                    1996, between Global TeleSystems Group, Inc. and Emerging
                    Markets Growth Fund, Inc. ..................................
10.8(a)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated June 6, 1996 (see
                    Exhibit No. 10.1(b))........................................
10.8(b)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated June 6, 1996......
10.8(c)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated July 25, 1996.....
10.8(d)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated September 10,
                    1996........................................................
10.8(e)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated September 16,
                    1996........................................................
10.8(f)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated December 30,
                    1996........................................................
10.8(g)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated May 13, 1997......

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.8(h)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated June 20, 1997.....
10.8(i)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated July 11, 1997.....
10.8(j)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated July 21, 1997.....
10.8(k)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated August 14, 1997...
10.8(l)**      --   Amendment to Senior Note Purchase Agreement, dated as of
                    February 2, 1996, between Global TeleSystems Group, Inc. and
                    Emerging Markets Growth Fund, Inc., dated September 29,
                    1997........................................................
10.9**         --   Registration Rights Letter Agreement, dated as February 2,
                    1996, between Global TeleSystems Group, Inc. and Emerging
                    Markets Growth Fund, Inc. ..................................
10.10**        --   Warrant Agreement, dated as of February 2, 1996, between
                    Global TeleSystems Group, Inc. and Emerging Markets Growth
                    Fund, Inc. .................................................
10.11          --   Intentionally Omitted
10.12**        --   Registration Rights Letter Agreement, dated as February 2,
                    1996, between Global TeleSystems Group, Inc. and Capital
                    International Emerging Markets Funds........................
10.13**        --   Warrant Agreement, dated as of February 2, 1996, between
                    Global TeleSystems Group, Inc. and Capital International
                    Emerging Markets Funds......................................
10.14+         --   Restated and Amended Global TeleSystems Group, Inc.
                    Non-Employee Directors' Stock Option Plan...................
10.15+         --   Restated and Amended GTS-Hermes, Inc. 1994 Stock Option
                    Plan........................................................
10.16**        --   Restricted Stock Grant letter, dated as of January 1,
                    1995........................................................
10.17**        --   Employment Agreement dated as of January 1995 between SFMT,
                    Inc. and Jan Loeber.........................................
10.18**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Louis Toth..................................
10.19**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Gerald W. Thames............................
10.20**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Raymond J. Marks............................
10.21**        --   Employment Agreement dated as of April 1996 between GTS
                    Group, Inc. and Henry Radzikowski...........................
10.22**        --   SFMT, Inc. Equity Compensation Plan.........................
10.23**        --   Form of Non-Statutory Stock Option Agreement................
10.24+         --   Third Amended and Restated 1992 Stock Option Plan of Global
                    TeleSystems Group Inc. dated as of September 25, 1997.......
10.25**        --   GTS-Hermes 1994 Stock Option Grant, Non-Qualified Stock
                    Option Grant................................................
10.26**        --   Agreement on the Creation and Functions of the Joint Venture
                    of EDN Sovintel, dated June 18, 1990........................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
10.27**        --   Stock Purchase Agreement among Global Telesystems Group,
                    Inc, Kompaniya "Invest-Project," Swinton Limited, GTS-Vox
                    Limited, and MTU-Inform, dated September 6, 1995............
10.28**        --   Certificate of Registration of Revised and Amended
                    Foundation Document in the State Registration of Commercial
                    Organizations, dated May 30, 1996...........................
10.29**        --   Agreement on the Creation and Functions of the Joint Venture
                    Sovam Teleport, dated May 26, 1992..........................
10.30**        --   Amended and Restated Joint Venture Agreement between GTS
                    Cellular, Tricor B.V., Gerard Essing, Ivan Laska, and Erik
                    Jennes, dated July 6, 1995..................................
10.31**        --   Amended and Restated Shareholders' Agreement between HIT
                    Rail B.V., GTS-Hermes, Inc., Nationale Maatschappij Der
                    Belgische Spoorwegen, Teleport B.V., AB Swed Carrier, and
                    Hermes Europe Railtel B.V., dated July, 1997................
10.31(a)**     --   Shareholders' Agreement among the Hermes Europe Railtel,
                    B.V., GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB Swed
                    Carrier (incorporated by reference to Exhibit 10.1 to the
                    Hermes Europe Railtel B.V.'s Registration Statement on Form
                    S-4 (File No. 333-37719) filed on December 11, 1997)
                    (supersedes the Amended and Restated Shareholders' Agreement incorporated by reference as Exhibit 10.31 to this
                    Registration Statement).....................................
10.32**        --   Company Agreement between The Societe National de
                    Financement, GTS S.A.M. and The Principality of Monaco,
                    dated September 27, 1995....................................
10.33**        --   Joint Venture Agreement between SFMT-Hungaro Inc. and
                    Montana Holding Vagyonkezelo Kft., dated December 23,
                    1993........................................................
10.34**        --   Joint Venture and Shareholders' Agreement among Gerard
                    Aircraft Sales and Leasing Company, SFMT-Hungaro Inc., and
                    Microsystem Telecom Rt., dated August 5, 1994...............
10.35**        --   Agreement on the Establishment of Limited Liability Company
                    between SFMT-Czech, Inc. and B&H s.r.o., dated July 12,
                    1994........................................................
10.36**        --   Formation of the Equity Joint Venture between GTS and SSTIC, dated April 12, 1995........................................
10.37**        --   Contract to Establish the Sino-foreign Cooperative Joint
                    Venture Beijing Tianmu Satellite Communications Technology
                    Co., Ltd, amended, by and between China International Travel
                    Service Telecom Co., Ltd. and American China Investment
                    Corporation, dated March 27, 1996...........................
10.38**        --   Joint Venture Contract between GTS TransPacific Ventures
                    Limited and Shanghai Intelligence Engineering, Inc., dated
                    March 28, 1996..............................................
10.39**        --   Agreement between Global TeleSystems Group, Inc. and Cesia
                    S.A., dated June 21, 1997...................................
10.40**        --   Consulting Agreement between SFMT, Inc. and Alan B. Slifka, dated March 1, 1994.........................................
10.41**        --   Consulting Agreement between Global TeleSystems Group, Inc.
                    and Bernard J. McFadden, dated August 15, 1996..............
10.42**        --   Consulting Agreement between CESIA S.A. and Hermes Europe
                    Railtel B.V., dated June 20, 1997...........................
10.43++        --   Master Agreement, dated June   , 1998 between Ebone Holding
                    Association, Ebone A/S, Hermes Europe Railtel Holdings B.V.
                    and Hermes Europe Railtel (Ireland) Limited.................

  EXHIBIT
   NUMBER                                   DESCRIPTION
  -------                                   -----------
21.1+          --   List of Subsidiaries of the Registrant .....................
23.1+++        --   Consent of Shearman & Sterling (included in its opinion
                    delivered under Exhibit No. 5.1) ...........................
23.2*          --   Consent of Ernst & Young LLP, Independent Auditors .........
23.3*          --   Consent of Ernst & Young (CIS) Ltd., Independent Auditors...
23.4*          --   Consent of PricewaterhouseCoopers, Independent Auditors.....
23.5*          --   Consent of Price Waterhouse, Independent Auditors...........
23.6*          --   Consent of KPMG Deutsche Treuhand-Gesellschaft AG,
                    Independent Auditors........................................
24.1para.      --   Powers of Attorney (included on signature page to this
                    registration statement).....................................
27.1+          --   Financial Data Schedule extracted from 12/31/97 audited
                    financial statements........................................
27.2para.      --   Financial Data Schedule extracted from 9/30/98 unaudited
                    financial statements........................................
99.1*          --   Form of Proxy for voting GTS Common Stock...................
99.2+++        --   Form of Acceptance..........................................
99.3+++        --   Form of Letter of Transmittal...............................
99.4+++        --   Form of Notice of Guaranteed Delivery.......................
99.5+++        --   Form of Letter to Brokers...................................
99.6+++        --   Form of Letter to Clients...................................
99.7*          --   Supplemental Indenture, dated 12/23/98 of $230,000,000
                    11 1/2% Senior Notes due 2007, supplementing the indenture dated as of 12/18/97, among Esprit Telecom Group, PLC, as
                    Issuer, and The Bank of New York, as Trustee, Registrar and
                    Paying Agent................................................
99.8*          --   Supplemental Indenture, dated 12/23/98 of DM 150,000,000 11%
                    Senior Notes due 2008, supplementing the indenture dated as of 6/24/98, among Esprit Telecom Group, PLC, as Issuer and
                    The Bank of New York, as Trustee, Registrar and Paying
                    Agent.......................................................
99.9*          --   Supplemental Indenture, dated 12/23/98 of $150,000,000
                    10 7/8% Senior Notes due 2008, supplementing the indenture dated as of 6/24/98, among Esprit Telecom Group, PLC, as
                    Issuer, and The Bank of New York, as Trustee, Registrar and
                    Paying Agent................................................
99.10*         --   Supplemental Indenture, dated 12/23/98 of DM 125,000,000
                    11 1/2% Senior Notes due 2007, supplementing the indenture dated as of 12/18/97, among Esprit Telecom Group, PLC, as
                    Issuer, and The Bank of New York, as Trustee, Registrar and
                    Paying Agent................................................


---------------

  * Filed herewith.
 ** Incorporated by reference to the corresponding exhibit to the Company's
    Registration Statement on Form S-1 (File No. 333-36555) filed on September 26, 1997.
  + Incorporated by reference to the corresponding exhibit to the Company's
    Annual Report on Form 10-K for the year ended December 31, 1997.
 ++ Incorporated by reference to the corresponding exhibit to the Company's
    Registration Statement on Form S-1 (File No. 333-52733) filed on May 14,
    1998.
+++ To be filed by amendment.
  para. Previously filed.